                                                    Filed Pursuant to Rule 424B5
                                               Registration File No.: 333-121643

The information in this preliminary prospectus supplement is not complete and may be changed. Neither this preliminary prospectus supplement nor the accompanying prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

   THE INFORMATION IN THIS PRELIMINARY PROSPECTUS SUPPLEMENT MAY BE AMENDED OR
                         COMPLETED, DATED MARCH 22, 2005

                              PROSPECTUS SUPPLEMENT
                      (TO PROSPECTUS DATED MARCH 22, 2005)

                          $2,150,836,000 (APPROXIMATE)
                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                                    DEPOSITOR
                              BANK OF AMERICA, N.A.
                                 MASTER SERVICER
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-1

                              ---------------------

----------------------------  The Series 2005-1 Commercial Mortgage Pass-Through
                              Certificates will consist of the following
CONSIDER CAREFULLY THE        classes:
RISK FACTORS BEGINNING ON
PAGE S-24 IN THIS             o  senior certificates consisting of the Class
PROSPECTUS SUPPLEMENT AND        A-1, Class A-2, Class A-3, Class A-4, Class
PAGE 11 IN THE                   A-SB, Class A-5, Class A-1A, Class XC and Class
ACCOMPANYING PROSPECTUS.         XP Certificates;

Neither the certificates      o  junior certificates consisting of the Class
nor the underlying               A-J, Class B, Class C, Class D, Class E, Class
mortgage loans are               F, Class G, Class H, Class J, Class K, Class L,
insured or guaranteed by         Class M, Class N, Class O and Class P
any governmental agency.         Certificates;

The certificates will         o  the Class FM-A, Class FM-B, Class FM-C and
represent interests only         Class FM-D Certificates;
in the trust and will not
represent interests in or     o  the Class SM-A, Class SM-B, Class SM-C, Class
obligations of Banc of           SM-D, Class SM-E, Class SM-F, Class SM-G, Class
America Commercial               SM-H and Class SM-J Certificates;
Mortgage Inc. or any of
its affiliates, including     o  the Class LM Certificates;
Bank of America
Corporation.                  o  the Class V Certificates, representing the
                                 right to receive payments of excess interest
----------------------------     received with respect to the ARD Loans; and

o    the residual certificates, consisting of the Class R-I and Class R-II
     Certificates.

Only the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-5,
Class A-1A, Class A-J, Class XP, Class B, Class C and Class D Certificates are
offered hereby.

The trust's assets will consist primarily of 135 mortgage loans and other property described in this prospectus supplement and the accompanying prospectus. The mortgage loans are secured by first liens on commercial and multifamily properties. This prospectus supplement more fully describes the offered certificates, as well as the characteristics of the mortgage loans and the related mortgaged properties.

                              ---------------------

     Certain characteristics of the offered certificates include:

------------------------------------------------------------------------------------------------------------------------
                                                    APPROXIMATE
                           CERTIFICATE BALANCE        INITIAL
                               OR NOTIONAL          PASS-THROUGH       ASSUMED FINAL       RATINGS        RATED FINAL
                               AMOUNT AS OF          RATE AS OF         DISTRIBUTION        FITCH/       DISTRIBUTION
          CLASS              DELIVERY DATE(1)      DELIVERY DATE          DATE(2)           S&P(3)          DATE(4)
------------------------------------------------------------------------------------------------------------------------

 Class A-1(5) .........        $ 39,800,000               %          January 10, 2008      AAA/AAA    November 10, 2042
------------------------------------------------------------------------------------------------------------------------
 Class A-2(5) .........        $185,100,000               %          January 10, 2008      AAA/AAA    November 10, 2042
------------------------------------------------------------------------------------------------------------------------
 Class A-3(5) .........        $555,000,000               %           April 10, 2010       AAA/AAA    November 10, 2042
------------------------------------------------------------------------------------------------------------------------
 Class A-4(5) .........        $343,041,000%(6)        April 10, 2012       AAA/AAA    November 10, 2042
------------------------------------------------------------------------------------------------------------------------
 Class A-SB(5) ........        $132,125,000%(6)       October 10, 2014      AAA/AAA    November 10, 2042
------------------------------------------------------------------------------------------------------------------------
 Class A-5(5) .........        $383,422,000%(7)       January 10, 2015      AAA/AAA    November 10, 2042
------------------------------------------------------------------------------------------------------------------------
 Class A-1A(5) ........        $219,184,000%(7)       January 10, 2015      AAA/AAA    November 10, 2042
------------------------------------------------------------------------------------------------------------------------
 Class A-J ............        $168,352,000%(7)      February 10, 2015      AAA/AAA    November 10, 2042
------------------------------------------------------------------------------------------------------------------------
 Class XP .............         TBD(8)                    %(9)             N/A             AAA/AAA    November 10, 2042
------------------------------------------------------------------------------------------------------------------------
 Class B ..............        $ 60,955,000%(7)        March 10, 2015        AA/AA     November 10, 2042
------------------------------------------------------------------------------------------------------------------------
 Class C ..............        $ 20,318,000%(7)        March 10, 2015       AA-/AA-    November 10, 2042
------------------------------------------------------------------------------------------------------------------------
 Class D ..............        $ 43,539,000%(7)        March 10, 2015         A/A      November 10, 2042
------------------------------------------------------------------------------------------------------------------------

(Footnotes to table on page S-5)

     With respect to the offered certificates, Banc of America Securities LLC,
Bear, Stearns & Co. Inc. and Barclays Capital Inc. are acting as co-lead managers. Banc of America Securities LLC and Bear, Stearns & Co. Inc. are acting as joint bookrunners with respect to the Class A-2, Class A-4 and Class A-SB
Certificates. Banc of America Securities LLC will be the sole bookrunner for all other classes of the certificates. Banc of America Securities LLC, Bear, Stearns
& Co. Inc., Barclays Capital Inc., Goldman, Sachs & Co. and Greenwich Capital
Markets, Inc. will purchase the offered certificates from Banc of America
Commercial Mortgage Inc. and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to deliver the offered certificates to purchasers on or about April [  ], 2005. Banc of America
Commercial Mortgage Inc. expects to receive from this offering approximately
[    ]% of the initial principal amount of the offered certificates, plus accrued interest from April 1, 2005 before deducting expenses payable by Banc of
America Commercial Mortgage Inc.

                              ---------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE OFFERED SECURITIES OR DETERMINED
IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR
COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  --------------------------------------------------------------------------

BANC OF AMERICA SECURITIES LLC     BEAR, STEARNS & CO. INC.     BARCLAYS CAPITAL
                              ---------------------
GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL

                                April [  ], 2005

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

          Commerical Mortgage Pass-Through Certificates, Series 2005-1
                      Geographic Overview of Mortgage Pool

                                  [MAP OMITTED]

NEW YORK                         KENTUCKY                     WASHINGTON
3 properties                     5 properties                 8 properties
$10,069,209                      $43,517,299                  $42,802,792
0.4% of total                    1.9% of total                1.8% of total

VERMONT                          ALABAMA                      IDAHO
1 property                       4 properties                 1 property
$5,492,925                       $49,068,964                  $2,900,000
0.2% of total                    2.1% of total                0.1% of total

MASSACHUSETTS                    TENNESSEE                    KANSAS
2 properties                     4 properties                 1 property
$20,043,323                      $39,062,219                  $3,732,215
0.9% of total                    1.7% of total                0.2% of total

CONNECTICUT                      LOUISIANA                    MISSOURI
2 properties                     3 properties                 2 properties
$24,602,425                      $28,679,743                  $24,014,605
1.1% of total                    1.2% of total                1.0% of total

NEW JERSEY                       TEXAS                        MINNESOTA
5 properties                     7 properties                 4 properties
$86,203,420                      $111,957,101                 $189,229,039
3.7% of total                    4.8% of total                8.1% of total

MARYLAND                         NEW MEXICO                   WISCONSIN
2 properties                     1 property                   1 property
$24,984,710                      $3,588,277                   $2,833,437
1.1% of total                    0.2% of total                0.1% of total

VIRGINIA                         ARIZONA                      ILLINOIS
6 properties                     2 properties                 6 properties
$40,615,478                      $40,120,000                  $155,290,000
1.7% of total                    1.7% of total                6.7% of total

NORTH CAROLINA                   UTAH                         MICHIGAN
2 properties                     3 properties                 1 property
$46,200,000                      $25,719,044                  $3,020,000
2.0% of total                    1.1% of total                0.1% of total

SOUTH CAROLINA                   CALIFORNIA                   INDIANA
3 properties                     26 properties                11 properties
$47,740,000                      $276,927,830                 $40,844,405
2.1% of total                    11.9% of total               1.8% of total

GEORGIA                          NEVADA                       OHIO
13 properties                    8 properties                 5 properties
$251,533,9431                    $302,830,338                 $58,979,804
10.8% of total                   13.0% of total               2.5% of total

FLORIDA                          OREGON                       PENNSYLVANIA
19 properties                    3 properties                 3 properties
$199,227,960                     $25,860,439                  $94,400,000
8.6% of total                    1.1% of total                4.1% of total

MORTGAGE PROPERTIES BY PROPERTY TYPE

[GRAPHIC OMITTED]                                   ----------------------------
                                                     [ ] < 1.0%
Retail                          35.8%                    of Initial Pool Balance
Multifamily                     11.1%
Hotel                            9.2%                [ ] 1.0% - 5.0%
Self Storage                     4.5%                    of Initial Pool Balance
Industrial                       3.0%
Manufactured Housing             2.3%                [ ] 5.1% - 10%
Parking Garage Facilities        1.0%                    of Initial Pool Balance
Office                          33.1%
                                                     [ ] > 10.0%
                                                         of Initial Pool Balance
                                                    ----------------------------

NOTE REGARDING PIE CHART AND MAP ON OPPOSITE PAGE: NUMBERS MAY NOT TOTAL TO 100%
DUE TO ROUNDING.

--------------------------------------------------------------------------------
FOR MORE INFORMATION

Banc of America Commercial Mortgage Inc. has filed with the SEC additional registration materials relating to the certificates. You may read and copy any of these materials at the SEC's Public Reference Room at the following location:

o  SEC Public Reference Section
   450 Fifth Street, N.W.
   Room 1204
   Washington, D.C. 20549

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC. The Internet address is
http://www.sec.gov.

You may also contact Banc of America Commercial Mortgage Inc. in writing at 214
North Tryon Street, Charlotte, North Carolina 28255, or by telephone at (704)
386-8509.

See also the sections captioned "Available Information" and "Incorporation of
Certain Information by Reference" appearing at the end of the accompanying prospectus.
--------------------------------------------------------------------------------

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

                                       S-3

ANNEX B CAPITAL IMPROVEMENT, REPLACEMENT RESERVE AND ESCROW ACCOUNTS;

ANNEX F-1 AMORTIZATION SCHEDULE OF THE FM PARI PASSU NOTE A-1 ............ F-1-1
ANNEX F-2 AMORTIZATION SCHEDULE OF THE INDIANA RETAIL PORTFOLIO
  MORTGAGE LOAN .......................................................... F-2-1
ANNEX F-3 AMORTIZATION SCHEDULE OF THE 1901 RESEARCH BOULEVARD A NOTE .... F-3-1
ANNEX F-4 AMORTIZATION SCHEDULE OF THE LM COMPONENT MORTGAGE LOAN
  SENIOR COMPONENT ....................................................... F-4-1

                                      S-4

              FOOTNOTES TO TABLE ON COVER OF PROSPECTUS SUPPLEMENT

(1)  Subject to a variance of plus or minus 5%.

(2)  As of the delivery date, the "assumed final distribution date" with respect to any class of offered certificates is the distribution date on which the final distribution would occur for such class of certificates based upon the assumptions, among others, that all payments are made when due and that no mortgage loan is prepaid, in whole or in part, prior to its stated
     maturity, any mortgage loan with an anticipated repayment date is not prepaid prior to, but is paid in its entirety on, its anticipated repayment date and otherwise based on the maturity assumptions (described in this prospectus supplement), if any. The actual performance and experience of the mortgage loans will likely differ from such assumptions. See "Yield and
     Maturity Considerations" in this prospectus supplement.

(3)  It is a condition to their issuance that the classes of offered certificates be assigned ratings by Fitch, Inc. and/or Standard & Poor's
     Ratings Services, a division of The McGraw-Hill Companies, Inc., no lower than those set forth above. The ratings on the offered certificates do not represent any assessments of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the mortgage loans, (ii) the degree to which such prepayments might differ from those originally anticipated,
     (iii) whether and to what extent prepayment premiums or yield maintenance charges will be collected on the mortgage loans in connection with the prepayments or the corresponding effect on yield to investors or (iv)
     whether and to what extent default interest will be received or net aggregate prepayment interest shortfalls will be realized.

(4)  The "rated final distribution date" for each class of offered certificates has been set at the first distribution date that follows three years after the end of the amortization term for the mortgage loan that, as of the cut-off date, has the longest remaining amortization term, irrespective of its scheduled maturity. See "Ratings" in this prospectus supplement.

(5)  For purposes of making distributions to the Class A-1, Class A-2, Class
     A-3, Class A-4, Class A-SB, Class A-5 and Class A-1A Certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 111 mortgage loans, representing approximately 90.6% of the initial pool balance. Loan group 2 will consist of 24 mortgage loans, representing approximately 9.4%
     of the initial pool balance. Loan group 2 will include approximately 83.3%
     of the initial principal balance of all the mortgage loans secured by multifamily properties and approximately 15.7% of the initial principal balance of all the mortgage loans secured by manufactured housing properties.

     So long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the Class A-1,
     Class A-2, Class A-3, Class A-4, Class A-SB, Class A-5, Class A-1A, Class
     XC and Class XP Certificates, interest distributions on the Class A-1,
     Class A-2, Class A-3, Class A-4, Class A-SB and Class A-5 Certificates will be based upon amounts available relating to mortgage loans in loan group 1 and interest distributions on the Class A-1A Certificates will be based upon amounts available relating to mortgage loans in loan group 2. In addition, generally, the Class A-1, Class A-2, Class A-3, Class A-4, Class
     A-SB and Class A-5 Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 until the certificate balance of the Class A-1A
     Certificates has been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 until the certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and
     Class A-5 Certificates has been reduced to zero. However, on and after any distribution date on which the certificate balances of the Class A-J through Class P Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4,
     Class A-SB, Class A-5 and Class A-1A Certificates pro rata.

(6)  The Class A-4 and Class A-SB Certificates will accrue interest at a fixed rate subject to a cap at the weighted average net mortgage rate.

(7)  The Class A-5, Class A-1A, Class A-J, Class B, Class C and Class D
     Certificates will accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average net mortgage rate, (iii) the weighted average net mortgage rate or (iv) the weighted average net mortgage rate less a specified percentage.

(8)  The Class XP Certificates will not have a certificate balance but will instead have a notional amount.

(9)  The Class XP Certificates will accrue interest on their related notional amount as described in this prospectus supplement under "Description of the
     Certificates--Pass-Through Rates".

                                      S-5

         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.

     This prospectus supplement begins with several introductory sections describing the Series 2005-1 Certificates and the trust in abbreviated form:

          Executive Summary, which begins on page S-7 of this prospectus supplement and shows certain characteristics of the offered certificates in tabular form;

          Summary of Prospectus Supplement, which begins on page S-10 of this prospectus supplement and gives a brief introduction of the key features of
     Series 2005-1 and the mortgage loans; and

          Risk Factors, which begins on page S-24 of this prospectus supplement and describes risks that apply to Series 2005-1 which are in addition to those described in the accompanying prospectus with respect to the securities issued by the trust generally.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption
"Glossary of Principal Definitions" beginning on page S-176 in this prospectus supplement. The capitalized terms used in the accompanying prospectus are defined under the caption "Glossary" beginning on page 108 in the prospectus.

     In this prospectus supplement, "we" refers to the depositor, and "you"
refers to a prospective investor in the offered certificates.

                              ---------------------

     Until July [ ], 2005, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

     If and to the extent required by applicable law or regulation, this prospectus supplement and the accompanying prospectus will be used by the underwriter in connection with offers and sales related to market-making transactions in the offered certificates with respect to which the underwriter is a principal. The underwriter may also act as agent in such transactions. Such sales will be made at negotiated prices at the time of sale.

                                       S-6

                                EXECUTIVE SUMMARY

     The following executive summary does not include all relevant information relating to the offered certificates and the mortgage loans. In particular, the executive summary does not address the risks and special considerations involved with an investment in the offered certificates, and prospective investors should carefully review the detailed information appearing elsewhere in this prospectus supplement and in the accompanying prospectus before making any investment decision. The executive summary also describes the certificates that are not offered by this prospectus supplement (other than the Class FM-A, Class FM-B,
Class FM-C, Class FM-D, Class SM-A, Class SM-B, Class SM-C, Class SM-D, Class
SM-E, Class SM-F, Class SM-G, Class SM-H, Class SM-J, Class LM, Class V, Class
R-I and Class R-II Certificates) which have not been registered under the
Securities Act of 1933, as amended, and which will be sold to investors in private transactions. Certain capitalized terms used in this executive summary may be defined elsewhere in this prospectus supplement, including in Annex A to this prospectus supplement, or in the prospectus. A "Glossary of Principal
Definitions" is included at the end of this prospectus supplement. A "Glossary"
is included at the end of the prospectus. Terms that are used but not defined in this prospectus supplement will have the meanings specified in the prospectus.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                               APPROXIMATE
                                                                                              INITIAL PASS-
                              CERTIFICATE        APPROXIMATE                                     THROUGH      WEIGHTED
                               BALANCE OR         PERCENTAGE   APPROXIMATE                       RATE AS       AVERAGE
                                NOTIONAL           OF POOL        CREDIT                       OF DELIVERY      LIFE      PRINCIPAL
   CLASS    RATINGS(1)         AMOUNT(2)           BALANCE       SUPPORT         RATE TYPE        DATE       (YEARS)(3)   WINDOW(3)
------------------------------------------------------------------------------------------------------------------------------------

 Offered Certificates
------------------------------------------------------------------------------------------------------------------------------------
 A-1(9)       AAA/AAA      $     39,800,000          1.714%       20.000%         Fixed             %           1.52       1 - 33
------------------------------------------------------------------------------------------------------------------------------------
 A-2(9)       AAA/AAA      $    185,100,000          7.971%       20.000%         Fixed             %           2.74      33 - 33
------------------------------------------------------------------------------------------------------------------------------------
 A-3(9)       AAA/AAA      $    555,000,000         23.901%       20.000%         Fixed             %           4.79      54 - 60
------------------------------------------------------------------------------------------------------------------------------------
 A-4(9)       AAA/AAA      $    343,041,000         14.773%       20.000%       Fixed (4)           %(4)        6.83      81 - 84
------------------------------------------------------------------------------------------------------------------------------------
 A-SB(9)      AAA/AAA      $    132,125,000          5.690%       20.000%       Fixed (4)           %(4)        6.37      33 - 114
------------------------------------------------------------------------------------------------------------------------------------
 A-5(9)       AAA/AAA      $    383,422,000         16.512%       20.000%       Fixed (5)           %(5)        9.62     114 - 117
------------------------------------------------------------------------------------------------------------------------------------
 A-1A(9)      AAA/AAA      $    219,184,000          9.439%       20.000%       Fixed (5)           %(5)        7.39      1 - 117
------------------------------------------------------------------------------------------------------------------------------------
 A-J          AAA/AAA      $    168,352,000          7.250%       12.750%       Fixed (5)           %(5)        9.79     117 - 118
------------------------------------------------------------------------------------------------------------------------------------
 XP           AAA/AAA             TBD(6)              N/A           N/A      Variable Rate(6)       %(6)         (6)        N/A
------------------------------------------------------------------------------------------------------------------------------------
 B             AA/AA       $     60,955,000          2.625%       10.125%       Fixed (5)           %(5)        9.87     118 - 119
------------------------------------------------------------------------------------------------------------------------------------
 C            AA-/AA-      $     20,318,000          0.875%        9.250%       Fixed (5)           %(5)        9.91     119 - 119
------------------------------------------------------------------------------------------------------------------------------------
 D              A/A        $     43,539,000          1.875%        7.375%       Fixed (5)           %(5)        9.91     119 - 119
------------------------------------------------------------------------------------------------------------------------------------
 Private Certificates -- Not Offered Hereby (7)
------------------------------------------------------------------------------------------------------------------------------------
 E             A-/A-       $     20,319,000          0.875%        6.500%       Fixed (5)           %(5)        9.91     119 - 119
------------------------------------------------------------------------------------------------------------------------------------
 F           BBB+/BBB+     $     26,123,000          1.125%        5.375%       Fixed (5)           %(5)        9.91     119 - 119
------------------------------------------------------------------------------------------------------------------------------------
 G            BBB/BBB      $     20,318,000          0.875%        4.500%       Fixed (5)           %(5)        9.97     119 - 120
------------------------------------------------------------------------------------------------------------------------------------
 H           BBB-/BBB-     $     34,832,000          1.500%        3.000%       Fixed (5)           %(5)        9.99     120 - 120
------------------------------------------------------------------------------------------------------------------------------------
 J            BB+/BB+      $      5,805,000          0.250%        2.750%       Fixed (4)           %(4)        9.99     120 - 120
------------------------------------------------------------------------------------------------------------------------------------
 K             BB/BB       $      8,708,000          0.375%        2.375%       Fixed (4)           %(4)        9.99     120 - 120
------------------------------------------------------------------------------------------------------------------------------------
 L            BB-/BB-      $      8,708,000          0.375%        2.000%       Fixed (4)           %(4)        9.99     120 - 120
------------------------------------------------------------------------------------------------------------------------------------
 M             B+/B+       $      2,902,000          0.125%        1.875%       Fixed (4)           %(4)        9.99     120 - 120
------------------------------------------------------------------------------------------------------------------------------------
 N              B/B        $      5,805,000          0.250%        1.625%       Fixed (4)           %(4)        9.99     120 - 120
------------------------------------------------------------------------------------------------------------------------------------
 O             B-/B-       $     11,611,000          0.500%        1.125%       Fixed (4)           %(4)        9.99     120 - 120
------------------------------------------------------------------------------------------------------------------------------------
 P             NR/NR       $     26,123,942          1.125%        0.000%       Fixed (4)           %(4)       10.55     120 - 178
------------------------------------------------------------------------------------------------------------------------------------
 XC           AAA/AAA      $  2,322,090,942(8)        N/A           N/A     Variable Rate (8)       %(8)         (8)        N/A
------------------------------------------------------------------------------------------------------------------------------------

(1)  Ratings shown are those of Fitch, Inc. and Standard & Poor's Ratings
     Services, a division of The McGraw-Hill Companies, Inc., respectively.

(2)  As of the delivery date. Subject to a variance of plus or minus 5%.

(3)  Based on the maturity assumptions (as defined under "Yield and Maturity
     Considerations" in this prospectus supplement). As of the delivery date, calculations for the certificates assume no prepayments will be made on the mortgage loans prior to their related maturity dates (or, in the case of the mortgage loans with anticipated repayment dates, the related anticipated repayment date).

(4)  The Class A-4, Class A-SB, Class J, Class K, Class L, Class M, Class N,
     Class O and Class P Certificates will accrue interest at a fixed rate subject to a cap at the weighted average net mortgage rate.

(5)  The Class A-5, Class A-1A, Class A-J, Class B, Class C, Class D, Class E,
     Class F, Class G and Class H Certificates will accrue interest at either
     (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average net mortgage rate, (iii) the weighted average net mortgage rate or
     (iv) the weighted average net mortgage rate less a specified percentage.

                                      S-7

(6)  The Class XP Certificates will not have a certificate balance and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class XP Certificates, as described in this prospectus supplement. The interest rate applicable to the Class XP
     Certificates for each distribution date will be as described in this prospectus supplement. See "Description of the Certificates--Pass-Through
     Rates" in this prospectus supplement.

(7)  Not offered by this prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.

(8)  The Class XC Certificates are not offered by this prospectus supplement.
     Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.
     The Class XC Certificates will not have a certificate balance and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class XC Certificates, as described in this prospectus supplement. The interest rate applicable to the Class XC
     Certificates for each distribution date will be as described in this prospectus supplement. See "Description of the Certificates--Pass-Through
     Rates" in this prospectus supplement.

(9)  For purposes of making distributions to the Class A-1, Class A-2, Class
     A-3, Class A-4, Class A-SB, Class A-5 and Class A-1A Certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 111 mortgage loans, representing approximately 90.6% of the initial pool balance. Loan group 2 will consist of 24 mortgage loans, representing approximately 9.4%
     of the initial pool balance. Loan group 2 will include approximately 83.3%
     of the initial principal balance of all the mortgage loans secured by multifamily properties and approximately 15.7% of the initial principal balance of all the mortgage loans secured by manufactured housing properties.

     So long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the Class A-1,
     Class A-2, Class A-3, Class A-4, Class A-SB, Class A-5, Class A-1A, Class
     XC and Class XP Certificates, interest distributions on the Class A-1,
     Class A-2, Class A-3, Class A-4, Class A-SB, and Class A-5 Certificates
     will be based upon amounts available relating to mortgage loans in loan group 1 and interest distributions on the Class A-1A Certificates will be based upon amounts available relating to mortgage loans in loan group 2. In addition, generally, the Class A-1, Class A-2, Class A-3, Class A-4, Class
     A-SB, and Class A-5 Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 until the certificate balance of the Class A-1A
     Certificates has been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 until the certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, and
     Class A-5 Certificates has been reduced to zero. However, on and after any distribution date on which the certificate balances of the Class A-J through Class P Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class
     A-SB, Class A-5 and Class A-1A Certificates pro rata.

     The Class FM-A, Class FM-B, Class FM-C, Class FM-D, Class SM-A, Class SM-B,
Class SM-C, Class SM-D, Class SM-E, Class SM-F, Class SM-G, Class SM-H, Class
SM-J, Class LM, Class V, Class R-I and Class R-II are not offered by this prospectus supplement and are not represented in the table on page S-7 of this prospectus supplement.

                                      S-8

     Below is certain information regarding the mortgage loans and the mortgaged properties in the entire mortgage pool and loan group 1 or loan group 2, as applicable, as of the cut-off date. The balances and other numerical information used to calculate various ratios with respect to component mortgage loans, split loan structures and certain other mortgage loans are explained in this prospectus supplement under "Glossary of Principal Definitions". Further information regarding such mortgage loans, the other mortgage loans in the mortgage pool and the related mortgaged properties is described under
"Description of the Mortgage Pool" in this prospectus supplement and in Annex A and Annex B to this prospectus supplement.

                          MORTGAGE POOL CHARACTERISTICS

                                                               ENTIRE MORTGAGE       LOAN GROUP 1        LOAN GROUP 2
CHARACTERISTICS                                              POOL (APPROXIMATE)     (APPROXIMATE)        (APPROXIMATE)
---------------                                             -------------------- ------------------- --------------------

Initial principal balance(1) ..............................    $2,322,090,942       $2,102,906,756         $219,184,186
Number of mortgage loans ..................................               135                  111                   24
Number of mortgaged properties ............................               167                  143                   24
Number of balloon mortgage loans(2) .......................               116                   94                   22
Number of ARD loans(3) ....................................                 4                    4                    0
Number of full period interest only mortgage loans(3) .....                19                   17                    2
Average cut-off date balance ..............................       $17,200,674          $18,945,106           $9,132,674
Range of cut-off date balances ............................     $1,147,230 to        $1,147,230 to        $1,304,702 to
                                                                 $193,714,025         $193,714,025          $42,500,000
Weighted average mortgage rate ............................            5.065%               5.050%               5.207%
Weighted average remaining lock-out period ................         75 months            74 months            87 months
Range of remaining terms to maturity(4) ...................  33 to 178 months     33 to 178 months     56 to 119 months
Weighted average remaining term to maturity(4) ............         88 months            88 months            94 months
Weighted average underwritten debt service coverage
 ratio ....................................................             1.66x                1.69x                1.36x
Weighted average cut-off date loan-to-value ratio .........             67.6%                66.7%                76.2%

-------------
(1)  Subject to a variance of plus or minus 5%.

(2)  Excludes mortgage loans that are interest only until ma turity or until the anticipated repayment date.

(3)  Includes four mortgage loans that are both hyperamortiz ing and interest only until their anticipated repayment date which resul ts in such mortgage loans appearing in each such category.

(4)  In the case of the mortgage loans that have an anticipa ted repayment date, the maturity is based on the related anticipated repayment date.

                                       S-9

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING
OF THE OFFERED CERTIFICATES, READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING
PROSPECTUS CAREFULLY.

                           RELEVANT PARTIES AND DATES

DEPOSITOR
---------

     Banc of America Commercial Mortgage Inc., a Delaware corporation. The depositor is a subsidiary of Bank of America, N.A. The depositor maintains its principal office at 214 North Tryon Street, NC1-027-21-02, Charlotte, North
Carolina 28255. See "The Depositor" in the accompanying prospectus. Neither the depositor nor any of its affiliates has insured or guaranteed the offered certificates.

TRUSTEE
-------

     Wells Fargo Bank, N.A., a national banking association. The trustee will also act as REMIC administrator. See "The Trustee" in this prospectus supplement.

MASTER SERVICER
---------------

     Bank of America, N.A., a national banking association. The master servicer will be responsible for the master servicing of all of the mortgage loans pursuant to the terms of the pooling and servicing agreement. See "Servicing of the Mortgage Loans--The Master Servicer" in this prospectus supplement.

SPECIAL SERVICER
----------------

     J.E. Robert Company, Inc., a Virginia corporation. See "Servicing of the
Mortgage Loans--The Special Servicer" in this prospectus supplement.

MORTGAGE LOAN SELLERS
---------------------

     Bank of America, N.A., a national banking association, is the parent of
Banc of America Commercial Mortgage Inc. and a wholly-owned subsidiary of NB
Holdings Corporation, which in turn is a wholly-owned subsidiary of Bank of
America Corporation. Bank of America, N.A. maintains its principal office at
Bank of America Corporate Center, 100 North Tryon Street Charlotte, North
Carolina 28255. See "Description of the Mortgage Pool--The Mortgage Loan
Sellers" in this prospectus supplement.

     Barclays Capital Real Estate Inc., a Delaware corporation, is an indirect wholly-owned subsidiary of Barclays Bank PLC and an affiliate of Barclays
Capital Inc., one of the underwriters. Barclays Capital Real Estate Inc.
maintains its principal office at 200 Park Avenue, New York, New York 10166. See
"Description of the Mortgage Pool--The Mortgage Loan Sellers" in this prospectus supplement.

     Bear Stearns Commercial Mortgage, Inc., a New York corporation, is a wholly-owned subsidiary of Bear Stearns Mortgage Capital Corporation and an
affiliate of Bear, Stearns & Co. Inc., one of the underwriters. Bear Stearns
Commercial Mortgage, Inc. maintains its principal office at 383 Madison Avenue,
New York, New York 10179. See "Description of the Mortgage Pool--The Mortgage
Loan Sellers" in this prospectus supplement.

                                                    NUMBER OF     % OF INITIAL       % OF        % OF         AGGREGATE
                                                     MORTGAGE         POOL         GROUP 1     GROUP 2       CUT-OFF DATE
              MORTGAGE LOAN SELLER                    LOANS          BALANCE       BALANCE     BALANCE         BALANCE
------------------------------------------------   -----------   --------------   ---------   ---------   -----------------

Bank of America, N.A. ..........................        92             60.8%         58.8%       80.0%     $1,411,159,517
Barclays Capital Real Estate Inc. ..............        29             25.1          25.7        18.9         582,004,008
Bear Stearns Commercial Mortgage, Inc. .........        14             14.2          15.5         1.0         328,927,417
                                                       ---            -----         -----       -----      --------------
                                                       135            100.0%        100.0%      100.0%     $2,322,090,942
                                                       ===            =====         =====       =====      ==============

                                      S-10

CUT-OFF DATE
------------

     April 1, 2005

DELIVERY DATE
-------------

     April [ ], 2005

RECORD DATE
-----------

     With respect to each class of offered certificates and each distribution date, the last business day of the calendar month immediately preceding the month in which such distribution date occurs.

DISTRIBUTION DATE
-----------------

     The 10th day of each month or, if any such 10th day is not a business day, the next succeeding business day. The first distribution date with respect to the offered certificates will occur in May 2005.

DETERMINATION DATE
------------------

     The earlier of (i) the sixth day of the month in which the related distribution date occurs, or if such sixth day is not a business day, then the immediately preceding business day, and (ii) the fourth business day prior to the related distribution date.

COLLECTION PERIOD
-----------------

     With respect to any distribution date, the period that begins immediately following the determination date in the calendar month preceding the month in which such distribution date occurs and ends on and includes the determination date in the calendar month in which such distribution date occurs. The first collection period applicable to the offered certificates will begin immediately following the cut-off date and end on the determination date in May 2005.

                                MORTGAGE LOANS
                                --------------

THE MORTGAGE POOL

     The pool of mortgage loans consists of 135 multifamily and commercial mortgage loans. With respect to these mortgage loans, 111 of the mortgage loans are in loan group 1 and 24 of the mortgage loans are in loan group 2. Fifty-one of the mortgage loans (which include 44 mortgage loans in loan group 1 and seven mortgage loans in loan group 2) were (a) originated by Bank of America, N.A. or its conduit participants or (b) acquired by Bank of America, N.A. from various third party originators (other than Bridger). Forty-one mortgage loans (which include 27 mortgage loans in loan group 1 and 14 mortgage loans in loan group 2)
were acquired by Bank of America, N.A. from Bridger. Twenty-nine of the mortgage loans (which include 27 mortgage loans in loan group 1 and two mortgage loans in loan group 2) were originated by Barclays Capital Real Estate Inc. Fourteen of the mortgage loans (which include 13 mortgage loans in loan group 1 and one mortgage loan in loan group 2) were originated by Bear Stearns Commercial
Mortgage, Inc. The mortgage loans in the entire mortgage pool have an aggregate cut-off date balance of approximately $2,322,090,942 which is referred to as the initial pool balance, subject to a variance of plus or minus 5%. The mortgage loans in loan group 1 have an aggregate cut-off date balance of approximately
$2,102,906,756 which is referred to as the group 1 balance. The mortgage loans in loan group 2 have an aggregate cut-off date balance of approximately
$219,184,186 which is referred to as the group 2 balance.

     One mortgage loan referred to as the Fashion Show Mall Whole Loan is evidenced by a split loan structure comprised of two pari passu notes referred to as the Fashion Show Mall Pari Passu Note A-1 and Fashion Show Mall Pari Passu
Note A-2. Only the Fashion Show Mall Pari Passu Note A-1, which is

                                      S-11

sometimes referred to as the FM Pari Passu Note A-1 Mortgage Loan, is included in the trust fund. The aggregate principal balances as of the cut-off date of the Fashion Show Mall Pari Passu Note A-1 and the Fashion Show Mall Pari Passu
Note A-2 are $233,714,025, and $144,043,762 respectively. The FM Pari Passu Note
A-1 Mortgage Loan is further divided into a $193,714,025 senior component, representing 8.3% of the initial pool balance (9.2% of the group 1 balance), and four subordinate components having an aggregate principal balance as of the cut-off date of $40,000,000 (which are subordinate to such senior component and the Fashion Show Mall Pari Passu Note A-2). The subordinate components are also included in the trust fund but do not back any of the offered certificates. As described in this prospectus supplement, pursuant to an intercreditor agreement, a portion of the principal balance of the Fashion Show Mall Pari Passu Note A-1 corresponding to the subordinate components has been subordinated to the Fashion
Show Mall Pari Passu Note A-2 and the remaining senior portion (corresponding to the senior component) of the Fashion Show Mall Pari Passu Note A-1. Unless
otherwise stated, all references to the principal balance and the related information (including cut-off date balances and loan group balances) of the FM
Pari Passu Note A-1 Mortgage Loan are references to the senior component only of the FM Pari Passu Note A-1 Mortgage Loan (and exclude the Fashion Show Mall Pari
Passu Note A-2 and the FM Pari Passu Note A-1 Mortgage Loan subordinate components). See "Description of the Mortgage Pool--Fashion Show Mall Whole
Loan" in this prospectus supplement.

     One mortgage loan referred to as the SM Component Mortgage Loan is divided into a $150,000,000 senior component and nine subordinate components, which are subordinate to the related senior component and have an aggregate principal balance as of the cut-off date of $36,550,000. The senior component, representing 6.5% of the initial pool balance (7.1% of the group 1 balance), is included in the trust fund. The subordinate components are also included in the trust fund but do not back any of the offered certificates. Unless otherwise stated, all references to the principal balance and the related information
(including cut-off date balances and loan group balances) of the SM Component
Mortgage Loan are references to the senior component only of the SM Component
Mortgage Loan (and exclude the subordinate components of the SM Component
Mortgage Loan). See "Description of the Mortgage Pool-- SM Component Mortgage
Loan" in this prospectus supplement.

     One mortgage loan referred to as the LM Component Mortgage Loan is divided into a $4,150,000 senior component and a subordinate component, which is subordinate to the related senior component and has a principal balance as of the cut-off date of $407,104. The senior component, representing 0.2% of the initial pool balance (0.2% of the group 1 balance), is included in the trust fund. The subordinate component is also included in the trust fund but does not back any of the offered certificates. Unless otherwise stated, all references to the principal balance and the related information (including cut-off date balances and loan group balances) of the LM Component Mortgage Loan are references to the senior component only of the LM Component Mortgage Loan (and exclude the subordinate component of the LM Component Mortgage Loan). See
"Description of the Mortgage Pool--LM Component Mortgage Loan" in this prospectus supplement.

     One mortgage loan, referred to as the 1901 Research Boulevard Mortgage
Loan, is part of a split loan structure and has a separate subordinate B note which is evidenced by a separate promissory note also secured by the related mortgaged property. The subordinate mortgage loan in this split loan structure is not included in the trust fund and this subordinate mortgage loan is referred to as the 1901 Research Boulevard B Note. The 1901 Research Boulevard Mortgage
Loan and the related 1901 Research Boulevard B Note together are referred to as the 1901 Research Boulevard Whole Loan. The outstanding principal balance as of the cut-off date of the 1901 Research Boulevard Mortgage Loan is $18,500,000,
and represents 0.8% of the initial pool balance and 0.9% of the group 1 balance.
The outstanding principal balance as of the date of the origination of the 1901
Research Boulevard B Note was $2,500,000. See "Description of the Mortgage
Pool--1901 Research Boulevard Whole Loan" in this prospectus supplement.

     All numerical information provided in this prospectus supplement with respect to the mortgage loans is provided on an approximate basis. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of all principal scheduled to be paid on or before the cut-off date and

                                      S-12

assumes no defaults, delinquencies or prepayments on any mortgage loan on or before the cut-off date. All percentages of the mortgage pool, or of any specified sub-group thereof, referred to in this prospectus supplement without further description are approximate percentages by aggregate cut-off date balance. The sum of the numerical data in any column of any table presented in this prospectus supplement may not equal the indicated total due to rounding.
See "Description of the Mortgage Pool--Changes in Mortgage Pool Characteristics"
in this prospectus supplement. See also the "Glossary of Principal Definitions"
in this prospectus supplement for definitions and other information relating to loan-to-value and debt service coverage ratios and other calculations presented in this prospectus supplement.

     The cut-off date balance of each mortgage loan is the unpaid principal balance thereof as of the cut-off date, after application of all payments of principal due on or before such date, whether or not received. The cut-off date balances of the mortgage loans (a) in the entire mortgage pool range from
$1,147,230 to $193,714,025, and the average cut-off date balance is $17,200,674
(b) in loan group 1 range from $1,147,230 to $193,714,025, and the average cut-off date balance is $18,945,106 and (c) in loan group 2 range from
$1,304,702 to $42,500,000, and the average cut-off date balance is $9,132,674.

     As of the cut-off date, the mortgage loans had the following additional characteristics. Further information regarding such mortgage loans, the other mortgage loans in the mortgage pool and the related mortgaged properties is described under "Description of the Mortgage Pool" in this prospectus supplement and in Annex A to this prospectus supplement.

                     SELECTED MORTGAGE LOAN CHARACTERISTICS

                                            ENTIRE MORTGAGE POOL        LOAN GROUP 1            LOAN GROUP 2
                                           ---------------------- ----------------------- -----------------------

 Range of mortgage rates ................. 3.731% per annum       3.731% per annum        4.780% per annum
                                           to 6.240% per annum    to 6.240% per annum     to 5.751% per annum
 Weighted average mortgage rate .......... 5.065% per annum       5.050% per annum        5.207% per annum
 Range of remaining terms to stated        33 months to           33 months to            56 months to
   maturity(1) ........................... 178 months             178 months              119 months
 Weighted average remaining term to
   stated maturity(1) .................... 88 months              88 months               94 months
 Range of remaining amortization           193 months to          193 months to           296 months to
   terms(2) .............................. 360 months             360 months              360 months
 Weighted average remaining
   amortization term(2) .................. 352 months             351 months              356 months
 Range of cut-off date loan-to-value
   ratios ................................ 41.5% to 81.9%         41.5% to 80.0%          52.2% to 81.9%
 Weighted average cut-off date
   loan-to-value ratio ................... 67.6%                  66.7%                   76.2%
 Range of maturity date loan-to-value
   ratios(1) ............................. 34.5% to 81.9%         34.5% to 79.8%          44.2% to 81.9%
 Weighted average maturity date
   loan-to-value ratio(1) ................ 61.7%                  61.0%                   68.7%
 Range of underwritten debt service
   coverage ratios ....................... 1.16x to 2.62x         1.16x to 2.62x          1.20x to 1.78x
 Weighted average underwritten debt
   service coverage ratio ................ 1.66x                  1.69x                   1.36x

-------------
(1)  In the case of the mortgage loans that have an anticipated repayment date, the maturity is based on the related anticipated repayment date.

(2)  Excludes mortgage loans that are interest only until maturity or until the anticipated repayment date.

                                      S-13

     Set forth below are the number of mortgaged properties, and the approximate percentage of the initial pool balance secured by such mortgaged properties, located in the states with concentrations over 5% of the initial pool balance:

                            GEOGRAPHIC CONCENTRATION

                          NUMBER OF       % OF          % OF         % OF
                          MORTGAGED   INITIAL POOL     GROUP 1     GROUP 2
   STATE                 PROPERTIES    BALANCE(1)    BALANCE(1)   BALANCE(1)
   -----                ------------ -------------- ------------ -----------
   Nevada .............       8            13.0%         13.7%        6.9%
   California .........      26            11.9%         12.4%        7.7%
   Georgia ............      13            10.8%         11.4%        5.7%
   Florida ............      19             8.6%          9.1%        3.8%
   Minnesota ..........       4             8.1%          9.0%        0.0%
   Illinois ...........       6             6.7%          7.4%        0.0%

------------
(1)  Because this table represents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those mortgaged properties by appraised values of the mortgaged properties if not otherwise specified in the related note or loan agreement). Those amounts are set forth in Annex A to this prospectus supplement.

     The remaining mortgaged properties are located throughout 27 other states, with no more than 4.8% of the initial pool balance secured by mortgaged properties located in any such other jurisdiction.

     Set forth below are the number of mortgaged properties, and the approximate percentage of the initial pool balance secured by such mortgaged properties, operated for each indicated purpose:

                                  PROPERTY TYPE

                                         NUMBER OF         % OF            % OF           % OF
                                         MORTGAGED     INITIAL POOL       GROUP 1       GROUP 2
PROPERTY TYPE                           PROPERTIES      BALANCE(1)      BALANCE(1)     BALANCE(1)
-------------                          ------------   --------------   ------------   -----------

Retail ...............................      50              35.8%           39.5%          0.0%
Office ...............................      35              33.1%           36.5%          0.0%
Multifamily ..........................      26              11.1%            2.3%         96.1%
Hotel ................................      15               9.2%           10.2%          0.0%
Self Storage .........................      24               4.5%            4.9%          0.0%
Industrial ...........................       9               3.0%            3.3%          0.0%
Manufactured Housing Communities .....       4               2.3%            2.2%          3.9%
Parking Garage Facilities ............       4               1.0%            1.1%          0.0%

----------
(1)   Because this table represents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those mortgaged properties by appraised values of the mortgaged properties if not otherwise specified in the related note or loan agreement). Those amounts are set forth in Annex A to this prospectus supplement.

     FOR MORE DETAILED STATISTICAL INFORMATION REGARDING THE MORTGAGE POOL, SEE
ANNEX A TO THIS PROSPECTUS SUPPLEMENT.

     On or before the delivery date, each mortgage loan seller will transfer all of its mortgage loans, without recourse, to the depositor, or at the direction of the depositor to the trustee for the benefit of holders of the certificates.
In connection with such transfer, each mortgage loan seller will make certain representations and warranties regarding the characteristics of the mortgage loans transferred by it. As

                                      S-14

described in more detail later in this prospectus supplement, each mortgage loan seller will be obligated to cure any material breach of any such representation or warranty made by it or either repurchase the affected mortgage loan or, in the period and manner described in this prospectus supplement, substitute a qualified substitute mortgage loan for the affected mortgage loan and pay any substitution shortfall amount. See "Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases and Substitution" and "--Representations and
Warranties; Repurchases and Substitutions" in this prospectus supplement.

     Each mortgage loan seller will sell each of its respective mortgage loans without recourse and has no obligations with respect to the offered certificates other than pursuant to its representations and warranties and repurchase or substitution obligations. The depositor has made no representations or warranties with respect to the mortgage loans and will have no obligation to repurchase or replace mortgage loans with deficient documentation or which are otherwise defective. See "Description of the Mortgage Pool" and "Risk
Factors--Risks Related to the Mortgage Loans" in this prospectus supplement and
"Description of the Trust Funds" and "Certain Legal Aspects of Mortgage Loans"
in the accompanying prospectus.

     The master servicer and, if circumstances require, the special servicer, will service and administer the mortgage loans pursuant to the pooling and servicing agreement among the depositor, the master servicer, the special servicer, the trustee and the REMIC administrator. See "Servicing of the
Mortgage Loans" in this prospectus supplement and "The Pooling and Servicing
Agreements" in the accompanying prospectus. The compensation to be received by the master servicer (including certain master servicing fees) and the special servicer (including special servicing fees, liquidation fees and workout fees)
for their services is described under "Servicing of the Mortgage
Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

                               OFFERED SECURITIES
                               ------------------

THE OFFERED CERTIFICATES; CERTIFICATE BALANCES AND PASS-THROUGH RATES

     The offered certificates consist of 12 classes of the depositor's
Commercial Mortgage Pass-Through Certificates as part of Series 2005-1, namely the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-5, Class
A-1A, Class A-J, Class XP, Class B, Class C and Class D Certificates. As of the
delivery date, your certificates will have the approximate aggregate principal amount or notional amount indicated in the chart on the cover of this prospectus supplement, subject to a variance of plus or minus 5%, and will accrue interest at an annual rate referred to as a pass-through rate indicated in the chart on the cover of this prospectus supplement and the accompanying footnotes. Interest on the offered certificates will be calculated based on a 360-day year consisting of twelve 30-day months, or a 30/360 basis.

     Series 2005-1 consists of a total of 41 classes of certificates, the following 29 of which are not being offered through this prospectus supplement and the accompanying prospectus: Class XC, Class E, Class F, Class G, Class H,
Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class FM-A, Class
FM-B, Class FM-C, Class FM-D, Class SM-A, Class SM-B, Class SM-C, Class SM-D,
Class SM-E, Class SM-F, Class SM-G, Class SM-H, Class SM-J, Class LM, Class V,
Class R-I and Class R-II Certificates. The pass-through rates applicable to each of the Class XC, Class E, Class F, Class G, Class H, Class J, Class K, Class L,
Class M, Class N, Class O and Class P Certificates for each distribution date are set forth on page S-7 of this prospectus supplement. The pass-through rates applicable to each of the Class FM-A, Class FM-B, Class FM-C, Class FM-D, Class
SM-A, Class SM-B, Class SM-C, Class SM-D, Class SM-E, Class SM-F, Class SM-G,
Class SM-H, Class SM-J and Class LM Certificates for each distribution date are set forth in the pooling and servicing agreement. The Class FM-A, Class FM-B,
Class FM-C, and Class FM-D; and the Class SM-A, Class SM-B, Class SM-C, Class
SM-D, Class SM-E, Class SM-F, Class SM-G, Class SM-H and Class SM-J Certificates
are referred to in this prospectus supplement as the Class FM Certificates and the Class SM Certificates, respectively. The Class V, Class R-I and Class R-II
Certificates will not have a certificate balance, a notional amount or a pass-through rate.

                                      S-15

CLASS X CERTIFICATES

Notional Amount

     The Class XC and Class XP Certificates will not have certificate balances.
For purposes of calculating the amount of accrued interest, however, each of those classes will have a notional amount.

     The notional amount of the Class XC Certificates will equal the aggregate certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class
A-SB, Class A-5, Class A-1A, Class A-J, Class B, Class C, Class D, Class E,
Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O
and Class P Certificates outstanding from time to time. The initial notional amount of the Class XC Certificates will be approximately $2,322,090,942, although it may be as much as 5% larger or smaller. The total initial notional amount of the Class XP Certificates will be approximately $[ ], although it may be as much as 5% larger or smaller.

     FOR A MORE DETAILED DISCUSSION OF THE NOTIONAL AMOUNTS OF THE CLASS XC AND
XP CERTIFICATES, SEE "DESCRIPTION OF THE CERTIFICATES--CERTIFICATE BALANCES AND
NOTIONAL AMOUNT" IN THIS PROSPECTUS SUPPLEMENT.

Pass-Through Rate

     The pass-through rate applicable to the Class XP Certificates for the
initial distribution date will equal approximately [    ]% per annum. The
pass-through rate for the Class XP Certificates, for each distribution date subsequent to the initial distribution date and through and including the
[      ] distribution date will equal the weighted average of the respective strip rates, which we refer to as Class XP strip rates, at which interest accrues from time to time on the respective components of the notional amount of the Class XP Certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the certificate balance of a specified class of Certificates. If all or a designated portion of the certificate balance of any class of Certificates is identified as being part of the notional amount of the Class XP Certificates immediately prior to any distribution date, then that certificate balance (or designated portion thereof) will represent one or more separate components of the notional amount of the Class XP Certificates for purposes of calculating the accrual of interest during the related interest accrual period.

     FOR A MORE DETAILED DISCUSSION OF THE CLASS XP STRIP RATES AND THE RATE
APPLICABLE TO THE CLASS XP CERTIFICATES, SEE "DESCRIPTION OF THE
CERTIFICATES--CERTIFICATE BALANCES AND NOTIONAL AMOUNT" IN THIS PROSPECTUS
SUPPLEMENT.

     Following the [        ] distribution date, the Class XP Certificates will
cease to accrue interest. In connection therewith, the Class XP Certificates
will have a 0% pass-through rate for the [       ] distribution date and for
each distribution date thereafter.

     The pass-through rate applicable to the Class XC Certificates for the
initial distribution date will equal approximately [     ]% per annum. The
pass-through rate for the Class XC Certificates for any interest accrual period subsequent to the initial distribution date will equal the weighted average of the respective strip rates, which we refer to as Class XC strip rates, at which interest accrues from time to time on the respective components of the notional amount of the Class XC Certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the certificate balance of one of the classes of REMIC II Certificates. In general, the certificate balance of certain classes of Certificates will constitute a separate component of the notional amount of the Class XC Certificates; provided that, if a portion, but not all, of the certificate balance of any particular class of Certificates is identified in "Description of the Certificates--Certificate Balances and
Notional Amounts" in this prospectus supplement as being part of the notional amount of the Class XP Certificates immediately prior to any distribution date, then that identified portion of such certificate balance will

                                      S-16

represent one or more separate components of the notional amount of the Class XC
Certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such certificate balance will also represent one or more other separate components of the Class
XC Certificates for purposes of calculating the accrual of interest during the related interest accrual period.

     FOR A MORE DETAILED DISCUSSION OF THE CLASS XC STRIP RATES AND THE RATE
APPLICABLE TO THE CLASS XC CERTIFICATES, SEE "DESCRIPTION OF THE
CERTIFICATES--CERTIFICATE BALANCES AND NOTIONAL AMOUNT" IN THIS PROSPECTUS
SUPPLEMENT.

     For purposes of the accrual of interest on the Class XC Certificates for
each distribution date subsequent to the [       ] distribution date, the
certificate balance of each class of Certificates (other than the Class V,
Class R-I, Class R-II, Class FM-A, Class FM-B, Class FM-C, Class FM-D, Class
SM-A, Class SM-B, Class SM-C, Class SM-D, Class SM-E, Class SM-F, Class SM-G,
Class SM-H, Class SM-J, Class LM, Class XC and Class XP Certificates) will constitute one or more separate components of the notional amount of the Class
XC Certificates, and the applicable Class XC strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the weighted average net mortgage rate for such interest accrual period, over (b) the pass-through rate in effect during such interest accrual period for the class of certificates corresponding to such component.

DISTRIBUTIONS

     For purposes of making distributions to the Class A-1, Class A-2, Class
A-3, Class A-4, Class A-SB, Class A-5 and Class A-1A Certificates, the pool of mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of 111 mortgage loans, representing approximately 90.6% of the initial pool balance, and loan group 2 will consist of 24 mortgage loans, representing approximately 9.4% of the initial pool balance. Loan group 2 will include approximately 83.3% of the initial principal balance of the mortgage loans secured by multifamily properties and approximately 15.7% of the initial principal balance as of the cut-off date of the mortgage loans secured by manufactured housing properties. Annex A to this prospectus supplement will set forth the loan group designation with respect to each mortgage loan.

     The total of all payments or other collections (or advances in lieu thereof) on or in respect of the mortgage loans (but excluding prepayment premiums, yield maintenance charges and excess interest, each as described in this prospectus supplement) that are available for distributions of interest on and principal of the certificates on any distribution date is herein referred to as the available distribution amount for such date. See "Description of the
Certificates--Distributions--The Available Distribution Amount" in this prospectus supplement. On each distribution date, the trustee will apply the available distribution amount for such date for the following purposes and in the following order of priority:

A. Amount and Order of Distributions

     First, Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-5,
Class A-1A, Class XC and Class XP: To pay interest, concurrently, (a) on Class
A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-5 pro rata, from the portion of the available distribution amount for such distribution date that is attributable to the mortgage loans in loan group 1, (b) on Class A-1A from the portion of the available distribution amount for such distribution date that is attributable to the mortgage loans in loan group 2 and (c) on Class XC and
Class XP, from the available distribution amount, in each case in accordance with their interest entitlements. However, if on any distribution date, the available distribution amount (or applicable portion thereof) is insufficient to pay in full the total amount of interest to be paid to any of the classes described above, the available distribution amount will be allocated among all these classes pro rata in accordance with their interest entitlements.

     Second, Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-5
and Class A-1A: To the extent of amounts then required to be distributed as principal, concurrently, (A) (i) first, to the Class A-SB Certificates, available principal received from loan group 1 and, after the Class A-1A
Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the

                                      S-17

Class A-1A Certificates have been made, until the principal balance of the Class
A-SB Certificates is reduced to the planned principal balance set forth in the table on Annex D to this prospectus supplement; (ii) then, to the Class A-1
Certificates, available principal received from loan group 1 remaining after the above distribution in respect of the Class A-SB Certificates and, after the
Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates and the above distribution on the Class A-SB Certificates have been made, until the principal balance of the Class A-1 Certificates is reduced to zero; (iii) then, to the Class A-2 Certificates, available principal received from loan group 1 remaining after distributions in respect of principal to the Class A-1
Certificates and the above distribution on the Class A-SB Certificates and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A
Certificates and the above distributions on the Class A-1 and Class A-SB
Certificates have been made, until the principal balance of the Class A-2
Certificates is reduced to zero; (iv) then, to the Class A-3 Certificates, available principal received from loan group 1 remaining after the above distributions in respect of principal to the Class A-1, Class A-2 and Class A-SB
Certificates and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the
Class A-1A Certificates and the above distributions on the Class A-1, Class A-2 and Class A-SB Certificates have been made, until the principal balance of the
Class A-3 Certificates is reduced to zero; (v) then, to the Class A-4
Certificates, available principal received from loan group 1 remaining after the above distributions in respect of principal to the Class A-1, Class A-2, Class
A-3 and Class A-SB Certificates and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates and the above distributions on the Class
A-1, Class A-2, Class A-3 and Class A-SB Certificates have been made, until the principal balance of the Class A-4 Certificates is reduced to zero; (vi) then, to the Class A-SB Certificates, available principal received from loan group 1 remaining after the above distributions in respect of principal to the Class
A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates, and, after the
Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1, Class A-2, Class A-3, Class A-4 and
Class A-SB Certificates have been made, until the principal balance of the Class
A-SB Certificates is reduced to zero; and (vii) then, to the Class A-5
Certificates, available principal received from loan group 1 remaining after the above distributions in respect of principal to the Class A-1, Class A-2, Class
A-3, Class A-4 and Class A-SB Certificates and, after the Class A-1A
Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB
Certificates have been made, until the principal balance of the Class A-5
Certificates is reduced to zero; and (B) to the Class A-1A Certificates, available principal received from loan group 2 and, after the Class A-1, Class
A-2, Class A-3, Class A-4, Class A-SB and Class A-5 Certificates have been reduced to zero, available principal received from loan group 1 remaining after payments to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class
A-5 Certificates have been made, until the principal balance of the Class A-1A
Certificates is reduced to zero.

     Third, Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-5
and Class A-1A: To reimburse Class A-1, Class A-2, Class A-3, Class A-4, Class
A-SB, Class A-5 and Class A-1A, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes.

     Fourth, Class A-J: To Class A-J as follows: (a) interest on Class A-J in the amount of its interest entitlement; (b) to the extent of funds available for principal, to principal on Class A-J until reduced to zero; and (c) to reimburse
Class A-J for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class.

     Fifth, Class B: To Class B in a manner analogous to the Class A-J allocations of the fourth step.

     Sixth, Class C: To Class C in a manner analogous to the Class A-J allocations of the fourth step.

     Seventh, Class D: To Class D in a manner analogous to the Class A-J allocations of the fourth step.

                                      S-18

     Finally, Private Certificates: To the Private Certificates (other than the
Class XC Certificates, the Class FM Certificates, the Class SM Certificates, the
Class LM Certificates, the Class V Certificates, the Class R-I Certificates and
the Class R-II Certificates) in the amounts and order of priority provided for in the pooling and servicing agreement.

     The distributions referred to in priority Second above will be made, pro rata, among the Class A-1 Certificates, Class A-2 Certificates, Class A-3
Certificates, Class A-4 Certificates, Class A-SB Certificates, Class A-5
Certificates and Class A-1A Certificates when the certificate balances of all other certificates having certificate balances have been reduced to zero and in any event on the final distribution date as described under "Description of the
Certificates--Distributions--The Available Distribution Amount" in this prospectus supplement.

B. Interest and Principal Entitlements

     A description of each class's interest entitlement can be found in
"Description of the Certificates-- Distributions--Distributable Certificate
Interest" in this prospectus supplement. As described in such section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month's interest at the pass-through rate on your certificate's principal amount.

     The amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in "Description of the Certificates--Distributions--Principal Distribution Amount" in this prospectus supplement.

C. Prepayment Premiums

     The manner in which any prepayment premiums and yield maintenance charges received during a particular collection period will be allocated to one or more of the classes of offered certificates is described in "Description of the
Certificates--Distributions--Distributions of Prepayment Premiums" in this prospectus supplement.

SUBORDINATION

A. General

     The chart below describes the manner in which the rights of various classes will be senior to the rights of other classes. Entitlement to receive principal and interest on any distribution date is depicted in descending order. The manner in which mortgage loan losses are allocated is depicted in ascending order; provided that mortgage loan losses will not be allocated to the Class FM
Certificates (other than mortgage loan losses on the FM Pari Passu Note A-1
Mortgage Loan), the Class SM Certificates (other than mortgage loan losses on the SM Component Mortgage Loan), the Class LM Certificates (other than mortgage loan losses on the LM Component Mortgage Loan) the Class V, Class R-I or Class
R-II Certificates. Mortgage loan losses that are realized on the FM Pari Passu
Note A-1 Mortgage Loan will be allocated to the Class FM Certificates in reverse alphabetical order before being allocated to any other class of Certificates.
Mortgage loan losses that are realized on the SM Component Mortgage Loan will be allocated to the Class SM Certificates in reverse alphabetical order before being allocated to any other class of Certificates. Mortgage loan losses that are realized on the LM Component Mortgage Loan will be allocated to the Class LM
Certificates before being allocated to any other class of Certificates. No principal payments or loan losses will be allocated to the Class V, Class XC and
Class XP Certificates. However, the notional amount on the Class XC and Class XP
Certificates (which is used to calculate interest due on the Class XC and Class
XP Certificates) will effectively be reduced by the allocation of principal payments and loan losses to the other classes of certificates, the principal balances of which correspond to the notional amount of the Class XC and Class XP
Certificates.

                                      S-19

          -------------------------------------------------------------
              CLASS A-1 CERTIFICATES(1), CLASS A-2 CERTIFICATES(1),
              CLASS A-3 CERTIFICATES(1), CLASS A-4 CERTIFICATES(1),
            CLASS A-SB CERTIFICATES(1)(2), CLASS A-5 CERTIFICATES(1),
              CLASS A-1A CERTIFICATES(1), CLASS XC CERTIFICATES(3),
                            CLASS XP CERTIFICATES(3),
          -------------------------------------------------------------

                         ------------------------------

                             CLASS A-J CERTIFICATES

                         ------------------------------

                         ------------------------------

                              CLASS B CERTIFICATES

                         ------------------------------

                         ------------------------------

                              CLASS C CERTIFICATES

                         ------------------------------

                         ------------------------------

                              CLASS D CERTIFICATES

                         ------------------------------

                   ------------------------------------------

                          PRIVATE CERTIFICATES(4)(5)(6)
                     (other than the Class XC Certificates)

                   ------------------------------------------

     (1)  The Class A-1A Certificates generally have a priority entitlement to principal payments received in respect of mortgage loans included in loan group 2. The Class A-1, Class A-2, Class A-3, Class A-4, Class
          A-SB and Class A-5 Certificates generally have a priority entitlement to principal payments received in respect of mortgage loans included in loan group 1. See "Description of the Certificates--The Available
          Distribution Amount" in this prospectus supplement.

     (2)  The Class A-SB Certificates have a certain priority with respect to being paid down to their planned principal balance on any distribution date as described in this prospectus supplement.

     (3)  The Class XC and Class XP Certificates will only be senior with respect to payments of interest and will not be entitled to receive any payments in respect of principal.

     (4)  The Class FM Certificates will be subordinate to the offered certificates only with respect to payments and other collections received on the FM Pari Passu Note A-1 Mortgage Loan.

     (5)  The Class SM Certificates will be subordinate to the offered certificates only with respect to payments and other collections received on the SM Component Mortgage Loan.

     (6)  The Class LM Certificates will be subordinate to the offered certificates only with respect to payments and other collections received on the LM Component Mortgage Loan.

     No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

     See "Description of the Certificates--Subordination; Allocation of Losses
and Certain Expenses" in this prospectus supplement.

                                      S-20

B. Shortfalls in Available Funds

     The following types of shortfalls in available funds will be allocated in the same manner as mortgage loan losses:

     o    shortfalls resulting from additional compensation which the master servicer or special servicer is entitled to receive;

     o    shortfalls resulting from interest on advances of principal and interest or property expenses made by the master servicer, the special servicer or the trustee;

     o    shortfalls resulting from extraordinary expenses of the trust;

     o    shortfalls resulting from a reduction of a mortgage loan's interest rate or principal amount by a bankruptcy court or from other unanticipated or default-related expenses of the trust; and

     o    shortfalls due to nonrecoverable advances being reimbursed from principal and/or interest collections.

     See "Description of the Certificates--Distributions" in this prospectus supplement.

ADVANCES OF PRINCIPAL AND INTEREST

  A. P&I Advances

     The master servicer (or the trustee, if applicable) is required to advance delinquent monthly mortgage loan payments (including mortgage loan payments on the subordinate component(s) of each of the FM Pari Passu Note A-1 Mortgage
Loan, the SM Component Mortgage Loan and the LM Component Mortgage Loan) if it
determines that the advance will be recoverable. The master servicer will not advance balloon payments due at maturity, late payment charges or default interest. The master servicer also is not required to advance prepayment or yield maintenance premiums. If an advance is made, the master servicer will not advance its servicing fee, but will advance the trustee's fee.

  B. Property Protection Advances

     The master servicer (or the trustee, if applicable) may also be required to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related mortgage loan documents.

  C. Interest on Advances

     The master servicer and the trustee, as applicable, will be entitled to interest as described in this prospectus supplement on any of the advances referenced in the two immediately preceding paragraphs above, other than for advances referenced under the above Paragraph A of payments not delinquent past applicable grace periods. Interest accrued on any of these outstanding advances may result in reductions in amounts otherwise payable on the certificates.

     See "Description of the Certificates--P&I Advances" and "Servicing of the
Mortgage Loans-- Servicing and Other Compensation and Payment of Expenses" in
this prospectus supplement and "Description of the Certificates--Advances in
Respect of Delinquencies" and "The Pooling and Servicing Agreements--Certificate
Account" in the accompanying prospectus.

OTHER ASPECTS OF THE OFFERED CERTIFICATES

  A. Denominations

     The Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-5,
Class A-1A and Class A-J Certificates will be offered in minimum denominations of $10,000 initial principal amount. The Class XP

                                      S-21

Certificates will be offered in minimum denominations of $1,000,000 initial notional amount. The Class B, Class C and Class D Certificates will be offered in minimum denominations of $100,000 initial principal amount. Investments in excess of the minimum denominations may be made in multiples of $1.

  B. Registration, Clearance and Settlement

     Each class of offered certificates will be registered in the name of Cede &
Co., as nominee of The Depository Trust Company. The book-entry system through
The Depository Trust Company may be terminated with respect to all or any portion of any class of the offered certificates.

     See "Description of the Certificates--Registration and Denominations" in
this prospectus supplement and "Description of the Certificates--Book-Entry
Registration and Definitive Certificates" in the accompanying prospectus.

TERMINATION

     On any distribution date on which the aggregate principal balance of the pool of mortgage loans remaining in the trust is less than 1.0% of the aggregate unpaid balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus supplement will have the option to purchase all of the remaining mortgage loans at the price specified in this prospectus supplement (and all property acquired through exercise of remedies in respect of any mortgage loan). Exercise of this option will terminate the trust and retire the then outstanding certificates. See "Description of the
Certificates--Termination" in this prospectus supplement and "Description of the
Certificates-- Termination" in the accompanying prospectus.

TAX STATUS

     Elections will be made to treat designated portions of the trust (other than excess interest) as two separate real estate mortgage investment conduits, referred to in this prospectus supplement as REMICs--REMIC I and REMIC II--for federal income tax purposes. In addition, a separate REMIC election will also be made with respect to the FM Pari Passu Note A-1 Mortgage Loan, the SM Component
Mortgage Loan and the LM Component Mortgage Loan, referred to in this prospectus supplement as the Component Mortgage Loan REMIC. The senior component of each of the FM Pari Passu Note A-1 Mortgage Loan, the SM Component Mortgage Loan and the
LM Component Mortgage Loan and each class of the Class FM, Class SM and Class LM
Certificates will represent "regular interests" in the Component Mortgage Loan
REMIC. In the opinion of counsel, such portions of the trust will qualify for this treatment. The portion of the trust consisting of the excess interest will be treated as a grantor trust for federal income tax purposes and will be beneficially owned by the Class V Certificates.

     Pertinent federal income tax consequences of an investment in the offered certificates include:

     o    Each class of offered certificates will constitute "regular interests"
          in REMIC II.

     o    The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

     o    Beneficial owners will be required to report income on the offered certificates in accordance with the accrual method of accounting.

     o    It is anticipated that the Class [ ] Certificates will be issued at a premium, that the Class [ ] and Class [ ] Certificates will be issued with a de minimis amount of original issue discount and that the Class
          [ ] Certificates will be issued with more than a de minimis amount of original issue discount for federal income tax purposes.

     See "Certain Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

ERISA CONSIDERATIONS

     Subject to important considerations described under "Certain ERISA
Considerations" in this prospectus supplement and in the accompanying prospectus, the depositor expects the offered certificates

                                      S-22

to be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. A benefit plan fiduciary considering the purchase of any offered certificates should consult with its counsel to determine whether all required conditions have been satisfied.

     See "Certain ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

LEGAL INVESTMENT

     The offered certificates will not constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates.

     See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

CERTIFICATE RATINGS

     It is a requirement for issuance of the offered certificates that they receive credit ratings no lower than the following credit ratings from Fitch,
Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill
Companies, Inc.:

                                                                 FITCH     S&P
                                                                -------   -----
 Class A-1 ..................................................     AAA      AAA
 Class A-2 ..................................................     AAA      AAA
 Class A-3 ..................................................     AAA      AAA
 Class A-4 ..................................................     AAA      AAA
 Class A-SB .................................................     AAA      AAA
 Class A-5 ..................................................     AAA      AAA
 Class A-1A .................................................     AAA      AAA
 Class A-J ..................................................     AAA      AAA
 Class XP ...................................................     AAA      AAA
 Class B ....................................................      AA       AA
 Class C ....................................................     AA-      AA-
 Class D ....................................................      A        A

     The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the rated final distribution date. A security rating does not address the frequency of prepayments (either voluntary or involuntary) or the possibility that certificateholders might suffer a lower than anticipated yield, nor does a security rating address the likelihood of receipt of prepayment premiums or yield maintenance charges or the collection of excess interest.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Any such revision, if negative, or withdrawal of a rating could have a material adverse effect on the affected class of offered certificates.
See "Ratings" in this prospectus supplement and "Rating" in the accompanying prospectus for a discussion of the basis upon which ratings are assigned, the limitations and restrictions on ratings, and conclusions that should not be drawn from a rating.

                                      S-23

                                  RISK FACTORS

o    YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS BEFORE MAKING AN
     INVESTMENT DECISION. IN PARTICULAR, DISTRIBUTIONS ON YOUR CERTIFICATES WILL
     DEPEND ON PAYMENTS RECEIVED ON AND OTHER RECOVERIES WITH RESPECT TO THE
     MORTGAGE LOANS. THEREFORE, YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS
     RELATING TO THE MORTGAGE LOANS AND THE MORTGAGED PROPERTIES.

o    THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES RELATING
     TO YOUR CERTIFICATES. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY
     KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO IMPAIR YOUR
     INVESTMENT.

o    IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, YOUR INVESTMENT COULD BE
     MATERIALLY AND ADVERSELY AFFECTED.

o    THIS PROSPECTUS SUPPLEMENT ALSO CONTAINS FORWARD-LOOKING STATEMENTS THAT
     INVOLVE RISKS AND UNCERTAINTIES. ACTUAL RESULTS COULD DIFFER MATERIALLY
     FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF
     CERTAIN FACTORS, INCLUDING THE RISKS DESCRIBED BELOW AND ELSEWHERE IN THIS
     PROSPECTUS SUPPLEMENT.

                        RISKS RELATED TO THE CERTIFICATES

YOUR LACK OF CONTROL OVER THE
  TRUST FUND CAN CREATE RISK..   You and other certificateholders generally do
                                 not have the right to make decisions with
                                 respect to the administration of the trust. See
                                 "Servicing of the Mortgage Loans-- General" in
                                 this prospectus supplement. Such decisions are
                                 generally made, subject to the express terms of
                                 the pooling and servicing agreement, by the
                                 master servicer, the trustee or the special
                                 servicer, as applicable. Any decision made by
                                 one of those parties in respect of the trust,
                                 even if such decision is determined to be in
                                 your best interests by such party, may be
                                 contrary to the decision that you or other
                                 certificateholders would have made and may
                                 negatively affect your interests.

POTENTIAL CONFLICTS OF
  INTEREST....................   The special servicer will have latitude in
                                 determining whether to liquidate or modify
                                 defaulted mortgage loans. See "Servicing of the
                                 Mortgage Loans--Modifications, Waivers,
                                 Amendments and Consents" in this prospectus
                                 supplement. JER Investors Trust Inc., which we
                                 anticipate will be the initial directing
                                 certificateholder, is an affiliate of the
                                 special servicer.

                                 The master servicer, the special servicer or an
                                 affiliate of either may purchase certain of the
                                 certificates or hold certain companion mortgage
                                 loans which are part of a split loan structure
                                 but which are not held in the trust fund or
                                 hold certain mezzanine debt related to the
                                 mortgage loans. In addition, the holder of
                                 certain of the non-offered certificates has the
                                 right to remove a special servicer and appoint
                                 a successor, which may be an affiliate of such
                                 holder. It is possible that the special
                                 servicers or affiliates thereof may be holders
                                 of such non-offered certificates. This could
                                 cause a conflict between the master servicer's
                                 or the special servicer's duties to the trust
                                 under the pooling and servicing agreement and
                                 its interest as a holder of a certificate or a

                                      S-24

                                 companion mortgage loan. In addition, the
                                 master servicer is a mortgage loan seller. This
                                 could cause a conflict between the master
                                 servicer's duty to the trust under the pooling
                                 and servicing agreement and its interest as the
                                 mortgage loan seller. However, the pooling and
                                 servicing agreement provides that the mortgage
                                 loans shall be administered in accordance with
                                 the servicing standards without regard to
                                 ownership of any certificate by the master
                                 servicer, the special servicer or any affiliate
                                 of the master servicer or the special servicer.
                                 See "Servicing of the Mortgage Loans --General"
                                 in this prospectus supplement.

                                 Additionally, any of those parties may,
                                 especially if it holds the non-offered
                                 certificates, or has financial interests in or
                                 other financial dealings with a borrower or
                                 sponsor under any of the mortgage loans, have
                                 interests when dealing with the mortgage loans
                                 that are in conflict with the interests of
                                 holders of the offered certificates. For
                                 instance, if the special servicer or an
                                 affiliate holds non-offered certificates, the
                                 special servicer could seek to reduce the
                                 potential for losses allocable to those
                                 certificates from a troubled mortgage loan by
                                 deferring acceleration in hope of maximizing
                                 future proceeds. The special servicer might
                                 also seek to reduce the potential for such
                                 losses by accelerating earlier than necessary
                                 to avoid advance interest or additional trust
                                 fund expenses. Either action could result in
                                 less proceeds to the trust than would be
                                 realized if alternate action had been taken. In
                                 general, a servicer is not required to act in a
                                 manner more favorable to the offered
                                 certificates or any particular class of offered
                                 certificates than to the non-offered
                                 certificates.

                                 Additionally, each of the master servicer, the
                                 sub-servicers and the special servicer
                                 currently services or will, in the future,
                                 service, in the ordinary course of its
                                 business, existing and new loans for third
                                 parties, including portfolios of loans similar
                                 to the mortgage loans that will be included in
                                 the trust. The real properties securing these
                                 other loans may be in the same markets as, and
                                 compete with, certain of the real properties
                                 securing the mortgage loans that will be
                                 included in the trust. Consequently, personnel
                                 of the master servicer, the sub-servicers and
                                 the special servicer may perform services, on
                                 behalf of the trust, with respect to the
                                 mortgage loans at the same time as they are
                                 performing services, on behalf of other
                                 persons, with respect to other mortgage loans
                                 secured by properties that compete with the
                                 mortgaged properties securing the mortgage
                                 loans. This may pose inherent conflicts for the
                                 master servicer, the sub-servicers and the
                                 special servicer.

                                      S-25

                                 In addition, certain of the mortgage loans
                                 included in the trust fund may have been
                                 refinancings of debt previously held by a
                                 mortgage loan seller or an affiliate of a
                                 mortgage loan seller.

                                 The mortgage loan seller or its affiliates may
                                 also have or have had equity investments in the
                                 borrowers (or in the owners of the borrowers)
                                 or properties under certain of the mortgage
                                 loans included in the trust. The mortgage loan
                                 seller and its affiliates have made or may make
                                 or have preferential rights to make loans to,
                                 or equity investments in, affiliates of the
                                 borrowers under the mortgage loans.

                                 In addition, a mortgage loan seller may hold
                                 mezzanine debt related to a borrower, but which
                                 is not held in the trust fund.

                                 The related property managers and borrowers may
                                 experience conflicts of interest in the
                                 management and/or ownership of the real
                                 properties securing the mortgage loans because:

                                 o  a substantial number of the mortgaged real
                                    properties are managed by property managers
                                    affiliated with the respective borrowers;

                                 o  certain of the mortgaged real properties are
                                    self-managed by the borrowers themselves;

                                 o  these property managers also may manage
                                    and/or franchise additional properties,
                                    including properties that may compete with
                                    the mortgaged properties; and

                                 o  affiliates of the property managers and/or
                                    the borrowers, or the property managers
                                    and/or the borrowers themselves also may own
                                    other properties, including competing
                                    properties.

PREPAYMENTS WILL AFFECT
  DISTRIBUTIONS AND YIELD
  CONSIDERATIONS..............   The yield on any offered certificate will
                                 depend on (a) the price at which such
                                 certificate is purchased by an investor and (b)
                                 the rate, timing and amount of distributions on
                                 such certificate. The rate, timing and amount
                                 of distributions on any offered certificate
                                 will, in turn, depend on, among other things:

                                 o  the pass-through rate for such certificate;

                                 o  the rate and timing of principal payments
                                    (including principal prepayments) and other
                                    principal collections on or in respect of
                                    the mortgage loans and the extent to which
                                    such amounts are to be applied or otherwise
                                    result in a reduction of the certificate
                                    balance of the class of certificates to
                                    which such certificate belongs;

                                      S-26

                                 o  the rate, timing and severity of realized
                                    losses and additional trust fund expenses
                                    (each as described in this prospectus
                                    supplement) and the extent to which such
                                    losses and expenses result in the failure to
                                    pay interest on, or a reduction of the
                                    certificate balance of, the class of
                                    certificates to which such certificate
                                    belongs;

                                 o  the timing and severity of any net aggregate
                                    prepayment interest shortfalls (each as
                                    described in this prospectus supplement) and
                                    the extent to which such shortfalls are
                                    allocated in reduction of the distributable
                                    certificate interest payable on the class of
                                    certificates to which such certificate
                                    belongs;

                                 o  the extent to which prepayment premiums and
                                    yield maintenance charges are collected and,
                                    in turn, distributed on the class of
                                    certificates to which such certificate
                                    belongs; and

                                 o  the rate and timing of reimbursement of
                                    advances.

                                 It is impossible to predict with certainty any
                                 of the factors described in the preceding
                                 paragraph. Accordingly, investors may find it
                                 difficult to analyze the effect that such
                                 factors might have on the yield to maturity of
                                 any class of offered certificates. See
                                 "Description of the Mortgage Pool",
                                 "Description of the Certificates--
                                 Distributions" and "--Subordination; Allocation
                                 of Losses and Certain Expenses" and "Yield and
                                 Maturity Considerations" in this prospectus
                                 supplement. See also "Yield and Maturity
                                 Considerations" in the accompanying prospectus.

PREPAYMENT AND REPURCHASES
  MAY AFFECT THE YIELD TO
  MATURITY OF YOUR
  CERTIFICATES ...............   The yield to maturity on your certificates will
                                 depend, in significant part, upon the rate and
                                 timing of principal payments on the mortgage
                                 loans. For this purpose, principal payments
                                 include both voluntary prepayments, if
                                 permitted, and involuntary prepayments, such as
                                 prepayments resulting from casualty or
                                 condemnation, defaults and liquidations and
                                 purchases or repurchases upon breaches of
                                 representations and warranties.

                                 The investment performance of your certificates
                                 may vary materially and adversely from your
                                 expectations if the actual rate of prepayment
                                 on the mortgage loans is higher or lower than
                                 you anticipate.

                                 Voluntary prepayments, if permitted, generally
                                 require payment of a prepayment premium or
                                 yield maintenance charge. Nevertheless, we
                                 cannot assure you that the related borrowers
                                 will refrain from prepaying their mortgage
                                 loans due to the existence of a prepayment

                                      S-27

                                 premium or yield maintenance charge. Also, we
                                 cannot assure you that involuntary prepayments
                                 will not occur.

                                 The terms of eight of the mortgage loans,
                                 representing 11.5% of the initial pool balance
                                 (12.7% of the group 1 balance), in connection
                                 with a partial release of the related mortgaged
                                 property, permit a voluntary partial prepayment
                                 at any time with the payment of the applicable
                                 prepayment penalty. See "Description of the
                                 Mortgage Pool--Release or Substitution of
                                 Properties" in this prospectus supplement.

                                 The rate at which voluntary prepayments occur
                                 on the mortgage loans will be affected by a
                                 variety of factors, including:

                                 o  the terms of the mortgage loans;

                                 o  the length of any prepayment lockout period;

                                 o  the level of prevailing interest rates;

                                 o  the availability of mortgage credit;

                                 o  the applicable prepayment premiums or yield
                                    maintenance charges;

                                 o  the master servicer's or special servicer's
                                    ability to enforce those charges or
                                    premiums;

                                 o  the occurrence of casualties or natural
                                    disasters; and

                                 o  economic, demographic, tax, legal or other
                                    factors.

                                 No prepayment premium or yield maintenance
                                 charge will be generally required for
                                 prepayments in connection with a casualty or
                                 condemnation. In addition, if a mortgage loan
                                 seller repurchases any mortgage loan from the
                                 trust due to a material breach of
                                 representations or warranties or a material
                                 document defect, the repurchase price paid will
                                 be passed through to the holders of the
                                 certificates with the same effect as if the
                                 mortgage loan had been prepaid in part or in
                                 full, except that no prepayment premium or
                                 yield maintenance charge would be payable. The
                                 repurchase price paid by a mortgage loan seller
                                 may not include a liquidation fee if purchased
                                 within the timeframe set forth in the pooling
                                 and servicing agreement. Such a repurchase may
                                 therefore adversely affect the yield to
                                 maturity on your certificates.

                                 The yield to maturity of the Class XP
                                 Certificates will be highly sensitive to the
                                 rate and timing of principal payments
                                 (including by reason of prepayments, loan
                                 extensions, defaults and liquidations) and
                                 losses on the mortgage loans. Investors in the
                                 Class XP Certificates

                                      S-28

                                 should fully consider the associated risks,
                                 including the risk that an extremely rapid rate
                                 of amortization, prepayment or other
                                 liquidation of the mortgage loans could result
                                 in the failure of such investors to recoup
                                 fully their initial investments. No
                                 representation is made as to the anticipated
                                 rate of prepayments on the mortgage loans or as
                                 to the anticipated yield to maturity of any
                                 Certificate. See "Yield and Maturity
                                 Considerations-- Yield Sensitivity of the Class
                                 XP Certificates" in this prospectus supplement.

                                 In the case of the Class XP Certificates, and
                                 any class of certificates purchased at a
                                 premium, if principal payments on the mortgage
                                 loans occur at a rate faster than anticipated
                                 at the time of purchase, then (to the extent
                                 that the required prepayment premiums or yield
                                 maintenance charges are not received or are
                                 distributable to a different class of
                                 certificates) the investors' actual yield to
                                 maturity will be lower than that assumed at the
                                 time of purchase.

BORROWER DEFAULTS MAY
  ADVERSELY AFFECT YOUR
  YIELD.......................   The rate and timing of delinquencies or
                                 defaults on the mortgage loans will affect:

                                 o  the aggregate amount of distributions on the
                                    offered certificates;

                                 o  their yield to maturity;

                                 o  the rate of principal payments; and

                                 o  their weighted average life.

                                 If losses on the mortgage loans exceed the
                                 aggregate principal amount of the classes of
                                 certificates subordinated to a particular
                                 class, such class will suffer a loss equal to
                                 the full amount of such excess (up to the
                                 outstanding principal amount of such
                                 certificate).

                                 If you calculate your anticipated yield based
                                 on assumed rates of defaults and losses that
                                 are lower than the default rate and losses
                                 actually experienced and such losses are
                                 allocable to your certificates, your actual
                                 yield to maturity will be lower than the
                                 assumed yield. Under certain extreme scenarios,
                                 such yield could be negative. In general, the
                                 earlier a loss borne by you on your
                                 certificates occurs, the greater the effect on
                                 your yield to maturity.

                                 Even if losses on the mortgage loans are not
                                 borne by your certificates, those losses may
                                 affect the weighted average life and yield to
                                 maturity of your certificates. This may be so
                                 because those losses lead to your certificates
                                 having a higher percentage ownership interest
                                 in the trust and related distributions of
                                 principal payments on the

                                      S-29

                                 mortgage loans than would otherwise have been
                                 the case. The effect on the weighted average
                                 life and yield to maturity of your certificates
                                 will depend upon the characteristics of the
                                 remaining mortgage loans.

                                 The yield to maturity of the Class XC and Class
                                 XP Certificates will be highly sensitive to the
                                 rate and timing of principal payments
                                 (including by reason of prepayments, loan
                                 extensions, defaults and liquidations) and
                                 losses on or in respect of the mortgage loans.
                                 Investors in the Class XC and Class XP
                                 Certificates should fully consider the
                                 associated risks, including the risk that an
                                 extremely rapid rate of amortization,
                                 prepayment or other liquidation of the mortgage
                                 loans could result in the failure of such
                                 investors to recoup fully their initial
                                 investments.

                                 Additionally, delinquencies and defaults on the
                                 mortgage loans may significantly delay the
                                 receipt of distributions by you on your
                                 certificates, unless certain advances are made
                                 to cover delinquent payments or the
                                 subordination of another class of certificates
                                 fully offsets the effects of any such
                                 delinquency or default.

                                 Additionally, the courts of any state may
                                 refuse the foreclosure of a mortgage or deed of
                                 trust when an acceleration of the indebtedness
                                 would be inequitable or unjust or the
                                 circumstances would render the action
                                 unconscionable.

THE BORROWER'S FORM OF ENTITY
  MAY CAUSE SPECIAL RISKS.....   Most of the borrowers are legal entities rather
                                 than individuals. Mortgage loans made to legal
                                 entities may entail risks of loss greater than
                                 those of mortgage loans made to individuals.
                                 For example, a legal entity, as opposed to an
                                 individual, may be more inclined to seek legal
                                 protection from its creditors under the
                                 bankruptcy laws. Unlike individuals involved in
                                 bankruptcies, most of the entities generally do
                                 not have personal assets and creditworthiness
                                 at stake. The terms of the mortgage loans
                                 generally require that the borrowers covenant
                                 to be single-purpose entities, although in many
                                 cases the borrowers are not required to observe
                                 all covenants and conditions that typically are
                                 required in order for them to be viewed under
                                 standard rating agency criteria as "special
                                 purpose entities." In addition, certain
                                 mortgage loans may not have borrower
                                 principals. In general, borrowers'
                                 organizational documents or the terms of the
                                 mortgage loans limit their activities to the
                                 ownership of only the related mortgaged
                                 property or properties and limit the borrowers'
                                 ability to incur additional indebtedness. These
                                 provisions are designed to mitigate the
                                 possibility that the borrowers' financial
                                 condition would be adversely impacted by
                                 factors unrelated to the mortgaged property and
                                 the mortgage loan in the pool. However, we
                                 cannot assure you that the related

                                      S-30

                                 borrowers will comply with these requirements.
                                 The bankruptcy of a borrower, or a general
                                 partner or managing member of a borrower, may
                                 impair the ability of the lender to enforce its
                                 rights and remedies under the related mortgage.

                                 Many of the borrowers are not special purpose
                                 entities structured to limit the possibility of
                                 becoming insolvent or bankrupt, and therefore
                                 may be more likely to become insolvent or the
                                 subject of a voluntary or involuntary
                                 bankruptcy proceeding because such borrowers
                                 may be:

                                 o  operating entities with businesses distinct
                                    from the operation of the mortgaged property
                                    with the associated liabilities and risks of
                                    operating an ongoing business; or

                                 o  individuals that have personal liabilities
                                    unrelated to the mortgaged property.

                                 However, any borrower, even a special purpose
                                 entity structured to be bankruptcy-remote, as
                                 an owner of real estate will be subject to
                                 certain potential liabilities and risks. We
                                 cannot provide assurances that any borrower
                                 will not file for bankruptcy protection or that
                                 creditors of a borrower or a corporate or
                                 individual general partner or managing member
                                 of a borrower will not initiate a bankruptcy or
                                 similar proceeding against such borrower or
                                 corporate or individual general partner or
                                 managing member.

                                 Furthermore, with respect to any related
                                 borrowers, creditors of a common parent in
                                 bankruptcy may seek to consolidate the assets
                                 of such borrowers with those of the parent.
                                 Consolidation of the assets of such borrowers
                                 would likely have an adverse effect on the
                                 funds available to make distributions on your
                                 certificates, and may lead to a downgrade,
                                 withdrawal or qualification of the ratings of
                                 your certificates. In this respect, 17 sets
                                 containing, in the aggregate, 46 mortgage loans
                                 and representing 26.9% of the initial pool
                                 balance (15 sets, 41 mortgage loans
                                 representing 26.7% of the group 1 balance and
                                 two sets, five mortgage loans representing
                                 28.6% of the group 2 balance), are made to
                                 affiliated borrowers. See "Certain Legal
                                 Aspects of Mortgage Loans--Bankruptcy Laws" in
                                 the accompanying prospectus.

                                 In addition, with respect to ten mortgage
                                 loans, representing 5.3% of the initial pool
                                 balance (seven mortgage loans representing 2.9%
                                 of the group 1 balance and three mortgage loans
                                 representing 28.3% of the group 2 balance), the
                                 borrowers own the related mortgaged property as
                                 tenants in common. These mortgage loans may be
                                 subject to prepayment, including during periods
                                 when prepayment might otherwise be prohibited,
                                 as a

                                      S-31

                                 result of partition. Although some of the
                                 related borrowers have purported to waive any
                                 right of partition, we cannot assure you that
                                 any such waiver would be enforced by a court of
                                 competent jurisdiction.

BANKRUPTCY PROCEEDINGS
  ENTAIL CERTAIN RISK.........   Under federal bankruptcy law, the filing of a
                                 petition in bankruptcy by or against a borrower
                                 will stay the commencement or continuation of a
                                 foreclosure action and delay the sale of the
                                 real property owned by that borrower. In
                                 addition, even if a court determines that the
                                 value of the mortgaged property is less than
                                 the principal balance of the mortgage loan it
                                 secures, the court may prevent a lender from
                                 foreclosing on the mortgaged property (subject
                                 to certain protections available to the
                                 lender). As part of a restructuring plan, a
                                 court also may reduce the amount of secured
                                 indebtedness to the then-value of the mortgaged
                                 property, which action would make the lender a
                                 general unsecured creditor for the difference
                                 between the then-current value and the amount
                                 of its outstanding mortgage indebtedness. A
                                 bankruptcy court also may: (1) grant a debtor a
                                 reasonable time to cure a payment default on a
                                 mortgage loan; (2) reduce periodic payments due
                                 under a mortgage loan; (3) change the rate of
                                 interest due on a mortgage loan; or (4)
                                 otherwise alter the mortgage loan's repayment
                                 schedule.

                                 Moreover, the filing of a petition in
                                 bankruptcy by, or on behalf of, a junior
                                 lienholder may stay the senior lienholder from
                                 taking action to foreclose on the junior lien.
                                 Additionally, the borrower's trustee or the
                                 borrower, as debtor-in-possession, has certain
                                 special powers to avoid, subordinate or
                                 disallow debts. In certain circumstances, the
                                 claims of the securitization trustee may be
                                 subordinated to financing obtained by a
                                 debtor-in-possession subsequent to its
                                 bankruptcy.

                                 Under federal bankruptcy law, the mortgagee
                                 will be stayed from enforcing a borrower's
                                 assignment of rents and leases. Federal
                                 bankruptcy law also may interfere with the
                                 master servicer's or special servicer's ability
                                 to enforce lockbox requirements. The legal
                                 proceedings necessary to resolve these issues
                                 can be time consuming and may significantly
                                 delay or diminish the receipt of rents. Rents
                                 also may escape an assignment to the extent
                                 they are used by the borrower to maintain the
                                 mortgaged property or for other court
                                 authorized expenses.

                                 As a result of the foregoing, the trustee's
                                 recovery with respect to borrowers in
                                 bankruptcy proceedings may be significantly
                                 delayed, and the aggregate amount ultimately
                                 collected may be substantially less than the
                                 amount owed.

                                      S-32

                                 Certain mortgage loans may have sponsors that
                                 have previously filed for bankruptcy
                                 protection, which in some cases may have
                                 involved the same property that currently
                                 secures the mortgage loan. In each case, the
                                 related entity or person has emerged from
                                 bankruptcy. However, we cannot assure you that
                                 such sponsors will not be more likely than
                                 other sponsors to utilize their rights in
                                 bankruptcy in the event of any threatened
                                 action by the mortgagee to enforce its rights
                                 under the related loan documents.

ADDITIONAL COMPENSATION TO
  THE SERVICER WILL AFFECT
  YOUR RIGHT TO RECEIVE
  DISTRIBUTIONS...............   To the extent described in this prospectus
                                 supplement, the master servicer, the special
                                 servicer or the trustee, as applicable, will be
                                 entitled to receive interest on unreimbursed
                                 advances. This interest will generally accrue
                                 from the date on which the related advance is
                                 made or the related expense is incurred through
                                 the date of reimbursement. In addition, under
                                 certain circumstances, including delinquencies
                                 in the payment of principal and interest, a
                                 mortgage loan will be specially serviced and
                                 the special servicer will be entitled to
                                 compensation for special servicing activities.
                                 The right to receive interest on advances or
                                 special servicing compensation is senior to the
                                 rights of certificateholders to receive
                                 distributions on the offered certificates. The
                                 payment of interest on advances and the payment
                                 of compensation to the special servicer may
                                 lead to shortfalls in amounts otherwise
                                 distributable on your certificates.

LIQUIDITY FOR CERTIFICATES
  MAY BE LIMITED..............   Your certificates will not be listed on any
                                 securities exchange or traded on the NASDAQ
                                 Stock Market, and there is currently no
                                 secondary market for your certificates. While
                                 the underwriters currently intend to make a
                                 secondary market in the offered certificates,
                                 they are not obligated to do so. Accordingly,
                                 you may not have an active or liquid secondary
                                 market for your certificates. Lack of liquidity
                                 could result in a substantial decrease in the
                                 market value of your certificates. Many other
                                 factors may affect the market value of your
                                 certificates including the then-prevailing
                                 interest rates.

MORTGAGE LOAN REPAYMENTS
  AND PREPAYMENTS WILL AFFECT
  PAYMENT.....................   As principal payments or prepayments are made
                                 on a mortgage loan that is part of a pool of
                                 mortgage loans, the pool will be subject to
                                 more concentrated risks with respect to the
                                 diversity of mortgaged properties, types of
                                 mortgaged properties and number of borrowers,
                                 as described in this prospectus supplement.
                                 Classes that have a later sequential
                                 designation or a lower payment

                                      S-33

                                 priority are more likely to be exposed to this
                                 concentration risk than are classes with an
                                 earlier sequential designation or a higher
                                 priority. This is the case because principal on
                                 the offered certificates is generally payable
                                 in sequential order, and no class entitled to
                                 distribution of principal generally receives
                                 principal until the principal amount of the
                                 preceding class or classes entitled to receive
                                 principal have been reduced to zero.

SUBORDINATION CREATES SPECIAL
  CONSIDERATIONS FOR
  INVESTORS IN SUBORDINATE
  OFFERED CERTIFICATES........   As described in this prospectus supplement,
                                 unless your certificates are Class A-1, Class
                                 A-2, Class A-3, Class A-4, Class A-SB, Class
                                 A-5, Class A-1A, Class XC or Class XP
                                 Certificates, your rights to receive
                                 distributions of amounts collected or advanced
                                 on or in respect of the mortgage loans (other
                                 than with respect to the subordinate components
                                 of the FM Pari Passu Note A-1 Mortgage Loan,
                                 the SM Component Mortgage Loan and the LM
                                 Component Mortgage Loan) will be subordinated
                                 to those of the holders of the offered
                                 certificates with an earlier alphabetical
                                 designation. With respect to the FM Pari Passu
                                 Note A-1 Mortgage Loan, the rights of the
                                 holders of the FM Certificates to receive
                                 distributions of amounts collected or advanced
                                 on or in respect of the FM Pari Passu Note A-1
                                 Mortgage Loan senior component will be
                                 subordinated to those of the holders of the
                                 REMIC II Certificates. With respect to the SM
                                 Component Mortgage Loan and the LM Component
                                 Mortgage Loan, the rights of the holders of the
                                 SM Certificates and the LM Certificates,
                                 respectively, to receive distributions of
                                 amounts collected or advanced on or in respect
                                 of the SM Component Mortgage Loan and the LM
                                 Component Mortgage Loan senior component, as
                                 applicable, will each be subordinated to those
                                 of the holders of the REMIC II Certificates. In
                                 addition, with respect to the FM Subordinate
                                 Components and the SM Subordinate Components,
                                 the rights of the holders of the Class FM
                                 Certificates and the Class SM Certificates
                                 (other than the Class FM-A and Class SM-A
                                 Certificates) to receive distributions of
                                 amounts collected or advanced on or in respect
                                 of the FM Subordinate Components and the SM
                                 Subordinate Components will be subordinated to
                                 those of the holders of the Class FM
                                 Certificates and the Class SM Certificates,
                                 respectively, with an earlier alphabetical

GRACE PERIODS UNDER THE
  MORTGAGE LOANS MAY IMPACT
  THE MASTER SERVICER'S
  OBLIGATION TO ADVANCE.......   The mortgage loans have grace periods for
                                 monthly payments ranging from zero to ten days;
                                 provided, however, certain states by statute
                                 may override the terms of some mortgage loans
                                 and increase such grace periods.

                                      S-34

                                 In some cases, such grace periods may run past
                                 the determination date. If borrowers pay at the
                                 end of such grace periods rather than on the
                                 due dates for such monthly payments, the master
                                 servicer will be required to make an advance
                                 for such monthly payment (and monthly servicing
                                 reports will show significant advances as a
                                 result) even though the borrower is not
                                 technically delinquent under the terms of its
                                 mortgage loan. No interest will accrue on these
                                 advances made by the master servicer until
                                 after the end of the related grace period. For
                                 purposes of the foregoing discussions, a grace
                                 period is the number of days before a late
                                 payment charge is due on a mortgage loan, which
                                 may be different from the date an event of
                                 default would occur under the mortgage loan.

RISKS TO THE MORTGAGED
  PROPERTIES RELATING TO
  TERRORIST ATTACKS AND
  FOREIGN CONFLICTS...........   On September 11, 2001, the United States was
                                 subjected to multiple terrorist attacks which
                                 resulted in considerable uncertainty in the
                                 world financial markets. The terrorist attacks
                                 on the World Trade Center and the Pentagon
                                 suggest an increased likelihood that large
                                 public areas such as shopping malls or large
                                 office buildings could become the target of
                                 terrorist attacks in the future. The
                                 possibility of such attacks could (i) lead to
                                 damage to one or more of the mortgaged
                                 properties if any such attacks occur, (ii)
                                 result in higher costs for insurance premiums
                                 or make terrorism coverage unobtainable or
                                 (iii) impact leasing patterns or shopping
                                 patterns which could adversely impact leasing
                                 revenue and mall traffic and percentage rent.
                                 As a result, the ability of the mortgaged
                                 properties to generate cash flow may be
                                 adversely affected. In addition, the United
                                 States is engaged in continuing military
                                 operations in Iraq, Afghanistan and elsewhere.
                                 It is uncertain what effect these operations
                                 will have on domestic and world financial
                                 markets, economies, real estate markets,
                                 insurance costs or business segments. The full
                                 impact of these events is not yet known but
                                 could include, among other things, increased
                                 volatility in the price of securities including
                                 the certificates. The terrorist attacks may
                                 also adversely affect the revenues or costs of
                                 operation of the mortgaged properties. With
                                 respect to shopping patterns, such events have
                                 significantly reduced air travel throughout the
                                 United States and, therefore, have had a
                                 negative effect on revenues in areas heavily
                                 dependent on tourism. The decrease in air
                                 travel may have a negative effect on certain of
                                 the mortgaged properties that are dependent on
                                 tourism or that are located in areas heavily
                                 dependent on tourism which could reduce the
                                 ability of the affected mortgaged properties to
                                 generate cash flow. The attacks also could
                                 result in higher costs for insurance or for
                                 security, particularly for larger properties.
                                 See "--Property Insurance May Not Protect Your
                                 Certificates

                                      S-35

                                 from Loss in the Event of Casualty or Loss"
                                 below. Accordingly, these disruptions,
                                 uncertainties and costs could materially and
                                 adversely affect your investment in the
                                 certificates.

                      RISKS RELATED TO THE MORTGAGE LOANS

RISKS ASSOCIATED WITH
  COMMERCIAL LENDING MAY BE
  DIFFERENT THAN THOSE FOR
  RESIDENTIAL LENDING.........   The mortgaged properties consist solely of
                                 multifamily rental and commercial properties.
                                 Commercial and multifamily lending is generally
                                 viewed as exposing a lender to a greater risk
                                 of loss than residential one to four family
                                 lending because it usually involves larger
                                 loans to a single borrower or a group of
                                 related borrowers.

                                 The repayment of a commercial or multifamily
                                 loan is typically dependent upon the ability of
                                 the applicable property to produce cash flow
                                 through the collection of rents or other
                                 operating revenues. Even the liquidation value
                                 of a commercial property is determined, in
                                 substantial part, by the capitalization of the
                                 property's cash flow. However, net operating
                                 income can be volatile and may be insufficient
                                 to cover debt service on the loan at any given
                                 time.

                                 The net operating incomes and property values
                                 of the mortgaged properties may be adversely
                                 affected by a large number of factors. Some of
                                 these factors relate to the properties
                                 themselves, such as:

                                 o  the age, design and construction quality of
                                    the properties;

                                 o  perceptions regarding the safety,
                                    convenience and attractiveness of the
                                    properties;

                                 o  the proximity and attractiveness of
                                    competing properties;

                                 o  the adequacy of the property's management
                                    and maintenance;

                                 o  increases in operating expenses;

                                 o  an increase in the capital expenditures
                                    needed to maintain the properties or make
                                    improvements;

                                 o  dependence upon a single tenant and
                                    concentration of tenants in a particular
                                    business;

                                 o  a decline in the financial condition of a
                                    major tenant;

                                 o  an increase in vacancy rates; and

                                 o  a decline in rental rates as leases are
                                    renewed or entered into with new tenants.

                                 Other factors are more general in nature, such
                                 as:

                                 o  national, regional or local economic
                                    conditions,

                                      S-36

                                    including plant closings, military base
                                    closings, industry slowdowns and
                                    unemployment rates;

                                 o  local real estate conditions, such as an
                                    oversupply of retail space, office space or
                                    multifamily housing;

                                 o  demographic factors;

                                 o  changes or continued weakness in specific
                                    industry segments;

                                 o  the public perception of safety for
                                    customers and clients;

                                 o  consumer confidence;

                                 o  consumer tastes and preferences;

                                 o  retroactive changes in building codes;

                                 o  conversion of a property to an alternative
                                    use;

                                 o  new construction in the market; and

                                 o  number and diversity of tenants.

                                 The volatility of net operating income will be
                                 influenced by many of the foregoing factors, as
                                 well as by:

                                 o  the length of tenant leases;

                                 o  the creditworthiness of tenants;

                                 o  in the case of rental properties, the rate
                                    at which new rentals occur;

                                 o  lease termination, rent abatement/offset,
                                    co-tenancy or exclusivity provisions of
                                    tenant leases;

                                 o  tenant defaults;

                                 o  the property's "operating leverage" which is
                                    generally the percentage of total property
                                    expenses in relation to revenue, the ratio
                                    of fixed operating expenses to those that
                                    vary with revenues, and the level of capital
                                    expenditures required to maintain the
                                    property and to retain or replace tenants;
                                    and

                                 o  in the case of government sponsored tenants,
                                    the right of the tenant in some instances to
                                    cancel a lease due to a lack of
                                    appropriations.

                                 A decline in the real estate market or in the
                                 financial condition of a major tenant will tend
                                 to have a more immediate effect on the net
                                 operating income of properties with short-term
                                 revenue sources, such as short-term or
                                 month-to-month leases, and may lead to higher
                                 rates of delinquency or defaults.

                                      S-37

                                 As of the cut-off date the property types are
                                 as shown on the following table:

                                          % OF
                            NUMBER OF   INITIAL     % OF      % OF
                             MORTGAGE     POOL    GROUP 1    GROUP 2
  PROPERTY TYPE               LOANS     BALANCE   BALANCE    BALANCE
  -------------            ----------- --------- --------- ----------
  Commercial .............     106        86.8%     95.8%       0.0%
  Multifamily ............      25        10.9       2.0       96.1
  Manufactured Housing
    Communities ..........       4         2.3       2.2        3.9
                               ---       -----     -----      -----
  TOTAL ..................     135       100.0%    100.0%     100.0%
                               ===       =====     =====      =====

                                 Lending on commercial properties and
                                 manufactured housing communities is generally
                                 perceived as involving greater risk than
                                 lending on the security of multifamily
                                 residential properties. Certain types of
                                 commercial properties and manufactured housing
                                 communities are exposed to particular kinds of
                                 risks. See "Risk Factors--Risks Related to the
                                 Mortgage Loans--Particular Property Types
                                 Present Special Risks" for risks particular to
                                 "--Retail Properties", "--Office Properties",
                                 "--Multifamily Properties", "--Hotel", "--Self
                                 Storage", "--Industrial", "--Manufactured
                                 Housing Communities" and "--Parking Garage
                                 Facilities" in this prospectus supplement.

POOR PROPERTY MANAGEMENT WILL
  LOWER THE PERFORMANCE OF
  THE RELATED MORTGAGED
  PROPERTY....................   The successful operation of a real estate
                                 project depends upon the property manager's
                                 performance and viability. The property manager
                                 is responsible for:

                                 o  responding to changes in the local market;

                                 o  planning and implementing the rental
                                    structure;

                                 o  operating the property and providing
                                    building services;

                                 o  managing operating expenses; and

                                 o  assuring that maintenance and capital
                                    improvements are carried out in a timely
                                    fashion.

                                 Properties deriving revenues primarily from
                                 short-term sources, such as short-term or
                                 month-to-month leases, are generally more
                                 management intensive than properties leased to
                                 creditworthy tenants under long-term leases.

                                 Good management, by controlling costs,
                                 providing services to tenants and seeing to
                                 property maintenance and upkeep, can, in some
                                 cases, improve cash flow, reduce vacancy,
                                 leasing and repair costs and preserve property
                                 value. Poor management could impair short- term
                                 cash flow and the long-term viability of a
                                 property.

                                 We make no representation or warranty as to the
                                 skills of any present or future managers.
                                 Additionally, we cannot

                                      S-38

                                 assure you that the property managers will be
                                 in a financial condition to fulfill their
                                 management responsibilities throughout the
                                 terms of their respective management
                                 agreements.

                                 Furthermore, we cannot assure you that the
                                 mortgaged properties will not have related
                                 management which in the event that a related
                                 management company is incapable of performing
                                 its duties may affect one or more sets of
                                 mortgaged properties. We also cannot assure you
                                 that the mortgaged properties will not be
                                 self-managed by the related borrower, in which
                                 case such self-management or affiliated
                                 management may make it more difficult to
                                 monitor the property management, replace that
                                 borrower as property manager in the event that
                                 the borrower's management is detrimentally
                                 affecting the property or ensure that the
                                 borrower provides all information necessary to
                                 manage the mortgaged property to a replacement
                                 property manager in the event that the borrower
                                 is replaced as property manager.

BALLOON LOANS MAY PRESENT
  GREATER RISK THAN FULLY
  AMORTIZING LOANS............   The mortgage loans have the amortization
                                 characteristics set forth in the following
                                 table:

                                            % OF
                              NUMBER OF   INITIAL     % OF      % OF
                               MORTGAGE     POOL    GROUP 1    GROUP 2
  TYPE OF AMORTIZATION          LOANS     BALANCE   BALANCE    BALANCE
  --------------------        ----------- --------- --------- ----------
  Balloon Loans ............      78        37.5%     37.3%      39.1%
  Interest Only, Balloon
    Loans(1) ...............      38        35.6      35.0       42.0
  Interest Only ............      15        20.0      20.1       18.9
  Interest Only, ARD
    Loans ..................       4         6.8       7.5        0.0
                                 ---       -----     -----      -----
  TOTAL ....................     135       100.0%    100.0%     100.0%
                                 ===       =====     =====      =====

                                 -----------
                                 (1)   Interest only for the first 12 to 60
                                       months of their respective terms.

                                 The timing of balloon payments is as set forth
                                 in the following table:

                                         % OF
                           NUMBER OF   INITIAL     % OF      % OF
                            MORTGAGE     POOL    GROUP 1    GROUP 2
  TYPE OF AMORTIZATION       LOANS     BALANCE   BALANCE    BALANCE
  --------------------    ----------- --------- --------- ----------
  Balloon Payment due
    during the period
    between October 1,
    2014 and April 1,
    2015 ...............       91       43.8%     43.1%      50.1%
  Interest Only until
    Maturity Date or
    Anticipated Maturity
    Date ...............       19       26.8%     27.7%      18.9%

                                 Mortgage loans with balloon payments or
                                 substantial scheduled principal balances
                                 involve a greater risk to the lender than fully
                                 amortizing loans, because the borrower's
                                 ability to repay a mortgage loan on its
                                 maturity date or anticipated repayment date
                                 typically will

                                      S-39

                                 depend upon its ability either to refinance the
                                 loan or to sell the related mortgaged property
                                 at a price sufficient to permit repayment. In
                                 addition, fully amortizing mortgage loans which
                                 accrue interest on an "actual/360" basis but
                                 have fixed monthly payments, may, in fact, have
                                 a small balloon payment due at maturity.
                                 Circumstances that will affect the ability of
                                 the borrower to accomplish either of these
                                 goals at the time of attempted sale or
                                 refinancing include:

                                 o  the prevailing mortgage rates;

                                 o  the fair market value of the property;

                                 o  the borrower's equity in the related
                                    property;

                                 o  the financial condition of the borrower;

                                 o  the operating history of the property and
                                    occupancy levels of the property;

                                 o  reduction in applicable government
                                    assistance/rent subsidy programs;

                                 o  tax laws;

                                 o  prevailing general and regional economic
                                    conditions; and

                                 o  the availability of, and competition for,
                                    credit for multifamily or commercial
                                    properties, as the case may be.

                                 We cannot assure you that each borrower will
                                 have the ability to repay the remaining
                                 principal balance on the pertinent date. See
                                 "Description of the Mortgage Pool--Certain
                                 Terms and Conditions of the Mortgage Loans" and
                                 "--Additional Mortgage Loan Information" in
                                 this prospectus supplement and "Risk
                                 Factors--Certain Factors Affecting Delinquency,
                                 Foreclosure and Loss of the Mortgage
                                 Loans--Increased Risk of Default Associated
                                 with Balloon Payments" in the accompanying
                                 prospectus.

                                 The availability of funds in the mortgage and
                                 credit markets fluctuates over time. None of
                                 the mortgage loan sellers, none of the parties
                                 to the pooling and servicing agreement, and no
                                 third party is obligated to refinance any
                                 mortgage loan.

PARTICULAR PROPERTY TYPES
  PRESENT SPECIAL RISKS:

RETAIL PROPERTIES.............   Retail properties secure 37 of the mortgage
                                 loans, representing 35.4% of the initial pool
                                 balance (39.1% of the group 1 balance).

                                 Several factors may adversely affect the value
                                 and successful operation of a retail property,
                                 including:

                                 o  changes in consumer spending patterns, local
                                    competitive conditions (such as the supply
                                    of retail space or the existence or
                                    construction of new competitive shopping
                                    centers or shopping malls);

                                      S-40

                                 o  alternative forms of retailing (such as
                                    direct mail, video shopping networks and
                                    internet web sites which reduce the need for
                                    retail space by retail companies);

                                 o  the quality and philosophy of management;

                                 o  the safety, convenience and attractiveness
                                    of the property to tenants and their
                                    customers or clients;

                                 o  the public perception of the safety of
                                    customers at shopping malls and shopping
                                    centers;

                                 o  the need to make major repairs or
                                    improvements to satisfy the needs of major
                                    tenants; and

                                 o  traffic patterns and access to major
                                    thoroughfares.

                                 The general strength of retail sales also
                                 directly affects retail properties. The
                                 retailing industry is currently undergoing
                                 consolidation due to many factors, including
                                 growth in discount and alternative forms of
                                 retailing. If the sales by tenants in the
                                 mortgaged properties that contain retail space
                                 were to decline, the rents that are based on a
                                 percentage of revenues may also decline, and
                                 tenants may be unable to pay the fixed portion
                                 of their rents or other occupancy costs. The
                                 cessation of business by a significant tenant
                                 can adversely affect a retail property, not
                                 only because of rent and other factors specific
                                 to such tenant, but also because significant
                                 tenants at a retail property play an important
                                 part in generating customer traffic and making
                                 a retail property a desirable location for
                                 other tenants at such property. In addition,
                                 certain tenants at retail properties may be
                                 entitled to terminate their leases if an anchor
                                 tenant fails to renew or terminates its lease,
                                 becomes the subject of a bankruptcy proceeding
                                 or ceases operations at such property.

                                 The presence or absence of an "anchor tenant"
                                 or a "shadow anchor" in or near a shopping
                                 center also can be important because anchors
                                 play a key role in generating customer traffic
                                 and making a shopping center desirable for
                                 other tenants. An "anchor tenant" is usually
                                 proportionately larger in size than most other
                                 tenants in the mortgaged property, is vital in
                                 attracting customers to a retail property and
                                 is located on the related mortgaged property. A
                                 "shadow anchor" is usually proportionally
                                 larger in size than most tenants in the
                                 mortgaged property, is important in attracting
                                 customers to a retail property and is located
                                 sufficiently close and convenient to the
                                 mortgaged property, but not on the mortgaged
                                 property, so as to influence and attract
                                 potential customers.

                                      S-41

                                 The type of retail loan is set forth in the
                                 following table:

                                           % OF
                             NUMBER OF   INITIAL     % OF
                              MORTGAGE     POOL     GROUP 1
  TYPE OF RETAIL LOAN          LOANS     BALANCE    BALANCE
  -------------------       ----------- --------- ----------
  Anchored ................      18        30.2%      33.4%
  Shadow Anchored .........       2         0.4%       0.4%
  Unanchored ..............      18         5.3%       5.9%

                                 If anchor stores in a mortgaged property were
                                 to close, the related borrower may be unable to
                                 replace those anchors in a timely manner or
                                 without suffering adverse economic
                                 consequences. Certain of the tenants or anchor
                                 stores of the retail properties may have
                                 co-tenancy clauses and/or operating covenants
                                 in their leases or operating agreements which
                                 permit those tenants or anchor stores to cease
                                 operating under certain conditions, including,
                                 without limitation, certain other stores not
                                 being open for business at the mortgaged
                                 property or a subject store not meeting the
                                 minimum sales requirement under its lease. In
                                 addition, in the event that a "shadow anchor"
                                 fails to renew its lease, terminates its lease
                                 or otherwise ceases to conduct business within
                                 a close proximity to the mortgaged property,
                                 customer traffic at the mortgaged property may
                                 be substantially reduced. We cannot assure you
                                 that such space will be occupied or that the
                                 related mortgaged property will not suffer
                                 adverse economic consequences.

OFFICE PROPERTIES.............   Office properties secure 32 of the mortgage
                                 loans, representing 33.0% of the initial pool
                                 balance (36.4% of the group 1 balance).

                                 A large number of factors may adversely affect
                                 the value of office properties, including:

                                 o  the number and quality of an office
                                    building's tenants;

                                 o  the physical attributes of the building in
                                    relation to competing buildings (e.g., age,
                                    condition, design, access to transportation
                                    and ability to offer certain amenities, such
                                    as sophisticated building systems);

                                 o  the desirability of the area as a business
                                    location;

                                 o  the strength and nature of the local economy
                                    (including labor costs and quality, tax
                                    environment and quality of life for
                                    employees);

                                 o  an adverse change in population, patterns of
                                    telecommuting or sharing of office space;

                                 o  local competitive conditions, including the
                                    supply of office space or the existence or
                                    construction of new competitive office
                                    buildings;

                                 o  quality of management;

                                 o  changes in population and employment
                                    affecting the demand for office space;

                                      S-42

                                 o  properties not equipped for modern business
                                    becoming functionally obsolete; and

                                 o  declines in the business of tenants,
                                    especially single tenanted property.

                                 In addition, there may be significant costs
                                 associated with tenant improvements, leasing
                                 commissions and concessions in connection with
                                 reletting office space. Moreover, the cost of
                                 refitting office space for a new tenant is
                                 often higher than the cost of refitting other
                                 types of property.

                                 Included in the office properties referenced
                                 above are three medical office properties
                                 representing 0.6% of the initial pool balance
                                 (0.6% of the group 1 balance) as of the cut-off
                                 date. The performance of a medical office
                                 property may depend on the proximity of such
                                 property to a hospital or other health care
                                 establishment and on reimbursements for patient
                                 fees from private or government-sponsored
                                 insurance companies. The sudden closure of a
                                 nearby hospital may adversely affect the value
                                 of a medical office property. In addition, the
                                 performance of a medical office property may
                                 depend on reimbursements for patient fees from
                                 private or government-sponsored insurers and
                                 issues related to reimbursement (ranging from
                                 non-payment to delays in payment) from such
                                 insurers could adversely impact cash flow at
                                 such mortgaged properties. Moreover, medical
                                 office properties appeal to a narrow market of
                                 tenants and the value of a medical office
                                 property may be adversely affected by the
                                 availability of competing medical office
                                 properties.

MULTIFAMILY PROPERTIES........   Multifamily properties secure 25 of the
                                 mortgage loans, representing 10.9% of the
                                 initial pool balance (three mortgage loans
                                 representing 2.0% of the group 1 balance and 22
                                 mortgage loans representing 96.1% of the group
                                 2 balance).

                                 Several factors may adversely affect the value
                                 and successful operation of a multifamily
                                 property, including:

                                 o  the physical attributes of the apartment
                                    building (e.g., its age, appearance and
                                    construction quality);

                                 o  the location of the property (e.g., a change
                                    in the neighborhood over time);

                                 o  the ability and willingness of management to
                                    provide adequate maintenance and insurance;

                                 o  the types of services or amenities the
                                    property provides;

                                 o  the property's reputation;

                                      S-43

                                 o  the level of mortgage interest rates (which
                                    may encourage tenants to purchase rather
                                    than lease housing);

                                 o  the tenant mix, such as the tenant
                                    population being predominantly students or
                                    being heavily dependent on workers from a
                                    particular business or personnel from a
                                    local military base;

                                 o  the presence of competing properties;

                                 o  dependence on governmental programs that
                                    provide rental subsidies to tenants pursuant
                                    to tenant voucher programs, which vouchers
                                    may be used at other properties to influence
                                    tenant mobility;

                                 o  adverse local or national economic
                                    conditions which may limit the amount of
                                    rent that may be charged and may result in a
                                    reduction of timely rent payments or a
                                    reduction in occupancy levels; and

                                 o  state and local regulations which may affect
                                    the building owner's ability to increase
                                    rent to market rent for an equivalent
                                    apartment.

                                 Certain states regulate the relationship of an
                                 owner and its tenants. Commonly, these laws
                                 require a written lease, good cause for
                                 eviction, disclosure of fees and notification
                                 to residents of changed land use, while
                                 prohibiting unreasonable rules, retaliatory
                                 evictions and restrictions on a resident's
                                 choice of unit vendors. Apartment building
                                 owners have been the subject of suits under
                                 state "Unfair and Deceptive Practices Acts" and
                                 other general consumer protection statutes for
                                 coercive, abusive or unconscionable leasing and
                                 sales practices. A few states offer more
                                 significant protection. For example, there are
                                 provisions that limit the bases on which a
                                 landlord may terminate a tenancy or increase
                                 its rent or prohibit a landlord from
                                 terminating a tenancy solely by reason of the
                                 sale of the owner's building.

                                 In addition to state regulation of the
                                 landlord-tenant relationship, numerous counties
                                 and municipalities impose rent control on
                                 apartment buildings. These ordinances may limit
                                 rent increases to fixed percentages, to
                                 percentages of increases in the consumer price
                                 index, to increases set or approved by a
                                 governmental agency, or to increases determined
                                 through mediation or binding arbitration. Any
                                 limitations on a borrower's ability to raise
                                 property rents may impair such borrower's
                                 ability to repay its multifamily loan from its
                                 net operating income or the proceeds of a sale
                                 or refinancing of the related multifamily
                                 property.

                                 Certain of the mortgage loans are secured by
                                 mortgaged properties that are eligible (or
                                 become eligible in the future) for and have
                                 received low income housing tax credits
                                 pursuant to Section 42 of the Internal Revenue

                                      S-44

                                 Code in respect of various units within the
                                 mortgaged property or have tenants that rely on
                                 rent subsidies under various government-funded
                                 programs, including the Section 8 Tenant-Based
                                 Assistance Rental Certificate Program of the
                                 United States Department of Housing and Urban
                                 Development. We can give you no assurance that
                                 such programs will be continued in their
                                 present form or that the level of assistance
                                 provided will be sufficient to generate enough
                                 revenues for the related borrower to meet its
                                 obligations under the related mortgage loans.

                                 Certain of the mortgage loans are secured or
                                 may be secured in the future by mortgaged
                                 properties that are subject to certain
                                 affordable housing covenants, in respect of
                                 various units within the mortgaged properties.

                                 In this respect, one multifamily property,
                                 which secures a mortgage loan representing 0.1%
                                 of the initial pool balance (1.0% of the group
                                 2 balance), is subject to New York City's rent
                                 stabilization laws.

HOTEL PROPERTIES..............   Hotel properties secure ten of the mortgage
                                 loans representing 7.7% of the initial pool
                                 balance (8.5% of the group 1 balance).

                                 Various factors may adversely affect the
                                 economic performance of a hotel, including:

                                 o  adverse economic and social conditions,
                                    either local, regional or national (which
                                    may limit the amount that can be charged for
                                    a room and reduce occupancy levels);

                                 o  the construction of competing hotels or
                                    resorts;

                                 o  continuing expenditures for modernizing,
                                    refurbishing and maintaining existing
                                    facilities prior to the expiration of their
                                    anticipated useful lives;

                                 o  a deterioration in the financial strength or
                                    managerial capabilities of the owner and
                                    operator of a hotel; and

                                 o  changes in travel patterns (including, for
                                    example, the decline in air travel following
                                    the terrorist attacks in New York City,
                                    Washington, D.C. and Pennsylvania and the
                                    current military operations in Afghanistan
                                    and Iraq) caused by changes in access,
                                    energy prices, strikes, relocation of
                                    highways, construction of additional
                                    highways or other factors.

                                 Because hotel rooms generally are rented for
                                 short periods of time, the financial
                                 performance of hotels tends to be affected by
                                 adverse economic conditions and competition
                                 more quickly than other types of commercial
                                 properties.

                                 Moreover, the hotel and lodging industry is
                                 generally seasonal in nature and different
                                 seasons affect different hotels depending on
                                 type and location. This seasonality

                                      S-45

                                 can be expected to cause periodic fluctuations
                                 in a hotel property's room and restaurant
                                 revenues, occupancy levels, room rates and
                                 operating expenses.

                                 When applicable, the liquor licenses for most
                                 of the mortgaged properties are commonly held
                                 by affiliates of the mortgagors, unaffiliated
                                 managers and operating lessees. The laws and
                                 regulations relating to liquor licenses
                                 generally prohibit the transfer of such
                                 licenses to any person. In the event of a
                                 foreclosure of a hotel property that holds a
                                 liquor license, the trustee or a purchaser in a
                                 foreclosure sale would likely have to apply for
                                 a new license, which might not be granted or
                                 might be granted only after a delay which could
                                 be significant. We cannot assure you that a new
                                 license could be obtained promptly or at all.
                                 The lack of a liquor license in a full-service
                                 hotel could have an adverse impact on the
                                 revenue from the related mortgaged property or
                                 on the hotel's occupancy rate.

                                 Hotels may be operated under franchise,
                                 management or operating agreements that may be
                                 terminated by the franchisor, manager or
                                 operator. It may be difficult to terminate a
                                 manager of a hotel after foreclosure of the
                                 related mortgage.

SELF-STORAGE PROPERTIES.......   Self-storage properties secure 12 of the
                                 mortgage loans, representing 4.5% of the
                                 initial pool balance (4.9% of the group 1
                                 balance). Self-storage properties are
                                 considered vulnerable to competition, because
                                 both acquisition costs and break-even occupancy
                                 are relatively low. The conversion of
                                 self-storage facilities to alternative uses
                                 would generally require substantial capital
                                 expenditures. Thus, if the operation of any of
                                 the self-storage properties becomes
                                 unprofitable due to:

                                 o  decreased demand;

                                 o  competition;

                                 o  age of improvements; or

                                 o  other factors affecting the borrower's
                                    ability to meet its obligations on the
                                    related mortgage loan;

                                 the liquidation value of that self-storage
                                 mortgaged property may be substantially less,
                                 relative to the amount owing on the mortgage
                                 loan, than if the self-storage property were
                                 readily adaptable to other uses.

                                 Tenant privacy, anonymity and efficient access
                                 may heighten environmental risks. No
                                 environmental assessment of a mortgaged
                                 property included an inspection of the contents
                                 of the self-storage units included in the
                                 self-storage properties and there is no
                                 assurance that all of the units included in the
                                 self-storage properties are free from hazardous
                                 substances or other pollutants or contaminants
                                 or will remain so in the future.

                                      S-46

INDUSTRIAL AND WAREHOUSE
  PROPERTIES .................   Industrial and warehouse properties secure nine
                                 of the mortgage loans representing 3.0% of the
                                 initial pool balance (3.3% of the group 1
                                 balance).

                                 Among the significant factors determining the
                                 value of industrial and warehouse properties
                                 are:

                                 o  the quality of tenants;

                                 o  building design and adaptability (e.g.,
                                    clear heights, column spacing, zoning
                                    restrictions, number of bays and bay depths,
                                    divisibility and truck turning radius); and

                                 o  the location of the property (e.g.,
                                    proximity to supply sources and customers,
                                    availability of labor and accessibility to
                                    distribution channels).

                                 In addition, industrial and warehouse
                                 properties may be adversely affected by reduced
                                 demand for industrial and warehouse space
                                 occasioned by a decline in a particular
                                 industrial site or in a particular industry
                                 segment, and a particular industrial and
                                 warehouse property may be difficult to relet to
                                 another tenant or may become functionally
                                 obsolete relative to newer properties.

MANUFACTURED HOUSING
  COMMUNITIES.................   Manufactured housing communities secure four of
                                 the mortgage loans representing 2.3% of the
                                 initial pool balance (two mortgage loans
                                 representing 2.2% of the group 1 balance and
                                 two mortgage loans representing 3.9% of the
                                 group 2 balance). Significant factors
                                 determining the value of such properties are
                                 generally similar to the factors affecting the
                                 value of multifamily properties. In addition,
                                 these properties are special purpose properties
                                 that could not be readily converted to general
                                 residential, retail or office use. In fact,
                                 certain states also regulate changes in
                                 manufactured housing communities and require
                                 that the landlord give written notice to its
                                 tenants a substantial period of time prior to
                                 the projected change. Consequently, if the
                                 operation of any of such properties becomes
                                 unprofitable such that the borrower becomes
                                 unable to meet its obligation on the related
                                 mortgage loan, the liquidation value of the
                                 related property may be substantially less,
                                 relative to the amount owing on the mortgage
                                 loan, than would be the case if such properties
                                 were readily adaptable to other uses.

PARKING GARAGE FACILITIES.....   Parking garage facilities secure three of the
                                 mortgage loans representing 0.8% of the initial
                                 pool balance (0.9% of the group 1 balance).

                                 Parking garage facilities present risks not
                                 associated with other properties. Properties
                                 used for parking garages are more prone to
                                 environmental concerns than other property
                                 types. Aspects of building site design and
                                 adaptability affect the value of a parking
                                 garage facility. Site characteristics which are
                                 valuable to a parking garage facility include
                                 location, clear ceiling heights, column

                                      S-47

                                 spacing, zoning restrictions, number of bays
                                 and bay depths, divisibility, truck turning
                                 radius and overall functionality and
                                 accessibility. In addition, because of the
                                 unique construction requirements of many
                                 parking garage facilities, any vacant parking
                                 garage facility may not be easily converted to
                                 other uses.

AFFILIATIONS WITH A FRANCHISE
  OR HOTEL MANAGEMENT COMPANY
  PRESENT CERTAIN RISKS.......   Ten mortgage loans are secured by one or more
                                 hotel properties, representing approximately
                                 7.7% of the initial pool balance (8.5% of the
                                 group 1 balance). All of the hotel properties
                                 are affiliated with a franchise or hotel
                                 management company through a franchise or
                                 management agreement. The performance of a
                                 hotel property affiliated with a franchise or
                                 hotel management company depends in part on:

                                 o  the continued existence and financial
                                    strength of the franchisor or hotel
                                    management company;

                                 o  the public perception of the franchise or
                                    hotel chain service mark; and

                                 o  the duration of the franchise licensing or
                                    management agreements.

                                 Any provision in a franchise agreement or
                                 management agreement providing for termination
                                 because of a bankruptcy of a franchisor or
                                 manager generally will not be enforceable.
                                 Replacement franchises may require
                                 significantly higher fees.

                                 The transferability of a franchise license
                                 agreement is generally restricted. In the event
                                 of a foreclosure, the lender or its agent may
                                 not have the right to use the franchise license
                                 without the franchisor's consent. Conversely,
                                 in the case of certain mortgage loans, the
                                 lender may be unable to remove a franchisor or
                                 a hotel management company that it desires to
                                 replace following a foreclosure.

SUBORDINATE FINANCING MAY
  MAKE RECOVERY DIFFICULT IN
  THE EVENT OF LOSS...........   The terms of certain mortgage loans permit or
                                 require the borrowers to post letters of credit
                                 and/or surety bonds for the benefit of the
                                 mortgagee, which may constitute a contingent
                                 reimbursement obligation of the related
                                 borrower or an affiliate. The issuing bank or
                                 surety will not typically agree to
                                 subordination and standstill protection
                                 benefiting the mortgagee.

                                 Additionally, although the mortgage loans
                                 generally restrict the pledging of general
                                 partnership and managing member equity
                                 interests in a borrower subject to certain
                                 exceptions, the terms of the mortgages
                                 generally permit, subject to certain
                                 limitations, the pledging of less than a
                                 controlling portion of the limited partnership
                                 or

                                      S-48

                                 non-managing membership equity interest in a
                                 borrower. Moreover, in general, any borrower
                                 that does not meet special purpose entity
                                 criteria may not be restricted in any way from
                                 incurring unsecured subordinate debt or
                                 mezzanine debt. Certain information about
                                 mezzanine debt that has been or may be incurred
                                 is as set forth in the following table:

                                             % OF
                               NUMBER OF   INITIAL     % OF     % OF
                                MORTGAGE     POOL    GROUP 1   GROUP 2
  TYPE OF MEZZANINE DEBT         LOANS     BALANCE   BALANCE   BALANCE
  ----------------------      ----------- --------- --------- --------
  Existing ..................       2         4.2%      4.6%     0.0%
  Future ....................      15        28.9      29.9     19.4
  Existing and Future(1) ....       1         3.2       3.6      0.0
                                   --        ----      ----     ----
  TOTAL .....................      18        36.3%     38.1%    19.4%
                                   ==        ====      ====     ====

                                 (1)  This Mortgage Loan is not included in
                                      "Existing" or "Future" because such
                                      Mortgage Loan has both existing mezzanine
                                      debt and permits future mezzanine debt.

                                 With respect to each mortgage loan that allows
                                 future mezzanine debt, such mortgage loan
                                 provides that the members of the borrower have
                                 the right to incur mezzanine debt under
                                 specified circumstances set forth in the
                                 related mortgage loan documents. With respect
                                 to each mortgage loan that has existing
                                 mezzanine debt, the mortgagee and the related
                                 mezzanine lender have entered into a mezzanine
                                 intercreditor agreement which sets forth the
                                 rights of the parties. Pursuant to such
                                 mezzanine intercreditor agreement, the
                                 mezzanine lender among other things (x) has
                                 agreed, under certain circumstances, not to
                                 enforce its rights to realize upon collateral
                                 securing the mezzanine loan or take any
                                 enforcement action with respect to the
                                 mezzanine loan without written confirmation
                                 from the rating agencies that such enforcement
                                 action would not cause the downgrade,
                                 withdrawal or qualification of the then current
                                 ratings of the certificates and (y) has
                                 subordinated the mezzanine loan documents to
                                 the related mortgage loan documents and has the
                                 option to purchase the related mortgage loan if
                                 such mortgage loan becomes defaulted or cure
                                 the default.

                                 Although the mortgage loans generally either
                                 prohibit the related borrower from encumbering
                                 the mortgaged property with additional secured
                                 debt or require the consent of the holder of
                                 the first lien prior to so encumbering such
                                 property, a violation of such prohibition may
                                 not become evident until the related mortgage
                                 loan otherwise defaults. In addition, the
                                 related borrower may be permitted to incur
                                 additional indebtedness secured by furniture,
                                 fixtures and equipment, and to incur additional
                                 unsecured indebtedness. When a mortgage loan
                                 borrower (or its constituent members) also has
                                 one or more other outstanding loans (even if
                                 subordinated unsecured loans or loans secured
                                 by property other than the mortgaged

                                      S-49

                                 property), the trust is subjected to additional
                                 risk. The borrower may have difficulty
                                 servicing and repaying multiple loans. The
                                 existence of another loan generally will make
                                 it more difficult for the borrower to obtain
                                 refinancing of the mortgage loan or sell the
                                 related mortgaged property and may jeopardize
                                 the borrower's ability to make any balloon
                                 payment due at maturity or at the related
                                 anticipated repayment date. Moreover, the need
                                 to service additional debt may reduce the cash
                                 flow available to the borrower to operate and
                                 maintain the mortgaged property, which may in
                                 turn adversely affect the value of the
                                 mortgaged property. Certain information about
                                 additional debt that has been or may be
                                 incurred is as set forth in the following
                                 table:

                                              % OF
                                NUMBER OF   INITIAL     % OF     % OF
                                 MORTGAGE     POOL    GROUP 1   GROUP 2
  TYPE OF ADDITIONAL DEBT(1)      LOANS     BALANCE   BALANCE   BALANCE
  --------------------------   ----------- --------- --------- --------
  Existing                          10        24.0%     26.3%     1.8%
    Secured ..................       6        16.3%     17.8%     1.8%
    Unsecured(2) .............       4         7.7%      8.5%     0.0%
  Future                            28        34.8%     35.0%    32.4%
    Secured ..................      12         2.7%      1.6%    13.0%
    Unsecured(2) .............      15        25.6%     26.3%    19.4%
    Secured or Unsecured(3)...       1         6.5%      7.1%     0.0%

                                 (1)  Two mortgage loans have existing
                                      additional debt and allow future debt
                                      which results in such mortgage loans
                                      appearing in both the Existing and Future
                                      categories. One mortgage loan has existing
                                      pari passu and allows either future pari
                                      passu or future mezzanine debt which
                                      results in such mortgage loan appearing in
                                      both the Future-Secured and
                                      Future-Unsecured categories.

                                 (2)  Excludes unsecured trade payables.

                                 (3)  This Mortgage Loan is not included in
                                      "Future-Secured" or "Future-Unsecured"
                                      because such Mortgage Loan allows for both
                                      future secured debt and future unsecured
                                      debt.

                                 Certain information about the FM Pari Passu
                                 Note A-1 Mortgage Loan, the SM Component
                                 Mortgage Loan, the LM Component Mortgage Loan
                                 and the 1901 Research Boulevard Whole Loan is
                                 set forth in the following table:

                                                                      PARI PASSU
                                                      PRINCIPAL          NOTE        SUBORDINATE
                                            % OF       BALANCE        BALANCE(S)         NOTE
                                          INITIAL     AS OF THE       AS OF THE     BALANCE(S) AS
                          LOAN     LOAN     POOL       CUT-OFF         CUT-OFF      OF THE CUT-OFF
LOAN NAME                NUMBER   GROUP   BALANCE        DATE            DATE            DATE
---------               -------- ------- --------- --------------- --------------- ---------------

FM Pari Passu Note
  A-1 Mortgage
  Loan .................  58620        1      8.3%   $193,714,025   $144,043,762      $40,000,000
SM Component
  Mortgage Loan ........  58745        1      6.5%   $150,000,000                     $36,550,000
LM Component
  Mortgage Loan ........   5833        1      0.2%   $  4,150,000                     $   407,104
1901 Research
  Boulevard Whole
  Loan .................  41699        1      0.8%   $ 18,500,000                     $ 2,500,000

                                 See "Fashion Show Mall Whole Loan", "SM
                                 Component Mortgage Loan", "LM Component
                                 Mortgage Loan" and "1901 Research Boulevard
                                 Whole Loan", in this prospectus supplement for
                                 a description of the split loan structures.

                                      S-50

                                 Additionally, if the borrower (or its
                                 constituent members) defaults on the mortgage
                                 loan and/or any other loan, actions taken by
                                 other lenders such as a foreclosure or an
                                 involuntary petition for bankruptcy against the
                                 borrower could impair the security available to
                                 the trust, including the mortgaged property, or
                                 stay the trust's ability to foreclose during
                                 the course of the bankruptcy case. The
                                 bankruptcy of another lender also may operate
                                 to stay foreclosure by the trust. The trust may
                                 also be subject to the costs and administrative
                                 burdens of involvement in foreclosure or
                                 bankruptcy proceedings or related litigation.
                                 See "Certain Legal Aspects of Mortgage Loans
                                 --Subordinate Financing" in the accompanying
                                 prospectus.

                                 We make no representation as to whether any
                                 other subordinate financing encumbers any
                                 mortgaged property, any borrower has incurred
                                 material unsecured debt other than trade
                                 payables in the ordinary course of business, or
                                 any third party holds debt secured by a pledge
                                 of an equity interest in a borrower.

                                 Also, although the portions of the FM Pari
                                 Passu Note A-1 Mortgage Loan, the SM Component
                                 Mortgage Loan and the LM Component Mortgage
                                 Loan relating to the offered certificates do
                                 not include the related subordinate
                                 component(s) and the 1901 Research Boulevard
                                 Mortgage Loan does not include the related B
                                 note, the related borrowers are still obligated
                                 to make interest and principal payments on the
                                 entire amount of such mortgage loans.

                                 For further information, see "Description of
                                 the Mortgage Pool--Additional Mortgage Loan
                                 Information-- Additional Financing" in this
                                 prospectus supplement.

YOUR INVESTMENT IS NOT
  INSURED OR GUARANTEED.......   The mortgage loans are not insured or
                                 guaranteed by any person or entity,
                                 governmental or otherwise.

                                 The mortgage loans are generally non-recourse
                                 loans. If a default occurs under any mortgage
                                 loan, recourse generally may be had only
                                 against the specific properties and other
                                 assets that have been pledged to secure the
                                 loan. Payment prior to maturity is consequently
                                 dependent primarily on the sufficiency of the
                                 net operating income of the mortgaged property.
                                 Payment at maturity is primarily dependent upon
                                 the market value of the mortgaged property or
                                 the borrower's ability to refinance the
                                 property. The depositor has not undertaken an
                                 evaluation of the financial condition of any
                                 borrower.

                                      S-51

ADVERSE ENVIRONMENTAL
  CONDITIONS MAY REDUCE CASH
  FLOW FROM A MORTGAGED
  PROPERTY....................   The trust could become liable for a material
                                 adverse environmental condition at an
                                 underlying real property. Any such potential
                                 liability could reduce or delay payments on the
                                 offered certificates.

                                 In addition, problems associated with mold may
                                 pose risks to the mortgaged properties and may
                                 also be the basis for personal injury claims
                                 against a borrower. Although the mortgaged
                                 properties are required to be inspected
                                 periodically, there is no generally accepted
                                 standard for the assessment of mold. If left
                                 unchecked, the growth of mold could result in
                                 the interruption of cash flow, litigation
                                 and/or remediation expenses, each of which
                                 could adversely impact collections from a
                                 mortgaged property. In addition, many of the
                                 insurance policies presently covering the
                                 mortgaged properties may specifically exclude
                                 losses due to mold.

                                 All of the mortgaged properties were subject to
                                 environmental site assessments in connection
                                 with origination, including Phase I site
                                 assessments or updates of previously performed
                                 Phase I site assessments, had a transaction
                                 screen performed in lieu of a Phase I site
                                 assessment or were required to have
                                 environmental insurance in lieu of an
                                 environmental site assessment. In some cases,
                                 Phase II site assessments also have been
                                 performed. Although those assessments involved
                                 site visits and other types of review, we
                                 cannot assure you that all environmental
                                 conditions and risks were identified.

                                 The environmental investigations described
                                 above, as of the date of the report relating to
                                 the environmental investigation, did not reveal
                                 any material violation of applicable
                                 environmental laws with respect to any known
                                 circumstances or conditions concerning the
                                 related mortgaged property, or, if the
                                 environmental investigation report revealed any
                                 such circumstances or conditions with respect
                                 to the related mortgaged property, then--

                                 o  the circumstances or conditions were
                                    subsequently remediated in all material
                                    respects; or

                                 o  generally, with certain exceptions, one or
                                    more of the following was the case:

                                    1.  a party not related to the related
                                        borrower was identified as a responsible
                                        party for such conditions or
                                        circumstances;

                                    2.  the related borrower was required to
                                        provide additional security and/or
                                        obtain and, for the period contemplated
                                        by the related mortgage loan documents,
                                        maintain an operations and maintenance
                                        plan;

                                      S-52

                                    3.  the related borrower provided a "no
                                        further action" letter or other evidence
                                        that applicable federal, state or local
                                        governmental authorities had no current
                                        intention of taking any action, and are
                                        not requiring any action, in respect of
                                        such conditions or circumstances;

                                    4.  such conditions or circumstances were
                                        investigated further and based upon such
                                        additional investigation, an
                                        environmental consultant recommended no
                                        further investigation or remediation;

                                    5.  the expenditure of funds reasonably
                                        estimated to be necessary to effect such
                                        remediation was the lesser of (a) an
                                        amount equal to 10 percent of the
                                        outstanding principal balance of the
                                        related mortgage loan and (b) two
                                        million dollars;

                                    6.  an escrow of funds exists reasonably
                                        estimated to be sufficient for purposes
                                        of effecting such remediation;

                                    7.  the related borrower or other
                                        responsible party is currently taking
                                        such actions, if any, with respect to
                                        such circumstances or conditions as have
                                        been required by the applicable
                                        governmental regulatory authority;

                                    8.  the related mortgaged property is
                                        insured under a policy of insurance,
                                        subject to certain per occurrence and
                                        aggregate limits and a deductible,
                                        against certain losses arising from such
                                        circumstances and conditions; or

                                    9.  a responsible party provided a guaranty
                                        or indemnity to the related borrower to
                                        cover the costs of any required
                                        investigation, testing, monitoring or
                                        remediation.

                                 In some cases, the environmental consultant did
                                 not recommend that any action be taken with
                                 respect to a potential adverse environmental
                                 condition at a mortgaged property securing a
                                 mortgage loan that we intend to include in the
                                 trust fund because a responsible party with
                                 respect to that condition had already been
                                 identified. We cannot assure you, however, that
                                 such a responsible party will be financially
                                 able to address the subject condition or
                                 compelled to do so.

                                 Furthermore, any particular environmental
                                 testing may not have covered all potential
                                 adverse conditions. For example, testing for
                                 lead-based paint, lead in water and radon was
                                 done only if the use, age and condition of the
                                 subject property warranted that testing.

                                      S-53

                                 We cannot assure you that--

                                 o  the environmental testing referred to above
                                    identified all material adverse
                                    environmental conditions and circumstances
                                    at the subject properties;

                                 o  the recommendation of the environmental
                                    consultant was, in the case of all
                                    identified problems, the appropriate action
                                    to take;

                                 o  any of the environmental escrows established
                                    with respect to any of the mortgage loans
                                    that we intend to include in the trust fund
                                    will be sufficient to cover the recommended
                                    remediation or other action; or

                                 o  an environmental insurance policy will cover
                                    all or part of a claim asserted against it
                                    because such policies are subject to various
                                    deductibles, terms, exclusions, conditions
                                    and limitations, and have not been
                                    extensively interpreted by the courts.

                                 In the case of one mortgage loan, representing
                                 approximately 0.3% of the initial pool balance
                                 (0.3% of the group 1 balance), the soil and
                                 groundwater at the mortgaged property shows
                                 elevated levels of contaminants from historical
                                 activities at the related mortgaged property.
                                 The related borrower has submitted a claim
                                 regarding the soil and groundwater impact under
                                 its pollution legal liability insurance policy
                                 with American International Group; which claim
                                 has been accepted. At origination, the lender
                                 required a $50,000 escrow to pay the deductible
                                 under such pollution legal liability insurance
                                 policy and associated costs. The escrow will
                                 not be released until the earlier of (i) the
                                 Maryland Department of Environmental
                                 Protection's issuance of a determination of "no
                                 further action" or a certificate of completion,
                                 or (ii) evidence that American International
                                 Group will cover the claim, over the applicable
                                 deductible and subject to the terms of the
                                 policy.

                                 In the case of one mortgage loan, representing
                                 approximately 0.3% of the initial pool balance
                                 (0.3% of the group 1 balance), the related
                                 mortgaged property is subject to remediation
                                 agreements relating to petroleum contamination.

THE BENEFITS PROVIDED BY
  CROSS-COLLATERALIZATION
  MAY BE LIMITED..............   As described under "Description of the Mortgage
                                 Pool-- General" in this prospectus supplement,
                                 the mortgage pool includes the sets of
                                 cross-collateralized mortgage loans as set
                                 forth in the following table:

                                                        % OF
                                          NUMBER OF   INITIAL    % OF
  LOAN NUMBERS OF                          MORTGAGE     POOL    GROUP 1
  CROSSED LOANS                             LOANS     BALANCE   BALANCE
  --------------                         ----------- --------- --------
  20040410, 20040411, and 20040412 .....     3          0.8%     0.9%
  58741 and 58742 ......................     2          0.6      0.6
  9415 and 9418 ........................     2          0.3      0.3
                                             -          ---      ---
  TOTAL ................................     7          1.7%     1.9%
                                             =          ===      ===

                                      S-54

                                 Cross-collateralization arrangements may be
                                 terminated with respect to some sets of
                                 mortgage loan under the terms of the related
                                 mortgage loan documents.

                                 Cross-collateralization arrangements seek to
                                 reduce the risk that the inability of one or
                                 more of the mortgaged properties securing any
                                 such set of cross-collateralized mortgage loans
                                 (or any such mortgage loan with multiple notes
                                 and/or mortgaged properties) to generate net
                                 operating income sufficient to pay debt service
                                 will result in defaults and ultimate losses.

                                 Cross-collateralization arrangements involving
                                 more than one borrower could be challenged as
                                 fraudulent conveyances by creditors of the
                                 related borrower in an action brought outside a
                                 bankruptcy case or, if such borrower were to
                                 become a debtor in a bankruptcy case, by the
                                 borrower's representative.

                                 A lien granted by such a borrower entity could
                                 be avoided if a court were to determine that:

                                 o  such borrower was insolvent when granting
                                    the lien, was rendered insolvent by the
                                    granting of the lien or was left with
                                    inadequate capital, or was not able to pay
                                    its debts as they matured; and

                                 o  such borrower did not receive fair
                                    consideration or reasonably equivalent value
                                    when it allowed its mortgaged property or
                                    properties to be encumbered by a lien
                                    securing the entire indebtedness.

                                 Among other things, a legal challenge to the
                                 granting of the liens may focus on the benefits
                                 realized by such borrower from the respective
                                 mortgage loan proceeds, as well as the overall
                                 cross-collateralization. If a court were to
                                 conclude that the granting of the liens was an
                                 avoidable fraudulent conveyance, that court
                                 could:

                                 o  subordinate all or part of the pertinent
                                    mortgage loan to existing or future
                                    indebtedness of that borrower;

                                 o  recover payments made under that mortgage
                                    loan; or

                                 o  take other actions detrimental to the
                                    holders of the certificates, including,
                                    under certain circumstances, invalidating
                                    the mortgage loan or the mortgages securing
                                    such cross-collateralization.

MORTGAGE LOANS TO RELATED
  BORROWERS AND
  CONCENTRATIONS OF RELATED
  TENANTS MAY RESULT IN MORE
  SEVERE LOSSES ON YOUR
  CERTIFICATES................   Certain sets of borrowers under the mortgage
                                 loans are affiliated or under common control
                                 with one another. However, no group of
                                 affiliated borrowers are obligors on mortgage
                                 loans representing more than 9.1% of the
                                 initial pool balance (10.1% of the group 1
                                 balance). In addition, tenants in certain
                                 mortgaged properties also may be tenants in
                                 other mortgaged properties, and certain tenants
                                 may be owned by affiliates of the borrowers or
                                 otherwise

                                      S-55

                                 related to or affiliated with a borrower. There
                                 are also several cases in which a particular
                                 entity is a tenant at multiple mortgaged
                                 properties, and although it may not be a
                                 significant tenant (as described in Annex A to
                                 this prospectus supplement) at any such
                                 mortgaged property, it may be significant to
                                 the successful performance of such mortgaged
                                 properties.

                                 In such circumstances, any adverse
                                 circumstances relating to a borrower or tenant
                                 or a respective affiliate and affecting one of
                                 the related mortgage loans or mortgaged
                                 properties could arise in connection with the
                                 other related mortgage loans or mortgaged
                                 properties. In particular, the bankruptcy or
                                 insolvency of any such borrower or tenant or
                                 respective affiliate could have an adverse
                                 effect on the operation of all of the related
                                 mortgaged properties and on the ability of such
                                 related mortgaged properties to produce
                                 sufficient cash flow to make required payments
                                 on the related mortgage loans. For example, if
                                 a person that owns or directly or indirectly
                                 controls several mortgaged properties
                                 experiences financial difficulty at one
                                 mortgaged property, it could defer maintenance
                                 at one or more other mortgaged properties in
                                 order to satisfy current expenses with respect
                                 to the mortgaged property experiencing
                                 financial difficulty. That person could also
                                 attempt to avert foreclosure by filing a
                                 bankruptcy petition that might have the effect
                                 of interrupting monthly payments for an
                                 indefinite period on all the related mortgage
                                 loans. See "Certain Legal Aspects of Mortgage
                                 Loans--Bankruptcy Laws" in the accompanying
                                 prospectus.

                                 In addition, a number of the borrowers under
                                 the mortgage loans are limited or general
                                 partnerships. Under certain circumstances, the
                                 bankruptcy of the general partner in a
                                 partnership may result in the dissolution of
                                 such partnership. The dissolution of a borrower
                                 partnership, the winding-up of its affairs and
                                 the distribution of its assets could result in
                                 an acceleration of its payment obligations
                                 under the related mortgage loan.

THE GEOGRAPHIC CONCENTRATION
  OF MORTGAGED PROPERTIES MAY
  ADVERSELY AFFECT PAYMENT ON
  YOUR CERTIFICATES...........   A concentration of mortgaged properties in a
                                 particular state or region increases the
                                 exposure of the mortgage pool to any adverse
                                 economic developments that may occur in such
                                 state or region, conditions in the real estate
                                 market where the mortgaged properties securing
                                 the related mortgage loans are located, changes
                                 in governmental rules and fiscal polices, acts
                                 of nature, including floods, tornadoes and
                                 earthquakes (which may result in uninsured
                                 losses and which may cause adverse impacts to a
                                 mortgaged property directly or indirectly by
                                 disrupting travel patterns and/or the area's
                                 economy), and other factors which are beyond
                                 the control of the borrowers.

                                      S-56

                                 The geographic concentration of the mortgaged
                                 properties as of the cut-off date is as set
                                 forth in the following table:

                         NUMBER OF       % OF          % OF         % OF
                         MORTGAGED   INITIAL POOL     GROUP 1     GROUP 2
  STATES                PROPERTIES    BALANCE(1)    BALANCE(1)   BALANCE(1)
  -------------------- ------------ -------------- ------------ -----------
  Nevada .............       8            13.0%         13.7%        6.9%
  California .........      26            11.9%         12.4%        7.7%
  Georgia ............      13            10.8%         11.4%        5.7%
  Florida ............      19             8.6%          9.1%        3.8%
  Minnesota ..........       4             8.1%          9.0%        0.0%
  Illinois ...........       6             6.7%          7.4%        0.0%

                                 ------------
                                 (1)  Because this table represents information
                                      relating to the mortgaged properties and
                                      not the mortgage loans, the information
                                      for mortgage loans secured by more than
                                      one mortgaged property is based on
                                      allocated loan amounts (generally
                                      allocating the mortgage loan principal
                                      amount to each of those mortgaged
                                      properties by appraised values of the
                                      mortgaged properties if not otherwise
                                      specified in the related note or loan
                                      agreement). Those amounts are set forth in
                                      Annex A to this prospectus supplement.

MORTGAGE LOANS WITH HIGHER
  THAN AVERAGE PRINCIPAL
  BALANCES MAY CREATE MORE
  RISK OF LOSS................   Concentrations in a pool of mortgage loans with
                                 larger than average balances can result in
                                 losses that are more severe, relative to the
                                 size of the pool, than would be the case if the
                                 aggregate balance of such pool were more evenly
                                 distributed. In this regard:

                                 o  With respect to 35 mortgage loans,
                                    representing 74.6% of the Initial Pool
                                    Balance (33 mortgage loans representing
                                    78.7% of group 1 balance and two mortgage
                                    loans representing 34.9% of group 2
                                    balance), the cut-off date balances are
                                    higher than the average cut-off date
                                    balance;

                                 o  the largest single mortgage loan, by cut-off
                                    date balance, represents approximately 8.3%
                                    of the initial pool balance (9.2% of the
                                    group 1 balance), and the three sets of
                                    cross-collateralized mortgage loans
                                    represent in the aggregate approximately
                                    1.7% of the initial pool balance (1.9% of
                                    the group 1 balance); and

                                 o  the ten largest mortgage loans have cut-off
                                    date balances that represent in the
                                    aggregate 40.3% of the initial pool balance
                                    (44.5% of the group 1 balance).

CHANGES IN CONCENTRATION MAY
  SUBJECT YOUR CERTIFICATES
  TO GREATER RISK OF LOSS.....   As payments in respect of principal (including
                                 payments in the form of voluntary principal
                                 prepayments, liquidation proceeds (as described
                                 in this prospectus supplement) and the
                                 repurchase prices for any mortgage loans
                                 repurchased due to breaches of representations
                                 or warranties) are received with respect to the
                                 mortgage loans, the remaining mortgage loans as
                                 a group may exhibit increased concentration
                                 with respect to the type of properties,
                                 property characteristics, number of borrowers
                                 and affiliated borrowers and geographic
                                 location. Because

                                      S-57

                                 principal on the certificates (other than the
                                 Class XC, Class XP, Class V, Class R-I and
                                 Class R-II Certificates) is generally payable
                                 in sequential order, classes that have a lower
                                 priority with respect to the payment of
                                 principal are relatively more likely to be
                                 exposed to any risks associated with changes in
                                 concentrations.

PREPAYMENT PREMIUMS AND YIELD
  MAINTENANCE CHARGES PRESENT
  SPECIAL RISKS...............   With respect to 112 of the mortgage loans,
                                 representing 80.3% of the initial pool balance
                                 (91 mortgage loans representing 78.9% of the
                                 group 1 balance and 21 mortgage loans
                                 representing 94.1% of the group 2 balance), as
                                 of the cut-off date, generally prohibit any
                                 voluntary prepayment of principal prior to the
                                 final one to seven scheduled monthly payments
                                 which includes any payment that is due upon the
                                 stated maturity date or anticipated repayment
                                 date, as applicable, of the related mortgage
                                 loan; however, these mortgage loans generally
                                 permit defeasance.

                                 In addition, 20 of the mortgage loans,
                                 representing 16.8% of the initial pool balance
                                 (18 mortgage loans representing 18.2% of the
                                 group 1 balance and two mortgage loans
                                 representing 3.6% of the group 2 balance), (a)
                                 have an initial lock-out period, (b) are then
                                 subject after expiration of the initial
                                 lock-out period to a period where the borrower
                                 has an option to prepay the loan subject to a
                                 prepayment premium or yield maintenance charge
                                 and (c) becomes thereafter prepayable without
                                 an accompanying prepayment premium or yield
                                 maintenance charge, prior to its maturity.

                                 Further, two of the mortgage loans representing
                                 0.5% of the initial pool balance (0.3% of the
                                 group 1 balance and 2.2% of group 2 balance)
                                 have no lock-out period; therefore the borrower
                                 (a) has the option to prepay the related
                                 mortgage loan subject to a prepayment premium
                                 or yield maintenance charge for a set period of
                                 time, and (b) the related mortgage loan becomes
                                 thereafter prepayable without an accompanying
                                 prepayment premium or yield maintenance charge
                                 prior to its maturity.

                                 In addition to the foregoing, one mortgage loan
                                 representing 2.4% of the initial pool balance
                                 (2.7% of the group 1 balance) allows the
                                 related borrower the option of either yield
                                 maintenance or defeasance after the related
                                 lock-out period.

                                 See "Description of the Mortgage Pool--Certain
                                 Terms and Conditions of the Mortgage
                                 Loans--Prepayment Provisions" in this
                                 prospectus supplement.

                                 Any prepayment premiums or yield maintenance
                                 charges actually collected on the remaining
                                 mortgage loans, which generally permit
                                 voluntary prepayments during particular

                                      S-58

                                 periods and, depending on the period, require
                                 the payment of a prepayment premium or yield
                                 maintenance charge with such prepayment, will
                                 be distributed among the respective classes of
                                 certificates in the amounts and in accordance
                                 with the priorities described in this
                                 prospectus supplement under "Description of the
                                 Certificates--Distributions--Distributions of
                                 Prepayment Premiums" in this prospectus
                                 supplement. The depositor, however, makes no
                                 representation as to the collectibility of any
                                 prepayment premium or yield maintenance charge.

                                 See "Certain Legal Aspects of Mortgage
                                 Loans--Default Interest and Limitations on
                                 Prepayments" in the accompanying prospectus.
                                 See "Description of the Mortgage
                                 Pool--Assignment of the Mortgage Loans;
                                 Repurchases" and "--Representations and
                                 Warranties; Repurchases and Substitutions",
                                 "Servicing of the Mortgage Loans--Defaulted
                                 Mortgage Loans; Purchase Option" and
                                 "Description of the Certificates-- Termination"
                                 in this prospectus supplement.

                                 Generally. Provisions requiring prepayment
                                 premiums or yield maintenance charges may not
                                 be enforceable in some states and under federal
                                 bankruptcy law. Those provisions also may
                                 constitute interest for usury purposes.
                                 Accordingly, we cannot assure you that the
                                 obligation to pay a prepayment premium or yield
                                 maintenance charge will be enforceable. Also,
                                 we cannot assure you that foreclosure proceeds
                                 will be sufficient to pay an enforceable
                                 prepayment premium or yield maintenance charge.
                                 Additionally, although the collateral
                                 substitution provisions related to defeasance
                                 do not have the same effect on the
                                 certificateholders as prepayment, we cannot
                                 assure you that a court would not interpret
                                 those provisions as requiring a prepayment
                                 premium or yield maintenance charge. In certain
                                 jurisdictions those collateral substitution
                                 provisions might therefore be deemed
                                 unenforceable or usurious under applicable law.

                                 We also note the following with respect to
                                 prepayment premiums and yield maintenance
                                 charges:

                                 o  liquidation proceeds (as described in this
                                    prospectus supplement) recovered in respect
                                    of any defaulted mortgage loan will, in
                                    general, be applied to cover outstanding
                                    advances prior to being applied to cover any
                                    prepayment premium or yield maintenance
                                    charge due in connection with the
                                    liquidation of such mortgage loan;

                                 o  the special servicer may waive a prepayment
                                    premium or yield maintenance charge in
                                    connection with obtaining a pay-off of a
                                    defaulted mortgage loan;

                                 o  no prepayment premium or yield maintenance
                                    charge will be payable in connection with
                                    any repurchase of a mortgage loan resulting
                                    from a material breach of

                                      S-59

                                    representation or warranty or a material
                                    document defect by the mortgage loan seller;

                                 o  no prepayment premium or yield maintenance
                                    charge will be payable in connection with
                                    the purchase of all of the mortgage loans
                                    and any REO properties by the special
                                    servicer, master servicer or any holder or
                                    holders of certificates evidencing a
                                    majority interest in the controlling class
                                    in connection with the termination of the
                                    trust;

                                 o  no prepayment premium or yield maintenance
                                    charge will be payable in connection with
                                    the purchase of defaulted mortgage loans by
                                    the master servicer, special servicer, the
                                    Class FM certificateholders (with respect to
                                    the FM Pari Passu Note A-1 Mortgage Loan),
                                    the Class SM certificateholders (with
                                    respect to the SM Component Mortgage Loan),
                                    the Class LM certificateholders (with
                                    respect to the LM Component Mortgage Loan)
                                    or the holder of the 1901 Research Boulevard
                                    B Note (with respect to the 1901 Research
                                    Boulevard Whole Loan), any mezzanine lender
                                    or any holder or holders of certificates
                                    evidencing a majority interest in the
                                    controlling class; and

                                 o  in general, no prepayment premium or yield
                                    maintenance charge is payable with respect
                                    to a prepayment due to casualty or
                                    condemnation.

                                 See "Certain Legal Aspects of Mortgage
                                 Loans--Default Interest and Limitations on
                                 Prepayments" in the accompanying prospectus.
                                 See "Description of the Mortgage
                                 Pool--Assignment of the Mortgage Loans;
                                 Repurchases and Substitutions" and
                                 "--Representations and Warranties; Repurchases
                                 and Substitutions", "Servicing of the Mortgage
                                 Loans--Defaulted Mortgage Loans; Purchase
                                 Option" and "Description of the
                                 Certificates--Termination" in this prospectus
                                 supplement.

THE OPERATION OF THE
  MORTGAGED PROPERTY UPON
  FORECLOSURE OF THE MORTGAGE
  LOAN MAY AFFECT TAX STATUS..   If the trust were to acquire a mortgaged
                                 property subsequent to a default on the related
                                 mortgage loan pursuant to a foreclosure or deed
                                 in lieu of foreclosure, the special servicer
                                 would be required to retain an independent
                                 contractor to operate and manage the mortgaged
                                 property. Among other things, the independent
                                 contractor would not be permitted to perform
                                 construction work on the mortgaged property
                                 unless such construction generally was at least
                                 10% complete at the time default on the related
                                 mortgage loan became imminent. In addition, any
                                 net income from such operation and management,
                                 other than qualifying "rents from real
                                 property" (as defined in Section 856(d) of the
                                 Internal Revenue Code of 1986, as amended), or
                                 any

                                      S-60

                                 rental income based on the net profits of a
                                 tenant or sub-tenant or allocable to a service
                                 that is non-customary in the area and for the
                                 type of building involved, will subject the
                                 trust fund to federal (and possibly state or
                                 local) tax on such income at the highest
                                 marginal corporate tax rate (currently 35%),
                                 thereby reducing net proceeds available for
                                 distribution to certificateholders. In
                                 addition, if the trust were to acquire one or
                                 more mortgaged properties pursuant to a
                                 foreclosure or deed in lieu of foreclosure,
                                 upon acquisition of those mortgaged properties,
                                 the trust may be required in certain
                                 jurisdictions, particularly in New York, to pay
                                 state or local transfer or excise taxes upon
                                 liquidation of such mortgaged properties. Such
                                 state or local taxes may reduce net proceeds
                                 available for distribution to the
                                 certificateholders.

PROPERTY VALUE MAY BE
  ADVERSELY AFFECTED EVEN
  WHEN CURRENT OPERATING
  INCOME IS NOT...............   Various factors may adversely affect the value
                                 of a mortgaged property without affecting the
                                 property's current net operating income. These
                                 factors include, among others:

                                 o  the existence of, or changes in,
                                    governmental regulations, fiscal policy,
                                    zoning or tax laws;

                                 o  potential environmental legislation or
                                    liabilities or other legal liabilities;

                                 o  the availability of refinancing;

                                 o  changes in interest rate levels; and

                                 o  reduction in, or loss of, real estate tax
                                    abatements, exemptions, tax incremental
                                    financing arrangements, or similar benefits.

LEASEHOLD INTERESTS ARE
  SUBJECT TO TERMS OF THE
  GROUND LEASE................   Seven mortgaged properties, representing
                                 approximately 14.7% of the initial pool balance
                                 (16.3% of the group 1 balance) as of the
                                 cut-off date, are secured, in whole or in part,
                                 by a mortgage on a ground lease. Leasehold
                                 mortgages are subject to certain risks not
                                 associated with mortgage loans secured by the
                                 fee estate of the mortgagor. The most
                                 significant of these risks is that the ground
                                 lease may terminate if, among other reasons,
                                 the ground lessee breaches or defaults in its
                                 obligations under the ground lease or there is
                                 a bankruptcy of the ground lessee or the ground
                                 lessor. Accordingly, a leasehold mortgagee may
                                 lose the collateral securing its leasehold
                                 mortgage. In addition, although the consent of
                                 the ground lessor generally will not be
                                 required for foreclosure, the terms and
                                 conditions of a leasehold mortgage may be
                                 subject to the terms and conditions of the
                                 ground lease, and the rights of a ground lessee
                                 or a leasehold

                                      S-61

                                 mortgagee with respect to, among other things,
                                 insurance, casualty and condemnation may be
                                 affected by the provisions of the ground lease.

                                 In Precision Indus. v. Qualitech Steel SBQ,
                                 LLC, 327 F.3d 537 (7th Cir. 2003), the United
                                 States Court of Appeals for the Seventh Circuit
                                 ruled with respect to an unrecorded lease of
                                 real property that where a statutory sale of
                                 the fee interest in leased property occurs
                                 under Section 363(f) of the Bankruptcy Code (11
                                 U.S.C. Section 363(f)) upon the bankruptcy of a
                                 landlord, such sale terminates a lessee's
                                 possessory interest in the property, and the
                                 purchaser assumes title free and clear of any
                                 interest, including any leasehold estates.

                                 Generally, each related ground lease requires
                                 the lessor to give the lender notice of the
                                 borrower's defaults under the ground lease and
                                 an opportunity to cure them; permits the
                                 leasehold interest to be assigned to the lender
                                 or the purchaser at a foreclosure sale (in some
                                 cases only upon the consent of the lessor) and
                                 contains certain other protective provisions
                                 typically included in a "mortgageable" ground
                                 lease.

                                 Upon the bankruptcy of a lessor or a lessee
                                 under a ground lease, the debtor entity has the
                                 right to assume or reject the lease. If a
                                 debtor lessor rejects the lease, the lessee has
                                 the right to remain in possession of its leased
                                 premises for the rent otherwise payable under
                                 the lease for the term of the lease (including
                                 renewals). If a debtor lessee/borrower rejects
                                 any or all of the lease, the leasehold lender
                                 could succeed to the lessee/borrower's position
                                 under the lease only if the lessor specifically
                                 grants the lender such right. If both the
                                 lessor and the lessee/borrowers are involved in
                                 bankruptcy proceedings, the trustee may be
                                 unable to enforce the bankrupt
                                 lessee/borrower's right to refuse to treat a
                                 ground lease rejected by a bankrupt lessor as
                                 terminated. In such circumstances, a lease
                                 could be terminated notwithstanding lender
                                 protection provisions contained therein or in
                                 the mortgage.

                                 Most of the ground leases securing the
                                 mortgaged properties provide that the ground
                                 rent increases during the term of the lease.
                                 These increases may adversely affect the cash
                                 flow and net income of the borrower from the
                                 mortgaged property.

CONDOMINIUM OWNERSHIP MAY
  LIMIT USE AND IMPROVEMENTS..   In the case of condominiums, a board of
                                 managers generally has discretion to make
                                 decisions affecting the condominium building
                                 and there may be no assurance that the borrower
                                 under a mortgage loan secured by one or more
                                 interests in that condominium will have any
                                 control over decisions made by the related
                                 board of managers. Thus, decisions made by that
                                 related board of

                                      S-62

                                 managers, including regarding assessments to be
                                 paid by the unit owners, insurance to be
                                 maintained on the condominium building and many
                                 other decisions affecting the maintenance,
                                 repair and, in the event of a casualty or
                                 condemnation, restoration of that building, may
                                 have a significant impact on the mortgage loans
                                 in the trust fund that are secured by mortgaged
                                 properties consisting of such condominium
                                 interests. There can be no assurance that the
                                 related board of managers will always act in
                                 the best interests of the borrower under those
                                 mortgage loans. Further, due to the nature of
                                 condominiums, a default under the related
                                 mortgage loan will not allow the special
                                 servicer the same flexibility in realizing on
                                 the collateral as is generally available with
                                 respect to properties that are not
                                 condominiums. The rights of other unit owners,
                                 the documents governing the management of the
                                 condominium units and the state and local laws
                                 applicable to condominium units must be
                                 considered. In addition, in the event of a
                                 casualty with respect to such a mortgaged
                                 property, due to the possible existence of
                                 multiple loss payees on any insurance policy
                                 covering that mortgaged property, there could
                                 be a delay in the allocation of related
                                 insurance proceeds, if any. Consequently,
                                 servicing and realizing upon the collateral
                                 described above could subject the
                                 certificateholders to a greater delay, expense
                                 and risk than with respect to a mortgage loan
                                 secured by a property that is not a
                                 condominium.

INFORMATION REGARDING THE
  MORTGAGE LOANS IS LIMITED...   The information set forth in this prospectus
                                 supplement with respect to the mortgage loans
                                 is derived principally from one or more of the
                                 following sources:

                                 o  a review of the available credit and legal
                                    files relating to the mortgage loans;

                                 o  inspections of each mortgaged property with
                                    respect to the applicable mortgage loan
                                    undertaken by or on behalf of a mortgage
                                    loan seller;

                                 o  generally, unaudited operating statements
                                    for the mortgaged properties related to the
                                    mortgage loans supplied by the borrowers;

                                 o  appraisals for the mortgaged properties
                                    related to the mortgage loans that generally
                                    were performed in connection with
                                    origination (which appraisals were used in
                                    presenting information regarding the cut-off
                                    date loan-to-value ratios of such mortgaged
                                    properties as of the cut-off date under
                                    "Description of the Mortgage Pool" and in
                                    Annex A to this prospectus supplement for
                                    illustrative purposes only);

                                 o  engineering reports and environmental
                                    reports for the mortgaged properties related
                                    to the mortgage loans

                                      S-63

                                    that generally were prepared in connection
                                    with origination; and

                                 o  information supplied by entities from which
                                    the mortgage loan seller acquired, or which
                                    currently service, certain of the mortgage
                                    loans.

                                 All of the mortgage loans were originated
                                 during the preceding 24 months. Of these
                                 mortgage loans, several mortgage loans
                                 constitute acquisition financing. Accordingly,
                                 limited or no operating information is
                                 available with respect to the related mortgaged
                                 property. In addition, certain properties may
                                 allow for the substitution of a part or all of
                                 the mortgaged property, subject to various
                                 conditions. See "Description of the Mortgage
                                 Pool--Release or Substitution of Properties" in
                                 this prospectus supplement. Accordingly, no
                                 information is presently available with respect
                                 to a property that may be substituted for a
                                 mortgaged property.

BORROWER LITIGATION MAY
  AFFECT TIMING OR PAYMENT ON
  YOUR CERTIFICATES...........   Certain borrowers and the principals of certain
                                 borrowers and/or managers may have been
                                 involved in bankruptcy, foreclosure or similar
                                 proceedings or have otherwise been parties to
                                 real estate-related litigation.

                                 There may also be other legal proceedings
                                 pending and, from time to time, threatened
                                 against the borrowers and their affiliates
                                 relating to the business of or arising out of
                                 the ordinary course of business of the
                                 borrowers and their affiliates. We cannot
                                 assure you that such litigation will not have a
                                 material adverse effect on the distributions to
                                 certificateholders.

RELIANCE ON A SINGLE TENANT
  OR A SMALL GROUP OF TENANTS
  MAY INCREASE THE RISK
  OF LOSS ....................   With respect to 16 mortgaged properties,
                                 representing approximately 11.1% of the initial
                                 pool balance (12.3% of the group 1 balance) as
                                 of the cut-off date, the mortgaged property is
                                 leased to a single tenant. A deterioration in
                                 the financial condition of a tenant can be
                                 particularly significant if a mortgaged
                                 property is leased to a single tenant or a
                                 small number of tenants. Mortgaged properties
                                 leased to a single tenant or a small number of
                                 tenants also are more susceptible to
                                 interruptions of cash flow if a tenant fails to
                                 renew its lease. This is because the financial
                                 effect of the absence of rental income may be
                                 severe; more time may be required to relet the
                                 space; and substantial capital costs may be
                                 incurred to make the space appropriate for
                                 replacement tenants. In this regard, see "Risk
                                 Factors--Risks Related to the Mortgage
                                 Loans--Particular Property Types Present
                                 Special Risks--Retail Properties" and "--Office
                                 Properties" in this prospectus supplement.

                                      S-64

                                 Retail and office properties also may be
                                 adversely affected if there is a concentration
                                 of particular tenants among the mortgaged
                                 properties or of tenants in a particular
                                 business or industry.

MORTGAGED PROPERTIES WITH
  TENANTS PRESENT SPECIAL
  RISK........................   The income from, and market value of, the
                                 mortgaged properties leased to various tenants
                                 would be adversely affected if:

                                 o  space in the mortgaged properties could not
                                    be leased or relet;

                                 o  tenants were unable to meet their lease
                                    obligations;

                                 o  leasing or re-leasing is restricted by
                                    exclusive rights of tenants to lease the
                                    mortgaged properties or other covenants not
                                    to lease space for certain uses or
                                    activities, or covenants limiting the types
                                    of tenants to which space may be leased;

                                 o  substantial re-leasing costs were required
                                    and/or the cost of performing landlord
                                    obligations under existing leases materially
                                    increased;

                                 o  a significant tenant were to become a debtor
                                    in a bankruptcy case; or

                                 o  rental payments could not be collected for
                                    any other reason.

                                 Repayment of the mortgage loans secured by
                                 retail, offices and industrial and warehouse
                                 properties will be affected by the expiration
                                 of leases and the ability of the respective
                                 borrowers to renew the leases or relet the
                                 space on comparable terms. In addition, if a
                                 significant portion of tenants have leases
                                 which expire near or at maturity of the related
                                 mortgage loan, then it may make it more
                                 difficult for the related borrower to seek
                                 refinancing or make any applicable balloon
                                 payment. Certain of the mortgaged properties
                                 may be leased in whole or in part by
                                 government-sponsored tenants who have the right
                                 to cancel their leases at any time or for lack
                                 of appropriations. Other tenants may have the
                                 right to cancel or terminate their leases prior
                                 to the expiration of the lease term or upon the
                                 occurrence of certain events including, but not
                                 limited to, the loss of an anchor tenant at the
                                 mortgaged property. Additionally, mortgage
                                 loans may have concentrations of leases
                                 expiring at varying rates in varying
                                 percentages.

                                 Even if vacated space is successfully relet,
                                 the costs associated with reletting, including
                                 tenant improvements and leasing commissions,
                                 could be substantial and could reduce cash flow
                                 from the mortgaged properties. Moreover, if a
                                 tenant defaults in its obligations to a
                                 borrower, the borrower may incur substantial
                                 costs and

                                      S-65

                                 experience significant delays associated with
                                 enforcing its rights and protecting its
                                 investment, including costs incurred in
                                 renovating and reletting the property.

                                 In addition, certain mortgaged properties may
                                 have tenants that are paying rent but are not
                                 in occupancy or may have vacant space that is
                                 not leased, and in certain cases, the occupancy
                                 percentage could be less than 80%. Any "dark"
                                 space may cause the mortgaged property to be
                                 less desirable to other potential tenants or
                                 the related tenant may be more likely to
                                 default in its obligations under the lease. We
                                 cannot assure you that those tenants will
                                 continue to fulfill their lease obligations or
                                 that the space will be relet.

                                 Additionally, in certain jurisdictions, if
                                 tenant leases are subordinated to the liens
                                 created by the mortgage but do not contain
                                 attornment provisions (provisions requiring the
                                 tenant to recognize as landlord under the lease
                                 a successor owner following foreclosure), the
                                 leases may terminate upon the transfer of the
                                 property to a foreclosing lender or purchaser
                                 at foreclosure. Accordingly, if a mortgaged
                                 property is located in such a jurisdiction and
                                 is leased to one or more desirable tenants
                                 under leases that are subordinate to the
                                 mortgage and do not contain attornment
                                 provisions, such mortgaged property could
                                 experience a further decline in value if such
                                 tenants' leases were terminated.

                                 With respect to certain of the mortgage loans,
                                 the related borrower has given to certain
                                 tenants or others an option to purchase, a
                                 right of first refusal or a right of first
                                 offer to purchase all or a portion of the
                                 mortgaged property in the event a sale is
                                 contemplated, and such right is not subordinate
                                 to the related mortgage. This may impede the
                                 mortgagee's ability to sell the related
                                 mortgaged property at foreclosure, or, upon
                                 foreclosure, this may affect the value and/or
                                 marketability of the related mortgaged
                                 property.

MORTGAGED PROPERTIES WITH
  MULTIPLE TENANTS MAY
  INCREASE RELETTING COSTS
  AND REDUCE CASH FLOW........   If a mortgaged property has multiple tenants,
                                 reletting expenditures may be more frequent
                                 than in the case of mortgaged properties with
                                 fewer tenants, thereby reducing the cash flow
                                 available for debt service payments.
                                 Multi-tenanted mortgaged properties also may
                                 experience higher continuing vacancy rates and
                                 greater volatility in rental expenses.

TENANCIES IN COMMON MAY
  HINDER OR DELAY RECOVERY....   With respect to ten mortgage loans,
                                 representing 5.3% of the initial pool balance
                                 (seven mortgage loans representing 2.9% of the
                                 group 1 balance and three mortgage loans
                                 representing 28.3% of the group 2

                                      S-66

                                 balance) as of the cut-off date, the borrowers
                                 own the related mortgaged property as tenants
                                 in common. These mortgage loans may be subject
                                 to prepayment, including during periods when
                                 prepayment might otherwise be prohibited, as a
                                 result of partition. Although some of the
                                 related borrowers have purported to waive any
                                 right of partition, we cannot assure you that
                                 any such waiver would be enforced by a court of
                                 competent jurisdiction.

                                 In general, with respect to a tenant in common
                                 ownership structure, each tenant in common owns
                                 an undivided share in the property and if such
                                 tenant in common desires to sell its interest
                                 in the property (and is unable to find a buyer
                                 or otherwise needs to force a partition) such
                                 tenant in common has the ability to request
                                 that a court order a sale of the property and
                                 distribute the proceeds to each tenant in
                                 common proportionally. As a result, if a
                                 borrower exercises such right of partition, the
                                 related mortgage loans may be subject to
                                 prepayment. In addition, the tenant in common
                                 structure may cause delays in the enforcement
                                 of remedies; this may occur, for example,
                                 because of procedural or substantive issues
                                 resulting from the existence of multiple
                                 borrowers under the related loan, such as in
                                 bankruptcy, in which circumstance, each time a
                                 tenant in common borrower files for bankruptcy,
                                 the bankruptcy court stay will be reinstated.

                                 In some cases, the related borrower is a
                                 special purpose entity (in some cases
                                 bankruptcy remote), reducing the risk of
                                 bankruptcy. There can be no assurance that a
                                 bankruptcy proceeding by a single tenant in
                                 common borrower will not delay enforcement of
                                 this pooled mortgage loan. Additionally, in
                                 some cases, subject to the terms of the related
                                 mortgage loan documents, a borrower or a
                                 tenant-in-common borrower may assign its
                                 interests to one or more tenant-in-common
                                 borrowers. Such change to, or increase in, the
                                 number of tenant-in-common borrowers increases
                                 the risks related to this ownership structure.

TENANT BANKRUPTCY ADVERSELY
  AFFECTS PROPERTY
  PERFORMANCE.................   The bankruptcy or insolvency of a major tenant,
                                 or a number of smaller tenants, in retail,
                                 office, industrial and warehouse properties may
                                 adversely affect the income produced by a
                                 mortgaged property. Under the federal
                                 bankruptcy code a tenant has the option of
                                 assuming or rejecting any unexpired lease. If
                                 the tenant rejects the lease, the landlord's
                                 claim for breach of the lease would be a
                                 general unsecured claim against the tenant
                                 (absent collateral securing the claim). The
                                 claim would be limited to the unpaid rent
                                 reserved under the lease for the periods prior
                                 to the bankruptcy petition (or earlier
                                 surrender of the leased premises) which are
                                 unrelated to the rejection, plus the greater of
                                 one year's rent or 15% of

                                      S-67

                                 the remaining reserved rent (but not more than
                                 three year's rent). There are several cases in
                                 which one or more tenants at a mortgaged
                                 property have declared bankruptcy. We cannot
                                 assure you that any such tenant will affirm its
                                 lease.

ONE ACTION RULES MAY LIMIT
  REMEDIES....................   Several states (including California) have laws
                                 that prohibit more than one "judicial action"
                                 to enforce a mortgage obligation, and some
                                 courts have construed the term "judicial
                                 action" broadly. Accordingly, the special
                                 servicer is required to obtain advice of
                                 counsel prior to enforcing any of the trust
                                 fund's rights under any of the mortgage loans
                                 that include mortgaged properties where the
                                 rule could be applicable.

PROPERTY INSURANCE MAY NOT
  PROTECT YOUR CERTIFICATES
  FROM LOSS IN THE EVENT OF
  CASUALTY OR LOSS............   The mortgage loan documents for each of the
                                 mortgage loans generally require the borrower
                                 to maintain, or cause to be maintained,
                                 specified property and liability insurance. The
                                 mortgaged properties may suffer casualty losses
                                 due to risks which were not covered by
                                 insurance or for which insurance coverage is
                                 inadequate. We cannot assure you that borrowers
                                 will be able to maintain adequate insurance.
                                 Moreover, if reconstruction or any major
                                 repairs are required, changes in laws may
                                 materially affect the borrower's ability to
                                 effect any reconstruction or major repairs or
                                 may materially increase the costs of the
                                 reconstruction or repairs. In addition certain
                                 of the mortgaged properties are located in
                                 California, Washington, Texas, Oregon, Utah,
                                 Nevada and along the Southeastern coastal areas
                                 of the United States. These areas have
                                 historically been at greater risk regarding
                                 acts of nature (such as earthquakes, floods and
                                 hurricanes) than other states. The mortgage
                                 loans do not generally require the borrowers to
                                 maintain earthquake or windstorm insurance.

                                 In light of the September 11, 2001 terrorist
                                 attacks in New York City and the Washington,
                                 D.C. area, many reinsurance companies (which
                                 assume some of the risk of the policies sold by
                                 primary insurers) have indicated that they
                                 intend to eliminate coverage for acts of
                                 terrorism from their reinsurance policies.
                                 Without that reinsurance coverage, primary
                                 insurance companies would have to assume that
                                 risk themselves, which may cause them to
                                 eliminate such coverage in their policies,
                                 increase the amount of deductible for acts of
                                 terrorism or charge higher premiums for such
                                 coverage. In order to offset this risk,
                                 Congress passed the Terrorism Risk Insurance
                                 Act of 2002, which established the Terrorism
                                 Insurance Program. The Terrorism Insurance
                                 Program is administered by the Secretary of the
                                 Treasury and will provide financial assistance
                                 from the United States government to insurers
                                 in the event of another terrorist attack that
                                 is the subject

                                      S-68

                                 of an insurance claim. The Treasury Department
                                 will establish procedures for the Terrorism
                                 Insurance Program under which the federal share
                                 of compensation will be equal to 90% of that
                                 portion of insured losses that exceeds an
                                 applicable insurer deductible required to be
                                 paid during each program year. The federal
                                 share in the aggregate in any program year may
                                 not exceed $100 billion. An insurer that has
                                 paid its deductible is not liable for the
                                 payment of any portion of total annual United
                                 States-wide losses that exceed $100 billion,
                                 regardless of the terms of the individual
                                 insurance contracts. The Terrorism Risk
                                 Insurance Act of 2002 does not require insureds
                                 to purchase the coverage nor does it stipulate
                                 the pricing of the coverage. In addition, we
                                 cannot assure you that all of the borrowers
                                 under the mortgage loans have accepted the
                                 continued coverage. The Terrorism Insurance
                                 Program required that each insurer for policies
                                 in place prior to November 26, 2002 provide its
                                 insureds, within 90 days after November 26,
                                 2002, with a statement of the proposed premiums
                                 for terrorism coverage, identifying the portion
                                 of the risk that the federal government will
                                 cover. Insureds will have 30 days to accept the
                                 continued coverage and pay the premium. If an
                                 insured does not pay the premium, insurance for
                                 acts of terrorism may be excluded from the
                                 policy. All policies for insurance issued after
                                 November 26, 2002 must make similar disclosure.
                                 Through December 2005, insurance carriers are
                                 required under the program to provide terrorism
                                 coverage in their basic "all-risk" policies, as
                                 the Secretary of the Treasury extended such
                                 mandatory participation (originally scheduled
                                 to expire in December 2004). Any commercial
                                 property and casualty terrorism insurance
                                 exclusion that was in force on November 26,
                                 2002 is automatically voided to the extent that
                                 it excludes losses that would otherwise be
                                 insured losses, subject to the immediately
                                 preceding paragraph. Any state approval of such
                                 types of exclusions in force on November 26,
                                 2002 is also voided. However, it is unclear
                                 what acts will fall under the category of
                                 "terrorism" as opposed to "acts of war" or
                                 "natural disasters," which may not be covered
                                 by such program. In addition, coverage under
                                 such program will only be available for
                                 terrorist acts that are committed by an
                                 individual or individuals acting on behalf of a
                                 foreign person or foreign interest. In
                                 addition, the Terrorism Insurance Program
                                 applies to United States risks only and to acts
                                 that are committed by an individual or
                                 individuals acting on behalf of a foreign
                                 person or foreign interest as an effort to
                                 influence or coerce United States civilians or
                                 the United States government. It remains
                                 unclear what acts will fall under the purview
                                 of the Terrorism Insurance Program.

                                 Furthermore, since the Terrorism Insurance
                                 Program was passed into law, it has yet to be
                                 determined whether it or

                                      S-69

                                 state legislation has lowered or will
                                 substantially lower the cost of obtaining
                                 terrorism insurance.

                                 Finally, the Terrorism Insurance Program
                                 terminates on December 31, 2005. We cannot
                                 assure you that such temporary program will
                                 create any long-term changes in the
                                 availability and cost of such insurance.
                                 Moreover, we cannot assure you that such
                                 program will be renewed or subsequent terrorism
                                 insurance legislation will be passed upon its
                                 expiration. New legislation was introduced in
                                 June 2004 and reintroduced in February 2005 to
                                 extend the Terrorism Risk Insurance Program for
                                 an additional two years beyond December 31,
                                 2005. However, we cannot assure you that such
                                 proposal will be enacted into law.

                                 While most of the mortgage loans by their terms
                                 require the borrower to maintain insurance
                                 against acts of terrorism (subject to
                                 commercially reasonable availability, cost or
                                 other limitations) consistent with owners of
                                 similar properties, the mortgage loan documents
                                 for some of the mortgage loans do not
                                 specifically require the borrowers to obtain,
                                 or permit the lender to require, insurance
                                 coverage against acts of terrorism. Although
                                 the mortgage loan documents relating to such
                                 mortgage loans may contain provisions which
                                 permit the lender to require other reasonable
                                 insurance and which do not expressly forbid the
                                 lender from requiring terrorism insurance, we
                                 cannot assure you whether requiring terrorism
                                 insurance would be reasonable or otherwise
                                 permissible under the general provisions for
                                 any mortgage loan.

                                 If the mortgage loan documents require
                                 insurance covering terrorist or similar acts,
                                 the master servicer or the special servicer,
                                 pursuant to the pooling and servicing
                                 agreement, may not be required to maintain
                                 insurance covering terrorist or similar acts,
                                 nor will it be required to call a default under
                                 a mortgage loan if the related borrower fails
                                 to maintain such insurance and the special
                                 servicer consents. In determining whether to
                                 require insurance for terrorism or similar acts
                                 or to call a default, each of the master
                                 servicer and the special servicer will consider
                                 the following two factors following due inquiry
                                 in accordance with the servicing standard:

                                 o  whether such insurance is not available at
                                    commercially reasonable rates; and

                                 o  whether at that time, the risks relating to
                                    terrorism or similar acts were not commonly
                                    insured against for properties similar to
                                    the mortgaged property and located in or
                                    around the region in which the mortgaged
                                    property is located.

                                      S-70

                                 However, if the special servicer determines
                                 following due inquiry, in accordance with the
                                 servicing standard, that it is in the best
                                 interests of the certificateholders not to call
                                 a default, the master servicer and the special
                                 servicer may, in certain circumstances, waive
                                 the default regardless of such factors.

                                 Any losses incurred with respect to mortgage
                                 loans included in the trust fund due to
                                 uninsured risks or insufficient hazard
                                 insurance proceeds could adversely affect
                                 distributions on your certificates.

ZONING LAWS AND USE
  RESTRICTIONS MAY AFFECT
  THE OPERATION OF A
  MORTGAGED PROPERTY OR THE
  ABILITY  TO REPAIR OR
  RESTORE A MORTGAGED
  PROPERTY....................   Certain of the mortgaged properties may not
                                 comply with current zoning laws, including
                                 density, use, parking and set back
                                 requirements, due to changes in zoning
                                 requirements after such mortgaged properties
                                 were constructed. These properties, as well as
                                 those for which variances or special permits
                                 were issued, are considered to be a "legal
                                 non-conforming use" and/or the improvements are
                                 considered to be "legal non-conforming
                                 structures". This means that the borrower is
                                 not required to alter the use or structure to
                                 comply with the existing or new law; however,
                                 the borrower may not be able to rebuild the
                                 premises "as is" in the event of a casualty
                                 loss. This may adversely affect the cash flow
                                 of the property following the casualty. If a
                                 casualty were to occur, we cannot assure you
                                 that insurance proceeds would be available to
                                 pay the mortgage loan in full. In addition, if
                                 the property were repaired or restored in
                                 conformity with the current law, the value of
                                 the property or the revenue-producing potential
                                 of the property may not be equal to that which
                                 existed before the casualty.

                                 In addition, certain of the mortgaged
                                 properties which are non-conforming may not be
                                 "legal non-conforming uses" or "legal
                                 non-conforming structures". The failure of a
                                 mortgaged property to comply with zoning laws
                                 or to be a "legal non-conforming use" or "legal
                                 non-conforming structure" may adversely affect
                                 market value of the mortgaged property or the
                                 borrower's ability to continue to use it in the
                                 manner it is currently being used.

                                 In addition, certain of the mortgaged
                                 properties may be subject to certain use
                                 restrictions imposed pursuant to restrictive
                                 covenants, reciprocal easement agreements or
                                 operating agreements or, in the case of
                                 mortgaged properties that are or constitute a
                                 portion of condominiums, condominium
                                 declarations or other condominium use
                                 restrictions or regulations, especially in a
                                 situation where the mortgaged property does not
                                 represent the entire condominium property. Such
                                 use restrictions include, for example,
                                 limitations on the

                                      S-71

                                 character of the improvements or the
                                 properties, limitations affecting noise and
                                 parking requirements, among other things, and
                                 limitations on the borrowers' right to operate
                                 certain types of facilities within a prescribed
                                 radius. These limitations could adversely
                                 affect the ability of the related borrower to
                                 lease the mortgaged property on favorable
                                 terms, thus adversely affecting the borrower's
                                 ability to fulfill its obligations under the
                                 related mortgage loan.

SOME MORTGAGED PROPERTIES MAY
  NOT BE READILY CONVERTIBLE
  TO ALTERNATIVE USES.........

                                 Some of the mortgaged properties may not be
                                 readily convertible to alternative uses if
                                 those properties were to become unprofitable
                                 for any reason or if those properties were
                                 designated as historic sites. Converting
                                 commercial properties and manufactured housing
                                 communities to alternate uses generally
                                 requires substantial capital expenditures. The
                                 liquidation value of a mortgaged property
                                 consequently may be substantially less than
                                 would be the case if the property were readily
                                 adaptable to other uses.

                                 Zoning or other restrictions also may prevent
                                 alternative uses. See "Risk Factors--Risks
                                 Related to the Mortgage Loans--Zoning Laws and
                                 Use Restrictions May Affect the Operation of a
                                 Mortgaged Property or the Ability to Repair or
                                 Restore a Mortgaged Property" above.

APPRAISALS ARE LIMITED IN
  REFLECTING THE VALUE OF A
  MORTGAGED PROPERTY..........   Appraisals were obtained with respect to each
                                 of the mortgaged properties in connection with
                                 the origination of the applicable mortgage
                                 loan. In general, appraisals represent the
                                 analysis and opinion of qualified appraisers
                                 and are not guarantees of present or future
                                 value. One appraiser may reach a different
                                 conclusion than the conclusion that would be
                                 reached if a different appraiser were
                                 appraising that property. Moreover, appraisals
                                 seek to establish the amount a typically
                                 motivated buyer would pay a typically motivated
                                 seller and, in certain cases, may have taken
                                 into consideration the purchase price paid by
                                 the borrower. That amount could be
                                 significantly higher than the amount obtained
                                 from the sale of a mortgaged property under a
                                 distress or liquidation sale. We cannot assure
                                 you that the information set forth in this
                                 prospectus supplement regarding appraised
                                 values or loan-to-value ratios accurately
                                 reflects past, present or future market values
                                 of the mortgaged properties.

MORTGAGE LOAN SELLERS MAY NOT
  BE ABLE TO MAKE A REQUIRED
  REPURCHASE OR SUBSTITUTION
  OF A DEFECTIVE MORTGAGE
  LOAN........................   Each mortgage loan seller is the sole
                                 warranting party in respect of the mortgage
                                 loans sold by such mortgage loan seller to us.
                                 Neither we nor any of our affiliates (except,
                                 in certain circumstances, for Bank of America
                                 N.A. in its

                                      S-72

                                 capacity as a mortgage loan seller) are
                                 obligated to repurchase or substitute any
                                 mortgage loan in connection with either a
                                 breach of any mortgage loan seller's
                                 representations and warranties or any document
                                 defects, if such mortgage loan seller defaults
                                 on its repurchase or substitution obligation.
                                 We cannot assure you that the mortgage loan
                                 sellers will have the financial ability to
                                 effect such repurchases or substitutions. Any
                                 mortgage loan that is not repurchased or
                                 substituted and that is not a "qualified
                                 mortgage" for a REMIC may cause the trust fund
                                 to fail to qualify as one or more REMICs or
                                 cause the trust fund to incur a tax. See
                                 "Description of the Mortgage Pool--The Mortgage
                                 Loan Sellers", "--Assignment of the Mortgage
                                 Loans; Repurchases and Substitutions" and
                                 "--Representations and Warranties; Repurchases
                                 and Substitutions" in this prospectus
                                 supplement and "The Pooling and Servicing
                                 Agreements--Representations and Warranties;
                                 Repurchases" in the accompanying prospectus.

RISKS RELATED TO
  ENFORCEABILITY..............   All of the mortgages permit the lender to
                                 accelerate the debt upon default by the
                                 borrower. The courts of all states will enforce
                                 acceleration clauses in the event of a material
                                 payment default. Courts, however, may refuse to
                                 permit foreclosure or acceleration if a default
                                 is deemed immaterial or the exercise of those
                                 remedies would be unjust or unconscionable.

                                 If a mortgaged property has tenants, the
                                 borrower typically assigns its income as
                                 landlord to the lender as further security,
                                 while retaining a license to collect rents as
                                 long as there is no default. If the borrower
                                 defaults, the license terminates and the lender
                                 is entitled to collect rents. In certain
                                 jurisdictions, such assignments may not be
                                 perfected as security interests until the
                                 lender takes actual possession of the
                                 property's cash flow. In some jurisdictions,
                                 the lender may not be entitled to collect rents
                                 until the lender takes possession of the
                                 property and secures the appointment of a
                                 receiver. In addition, as previously discussed,
                                 if bankruptcy or similar proceedings are
                                 commenced by or for the borrower, the lender's
                                 ability to collect the rents may be adversely
                                 affected.

POTENTIAL ABSENCE OF
  ATTORNMENT PROVISIONS
  ENTAILS RISKS...............   In some jurisdictions, if tenant leases are
                                 subordinate to the liens created by the
                                 mortgage and do not contain attornment
                                 provisions (i.e., provisions requiring the
                                 tenant to recognize a successor owner following
                                 foreclosure as landlord under the lease), the
                                 leases may terminate upon the transfer of the
                                 property to a foreclosing lender or purchaser
                                 at foreclosure. Not all leases were reviewed to
                                 ascertain the existence of attornment or
                                 subordination provisions. Accordingly, if a
                                 mortgaged property is located in such a
                                 jurisdiction and is leased to one or more

                                      S-73

                                 desirable tenants under leases that are
                                 subordinate to the mortgage and do not contain
                                 attornment provisions, such mortgaged property
                                 could experience a further decline in value if
                                 such tenants' leases were terminated. This is
                                 particularly likely if such tenants were paying
                                 above-market rents or could not be replaced.

                                 If a lease is not subordinate to a mortgage,
                                 the trust will not possess the right to
                                 dispossess the tenant upon foreclosure of the
                                 mortgaged property (unless otherwise agreed to
                                 with the tenant). If the lease contains
                                 provisions inconsistent with the mortgage
                                 (e.g., provisions relating to application of
                                 insurance proceeds or condemnation awards) or
                                 which could affect the enforcement of the
                                 lender's rights (e.g., a right of first refusal
                                 to purchase the property), the provisions of
                                 the lease will take precedence over the
                                 provisions of the mortgage.

RISKS RELATING TO COSTS OF
  COMPLIANCE WITH APPLICABLE
  LAWS AND REGULATIONS........   A borrower may be required to incur costs to
                                 comply with various existing and future
                                 federal, state or local laws and regulations
                                 applicable to the related mortgaged property,
                                 for example, zoning laws and the Americans with
                                 Disabilities Act of 1990, as amended, which
                                 requires all public accommodations to meet
                                 certain federal requirements related to access
                                 and use by persons with disabilities. See
                                 "Certain Legal Aspects of Mortgage
                                 Loans--Americans with Disabilities Act" in the
                                 accompanying prospectus. The expenditure of
                                 these costs or the imposition of injunctive
                                 relief, penalties or fines in connection with
                                 the borrower's noncompliance could negatively
                                 impact the borrower's cash flow and,
                                 consequently, its ability to pay its mortgage
                                 loan.

NO MORTGAGE LOAN INCLUDED IN
  THE TRUST FUND HAS BEEN
  REUNDERWRITTEN..............   We have not reunderwritten the mortgage loans.
                                 Instead, we have relied on the representations
                                 and warranties made by each mortgage loan
                                 seller, and the related mortgage loan seller's
                                 obligation to repurchase or substitute a
                                 mortgage loan or cure the breach in the event
                                 of a material breach of a representation or
                                 warranty. These representations and warranties
                                 do not cover all of the matters that we would
                                 review in underwriting a mortgage loan and you
                                 should not view them as a substitute for
                                 reunderwriting the mortgage loans. If we had
                                 reunderwritten the mortgage loans, it is
                                 possible that the reunderwriting process may
                                 have revealed problems with a mortgage loan not
                                 covered by a representation or warranty. In
                                 addition, we cannot assure you that a mortgage
                                 loan seller will be able to repurchase or
                                 substitute a mortgage loan or cure the breach
                                 in the event of a material breach of a
                                 representation or warranty. See "Description of
                                 the Mortgage Pool--Representations and

                                      S-74

                                 Warranties; Repurchases and Substitutions" in
                                 this prospectus supplement.

BOOK-ENTRY SYSTEM FOR
  CERTIFICATES MAY DECREASE
  LIQUIDITY AND DELAY
  PAYMENT.....................   The offered certificates will be issued as
                                 book-entry certificates. Each class of
                                 book-entry certificates will be initially
                                 represented by one or more certificates
                                 registered in the name of a nominee for The
                                 Depository Trust Company, or DTC. Since
                                 transactions in the classes of book-entry
                                 certificates generally can be effected only
                                 through The Depository Trust Company, and its
                                 participating organizations:

                                 o  the liquidity of book-entry certificates in
                                    secondary trading market that may develop
                                    may be limited because investors may be
                                    unwilling to purchase certificates for which
                                    they cannot obtain physical certificates;

                                 o  your ability to pledge certificates to
                                    persons or entities that do not participate
                                    in the DTC system, or otherwise to take
                                    action in respect of the certificates, may
                                    be limited due to the lack of a physical
                                    security representing the certificates;

                                 o  your access to information regarding the
                                    certificates may be limited since conveyance
                                    of notices and other communications by The
                                    Depository Trust Company to its
                                    participating organizations, and directly
                                    and indirectly through those participating
                                    organizations to you, will be governed by
                                    arrangements among them, subject to any
                                    statutory or regulatory requirements as may
                                    be in effect at that time; and

                                 o  you may experience some delay in receiving
                                    distributions of interest and principal on
                                    your certificates because distributions will
                                    be made by the trustee to DTC and DTC will
                                    then be required to credit those
                                    distributions to the accounts of its
                                    participating organizations and only then
                                    will they be credited to your account either
                                    directly or indirectly through DTC's
                                    participating organizations.

                                 See "Description of the Certificates--
                                 Registration and Denominations" in this
                                 prospectus supplement.

     SEE "RISK FACTORS" IN THE ACCOMPANYING PROSPECTUS FOR A DESCRIPTION OF
CERTAIN OTHER RISKS AND SPECIAL CONSIDERATIONS THAT MAY BE APPLICABLE TO YOUR
CERTIFICATES AND THE MORTGAGE LOANS.

                                      S-75

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The Mortgage Pool consists of 135 multifamily and commercial Mortgage
Loans. The Mortgage Pool will be deemed to consist of two loan groups namely
Loan Group 1 and Loan Group 2. Loan Group 1 will consist of 111 Mortgage Loans with an aggregate principal balance of $2,102,906,756 (the Group 1 Balance)
representing approximately 90.6% of the aggregate principal balance of the
Mortgage Pool as of the Cut-off Date (namely April 1, 2005). Loan Group 2 will consist of 24 Mortgage Loans with an aggregate principal balance of $219,184,186
(the Group 2 Balance) (or approximately 83.3% of the aggregate principal balance of the Mortgage Loans secured by multifamily properties and approximately 15.7%
of the aggregate principal balance of the Mortgage Loans secured by manufactured housing properties), representing approximately 9.4% of the aggregate principal balance of the Mortgage Pool as of the Cut-off Date. Annex A to this prospectus supplement sets forth the Loan Group designation with respect to each Mortgage
Loan.

                                                                                % OF
                                                                              INITIAL     % OF      % OF
                                            NUMBER OF     AGGREGATE CUT-OFF     POOL    GROUP 1    GROUP 2
                 SELLER                  MORTGAGE LOANS      DATE BALANCE     BALANCE   BALANCE    BALANCE
                 ------                  --------------   ------------------ --------- --------- ----------

Bank of America, N.A. .................         92          $1,411,159,517      60.8%     58.8%      80.0%
Barclays Capital Real Estate Inc. .....         29             582,004,008      25.1      25.7       18.9
Bear Stearns Commercial Mortgage, Inc.          14             328,927,417      14.2      15.5        1.0
                                                --          --------------     -----     -----      -----
TOTAL .................................        135          $2,322,090,942     100.0%    100.0%     100.0%
                                               ===          ==============     =====     =====      =====

     Forty-one of the Mortgage Loans, which are being sold to Banc of America
Commercial Mortgage Inc. by Bank of America, N.A. (which is the sole warranting party with respect to these Mortgage Loans), were originated by Bridger
Commercial Funding LLC ("Bridger"), a real estate financial services company organized in 1998 under the laws of the State of Missouri that originates and acquires commercial and multifamily real estate loans through its own origination offices working in conjunction with various commercial banks in local markets across the United States. Bridger's loan underwriting and quality control procedures are undertaken principally at its headquarters located at 100
Shoreline Highway, Suite 100, Mill Valley, California 94941. Through December 6,
2004, Bridger had originated in excess of $2.0 billion in loans secured by commercial real estate.

     The Initial Pool Balance is $2,322,090,942, subject to a variance of plus or minus 5%. The Initial Pool Balance and each applicable Group Balance
(including Cut-off Date Balances and Group Balances) with respect to each of the
FM Pari Passu Note A-1 Mortgage Loan, the SM Component Mortgage Loan and the LM
Component Mortgage Loan are references solely to the FM Senior Component, the SM
Senior Component and the LM Senior Component, respectively. In addition, the
Initial Pool Balance and each applicable Group Balance excludes the 1901
Research Boulevard B Note. See "Description of the Trust Funds" and "Certain
Legal Aspects of Mortgage Loans" in the accompanying prospectus.

     All numerical information provided in this prospectus supplement with respect to the Mortgage Loans is provided on an approximate basis. All numerical and statistical information presented herein is calculated as described under
"Glossary of Principal Definitions" in this prospectus supplement. The principal balance of each Mortgage Loan as of the Cut-off Date assumes the timely receipt of all principal scheduled to be paid on or before the Cut-off Date and assumes no defaults, delinquencies or prepayments on any Mortgage Loan on or before the
Cut-off Date. All weighted average information provided in this prospectus supplement, unless otherwise stated, reflects weighting by related Cut-off Date
Balance. All percentages of the Mortgage Pool, or of any specified sub-group thereof (including each Group Balance), referred to herein without further description are approximate percentages of the Initial Pool Balance (or, if applicable, the related Group Balance). The sum of the numerical data in any column of any table presented in this prospectus supplement may not equal the indicated total due to rounding.

                                      S-76

     Each Mortgage Loan is evidenced by one or more Mortgage Notes and secured by one or more Mortgages that create a first mortgage lien on a fee simple and/or leasehold interest in the Mortgaged Property. Each Multifamily Loan is secured by a Multifamily Mortgaged Property (i.e. a manufactured housing community or complex consisting of five or more rental living units or one or more apartment buildings each consisting of five or more rental living units)
(29 Mortgage Loans, representing 13.2% of the Initial Pool Balance (five
Mortgage Loans representing 4.2% of the Group 1 Balance and 24 Mortgage Loans
representing 100.0% of the Group 2 Balance)). Each Commercial Loan is secured by one or more Commercial Mortgaged Properties (i.e. a hotel, retail shopping mall or center, an office building or complex, an industrial or warehouse building, a self-storage facility, mixed use property or a parking garage facility) (106
Mortgage Loans, representing 86.8% of the Initial Pool Balance (95.8% of the
Group 1 Balance)).

     With respect to any Mortgage for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements has been recorded in the name of MERS or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the Trustee will be required to be prepared or delivered and instead, the Master Servicer, at the direction of the related
Mortgage Loan Seller, is required to take all actions as are necessary to cause the Trustee on behalf of the Trust to be shown as, and the Trustee is required to take all actions necessary to confirm that the Trustee on behalf of the Trust is shown as, the owner of the MERS Designated Mortgage Loans on the records of
MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Trustee will include the foregoing confirmation in the certification required to be delivered by the Trustee after the Delivery Date pursuant to the Pooling and Servicing Agreement.

     There are three sets of Cross-Collateralized Mortgage Loans that consist of cross-collateralized and cross-defaulted Mortgage Loans.

                                                                                    % OF
                                              NUMBER OF                           INITIAL      % OF
                                               MORTGAGE     AGGREGATE CUT-OFF       POOL      GROUP 1
LOAN NUMBERS OF CROSSED LOANS                   LOANS          DATE BALANCE       BALANCE     BALANCE
------------------------------------------   -----------   -------------------   ---------   --------

20040410, 20040411, and 20040412 .........        3            $19,189,643           0.8%       0.9%
58741 and 58742 ..........................        2             13,575,011           0.6        0.6
9415 and 9418 ............................        2              6,839,144           0.3        0.3
                                                  -            -----------           ---        ---
TOTAL ....................................        7            $39,603,798           1.7%       1.9%
                                                  =            ===========           ===        ===

     Each of the Cross-Collateralized Mortgage Loans is evidenced by a separate
Mortgage Note and secured by a separate Mortgage, which Mortgage or separate cross-collateralization agreement, as the case may be, contains provisions creating the relevant cross-collateralization and cross-default arrangements.
See Annex A to this prospectus supplement for information regarding the
Cross-Collateralized Mortgage Loans and see "Risk Factors--Risks Related to the
Mortgage Loans--The Benefits Provided by Cross-Collateralization May Be Limited"
in this prospectus supplement.

                                      S-77

     The Mortgage Loans generally constitute non-recourse obligations of the related borrower. Upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property or Properties for satisfaction of the borrower's obligation. In the case of certain Mortgage Loans where the Mortgage Loan documents permit recourse to a borrower or guarantor, the Depositor has generally not undertaken an evaluation of the financial condition of any such entity or person, and prospective investors should thus consider all of the
Mortgage Loans to be nonrecourse. None of the Mortgage Loans are insured or guaranteed by any person or entity, governmental or otherwise. See "Risk
Factors--Risks Related to the Mortgage Loans--Your Investment Is Not Insured or
Guaranteed" in this prospectus supplement. Listed below are the states in which the Mortgaged Properties relating to 5% or more of the Initial Pool Balance are located:

                       NUMBER OF                           % OF          % OF         % OF
                       MORTGAGED   AGGREGATE CUT-OFF   INITIAL POOL     GROUP 1     GROUP 2
STATES                PROPERTIES      DATE BALANCE      BALANCE(1)    BALANCE(1)   BALANCE(1)
-------------------- ------------ ------------------- -------------- ------------ -----------

Nevada .............       8          $302,830,338          13.0%         13.7%        6.9%
California .........      26          $276,927,830          11.9%         12.4%        7.7%
Georgia ............      13          $251,533,943          10.8%         11.4%        5.7%
Florida ............      19          $199,227,960           8.6%          9.1%        3.8%
Minnesota ..........       4          $189,229,039           8.1%          9.0%        0.0%
Illinois ...........       6          $155,290,000           6.7%          7.4%        0.0%

-------------
(1)  Because this table represents information relating to the Mortgaged
     Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts (generally allocating the Mortgage Loan principal amount to each of those Mortgaged Properties by appraised values of the Mortgaged Properties if not otherwise specified in the related Mortgage Note or Mortgage Loan documents). Those amounts are set forth in Annex A to this prospectus supplement.

     The remaining Mortgaged Properties are located throughout 27 other states with no more than 4.8% of the Initial Pool Balance secured by Mortgaged
Properties located in any such other jurisdiction.

     On or about the Delivery Date, each Mortgage Loan Seller will transfer the related Mortgage Loans, without recourse, to or, at the direction of the
Depositor, to the Trustee for the benefit of the Certificateholders. See
"Description of the Mortgage Pool--The Mortgage Loan Sellers" and "--Assignment
of the Mortgage Loans; Repurchases and Substitutions" in this prospectus supplement.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Due Dates. Each of the Mortgage Loans, other than 19 Mortgage Loans which are interest only until maturity or the anticipated repayment date and represent
26.8% of the Initial Pool Balance (17 Mortgage Loans representing 27.7% of the
Group 1 Balance and two Mortgage Loans representing 18.9% of the Group 2
Balance), provides for scheduled Monthly Payments of principal and interest.
Each of the Mortgage Loans provides for payments to be due on the Due Date which is the first day of each month as to each such Mortgage Loan. In addition, 38
Mortgage Loans representing 35.6% of the Initial Pool Balance (32 Mortgage Loans
representing 35.0% of the Group 1 Balance and six Mortgage Loans representing
42.0% of the Group 2 Balance) provide for periods of interest only payments during a portion of their respective loan terms.

                                      S-78

     Mortgage Rates; Calculations of Interest. All of the Mortgage Loans bear interest at a per annum rate that is fixed for the remaining term of the
Mortgage Loan, except that (a) as described below, the ARD Loans will accrue interest at a higher rate after their respective Anticipated Repayment Date. As used in this prospectus supplement, the term Mortgage Rate does not include the incremental increase in rate at which interest may accrue on the ARD Loans after the Anticipated Repayment Date and (b) one Mortgage Loan representing 1.5% of the Initial Pool Balance (1.7% of the Group 1 Balance), provides that the
Mortgage Rate will increase from 5.020% to 5.300% after January 31, 2006. As of the Cut-off Date, the Mortgage Rates of the Mortgage Loans ranged as shown in the following chart:

                                                                        % OF
                                                                      INITIAL       % OF        % OF
                                NUMBER OF       AGGREGATE CUT-OFF       POOL      GROUP 1      GROUP 2
 RANGE OF MORTGAGE RATES     MORTGAGE LOANS        DATE BALANCE       BALANCE     BALANCE      BALANCE
 -----------------------    ----------------   -------------------   ---------   ---------   ----------

3.731% - 4.499% .........            5            $  352,424,025        15.2%       16.8%         0.0%
4.500% - 4.749% .........            3                44,710,000         1.9         2.1          0.0
4.750% - 4.999% .........            6               276,050,000        11.9        10.5         25.6
5.000% - 5.249% .........           26               696,167,957        30.0        29.9         30.7
5.250% - 5.499% .........           49               491,842,837        21.2        21.1         22.3
5.500% - 5.749% .........           32               380,086,304        16.4        17.0         10.3
5.750% - 5.999% .........           12                73,542,666         3.2         2.3         11.1
6.000% - 6.240% .........            2                 7,267,153         0.3         0.3          0.0
                                    --            --------------       -----       -----        -----
TOTAL ...................          135            $2,322,090,942       100.0%      100.0%       100.0%
                                   ===            ==============       =====       =====        =====

     Hyperamortization. Four of the Mortgage Loans are ARD Loans, which represent 6.8% of the Initial Pool Balance (7.5% of the Group 1 Balance),
provide for changes in payments and accrual of interest if it is not paid in full by the related Anticipated Repayment Date. Commencing on the Anticipated
Repayment Date, the ARD Loans will generally bear interest at a fixed per annum rate equal to the related Mortgage Rate plus the Revised Rate set forth in the related Mortgage Note extending until final maturity. The Excess Interest Rate is the difference in rate of the Revised Rate over the Mortgage Rate. Interest accrued at the Excess Interest Rate is referred to in this prospectus supplement as Excess Interest. In addition to paying interest (at the Revised Rate) from and after the Anticipated Repayment Date, the borrower generally will be required to apply any Excess Cash Flow from the related Mortgaged Property, if any, after paying all permitted operating expenses and capital expenditures, to pay accrued interest at the Revised Rate and then to principal on the ARD Loans as called for in the related Mortgage Loan documents.

     Amortization of Principal. One hundred sixteen Mortgage Loans are Balloon
Loans, which represent 73.2% of the Initial Pool Balance (94 Mortgage Loans
representing 72.3% of the Group 1 Balance and 22 Mortgage Loans representing
81.1% of the Group 2 Balance) that provide for monthly payments of principal based on amortization schedules significantly longer than the respective remaining terms thereof, thereby leaving Balloon Payments due and payable on their respective maturity dates, unless prepaid prior thereto. In addition, 19 of the Mortgage Loans, including the ARD Loans, representing 26.8% of the
Initial Pool Balance (17 Mortgage Loans representing 27.7% of the Group 1
Balance and two Mortgage Loans representing 18.9% of the Group 2 Balance), provide for payments of interest only through to the end of their respective loan terms.

     Prepayment Provisions. The Mortgage Loans generally provide for a sequence of periods with different conditions relating to voluntary prepayments consisting of one or more of the following:

          (1) a Lock-out Period during which voluntary principal prepayments are prohibited, followed by

          (2) one or more Prepayment Premium Periods during which any voluntary principal prepayment is to be accompanied by a Prepayment Premium (during such a period defeasance may also be possible as an alternative as described below under "--Defeasance"), followed by

                                      S-79

          (3) an Open Period during which voluntary principal prepayments may be made without an accompanying Prepayment Premium.

     The periods applicable to any particular Mortgage Loan are indicated in
Annex A under the heading "Prepayment Penalty Description (Payments)". For example, Loan No. 11200 is indicated as LO(0)/GRTR1%PPMT or
YM(47)/1%PPMT(9)/OPEN(4)", meaning that such Mortgage Loan has no Lock-out
Period, has a period for the first 47 payments during which a yield maintenance charge applies, followed by a period of nine payments during which a fixed 1%
prepayment premium applies, followed by an Open Period of four payments during which no Prepayment Premium would apply to any voluntary prepayment.

     Voluntary principal prepayments (after any Lock-out Period) may be made in full or in some cases in part, subject to certain limitations and, during a
Prepayment Premium Period, payment of the applicable Prepayment Premium or Fixed
Prepayment Premium, as applicable. As of the Cut-off Date, the remaining
Lock-out Periods ranged from zero to 176 scheduled monthly payments (zero to 176 scheduled monthly payments in Loan Group 1 and zero to 116 scheduled monthly payments in Loan Group 2). As of the Cut-off-Date the weighted average remaining
Lock-out Period was 75 scheduled monthly payments (74 scheduled monthly payments in Loan Group 1 and 87 scheduled monthly payments in Loan Group 2). As of the
Cut-off Date, the Open Period ranged from one to seven scheduled monthly payments prior to and including the final scheduled monthly payment at maturity.
The weighted average Open Period was 3.9 scheduled monthly payments (3.9 scheduled monthly payments in Loan Group 1 and 3.3 scheduled monthly payments in
Loan Group 2). Prepayment Premiums on the Mortgage Loans are generally calculated on the basis of a yield maintenance formula (subject, in certain instances, to a minimum equal to a specified percentage of the principal amount prepaid). The prepayment terms of each of the Mortgage Loans are more particularly described in Annex A to this prospectus supplement.

     With respect to one Holdback Loan (Loan No. 58660), representing 0.9% of the Initial Pool Balance (1.0% of the Group 1 Balance), in the event that the related borrower does not satisfy certain economic performance criteria specified in the related Mortgage Loan documents by September 27, 2005, an upfront reserve in the original amount of $1,750,000 may, at the lender's option, (i) be applied to reduce the outstanding principal balance of the
Mortgage Loan and to pay any related Prepayment Premium, in which event the amortization schedule will be recast and the monthly debt service payments on the Mortgage Loan will be adjusted or (ii) be retained as additional collateral for the Mortgage Loan.

     With respect to one Holdback Loan (Loan No. 20050596), representing 1.4% of the Initial Pool Balance (1.5% of the Group 1 Balance), in the event that the related borrower does not satisfy certain economic performance criteria specified in the related Mortgage Loan documents by June 1, 2006, an upfront reserve in the original amount of $1,250,000 may, at the lender's option, (i) be applied to reduce the outstanding principal balance of the Mortgage Loan and to pay any related Prepayment Premium, in which event the amortization schedule will be recast and the monthly debt service payments on the Mortgage Loan will be adjusted, (ii) be used to acquire United States treasury obligations to be held as additional collateral for the Mortgage Loan or (iii) be retained as additional collateral for the Mortgage Loan.

     With respect to one Holdback Loan (Loan No. 20055066), representing 0.3% of the Initial Pool Balance (3.4% of the Group 2 Balance), in the event that the related borrower does not satisfy certain economic performance criteria specified in the related Mortgage Loan documents by February 1, 2007, a letter of credit posted at origination by the related borrower in the original amount of $350,000 may be drawn down and such amount may, at the lender's option, (i)
be applied to reduce the outstanding principal balance of the Mortgage Loan and to pay any related Prepayment Premium, in which event the amortization schedule will be recast and the monthly debt service payments on the Mortgage Loan will be adjusted, (ii) be used to acquire United States treasury obligations to be held as additional collateral for the Mortgage Loan or (iii) be retained as additional collateral for the Mortgage Loan.

                                      S-80

     There may be other Mortgage Loans which provide that in the event that certain conditions specified in the related Mortgage Loan documents are not satisfied, an upfront "earnout" reserve may be applied to reduce the outstanding principal balance of the Mortgage Loan, in which event the amortization schedule may be recast. For further information, see Annex A to this prospectus supplement.

     As more fully described in this prospectus supplement, Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the respective
Classes of Certificateholders in the amounts and priorities described under
"Description of the Certificates--Distributions-- Distributions of Prepayment
Premiums" in this prospectus supplement. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or as to the collectibility of any Prepayment
Premium. See "Risk Factors --Risks Related to the Mortgage Loans--Prepayment
Premiums and Yield Maintenance Charges Present Special Risks" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Default Interest and
Limitations on Prepayments" in the accompanying prospectus.

     Defeasance. One hundred twelve Mortgage Loans, representing 80.3% of the
Initial Pool Balance (91 Mortgage Loans representing 78.9% of the Group 1
Balance and 21 Mortgage Loans representing 94.1% of the Group 2 Balance), permit the applicable borrower at any time during the related Defeasance Lock-Out
Period, which is at least two years from the Delivery Date, provided no event of default exists, to obtain a release of a Mortgaged Property from the lien of the related Mortgage by exercising the Defeasance Option. The borrower must meet certain conditions in order to exercise its Defeasance Option. Among other conditions, the borrower must pay on the related Release Date:

          (1) all interest accrued and unpaid on the principal balance of the
     Note to and including the Release Date;

          (2) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all other loan documents executed in connection therewith; and

          (3) the related Collateral Substitution Deposit.

     In addition, the borrower must deliver a security agreement granting the
Trust Fund a first priority lien on the Collateral Substitution Deposit and, generally, an opinion of counsel to such effect. Simultaneously with such actions, the related Mortgaged Property will be released from the lien of the
Mortgage Loan and the pledged U.S. government obligations (together with any
Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan. In general, a successor borrower established or designated pursuant to the related Mortgage
Loan documents will assume all of the defeased obligations of a borrower exercising a Defeasance Option under a Mortgage Loan and the borrower will be relieved of all of the related defeased obligations. Under the Pooling and
Servicing Agreement, the Master Servicer is required to enforce any provisions of the related Mortgage Loan documents that require, as a condition to the exercise by the borrower of any defeasance rights, that the borrower pay any costs and expenses associated with such exercise.

     The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan.

RELEASE OR SUBSTITUTION OF PROPERTIES.

     The Mortgage Loans secured by more than one Mortgaged Property that permit release of one or more of the related Mortgaged Properties generally require that: (1) prior to the release of a related Mortgaged Property, between 105% and
125% of the allocated loan amount for the Mortgaged Property be defeased and (2)
certain debt service coverage ratio and loan to value ratio tests be satisfied with respect to the remaining Mortgaged Properties after the defeasance.

     The terms of one Mortgage Loan, the FM Pari Passu Note A-1 Mortgage Loan,
representing approximately 8.3% of the Initial Pool Balance (9.2% of the Group 1
Balance), permit certain releases

                                      S-81

of parcels (including air rights parcels) or outlots as designated by the related borrower upon the satisfaction of conditions which include, without limitation, the absence of an event of default, satisfaction of certain financial tests and the delivery of a REMIC opinion. In addition, in connection with the release of any air rights parcel, the related borrower will be entitled to enter into any commercially reasonable reciprocal easement agreement.
Finally, the related loan agreement permits certain lot line adjustments to the related Mortgaged Property or the filing of a subdivision plot to create one or more release parcels or air rights parcels upon the satisfaction of conditions which include, without limitation, the absence of an event of default, satisfaction of certain financial tests and the delivery of a REMIC opinion.

     The terms of one of the Mortgage Loans, representing approximately 3.2% of the Initial Pool Balance (3.6% of the Group 1 Balance), permit the substitution of the Mortgaged Property for other retail property provided certain conditions are satisfied, including (a) that the substitute property has an appraised value of 110% of the released property as of the Closing Date or at the time of release whichever is greater, (b) that the net operating income is 115% of the net operating income of the released property for four quarters preceding the release and (c) the delivery of a rating agency confirmation. The related borrower is also permitted to release non-income generating portions of the related Mortgaged Property without lender's consent to governmental agencies
(condemnations/dedications) and third parties (e.g., pad site owners and out parcel owners) or grant easements to such non-income producing property for the purpose of erecting and operating additional structures whose use is integrated and consistent with the use of the Mortgaged Property.

     The terms of one Mortgage Loan, representing approximately 2.4% of the
Initial Pool Balance (2.7% of the Group 1 Balance), permit the release of a certain parcel upon payment to the mortgagee of an amount equal to $23,100,000, which amount will be used to either (x) effectuate a partial defeasance or (y)
partially prepay the outstanding principal balance of the related Mortgage Loan subject to the payment of any applicable yield maintenance premiums and the payment of the amount of interest which would have accrued on the related
Mortgage Loan. Such release is not allowed to occur within 30 days before or after the securitization of the related Mortgage Loan.

     In the case of one multi-property Mortgage Loan, representing 1.9% of the
Initial Pool Balance (2.1% of the Group 1 Balance), the related borrower may obtain the release of any one Mortgaged Property during any calendar year after the Lock-out Period, up to a maximum of three individual Mortgaged Properties during the term of the Mortgage Loan, subject to the compliance with certain conditions, including, among other things (i) delivery of defeasance collateral in an amount equal to 110% of the allocated loan amount for such release property, (ii) the loan-to-value ratio for the remaining Mortgaged Properties
(after giving effect to the partial release) is no greater than 80%, (iii) the net operating income for the remaining Mortgaged Properties (after giving effect to the release) divided by the original principal balance of the Mortgage Loan
(the "NOI Yield") is at least equal to, or greater than, the greater of the NOI
Yield as of the origination date and the NOI Yield as of the day immediately preceding such release, (iv) the debt service coverage ratio (after giving effect to the release) is at least equal to, or greater than, the greater of (A)
the debt service coverage ratio as of the origination date and (B) the debt service coverage ratio immediately preceding the release and (v) evidence that the release is being made in connection with a sale of the Mortgaged Property to an unaffiliated third party or a contribution of the Mortgaged Property as a capital investment in an arms-length joint venture entered into between the equity owner of the borrower (or another affiliate of the borrower) and an unaffiliated third party.

     With respect to one Mortgage Loan, representing approximately 3.2% of the
Initial Pool Balance (3.5% of the Group 1 Balance), the Mortgage Loan documents permit the release of the restaurant parcel on one of the Mortgaged Properties from the lien of the related Mortgage without payment of a release price, subject to the satisfaction of certain conditions set forth in the loan agreement.

     In the case of one set of three cross-collateralized and cross-defaulted
Mortgage Loans, representing, in the aggregate, approximately 0.8% of the
Initial Pool Balance (0.9% of the Group 1 Balance), the related borrower may obtain the release of an individual Mortgaged Property from the lien of the related Mortgage and a termination of the related cross-collateralization and cross-default

                                      S-82

arrangement with respect to such Mortgaged Property, subject to the satisfaction of certain conditions, including (i) delivery of defeasance collateral in an amount sufficient to make monthly payments due under the defeased Mortgage Loan and pay such Mortgage Loan in full on the related maturity date, (ii) delivery of 10% of the original principal balance of the related Mortgage Loan to be defeased, (iii) a debt service coverage ratio of not less than 1.35x on the remaining Mortgaged Properties for the 12 month period ending on the release date and a projected debt service coverage ratio of not less than 1.35x for the
12 month period commencing on the release date, and (iv) a loan-to-value ratio
(inclusive of the remaining Mortgage Loans and any other indebtedness or preferred equity) secured by the remaining Mortgaged Properties, if any, not to exceed 75%.

     Two sets of Mortgage Loans, consisting of two Mortgage Loans each, representing 0.9% of the Initial Pool Balance (1.0% of the Group 1 Balance), are
cross-collateralized and cross-defaulted within each such set, permit the release of either of the Mortgaged Properties from the lien of the mortgage and the release from the cross-collateralization upon prepayment of an amount equal to at least 115% of the amount of the Mortgage Loan being released, subject to payment of a Prepayment Premium on the full amount of the prepayment. The Master
Servicer and the Special Servicer will confirm that the foregoing requirements for release have been met. Any amount prepaid in excess of the amount required to prepay in full, with Prepayment Premium, the Mortgage Loan being released, will be applied pro rata to partially prepay the remaining Mortgage Loan in the set of crossed mortgage loans.

     Furthermore, certain Mortgage Loans permit the release of specified parcels of real estate or improvements that secure such Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraisal Value or Underwritten Cash Flow.
Such parcels of real estate or improvements are permitted to be released without payment of a release price and consequent reduction of the principal balance of the related Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The Mortgage Loans
generally contain both "due-on-sale" and "due-on-encumbrance" clauses that in each case, subject to certain limited exceptions, permit the holder of the
Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without the consent of the mortgagee. See
"--Additional Mortgage Loan Information--Additional Financing" in this prospectus supplement. Certain of the Mortgage Loans permit the transfer or further encumbrance of the related Mortgaged Property if certain specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the mortgagee. The Master Servicer and/or the Special Servicer, as
applicable, will determine, in a manner consistent with the Servicing Standard and with the REMIC provisions, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property; provided that the Master Servicer will not waive any right that it may have, or grant any consent that it may otherwise withhold without obtaining the consent of the Special Servicer. The Special Servicer's consent will be deemed given if it does not respond within ten (10) business days following receipt by the Special Servicer of the Master's Servicer's request for such consent and all information reasonably requested by the Special
Servicer as such time frame may be extended if the Special Servicer is required to seek the consent of the Directing Certificateholder, the FM Controlling
Holder, the SM Controlling Holder, the LM Controlling Holder, the mezzanine loan holder or any Rating Agency, as described below. In addition, the Special
Servicer will not waive any right it has, or grant any consent that it may otherwise withhold, under any related "due-on-sale" or "due-on- encumbrance"
clause for any Non-Specially Serviced Mortgage Loan that has a then Stated
Principal Balance that exceeds $2,500,000 or any Specially Serviced Mortgage
Loan (other than the FM Pari Passu Note A-1, the SM Component Mortgage Loan and
the LM Component Mortgage Loan; provided that a FM Control Appraisal Period, SM
Control Appraisal Period or LM Control Appraisal Period, as the case may be, does not exist with

                                      S-83

respect to the related Mortgage Loan as described below) unless the Directing
Certificateholder has approved such waiver and consent, which approval will be deemed given if the Directing Certificateholder does not respond within ten business days after the Special Servicer has given a written notice of the matter and a written explanation of the surrounding circumstances and a request for approval of a waiver or consent related to the "due-on-encumbrance" or
"due-on-sale clause" to the Directing Certificateholder.

     With respect to the FM Pari Passu Note A-1 Mortgage Loan, if a FM Control
Appraisal Period does not exist, the Master Servicer with respect to those time periods when the FM Pari Passu Note A-1 Mortgage Loan is a Non-Specially
Serviced Mortgage Loan will not waive any right that it may have, or grant any consent that it may otherwise withhold under any related "due-on-sale" or
"due-on-encumbrance" clause without obtaining the consent of the Special
Servicer, which consent by the Special Servicer will not be given without the
Special Servicer first obtaining the consent of the FM Controlling Holder. With respect to the FM Pari Passu Note A-1 Mortgage Loan, if a FM Control Appraisal
Period does not exist, the Special Servicer with respect to those time periods when the FM Pari Passu Note A-1 Mortgage Loan is a Specially Serviced Mortgage
Loan will not waive any right that it may have, or grant any consent that it may otherwise withhold under any related "due-on-sale" or "due-on-encumbrance"
clause without obtaining the consent of the FM Controlling Holder. With respect to the SM Component Mortgage Loan, if an SM Control Appraisal Period does not exist, the Special Servicer with respect to those time periods when the SM
Component Mortgage Loan is a Specially Serviced Mortgage Loan will not waive any right that it may have, or grant any consent that it may otherwise withhold under any related "due-on-sale" or "due-on-encumbrance" clause without obtaining the consent of the SM Controlling Holder. With respect to the LM Component
Mortgage Loan, if a LM Control Appraisal Period does not exist, the Master
Servicer with respect to those time periods when the LM Component Mortgage Loan is a Non-Specially Serviced Mortgage Loan will not waive any right that it may have, or grant any consent that it may otherwise withhold under any related
"due-on-sale" or "due-on-encumbrance" clause without obtaining the consent of the Special Servicer, which consent by the Special Servicer will not be given without the Special Servicer first obtaining the consent of the LM Controlling
Holder. In each case that the consent of the FM Controlling Holder, the SM
Controlling Holder or the LM Controlling Holder is required with respect to a
"due-on-sale" or "due-on-encumbrance" provision, each such party's consent will be deemed granted if such party does not respond to a request for its consent within ten business days of its receipt of a written notice of the matter, a written explanation of the surrounding circumstances and reasonable supporting material and relevant documents.

     Notwithstanding the foregoing, with respect to any Mortgage Loan, with an outstanding principal balance of greater than $5,000,000, that (i) represents greater than 5% of the outstanding principal balance of the Mortgage Pool, (ii)
has an outstanding principal balance of greater than $20,000,000, or (iii) is one of the ten largest Mortgage Loans based on outstanding principal balance, neither the Master Servicer nor Special Servicer may waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related
"due-on-sale" clause until it has received written confirmation from each Rating
Agency (as set forth in the Pooling and Servicing Agreement) that such action would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates.
In addition, with respect to any Mortgage Loan that represents greater than 2%
of the outstanding principal balance of the Mortgage Pool, is one of the ten largest Mortgage Loans based on outstanding principal balance or has an outstanding principal balance of greater than $20,000,000, neither the Master
Servicer nor the Special Servicer may waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related
"due-on-encumbrance" clause until it has received written confirmation from each
Rating Agency (as set forth in the Pooling and Servicing Agreement) that such action would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by such Rating Agency to any Class of
Certificates. Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related Mortgage
Loan at maturity or the Anticipated Repayment Date and the possibility that

                                      S-84

reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related Mortgage Loan could be delayed. See
"The Pooling and Servicing Agreements--Due-on-Sale and Due-on-Encumbrance
Provisions" and "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and
Due-on-Encumbrance" in the accompanying prospectus.

FASHION SHOW MALL WHOLE LOAN

     The Fashion Show Mall Pari Passu Note A-1 is one of two mortgage loans that are part of a split loan structure that is secured by the same mortgage instrument on the related Mortgaged Property (the "Fashion Show Mall Mortgaged
Property") comprised of two pari passu notes with aggregate principal balances as of the Cut-off Date of $233,714,025 and $144,043,762 (the "Fashion Show Mall
Pari Passu Note A-1" and the "Fashion Show Mall Pari Passu Note A-2",
respectively). The Fashion Show Mall Pari Passu Note A-2 is pari passu in right of payment to the Fashion Show Mall Pari Passu Note A-1. However, as described herein, a subordinate portion of the Fashion Show Mall Pari Passu Note A-1 has been subordinated to the Fashion Show Mall Pari Passu Note A-2 and the remaining portion of the Fashion Show Mall Pari Passu Note A-1. As used in this prospectus supplement, the term "Fashion Show Mall Whole Loan" refers to the Fashion Show
Mall Pari Passu Note A-1 and the Fashion Show Mall Pari Passu Note A-2.

     An intercreditor agreement (the "Fashion Show Mall Intercreditor
Agreement") between the holder of the Fashion Show Mall Pari Passu Note A-1 and the holder of the Fashion Show Mall Pari Passu Note A-2 (the "Fashion Show Mall
Pari Passu Noteholders") sets forth the rights of the noteholders. The Fashion
Show Mall Intercreditor Agreement generally provides that the mortgage loans that comprise the Fashion Show Mall Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the Master Servicer and
Special Servicer, as applicable, according to the Servicing Standard. Pursuant to the Fashion Show Mall Intercreditor Agreement, a $40,000,000 portion of the principal balance (as of the Cut-off Date) of the Fashion Show Mall Pari Passu
Note A-1 (the "Fashion Show Mall Note A-1 Junior Portion") is subordinate under certain circumstances with respect to payments received with respect to the
Fashion Show Mall Whole Loan relative to the Fashion Show Mall Pari Passu Note
A-2 and the remaining $193,714,025 portion (the "Fashion Show Mall Note A-1
Senior Portion") of the principal balance of the Fashion Show Mall Pari Passu
Note A-1. The Fashion Show Mall Note A-1 Junior Portion corresponds to the FM
Subordinate Components collectively, and the Fashion Show Mall Note A-1 Senior
Portion corresponds to the FM Senior Component. The Fashion Show Mall
Intercreditor Agreement generally provides that expenses, losses and shortfalls relating to the Fashion Show Mall Whole Loan will be allocated first to the
Fashion Show Mall Note A-1 Junior Portion and then pro rata between the Fashion
Show Mall Note A-1 Senior Portion and the Fashion Show Mall Pari Passu Note A-2.
Accordingly, expenses, losses and shortfalls relating to the Fashion Show Mall
Whole Loan generally will be allocated first to the FM Subordinate Components and then pro rata between the FM Senior Component and the holder of the Fashion
Show Mall Pari Passu Note A-2.

     Pursuant to the terms of the Fashion Show Mall Intercreditor Agreement, prior to the occurrence of a monetary or material event of default with respect to the Fashion Show Mall Whole Loan, after payment or reimbursement of certain servicing fees, special servicing fees, trust fund expenses and/or advances and various expenses, costs and liabilities referenced in the Fashion Show Mall
Intercreditor Agreement, all payments and proceeds received with respect to the
Fashion Show Mall Whole Loan will be generally paid in the following manner:

     (i) first, pro rata, based on the interest accrued on the outstanding principal balances of the Fashion Show Mall Note A-1 Senior Portion, the Fashion
Show Mall Pari Passu Note A-2 and the Fashion Show Mall Note A-1 Junior Portion,
to (A) the holder of the Fashion Show Mall Pari Passu Note A-1 in respect of the
Fashion Show Mall Note A-1 Senior Portion in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the Fashion Show Mall
Note A-1 Senior Portion, and (B) the holder of the Fashion Show Mall Pari Passu
Note A-2 in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the Fashion Show Mall Pari Passu Note A-2;

                                      S-85

     (ii) second, to each of the holder of the Fashion Show Mall Pari Passu Note
A-1 (in respect of the Fashion Show Mall Note A-1 Senior Portion) and the holder of the Fashion Show Mall Pari Passu Note A-2), in an amount equal to its pro rata portion, based on the then outstanding principal balances of the Fashion
Show Mall Note A-1 Senior Portion, the Fashion Show Mall Pari Passu Note A-2 and
the Fashion Show Mall Note A-1 Junior Portion, of all principal payments collected on the Fashion Show Mall Whole Loan, to be applied in reduction of the outstanding principal balances of the Fashion Show Mall Note A-1 Senior Portion and the Fashion Show Mall Pari Passu Note A-2;

     (iii) third, to the holder of the Fashion Show Mall Pari Passu Note A-1 in respect of the Fashion Show Mall Note A-1 Junior Portion in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the
Fashion Show Mall Note A-1 Junior Portion;

     (iv) fourth, to the holder of the Fashion Show Mall Pari Passu Note A-1 (in respect of the Fashion Show Mall Note A-1 Junior Portion), in an amount equal to its pro rata portion, based on the then outstanding principal balances of the
Fashion Show Mall Note A-1 Senior Portion, the Fashion Show Mall Pari Passu Note
A-2 and the Fashion Show Mall Note A-1 Junior Portion, of all principal payments collected on the Fashion Show Mall Whole Loan, to be applied in reduction of the outstanding principal balance of the Fashion Show Mall Note A-1 Junior Portion;

     (v) fifth, any default interest in excess of the interest paid in accordance with clauses (i) and (iii) of this paragraph, to the extent collected and not applied to Advance Interest or Additional Trust Fund Expenses (or as
otherwise described under "Servicing of the Mortgage Loans--Servicing and Other
Compensation and Payments of Expenses" in this prospectus supplement), or payable to any party other than a holder of a Fashion Show Mall pari passu note, in each case pursuant to the Pooling and Servicing Agreement, to the holder of the Fashion Show Mall Pari Passu Note A-1 (in respect of the Fashion Show Mall
Note A-1 Senior Portion), the holder of the Fashion Show Mall Pari Passu Note
A-2 and the holder of the Fashion Show Mall Pari Passu Note A-1 (in respect of the Fashion Show Mall Note A-1 Junior Portion), each in an amount equal to their pro rata portion of such default interest (based on the then outstanding principal balances of the Fashion Show Mall Note A-1 Senior Portion, the Fashion
Show Mall Pari Passu Note A-2 and the Fashion Show Mall Note A-1 Junior
Portion);

     (vi) sixth, any amounts that represent late payment charges, other than
Prepayment Premiums or default interest, actually collected on the Fashion Show
Mall Whole Loan, to the extent not applied to Advance Interest or Additional
Trust Fund Expenses (or as otherwise described under "Servicing of the Mortgage
Loans--Servicing and Other Compensation and Payments of Expenses" in this prospectus supplement), or payable to any party other than a holder of a Fashion
Show Mall pari passu note, in each case pursuant to the Pooling and Servicing
Agreement, to the holder of the Fashion Show Mall Pari Passu Note A-1 (in respect of the Fashion Show Mall Note A-1 Senior Portion), the holder of the
Fashion Show Mall Pari Passu Note A-2 and the holder of the Fashion Show Mall
Pari Passu Note A-1 (in respect of the Fashion Show Mall Note A-1 Junior
Portion), each in an amount equal to their pro rata portion of such amounts
(based on the then outstanding principal balances of the Fashion Show Mall Note
A-1 Senior Portion, the Fashion Show Mall Pari Passu Note A-2 and the Fashion
Show Mall Note A-1 Junior Portion); and

     (viii) eighth, if any excess amount is paid by the related borrower and is not required to be returned to the related borrower or to any party other than a holder of a Fashion Show Mall pari passu note pursuant to the Pooling and
Servicing Agreement and not otherwise applied in accordance with the foregoing clauses (i) through (vii) of this paragraph, to the holder of the Fashion Show
Mall Pari Passu Note A-1 (in respect of the Fashion Show Mall Note A-1 Senior
Portion), the holder of the Fashion Show Mall Pari Passu Note A-2 and the holder of the Fashion Show Mall Pari Passu Note A-1 (in respect of the Fashion Show
Mall Note A-1 Junior Portion), each in an amount equal to their pro rata portion of such excess (based on the original principal balances of the Fashion Show
Mall Note A-1 Senior Portion, the Fashion Show Mall Pari Passu Note A-2 and the
Fashion Show Mall Note A-1 Junior Portion).

     Following the occurrence and during the continuance of a monetary or other material event of default with respect to the Fashion Show Mall Whole Loan, after payment or reimbursement of

                                      S-86

certain servicing fees, special servicing fees, trust fund expenses and/or advances and various expenses, costs and liabilities referenced in the Fashion
Show Mall Intercreditor Agreement, all payments and proceeds received with respect to the FM Subordinate Component will be subordinated to all payments under the FM Senior Component and the Fashion Show Mall Pari Passu Note A-2, and
the amounts received with respect to the Fashion Show Mall Whole Loan will generally be paid in the following manner:

     (i) first, pro rata, based on the interest accrued on the then outstanding principal balances of only the Fashion Show Mall Note A-1 Senior Portion and the
Fashion Show Mall Pari Passu Note A-2, to (A) the holder of the Fashion Show
Mall Pari Passu Note A-1 in respect of the Fashion Show Mall Note A-1 Senior
Portion in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the Fashion Show Mall Note A-1 Senior Portion, and (B) the
holder of the Fashion Show Mall Pari Passu Note A-2 in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the Fashion
Show Mall Pari Passu Note A-2;

     (ii) second, to the holder of the Fashion Show Mall Pari Passu Note A-1 (in respect of the Fashion Show Mall Note A-1 Senior Portion) and the holder of the
Fashion Show Mall Pari Passu Note A-2, each in an amount equal to their pro rata portion, based on the then outstanding principal balances of only the Fashion
Show Mall Note A-1 Senior Portion and the Fashion Show Mall Pari Passu Note A-2,
of all principal payments collected on the Fashion Show Mall Whole Loan, to be applied in reduction of such outstanding principal balances until such balances have been reduced to zero;

     (iii) third, to the holder of the Fashion Show Mall Pari Passu Note A-1 in respect of the Fashion Show Mall Note A-1 Junior Portion in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the
Fashion Show Mall Note A-1 Junior Portion;

     (iv) fourth, to the holder of the Fashion Show Mall Pari Passu Note A-1 in respect of the Fashion Show Mall Note A-1 Junior Portion in an amount equal to the remaining principal payments collected on the Fashion Show Mall Whole Loan, to be applied in reduction of the outstanding principal balance of the Fashion
Show Mall Note A-1 Junior Portion until such balance has been reduced to zero;

     (v) fifth, any default interest in excess of the interest paid in accordance with clauses (i) and (iii) of this paragraph, to the extent collected and not applied to Advance Interest or Additional Trust Fund Expenses (or as
otherwise described under "Servicing of the Mortgage Loans--Servicing and Other
Compensation and Payments of Expenses" in this prospectus supplement), or payable to any party other than a holder of a Fashion Show Mall pari passu note, in each case pursuant to the Pooling and Servicing Agreement, to the holder of the Fashion Show Mall Pari Passu Note A-1 (in respect of the Fashion Show Mall
Note A-1 Senior Portion), the holder of the Fashion Show Mall Pari Passu Note
A-2 and the holder of the Fashion Show Mall Pari Passu Note A-1 (in respect of the Fashion Show Mall Note A-1 Junior Portion), each in an amount equal to their pro rata portion, based on the then outstanding principal balances of the
Fashion Show Mall Note A-1 Senior Portion, the Fashion Show Mall Pari Passu Note
A-2 and the Fashion Show Mall Note A-1 Junior Portion, of such default interest;

     (vi) sixth, any amounts that represent late payment charges, other than default interest, actually collected on the Fashion Show Mall Whole Loan, to the extent not applied to Advance Interest or Additional Trust Fund Expenses (or as
otherwise described under "Servicing of the Mortgage Loans--Servicing and Other
Compensation and Payments of Expenses" in this prospectus supplement), or payable to any party other than a holder of a Fashion Show Mall pari passu note, in each case pursuant to the Pooling and Servicing Agreement, to the holder of the Fashion Show Mall Pari Passu Note A-1 (in respect of the Fashion Show Mall
Note A-1 Senior Portion), the holder of the Fashion Show Mall Pari Passu Note
A-2 and the holder of the Fashion Show Mall Pari Passu Note A-1 (in respect of the Fashion Show Mall Note A-1 Junior Portion), each in an amount equal to their pro rata portion, based on the then outstanding principal balances of the
Fashion Show Mall Note A-1 Senior Portion, the Fashion Show Mall Pari Passu Note
A-2 and the Fashion Show Mall Note A-1 Junior Portion, of such amounts; and

                                      S-87

     (vii) seventh, if any excess amount is paid by the related borrower and is not required to be returned to the related borrower or to a party other than a holder of a Fashion Show Mall pari passu note pursuant to the Pooling and
Servicing Agreement and not otherwise applied in accordance with the foregoing clauses (i) through (vi) of this paragraph, to the holder of the Fashion Show
Mall Pari Passu Note A-1 (in respect of the Fashion Show Mall Note A-1 Senior
Portion), the holder of the Fashion Show Mall Pari Passu Note A-2 and the holder of the Fashion Show Mall Pari Passu Note A-1 (in respect of the Fashion Show
Mall Note A-1 Junior Portion), each in an amount equal to their pro rata portion, based on the original principal balances of the Fashion Show Mall Note
A-1 Senior Portion, the Fashion Show Mall Pari Passu Note A-2 and the Fashion
Show Mall Note A-1 Junior Portion, of such excess.

     Upon the Fashion Show Mall Whole Loan becoming (i) delinquent 60 days or more in respect of a monthly payment (not including the balloon payment) or (ii)
delinquent in respect of its balloon payment unless the Master Servicer has, on or prior to the due date of such balloon payment, received written evidence from an institutional lender of such lender's binding commitment to refinance the
Fashion Show Mall Whole Loan within 60 days after the due date of such balloon payment, in either case such delinquency to be determined without giving effect to any grace period permitted by the Mortgage Loan documents and without regard to any acceleration of payments under the Mortgage Loan documents, or (iii) as to which the Master Servicer or Special Servicer has, by written notice to the related mortgagor, accelerated the maturity, the FM Controlling Class Holder, until the outstanding principal balance of the FM Subordinate Component has been reduced to zero (at which point there will be no such purchase right) (the
"Fashion Show Mall Purchase Option Holder"), will have the right (but not the obligation) prior to any other party to purchase the Fashion Show Mall Whole
Loan at the Fashion Show Mall Repurchase Price and, upon written notice and subject to the timing requirements in the Fashion Show Mall Intercreditor
Agreement, the Special Servicer will be required to sell the Fashion Show Mall
Whole Loan to the Fashion Show Mall Purchase Option Holder on a mutually designated date.

     Following the reduction of the Fashion Show Mall Note A-1 Junior Portion to
zero, no person will have a preferential option to purchase the entire Fashion
Show Mall Whole Loan. However, the Fashion Show Mall Pari Passu Note A-1 itself will be subject to the Defaulted Mortgage Loan Purchase Option procedures described in this prospectus supplement under "Servicing of the Mortgage
Loans--Defaulted Mortgage Loans; Purchase Option".

     The "Fashion Show Mall Repurchase Price" means, with respect to the Fashion
Show Mall Whole Loan, a cash price equal to the sum of, without duplication, (a)
the principal balances of the Fashion Show Mall Note A-1 Senior Portion, the
Fashion Show Mall Note A-1 Junior Portion and the Fashion Show Mall Pari Passu
Note A-2, as applicable, (b) accrued and unpaid interest thereon from the payment date under the Fashion Show Mall Note A-1 Senior Portion the Fashion
Show Mall Pari Passu Note A-2 and the Fashion Show Mall Note A-1 Junior Portion,
as applicable, as to which interest was last paid in full by the borrower up to and including the end of the interest accrual period relating to the payment date next following the date the purchase occurred, (c) all unreimbursed advances with respect to the Fashion Show Mall Note A-1 Senior Portion, the
Fashion Show Mall Pari Passu Note A-2 and the Fashion Show Mall Note A-1 Junior
Portion, as applicable, together with interest thereon at the reimbursement rate under the Pooling and Servicing Agreement including any master servicing compensation and special servicing compensation, (d) certain unreimbursed costs and expenses with respect to the Fashion Show Mall Note A-1 Senior Portion, the
Fashion Show Mall Pari Passu Note A-2 and the Fashion Show Mall Note A-1 Junior
Portion, as applicable, (e) any other additional trust fund expenses with respect to the Fashion Show Mall Note A-1 Senior Portion, the Fashion Show Mall
Pari Passu Note A-2 and the Fashion Show Mall Note A-1 Junior Portion, as
applicable, and (f) any liquidation fees payable in connection with the purchase of the Fashion Show Mall Note A-1 Senior Portion, the Fashion Show Mall Pari
Passu Note A-2 and the Fashion Show Mall Note A-1 Junior Portion, as applicable;
provided, however, that the Fashion Show Mall Repurchase Price will not be reduced by any outstanding principal and/or interest advance.

                                      S-88

     If the Master Servicer, the Special Servicer or the Trustee makes any
Servicing Advance that becomes a Nonrecoverable Advance or pays any fees, costs or expenses that related directly to the servicing of the Fashion Show Mall Pari
Passu Note A-1 and Fashion Show Mall Pari Passu Note A-2 as to which such party is entitled to be reimbursed pursuant to the Pooling and Servicing Agreement
(including Master Servicing Fees, Special Servicing Fees, Liquidation Fees and
Workout Fees) and such party is unable to recover any proportionate share of such Advance, fees, costs or expenses, including interest thereon, as contemplated above, the holders of such note will be jointly and severally liable for such Servicing Advance, fees, costs or expenses, including interest thereon. If any of the Fashion Show Mall Pari Passu Note A-1 and Fashion Show
Mall Pari Passu Note A-2 is an asset of a securitization, the related trust will assume, as the holder of the applicable note, the foregoing obligations and the
Master Servicer, the Special Servicer or the Trustee, as the case may be, may seek the entire unpaid balance of such Advance, fees, costs or expenses, including interest thereon, from general collections in the related trust's collection account.

FM PARI PASSU NOTE A-1 MORTGAGE LOAN

     The ownership interest in Loan No. 58620 (the "FM Pari Passu Note A-1
Mortgage Loan") will be split into a senior interest (the "FM Senior Component")
and four subordinate interests (the "FM Subordinate Components"). The FM
Subordinate Components consist of the "FM-A Component", the "FM-B Component", the "FM-C Component" and the "FM-D Component". The Cut-off Date Balance of the
FM Senior Component will equal approximately $193,714,025, representing 8.3% of the Initial Pool Balance (9.2% of the Group 1 Balance). All distributions of principal and interest with respect to the FM Senior Component will be distributed to the Certificates as described in this prospectus supplement. The holders of the FM Subordinate Components are entitled on any Distribution Date only to amounts collected on the FM Pari Passu Note A-1 Mortgage Loan to the extent remaining after the application of such collections to distributions on such Distribution Date in respect of the FM Senior Component as described in this prospectus supplement under "Description of the
Certificates--Distributions--Class FM Certificates and the FM Pari Passu Note
A-1 Mortgage Loan."

     If the FM Pari Passu Note A-1 Mortgage Loan becomes a Defaulted Mortgage
Loan, the FM Controlling Holder will have the option, but not the obligation, subject to the option of the Fashion Show Mall Purchase Option Holder, to purchase the FM Pari Passu Note A-1 Mortgage Loan (including the FM Subordinate
Components) from the Trust Fund at a price equal to the Purchase Price thereof.
The Purchase Price paid in connection with such purchase will be applied as described under "Description of the Certificates--Distributions--Class FM
Certificates and the FM Pari Passu Note A-1 Mortgage Loan". For more information regarding the relationship between the FM Senior Component and the FM
Subordinate Components, see "Description of the Certificates" in this prospectus supplement.

SM COMPONENT MORTGAGE LOAN

     The ownership interest in Loan No. 58745 (the "SM Component Mortgage Loan")
will be split into a senior interest (the "SM Senior Component") and nine subordinate interests (the "SM Subordinate Components"). The SM Subordinate
Components consist of the "SM-A Component", the "Class SM-B Component", the
"Class SM-C Component", the "Class SM-D Component", the "Class SM-E Component",
the "Class SM-F Component", the "Class SM-G Component", the "Class SM-H
Component" and the "SM-J Component". The Cut-off Date Balance of the SM Senior
Component will equal approximately $150,000,000, representing 6.5% of the
Initial Pool Balance (7.1% of the Group 1 Balance). All distributions of principal and interest with respect to the SM Senior Component will be distributed to the Certificates as described in this prospectus supplement. The holders of the SM Subordinate Components are only entitled on any Distribution
Date to amounts collected on the SM Component Mortgage Loan to the extent remaining after the application of such collections to distributions on such
Distribution Date in respect of the SM Senior Component as described in this prospectus supplement under "Description of the Certificates--Distributions--the
SM Component Mortgage Loan"; provided, however, Prepayment

                                      S-89

Premiums (if any) actually collected in respect of the SM Component Mortgage
Loan will be allocated to the SM Senior Component and the SM Subordinate
Components, pro rata, based on their outstanding principal balances.

     If the SM Component Mortgage Loan becomes a Defaulted Mortgage Loan, the SM
Controlling Holder will have the option, but not the obligation, to purchase the
SM Component Mortgage Loan (including the SM Subordinate Components) from the
Trust Fund at a price equal to the Purchase Price thereof. The Purchase Price paid in connection with such purchase will be applied as described under
"Description of the Certificates--Distributions--the SM Component Mortgage
Loan". For more information regarding the relationship between the SM Senior
Component and the SM Subordinate Components, see "Description of the
Certificates" in this prospectus supplement.

LM COMPONENT MORTGAGE LOAN

     The ownership interest in Loan No. 5833 (the "LM Component Mortgage Loan")
will be split into a senior interest (the "LM Senior Component") and one subordinate interest (the "LM Subordinate Component"). The Cut-off Date Balance
of the LM Senior Component will equal approximately $4,150,000, representing
0.2% of the Initial Pool Balance (0.2% of the Group 1 Balance). All
distributions of principal and interest with respect to the LM Senior Component will be distributed to the Certificates as described in this prospectus supplement. The holders of the LM Subordinate Component is only entitled on any
Distribution Date to amounts collected on the LM Component Mortgage Loan to the extent remaining after the application of such collections to distributions on such Distribution Date in respect of the LM Senior Component as described in this prospectus supplement under "Description of the
Certificates--Distributions--the LM Component Mortgage Loan"; provided, however,
Prepayment Premiums (if any) actually collected in respect of the LM Component
Mortgage Loan will be allocated to the LM Senior Component and the LM
Subordinate Component, pro rata, based on their outstanding principal balances.

     If the LM Component Mortgage Loan becomes a Defaulted Mortgage Loan, the LM
Controlling Holder will have the option, but not the obligation, to purchase the
LM Component Mortgage Loan (including the LM Subordinate Component) from the
Trust Fund at a price equal to the Purchase Price thereof. The Purchase Price paid in connection with such purchase will be applied as described under
"Description of the Certificates--Distributions--the LM Component Mortgage
Loan". For more information regarding the relationship between the LM Senior
Component and the LM Subordinate Component, see "Description of the
Certificates" in this prospectus supplement.

1901 RESEARCH BOULEVARD WHOLE LOAN

     One Mortgage Loan, Loan No. 41699, representing 0.8% of the Initial Pool
Balance (0.9% of the Group 1 Balance), is one of two mortgage loans that are part of a split loan structure and are secured by the same mortgage instrument on the 1901 Research Boulevard Mortgaged Property. Only the 1901 Research
Boulevard Mortgage Loan, which is evidenced by the 1901 Research Boulevard A
Note, is included in the Trust Fund. The 1901 Research Boulevard A Note's
principal balance as of the Cut-off Date is $18,500,000. The 1901 Research
Boulevard B Note's principal balance as of the date of origination was
$2,500,000. The 1901 Research Boulevard B Note is subordinated in right of payment to the 1901 Research Boulevard Mortgage Loan. The 1901 Research
Boulevard Intercreditor Agreement between the 1901 Research Boulevard A
Noteholder and the 1901 Research Boulevard B Noteholder sets forth the rights of these noteholders. The 1901 Research Boulevard Intercreditor Agreement generally provides that the mortgage loans that comprise the 1901 Research Boulevard Whole
Loan will be serviced and administered pursuant to the Pooling and Servicing
Agreement by the Master Servicer and Special Servicer, as applicable, according to the Servicing Standard. The 1901 Research Boulevard Intercreditor Agreement
generally provides that expenses, losses and shortfalls relating to the 1901
Research Boulevard Whole Loan will be allocated first, to the holder of the 1901
Research Boulevard B Note, and then, to the holder of 1901 Research Boulevard
Mortgage Loan.

     Distributions. The right of the 1901 Research Boulevard A Noteholder to receive payments of interest, principal and other amounts are senior to the rights of the 1901 Research Boulevard B

                                      S-90

Noteholder. Under the terms of the 1901 Research Boulevard Intercreditor
Agreement, prior to the occurrence and continuance of a monetary event of default or material non-monetary event of default with respect to the 1901
Research Boulevard Whole Loan (or, if such default has occurred, but the 1901
Research Boulevard B Noteholder has cured such a default), after payment of amounts payable or reimbursable under the Pooling and Servicing Agreement, the
1901 Research Boulevard B Noteholder will generally be entitled to receive its pro rata share of payments of interest and principal after the 1901 Research
Boulevard A Noteholder receives its pro rata share of payments of interest, principal and certain unreimbursed costs and expenses.

     Following the occurrence and during the continuance of a monetary event of default or other material non-monetary event of default with respect to the 1901
Research Boulevard Whole Loan (unless the holder of the 1901 Research Boulevard
B Note has cured such a default), after payment of all amounts then payable or reimbursable under the Pooling and Servicing Agreement, the 1901 Research
Boulevard B Noteholder will not be entitled to receive payments of principal or interest until the 1901 Research Boulevard A Noteholder receives all its accrued interest and outstanding principal in full.

     Cure Rights. In the event that the borrower fails to make any payment of principal or interest on the 1901 Research Boulevard Whole Loan, resulting in a monetary event of default, the 1901 Research Boulevard B Noteholder will have the right to cure such monetary event of default, but may cure no more than three consecutive or six total monetary events of default. The 1901 Research
Boulevard B Noteholder also has the right to cure certain non-monetary events of default.

     Purchase Options. In the event that the 1901 Research Boulevard Mortgage
Loan becomes a Specially Serviced Mortgage Loan (or an event of default has occurred and is continuing), the holder of the 1901 Research Boulevard B Note will have an option to purchase the 1901 Research Boulevard Mortgage Loan from the Trust Fund at a price generally equal to the unpaid principal balance of the
1901 Research Boulevard Mortgage Loan, plus accrued and unpaid interest on such balance, any other amounts due under the 1901 Research Boulevard Mortgage Loan, all related unreimbursed Servicing Advances together with accrued and unpaid interest on all Servicing Advances and any recovered costs not previously reimbursed to the 1901 Research Boulevard A Noteholder.

     The 1901 Research Boulevard B Noteholder also has limited rights of consultation with respect to certain servicing decisions.

SIGNIFICANT MORTGAGE LOANS

     Certain of the larger Mortgage Loans (by outstanding principal balance) are described below in the following table and text. Terms used below relating to underwriting or property characteristics have the meaning assigned to such term in the "Glossary of Principal Definitions" in this prospectus supplement. The balances and other numerical information used to calculate various ratios with respect to component mortgage loans, split loan structures and certain other
Mortgage Loans are explained under "Glossary of Principal Definitions" in this prospectus supplement.

                                      S-91

     The following table and summaries describe the ten largest Mortgage Loans in the Mortgage Pool by Cut-off Date Balance:

                                                       % OF                     LOAN      CUT-OFF      LTV
                                CUT-OFF              INITIAL                BALANCE PER     DATE    RATIO AT
                                  DATE        LOAN     POOL    PROPERTY       SF/UNIT/      LTV     MATURITY   UNDERWRITTEN MORTGAGE
         LOAN NAME              BALANCE      GROUP   BALANCE     TYPE        ROOM/PADS     RATIO     OR ARD        DSCR       RATE
         ---------          --------------- ------- --------- ----------   ------------- --------- ---------- ------------- --------

Fashion Show Mall ......... $193,714,025       1        8.3%    Retail     $   514          52.0%      49.4%       2.32x      3.731%
Southdale Mall ............  150,000,000       1        6.5     Retail     $   203          52.2%      52.2%       2.24x      4.922%
The Mall at Stonecrest.....  108,500,000       1        4.7     Retail     $   273          75.1%      66.1%       1.44x      5.603%
Zurich Towers .............   81,420,000       1        3.5     Office     $   101          58.6%      58.6%       2.52x      4.247%
Indian River Mall &
  Commons .................   75,000,000       1        3.2     Retail     $   173          79.2%      73.4%       1.30x      5.214%
Western Asset Plaza .......   75,000,000       1        3.2     Office     $   292          67.0%      67.0%       1.53x      5.160%
JQH Hotel Portfolio .......   73,396,750       1        3.2      Hotel     $84,950          67.6%      57.6%       1.44x      5.500%
United Plaza ..............   70,000,000       1        3.0     Office     $   114          72.5%      60.1%       1.39x      5.180%
Lenox Marketplace .........   56,000,000       1        2.4     Retail     $   130          67.8%      67.8%       1.70x      5.010%
Parkway Portfolio .........   52,000,000       1        2.2     Office     $    95          74.3%      71.0%       1.52x      4.865%
                            ------------               ----                                 63.6%      59.7%      1.86X       4.805%
TOTAL/WTD AVG: ............ $935,030,775               40.3%
                            ============               ====

     The following pages contain summaries of certain additional information with respect to each of the ten largest Mortgage Loans detailed above.

                                      S-92

ADDITIONAL MORTGAGE LOAN INFORMATION

     General. For a detailed presentation of certain characteristics of the
Mortgage Loans and Mortgaged Properties, on an individual basis and in tabular format, see Annex A to this prospectus supplement. Certain capitalized terms that appear herein are defined in "Glossary of Principal Definitions" in this prospectus supplement. See Annex B to this prospectus supplement for certain information with respect to capital improvement, replacement, tax, insurance and tenant improvement reserve accounts, as well as certain other information with respect to Multifamily Mortgaged Properties, other than Manufactured Housing
Communities.

     Delinquencies. As of the Cut-off Date, none of the Mortgage Loans will have been 30 days or more delinquent in respect of any Monthly Payment since origination. All of the Mortgage Loans were originated during the 24 months prior to the Cut-off Date.

     Tenant Matters. Fifty-seven of the retail, office, industrial, warehouse and parking garage facility Mortgaged Properties, which represent security for
31.6% of the Initial Pool Balance (34.9% of the Group 1 Balance), are leased in part to one or more Major Tenants. The top three concentrations of Major Tenants with respect to more than one property (groups of Mortgage Loans where the same company is a Major Tenant of each Mortgage Loan in the group) represent 1.1%,
0.3% and 0.2% of the Initial Pool Balance (1.2%, 0.3% and 0.3% of the Group 1
Balance). In addition, there are several cases in which a particular entity is a tenant at multiple Mortgaged Properties, and although it may not be a Major
Tenant at any such property, it may be significant to the success of such properties.

     One Mortgage Loan, the Fashion Show Mall Whole Loan, has a space that was to be occupied by Lord & Taylor representing 19% of the net rentable area of the related Mortgaged Property that is currently vacant, though Lord & Taylor is currently paying rent on the space. One Mortgage Loan, the SM Component
Mortgage, has a space that was occupied by Mervyn's representing 24.2% of the net rentable area of the related Mortgaged Property that is currently vacant.

     Certain of the Multifamily Mortgaged Properties have material concentrations of student tenants.

     Ground Leases and Other Non-Fee Interests. Seven Mortgaged Properties which represent 14.7% of the Initial Pool Balance (16.3% of the Group 1 Balance) are,
in each such case, secured in whole or in part by a Mortgage on the applicable borrower's leasehold interest in the related Mortgaged Property. Generally, either (i) the ground lessor has subordinated its interest in the related
Mortgaged Property to the interest of the holder of the related Mortgage Loan or
(ii) the ground lessor has agreed to give the holder of the Mortgage Loan notice of, and has granted such holder the right to cure, any default or breach by the lessee. See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold
Considerations" in the accompanying prospectus.

     Additional Financing. The existence of subordinated indebtedness encumbering a Mortgaged Property may increase the difficulty of refinancing the related Mortgage Loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt files for bankruptcy or is placed in involuntary receivership, foreclosure on the Mortgaged Property could be delayed. In general, the Mortgage
Loans either prohibit the related borrower from encumbering the Mortgaged
Property with additional secured debt or require the consent of the holder of the first lien prior to that encumbrance.

                                      S-93

     Certain information about additional debt that has been or may be incurred is as set forth in the following table:

                                      NUMBER OF                        % OF       % OF
                                       MORTGAGE     % OF INITIAL     GROUP 1     GROUP 2
    TYPE OF ADDITIONAL DEBT(1)          LOANS       POOL BALANCE     BALANCE     BALANCE
----------------------------------   -----------   --------------   ---------   --------

Existing                                  10             24.0%         26.3%       1.8%
  Secured ........................         6             16.3%         17.8%       1.8%
  Unsecured(2) ...................         4              7.7%          8.5%       0.0%
Future                                    28             34.8%         35.0%      32.4%
  Secured ........................        12              2.7%          1.6%      13.0%
  Unsecured(2) ...................        15             25.6%         26.3%      19.4%
  Secured or Unsecured(3) ........         1              6.5%          7.1%       0.0%

-----------
(1)  Two Mortgage Loans have existing additional debt and allow future debt which results in such Mortgage Loans appearing in both the Existing and
     Future categories. One Mortgage Loan has existing pari passu and allows either future pari passu or future mezzanine debt which results in such
     Mortgage Loan appearing in both the Future-Secured and Future-Unsecured categories.

(2)  Excludes unsecured trade payables.

(3)  This Mortgage Loan is not included in "Future-Secured" or
     "Future-Unsecured" because such Mortgage Loan allows for both future secured debt and future unsecured debt.

     o    In the case of one Mortgage Loan, representing approximately 0.3% of the Initial Pool Balance (0.4% of the Group 1 Balance), the related
          Mortgaged Property is also the collateral for a $350,000 junior loan secured by a second lien mortgage on the Mortgaged Property which is wholly subordinate to the senior loan.

     o    In the case of one Mortgage Loan, representing approximately 0.2% of the Initial Pool Balance (1.8% of the Group 2 Balance), the related
          Mortgaged Property is also the collateral for a $400,000 junior loan secured by a second lien mortgage on the Mortgaged Property which is wholly subordinate to the senior loan.

     o    With respect to one Mortgage Loan, representing approximately 0.3% of the Initial Pool Balance (0.3% of the Group 1 Balance), the related mortgagee entered into an intercreditor agreement and a parking rights agreement with the lender for a loan secured by a separate retail and condominium property that is adjacent to the office building that constitutes the Mortgaged Property but which does not secure the
          Mortgage Loan. Pursuant to the intercreditor agreement and a parking rights agreement, the borrower under the retail and condominium loan
          (which is the same borrower as for the Mortgage Loan) has certain rights related to the usage of a limited number of parking spaces within the parking garage on the Mortgaged Property.

     Regardless of whether the terms of a Mortgage Loan prohibit the incurrence of subordinate debt, the related borrower may be permitted to incur additional indebtedness secured by furniture, fixtures and equipment, and to incur additional unsecured indebtedness. In addition, although the Mortgage Loans generally restrict the transfer or pledging of general partnership and managing member interests in a borrower, subject to certain exceptions, the terms of the
Mortgage Loans generally permit, subject to certain limitations, the transfer or pledge of a less than controlling portion of the limited partnership or managing membership equity interests in a borrower. Moreover, in general the parent entity of any borrower that does not meet the single purpose entity criteria may not be restricted in any way from incurring mezzanine or other debt not secured by the related Mortgaged Property.

     Certain information about mezzanine debt that has been or may be incurred is as set forth in the following table:

                                   NUMBER OF                    % OF     % OF
                                    MORTGAGE   % OF INITIAL   GROUP 1   GROUP 2
     TYPE OF MEZZANINE DEBT          LOANS     POOL BALANCE   BALANCE   BALANCE
--------------------------------  ----------- -------------- --------- --------
Existing .......................        2           4.2%         4.6%     0.0%
Future .........................       15          28.9         29.9     19.4
Existing and Future(1) .........        1           3.2          3.6      0.0
                                       --          ----         ----     ----
TOTAL ..........................       18          36.3%        38.1%    19.4%
                                       ==          ====         ====     ====

----------
(1)  This Mortgage Loan is not included in "Existing" or "Future" because such
     Mortgage Loan has both existing mezzanine debt and permits future mezzanine debt.

                                      S-94

     o    In the case of one Mortgage Loan, representing approximately 1.0% of the Initial Pool Balance (1.1% of the Group 1 Balance), an equity owner of the borrower incurred $3,000,000 in mezzanine debt secured by a pledge of its direct interest in the related borrower.

     o    In the case of one Mortgage Loan, representing approximately 3.2% of the Initial Pool Balance (3.5% of the Group 1 Balance), an equity owner of the borrower incurred $9,500,000 in mezzanine debt secured by a pledge of its direct and indirect interests in the related borrower.

     o    In the case of one Mortgage Loan, representing approximately 3.2% of the Initial Pool Balance (3.5% of the Group 1 Balance), the equity owner of the related borrower incurred $11,500,000 in mezzanine debt secured by a pledge of its direct interest in the related borrower.
          Upon the satisfaction of certain conditions and in connection with reimbursement for tenant improvement and/or leasing commissions; this equity owner is permitted to incur up to $3,000,000 in additional mezzanine debt.

     o    In the case of 12 Mortgage Loans, representing approximately 2.7% of the Initial Pool Balance (eight Mortgage Loans representing 1.6% of the Group 1 Balance and four Mortgage Loans representing 13.0% of the
          Group 2 Balance), the related Mortgage Loan documents permit the related borrowers to incur additional secured subordinate debt, subject to the satisfaction of certain conditions contained in the related Mortgage Loan documents, including, but not limited to, certain loan-to-value ratio tests, certain debt service coverage ratio tests and applicable rating agency "no downgrade" confirmations.

     o    In the case of 15 Mortgage Loans, representing approximately 25.6% of the Initial Pool Balance (14 Mortgage Loans representing 26.3% of the
          Group 1 Balance and one Mortgage Loans representing 19.4% of the Group
          2 Balance), the direct and/or indirect owners of the borrowing entity(ies) are permitted to incur mezzanine debt, subject to the satisfaction of certain conditions contained in the related Mortgage
          Loan documents, including, but not limited to, certain loan-to-value ratio tests, certain debt service coverage ratio tests and applicable rating agency "no downgrade" confirmations.

     o    In the case of one Mortgage Loan, the SM Component Mortgage Loan, representing approximately 6.5% of the Initial Pool Balance (7.1% of the Group 1 Balance), the owners of the borrower are permitted have the one-time right to obtain secured mortgage indebtedness
          ("Additional Debt") that will be of a pari passu position with the SM
          Component Mortgage Loan or the direct and/or indirect owners of the borrowing entity(ies) under any mezzanine debt will have the one-time right to obtain other mezzanine indebtedness that will be structurally subordinate to the SM Component Mortgage Loan. Additional Debt is
          permitted, so long as no future mezzanine debt will have been obtained, subject to, among other things (i) rating agency confirmation, (ii) reasonable approval of mortgagee, (iii) the amount of the Additional Debt will not exceed the excess of the product of the loan to value ratio as of the closing date of the SM Component
          Mortgage Loan and the amount of increase, if any, in the appraised value of the related Mortgaged Property, (iv) the "Additional Debt
          DSCR" (as defined in the related loan documents) is equal to or greater than the debt service coverage ratio as of the closing date of the SM Component Mortgage Loan, and (v) receipt of an intercreditor agreement acceptable to the mortgagee and the mezzanine lender. Future mezzanine debt is permitted, so long as no Additional Debt will have been obtained, subject to, among other things (i) rating agency confirmation, (ii) reasonable approval of mortgagee, (iii) the loan to value ratio not in excess of the product of the loan to value ratio as of the closing date of the SM Component Mortgage Loan and the amount of increase, if any, in the appraised value of the related Mortgaged
          Property, (iv) the debt service coverage ratio of the related
          Mortgaged Property immediately following the closing of such mezzanine loan will not be less than 1.25x to 1.00x, and (v) receipt of an intercreditor agreement acceptable to the mortgagee and the mezzanine lender.

     With respect to each applicable Mortgage Loan, the related mezzanine lender has entered into a mezzanine intercreditor agreement with the mortgagee, pursuant to which the related mezzanine

                                      S-95

lender, among other things, (x) has agreed, under certain circumstances, not to enforce its rights to realize upon collateral securing the mezzanine loan or take any exercise enforcement action with respect to the mezzanine loan without written confirmation from the Rating Agencies that such enforcement action would not cause the downgrade, withdrawal or qualification of the then current ratings of the Certificates, (y) has subordinated the mezzanine loan documents to the related Mortgage Loan documents and (z) has the option to purchase the related
Mortgage Loan if such Mortgage Loan becomes defaulted or to cure the default as set forth in such mezzanine intercreditor agreement.

                                                                                 PARI PASSU
                                                               PRINCIPAL            NOTE          SUBORDINATE
                                                   % OF         BALANCE          BALANCE(S)           NOTE
                                                 INITIAL       AS OF THE         AS OF THE       BALANCE(S) AS
                             LOAN       LOAN       POOL         CUT-OFF           CUT-OFF        OF THE CUT-OFF
        LOAN NAME           NUMBER     GROUP     BALANCE          DATE              DATE              DATE
------------------------   --------   -------   ---------   ---------------   ---------------   ---------------

FM Pari Passu Note
  A-1 Mortgage Loan ....    58620         1         8.3%     $193,714,025     $144,043,762        $40,000,000
SM Component
  Mortgage Loan ........    58745         1         6.5%     $150,000,000                         $36,550,000
LM Component
  Mortgage Loan ........     5833         1         0.2%     $  4,150,000                         $   407,104
1901 Research Boulevard
  Whole Loan ...........    41699         1         0.8%     $ 18,500,000                         $ 2,500,000

     The FM Pari Passu Note A-1 Mortgage Loan, representing approximately 8.3%
of the Initial Pool Balance (9.2% of the Group 1 Balance), is one of two
mortgage loans that are part of a split loan structure that is secured by the same mortgage instrument on the related mortgaged property. The other mortgage loan in this split loan structure is not included in the Trust. The other mortgage loan's principal balance as of the date of origination was
$144,043,762. Pursuant to the terms of the Fashion Show Mall Intercreditor
Agreement, the other mortgage loan is pari passu in right of payment to the senior portion of the mortgage loan that is included in the Trust. See
"Description of the Mortgage Pool--Fashion Show Mall Whole Loan" in this prospectus supplement.

     The 1901 Research Boulevard Mortgage Loan, representing approximately 0.8%
of the Initial Pool Balance (0.9% of the Group 1 Balance), is part of a split loan structure in which two mortgage loans are secured by the same mortgage instrument on the related Mortgaged Property. The 1901 Research Boulevard
Mortgage Loan is included in the Trust, but the other mortgage loan in this split loan structure, the 1901 Research Boulevard B Note, is not included in the
Trust. The 1901 Research Boulevard B Note's principal balance was $2,500,000 as of the date of origination. Pursuant to the terms of the 1901 Research Boulevard
Intercreditor Agreement, the 1901 Research Boulevard B Note is subordinate in right of payment to the 1901 Research Boulevard Mortgage Loan. See "Description
of the Mortgage Pool--1901 Research Boulevard Whole Loan" in this prospectus supplement.

     With respect to two Mortgage Loans (Loan Nos. 10721 and 11327, respectively, in Annex A to this prospectus supplement), representing approximately 0.5% of the Initial Pool Balance (0.4% of the Group 1 Balance and
1.8% of the Group 2 Balance, respectively), each related Mortgaged Property is also the collateral for a junior loan which is secured by a second lien mortgage on the related Mortgaged Property. While each junior loan is wholly subordinate to the related senior loan (namely the related Mortgage Loan) under the related intercreditor agreement, the related junior loan lender's written consent is required for material modifications which include (a) shortening the maturity date of such senior loan's note (other than an election to accelerate upon default), (b) increasing the interest rate charged under such senior loan's note
(other than an increase to a default rate and imposition of late charges after default), (c) increasing the total amount of such senior loan's note (other than certain protective advances made by such senior loan's mortgagee) and (d)
eliminating or curtailing the terms of any notice or cure period afforded to the borrower under the related senior loan documents.

                                      S-96

     Except as described above, we do not know whether the respective borrowers under the Mortgage Loans have any other indebtedness outstanding. See "Certain
Legal Aspects of Mortgage Loans--Subordinate Financing" in the accompanying prospectus.

     Lender/Borrower Relationships. The Mortgage Loan Sellers, the Depositor or
any of their affiliates may maintain certain banking or other relationships with borrowers under the Mortgage Loans or their affiliates, and proceeds of the
Mortgage Loans may, in certain limited cases, be used by such borrowers or their affiliates in whole or in part to pay indebtedness owed to the Mortgage Loan
Sellers, the Depositor or such other entities.

CERTAIN UNDERWRITING MATTERS

     Environmental Assessments. Each of the Mortgaged Properties was subject to an environmental site assessment, an environmental site assessment update or a transaction screen that was performed by an independent third-party environmental consultant with respect to each Mortgaged Property securing a
Mortgage Loan in connection with the origination of such Mortgage Loan. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of a Mortgaged Property. With respect to an Environmental Report, if any, (i) no such Environmental Report provides that as of the date of the report there is a material violation of applicable environmental laws with respect to any known circumstances or conditions relating to the related Mortgaged
Property; or (ii) if any such Environmental Report does reveal any such circumstances or conditions with respect to the related Mortgaged Property and such circumstances or conditions have not been subsequently remediated in all material respects, then generally, with certain exceptions, one or more of the following was the case: (A) the related borrower was required to provide additional security and/or to obtain an operations and maintenance plan, (B) the related borrower provided a "no further action" letter or other evidence acceptable to the related Mortgage Loan Seller, in its sole discretion, that applicable federal, state or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such condition or circumstance, (C) such conditions or circumstances were investigated further and based upon such additional investigation, and independent environmental consultant recommended no further investigation or remediation, (D) the expenditure of funds reasonably estimated to be necessary to effect such remediation is the lesser of (a) 10% of the outstanding principal balance of the related Mortgage Loan and (b) two million dollars, (E) there exists an escrow of funds reasonably estimated to be sufficient for purposes of effecting such remediation, (F) the related borrower or another responsible party is currently taking such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority, (G) the related Mortgaged Property is insured under a policy of insurance, subject to certain per occurrence and aggregate limits and a deductible, against certain losses arising from such circumstances and conditions or (H) a responsible party provided a guaranty or indemnity to the related borrower to cover the costs of any required investigation, testing, monitoring or remediation. There can be no assurance, however, that a responsible party will be financially able to address the subject condition or compelled to do so. See "Risk Factors--Adverse Environmental Conditions May
Reduce Cash Flow from a Mortgaged Property" for more information regarding the environmental condition of certain Mortgaged Properties.

     The Mortgage Loan Sellers will not make any representation or warranty with respect to environmental conditions arising after the Delivery Date, and will not be obligated to repurchase or substitute for any Mortgage Loan due to any such condition.

     Generally. Certain federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. Such laws, as well as common law, may impose liability for releases of or exposure to asbestos containing materials and may provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with such releases.

     Owners of residential housing constructed prior to 1978 are required by federal law to disclose to potential residents or purchasers any known lead-based paint hazards and violations can incur

                                      S-97

treble damages for any failure to so notify. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning, and the owner of a property where such circumstances exist may be held liable for such injuries and for the costs of removal or encapsulation of the lead-based paint. Testing for lead-based paint or lead in the water was conducted with respect to certain of the Mortgaged Properties, generally based on the age and/or condition thereof.

     The Environmental Protection Agency has identified certain health risks associated with elevated radon gas in buildings, and has recommended that certain mitigating measures be considered.

     When recommended by Environmental Reports, operations and maintenance plans
(addressing in some cases asbestos containing materials, lead-based paint, and/or radon) were generally required, except in the case of certain Mortgaged
Properties where the environmental consultant conducting the assessment also identified the condition of the asbestos containing materials as good and non-friable (i.e., not easily crumbled). In certain instances where related
Mortgage Loan documents required the submission of operations and maintenance plans, these plans have yet to be received. There can be no assurance that recommended operations and maintenance plans have been or will continue to be implemented. In many cases, certain potentially adverse environmental conditions were not tested for. For example, lead based paint and radon were tested only with respect to Multifamily Mortgaged Properties and only if, in the case of lead based paint, the age of the Mortgaged Property warranted such testing and, in the case of radon, radon is prevalent in the geographic area where the
Mortgaged Property is located; however, at several Multifamily Mortgaged
Properties located in geographic areas where radon is prevalent, radon testing was not conducted. None of the testing referenced in the preceding sentence was conducted in connection with a Manufactured Housing Community.

     Certain of the Mortgaged Properties have off-site leaking underground storage tank sites located nearby which the Environmental Reports either have indicated are not likely to contaminate the related Mortgaged Properties but may require future monitoring or have identified a party not related to the borrower as responsible for such condition. Certain other Mortgaged Properties may contain contaminants in the soil or groundwater at levels which the environmental consultant has advised are below regulatory levels or otherwise are indicative of conditions typically not of regulatory concern and are not likely to require any further action. In some cases, there was no further investigation of a potentially adverse environmental condition. In certain instances where the related Mortgage Loan documents required underground storage tank repair or removal and the submission of a confirmation that this work has been performed, the confirmations have yet to be received.

     The information contained herein regarding environmental conditions at the
Mortgaged Properties is based on the Environmental Reports and has not been independently verified by the Depositor, the Mortgage Loan Sellers, the
Underwriters, the Master Servicer, the Special Servicer, the Trustee, the REMIC
Administrator or any of their respective affiliates. There can be no assurance that the Environmental Reports identified all environmental conditions and risks, or that any such environmental conditions will not have material adverse effect on the value or cash flow of the related Mortgaged Property.

     The Pooling and Servicing Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to acquiring title thereto or assuming its operation. In the event a Phase I environmental site assessment already exists that is less than 12 months old, a new assessment will not be required under the Pooling and Servicing Agreement.
In the event a Phase I environmental site assessment already exists that is between 12 and 18 months old, only an updated data base search will be required.
Such requirement precludes enforcement of the security for the related Mortgage
Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the Trust will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively

                                      S-98

insulate the Trust from potential liability for a materially adverse environmental condition at any Mortgaged Property. See "Servicing of the
Mortgage Loans--Modifications, Waivers, Amendments and Consents" in this prospectus supplement and "The Pooling and Servicing Agreements-- Realization
Upon Defaulted Mortgage Loans", "Risk Factors--Certain Factors Affecting
Delinquency, Foreclosure and Loss of the Mortgage Loans--Adverse Environmental
Conditions May Subject a Mortgage Loan to Additional Risk" and "Certain Legal
Aspects of Mortgage Loans--Environmental Considerations" in the accompanying prospectus.

     Property Condition Assessments. Inspections of each of the Mortgaged
Properties were conducted by independent licensed engineers in connection with or subsequent to the origination of the related Mortgage Loan, except that in connection with certain Mortgage Loans having an initial principal balance of
$2,000,000 or less, a site inspection may not have been performed in connection with the origination of any such Mortgage Loan. Such inspections were generally commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a Mortgaged Property. With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment; and, in the case of certain Mortgaged
Properties, such estimated cost exceeded $100,000. In general, with limited exception, cash reserves were established, or other security obtained, to fund or secure the payment of such estimated deferred maintenance or replacement items. In addition, various Mortgage Loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

     Appraisals and Market Studies. An independent appraiser that was either a member of the MAI or state certified performed an appraisal (or updated an existing appraisal) of each of the related Mortgaged Properties in connection with the origination of each Mortgage Loan in order to establish the appraised value of the related Mortgaged Property or Properties. Such appraisal, appraisal update or property valuation was prepared on or about the "Appraisal Date"
indicated on Annex A hereto, and except for certain Mortgaged Properties involving operating businesses, the appraiser represented in such appraisal or in a letter or other agreement that the appraisal conformed to the appraisal guidelines set forth in USPAP. In general, such appraisals represent the analysis and opinions of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and same method of appraising the property. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

     None of the Depositor, the Mortgage Loan Sellers, the Underwriters, the
Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or
any of their respective affiliates has prepared or conducted its own separate appraisal or reappraisal of any Mortgaged Property.

     Zoning and Building Code Compliance. Each Mortgage Loan Seller has
generally examined whether the use and operation of the related Mortgaged
Properties were in material compliance with all zoning, land-use, ordinances, rules, regulations and orders applicable to such Mortgaged Properties at the time such Mortgage Loans were originated. Each Mortgage Loan Seller may have considered, among other things, legal opinions, certifications from government officials, zoning consultant's reports and/or representations by the related borrower contained in the related Mortgage Loan documents and information which is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers.
Certain violations may exist; however, no Mortgage Loan Seller has notice of any material existing violations with respect to the Mortgaged Properties securing such Mortgage Loans which materially and adversely affect (i) the value of the related Mortgaged Property as determined by the appraisal performed in connection with the origination of the related Mortgage Loan or (ii) the principal use of the Mortgaged Property as of the date of the related Mortgage
Loan's origination.

                                      S-99

     In some cases, the use, operation and/or structure of the related Mortgaged
Property constitutes a permitted nonconforming use and/or structure that may not be rebuilt to its current state in the event of a material casualty event. With respect to such Mortgaged Properties, the related Mortgage Loan Seller has determined that in the event of a material casualty affecting the Mortgaged
Property that:

          (1) the extent of the nonconformity is not material;

          (2) insurance proceeds together with the value of the remaining property would be available and sufficient to pay off the related Mortgage
     Loan in full;

          (3) the Mortgaged Property, if permitted to be repaired or restored in conformity with current law, would constitute adequate security for the related Mortgage Loan; or

          (4) the risk that the entire Mortgaged Property would suffer a material casualty to such a magnitude that it could not be rebuilt to its current state is remote.

     Although each Mortgage Loan Seller expects insurance proceeds to be available for application to the related Mortgage Loan in the event of a material casualty, no assurance can be given that such proceeds would be sufficient to pay off such Mortgage Loan in full. In addition, if the Mortgaged
Property were to be repaired or restored in conformity with current law, no assurance can be given as to what its value would be relative to the remaining balance of the related Mortgage Loan or what would be the revenue-producing potential of the property.

     Hazard, Liability and Other Insurance. The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

     In addition, if any material improvements on any portion of a Mortgaged
Property securing any Mortgage Loan was, at the time of the origination of such
Mortgage Loan, in an area identified in the Federal Register by the Federal
Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related Mortgage Loan, (b) the full insurable value of the related Mortgaged Property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1973, as amended, or (d) 100% of the replacement cost of the improvements located on the related Mortgaged Property.

     In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

     Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged
Property in an amount generally equal to at least $1,000,000.

     Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged
Property for not less than 12 months, except that business interruption insurance may not be required in cases where the tenant is required to continue paying rent in the event of a casualty.

     In general, the Mortgage Loans (including those secured by Mortgaged
Properties located in California) do not require earthquake insurance.
Forty-eight of the Mortgaged Properties (40 of the

                                     S-100

Mortgaged Properties relating to Mortgage Loans in Loan Group 1 and eight of the
Mortgaged Properties relating to Mortgage Loans in Loan Group 2) securing 29.0%
of the Initial Pool Balance 29.3% of the Group 1 Balance and 26.2% of the Group
2 Balance) are located in areas that are considered a high earthquake risk.
These areas include all or parts of the states of Washington, Oregon,
California, Utah and Nevada. No Mortgaged Property has a "probable maximum loss"
or "PML" in excess of 20% with the exception of one Mortgage Loan securing 0.2%
of the Initial Pool Balance which has a PML of 22%, but for which the related borrower has obtained earthquake insurance on such Mortgaged Property.

THE MORTGAGE LOAN SELLERS

     Bank of America, N.A. is a national banking association. The principal office of Bank of America, N.A. is in Charlotte, North Carolina. Bank of
America, N.A. is a wholly-owned subsidiary of NB Holdings Corporation, which in turn is a wholly-owned subsidiary of Bank of America Corporation. Bank of
America, N.A. is also the Master Servicer and is an affiliate of Banc of America
LLC, one of the underwriters, and Banc of America Commercial Mortgage Inc., the
Depositor.

     The information set forth herein concerning Bank of America, N.A. has been provided by Bank of America, N.A. Neither the Depositor nor any Underwriter
makes any representation or warranty as to the accuracy or completeness of such information.

     Barclays Capital Real Estate Inc. is an indirect wholly-owned subsidiary of
Barclays Bank PLC, and is a Delaware corporation and an affiliate of Barclays
Capital Inc., one of the underwriters. Barclays Capital Real Estate Inc.
maintains its principal office at 200 Park Avenue, New York, New York 10166.

     The information set forth herein concerning Barclays Capital Real Estate
Inc. has been provided by Barclays Capital Real Estate Inc. Neither the
Depositor nor any Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

     Bear Stearns Commercial Mortgage, Inc. is a wholly-owned subsidiary of Bear
Stearns Mortgage Capital Corporation, and is a New York corporation and an affiliate of Bear, Stearns & Co. Inc., one of the underwriters. The principal offices of Bear Stearns Commercial Mortgage, Inc. are located at 383 Madison
Avenue, New York, New York 10179.

     The information set forth herein concerning Bear Stearns Commercial
Mortgage, Inc. has been provided by Bear Stearns Commercial Mortgage, Inc..
Neither the Depositor nor any Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES AND SUBSTITUTIONS

     On or prior to the Delivery Date, by agreement with the Depositor, each
Mortgage Loan Seller with respect to the Mortgage Loans it is selling to the
Depositor (except as described in the next paragraph) will assign and transfer such Mortgage Loans (including the FM Subordinate Components, the LM Subordinate
Component and the SM Subordinate Components), without recourse, to the Depositor or, at the direction of the Depositor, to the Trustee for the benefit of the
Certificateholders. In connection with such assignment, each of the Mortgage
Loan Sellers will be required to deliver the following documents, among others, to the Trustee with respect to each of its related Mortgage Loans:

          (1) the original Mortgage Note, endorsed (without recourse) to the order of the Trustee or a lost note affidavit and an indemnity with a copy of such Mortgage Note;

          (2) the original or a copy of the related Mortgage(s) and, if applicable, originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

          (3) the original or a copy of any related assignment(s) of leases and rents (if any such item is a document separate from the Mortgage) and, if applicable, originals or copies of any

                                     S-101

     intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

          (4) other than with respect to a MERS Designated Mortgage Loan, an assignment of each related Mortgage in favor of the Trustee, in recordable form (except for, solely with respect to Mortgages sent for recording but not yet returned, any missing recording information with respect to such
     Mortgage) (or a certified copy of such assignment as sent for recording);

          (5) other than with respect to a MERS Designated Mortgage Loan, an assignment of any related assignment(s) of leases and rents (if any such item is a document separate from the Mortgage) in favor of the Trustee, in recordable form (except for any missing recording information with respect to such Mortgage) (or a certified copy of such assignment as sent for recording);

          (6) a title insurance policy (or copy thereof) effective as of the date of the recordation of the Mortgage Loan, together with all endorsements or riders thereto (or if the policy has not yet been issued, an original or copy or a written commitment "marked-up" at the closing of such Mortgage Loan, interim binder or the pro forma title insurance policy evidencing a binding commitment to issue such policy);

          (7) other than with respect to a MERS Designated Mortgage Loan, an assignment in favor of the Trustee of each effective UCC financing statement in the possession of the transferor (or a certified copy of such assignment as sent for filing);

          (8) in those cases where applicable, an original or a copy of the related ground lease;

          (9) in those cases where applicable, a copy of any letter of credit relating to a Mortgage Loan;

          (10) in those cases where applicable, originals or copies of any written assumption, modification, written assurance and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed;

          (11) with respect to hospitality properties, a copy of the franchise agreement, an original copy of the comfort letter and any transfer documents with respect to such comfort letter, if any; and

          (12) a copy of the related mortgage loan checklist;

provided, however, that with respect to any Mortgage for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements have been recorded in the name of MERS or its designee, no assignment of mortgage, assignment of leases, security agreements and/or UCC financing statements in favor of the Trustee will be required to be prepared or delivered and instead, the Master Servicer, at the direction of the related Mortgage Loan Seller, will take all actions as are necessary to cause the Trustee on behalf of the Trust to be shown as, and the Trustee will take all actions necessary to confirm that the Trustee on behalf of is shown as, the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by
MERS.

     The Trustee is required to review the documents delivered thereto by each
Mortgage Loan Seller with respect to each Mortgage Loan within a specified period following such delivery, and the Trustee will hold the related documents in trust. If there exists a breach of any of the delivery obligations made by a
Mortgage Loan Seller as generally described in items (1) through (11) in the preceding paragraph, and that breach materially and adversely affects the interests of the Certificateholders with respect to the affected loan, then the related Mortgage Loan Seller will be obligated, except as otherwise described below, within a period of 90 days following the earlier of its discovery or receipt of notice of such omission or defect to (1) deliver the missing documents or cure the defect in all material respects, as the case may be, (2)
repurchase (or cause the repurchase of) the affected Mortgage Loan at the
Purchase Price or (3) other than with respect to the FM Pari

                                     S-102

Passu Note A-1 Mortgage Loan, the LM Component Mortgage Loan and the SM
Component Mortgage Loan, substitute a Qualified Substitute Mortgage Loan for such Mortgage Loan and pay the Substitution Shortfall Amount. If such defect or breach is capable of being cured but not within the 90 day period and the related Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such defect or breach within such 90 day period, then the related
Mortgage Loan Seller will have, with respect to such Mortgage Loans only, an additional 90 days to complete such cure or, failing such cure, to repurchase
(or cause the repurchase of) or substitute for the related Mortgage Loan (such possible additional cure period will not apply in the event of a defect that causes the Mortgage Loan not to constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code or not to meet certain Code-specified criteria with respect to customary prepayment penalties or permissible defeasance).

     If (x) any Mortgage Loan is required to be repurchased or substituted as contemplated in this prospectus supplement, (y) such Mortgage Loan is a
Crossed-Collateralized Mortgage Loan or is secured by a portfolio of Mortgaged
Properties (which provides that a property may be uncrossed from the other
Mortgaged Properties) and (z) the applicable defect or breach does not constitute a defect or breach, as the case may be, as to any related
Crossed-Collateralized Mortgage Loan or applies to only specific Mortgaged
Properties included in such portfolio (without regard to this paragraph), then the applicable defect or breach (as the case may be) will be deemed to constitute a defect or breach (as the case may be) as to any related
Crossed-Collateralized Mortgage Loan and to each other Mortgaged Property included in such portfolio and the Mortgage Loan Seller which sold the loan to the Depositor will be required to repurchase or substitute for any related
Crossed-Collateralized Mortgage Loan in the manner described above unless, in the case of a breach or defect, both of the following conditions would be satisfied if such Mortgage Loan Seller were to repurchase or substitute for only the affected Crossed-Collateralized Mortgage Loans or affected Mortgaged
Properties as to which a breach had occurred without regard to this paragraph:
(i) the debt service coverage ratio for any remaining Cross-Collateralized
Mortgage Loans or Mortgaged Properties for the four calendar quarters immediately preceding the repurchase or substitution is the lesser of (a) the debt service coverage ratio immediately prior to the repurchase and (b) the debt service coverage ratio on the Delivery Date, subject to a floor of 1.25x and
(ii) the loan-to-value ratio for any remaining Crossed-Collateralized Mortgage
Loans or Mortgaged Properties is the greater of (a) the loan-to-value ratio immediately prior to the repurchase and (b) the loan-to-value ratio on the
Closing Date, subject to a cap of 75%. In the event that both of the conditions set forth in the preceding sentence would be so satisfied, such Mortgage Loan
Seller may elect either to repurchase or substitute for only the affected
Crossed-Collateralized Mortgage Loan or Mortgaged Properties as to which the defect or breach exists or to repurchase or substitute for the aggregate
Crossed-Collateralized Mortgage Loans or Mortgaged Properties.

     The respective repurchase, substitution or cure obligations of each
Mortgage Loan Seller described in this prospectus supplement will constitute the sole remedies available to the Certificateholders for any failure on the part of the related Mortgage Loan Seller to deliver any of the above-described documents with respect to any Mortgage Loan or for any defect in any such document, and neither the Depositor nor any other person will be obligated to repurchase the affected Mortgage Loan if the related Mortgage Loan Seller defaults on its obligation to do so. Notwithstanding the foregoing, if any of the above-described documents is not delivered with respect to any Mortgage Loan because such document has been submitted for recording, and neither such document nor a copy thereof, in either case with evidence of recording thereon, can be obtained because of delays on the part of the applicable recording office, then the related Mortgage Loan Seller will not be required to repurchase
(or cause the repurchase of) the related Mortgage Loan on the basis of such missing document so long as the related Mortgage Loan Seller continues in good faith to attempt to obtain such document or such copy.

     The Pooling and Servicing Agreement requires that, unless recorded in the name of MERS, the assignments in favor of the Trustee with respect to each
Mortgage Loan described in clauses (4), (5) and (7) of the first paragraph under this heading be submitted for recording in the real property records or filing with the Secretary of State, as applicable, of the appropriate jurisdictions within a

                                     S-103

specified number of days following the delivery at the expense of the related
Mortgage Loan Seller. See "The Pooling and Servicing Agreements--Assignment of
Mortgage Loans; Repurchases" in the accompanying prospectus.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     Mortgage Loans. The Depositor will acquire the Mortgage Loans from each
Mortgage Loan Seller pursuant to separate Mortgage Loan Purchase and Sale
Agreements to be dated as of the Delivery Date. Pursuant to each Mortgage Loan
Purchase and Sale Agreement, each Mortgage Loan Seller will represent and warrant solely with respect to the Mortgage Loans transferred by such Mortgage
Loan Seller in each case as of the Delivery Date or as of such earlier date specifically provided in the related representation or warranty (subject to certain exceptions specified in each Mortgage Loan Purchase and Sale Agreement)
among other things, substantially as follows:

          (1) the information set forth in the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement (which will contain a limited portion of the information set forth in Annex A to this prospectus supplement) with respect to the Mortgage Loans is true, complete and correct in all material respects as of the Cut-off Date;

          (2) based on the related lender's title insurance policy (or, if not yet issued, a pro forma title policy or a "marked-up" commitment), each
     Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the exceptions set forth in paragraph
     (3) below, enforceable first lien on the related Mortgaged Property, prior to all other liens and encumbrances, except for Permitted Encumbrances.

          (3) the Mortgage(s) and Mortgage Note for each Mortgage Loan and all other documents executed by or on behalf of the related borrower or any guarantor of non-recourse exceptions and/or environmental liability with respect to each Mortgage Loan are the legal, valid and binding obligations of the related borrower (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with their respective terms, except as such enforcement may be limited by (a) bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and (b) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law, and except that certain provisions in such Mortgage Loan documents may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth in the foregoing clauses (a) and (b)) such limitations or unenforceability will not render such loan documents invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided by such Mortgage Loan documents;

          (4) no Mortgage Loan was, since origination, 30 days or more past due in respect of any Monthly Payment, without giving effect to any applicable grace period;

          (5) to the Mortgage Loan Seller's knowledge, there is no valid defense, counterclaim or right of offset, abatement, diminution or rescission available to the related borrower with respect to any Mortgage
     Loan or Mortgage Note or other agreements executed in connection therewith;

          (6) to the Mortgage Loan Sellers' knowledge, there exists no material default, breach, violation or event of acceleration under any Mortgage Note or Mortgage in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and related Mortgaged
     Property;

          (7) in the case of each Mortgage Loan, the related Mortgaged Property is (a) not the subject of any proceeding pending for the condemnation of all or any material portion of any Mortgaged Property, and (b) free and clear of any damage caused by fire or other casualty which would materially and adversely affect its value as security for such Mortgage Loan (except in any such case where an escrow of funds or insurance coverage exists that is reasonably estimated to be sufficient to effect the necessary repairs and maintenance);

                                     S-104

          (8) at origination, each Mortgage Loan complied with or was exempt from, all applicable usury laws;

          (9) in connection with the origination of the related Mortgage Loan, one or more environmental site assessments, an update of a previously conducted assessment or a transaction screen has been performed with respect to each Mortgaged Property and the Mortgage Loan Seller has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in an
     Environmental Report or borrower questionnaire;

          (10) each Mortgaged Property securing a Mortgage Loan is covered by a title insurance policy (or, if not yet issued, a pro forma title policy or a "marked-up" commitment) in the original principal amount of such Mortgage
     Loan after all advances of principal, insuring that the related Mortgage is a valid first priority lien on such Mortgaged Property subject only to the exceptions stated therein;

          (11) the proceeds of each Mortgage Loan have been fully disbursed
     (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property), and there is no obligation for future advances with respect thereto;

          (12) the terms of each Mortgage have not been impaired, waived, altered, satisfied, canceled, subordinated, rescinded or modified in any manner which would materially interfere with the benefits of the security intended to be provided by such Mortgage, except as specifically set forth in a written instrument in the related Mortgage File;

          (13) there are no delinquent property taxes, assessments or other outstanding charges affecting any Mortgaged Property securing a Mortgage
     Loan that are a lien of priority equal to or higher than the lien of the related Mortgage and that are not otherwise covered by an escrow of funds sufficient to pay such charge;

          (14) the related borrower's interest in each Mortgaged Property securing a Mortgage Loan includes a fee simple and/or leasehold estate or interest in real property and the improvements thereon;

          (15) no Mortgage Loan contains any equity participation by the mortgagee, is convertible by its terms into an equity ownership interest in the related Mortgaged Property or the related borrower, provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or provides for the negative amortization of interest except for an ARD Loan to the extent described under "--Certain Terms and Conditions of the Mortgage
     Loans--Hyperamortization" above; and

          (16) the appraisal obtained in connection with the origination of each
     Mortgage Loan, based upon the representation of the appraiser in a supplemental letter or in the related appraisal, satisfies the appraisal guidelines set forth in Title XI of the Financial Institutions Reform
     Recovery and Enforcement Act of 1989 (as amended).

     In each Mortgage Loan Purchase and Sale Agreement, the related Mortgage
Loan Seller will make certain representations concerning the priority and certain terms of ground leases securing those Mortgage Loans transferred by it.
Each Mortgage Loan Seller will represent and warrant as of the Delivery Date, that, immediately prior to the transfer of its Mortgage Loans, such Mortgage
Loan Seller had good and marketable title to, and was the sole owner of, its related Mortgage Loan and had full right and authority to sell, assign and transfer such Mortgage Loan.

     If a Mortgage Loan Seller discovers or is notified of a breach of any of the foregoing representations and warranties with respect to any Mortgage Loan and that breach materially and adversely affects the interests of the
Certificateholders with respect to the affected loan, then the related Mortgage
Loan Seller will be obligated, within a period of 90 days following the earlier of its discovery or receipt of notice of such defect or breach to cure such breach in all material respects,

                                     S-105

repurchase such Mortgage Loan at the applicable Purchase Price or substitute a
Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount as
described in this prospectus supplement. However, if such defect or breach is capable of being cured (but not within the 90 day period) and the related
Mortgage Loan Seller has commenced and is diligently proceeding with cure of such defect or breach within 90 day period, the related Mortgage Loan Seller will have an additional 90 days to complete such cure or, failing such cure, to repurchase the related Mortgage Loan or substitute a Qualified Substitute
Mortgage Loan and pay any Substitution Shortfall Amount as described in this prospectus supplement (such possible additional cure period will not apply on the event of a defect that causes the Mortgage Loan not to constitute a
"qualified mortgage" within the meaning of Section 860G(a)(3) of the Code or not to meet certain Code-specified criteria with respect to customary prepayment penalties or permissible defeasance). The provisions regarding repurchase and substitution set forth for document defects in "--Assignment of the Mortgage
Loans; Repurchase and Substitutions" above will also be applicable with respect to any Cross-Collateralized Mortgage Loan or Mortgage Loan secured by multiple properties.

     The foregoing cure, substitution or repurchase obligations described in the immediately preceding paragraph will constitute the sole remedy available to the
Certificateholders for any breach of any of the foregoing representations and warranties, and neither the Depositor nor any other person will be obligated to repurchase any affected Mortgage Loan in connection with a breach of such representations and warranties if a Mortgage Loan Seller defaults on its obligation to do so. Each Mortgage Loan Seller will be the sole Warranting Party
(as defined in the accompanying prospectus) in respect of the Mortgage Loans transferred by it. See "The Pooling and Servicing Agreements--Representations
and Warranties; Repurchases" in the accompanying prospectus. In addition, each of the foregoing representations and warranties by each Mortgage Loan Seller is made as of the Delivery Date or such earlier date specifically provided in the related representation and warranty, a Mortgage Loan Seller will not be obligated to cure or repurchase any Mortgage Loan or substitute a Qualified
Substitute Mortgage Loan and pay any Substitution Shortfall Amount as described in this prospectus supplement due to any breach arising from events subsequent to the date as of which such representation or warranty was made.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the Mortgage Pool and the
Mortgaged Properties is based upon the Mortgage Pool as constituted on the
Cut-off Date, as adjusted for the scheduled principal payments due on the
Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the
Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid.
The Depositor believes that the information set forth herein is representative of the characteristics of the Mortgage Pool as constituted as of the Cut-off
Date, although the range of Mortgage Rates and maturities, as well as the other characteristics of the Mortgage Loans described herein, may vary.

     A Current Report on Form 8-K will be available to purchasers of the Offered
Certificates on or shortly after the Delivery Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange
Commission within fifteen days after the initial issuance of the Offered
Certificates. In the event Mortgage Loans are removed from the Mortgage Pool as set forth in the preceding paragraph, such removal will be noted in the Current
Report on Form 8-K.

                                     S-106

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

     The Master Servicer and the Special Servicer, either directly or through sub-servicers, will each be required to service and administer the respective
Mortgage Loans (including the FM Subordinate Components, the SM Subordinate
Components, LM Subordinate Component and the 1901 Research Boulevard B Note) for
which it is responsible on behalf of the Trust, in the best interests and for the benefit of the Certificateholders (and, in the case of the Fashion Show Mall
Whole Loan, the Fashion Show Mall Pari Passu Noteholders, and in the case of the
SM Component Mortgage Loan, the SM Subordinate Components, and, in the case of the LM Component Mortgage Loan, the LM Subordinate Component, and in the case of the 1901 Research Boulevard Whole Loan, the 1901 Research Boulevard Noteholder),
in accordance with any and all applicable laws, the terms of the Pooling and
Servicing Agreement, and the respective Mortgage Loans (and, in the case of the
Fashion Show Mall and the Fashion Show Mall Pari Passu Note A-2 Fashion Show
Mall, the Fashion Show Mall Intercreditor Agreement and in the case of the 1901
Research Boulevard Whole Loan and the 1901 Research Boulevard B Note, the 1901
Research Boulevard Intercreditor Agreement) and, to the extent consistent with the foregoing, the Servicing Standard.

     In general, the Master Servicer will be responsible for the servicing and administration of all the Mortgage Loans, (including the Serviced Whole Loans)
pursuant to the terms of the Pooling and Servicing Agreement as to which no
Servicing Transfer Event (as defined herein) has occurred and all Corrected
Mortgage Loans, and the Special Servicer will be obligated to service and administer each Specially Serviced Mortgage Loan (including if applicable, the
Serviced Whole Loans) (other than a Corrected Mortgage Loan) and each REO
Property.

     The Master Servicer will continue to collect information and prepare all reports to the Trustee required under the Pooling and Servicing Agreement with respect to any Specially Serviced Mortgage Loans and REO Properties, and further to render incidental services with respect to any Specially Serviced Mortgage
Loans and REO Properties as are specifically provided for in the Pooling and
Servicing Agreement. The Master Servicer and the Special Servicer will not have any responsibility for the performance by each other of their respective duties under the Pooling and Servicing Agreement.

     The Special Servicer will prepare an Asset Status Report for each Mortgage
Loan which becomes a Specially Serviced Mortgage Loan not later than 45 days after the servicing of such Mortgage Loan is transferred to the Special
Servicer. Each Asset Status Report will be delivered to the Directing
Certificateholder (as defined below), the Master Servicer, the Trustee and the
Rating Agencies. If the FM Pari Passu Note A-1 Mortgage Loan becomes a Specially
Serviced Mortgage Loan, the Special Servicer will deliver an Asset Status Report to the Directing Certificateholder and the FM Controlling Holder. If the SM
Component Mortgage Loan becomes a Specially Serviced Mortgage Loan, the Special
Servicer will deliver an Asset Status Report to the Directing Certificateholder
and the SM Controlling Holder. If the LM Component Mortgage Loan becomes a
Specially Serviced Mortgage Loan, the Special Servicer will deliver an Asset
Status Report to the Directing Certificateholder and the LM Controlling Holder.
The Directing Certificateholder, the FM Controlling Holder, the SM Controlling
Holder or the LM Controlling Holder, as applicable, may object in writing via facsimile or e-mail to any applicable Asset Status Report within ten business days of receipt; provided, however, the Special Servicer (i) will, following the occurrence of an extraordinary event with respect to the related Mortgaged
Property, take any action set forth in such Asset Status Report before the expiration of a ten business day period if it has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders and it has made a reasonable effort to contact the
Directing Certificateholder, the FM Controlling Holder, the SM Controlling
Holder or the LM Controlling Holder, as applicable and (ii) in any case, will determine whether such disapproval is not in the best interests of all the
Certificateholders and, if the Fashion Show Mall Whole Loan is involved, the FM
Pari Passu Noteholders, as a collective whole, pursuant to the Servicing
Standard. In connection with making such affirmative determination, the Special
Servicer may request (but is not required to request) a

                                     S-107

vote by all Certificateholders, but will in any event take the recommended action after making such affirmative determination. If the Directing
Certificateholder, the FM Controlling Holder, the SM Controlling Holder or the
LM Controlling Holder, as applicable, does not disapprove an applicable Asset
Status Report within ten business days, the Special Servicer will implement the recommended action as outlined in such Asset Status Report. However, the Special
Servicer may not take any action that is contrary to applicable law or the terms of the applicable loan documents. If the Directing Certificateholder, the FM
Controlling Holder, the SM Controlling Holder or the LM Controlling Holder, as
applicable, disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. The Special Servicer will revise such Asset Status Report until the Directing Certificateholder, the FM
Controlling Holder, the SM Controlling Holder or the LM Controlling Holder, as
applicable, fails to disapprove such revised Asset Status Report as described above or until the earliest to occur of (i) the Special Servicer, in accordance with the Servicing Standard, makes a determination that such objection is not in the best interests of the Certificateholders and, if the Fashion Show Mall Whole
Loan is involved, the FM Pari Passu Noteholders, and if the 1901 Research
Boulevard Whole Loan is involved, the 1901 Research Boulevard B Noteholder, as a collective whole, (ii) following the occurrence of an extraordinary event with respect to the related Mortgaged Property, the failure to take any action set forth in such Asset Status Report before the expiration of a 10 business day period would materially and adversely affect the interests of the
Certificateholders and, if the Fashion Show Mall Whole Loan is involved, the FM
Pari Passu Noteholders, and if the 1901 Research Boulevard Whole Loan is
involved, the 1901 Research Boulevard B Noteholder, as a collective whole, and it has made a reasonable effort to contact the Directing Certificateholder, the
FM Controlling Holder, the SM Controlling Holder or the LM Controlling Holder,
as applicable, and (iii) the passage of 90 days from the date of preparation of the initial version of the Asset Status Report. Following the earliest of such events, the Special Servicer will implement the recommended action as outlined in the most recent version of such Asset Status Report. In addition as more fully set forth in the Pooling and Servicing Agreement, any action which is required to be taken (or not to be taken) by the Special Servicer in connection with an Asset Status Report (or otherwise) will be in each and every case in accordance with the Servicing Standard and applicable law, and the Special
Servicer will be required to disregard the direction, or any failure to approve or consent, of any party that would cause the Special Servicer to violate the
Servicing Standard or applicable law.

     Subject to the limitations below, the Directing Certificateholder and, with respect to (a) the FM Pari Passu Note A-1 Mortgage Loan, the FM Controlling
Holder, (b) the SM Component Mortgage Loan, the SM Controlling Holder and (c)
the LM Component Mortgage Loan, the LM Controlling Holder, is entitled to advise the Special Servicer and Master Servicer with respect to the Special Actions.
Neither the Special Servicer nor the Master Servicer, as applicable, will be permitted to take any of the following actions without complying with the
Approval Provisions (provided that if such response has not been received within such time period by the Special Servicer or the Master Servicer, as applicable, then the required party's approval will be deemed to have been given).

     With respect to any extension or Special Action related to the modification or waiver of a term of the related Mortgage Loan, the Special Servicer will respond to the Master Servicer of its decision to grant or deny the Master
Servicer's request for approval and consent within ten business days of its receipt of such request and all information reasonably requested by the Special
Servicer as such time frame may be extended if the Special Servicer is required to seek the consent of the Directing Certificateholder, the FM Controlling
Holder, the SM Controlling Holder, the LM Controlling Holder and any mezzanine lender or, if the consent of the Rating Agencies may be required. If the Special
Servicer so fails to respond to the Master Servicer within the time period referenced in the preceding sentence, such approval and consent will be deemed granted. In addition in connection with clause (ii), the Directing
Certificateholder will respond to the Special Servicer of its decision to grant or deny the Special Servicer's request for approval and consent within ten business days of its receipt of such request. With respect to any Special Action described in clause (iii) above, the

                                     S-108

Directing Certificateholder will respond to the Special Servicer within ten business days of its receipt of such request and such request will be deemed granted if the Directing Certificateholder does not respond in such time frame.
With respect to any Special Action described in clauses (iv) through (vii)
above, the Directing Certificateholder, the FM Controlling Holder, the SM
Controlling Holder and the LM Controlling Holder, as applicable, will respond to the Master Servicer or the Special Servicer, as applicable, within ten business days of its receipt of a request for its approval and consent, and such request will be deemed granted if the required party does not respond in such time frame.

     The Directing Certificateholder, the FM Controlling Holder, the SM
Controlling Holder, the LM Controlling Holder or the Fashion Show Mall Pari
Passu Noteholder, as applicable, may direct the Special Servicer to take, or to refrain from taking, certain actions as the Directing Certificateholder, the FM
Controlling Holder, the SM Controlling Holder, the LM Controlling Holder or the
Fashion Show Mall Pari Passu Noteholders, as applicable, may deem advisable or as to which provision is otherwise made in the Pooling and Servicing Agreement;
provided that no such direction and no objection contemplated above or in this paragraph may require or cause the Special Servicer or the Master Servicer, as applicable, to violate any REMIC provisions, any intercreditor agreement, any provision of the Pooling and Servicing Agreement or applicable law, including the Special Servicer's or the Master Servicer's, as applicable, obligation to act in accordance with the Servicing Standard or expose the Master Servicer, the
Special Servicer, the Trust Fund or the Trustee to liability, or materially expand the scope of the Special Servicer's responsibilities under the Pooling and Servicing Agreement or cause the Special Servicer to act or fail to act in a manner which, in the reasonable judgment of the Special Servicer, is not in the best interests of the Certificateholders in which event the Special Servicer or the Master Servicer, as applicable, will disregard any such direction or objection.

     None of the Directing Certificateholder, the FM Controlling Holder, the SM
Controlling Holder or the LM Controlling Holder will have any liability whatsoever to the Trust Fund or any Certificateholders other than the
Controlling Class Certificateholders and will have no liability to any
Controlling Class Certificateholder for any action taken, or for refraining from the taking of any action, pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that with respect to Controlling
Class Certificateholders, none of the Directing Certificateholder, the FM
Controlling Holder, the SM Controlling Holder or the LM Controlling Holder will be protected against any liability to the Controlling Class Certificateholders which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, (i) that the Directing Certificateholder, the FM
Controlling Holder, the SM Controlling Holder and the LM Controlling Holder may
have special relationships and interests that conflict with those of holders of one or more Classes of Certificates, (ii) that the Directing Certificateholder, the FM Controlling Holder, the SM Controlling Holder and the LM Controlling
Holder may act solely in the interests of the holders of the Controlling Class, the FM Controlling Class, the Class SM Certificates or the Class LM
Certificates, as applicable, (iii) that the Directing Certificateholder, the FM
Controlling Holder, the SM Controlling Holder and the LM Controlling Holder do
not have any duties to the holders of any Class of Certificates other than the
Controlling Class, the FM Controlling Class, the SM Controlling Class or the
Class LM Certificates, as applicable, (iv) that the Directing Certificateholder, the FM Controlling Holder, the SM Controlling Holder and the LM Controlling
Holder may take actions that favor the interests of the holders of the
Controlling Class, the FM Controlling Class, the SM Controlling Class or the
Class LM Certificates, as applicable, over the interests of the holders of one or more other Classes of Certificates, (v) that none of the Directing
Certificateholder, the FM Controlling Holder, the SM Controlling Holder or the
LM Controlling Holder will have any liability whatsoever by reason of its having acted solely in the interests of the Controlling Class, the FM Controlling
Class, the SM Controlling Class or the LM Controlling Holder, as applicable, and
(vi) that no Certificateholder may take any action whatsoever against the
Directing Certificateholder, the FM Controlling Holder, the SM Controlling
Holder or the LM Controlling Holder or any director,

                                     S-109

officer, employee, agent or principal of the Directing Certificateholder, the FM
Controlling Holder, the SM Controlling Holder or the LM Controlling Holder for
having so acted.

     At any time that there is no Directing Certificateholder, FM Controlling
Holder, SM Controlling Holder, LM Controlling Holder or Fashion Show Mall Pari
Passu Noteholders, or Operating Advisor for any of them, or that any such party has not been properly identified to the Master Servicer and/or the Special
Servicer, such servicer(s) will not have any duty to provide any notice to or seek the consent or approval of such party with respect to any matter.

     The Master Servicer and Special Servicer will each be required to service and administer any group of related Cross-Collateralized Mortgage Loans as a single Mortgage Loan as and when it deems necessary and appropriate, consistent with the Servicing Standard. If any Cross-Collateralized Mortgage Loan becomes a
Specially Serviced Mortgage Loan, then each other Mortgage Loan that is cross-collateralized with it will also become a Specially Serviced Mortgage
Loan. Similarly, no Cross-Collateralized Mortgage Loan will subsequently become a Corrected Mortgage Loan, unless and until all Servicing Transfer Events in respect of each other Mortgage Loan with which it is cross-collateralized, are remediated or otherwise addressed as contemplated above.

     Set forth below is a description of certain pertinent provisions of the
Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans.
Reference is also made to the accompanying prospectus, in particular to the section captioned "The Pooling and Servicing Agreements," for additional important information regarding the terms and conditions of the Pooling and
Servicing Agreement as such terms and conditions relate to the rights and obligations of the Master Servicer and the Special Servicer thereunder.

THE MASTER SERVICER

     Bank of America, N.A. will be the Master Servicer. Bank of America, N.A.
will be the Master Servicer through its Capital Markets Servicing Group (the
"Capital Markets Service Group"), a division of Bank of America, N.A. The
Capital Markets Service Group principal offices are located at NC1-026-06-01,
900 West Trade Street, Suite 650, Charlotte, North Carolina 28255. The Capital
Markets Service Group was formed in 1994 as a result of the Security Pacific
National Bank and Bank of America NT&SA merger, combining term loan portfolios from bank units, affiliates and the CMBS portfolio from the Bank of America
NT&SA's trust group. As a result of the merger between Bank of America NT&SA and
NationsBank, N.A., the Capital Markets Service Group was reorganized to perform warehouse and primary servicing for Bank of America N.A.'s conduit platform. As of February 28, 2005, the Capital Markets Service Group acted as a full, master or primary servicer on approximately 10,300 loans which total approximately
$55.3 billion. Bank of America, N.A. has been approved as a master servicer by
S&P, Moody's and Fitch.

     The information set forth herein concerning the Master Servicer has been provided by the Master Servicer. Neither the Depositor nor any Underwriter or
other person other than the Master Servicer makes any representation or warranty as to the accuracy or completeness of such information.

THE SPECIAL SERVICER

     J.E. Robert Company, Inc., a Virginia corporation, will be responsible for servicing the Specially Serviced Mortgage Loans and REO Properties. The Special
Servicer is a privately owned company whose principal offices are located at
1650 Tysons Boulevard, Suite 1600, McLean, Virginia 22102. The Special Servicer
has additional regional offices in Dallas, Texas, North Haven, Connecticut, Los
Angeles, California, Chicago, Illinois and New York, New York and international offices in Paris, London and Mexico City. The principal business of the Special
Servicer is real estate investment and asset management of distressed and underperforming real estate loans secured by real estate and related assets.
Since its founding in 1981, the Special Servicer has been a large asset manager for both the private and government sectors, having managed over $30 billion in book value of real estate and real estate debt. As of June 30, 2004, as a special servicer since its inception, the Special

                                     S-110

Servicer has been engaged on 31 transactions covering over $11.5 billion in book value and has been assigned over 1,700 loans under its special servicing capacity. The Special Servicer has also been an active investor in non-investment grade commercial mortgage-backed securities, having acquired subordinate securities in excess of $530 million. As of December 31, 2003, the
Special Servicer and its affiliates were managing portfolios of approximately
$1.6 billion comprised of real estate loans and real estate owned assets.

     The information set forth herein concerning the Special Servicer has been provided by the Special Servicer and neither the Depositor nor any Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

SUB-SERVICERS

     The Master Servicer and Special Servicer may each delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more
Sub-Servicers); provided that the Master Servicer or Special Servicer, as the case may be, will remain obligated under the Pooling and Servicing Agreement for such delegated duties. A majority of the Mortgage Loans are currently being primary serviced by third-party servicers that are entitled to and will become
Sub-Servicers of such loans on behalf of the Master Servicer. Each Sub-Servicing
Agreement between the Master Servicer or Special Servicer, as the case may be, and a Sub-Servicer must provide that, if for any reason the Master Servicer or
Special Servicer, as the case may be, is no longer acting in such capacity, the
Trustee or any successor to such Master Servicer or Special Servicer will assume such party's rights and obligations under such Sub-Servicing Agreement if the
Sub-Servicer meets certain conditions set forth in the Pooling and Servicing
Agreement. The Master Servicer and Special Servicer will each be required to monitor the performance of Sub-Servicers retained by it.

     The Trust will not be responsible for any fees owed to any Sub-Servicer retained by the Master Servicer or the Special Servicer. Each Sub-Servicer
retained thereby will be reimbursed by the Master Servicer or Special Servicer, as the case may be, for certain expenditures which it makes, generally to the same extent the Master Servicer or Special Servicer would be reimbursed under the Pooling and Servicing Agreement. See "--Servicing and Other Compensation and
Payment of Expenses" in this prospectus supplement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the Master Servicer in respect of its master servicing activities will be the Master Servicing Fee. As mentioned above, each of the FM Pari Passu Note A-1 Mortgage Loan (i.e., the FM Senior
Component and the FM Subordinate Components), the SM Component Mortgage Loan
(i.e., the SM Senior Component and the SM Subordinate Component) and the LM
Component Mortgage Loan (i.e., the LM Senior Components and the LM Subordinate
Components), will be serviced and administered under the Pooling and Servicing
Agreement as if it were one Mortgage Loan. Accordingly, the Master Servicer or the Special Servicer, as the case may be, will be entitled to receive the servicing fees and other forms of compensation as described below. The Master
Servicer will be entitled to receive a Master Servicing Fee on the FM
Subordinate Components, the SM Subordinate Component and the LM Subordinate
Components.

     The Master Servicing Fee will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan or Serviced
Whole Loan (including Specially Serviced Mortgage Loans, Serviced Whole Loans
and Mortgage Loans as to which the related Mortgaged Property has become an REO
Property) and will accrue at the applicable Master Servicing Fee Rate for each calendar month commencing with April 2005 or any applicable portion thereof. The
Master Servicing Fee will be computed on the same principal amount as interest accrues from time to time during such calendar month (or portion thereof) on such Mortgage Loan or Serviced Whole Loan or is deemed to accrue from time to time during such calendar month (or portion thereof) on such REO Loan, as the case may be, and will be calculated on the same Interest Accrual Basis as is applicable for such Mortgage Loan, Serviced Whole Loans or REO Loan, as the case may be and without giving effect to any Excess Interest that may accrue on the
ARD Loans on

                                     S-111

or after its Anticipated Repayment Date. The Master Servicing Fee Rate will range from approximately 0.020% to 0.120% per annum, on a loan-by-loan basis, with a weighted average Master Servicing Fee Rate of 0.0621% per annum as of the
Cut-off Date. As additional servicing compensation, the Master Servicer will be entitled to retain Prepayment Interest Excesses (as described below) collected on the Mortgage Loans. In addition, the Master Servicer will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it that constitute part of the Certificate Account, in Permitted Investments, and the Master Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement, except to the extent such losses are incurred solely as the result of the insolvency of the federal or state chartered depository institution or trust company that holds such investment accounts, so long as such depository institution or trust company satisfied the qualifications set forth in the Pooling and Servicing Agreement in the definition of "eligible account" at the time such investment was made.

     Prepayment Interest Excesses (to the extent not offset by Prepayment
Interest Shortfalls) collected on the Mortgage Loans will be retained by the
Master Servicer as additional servicing compensation. The Master Servicer will deliver to the Trustee for deposit in the Distribution Account on each Master
Servicer Remittance Date, without any right of reimbursement thereafter, a
Compensating Interest Payment. In no event will the rights of the
Certificateholders to offset of the aggregate Prepayment Interest Shortfalls be cumulative.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout
Fee and the Liquidation Fee. The Special Servicing Fee for any particular calendar month or applicable portion thereof will accrue with respect to each
Specially Serviced Mortgage Loan (including, if applicable, the Fashion Show
Mall Pari Passu Note A-2 and the 1901 Research Boulevard B Note) and each
Mortgage Loan and each Serviced Whole Loan as to which the related Mortgaged
Property has become an REO Property, at the Special Servicing Fee Rate, on the
same principal amount as interest accrues from time to time during such calendar month (or portion thereof) on such Specially Serviced Mortgage Loan or is deemed to accrue from time to time during such calendar month (or portion thereof) on such REO Loan, as the case may be, and will be calculated on the same Interest
Accrual Basis as is applicable for such Specially Serviced Mortgage Loan or REO
Loan, as the case may be and without giving effect to any Excess Interest that may accrue on the ARD Loans on or after its Anticipated Repayment Date. All such
Special Servicing Fees will be payable monthly from general collections on the
Mortgage Loans and any REO Properties on deposit in the Certificate Account from time to time and, if applicable, from the Fashion Show Mall Pari Passu Note A-2 and the 1901 Research Boulevard B Note, in accordance with the related
Intercreditor Agreement. A Workout Fee will in general be payable with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan (including, if applicable, the Fashion Show Mall Pari Passu Note A-2 and the 1901 Research
Boulevard B Note), the Workout Fee will be payable out of, and will be calculated by application of a Workout Fee Rate. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special
Servicer is terminated, resigns or is replaced, it will retain the right to receive any and all Workout Fees payable with respect to (i) any Mortgage Loans serviced by it that became Corrected Mortgage Loans during the period that it acted as Special Servicer and were still such at the time of such termination or resignation and (ii) (other than if it was terminated for cause in which case only the preceding clause (i) will apply) any Specially Serviced Mortgage Loans for which the Special Servicer has resolved all of the circumstances and/or conditions causing any such Mortgage Loan to be a Specially Serviced Mortgage
Loan but which had not as of the time the Special Servicer was terminated become a Corrected Mortgage Loan solely because the related mortgagor had not made three consecutive timely Monthly Payments and which subsequently becomes a
Corrected Mortgage Loan as a result of the related mortgagor making such three consecutive timely monthly payments (and the successor to the Special Servicer will not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the

                                     S-112

preceding sentence. A Liquidation Fee will be payable with respect to each
Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff or unscheduled or partial payments in lieu thereof with respect thereto from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as
to which the Special Servicer receives any Liquidation Proceeds, Insurance
Proceeds or Condemnation Proceeds. As to each such Specially Serviced Mortgage
Loan and REO Property, the Liquidation Fee will be payable from, and will be calculated by application of Liquidation Fee Rate. Notwithstanding anything to the contrary in this prospectus supplement, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with (i) the repurchase of any Mortgage Loan by the Mortgage Loan Seller, for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation so long as such repurchase occurs within the time frame set forth in the Pooling and Servicing Agreement, (ii) the purchase of any Specially
Serviced Mortgage Loan by the Master Servicer, the Special Servicer, any holder or holders of Certificates evidencing a majority interest in the Controlling
Class, the FM Controlling Holder, the SM Controlling Holder, the Class LM
Controlling Holder, the 1901 Research Boulevard B Noteholder or any mezzanine lender which purchase occurs not later than 90 days following the Special
Servicer's determination of fair value, as discussed below in "--Defaulted
Mortgage Loans; Purchase Option", or (iii) the purchase of all of the Mortgage
Loans and REO Properties by the Master Servicer, the Special Servicer or any
holder or holders of Certificates evidencing a majority interest in the
Controlling Class in connection with the termination of the Trust. The Special
Servicer will be authorized to invest or direct the investment of funds held in any accounts maintained by it that constitute part of the Certificate Account, in Permitted Investments, and the Special Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement.

     The Master Servicer and the Special Servicer will each be responsible for the fees of any Sub-Servicers retained by it (without right of reimbursement therefor). As additional servicing compensation, the Master Servicer and the
Special Servicer, as set forth in the Pooling and Servicing Agreement, generally will be entitled to retain all assumption and modification fees, charges for beneficiary statements or demands and any similar fees, in each case to the extent actually paid by the borrowers with respect to such Mortgage Loans (and, accordingly, such amounts will not be available for distribution to
Certificateholders). In addition, the Master Servicer as to Non-Specially
Serviced Mortgage Loans and the Special Servicer as to Specially Serviced
Mortgage Loans will also be entitled to retain Default Interest as additional servicing compensation only after application of Default Charges: (1) to pay the
Master Servicer, the Special Servicer or the Trustee, as applicable, any unpaid interest on advances made by that party with respect to any REO Loan or Mortgage
Loan in the Mortgage Pool, (2) to reimburse the Trust Fund for any interest on advances that were made with respect to any Mortgage Loan, since the Delivery
Date during the 12-month period preceding receipt of such Default Charges, which interest was paid to the Master Servicer, the Special Servicer or the Trustee,
as applicable, from a source of funds other than Default Charges collected on the Mortgage Pool, (3) to reimburse the Special Servicer for Servicing Advances made for the cost of inspection on a Specially Serviced Mortgage Loan and (4) to pay, or to reimburse the Trust Fund for, any other Additional Trust Fund
Expenses incurred with respect to any Mortgage Loan during the 12-month period preceding receipt of such Default Charges, which expense if paid from a source of funds other than Default Charges collected on the Mortgage Pool, is or will be an Additional Trust Fund Expense. Any Default Charges remaining after the application described in the immediately preceding clause (1) through (4) will be allocated as Additional Servicing Compensation between the Master Servicer and the Special Servicer as set forth in the Pooling and Servicing Agreement.
The Master Servicer (except to the extent the Sub-Servicers are entitled thereto pursuant to the applicable Sub-Servicing Agreement) (or, with respect to accounts held by the Special Servicer, the Special Servicer) will be entitled to receive all amounts collected for checks returned for insufficient funds with respect to the Mortgage Loans as additional servicing compensation. In addition, collections on a Mortgage Loan are to be applied to interest (at the related
Mortgage Rate) and principal then due and owing prior to being applied to
Default Charges. The Master Servicer (or if applicable a Sub-Servicer) may grant a one time waiver of Default

                                     S-113

Charges in connection with a late payment by a borrower provided that for any waiver thereafter with respect to any loan that is 30 days or more past due and with respect to which Advances, Advance Interest or Additional Trust Fund
Expenses (including any Additional Trust Fund Expense previously reimbursed or paid by the Trust Fund, but not so reimbursed by the related mortgagor or other party from Insurance Proceeds, Condemnation Proceeds or otherwise) that have been incurred and are outstanding, the Master Servicer must seek the consent of the Directing Certificateholder. Some or all of the items referred to in the prior paragraphs that are collected in respect of the Fashion Show Mall Pari
Passu Note A-2 and the 1901 Research Boulevard B Note, as applicable, may also be paid to, and allocated between, the Master Servicer and the Special Servicer, as additional compensation, as provided in the Pooling and Servicing Agreement.

     The Master Servicer and the Special Servicer will, in general, each be required to pay its expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement, and neither will be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. In general, Servicing Advances will be reimbursable from Related Proceeds. Notwithstanding the foregoing, the Master Servicer and the Special Servicer will each be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account and at times without regard to the relationship between the expense and the funds from which it is being paid (including in connection with the remediation of any adverse environmental circumstance or condition at a Mortgaged Property or an REO
Property, although in such specific circumstances the Master Servicer may advance the costs thereof). The Special Servicer will be required to direct the
Master Servicer to make Servicing Advances (which include Emergency Advances));
provided that the Special Servicer may, at its option, make such Servicing
Advance itself (including Emergency Advances). The Special Servicer may no more than once per calendar month require the Master Servicer to reimburse it for any
Servicing Advance (including an Emergency Advance) made by the Special Servicer
(after reimbursement, such Servicing Advance will be deemed to have been made by the Master Servicer) to the extent such Servicing Advance is not a
Nonrecoverable Advance. The Special Servicer will be relieved of any obligations with respect to a Servicing Advance that it timely requests the Master Servicer to make (regardless of whether or not the Master Servicer makes that Advance).

     If the Master Servicer or the Special Servicer is required under the
Pooling and Servicing Agreement to make a Servicing Advance, but neither does so within ten days after such Advance is required to be made, then the Trustee will, if it has actual knowledge of such failure, be required to give the Master
Servicer or Special Servicer, as the case may be, notice of such failure and, if such failure continues for three more business days, the Trustee will be required to make such Servicing Advance.

     The Master Servicer, the Special Servicer and the Trustee will be obligated to make Servicing Advances only to the extent that such Servicing Advances are, in the reasonable judgment of the Master Servicer, the Special Servicer or the
Trustee, as the case may be, ultimately recoverable from Related Proceeds (any
Servicing Advance not so recoverable, is a Nonrecoverable Servicing Advance).
The Trustee will be permitted to rely on any nonrecoverability determination made by the Master Servicer or the Special Servicer.

     The foregoing paragraph notwithstanding, the Master Servicer may, including at the direction of the Special Servicer, if a Specially Serviced Mortgage Loan
or an REO Property is involved, pay directly out of the Certificate Account (or, if a Serviced Whole Loan is involved, out of the related Custodial Account) any servicing expense that, if paid by the Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance; provided that the Master
Servicer (or the Special Servicer if a Specially Serviced Mortgage Loan or an
REO Property is involved) has determined in accordance with the Servicing
Standard that making such payment is in the best interests of the
Certificateholders and, if a Serviced Whole Loan is involved, the Fashion Show
Mall Pari Passu Noteholder (if applicable), the holders of the related subordinate components (if applicable) and the holder of the related B note (if applicable) (as a collective whole), as evidenced by an officer's certificate delivered promptly to the Trustee, the Depositor and the Rating Agencies,

                                     S-114

setting forth the basis for such determination and accompanied by any supporting information the Master Servicer or the Special Servicer may have obtained.

     As and to the extent described herein, the Master Servicer, the Special
Servicer and the Trustee are each entitled to receive interest at the
Reimbursement Rate (compounded monthly) on Servicing Advances made thereby. See
"The Pooling and Servicing Agreements-- Certificate Account" and "--Servicing
Compensation and Payment of Expenses" in the accompanying prospectus and
"Description of the Certificates--P&I Advances" in this prospectus supplement.

EVIDENCE AS TO COMPLIANCE

     On or before March 20th of each year, beginning March 20, 2006 (or, as to any such year, such earlier date as is contemplated by the Pooling and Servicing
Agreement), each of the Master Servicer and the Special Servicer, at its expense, will cause a firm of independent public accountants (which may also render other Services to the Master Servicer or the Special Servicer, as the
case may be) and that is a member of the American Institute of Certified Public
Accountants, to furnish a statement to the Depositor and the Trustee to the effect that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer and the Special Servicer, as
the case may be, which includes an assertion that the Master Servicer and the
Special Servicer, as the case may be, has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans) identified in the Uniform Single Association Program for
Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those sub-servicers.

     The Pooling and Servicing Agreement also requires that, on or before a specified date in each year, commencing in 2006, each of the Master Servicer and the Special Servicer deliver to the Trustee a statement signed by one or more officers thereof to the effect that the Master Servicer or Special Servicer, as the case may be, has fulfilled its material obligations under the Pooling and
Servicing Agreement in all material respects throughout the preceding calendar year or the portion thereof during which the Certificates were outstanding.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The Master Servicer (as to Non-Specially Serviced Mortgage Loans) and the
Special Servicer (as to Specially Serviced Mortgage Loans subject to the requirements regarding the resolution of Defaulted Mortgage Loans described below under "--Defaulted Mortgage Loans; Purchase Option" in this prospectus supplement) each may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term of, forgive or defer the payment of interest on and principal of, permit the release, addition or substitution of collateral securing, and/or permit the release of the borrower on or any guarantor of any Mortgage Loan it is required to service and administer, without the consent of the Trustee, subject, however, to the rights of consent provided to the Directing Certificateholder, the FM Controlling Holder, the LM
Controlling Holder, the SM Controlling Holder or any mezzanine lender, as applicable, and to each of the following limitations, conditions and restrictions:

          (i) with limited exception (including as described below with respect to Excess Interest) the Master Servicer will not agree to any modification, waiver or amendment of any term of, or take any of the other above referenced acts with respect to, any Mortgage Loan, that would affect the amount or timing of any related payment of principal, interest or other amount payable under such Mortgage Loan or Serviced Whole Loan or affect the security for such

                                     S-115

     Mortgage Loan or Serviced Whole Loan unless the Master Servicer has obtained the consent of the Special Servicer (it being understood and agreed that (A) the Master Servicer will promptly provide the Special
     Servicer with notice of any borrower request for such modification, waiver or amendment, the Master Servicer's recommendations and analysis, and with all information reasonably available to the Master Servicer that the
     Special Servicer may reasonably request in order to withhold or grant any such consent, each of which will be provided reasonably promptly in accordance with the Servicing Standard, (B) the Special Servicer will decide whether to withhold or grant such consent in accordance with the
     Servicing Standard and (C) if any such consent has not been expressly responded to within ten business days of the Special Servicer's receipt from the Master Servicer of the Master Servicer's recommendations and analysis and all information reasonably requested thereby as such time frame may be extended if the Special Servicer is required to seek the consent of the Directing Certificateholder, the FM Controlling Holder, the
     SM Controlling Holder, the LM Controlling Holder, any mezzanine lender or the Rating Agencies, as the case may be in order to make an informed decision (or, if the Special Servicer did not request any information, within ten business days from such notice), such consent will be deemed to have been granted);

          (ii) with limited exception the Special Servicer may not agree to (or in the case of a Non-Specially Serviced Mortgage Loan, consent to the
     Master Servicer's agreeing to) any modification, waiver or amendment of any term of, or take (or in the case of a Non-Specially Serviced Mortgage Loan, consent to the Master Servicer's taking) any of the other above referenced actions with respect to, any Mortgage Loan or Serviced Whole Loan it is required to service and administer that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the reasonable judgment of the Special Servicer would materially impair the security for such Mortgage Loan or Serviced Whole
     Loan unless a material default on such Mortgage Loan or Serviced Whole Loan has occurred or, in the reasonable judgment of the Special Servicer, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders
     (collectively), and, if the Fashion Show Mall Whole Loan is involved, the
     Fashion Show Mall Pari Passu Noteholder, on a net present value basis than would liquidation as certified to the Trustee in an officer's certificate;

          (iii) the Special Servicer will not extend (or in the case of a
     Non-Specially Serviced Mortgage Loan consent to the Master Servicer's extending) the date on which any Balloon Payment is scheduled to be due on any Mortgage Loan or Serviced Whole Loan beyond the earliest of (A) two years prior to the Rated Final Distribution Date or, with respect to the FM
     Pari Passu Note A-1 Mortgage Loan, the related date set forth in the
     Pooling and Servicing Agreement, and (B) if such Mortgage Loan or Serviced
     Whole Loan is secured by a Mortgage solely or primarily on the related mortgagor's leasehold interest in the related Mortgaged Property, 20 years prior to the end of the then current term of the related ground lease (plus any unilateral options to extend);

          (iv) neither the Master Servicer nor the Special Servicer will make or permit any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan or
     Serviced Whole Loan that would result in an adverse REMIC event with respect to the Component Mortgage Loan REMIC, REMIC I or REMIC II;

          (v) subject to applicable law, the related Mortgage Loan documents and the Servicing Standard, neither the Master Servicer nor the Special
     Servicer will permit any modification, waiver or amendment of any term of any Mortgage Loan or Serviced Whole Loan unless all related fees and expenses are paid by the related borrower;

          (vi) except for substitutions contemplated by the terms of the
     Mortgage Loans or Serviced Whole Loan, the Special Servicer will not permit
     (or, in the case of a Non-Specially Serviced Mortgage Loan, consent to the
     Master Servicer's permitting) any borrower to add or substitute real estate collateral for its Mortgage Loan or Serviced Whole Loan unless the Special
     Servicer

                                     S-116

     will have first determined in its reasonable judgment, based upon a Phase I environmental assessment (and any additional environmental testing as the
     Special Servicer deems necessary and appropriate), that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations; and

          (vii) with limited exceptions, including a permitted defeasance as described above under "Description of the Mortgage Pool--Certain Terms and
     Conditions of the Mortgage Loans-- Defeasance" in this prospectus supplement and specific releases contemplated by the terms of the Mortgage
     Loans in effect on the Delivery Date, the Special Servicer will not release
     (or, in the case of a Non-Specially Serviced Mortgage Loan, consent to the
     Master Servicer's releasing), including in connection with a substitution contemplated by clause (vi) above, any collateral securing an outstanding
     Mortgage Loan or Serviced Whole Loan; except where a Mortgage Loan (or, in the case of a group of Cross-Collateralized Mortgage Loans, where such entire group of Cross-Collateralized Mortgage Loans) is satisfied, or except in the case of a release where (A) either (1) the use of the collateral to be released will not, in the reasonable judgment of the
     Special Servicer, materially and adversely affect the net operating income being generated by or the use of the related Mortgaged Property, or (2)
     there is a corresponding principal pay down of such Mortgage Loan or
     Serviced Whole Loan in an amount at least equal to the appraised value of the collateral to be released (or substitute collateral with an appraised value at least equal to that of the collateral to be released, is delivered), (B) the remaining Mortgaged Property (together with any substitute collateral) is, in the Special Servicer's reasonable judgment, adequate security for the remaining Mortgage Loan or Serviced Whole Loan and (C) such release would not, in and of itself, result in an adverse rating event with respect to any Class of Certificates (as confirmed in writing to the Trustee by each Rating Agency);

provided that the limitations, conditions and restrictions set forth in clauses
(i) through (vii) above will not apply to any act or event (including, without limitation, a release, substitution or addition of collateral) in respect of any
Mortgage Loan or Serviced Whole Loan that either occurs automatically, or results from the exercise of a unilateral option by the related mortgagor within the meaning of Treasury Regulations Section 1.1001-3(c)(2)(iii), in any event under the terms of such Mortgage Loan or Serviced Whole Loan in effect on the
Delivery Date (or, in the case of a replacement Mortgage Loan, on the related date of substitution); and provided, further, that, notwithstanding clauses (i)
through (vii) above, neither the Master Servicer nor the Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a mortgagor if, in its reasonable judgment, such opposition would not ultimately prevent the confirmation of such plan or one substantially similar; and provided, further, that, notwithstanding clause (vii) above, neither the Master Servicer nor the Special Servicer will be required to obtain any confirmation of the Certificate ratings from the Rating Agencies in order to grant easements that do not materially affect the use or value of a Mortgaged
Property or the mortgagor's ability to make any payments with respect to the related Mortgage Loan or Serviced Whole Loan.

     With respect to the ARD Loans, the Master Servicer will be permitted to waive all or any accrued Excess Interest if, prior to the related maturity date, the related borrower has requested the right to prepay such Mortgage Loan in full together with all other payments required by such Mortgage Loan in connection with such prepayment except for all or a portion of accrued Excess
Interest; provided that the Master Servicer's determination to waive the right to such accrued Excess Interest is reasonably likely to produce a greater payment to Certificateholders on a present value basis than a refusal to waive the right to such Excess Interest. Any such waiver will not be effective until such prepayment is tendered. The Master Servicer will have no liability to the
Trust, the Certificateholders or any other person so long as such determination is based on such criteria. Notwithstanding the foregoing, pursuant to the
Pooling and Servicing Agreement, the Master

                                     S-117

Servicer will be required to seek the consent of the Directing Certificateholder prior to waiving any Excess Interest. The Directing Certificateholder's consent to a waiver request will be deemed granted if the Directing Certificateholder fails to respond to such request within ten business days of its receipt of such request. Except as permitted by clauses (i) through (vi) of the preceding paragraph, the Special Servicer will have no right to waive the payment or
Excess Interest.

     Any modification, extension, waiver or amendment of the payment terms of a
Serviced Whole Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the Pooling and Servicing
Agreement, related loan documents and the related Intercreditor Agreement (if applicable), such that neither the Trust as holder of the Fashion Show Mall
Whole Loan or the 1901 Research Boulevard Whole Loan, as applicable, nor the
Fashion Show Mall Pari Passu Noteholders or the 1901 Research Boulevard B
Noteholder, as applicable, gains a priority over the other such holder that is not reflected in the related loan documents and the related Intercreditor
Agreement.

     Further, to the extent consistent with the Servicing Standard, taking into account the pari passu position of the Fashion Show Mall Pari Passu Note A-2
Loan and/or the subordinate position of the 1901 Research Boulevard B Note:

          (i) no waiver, reduction or deferral of any amounts due on the FM Note
     A-1 Senior Portion or the 1901 Research Boulevard Mortgage Loan, as
     applicable, will be permitted to be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the Fashion Show
     Mall Pari Passu Note A-2 or the 1901 Research Boulevard B Note, as
     applicable, and

          (ii) no reduction of the mortgage interest rate of the FM Note A-1
     Senior Portion or the 1901 Research Boulevard Mortgage Loan, as applicable, will be permitted to be effected prior to the reduction of the mortgage interest rate of the Fashion Show Mall Pari Passu Note A-2 or the 1901
     Research Boulevard B Note, as applicable, to the maximum extent possible.

     The Master Servicer will not be required to seek the consent of any
Certificateholder or the Special Servicer in order to approve certain minor or routine modifications, waivers or amendments of the Mortgage Loans or Serviced
Whole Loans, including waivers of minor covenant defaults, releases of non-material parcels of a Mortgaged Property, grants of easements that do not materially affect the use or value of a Mortgaged Property or a borrower's ability to make any payments with respect to the related Mortgage Loan or
Serviced Whole Loan and other routine approvals including the granting of subordination, non-disturbance and attornment agreements and leasing consents, typically performed by a master servicer on a routine basis; provided that any such modification, waiver or amendment may not affect a payment term of the
Certificates, constitute a "significant modification" of such Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b) or otherwise have an adverse REMIC effect, be inconsistent with the Servicing Standard, or violate the terms, provisions or limitations of the Pooling and Servicing Agreement or related Intercreditor Agreement.

DEFAULTED MORTGAGE LOANS; PURCHASE OPTION

     Within 30 days after a Mortgage Loan becomes a Defaulted Mortgage Loan, the
Special Servicer will be required to determine the fair value of the Mortgage
Loan in accordance with the Servicing Standard. The Special Servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, or new information, in accordance with the Servicing Standard.

     In the event a Mortgage Loan becomes a Defaulted Mortgage Loan, any majority Certificateholder of the Controlling Class or the Special Servicer will each have an assignable Purchase Option (such option will only be assignable after such option arises) to purchase the Defaulted Mortgage Loan, subject to the purchase rights of any mezzanine lender and the purchase option of the FM
Controlling Holder (in the case of the FM Pari Passu Note A-1 Mortgage Loan), the SM Controlling Holder (in the case of the SM Component Mortgage Loan), the
LM Controlling Holder (in the case of the LM Component Mortgage Loan), the
Fashion Show Mall Purchase Option Holder (in the case of the Fashion Show Mall
Whole Loan) and the 1901 Research Boulevard B

                                     S-118

Noteholder (in the case of the 1901 Research Boulevard Whole Loan), from the
Trust Fund at the Option Price. The Special Servicer will, from time to time, but not less often than every ninety days, adjust its fair value determination based upon changed circumstances, new information, and other relevant factors, in each instance in accordance with the Servicing Standard. The majority
Certificateholder of the Controlling Class may have an exclusive right to exercise the Purchase Option for a specified period of time.

     Unless and until the Purchase Option with respect to a Defaulted Mortgage
Loan is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, consistent with the Servicing Standard, but the Special Servicer will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any Defaulted
Mortgage Loan will automatically terminate upon (i) the related mortgagor's cure of all related defaults on the Defaulted Mortgage Loan, (ii) the acquisition on behalf of the Trust Fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off
(full or discounted) of the Defaulted Mortgage Loan in connection with a workout, or (iv) the exercise by the Fashion Show Mall Purchase Option Holder
(if the Defaulted Mortgage Loan is the FM Pari Passu Note A-1 Mortgage Loan) to
purchase the Fashion Show Mall Whole Loan. In addition, the Purchase Option with respect to a Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

     If (a) a Purchase Option is exercised with respect to a Defaulted Mortgage
Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the majority Certificateholder of the Controlling Class, the
Special Servicer, or any affiliate of any of them (in other words, the Purchase
Option has not been assigned to another unaffiliated person) and (b) the Option
Price is based on the Special Servicer's determination of the fair value of the
Defaulted Mortgage Loan, then the determination of whether the Option Price represents a fair value of the Defaulted Mortgage Loan will be made in the manner set forth in the Pooling and Servicing Agreement.

     If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders pursuant to foreclosure proceedings instituted by the
Special Servicer or otherwise, the Special Servicer, after notice to the
Directing Certificateholder, will use its reasonable efforts to sell any REO
Property as soon as practicable in accordance with the Servicing Standard but prior to the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an REO Extension or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC under the Code. If the Special Servicer on behalf of the
Trustee has not received an extension of time to sell such REO Property from the
Internal Revenue Service or such Opinion of Counsel and the Special Servicer is not able to sell such REO Property within the period specified above, or if such an extension of time to sell such REO Property from the Internal Revenue Service has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer will auction the property pursuant to the auction procedure set forth below.

     The Special Servicer will give the Directing Certificateholder, the Master
Servicer and the Trustee not less than five days' prior written notice of its intention to sell any such REO Property, and will sell the REO Property to the highest offeror (which may be the Special Servicer) in accordance with the
Servicing Standard; provided, however, that the Master Servicer, Special
Servicer, holder (or holders) of Certificates evidencing a majority interest in the Controlling Class, any independent contractor engaged by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement (or any officer or affiliate thereof) will not be permitted to purchase the REO Property at a price less than the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued but unpaid interest and related fees and expenses, except in limited circumstances set forth in the Pooling and
Servicing Agreement; and provided,

                                     S-119

further that if the Special Servicer intends to make an offer on any REO
Property, (i) the Special Servicer will notify the Trustee of such intent, (ii)
the Trustee or an agent on its behalf will promptly obtain, at the expense of the Trust an appraisal of such REO Property and (iii) the Special Servicer will not offer less than (x) the fair market value set forth in such appraisal or (y)
the outstanding principal balance of such Mortgage Loan, plus all accrued but unpaid interest and related fees and expenses and unreimbursed Advances and interest on Advances.

     Subject to the REMIC provisions, the Special Servicer will act on behalf of the Trust in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property or the exercise of the Purchase
Option, including the collection of all amounts payable in connection therewith.
Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for any REO Property or
purchase any Defaulted Mortgage Loan. Any sale of a Defaulted Mortgage Loan
(pursuant to the Purchase Option) or REO Property will be without recourse to, or representation or warranty by, the Trustee, the Depositor, any Mortgage Loan
Seller, the Special Servicer, the Master Servicer or the Trust other than customary representations and warranties of title, condition and authority (if liability for breach thereof is limited to recourse against the Trust).
Notwithstanding the foregoing, nothing in the Pooling and Servicing Agreement will limit the liability of each of the Master Servicer, the Special Servicer or the Trustee to the Trust and the Certificateholders for failure to perform its duties in accordance with the Pooling and Servicing Agreement. None of the
Special Servicer, the Master Servicer, the Depositor or the Trustee will have any liability to the Trust or any Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of the Pooling and Servicing Agreement.

REO PROPERTIES

     In general, the Special Servicer will be obligated to cause any Mortgaged
Property acquired as REO Property to be operated and managed in a manner that would, to the extent commercially feasible, maximize the Trust's net after-tax proceeds from such property. The Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property". Generally, net income from foreclosure property means income which does not qualify as "rents from real property" within the meaning of Code
Section 856(c)(3)(A) and Treasury regulations thereunder or as income from the sale of such REO Property. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the
Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Trust Fund, would not constitute
"rents from real property," or that all of such income would fail to so qualify if a separate charge is not stated for such non-customary services or such services are not performed by an independent contractor. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by the Component Mortgage
Loan REMIC or REMIC I, such as a hotel or self-storage facility, will not constitute "rents from real property." Any of the foregoing types of income instead constitute "net income from foreclosure property," which would be taxable to such REMIC at the highest marginal federal corporate rate (currently
35%) and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO
Proceeds available for distribution to holders of Certificates. See "Certain
Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other
Taxes" in the accompanying prospectus.

                                     S-120

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     Commencing in 2006, the Master Servicer is required to perform (or cause to be performed) physical inspections of each Mortgaged Property (other than REO
Properties and Mortgaged Properties securing Specially Serviced Mortgage Loans)
at least once every two years (or, if the related Mortgage Loan has a then-current balance greater than $2,000,000, at least once every year) (or an entity employed by the Master Servicer for such purpose). In addition, the
Special Servicer, subject to statutory limitations or limitations set forth in the related loan documents, is required to perform a physical inspection of each
Mortgaged Property as soon as practicable after servicing of the related
Mortgage Loan or Serviced Whole Loan is transferred thereto and will be required to perform a yearly physical inspection of each such Mortgaged Property so long as the related Mortgage Loan or Serviced Whole Loan is a Specially Serviced
Mortgage Loan. The Special Servicer will be entitled to receive reimbursement for such expense as a Servicing Advance payable, first from Default Charges from the related Mortgage Loan or Serviced Whole Loan and then from general collections. The Special Servicer and the Master Servicer will each be required to prepare (or cause to be prepared) as soon as reasonably possible a written report of each such inspection performed thereby describing the condition of the
Mortgaged Property.

     With respect to each Mortgage Loan or Serviced Whole Loan that requires the borrower to deliver quarterly, annual or other periodic operating statements with respect to the related Mortgaged Property, the Master Servicer or the
Special Servicer, depending on which is obligated to service such Mortgage Loan, is also required to make reasonable efforts to collect and review such statements. However, there can be no assurance that any operating statements required to be delivered will in fact be so delivered, nor is the Master
Servicer or the Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

TERMINATION OF THE SPECIAL SERVICER

     The holder or holders of Certificates evidencing a majority interest in the
Controlling Class may at any time replace any Special Servicer. Such holder(s)
will designate a replacement to so serve by the delivery to the Trustee of a written notice stating such designation. The Trustee will, promptly after receiving any such notice, so notify the Rating Agencies and each rating agency providing ratings to a securitization trust that includes the Fashion Show Mall
Pari Passu Note A-2, if applicable. The designated replacement will become the
Special Servicer as of the date the Trustee shall have received: (i) written confirmation from each Rating Agency stating that if the designated replacement were to serve as Special Servicer under the Pooling and Servicing Agreement, the then-current rating or ratings of one or more Classes of the Certificates would not be qualified, downgraded or withdrawn as a result thereof; (ii) written confirmation from each rating agency providing ratings to a securitization trust that includes the Fashion Show Mall Pari Passu Note A-2, if applicable, stating that if the designated replacement were to serve as Special Servicer under the related pooling and servicing agreement, the then-current rating or ratings of one or more classes of the certificates in such securitization would not be qualified, downgraded or withdrawn as a result thereof; (iii) a written acceptance of all obligations of the Special Servicer, executed by the designated replacement; (iv) an opinion of counsel to the effect that the designation of such replacement to serve as Special Servicer is in compliance with the Pooling and Servicing Agreement, that the designated replacement will be bound by the terms of the Pooling and Servicing Agreement and that the
Pooling and Servicing Agreement will be enforceable against such designated replacement in accordance with its terms; and (v) an opinion of counsel to the effect that, with respect to each pooling and servicing agreement related to a securitization trust that includes the Fashion Show Mall Pari Passu Note A-2, if applicable, the designated replacement Special Servicer will be bound by the terms of each such pooling and servicing agreement and that each such Pooling and Servicing Agreement will be enforceable against such designated replacement in accordance with its terms. The existing Special Servicer will be deemed to have resigned simultaneously with such designated replacement's becoming the
Special Servicer under the Pooling and Servicing Agreement.

                                     S-121

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Depositor will issue its Commercial Mortgage Pass-Through Certificates,
Series 2005-1, on the Delivery Date which will be or about April
[  ], 2005 pursuant to the Pooling and Servicing Agreement, dated as of April
1, 2005, among the Depositor, the Master Servicer, the Special Servicer, the
Trustee and the REMIC Administrator.

     The Offered Certificates, together with the Private Certificates, will represent in the aggregate the entire beneficial interest in a trust (the
"Trust"), the assets of which (such assets collectively, the "Trust Fund")
include: (i) the Mortgage Loans (including the FM Subordinate Components, the SM
Subordinate Components and the LM Subordinate Component) and all payments thereunder and proceeds thereof due or received after the Cut-off Date
(exclusive of payments of principal, interest and other amounts due thereon on or before the Cut-off Date); (ii) any REO Properties; and (iii) such funds or assets as from time to time are deposited in the Certificate Account, the
Interest Reserve Account and the Excess Interest Distribution Account (see "The
Pooling and Servicing Agreements--Certificate Account" in the accompanying prospectus).

     The Certificates will consist of 41 Classes to be designated as: (i) the
Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates,
the Class A-4 Certificates, the Class A-SB Certificates, the Class A-5
Certificates and the Class A-1A Certificates (collectively, the "Class A
Certificates" and together with the Class XC Certificates and the Class XP
Certificates, the "Senior Certificates"); (ii) the Class A-J Certificates, the
Class B Certificates, the Class C Certificates, the Class D Certificates, the
Class E Certificates, the Class F Certificates, the Class G Certificates, the
Class H Certificates, the Class J Certificates, the Class K Certificates, the
Class L Certificates, the Class M Certificates, the Class N Certificates, the
Class O Certificates and the Class P Certificates (collectively with the Class A
Certificates, the "Sequential Pay Certificates"); (iii) the Class XC
Certificates and the Class XP Certificates (collectively, the "Class X
Certificates", and collectively with the Sequential Pay Certificates, the "REMIC
II Certificates"); (iv) the Class FM-A Certificates, the Class FM-B
Certificates, the Class FM-C Certificates and the Class FM-D Certificates
(collectively, the "Class FM Certificates"); (v) the Class SM-A Certificates,
the Class SM-B Certificates, the Class SM-C Certificates, the Class SM-D
Certificates, the Class SM-E Certificates, the Class SM-F Certificates, the
Class SM-G Certificates, the Class SM-H Certificates and the Class SM-J
Certificates (collectively, the "Class SM Certificates"); (vi) the Class LM
Certificates; (vii) the Class V Certificates; and (viii) the Class R-I
Certificates and the Class R-II Certificates (the Class R-I and Class R-II
Certificates collectively, the "REMIC Residual Certificates"). Only the Class
A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-5, Class A-1A, Class
A-J, Class XP, Class B, Class C and Class D Certificates (collectively, the
"Offered Certificates") are offered hereby. Each Class of Certificates is sometimes referred to in this prospectus supplement as a "Class".

     The Class XC, Class E, Class F, Class G, Class H, Class J, Class K, Class
L, Class M, Class N, Class O, Class P, Class FM, Class SM, Class LM, Class V and
the REMIC Residual Certificates (collectively, the "Private Certificates") have not been registered under the Securities Act and are not offered hereby.
Accordingly, to the extent this prospectus supplement contains information regarding the terms of the Private Certificates, such information is provided because of its potential relevance to a prospective purchaser of an Offered
Certificate.

REGISTRATION AND DENOMINATIONS

     The Offered Certificates will be issued in book-entry format in denominations of: (i) in the case of the Class A-1, Class A-2, Class A-3, Class
A-4, Class A-SB, Class A-5, Class A-1A and Class A-J Certificates $10,000 actual principal amount and in any whole dollar denomination in excess thereof; (ii) in the case of the Class XP Certificates, $1,000,000 notional amount and in any whole dollar denomination in excess thereof; and (iii) in the case of the other
Offered Certificates, $100,000 actual principal amount and in any whole dollar denomination in excess thereof.

     Each Class of Offered Certificates will initially be represented by one or more Certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's

                                     S-122

nominee will be Cede & Co. No Certificate Owner will be entitled to receive a
Definitive Certificate representing its interest in such Class, except under the limited circumstances described under "Description of the
Certificates--Book-Entry Registration and Definitive Certificates" in the
accompanying prospectus. Unless and until Definitive Certificates are issued in respect of the Offered Certificates, beneficial ownership interests in each such Class of Certificates will be maintained and transferred on the book-entry records of DTC and its Participants, and all references to actions by holders of each such Class of Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through its
Participants in accordance with DTC procedures, and all references herein to payments, notices, reports and statements to holders of each such Class of
Certificates will refer to payments, notices, reports and statements to DTC or
Cede & Co., as the registered holder thereof, for distribution to the related
Certificate Owners through its Participants in accordance with DTC procedures.
The form of such payments and transfers may result in certain delays in receipt of payments by an investor and may restrict an investor's ability to pledge its securities. See "Description of the Certificates--Book-Entry Registration and
Definitive Certificates" in the accompanying prospectus.

     The Trustee will initially serve as the Certificate Registrar for purposes of recording and otherwise providing for the registration of the Offered
Certificates, and of transfers and exchanges of the Offered Certificates.

CERTIFICATE BALANCES AND NOTIONAL AMOUNTS

     On the Delivery Date (assuming receipt of all scheduled payments through the Delivery Date and assuming there are no prepayments other than those actually received prior to the Delivery Date), the respective Classes of
Certificates described below will have the following characteristics as described in the immediately below table (in each case, subject to a variance of plus or minus 5%):

                                                     APPROXIMATE
                               CERTIFICATE          PERCENTAGE OF    APPROXIMATE
                                BALANCE OR               POOL          CREDIT
         CLASS               NOTIONAL AMOUNT           BALANCE         SUPPORT
----------------------   -----------------------   ---------------  ------------
Class A-1 ............        $   39,800,000            1.714%          20.000%
Class A-2 ............        $  185,100,000            7.971%          20.000%
Class A-3 ............        $  555,000,000           23.901%          20.000%
Class A-4 ............        $  343,041,000           14.773%          20.000%
Class A-SB ...........        $  132,125,000            5.690%          20.000%
Class A-5 ............        $  383,422,000           16.512%          20.000%
Class A-1A ...........        $  219,184,000            9.439%          20.000%
Class A-J ............        $  168,352,000            7.250%          12.750%
Class XP .............          TBD(1)                   N/A              N/A
Class B ..............        $   60,955,000            2.625%          10.125%
Class C ..............        $   20,318,000            0.875%           9.250%
Class D ..............        $   43,539,000            1.875%           7.375%
Class E ..............        $   20,319,000            0.875%           6.500%
Class F ..............        $   26,123,000            1.125%           5.375%
Class G ..............        $   20,318,000            0.875%           4.500%
Class H ..............        $   34,832,000            1.500%           3.000%
Class J ..............        $    5,805,000            0.250%           2.750%
Class K ..............        $    8,708,000            0.375%           2.375%
Class L ..............        $    8,708,000            0.375%           2.000%
Class M ..............        $    2,902,000            0.125%           1.875%
Class N ..............        $    5,805,000            0.250%           1.625%
Class O ..............        $   11,611,000            0.500%           1.125%
Class P ..............        $   26,123,942            1.125%           0.000%
Class XC .............        $2,322,090,942(1)          N/A              N/A

------------
(1)  Notional Amount.

     On each Distribution Date, the Certificate Balance of each Class of
Sequential Pay Certificates, Class FM Certificates, Class SM Certificates or
Class LM Certificates will be reduced by any

                                     S-123

distributions of principal actually made on such Class on such Distribution
Date, and will be further reduced by any Realized Losses and certain Additional
Trust Fund Expenses allocated to such Class on such Distribution Date. See
"--Distributions" and "--Subordination; Allocation of Losses and Certain
Expenses" below.

     The Class XC and Class XP Certificates will not have Certificate Balances.
For purposes of calculating the amount of accrued interest, however, each of those Classes will have a Notional Amount.

     The Notional Amount of the Class XC Certificates will equal the aggregate
Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class
A-SB, Class A-5, Class A-1A, Class A-J, Class B, Class C, Class D, Class E,
Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O
and Class P Certificates outstanding from time to time. The total initial
Notional Amount of the Class XC Certificates will be approximately
$2,322,090,942 although it may be as much as 5% larger or smaller.

     The notional amount of the Class XP Certificates will equal:

     o    during the period following the initial issuance of the Certificates through and including the Distribution Date in [_____], the sum of (a)
          the lesser of $[____] and the Certificate Balance of the Class [____]
          Certificate outstanding from time to time, (b) the lesser of $[____]
          and the Certificate Balance of the Class [____] Certificate
          outstanding from time to time and (c) the aggregate Certificate
          Balances of the Class [____] Certificate outstanding from time to time;

     o    during the period following the initial issuance of the Certificates through and including the Distribution Date in [_____], the sum of (a)
          the lesser of $[____] and the Certificate Balance of the Class [____]
          Certificate outstanding from time to time, (b) the lesser of $[____]
          and the Certificate Balance of the Class [____] Certificate
          outstanding from time to time and (c) the aggregate Certificate
          Balances of the Class [____] Certificate outstanding from time to time;

     o    during the period following the initial issuance of the Certificates through and including the Distribution Date in [_____], the sum of (a)
          the lesser of $[____] and the Certificate Balance of the Class [____]
          Certificate outstanding from time to time, (b) the lesser of $[____]
          and the Certificate Balance of the Class [____] Certificate
          outstanding from time to time and (c) the aggregate Certificate
          Balances of the Class [____] Certificate outstanding from time to time;

     o    during the period following the initial issuance of the Certificates through and including the Distribution Date in [_____], the sum of (a)
          the lesser of $[____] and the Certificate Balance of the Class [____]
          Certificate outstanding from time to time, (b) the lesser of $[____]
          and the Certificate Balance of the Class [____] Certificate
          outstanding from time to time and (c) the aggregate Certificate
          Balances of the Class [____] Certificate outstanding from time to time;

     o    during the period following the initial issuance of the Certificates through and including the Distribution Date in [_____], the sum of (a)
          the lesser of $[____] and the Certificate Balance of the Class [____]
          Certificate outstanding from time to time, (b) the lesser of $[____]
          and the Certificate Balance of the Class [____] Certificate
          outstanding from time to time and (c) the aggregate Certificate
          Balances of the Class [____] Certificate outstanding from time to time;

     o    during the period following the initial issuance of the Certificates through and including the Distribution Date in [_____], the sum of (a)
          the lesser of $[____] and the Certificate Balance of the Class [____]
          Certificate outstanding from time to time, (b) the lesser of $[____]
          and the Certificate Balance of the Class [____] Certificate
          outstanding from time to time and (c) the aggregate Certificate
          Balances of the Class [____] Certificate outstanding from time to time;

     o    during the period following the initial issuance of the Certificates through and including the Distribution Date in [_____], the sum of (a)
          the lesser of $[____] and the Certificate Balance of the Class [____]
          Certificate outstanding from time to time, (b) the lesser of $[____]
          and the Certificate Balance of the Class [____] Certificate
          outstanding from time to time and (c) the aggregate Certificate
          Balances of the Class [____] Certificate outstanding from time to time;

                                     S-124

     o    during the period following the initial issuance of the Certificates through and including the Distribution Date in [_____], the sum of (a)
          the lesser of $[____] and the Certificate Balance of the Class [____]
          Certificate outstanding from time to time, (b) the lesser of $[____]
          and the Certificate Balance of the Class [____] Certificate
          outstanding from time to time and (c) the aggregate Certificate
          Balances of the Class [____] Certificate outstanding from time to time;

     o    during the period following the initial issuance of the Certificates through and including the Distribution Date in [_____], the sum of (a)
          the lesser of $[____] and the Certificate Balance of the Class [____]
          Certificate outstanding from time to time, (b) the lesser of $[____]
          and the Certificate Balance of the Class [____] Certificate
          outstanding from time to time and (c) the aggregate Certificate
          Balances of the Class [____] Certificate outstanding from time to time;

     o    during the period following the initial issuance of the Certificates through and including the Distribution Date in [_____], the sum of (a)
          the lesser of $[____] and the Certificate Balance of the Class [____]
          Certificate outstanding from time to time, (b) the lesser of $[____]
          and the Certificate Balance of the Class [____] Certificate
          outstanding from time to time and (c) the aggregate Certificate
          Balances of the Class [____] Certificate outstanding from time to time;

     o    during the period following the initial issuance of the Certificates through and including the Distribution Date in [_____], the sum of (a)
          the lesser of $[____] and the Certificate Balance of the Class [____]
          Certificate outstanding from time to time, (b) the lesser of $[____]
          and the Certificate Balance of the Class [____] Certificate
          outstanding from time to time and (c) the aggregate Certificate
          Balances of the Class [____] Certificate outstanding from time to time;

     o    during the period following the initial issuance of the Certificates through and including the Distribution Date in [_____], the sum of (a)
          the lesser of $[____] and the Certificate Balance of the Class [____]
          Certificate outstanding from time to time, (b) the lesser of $[____]
          and the Certificate Balance of the Class [____] Certificate
          outstanding from time to time and (c) the aggregate Certificate
          Balances of the Class [____] Certificate outstanding from time to time;

     o    during the period following the initial issuance of the Certificates through and including the Distribution Date in [_____], the sum of (a)
          the lesser of $[____] and the Certificate Balance of the Class [____]
          Certificate outstanding from time to time, (b) the lesser of $[____]
          and the Certificate Balance of the Class [____] Certificate
          outstanding from time to time and (c) the aggregate Certificate
          Balances of the Class [____] Certificate outstanding from time to time;

     o    during the period following the initial issuance of the Certificates through and including the Distribution Date in [_____], the sum of (a)
          the lesser of $[____] and the Certificate Balance of the Class [____]
          Certificate outstanding from time to time, (b) the lesser of $[____]
          and the Certificate Balance of the Class [____] Certificate
          outstanding from time to time and (c) the aggregate Certificate
          Balances of the Class [____] Certificate outstanding from time to time;

     o    following the distribution date in [          ], $0.

     The total initial Notional Amount of the Class XP Certificates will be
approximately $[       ], although it may be as much as 5% larger or smaller.

     Neither the Class V nor the REMIC Residual Certificates will have a
Certificate Balance or a Notional Amount.

     A Class of Offered Certificates will be considered to be outstanding until its Certificate Balance is reduced to zero; provided, however, that, under very limited circumstances, reimbursement of any previously allocated Realized Losses and Additional Trust Fund Expenses may thereafter be made with respect thereto.

     For purposes of calculating the allocation of collections on the FM Pari
Passu Note A-1 Mortgage Loan between the FM Senior Component, on the one hand, and the FM Subordinate Components on the other hand, the FM Senior Component will be deemed to have a principal balance called the FM Senior Balance and each
FM Subordinate Component will be deemed to have a principal balance each called a FM Subordinate Balance equal to the amounts described under

                                     S-125

"Description of the Mortgage Pool--FM Pari Passu Note A-1 Mortgage Loan". The
FM Senior Component will accrue interest during each interest accrual period on the amount of the FM Senior Balance thereof outstanding immediately prior to the related Distribution Date at a per annum rate equal to approximately [  ]%
as of the commencement of such interest accrual period. The FM Senior Balance will be reduced on each Distribution Date by all distributions of principal made in respect thereof on such Distribution Date as described under
"Description of the Certificates--Distributions--Class FM Certificates and the
FM Pari Passu Note A-1 Mortgage Loan", and the FM Subordinate Balances will be reduced on each Distribution Date by all distributions of principal made in respect thereof on such Distribution Date as described under "Description of the Certificates--Distributions--Class FM Certificates and the FM Pari Passu
Note A-1 Mortgage Loan".

     For purposes of calculating the allocation of collections on the SM
Component Mortgage Loan between the SM Senior Component, on the one hand, and the SM Subordinate Components on the other hand, the SM Senior Component will be deemed to have a principal balance called the SM Senior Balance and each SM
Subordinate Component will be deemed to have a principal balance called a SM
Subordinate Balance equal to the amounts described under "Description of the
Mortgage Pool--SM Component Mortgage Loan". The SM Senior Component will accrue interest during each interest accrual period on the amount of the SM Senior
Balance outstanding immediately prior to the related Distribution Date at a per annum rate equal to approximately [  ]% as of the commencement of such interest accrual period. The SM Senior Balance will be reduced on each Distribution Date by all distributions of principal made in respect thereof on such Distribution
Date as described under "Description of the Certificates--Distributions--Class
SM Certificates and the SM Component Mortgage Loan", and the SM Subordinate
Balances will be reduced on each Distribution Date by all distributions of principal made in respect thereof on such Distribution Date as described under
"Description of the Certificates--Distributions--Class SM Certificates and the
SM Component Mortgage Loan".

     For purposes of calculating the allocation of collections on the LM
Component Mortgage Loan between the LM Senior Component, on the one hand, and the LM Subordinate Component on the other hand, the LM Senior Component will be deemed to have a principal balance called the Class LM Senior Balance and the LM
Subordinate Component will be deemed to have a principal balance called the LM
Subordinate Balance equal to the amounts described under "Description of the
Mortgage Pool--LM Component Mortgage Loan". The LM Senior Component will accrue interest during each interest accrual period on the amount of the LM Senior
Balance outstanding immediately prior to the related Distribution Date at a per annum rate equal to approximately [  ]% as of the commencement of such interest accrual period. The LM Senior Balance will be reduced on each Distribution Date by all distributions of principal made in respect thereof on such Distribution
Date as described under "Description of the Certificates--Distributions--Class
LM Certificates and the LM Component Mortgage Loan", and the LM Subordinate
Balance will be reduced on each Distribution Date by all distributions of principal made in respect thereof on such Distribution Date as described under
"Description of the Certificates--Distributions--Class LM Certificates and the
LM Component Mortgage Loan".

PASS-THROUGH RATES

     The Pass-Through Rates applicable to the Class A-1, Class A-2, Class A-3,
Class A-4, Class A-SB, Class A-5, Class A-1A, Class A-J, Class B, Class C and
Class D Certificates on any Distribution Date will be the Pass-Through Rates indicated on the cover page of this prospectus supplement.

     The Pass-Through Rate applicable to the Class XP Certificates for the
initial Distribution Date will equal approximately [   ]% per annum. The
Pass-Through Rate for the Class XP Certificates, for each Distribution Date subsequent to the initial Distribution Date and through and including the
[    ] 20[  ] Distribution Date, will equal the weighted average of the respective strip rates, which we refer to as Class XP Strip Rates, at which interest accrues from time to time on the respective components of the Notional
Amount of the Class XP Certificates outstanding immediately prior to the related Distribution Date, with the relevant weighting to be done based upon the relative size of those components. Each of those components will be comprised of all or a

                                     S-126

designated portion of the Certificate Balance of a specified Class of
Certificates. If all or a designated portion of the Certificate Balance of any
Class of Certificates is identified under "--Certificate Balances and Notional
Amounts" above as being part of the Notional Amount of the Class XP
Certificates immediately prior to any Distribution Date, then that Certificate
Balance (or designated portion thereof) will represent one or more separate components of the Notional Amount of the Class XP Certificates for purposes of calculating the accrual of interest during the related interest accrual period.
For purposes of accruing interest during any interest accrual period, through
and including the [    ] 20[  ] Distribution Date on any particular component
of the Notional Amount of the Class XP Certificates immediately prior to the related Distribution Date, the applicable Class XP Strip Rate will equal (a)
with respect to the Class [ ] Certificates, the Class XP Fixed Strip Rate equal
to [   ]% and (b) with respect to each other applicable Class of Certificates having a Certificate Balance (or a designated portion thereof) that comprises such component, the excess, if any of:

          (1) the lesser of (a) the reference rate specified on Annex C to this prospectus supplement for such interest accrual period and (b) the Weighted
     Average Net Mortgage Rate for such interest accrual period, over

          (2) the Pass-Through Rate in effect during such interest accrual period for such Class of Certificates.

     Following the [    ] 20[  ] Distribution Date, the Class XP Certificates
will cease to accrue interest. In connection therewith, the Class XP
Certificates will have a 0% Pass-Through Rate for the [    ] 20[  ]
Distribution Date and for each Distribution Date thereafter.

     The Pass-Through Rate applicable to the Class XC Certificates for the
initial Distribution Date will equal approximately [   ]% per annum. The
Pass-Through Rate for the Class XC Certificates for any interest accrual period subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates, which we refer to as Class XC Strip Rates, at which interest accrues from time to time on the respective components of the Notional
Amount of the Class XC Certificates outstanding immediately prior to the related Distribution Date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the Certificate Balance of certain
Classes of REMIC II Certificates. In general, the Certificate Balance of certain Classes of Certificates will constitute a separate component of the
Notional Amount of the Class XC Certificates; provided that, if a portion, but not all, of the Certificate Balance of any particular Class of Certificates is identified under "--Certificate Balances and Notional Amounts" above as being part of the Notional Amount of the Class XP Certificates immediately prior to any Distribution Date, then that identified portion of such Certificate Balance will also represent one or more separate components of the Notional Amount of the Class XC Certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such
Certificate Balance will represent one or more other separate components of the
Class XC Certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest
for each Distribution Date prior to [    ] 20[  ] on any particular component
of the Notional Amount of the Class XC Certificates immediately prior to the related Distribution Date, the applicable Class XC Strip Rate will be calculated as follows:

          (1) if such particular component consists of the entire Certificate
     Balance of any Class of Certificates, and if such Certificate Balance also constitutes, in its entirety, a component of the Notional Amount of the
     Class XP Certificates immediately prior to the related Distribution Date, then the applicable Class XC Strip Rate will equal the excess, if any, of
     (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) (x) with respect to the Class [ ] Certificates, the sum of
     (i) the Class XP Fixed Strip Rate for the applicable Class XP component and
     (ii) the Pass-Through Rate in effect for such Distribution Date for the
     Class [ ] Certificates and (y) for each other applicable Class of
     Certificates, the greater of (i) the reference rate specified on Annex C to this prospectus supplement for such interest accrual period and (ii) the
     Pass-Through Rate in effect during such interest accrual period for such
     Class of Certificates;

                                     S-127

          (2) if such particular component consists of a designated portion (but not all) of the Certificate Balance of any Class of Certificates, and if
     such designated portion of such Certificate Balance also constitutes a component of the Notional Amount of the Class XP Certificates immediately prior to the related Distribution Date, then the applicable Class XC Strip
     Rate will equal the excess, if any, of (a) the Weighted Average Net
     Mortgage Rate for such interest accrual period, over (b) (x) with respect to the Class [ ] Certificates, the sum of (i) the Class XP Fixed Strip Rate
     for the applicable Class XP component and (ii) the Pass-Through Rate in effect for such Distribution Date for the Class [ ] Certificates and (y)
     for each other applicable Class of Certificates, the greater of (i) the reference rate specified on Annex C to this prospectus supplement for such interest accrual period and (ii) the Pass-Through Rate in effect during such interest accrual period for such Class of Certificates;

          (3) if such particular component consists of the entire Certificate
     Balance of any Class of Certificates, and if such Certificate Balance does not, in whole or in part, also constitute a component of the Notional
     Amount of the Class XP Certificates immediately prior to the related
     Distribution Date, then the applicable Class XC Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the Pass-Through Rate in effect during such interest accrual period for such Class of Certificates; and

          (4) if such particular component consists of a designated portion (but not all) of the Certificate Balance of any Class of Certificates, and if
     such designated portion of such Certificate Balance does not also constitute a component of the Notional Amount of the Class XP Certificates
     immediately prior to the related Distribution Date, then the applicable
     Class XC Strip Rate will equal the excess, if any, of (a) the Weighted
     Average Net Mortgage Rate for such interest accrual period, over (b) the
     Pass-Through Rate in effect during such interest accrual period for such
     Class of Certificates.

     For purposes of the accrual of interest on the Class XC Certificates for
each Distribution Date subsequent to the [    ] 20[  ] Distribution Date, the
Certificate Balance of each Class of Certificates (other than the Class FM,
Class SM, Class LM, Class V, Class R-I, Class R-II, Class XP and Class XC
Certificates) will constitute one or more separate components of the Notional
Amount of the Class XC Certificates, and the applicable Class XC Strip Rate with respect to each such Component for each such interest period will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the Pass-Through Rate in effect during such interest accrual period for the Class of Certificates whose Certificate Balance makes up such component.

     For purpose of calculating the Class XC and Class XP Strip Rates, the
Pass-Through Rate of each component will be the Pass-Through Rate of the corresponding Class of Certificates.

     The Pass-Through Rates for the Class A-1, Class A-2 and Class A-3
Certificates are fixed per annum rates equal to [ ]%, [ ]% and [ ]%, respectively.

     The approximate initial Pass-Through Rates for the Class A-4, Class A-SB,
Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates
are per annum rates equal to [ ]%, [ ]%, [ ]%, [ ]%, [ ]%, [ ]%, [ ]%, [ ]% and
[ ]%, respectively. The Pass-Through Rates for the Class A-4, Class A-SB, Class
J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will accrue interest at a fixed rate subject to a cap at the Weighted Average Net
Mortgage Rate.

     The approximate initial Pass-Through Rates for the Class A-5, Class A-1A,
Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H
Certificates are [ ]%, [ ]%, [ ]%, [ ]%, [ ]%, [ ]%, [ ]%, [ ]%, [ ]% and [ ]%,
respectively. The Pass-Through Rates for the Class A-5, Class A-1A, Class A-J,
Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates
will accrue at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the Weighted Average Net Mortgage Rate, (iii) the Weighted Average Net Mortgage
Rate or (iv) the Weighted Average Net Mortgage Rate less a specified percentage.

                                     S-128

     The approximate initial Pass-Through Rate for the Class [  ] Certificates
is a per annum rate equal to [   ]%. For any subsequent date, the Pass-Through
Rate for the Class [  ] Certificates is a per annum rate equal to the Weighted
Average Net Mortgage Rate less [   ]%.

     The Pass-Through Rates for the Class FM, Class SM and Class LM Certificates
will be set forth in the Pooling and Servicing Agreement.

     The Class V Certificates, and only the Class V Certificates, will be entitled to receive distributions in respect of Excess Interest. The Class V
Certificates will not have a Pass-Through Rate, a Certificate Balance or a
Notional Amount.

DISTRIBUTIONS

     General. Distributions on or with respect to the Certificates will be made by the Trustee, to the extent of available funds, on each Distribution Date which will be the tenth day of each month or, if any such tenth day is not a business day, then on the next succeeding business day. The first Distribution
Date with respect to the Offered Certificates will occur in May 2005. Except as otherwise described below, all such distributions will be made to the persons in whose names the Certificates are registered at the close of business on the related Record Date and, as to each such person, will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor. Until
Definitive Certificates are issued in respect thereof, Cede & Co. will be the registered holder of the Offered Certificates. See "--Registration and
Denominations" above. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Losses or
Additional Trust Fund Expense previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such
Certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund
Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence (the likelihood of any such distribution being remote), will be made by check mailed to the Certificateholder that surrendered such Certificate. All distributions made on or with respect to a Class of Certificates will be allocated pro rata among such Certificates based on their respective percentage interests in such Class.

     Class FM Certificates and the FM Pari Passu Note A-1 Mortgage Loan. Each
Class of Class FM Certificates will be entitled to distributions only from amounts collected on the FM Pari Passu Note A-1 Mortgage Loan, and only in the priority set forth below. All collections of principal and interest on the FM
Pari Passu Note A-1 Mortgage Loan (including on the FM Subordinate Components thereof) received by the Master Servicer during any Collection Period (net of any portion allocable to reimburse any outstanding P&I Advances and Servicing
Advances, or pay any Master Servicing Fees, Special Servicing Fees, Trustee
Fees, Workout Fees, Liquidation Fees, interest on Advances and any other
Additional Trust Fund Expenses, in respect of the FM Pari Passu Note A-1
Mortgage Loan (including on the FM Subordinate Components thereof)), will be remitted to the Trustee on the Master Servicer Remittance Date and applied by the Trustee on the related Distribution Date, together with any P&I Advance or payment by the Master Servicer to cover Prepayment Interest Shortfalls made in respect of such Mortgage Loan, for the following purposes and in the following order of priority:

          (i) to the Trustee for the benefit of the REMIC II Certificateholders as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to all FM Component Distributable Interest in respect of the FM Senior Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (ii) to the Trustee for the benefit of the REMIC II Certificateholders as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to the FM Component Principal Entitlement Distribution
     Amount;

          (iii) to the Trustee for the benefit of the REMIC II
     Certificateholders as part of the Available Distribution Amount for such
     Distribution Date, to reimburse the FM Senior Component for all

                                     S-129

     Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the FM Pari Passu Note A-1 Mortgage Loan to the
     FM Senior Component and for which no reimbursement has previously been paid;

          (iv) to pay interest on the FM-A Component, up to an amount equal to all FM Component Distributable Interest in respect of the FM-A Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (v) to pay principal on the FM-A Component, up to an amount equal to the FM Component Principal Entitlement for the FM-A Component for such
     Distribution Date;

          (vi) to reimburse the holders of the FM-A Component for all Realized
     Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the FM Pari Passu Note A-1 Mortgage Loan to the FM-A
     Component and for which no reimbursement has previously been paid;

          (vii) to pay interest to the FM-B Component, up to an amount equal to all FM Component Distributable Interest in respect of the FM-B Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (viii) to pay principal on the FM-B Component, up to an amount equal to the FM Component Principal Entitlement for the FM-B Component for such
     Distribution Date;

          (ix) to reimburse the holders of the FM-B Component for all Realized
     Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the FM Pari Passu Note A-1 Mortgage Loan to the FM-B
     Component and for which no reimbursement has previously been paid;

          (x) to pay interest to the FM-C Component, up to an amount equal to all FM Component Distributable Interest in respect of the FM-C Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xi) to pay principal on the FM-C Component, up to an amount equal to the FM Component Principal Entitlement for the FM-C Component for such
     Distribution Date;

          (xii) to reimburse the holders of the FM-C Component for all Realized
     Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the FM Pari Passu Note A-1 Mortgage Loan to the FM-C
     Component and for which no reimbursement has previously been paid;

          (xiii) to pay interest on the FM-D Component, up to an amount equal to all FM Component Distributable Interest in respect of the FM-D Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xiv) to pay principal on the FM-D Component, up to an amount equal to the FM Component Principal Entitlement for the FM-D Component for such
     Distribution Date;

          (xv) to reimburse the holders of the FM-D Component for all Realized
     Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the FM Pari Passu Note A-1 Mortgage Loan to the FM-D
     Component and for which no reimbursement has previously been paid; and

          (xvi) with respect to the FM Pari Passu Note A-1 Mortgage Loan, to distribute to the holders of the Class R-I Certificates any excess after allocation of the distributions set forth in clauses (i) through (xv)
     above.

     All distributions on the FM-A Component, the FM-B Component, the FM-C
Component and the FM-D Component referenced in clauses (iv) through (xv) above will be made to the corresponding holders of the Class FM-A Certificates, the
Class FM-B Certificates, the Class FM-C Certificates and the Class FM-D
Certificates, respectively.

     In the absence of a monetary or other material event of default under the
Fashion Show Mall Whole Loan, principal will be paid on the FM Senior Component, the Fashion Show Mall Pari Passu

                                     S-130

Note A-2, the FM-A Component, the FM-B Component, the FM-C Component and the
FM-D Component, pro rata (in accordance with their respective outstanding principal balances). If any of the events of default described in the prior sentence exists, principal will be paid first pro rata to the FM Senior
Component and the holder of the Fashion Show Mall Pari Passu Note A-2 until their outstanding principal balances are reduced to zero, and then sequentially to each of the FM-A Component, the FM-B Component, the FM-C Component and the
FM-D Component until the principal balance of each such component is reduced to zero.

     Class SM Certificates and the SM Component Mortgage Loan. Each Class of
Class SM Certificates will be entitled to distributions only from amounts collected on the SM Component Mortgage Loan, and only in the priority set forth below. All collections of principal and interest on the SM Component Mortgage
Loan (including on the SM Subordinate Components thereof) received by the Master
Servicer during any Collection Period (net of any portion allocable to reimburse any outstanding P&I Advances and Servicing Advances, or pay any Master Servicing
Fees, Special Servicing Fees, Trustee Fees, Workout Fees, Liquidation Fees,
interest on Advances and any other Additional Trust Fund Expenses, in respect of the SM Component Mortgage Loan (including on the SM Subordinate Components thereof)), will be remitted to the Trustee on the Master Servicer Remittance
Date and applied by the Trustee on the related Distribution Date, together with any P&I Advance or payment by the Master Servicer to cover Prepayment Interest
Shortfalls made in respect of such Mortgage Loan, for the following purposes and in the following order of priority:

          (i) to the Trustee for the benefit of the REMIC II Certificateholders as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to all SM Component Distributable Interest in respect of the SM Senior Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (ii) to the Trustee for the benefit of the REMIC II Certificateholders as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to the SM Component Principal Entitlement;

          (iii) to the Trustee for the benefit of the REMIC II
     Certificateholders as part of the Available Distribution Amount for such
     Distribution Date, to reimburse the SM Senior Component for all Realized
     Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the SM Component Mortgage Loan to the SM Senior Component
     and for which no reimbursement has previously been paid;

          (iv) to pay interest on the SM-A Component, up to an amount equal to all SM Component Distributable Interest in respect of the SM-A Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (v) to pay principal on the SM-A Component, up to an amount equal to the SM Component Principal Entitlement for the SM-A Component for such
     Distribution Date;

          (vi) to reimburse the holders of the SM-A Component for all Realized
     Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the SM Component Mortgage Loan to the SM-A Component and
     for which no reimbursement has previously been paid;

          (vii) to pay interest to the SM-B Component, up to an amount equal to all SM Component Distributable Interest in respect of the SM-B Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (viii) to pay principal on the SM-B Component, up to an amount equal to the SM Component Principal Entitlement for the SM-B Component for such
     Distribution Date;

          (ix) to reimburse the holders of the SM-B Component for all Realized
     Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the SM Component Mortgage Loan to the SM-B Component and
     for which no reimbursement has previously been paid;

                                     S-131

          (x) to pay interest to the SM-C Component, up to an amount equal to all SM Component Distributable Interest in respect of the SM-C Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xi) to pay principal on the SM-C Component, up to an amount equal to the SM Component Principal Entitlement for the SM-C Component for such
     Distribution Date;

          (xii) to reimburse the holders of the SM-C Component for all Realized
     Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the SM Component Mortgage Loan to the SM-C Component and
     for which no reimbursement has previously been paid;

          (xiii) to pay interest on the SM-D Component, up to an amount equal to all SM Component Distributable Interest in respect of the SM-D Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xiv) to pay principal on the SM-D Component, up to an amount equal to the SM Component Principal Entitlement for the SM-D Component for such
     Distribution Date;

          (xv) to reimburse the holders of the SM-D Component for all Realized
     Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the SM Component Mortgage Loan to the SM-D Component and
     for which no reimbursement has previously been paid;

          (xvi) to pay interest on the SM-E Component, up to an amount equal to all SM Component Distributable Interest in respect of the SM-E Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xvii) to pay principal on the SM-E Component, up to an amount equal to the SM Component Principal Entitlement for the SM-E Component for such
     Distribution Date;

          (xviii) to reimburse the holders of the SM-E Component for all
     Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the SM Component Mortgage Loan to the SM-E
     Component and for which no reimbursement has previously been paid;

          (xix) to pay interest on the SM-F Component, up to an amount equal to all SM Component Distributable Interest in respect of the SM-F Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xx) to pay principal on the SM-F Component, up to an amount equal to the SM Component Principal Entitlement for the SM-F Component for such
     Distribution Date;

          (xxi) to reimburse the holders of the SM-F Component for all Realized
     Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the SM Component Mortgage Loan to the SM-F Component and
     for which no reimbursement has previously been paid;

          (xxii) to pay interest on the SM-G Component, up to an amount equal to all SM Component Distributable Interest in respect of the SM-G Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xxiii) to pay principal on the SM-G Component, up to an amount equal to the SM Component Principal Entitlement for the SM-G Component for such
     Distribution Date;

          (xxiv) to reimburse the holders of the SM-G Component for all Realized
     Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the SM Component Mortgage Loan to the SM-G Component and
     for which no reimbursement has previously been paid;

          (xxv) to pay interest on the SM-H Component, up to an amount equal to all SM Component Distributable Interest in respect of the SM-H Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                                     S-132

          (xxvi) to pay principal on the SM-H Component, up to an amount equal to the SM Component Principal Entitlement for the SM-H Component for such
     Distribution Date;

          (xxvii) to reimburse the holders of the SM-H Component for all
     Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the SM Component Mortgage Loan to the SM-H
     Component and for which no reimbursement has previously been paid;

          (xxviii) to pay interest on the SM-J Component, up to an amount equal to all SM Component Distributable Interest in respect of the SM-J Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xxix) to pay principal on the SM-J Component, up to an amount equal to the SM Component Principal Entitlement for the SM-J Component for such
     Distribution Date;

          (xxx) to reimburse the holders of the SM-J Component for all Realized
     Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the SM Component Mortgage Loan to the SM-J Component and
     for which no reimbursement has previously been paid; and

          (xxxi) with respect to the SM Component Mortgage Loan, to distribute to the holders of the Class R-I Certificates any excess after allocation of the distributions set forth in clauses (i) through (xxx) above.

     All distributions on the SM-A Component, the SM-B Component, the SM-C
Component, SM-D Component, the SM-E Component, the SM-F Component, SM-G
Component, the SM-H Component and the SM-J Component referenced in clauses (iv)
through (xxx) above will be made to the corresponding holders of the Class SM-A
Certificates, the Class SM-B Certificates, the Class SM-C Certificates, Class
SM-D Certificates, the Class SM-E Certificates, the Class SM-F Certificates,
Class SM-G Certificates, the Class SM-H Certificates and the Class SM-J
Certificates, respectively.

     In the absence of a monetary or other material event of default under the
SM Component Mortgage Loan, principal will be paid on the SM Senior Component and the SM-A Component, the SM-B Component, the SM-C Component, SM-D Component,
the SM-E Component, the SM-F Component, SM-G Component, the SM-H Component and
the SM-J Component, pro rata (in accordance with their respective outstanding principal balances). If any of the events of default described in the prior sentence exists, principal will be paid first to the SM Senior Component until its outstanding principal balance is reduced to zero, and then sequentially to each of the SM-A Component, the SM-B Component, the SM-C Component, SM-D
Component, the SM-E Component, the SM-F Component, SM-G Component, the SM-H
Component and the SM-J Component until the principal balance of each such component is reduced to zero.

     Class LM Certificates and the LM Component Mortgage Loan. The Class LM
Certificates will be entitled to distributions only from amounts collected on the LM Component Mortgage Loan, and only in the priority set forth below. All collections of principal and interest on the LM Component Mortgage Loan
(including on the LM Subordinate Component thereof) received by the Master
Servicer during any Collection Period (net of any portion allocable to reimburse any outstanding P&I Advances and Servicing Advances, or pay any Master Servicing
Fees, Special Servicing Fees, Trustee Fees, Workout Fees, Liquidation Fees,
interest on Advances and any other Additional Trust Fund Expenses, in respect of the LM Component Mortgage Loan (including on the LM Subordinate Component thereof)), will be remitted to the Trustee on the Master Servicer Remittance
Date and applied by the Trustee on the related Distribution Date, together with any P&I Advance or payment by the Master Servicer to cover Prepayment Interest
Shortfalls made in respect of such Mortgage Loan, for the following purposes and in the following order of priority:

          (i) to the Trustee for the benefit of the REMIC II Certificateholders as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to all LM Component Distributable Interest in respect of the LM Senior Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                                     S-133

          (ii) to the Trustee for the benefit of the REMIC II Certificateholders as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to the LM Component Principal Entitlement Distribution
     Amount;

          (iii) to the Trustee for the benefit of the REMIC II
     Certificateholders as part of the Available Distribution Amount for such
     Distribution Date, to reimburse the LM Senior Component for all Realized
     Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the LM Component Mortgage Loan to the LM Senior Component
     and for which no reimbursement has previously been paid;

          (iv) to pay interest on the LM Subordinate Component, up to an amount equal to all LM Component Distributable Interest in respect of the LM
     Subordinate Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (v) to pay principal on the LM Subordinate Component, up to an amount equal to the LM Component Principal Entitlement for the LM Subordinate
     Component for such Distribution Date;

          (vi) to reimburse the holders of the LM Subordinate Component for all
     Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the LM Component Mortgage Loan to the LM
     Subordinate Component and for which no reimbursement has previously been paid; and

          (vii) with respect to the LM Component Mortgage Loan, to distribute to the holders of the Class R-I Certificates any excess after allocation of the distributions set forth in clauses (i) through (vi) above.

     All distributions on the LM Subordinate Component referenced in clauses
(iv) through (vi) above will be made to the corresponding holders of the Class
LM Certificates.

     In the absence of a monetary or other material event of default under the
LM Component Mortgage Loan, principal will be paid on the LM Senior Component and the LM Subordinate Component, pro rata (in accordance with their respective outstanding principal balances). If any of the events of default described in the prior sentence exists, principal will be paid first to the LM Senior
Component until its outstanding principal balance is reduced to zero, and then to the LM Subordinate Component until the principal balance of each the component is reduced to zero.

     The Available Distribution Amount. With respect to any Distribution Date, distributions of interest on and principal of the Certificates will be made from the Available Distribution Amount for such Distribution Date.

     See "The Pooling and Servicing Agreements--Certificate Account" in the
accompanying prospectus.

     Application of the Available Distribution Amount. On each Distribution
Date, the Trustee will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

          (1) concurrently, to distributions of interest (i) from the portion of the Available Distribution Amount for such Distribution Date attributable to Mortgage Loans in Loan Group 1, to the holders of the Class A-1
     Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4
     Certificates, Class A-SB Certificates and Class A-5 Certificates, pro rata, in accordance with the respective amounts of Distributable Certificate
     Interest in respect of such Classes of Certificates on such Distribution
     Date, in an amount equal to all Distributable Certificate Interest in respect of such Classes of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, (ii) from the portion of the Available Distribution Amount for such Distribution Date attributable to Mortgage Loans in Loan Group 2, to the holders of the Class
     A-1A Certificates in an amount equal to all Distributable Certificate
     Interest in respect of such Class of Certificates for such Distribution
     Date and, to the extent not previously paid, for all prior Distribution
     Dates, and (iii) from the entire Available Distribution Amount for such

                                     S-134

     Distribution Date relating to the entire Mortgage Pool, to the holders of the Class XC and Class XP Certificates in accordance with the respective amounts of Distributable Certificate Interest in respect of such Class of
     Certificates on such Distribution Date, in an amount equal to all
     Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; provided, however, on any Distribution Date where the Available Distribution Amount (or applicable portion thereof) is not sufficient to make distributions in full to the related Classes of
     Certificates as described above, the Available Distribution Amount will be allocated among the above Classes of Certificates without regard to Loan
     Group, pro rata, in accordance with the respective amounts of Distributable
     Certificate Interest in respect of such Classes of Certificates on such
     Distribution Date, in an amount equal to all Distributable Certificate
     Interest in respect of each such Class of Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates;

          (2) to pay principal to Class A-1, Class A-2, Class A-3, Class A-4,
     Class A-SB, Class A-5 and Class A-1A Certificates, in reduction of the
     Certificate Balances thereof, concurrently: (A)(i) first, to the Class A-SB
     Certificates, in an amount equal to the Group 1 Principal Distribution
     Amount for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount for such Distribution Date remaining after payments to Class A-1A Certificates on such Distribution Date, until the Class A-SB Certificates are reduced to the Class A-SB Planned Principal Balance; (ii) then, to the Class A-1
     Certificates, in an amount equal to the Group 1 Principal Distribution
     Amount (or the portion of it remaining after the above distribution on the
     Class A-SB Certificates) for such Distribution Date and, after the Class
     A-1A Certificates have been reduced to zero, the Group 2 Principal
     Distribution Amount remaining after payments to the Class A-1A Certificates and the above distribution on the Class A-SB Certificates have been made on such Distribution Date, until the Class A-1 Certificates are reduced to zero; (iii) then, to the Class A-2 Certificates, in an amount equal to the
     Group 1 Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-1 and Class A-SB Certificates) for
     such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distributions on the
     Class A-1 and Class A-SB Certificates have been made on such Distribution
     Date, until the Class A-2 Certificates are reduced to zero; (iv) then, to the Class A-3 Certificates, in an amount equal to the Group 1 Principal
     Distribution Amount (or the portion of it remaining after the above distributions on the Class A-1, Class A-2 and Class A-SB Certificates) for
     such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distributions on the
     Class A-1, Class A-2 and Class A-SB Certificates have been made on such
     Distribution Date, until the Class A-3 Certificates are reduced to zero;
     (v) then, to the Class A-4 Certificates, in an amount equal to the Group 1
     Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-1, Class A-2, Class A-3 and Class A-SB
     Certificates for such Distribution Date and, after the Class A-1A
     Certificates have been reduced to zero, the Group 2 Principal Distribution
     Amount remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1, Class A-2, Class A-3 and Class A-SB
     Certificates have been made on the Distribution Date, until the Class A-4
     Certificates are reduced to zero; (vi) then, to the Class A-SB
     Certificates, in an amount equal to the Group 1 Principal Distribution
     Amount (or the portion of it remaining after the above distributions on the
     Class A-1, Class A-2, Class A-3 and Class A-4 Certificates and the planned balance distribution pursuant to clause (i) above on the Class A-SB
     Certificates) for such Distribution Date and, after the Class A-1A
     Certificates have been reduced to zero, the Group 2 Principal Distribution
     Amount remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1, Class A-2, Class A-3 and Class A-4
     Certificates and the planned balance distribution pursuant to clause (i)
     above on the class A-SB Certificates have been made on such Distribution
     Date, until the Class A-SB Certificates are reduced to zero; and (vii)
     then, to the Class A-5 Certificates, in an amount equal to the Group 1
     Principal Distribution Amount

                                     S-135

     (or the portion of it remaining after the above distributions on the Class
     A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates) for such
     Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distributions on the Class
     A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates have been made on such Distribution Date, until the Class A-5 Certificates are reduced to zero; and (B) to the Class A-1A Certificates, in an amount equal to the Group 2 Principal Distribution Amount for such Distribution Date and, after the Class A-5 Certificates have been reduced to zero, the Group
     1 Principal Distribution Amount remaining after payments to the Class A-1,
     Class A-2, Class A-3, Class A-4, Class A-SB and Class A-5 Certificates have been made on such Distribution Date, until the Class A-1A Certificates are reduced to zero;

          (3) to reimburse the holders of the Class A-1 Certificates, Class A-2
     Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-SB
     Certificates, Class A-5 Certificates and Class A-1A Certificates up to an
     amount equal to, and pro rata as among such Classes in accordance with, the respective amounts of Realized Losses and Additional Trust Fund Expenses,
     if any, previously allocated to such Classes and for which no reimbursement has previously been paid; and

          (4) to make payments on the Subordinate Certificates as contemplated below;

provided that, on each Distribution Date as of which the aggregate Certificate
Balance of the Subordinate Certificates has been reduced to zero, and in any event on the final Distribution Date in connection with a termination of the
Trust (see "--Termination" below), the payments of principal to be made as contemplated by clause (2) above with respect to the Class A-1 Certificates,
Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class
A-SB Certificates, Class A-5 Certificates and Class A-1A Certificates will be so made (subject to available funds) to the holders of such Classes, up to an amount equal to, and pro rata as between such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes without regard to Loan Groups.

     On each Distribution Date, following the above-described distributions on the Senior Certificates, the Trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date for the following purposes and in the following order of priority:

          (1) to pay interest to the holders of the Class A-J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (2) if the Certificate Balances of the Class A-1 Certificates, Class
     A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class
     A-SB Certificates, Class A-5 Certificates and Class A-1A Certificates have been reduced to zero, to pay principal to the holders of the Class A-J
     Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such
     Distribution Date;

          (3) to reimburse the holders of the Class A-J Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been paid;

          (4) to pay interest to the holders of the Class B Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (5) if the Certificate Balances of the Class A-1 Certificates, Class
     A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class
     A-SB Certificates, Class A-5 Certificates, Class A-1A Certificates and
     Class A-J Certificates have been reduced to zero, to pay principal to the holders of the Class B Certificates, up to an amount equal to the lesser of
     (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such
     Distribution Date;

                                     S-136

          (6) to reimburse the holders of the Class B Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been paid;

          (7) to pay interest to the holders of the Class C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (8) if the Certificate Balances of the Class A-1 Certificates, Class
     A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class
     A-SB Certificates, Class A-5 Certificates, Class A-1A Certificates, Class
     A-J Certificates and Class B Certificates have been reduced to zero, to pay principal to the holders of the Class C Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution
     Amount for such Distribution Date;

          (9) to reimburse the holders of the Class C Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been paid;

          (10) to pay interest to the holders of the Class D Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (11) if the Certificate Balances of the Class A-1 Certificates, Class
     A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class
     A-SB Certificates, Class A-5 Certificates, Class A-1A Certificates, Class
     A-J Certificates, Class B Certificates and Class C Certificates have been reduced to zero, to pay principal to the holders of the Class D
     Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such
     Distribution Date;

          (12) to reimburse the holders of the Class D Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been paid;

          (13) to pay interest to the holders of the Class E Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (14) if the Certificate Balances of the Class A-1 Certificates, Class
     A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class
     A-SB Certificates, Class A-5 Certificates, Class A-1A Certificates, Class
     A-J Certificates, Class B Certificates, Class C Certificates and Class D
     Certificates have been reduced to zero, to pay principal to the holders of the Class E Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b)
     the remaining portion of the Principal Distribution Amount for such
     Distribution Date;

          (15) to reimburse the holders of the Class E Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been paid;

          (16) to pay interest to the holders of the Class F Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (17) if the Certificate Balances of the Class A-1 Certificates, Class
     A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class
     A-SB Certificates, Class A-5 Certificates, Class A-1A

                                     S-137

     Certificates, Class A-J Certificates, Class B Certificates, Class C
     Certificates, Class D Certificates and Class E Certificates have been reduced to zero, to pay principal to the holders of the Class F
     Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such
     Distribution Date;

          (18) to reimburse the holders of the Class F Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been paid;

          (19) to pay interest to the holders of the Class G Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (20) if the Certificate Balances of the Class A-1 Certificates, Class
     A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class
     A-SB Certificates, Class A-5 Certificates, Class A-1A Certificates, Class
     A-J Certificates, Class B Certificates, Class C Certificates, Class D
     Certificates, Class E Certificates and Class F Certificates have been reduced to zero, to pay principal to the holders of the Class G
     Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such
     Distribution Date;

          (21) to reimburse the holders of the Class G Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been paid;

          (22) to pay interest to the holders of the Class H Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (23) if the Certificate Balances of the Class A-1 Certificates, Class
     A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class
     A-SB Certificates, Class A-5 Certificates, Class A-1A Certificates, Class
     A-J Certificates, Class B Certificates, Class C Certificates, Class D
     Certificates, Class E Certificates, Class F Certificates and Class G
     Certificates have been reduced to zero, to pay principal to the holders of the Class H Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b)
     the remaining portion of the Principal Distribution Amount for such
     Distribution Date;

          (24) to reimburse the holders of the Class H Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been paid;

          (25) to pay interest to the holders of the Class J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (26) if the Certificate Balances of the Class A-1 Certificates, Class
     A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class
     A-SB Certificates, Class A-5 Certificates, Class A-1A Certificates, Class
     A-J Certificates, Class B Certificates, Class C Certificates, Class D
     Certificates, Class E Certificates, Class F Certificates, Class G
     Certificates and Class H Certificates have been reduced to zero, to pay principal to the holders of the Class J Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution
     Amount for such Distribution Date;

          (27) to reimburse the holders of the Class J Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been paid;

                                     S-138

          (28) to pay interest to the holders of the Class K Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (29) if the Certificate Balances of the Class A-1 Certificates, Class
     A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class
     A-SB Certificates, Class A-5 Certificates, Class A-1A Certificates, Class
     A-J Certificates, Class B Certificates, Class C Certificates, Class D
     Certificates, Class E Certificates, Class F Certificates, Class G
     Certificates, Class H Certificates and Class J Certificates have been reduced to zero, to pay principal to the holders of the Class K
     Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such
     Distribution Date;

          (30) to reimburse the holders of the Class K Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been paid;

          (31) to pay interest to the holders of the Class L Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (32) if the Certificate Balances of the Class A-1 Certificates, Class
     A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class
     A-SB Certificates, Class A-5 Certificates, Class A-1A Certificates, Class
     A-J Certificates, Class B Certificates, Class C Certificates, Class D
     Certificates, Class E Certificates, Class F Certificates, Class G
     Certificates, Class H Certificates, Class J Certificates and Class K
     Certificates have been reduced to zero, to pay principal to the holders of the Class L Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b)
     the remaining portion of the Principal Distribution Amount for such
     Distribution Date;

          (33) to reimburse the holders of the Class L Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been paid;

          (34) to pay interest to the holders of the Class M Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (35) if the Certificate Balances of the Class A-1 Certificates, Class
     A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class
     A-SB Certificates, Class A-5 Certificates, Class A-1A Certificates, Class
     A-J Certificates, Class B Certificates, Class C Certificates, Class D
     Certificates, Class E Certificates, Class F Certificates, Class G
     Certificates, Class H Certificates, Class J Certificates, Class K
     Certificates and Class L Certificates have been reduced to zero, to pay principal to the holders of the Class M Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution
     Amount for such Distribution Date;

          (36) to reimburse the holders of the Class M Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been paid;

          (37) to pay interest to the holders of the Class N Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (38) if the Certificate Balances of the Class A-1 Certificates, Class
     A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class
     A-SB Certificates, Class A-5 Certificates, Class A-1A

                                     S-139

     Certificates, Class A-J Certificates, Class B Certificates, Class C
     Certificates, Class D Certificates, Class E Certificates, Class F
     Certificates, Class G Certificates, Class H Certificates, Class J
     Certificates, Class K Certificates, Class L Certificates and Class M
     Certificates have been reduced to zero, to pay principal to the holders of the Class N Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b)
     the remaining portion of the Principal Distribution Amount for such
     Distribution Date;

          (39) to reimburse the holders of the Class N Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been paid;

          (40) to pay interest to the holders of the Class O Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (41) if the Certificate Balances of the Class A-1 Certificates, Class
     A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class
     A-SB Certificates, Class A-5 Certificates, Class A-1A Certificates, Class
     A-J Certificates, Class B Certificates, Class C Certificates, Class D
     Certificates, Class E Certificates, Class F Certificates, Class G
     Certificates, Class H Certificates, Class J Certificates, Class K
     Certificates, Class L Certificates, Class M Certificates and Class N
     Certificates have been reduced to zero, to pay principal to the holders of the Class O Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b)
     the remaining portion of the Principal Distribution Amount for such
     Distribution Date;

          (42) to reimburse the holders of the Class O Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been paid;

          (43) to pay interest to the holders of the Class P Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (44) if the Certificate Balances of the Class A-1 Certificates, Class
     A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class
     A-SB Certificates, Class A-5 Certificates, Class A-1A Certificates, Class
     A-J Certificates, Class B Certificates, Class C Certificates, Class D
     Certificates, Class E Certificates, Class F Certificates, Class G
     Certificates, Class H Certificates, Class J Certificates, Class K
     Certificates, Class L Certificates, Class M Certificates, Class N
     Certificates and Class O Certificates have been reduced to zero, to pay principal to the holders of the Class P Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution
     Amount for such Distribution Date;

          (45) to reimburse the holders of the Class P Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been paid; and

          (46) to pay to the holders of the Class R-I and Class R-II
     Certificates, the balance, if any, of the Available Distribution Amount in
     REMIC I and REMIC II, respectively, for such Distribution Date;

provided that, on the final Distribution Date in connection with a termination of the Trust, the payments of principal to be made as contemplated by any of clauses (2), (5), (8), (11), (14), (17), (20), (23), (26), (29), (32), (35),
(38), (41) and (44) above with respect to any Class of Sequential Pay
Certificates will be so made (subject to available funds) up to an amount equal to the entire then outstanding Certificate Balance of such Class of
Certificates.

                                     S-140

     Excess Liquidation Proceeds. Except to the extent Realized Losses or
Additional Trust Fund Expenses have been allocated to any Class of Certificates,
Excess Liquidation Proceeds will not be available for distribution from an account to the Holders of the Certificates except under certain circumstances on the final Distribution Date as described in the Pooling and Servicing Agreement.

     Distributable Certificate Interest. The "Distributable Certificate
Interest" in respect of each Class of REMIC II Certificates for each
Distribution Date is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced by such Class'
allocable share (calculated as described below) of any Net Aggregate Prepayment
Interest Shortfall for such Distribution Date.

     The "Accrued Certificate Interest" in respect of each Class of REMIC II
Certificates for each Distribution Date is equal to one calendar month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued on the related Certificate Balance or Notional
Amount, as the case may be, outstanding immediately prior to such Distribution
Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months for each of the Classes of Certificates.

     The Master Servicer will be required to make Compensating Interest Payments in connection with Prepayment Interest Shortfalls as described in this prospectus supplement. The "Net Aggregate Prepayment Interest Shortfall" for any
Distribution Date will be the amount, if any, by which (a) the aggregate of all
Prepayment Interest Shortfalls incurred during the related Collection Period, exceeds (b) any such payment made by the Master Servicer with respect to such
Distribution Date to cover such Prepayment Interest Shortfalls. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses"
in this prospectus supplement. The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated on such Distribution Date to all Classes of Certificates (other than the Class FM, Class SM, Class LM,
Class V, Class R-I and Class R-II Certificates subject to the discussion below).
In each case, such allocations will be made pro rata to such Classes on the basis of Accrued Certificate Interest otherwise distributable for each such
Class for such Distribution Date and will reduce the respective amounts of
Accrued Certificate Interest for each such Class for such Distribution Date.

     With respect to the Fashion Show Mall Whole Loan, Prepayment Interest
Shortfalls will be allocated to the Fashion Show Mall Subordinate Components and
then (to the extent allocable to the Fashion Show Mall Pari Passu Note A-1 under the Fashion Show Mall Intercreditor Agreement) to the FM Senior Components. See
"Description of the Certificates--Distributions--Class FM Certificates and the
FM Pari Passu Notes A-1 Mortgage Loan". Any such Prepayment Interest Shortfalls allocated to the FM Subordinate Components, to the extent not covered by the
Master Servicer on such Distribution Date, will reduce the FM Subordinate
Components' interest entitlement for the related Distribution Date. Any such
Prepayment Interest Shortfalls allocated to the FM Senior Component, to the extent not covered by the Master Servicer on such Distribution Date, will be allocated to the Classes of Certificates (other than the Class FM, Class SM,
Class LM, Class V, Class R-I and Class R-II Certificates) as described above.

     With respect to the SM Component Mortgage Loan, Prepayment Interest
Shortfalls will be allocated to the SM Subordinate Components and then (to the extent allocable to the SM Senior Component under the Pooling and Servicing
Agreement) to the SM Senior Component. See "Description of the
Certificates--Distributions--Class SM Certificates and the SM Component Mortgage
Loan". Any such Prepayment Interest Shortfalls allocated to the SM Subordinate
Components, to the extent not covered by the Master Servicer on such
Distribution Date, will reduce the SM Subordinate Components' interest entitlement for the related Distribution Date. Any such Prepayment Interest
Shortfalls allocated to the SM Senior Component, to the extent not covered by the Master Servicer on such Distribution Date, will be allocated to the Classes of Certificates (other than the Class FM, Class SM, Class LM, Class V, Class R-I and Class R-II Certificates) as described above.

     With respect to the LM Component Mortgage Loan, Prepayment Interest
Shortfalls will be allocated to the LM Subordinate Component and then (to the extent allocable to the LM Senior

                                     S-141

Component under the Pooling and Servicing Agreement) to the LM Senior Component.
See "Description of the Certificates--Distributions--Class LM Certificates and
the LM Component Mortgage Loan". Any such Prepayment Interest Shortfalls allocated to the LM Subordinate Component, to the extent not covered by the
Master Servicer on such Distribution Date, will reduce the LM Subordinate
Component's interest entitlement for the related Distribution Date. Any such
Prepayment Interest Shortfalls allocated to the LM Senior Component, to the extent not covered by the Master Servicer on such Distribution Date, will be allocated to the Classes of Certificates (other than the Class FM, Class SM,
Class LM, Class V, Class R-I and Class R-II Certificates) as described above.

     Principal Distribution Amount. So long as both the Class A-5 and Class A-1A
Certificates remain outstanding, the Principal Distribution Amount for each
Distribution Date will be calculated on a Loan Group-by-Loan Group basis resulting in the Group 1 Principal Distribution Amount and the Group 2 Principal
Distribution Amount, respectively. On each Distribution Date after the
Certificate Balances of either the Class A-5 or Class A-1A Certificates have been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both Loan Groups.

     For purposes of calculating the Principal Distribution Amount, the Monthly
Payment due on any Mortgage Loan on any related Due Date will reflect any waiver, modification or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

     Notwithstanding the foregoing, unless otherwise noted, where Principal
Distribution Amount is used in this prospectus supplement without specific reference to any Loan Group, it refers to the Principal Distribution Amount with respect to the entire Mortgage Pool.

Class A-SB Planned Principal Balance.

     The Class A-SB Planned Principal Balance for any Distribution Date is the
balance shown for such Distribution Date in the table set forth in Annex D to this prospectus supplement. Such balances were calculated using, among other things, the Maturity Assumptions. Based on such assumptions, the Certificate
Balance of the Class A-SB Certificates on each Distribution Date would be reduced to the balance indicated for such Distribution Date on the table. There is no assurance, however, that the Mortgage Loans will perform in conformity with the Maturity Assumptions. Therefore, there can be no assurance that the balance of the Class A-SB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1, Class A-2, Class
A-3, Class A-4 and Class A-1A Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Group 2 Principal Distribution
Amount and/or Group 1 Principal Distribution Amount, as applicable (in accordance with the priorities described above under "--Application of the
Available Distribution Amount"), will be distributed on the Class A-SB
Certificates until the Certificate Balance of the Class A-SB Certificates is
reduced to zero.

     Excess Interest. On each Distribution Date, Excess Interest received in the related Collection Period will be distributed solely to the Class V Certificates to the extent set forth in the Pooling and Servicing Agreement, and will not be available for distribution to holders of the Offered Certificates. The Class V
Certificates are not entitled to any other distributions of interest, principal or Prepayment Premiums.

     Distributions of Prepayment Premiums. On each Distribution Date, Prepayment
Premiums collected on the Mortgage Loans included in Loan Group 1 during the related Prepayment Period will be distributed by the Trustee to the following
Classes: to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class
A-5, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H
Certificates, in an amount equal to the product of (a) a fraction, not greater than one, whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB,
Class A-5, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G,
Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P
Certificates on

                                     S-142

such Distribution Date, (b) the Base Interest Fraction for the related principal payment on such Class of Certificates, and (c) the amount of Prepayment Premiums collected on such principal prepayment during the related Prepayment Period. Any
Prepayment Premiums collected during the related Prepayment Period remaining after such distributions will be distributed (i) to the holders of the Class XC and Class XP Certificates, [ ]% and [ ]%, respectively until and including the
Distribution Date in [ ] 20[ ] and (ii) following such Distribution Date entirely to the holders of the Class XC Certificates.

     On each Distribution Date, Prepayment Premiums collected on the Mortgage
Loans included in Loan Group 2 during the related Prepayment Period will be required to be distributed by the Trustee to the holders of the Class A-1A
Certificates in an amount equal to the product of (a) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal payments received in respect of such Distribution Date for all Mortgage Loans included in Loan Group
2 on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates and (c) the amount of
Prepayment Premiums collected on such principal prepayment during the related
Prepayment Period. Any Prepayment Premiums collected during the related
Prepayment Period remaining after such distributions will be distributed (i) to the holders of the Class XC and Class XP Certificates, [ ]% and [ ]%,
respectively until and including the Distribution Date in [ ] 20[ ] and (ii)
following such Distribution Date entirely to the holders of the Class XC
Certificates. No Prepayment Premiums in respect of Mortgage Loans included in
Loan Group 2 will be distributed to holders of any other Class of Certificates.

     No Prepayment Premiums will be distributed to the holders of the Class J,
Class K, Class L, Class M, Class N, Class O, Class P, Class V, Class R-I or
Class R-II Certificates. Instead, after the Certificate Balances of the Class
A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-5, Class A-1A, Class
A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H
Certificates have been reduced to zero, (i) [ ]% and [ ]% of the Prepayment
Premiums with respect to the Mortgage Loans will be distributed to the holders of the Class XC and Class XP Certificates, respectively, until and including the
Distribution Date in [ ] 20[ ]; and (ii) following such Distribution Date, all
Prepayment Premiums will be distributed entirely to the holders of the Class XC
Certificates.

     Prepayment Premiums will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans in the related
Prepayment Period.

     The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or of the collectibility of any Prepayment Premium. See "Description of the
Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment
Provisions" and "Risk Factors--Risks Related to the Mortgage Loans--Prepayment
Premiums" in this prospectus supplement.

     Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of, among other things, determining distributions on the Certificates, allocations of Realized Losses and Additional Trust Fund Expenses to the
Certificates, and the amount of Master Servicing Fees, Special Servicing Fees and Trustee Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. Among other things, such Mortgage Loan will be taken into account when determining the Principal
Distribution Amount for each Distribution Date. In connection therewith, operating revenues and other proceeds derived from such REO Property (after application thereof to pay certain costs and taxes, including certain reimbursements payable to the Master Servicer, the Special Servicer and/or the
Trustee, incurred in connection with the operation and disposition of such REO
Property) will be "applied" by the Master Servicer as principal, interest and other amounts "due" on such Mortgage Loan; and, subject to the recoverability determination described below (see "--P&I Advances" below), the Master Servicer and the Trustee will be required to make P&I Advances in respect of such
Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding.

                                     S-143

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

     As and to the extent described herein, the rights of holders of the
Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will, in the case of each Class thereof, be subordinated to the rights of holders of the Senior Certificates and, further, to the rights of holders of each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. This subordination provided by the Subordinate Certificates is intended to enhance the likelihood of timely receipt by holders of the respective Classes of Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of their
Certificates on each Distribution Date, and the ultimate receipt by holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates,
Class A-4 Certificates, Class A-SB Certificates, Class A-5 Certificates and
Class A-1A Certificates of principal equal to, in each such case, the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of the other Classes of Offered Certificates of the full amount of
Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the other Classes of Offered Certificates of principal equal to, in each such case, the entire related Certificate Balance. The subordination of any Class of Subordinate
Certificates will be accomplished by, among other things, the application of the
Available Distribution Amount on each Distribution Date in the order of priority described under "--Distributions--The Available Distribution Amount" above. No other form of credit support will be available for the benefit of holders of the
Offered Certificates.

     Each FM Subordinate Component, and thus the related Class of Class FM
Certificates, will represent interests in, and will be payable only out of payments, advances and other collections on, the FM Pari Passu Note A-1 Mortgage
Loan. The rights of the holders of the Class FM Certificates to receive distributions of amounts collected or advanced on the FM Pari Passu Note A-1
Mortgage Loan will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the REMIC II Certificates and the holders of the Fashion Show Mall Pari Passu Note A-2.

     Each SM Subordinate Component, and thus the related Class of Class SM
Certificates, will represent interests in, and will be payable only out of payments, advances and other collections on, the SM Component Mortgage Loan. The rights of the holders of the Class SM Certificates to receive distributions of amounts collected or advanced on the SM Component Mortgage Loan will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the REMIC II Certificates.

     The LM Subordinate Component, and thus the Class LM Certificates, will represent an interest in, and will be payable only out of payments, advances and other collections on, the LM Component Mortgage Loan. The rights of the holders of the Class LM Certificates to receive distributions of amounts collected or advanced on the LM Component Mortgage Loan will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the
REMIC II Certificates.

     This subordination provided by the Subordinate Certificates and, to the extent described herein, with respect to the related Mortgage Loans, the Class
FM Certificates, the Class LM Certificates and the Class SM Certificates, is
intended to enhance the likelihood of timely receipt by holders of the respective Classes of Senior Certificates of the full amount of Distributable
Certificate Interest payable in respect of their Certificates on each
Distribution Date, and the ultimate receipt by holders of the Class A-1
Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4
Certificates, Class A-SB Certificates, Class A-5 Certificates and Class A-1A
Certificates of principal equal to, in each such case, the entire related
Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of the other Classes of Offered Certificates of the full amount of Distributable
Certificate Interest payable in respect of their Certificates on each
Distribution Date, and the ultimate receipt by holders of the other Classes of
Offered Certificates of principal equal to, in each such case, the entire related Certificate Balance. The subordination of any Class of Subordinate
Certificates will be accomplished

                                     S-144

by, among other things, the application of the Available Distribution Amount on each Distribution Date in the order of priority described under
"--Distributions--The Available Distribution Amount" above. No other form of credit support will be available for the benefit of holders of the Offered
Certificates. If, following the distributions to be made in respect of the
Certificates on any Distribution Date, the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such
Distribution Date (net of the then outstanding FM Subordinate Balance, the then outstanding LM Subordinate Balance and the then outstanding SM Subordinate
Balance), is less than the then aggregate Certificate Balance of the Sequential
Pay Certificates, the Certificate Balances of the Class P, Class O, Class N,
Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D,
Class C, Class B and Class A-J Certificates will be reduced, sequentially in that order, in the case of each such Class until such deficit (or the related
Certificate Balance) is reduced to zero (whichever occurs first); provided, however, that (i) any Realized Losses with respect to the Fashion Show Mall
Whole Loan will first be allocated in reverse alphabetical order to the FM
Subordinate Components, prior to being allocated (to the extent allocable to the
FM Senior Component under the Fashion Show Mall Intercreditor Agreement) to any
Class of Sequential Pay Certificates, (ii) any Realized Losses with respect to the SM Component Mortgage Loan will first be allocated in reverse alphabetical order to the SM Subordinate Components, prior to being allocated (to the extent allocable to the SM Senior Component under the Pooling and Servicing Agreement)
to any Class of Sequential Pay Certificates, (iii) any Realized Losses with respect to the LM Component Mortgage Loan will first be allocated to the LM
Subordinate Component, prior to being allocated (to the extent allocable to the
LM Senior Component under the Pooling and Servicing Agreement) to any Class of
Sequential Pay Certificates and (iv) any Realized Losses with respect to the
1901 Research Boulevard Whole Loan will first be allocated to the 1901 Research
Boulevard B Note prior to being allocated (to the extent allocable to the 1901
Research Boulevard B Note under the 1901 Research Boulevard Intercreditor
Agreement) to any Class of Sequential Pay Certificates. If any portion of such deficit remains at such time as the Certificate Balances of such Classes of
Certificates are reduced to zero, then the respective Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates,
Class A-4 Certificates, Class A-SB Certificates, Class A-5 Certificates and
Class A-1A Certificates will be reduced, pro rata in accordance with the relative sizes of the remaining Certificate Balances of such Classes until such deficit (or each such Certificate Balance) is reduced to zero. Any such deficit will, in general, be the result of Realized Losses incurred in respect of the
Mortgage Loans and/or Additional Trust Fund Expenses to the extent paid from funds which would otherwise have been used to make distributions of principal.
Accordingly, the foregoing reductions in the Certificate Balances of the respective Classes of the Sequential Pay Certificates will constitute an allocation of any such Realized Losses and Additional Trust Fund Expenses.

EXCESS INTEREST DISTRIBUTION ACCOUNT

     The Trustee is required to establish and maintain the Excess Interest
Distribution Account (which may be a sub-account of the Distribution Account) in the name of the Trustee for the benefit of the Class V Certificateholders. Prior to the applicable Distribution Date, the Master Servicer is required to remit to the Trustee for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received during the related Collection Period.
Amounts on deposit in the Excess Interest Distribution Account may be invested only in Permitted Investments. The Trustee will have no obligation to invest the funds on deposit in the Excess Interest Distribution Account.

INTEREST RESERVE ACCOUNT

     The Master Servicer will be required to establish and maintain the Interest
Reserve Account (which may be a sub-account of the Certificate Account) in the name of the Trustee for the benefit of the holders of the Certificates. On each
Master Servicer Remittance Date occurring in February and in January of any year which is not a leap year, an amount will be required to be withdrawn from the
Certificate Account, in respect of each Mortgage Loan, other than the FM
Subordinate Components, the SM Subordinate Components, the LM Subordinate
Component and the 1901

                                     S-145

Research Boulevard B Note, that accrues interest on an Actual/360 Basis, for deposit into the Interest Reserve Account, equal to one day's interest at the related Net Mortgage Rate on the respective Stated Principal Balance, as of the
Due Date in the month preceding the month in which such Master Servicer
Remittance Date occurs, of each such Mortgage Loan, to the extent a Monthly
Payment or P&I Advance is made in respect thereof (all amounts so withdrawn in any consecutive January (if applicable) and February, the "Withheld Amount"). On each Master Servicer Remittance Date occurring in March, the Master Servicer will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit such amount into the Certificate Account. The Master
Servicer may invest amounts on deposit in the Interest Reserve Account in
Permitted Investments for its own account.

P&I ADVANCES

     With respect to each Distribution Date, the Master Servicer will be obligated, subject to the recoverability determination described below, to make
P&I Advances out of its own funds or, subject to the replacement thereof as and to the extent provided in the Pooling and Servicing Agreement, funds held in the
Certificate Account (or, with respect to each Serviced Whole Loan, the separate custodial account created with respect thereto) that are not required to be part of the Available Distribution Amount for such Distribution Date, in an amount generally equal to the aggregate of all Monthly Payments (other than Balloon
Payments and Excess Interest) and any Assumed Monthly Payments, in each case net of related Master Servicing Fees that were due or deemed due, as the case may be, in respect of the Mortgage Loans or Whole Loans during the related
Collection Period and that were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the business day prior to the Master Servicer Remittance Date. The Master Servicer's obligations to make P&I Advances in respect of any Mortgage Loan will continue through liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. Notwithstanding the foregoing, if it is determined that an
Appraisal Reduction Amount (as defined below) exists with respect to any
Required Appraisal Loan (as defined below), then, with respect to the
Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal
Reduction Amount exists, in the event of subsequent delinquencies on such
Mortgage Loan, the interest portion of the P&I Advance required to be made in respect of such Mortgage Loan will be reduced (no reduction to be made in the principal portion, however) to an amount equal to the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made for such Distribution Date without regard to this sentence, multiplied by (ii) a fraction (expressed as a percentage), the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal
Reduction Amount, and the denominator of which is equal to the Stated Principal
Balance of such Mortgage Loan. The Master Servicer will not be required to make a P&I Advance with respect to the Fashion Show Mall Pari Passu Note A-2 during any period that any such note is not then included in a securitization trust.
The Trustee will not be required to make any P&I Advance with respect to the
Fashion Show Mall Pari Passu Note A-2 or the 1901 Research Boulevard B Note. See
"Description of the Certificates--Appraisal Reductions" in this prospectus supplement. Subject to the recoverability determination described below, if the
Master Servicer fails to make a required P&I Advance, then the Trustee will be required to make such P&I Advance. See "The Trustee--The Trustee" in this prospectus supplement.

     The Master Servicer and the Trustee will each be entitled to recover any
P&I Advance made out of its own funds from any Related Proceeds (or, with respect to the Fashion Show Mall Pari Passu Note A-2, from the custodial account maintained with respect to the Fashion Show Mall Whole Loan, respectively).
Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make any P&I Advance if it determines in its reasonable good faith judgment that such a P&I Advance would be a Nonrecoverable P&I Advance.
The Trustee will be entitled to rely on any non-recoverability determination made by the Master Servicer and the Trustee and Master Servicer will be entitled to rely on the non-recoverability determination made by the Special

                                     S-146

Servicer. Neither the Master Servicer nor the Trustee will make a P&I Advance for Excess Interest or a Prepayment Premium. The Master Servicer, the Special
Servicer and the Trustee, as applicable, will be entitled to recover any Advance that at any time is determined to be a Nonrecoverable Advance (and interest thereon) out of funds received on or in respect of other Mortgage Loans. Upon the determination that a previously made Advance is a Nonrecoverable Advance, instead of obtaining reimbursement out of general collections immediately, the
Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable Advance over time and the unreimbursed portion of such Advance will accrue interest at the Reimbursement Rate. If such an election to obtain reimbursement over time is made, the Master Servicer, the Special Servicer or the Trustee, as applicable, will, during the first six months after such nonrecoverability determination was made, only seek reimbursement for such Nonrecoverable Advance from collections of principal (with such Nonrecoverable Advances being reimbursed before
Workout-Delayed Reimbursement Amounts (as defined below)). After such initial six months, the Master Servicer, the Special Servicer or the Trustee, as
applicable, may continue to seek reimbursement for such Nonrecoverable Advance solely from collections of principal or may seek reimbursement for such
Nonrecoverable Advance from general collections, in each case for a period of time not to exceed an additional six months (with such Nonrecoverable Advances being reimbursed before Workout-Delayed Reimbursement Amounts). In the event that the Master Servicer, the Special Servicer or the Trustee, as applicable, wishes to seek reimbursement over time after the second six-month period discussed in the preceding sentence, then the Master Servicer, the Special
Servicer or Trustee, as applicable, may continue to seek reimbursement for such
Nonrecoverable Advance solely from collections of principal or may seek reimbursement for such Nonrecoverable Advance from general collections, in either case for such a longer period of time as agreed to by the Master
Servicer, the Special Servicer or the Trustee, as applicable, and the Directing
Certificateholder, each in its sole discretion (with such Nonrecoverable
Advances being reimbursed before Workout-Delayed Reimbursement Amounts).
Notwithstanding the foregoing, at any time after such a determination to obtain reimbursement over time, the Master Servicer, the Special Servicer or the
Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such
Nonrecoverable Advances over time, or not to do so, benefits some Classes of
Certificateholders to the detriment of other Classes will not, with respect to the Master Servicer, constitute a violation of the Servicing Standard and/or with respect to the Trustee, constitute a violation of any fiduciary duty to
Certificateholders or contractual duty under the Pooling and Servicing
Agreement. The Master Servicer, the Special Servicer or the Trustee, as
applicable, will give each Rating Agency three weeks prior notice of its intent to obtain reimbursement of Nonrecoverable Advances from general collections as described above unless (1) the Master Servicer or Special Servicer (or Trustee,
if applicable) determines in its sole discretion that waiting 15 days after such a notice could jeopardize the Master Servicer's or the Special Servicer's (or
Trustee's, if applicable) ability to recover Nonrecoverable Advances, (2)
changed circumstances or new or different information becomes known to the
Master Servicer or Special Servicer (or Trustee, if applicable) that could affect or cause a determination of whether any Advance is a Nonrecoverable
Advance, whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) the Master Servicer or Special
Servicer has not timely received from the Trustee information requested by the
Master Servicer or Special Servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance; provided that, if clause (1), (2) or
(3) apply, the Master Servicer or Special Servicer (or Trustee, if applicable)
will give each Rating Agency notice of an anticipated reimbursement to it of
Nonrecoverable Advances from amounts in the Certificate Account allocable to interest on the Mortgage Loans as soon as reasonably practicable in such circumstances. The Master Servicer or Special Servicer (or Trustee, if
applicable) will have no liability for any loss, liability or expense resulting from any notice provided to each Rating Agency contemplated by the immediately preceding sentence.

     If the Master Servicer, Special Servicer or the Trustee, as applicable, is reimbursed out of general collections for any unreimbursed Advances that are determined to be Nonrecoverable Advances (together with any interest accrued and payable thereon), then (for purposes of calculating

                                     S-147

distributions on the Certificates) such reimbursement and payment of interest will be deemed to have been made: first, out of the Principal Distribution
Amount, which, but for its application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution
Amount for any subsequent Distribution Date, and second, out of other amounts which, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date.

     If and to the extent that any payment is deemed to be applied as contemplated in the paragraph above to reimburse a Nonrecoverable Advance or to pay interest thereon, then the Principal Distribution Amount for such
Distribution Date will be reduced, to not less than zero, by the amount of such reimbursement. If and to the extent (i) any Advance is determined to be a
Nonrecoverable Advance, (ii) such Advance and/or interest thereon is reimbursed out of the Principal Distribution Amount as contemplated above and (iii) the particular item for which such Advance was originally made is subsequently collected out of payments or other collections in respect of the related
Mortgage Loan, then the Principal Distribution Amount for the Distribution date that corresponds to the Due Period in which such item was recovered will be increased by an amount equal to the lesser of (A) the amount of such item and
(B) any previous reduction in the Principal Distribution Amount for a prior
Distribution Date as contemplated in the paragraph above resulting from the reimbursement of the subject Advance and/or the payment of interest thereon.

     If one or more unreimbursed Workout-Delayed Reimbursement Amounts exist, then such Workout-Delayed Reimbursement Amounts will be reimbursable only from amounts in the Certificate Account that represent collections of principal on the Mortgage Loans; provided, however, that on any Distribution Date when (1)
less than 10% of the initial aggregate Stated Principal Balance of the Mortgage
Pool is outstanding and (2) the sum of the aggregate unpaid Nonrecoverable
Advances plus the aggregate unpaid Workout-Delayed Reimbursement Amounts, which have not been reimbursed to the Master Servicer, Special Servicer or Trustee, as
applicable, exceeds 20% of the aggregate Stated Principal Balance of the
Mortgage Pool then outstanding, then the Master Servicer, the Special Servicer or the Trustee, as applicable, may obtain reimbursement of any outstanding
Workout-Delayed Reimbursement Amount from principal collections or any other amounts in the Certificate Account, including but not limited to interest collected on the Mortgage Loans, if principal is not sufficient to pay such amounts; provided, further, however, that the foregoing will not in any manner limit the right of the Master Servicer, Special Servicer or Trustee, as
applicable, to choose voluntarily to seek reimbursement of Workout-Delayed
Reimbursement Amounts solely from collections of principal. The Master Servicer,
Special Servicer or Trustee, as applicable, will give each Rating Agency three weeks prior notice of its intent to obtain reimbursement of Workout-Delayed
Reimbursement Amounts from interest collections as described in the preceding sentence. As used in the second preceding sentence, "Workout-Delayed
Reimbursement Amount" means, with respect to any Mortgage Loan, the amount of any Advance made with respect to such Mortgage Loan on or before the date such
Mortgage Loan becomes (or, but for the making of three monthly payments under its modified terms, would then constitute) a Corrected Mortgage Loan, together with (to the extent accrued and unpaid) interest on such Advances, to the extent that (i) such Advance is not reimbursed to the person who made such Advance on or before the date, if any, on which such Mortgage Loan becomes a Corrected
Mortgage Loan and (ii) the amount of such Advance becomes an obligation of the related borrower to pay such amount under the terms of the modified loan documents. That any amount constitutes all or a portion of any Workout-Delayed
Reimbursement Amount will not in any manner limit the right of any person hereunder to determine that such amount instead constitutes a Nonrecoverable
Advance recoverable in the same manner as any other Nonrecoverable Advance. See
"Description of the Certificates--Advances in Respect of Delinquencies" and "The
Pooling and Servicing Agreements--Certificate Account" in the accompanying prospectus.

     The Master Servicer and the Trustee will each be entitled with respect to any Advance made thereby, and the Special Servicer will be entitled with respect to any Servicing Advance made thereby, to interest accrued on the amount of such
Advance for so long as it is outstanding at the

                                     S-148

Reimbursement Rate except that no interest will be payable with respect to any
P&I Advance of a payment due on a Mortgage Loan during the applicable grace period. Such Advance Interest on any Advance will be payable to the Master
Servicer, the Special Servicer or the Trustee, as the case may be, first, out of
Default Charges collected on the related Mortgage Loan and, second, at any time coinciding with or following the reimbursement of such Advance, out of any amounts then on deposit in the Certificate Account. To the extent not offset by
Default Charges accrued and actually collected on the related Mortgage Loan as described above, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Certificates.

APPRAISAL REDUCTIONS

     Promptly following the occurrence of any Appraisal Trigger Event with respect to any Required Appraisal Loan, the Special Servicer will be required to obtain (or, if such Mortgage Loan or Serviced Whole Loan has a Stated Principal
Balance of $2,000,000 or less, at its discretion, conduct) an appraisal of the related Mortgaged Property from an independent MAI-designated appraiser, unless such an appraisal had previously been obtained (or if applicable, conducted)
within the prior twelve months and there has been no subsequent material change in the circumstances surrounding the related Mortgaged Property that, in the
Special Servicer's judgment, would materially affect the value of the Mortgaged
Property, and will deliver a copy of such appraisal to the Trustee, the Master
Servicer and the Directing Certificateholder, the FM Controlling Holder (only if the FM Pari Passu Note A-1 Mortgage Loan has become a Required Appraisal Loan), the SM Controlling Holder (only if the SM Component Mortgage Loan has become a
Required Appraisal Loan) and the LM Controlling Holder (only if the LM Component
Mortgage Loan has become a Required Appraisal Loan). If such appraisal is obtained from a qualified appraiser, the cost of such appraisal will be covered by, and reimbursable as a Servicing Advance. As a result of any such appraisal, it may be determined that an Appraisal Reduction Amount exists with respect to the related Required Appraisal Loan.

     If the Special Servicer has not obtained a new appraisal (or performed an internal valuation, if applicable) within the time limit described above, the
Appraisal Reduction Amount for the related Mortgage Loan will equal 25% of the principal balance of such Mortgage Loan, to be adjusted upon receipt of the new appraisal (or internal valuation, if applicable).

     For so long as any Mortgage Loan, Serviced Whole Loan or REO Loan remains a
Required Appraisal Loan, the Special Servicer is required, within 30 days of each anniversary of such Mortgage Loan having become a Required Appraisal Loan, to obtain (or, if such Required Appraisal Loan has a Stated Principal Balance of
$2,000,000 or less, at its discretion, conduct) an update of the prior appraisal, and will deliver a copy of such update to the Trustee, the Master
Servicer, the Directing Certificateholder, the FM Controlling Holder (only if such Required Appraisal Loan is the FM Pari Passu Note A-1 Mortgage Loan), the
SM Controlling Holder (only if such Required Appraisal Loan is the SM Component
Mortgage Loan) and the LM Controlling Holder (only if such Required Appraisal
Loan is the LM Component Mortgage Loan). If such update is obtained from a qualified appraiser, the cost thereof will be covered by, and be reimbursed as, a Servicing Advance. Promptly following the receipt of, and based upon, such update, the Special Servicer will redetermine and report to the Trustee, the
Master Servicer and the Directing Certificateholder and, if applicable, the FM
Controlling Holder, the SM Controlling Holder and the LM Controlling Holder the
then applicable Appraisal Reduction Amount, if any, with respect to the subject
Required Appraisal Loan.

     The Directing Certificateholder with respect to the Mortgage Loans, other than the FM Pari Passu Note A-1 Mortgage Loan during a period in which no FM
Control Appraisal Period exists, the SM Component Mortgage Loan during a period in which no SM Control Appraisal Period exists and the LM Component Mortgage
Loan during a period in which no LM Control Appraisal Period exists, will have the right at any time within six months of the date of the receipt of any appraisal to require that the Special Servicer obtain a new appraisal of the subject Mortgaged Property in accordance with MAI standards, at the expense of the Directing Certificateholder. Upon receipt of such appraisal the Special
Servicer will deliver a copy thereof to the Trustee, the Master Servicer

                                     S-149

and the Directing Certificateholder. Promptly following the receipt of, and based upon, such appraisal, the Special Servicer will redetermine and report to the Trustee, the Master Servicer and the Directing Certificateholder the then applicable Appraisal Reduction Amount, if any, with respect to the subject
Required Appraisal Loan.

     Each of the FM Controlling Holder, the SM Controlling Holder and the LM
Controlling Holder, as applicable, will have the right, at its expense at any time within six months of the date of the receipt of any appraisal to require that the Special Servicer obtain a new appraisal of the related Mortgaged
Property in accordance with MAI standards. Upon receipt of such appraisal the
Special Servicer will deliver a copy thereof to the Trustee, the Master
Servicer, the Directing Certificateholder, the FM Controlling Holder, the SM
Controlling Holder and the LM Controlling Holder, as applicable. Promptly following the receipt of, and based upon, such appraisal, the Special Servicer will redetermine and report to the Trustee, the Master Servicer, the Directing
Certificateholder, the FM Controlling Holder, the SM Controlling Holder and the
LM Controlling Holder, as applicable, the then applicable Appraisal Reduction
Amount, if any, with respect to the subject Required Appraisal Loan.

     Each Serviced Whole Loan will be treated as a single Mortgage Loan for purposes of calculating an Appraisal Reduction Amount with respect to the mortgage loans that comprise that Serviced Whole Loan. Any Appraisal Reduction
Amount in respect of the Fashion Show Mall Whole Loan will be allocated first to the FM Subordinate Components and any remaining amount that exceeds the aggregate balance of the FM Subordinate Components will be allocated to the
Fashion Show Mall Note A-1 Senior Portion and the Fashion Show Mall Pari Passu
Note A-2, pro rata. Any Appraisal Reduction Amount in respect of the SM
Component Mortgage Loan will be allocated first to the SM Subordinate Components and any remaining amount that exceeds the aggregate balance of the SM
Subordinate Components will be allocated to the SM Senior Component. Any
Appraisal Reduction Amount in respect of the LM Component Mortgage Loan will be allocated first to the LM Subordinate Component and any remaining amount that exceeds the aggregate balance of the LM Subordinate Component will be allocated to the LM Senior Component. Any Appraisal Reduction Amount in respect of the
1901 Research Boulevard Whole Loan will first be allocated to the 1901 Research
Boulevard B Note and any remaining amount that exceeds the aggregate balance of the 1901 Research Boulevard B Note will be allocated to the 1901 Research
Boulevard Mortgage Loan.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     Trustee Reports. On each Distribution Date, the Trustee will be required to make available to any interested party, a statement (a "Distribution Date
Statement") based upon information provided by the Master Servicer in accordance with Commercial Mortgage Securities Association guidelines setting forth, among other things:

          (1) A statement setting forth, among other things: (i) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of REMIC II Certificates and applied to reduce the respective
     Certificate Balances thereof; (ii) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of REMIC II
     Certificates allocable to Distributable Certificate Interest and Prepayment
     Premiums; (iii) the Available Distribution Amount for such Distribution
     Date; (iv) the aggregate amount of P&I Advances made in respect of the immediately preceding Determination Date, the aggregate amount of P&I
     Advances made as of the Master Servicer Remittance Date ("Payment After
     Determination Date Report"), the aggregate amount of P&I Advances and other
     Servicing Advances made in respect of the immediately preceding
     Distribution Date; (v) the aggregate Stated Principal Balance of the
     Mortgage Pool (less the Principal Balance(s) of the the FM Subordinate
     Components, the LM Subordinate Component and the SM Subordinate Components)
     outstanding immediately before and immediately after such Distribution
     Date; (vi) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the
     Mortgage Pool as of the end of the Collection Period for the prior
     Determination Date; (vii) as of the end of the Collection Period for the
     immediately preceding Distribution Date, the number and aggregate ending scheduled principal balance of Mortgage

                                     S-150

     Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent
     90 days or more, (D) as to which foreclosure proceedings have been commenced (except with respect to REO Properties) and (E) any bankruptcy by a borrower; (viii) with respect to any REO Property included in the Trust
     Fund as of the end of the Collection Period for such Distribution Date, the principal balance of the Mortgage Loan as of the date such Mortgage Loan became delinquent; (ix) the Accrued Certificate Interest and Distributable
     Certificate Interest in respect of each Class of REMIC II Certificates for such Distribution Date; (x) the aggregate amount of Distributable
     Certificate Interest payable in respect of each Class of REMIC II
     Certificates on such Distribution Date, including, without limitation, any
     Distributable Certificate Interest remaining unpaid from prior Distribution
     Dates; (xi) any unpaid Distributable Certificate Interest in respect of such Class of REMIC II Certificates after giving effect to the distributions made on such Distribution Date; (xii) the Pass-Through Rate for each Class of REMIC II Certificates for such Distribution Date; (xiii)
     the Principal Distribution Amount for such Distribution Date, separately identifying the respective components of such amount; (xiv) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection
     Period; (xv) the Certificate Balance or Notional Amount, as the case may be, of each Class of REMIC II Certificates outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional
     Trust Fund Expenses on such Distribution Date; (xvi) the aggregate amount of servicing fees paid to the Master Servicer and the Special Servicer, collectively and separately, during the Collection Period for the prior
     Distribution Date; (xvii) a brief description of any material waiver, modification or amendment of any Mortgage Loan entered into by the Master
     Servicer or Special Servicer pursuant to the Pooling and Servicing
     Agreement during the related Collection Period; (xviii) current and cumulative outstanding Advances; (xix) current prepayments and curtailments; (xx) the number and aggregate principal balance of Mortgage
     Loans as to which foreclosure proceedings have been commenced as to the related Mortgaged Property; (xxi) the ratings from all Rating Agencies for all Classes of Certificates; (xxii) the amounts, if any, distributed with respect to the Class FM Certificates, the Class SM Certificates and the
     Class LM Certificates on such Distribution Date; and (xxiii) the Stated
     Principal Balance(s) of the the FM Subordinate Components, the SM
     Subordinate Components and the LM Subordinate Component. In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per a specified denomination.

          (2) A report containing information regarding the Mortgage Loans as of the close of business on the immediately preceding Determination Date, which report will contain certain of the categories of information regarding the Mortgage Loans set forth in this prospectus supplement in the tables under the caption "Annex A: Certain Characteristics of the Mortgage
     Loans" (calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Master Servicer or the Special Servicer and by the Master Servicer or the Special Servicer, as
     the case may be, to the Trustee) and such information will be presented in a loan-by-loan and tabular format substantially similar to the formats utilized in this prospectus supplement on Annex A (provided that no information will be provided as to any repair and replacement or other cash reserve and the only financial information to be reported on an ongoing basis will be actual expenses, occupancy, actual revenues and actual net operating income for the respective Mortgaged Properties and a debt service coverage ratio calculated on the basis thereof).

     Servicer Reports. The Master Servicer is required to deliver to the Trustee on the second business day following each Determination Date, and the Trustee is to provide or make available on each Distribution Date, either in electronic format or by first-class mail (if requested in writing) to each
Certificateholder, and any potential investor in the Certificates who certifies its identity as such, on each Distribution Date, a CMSA loan setup file, a CMSA loan periodic update file, a CMSA property file, and a CMSA financial file (in electronic format and substance provided by the Master Servicer and/or the
Special Servicer) setting forth certain information with respect to the Mortgage

                                     S-151

Loans and the Mortgaged Properties, and certain CMSA supplemental reports set forth in the Pooling and Servicing Agreement containing certain information regarding the Mortgage Loans and the Mortgaged Properties all of which will be made available electronically (i) to any interested party including the Rating
Agencies, the Underwriters and any party to the Pooling and Servicing Agreement via the Trustee's Website or, (ii) to authorized persons identified by the
Trustee to the Master Servicer and parties to the Pooling and Servicing
Agreement, via the Master Servicer's Website, if the Master Servicer elects to maintain a website, in its sole discretion, with the use of a username and a password provided by the Master Servicer to such Person upon delivery to the
Trustee with a copy to the Master Servicer of a certification in the form attached to the Pooling and Servicing Agreement.

     The servicer reports will not include any information that the Master
Servicer or the Special Servicer, as applicable, deems to be confidential. The information that pertains to Specially Serviced Mortgage Loans and REO
Properties reflected in such reports will be based solely upon the reports delivered by the Special Servicer to the Master Servicer prior to the related
Distribution Date. None of the Master Servicer, the Special Servicer or the
Trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party that is included in any reports, statements, materials or information prepared or provided by the Master
Servicer, the Special Servicer or the Trustee, as applicable.

     Within 60 days after receipt by the Master Servicer from the related borrowers or otherwise, as to Non-Specially Serviced Mortgage Loans, and within
45 days after receipt by the Master Servicer from the Special Servicer or otherwise, as to Specially Serviced Mortgage Loans and REO Properties, of any
annual operating statements or rent rolls with respect to any Mortgaged Property or REO Property, the Master Servicer (or the Special Servicer, with respect to
Specially Serviced Mortgage Loans) will, based upon such operating statements or rent rolls, prepare (or, if previously prepared, update) a report (the "CMSA
Operating Statement Analysis Report") and the Master Servicer will remit a copy of each CMSA Operating Statement Analysis Report prepared or updated by it
(within 10 days following initial preparation and each update thereof), together with, if so requested, the underlying operating statements and rent rolls, to the Special Servicer in a format reasonably acceptable to the Trustee and
Special Servicer.

     Within 60 days after receipt by the Master Servicer (or 30 days in the case of items received by the Special Servicer with respect to Specially Serviced
Mortgage Loans and REO Properties) of any quarterly or annual operating statements with respect to any Mortgaged Property or REO Property, the Master
Servicer (or the Special Servicer, with respect to Specially Serviced Mortgage
Loans) will prepare or update and forward to the Special Servicer and the
Directing Certificateholder (in an electronic format reasonably acceptable to the Special Servicer) a report (the "CMSA NOI Adjustment Worksheet") to normalize the full year net operating income and debt service coverage numbers for such Mortgaged Property or REO Property, together with, if so requested, the related operating statements.

     All CMSA Operating Statement Analysis Reports and CMSA NOI Adjustment
Worksheets will be prepared substantially in the form as set forth in the
Pooling and Servicing Agreement and will be maintained by the Master Servicer with respect to each Mortgaged Property and REO Property, and the Master
Servicer will forward electronic copies (to the extent available) to the
Directing Certificateholder, the Trustee upon request, each Rating Agency upon request, and any Certificateholder, upon request, or to the extent a Certificate
Owner has confirmed its ownership interest in the Certificates held thereby, such Certificate Owner, together with the related operating statement or rent rolls. Each CMSA Operating Statement Analysis Report and CMSA NOI Adjustment
Worksheet will be prepared using normalized year-to-date CMSA methodology as in effect on the Delivery Date and as modified and reasonably agreeable to the
Master Servicer from time to time. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate
Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master
Servicer, the Special Servicer, the Trustee, the Depositor, the REMIC
Administrator, the Mortgage Loan Seller and the Certificate Registrar are
required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate
Registrar.

                                     S-152

     To the extent set forth in the Pooling and Servicing Agreement, the Trustee will make available each month, to the general public, the Distribution Date
Statement (and any additional files containing the same information in an alternative format), the servicer reports, Mortgage Loan information as presented in the CMSA loan setup file, CMSA loan periodic update file, all other
CMSA reports provided to it by the Master Servicer and any other item at the request of the Depositor to any interested party via the Trustee's Website initially located at "www.ctslink.com". In addition, pursuant to the Pooling and
Servicing Agreement, the Trustee will make available, as a convenience to the general public (and not in furtherance of the distribution of the accompanying prospectus or the prospectus supplement under the securities laws), the Pooling and Servicing Agreement, the accompanying prospectus and the prospectus supplement via the Trustee's Website. For assistance with the above-referenced services, interested parties may call (301) 815-6600. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

     In connection with providing access to the Trustee's Website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee will not be liable for the dissemination of information in accordance with the
Pooling and Servicing Agreement.

     For a discussion of certain annual information reports to be furnished by the Trustee to persons who at any time during the prior calendar year were holders of the Offered Certificates, see "Description of the
Certificates--Reports to Certificateholders" in the accompanying prospectus.

     Other Information. The Pooling and Servicing Agreement requires that the
Trustee make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or Certificate Owner of an Offered Certificate or any person identified to the Trustee by any such holder or Certificate Owner as a prospective transferee of an Offered
Certificate or any interest therein, originals or copies of, among other things, the following items to the extent in its possession: (a) all officer's certificates delivered to the Trustee since the Delivery Date as described under
"Servicing of the Mortgage Loans--Evidence as to Compliance" in this prospectus supplement, (b) all accountant's reports delivered to the Trustee since the
Delivery Date as described under "Servicing of the Mortgage Loans--Evidence as to Compliance" in this prospectus supplement, and (c) the Mortgage Note,
Mortgage and other legal documents relating to each Mortgage Loan, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or the Special Servicer and delivered to the
Trustee. In addition, the Master Servicer is required to make available, during normal business hours, upon reasonable advance written notice, for review by any holder or Certificate Owner of an Offered Certificate (as confirmed to the
Master Servicer by the Trustee) or any person identified to the Master Servicer by the Trustee as a prospective transferee of an Offered Certificate or any interest therein, originals or copies of any and all documents (in the case of documents generated by the Special Servicer, to the extent received therefrom)
that constitute the servicing file for each Mortgage Loan, in each case except to the extent the Master Servicer in its reasonable, good faith determination believes that any item of information contained in such servicing file is of a nature that it should be conveyed to all Certificateholders at the same time, in which case the Master Servicer is required, as soon as reasonably possible following its receipt of any such item of information, to disclose such item of information to the Trustee for inclusion by the Trustee along with the
Distribution Date Statement referred to under "Description of the
Certificates--Reports to Certificateholders; Certain Available
Information--Trustee Reports" in this prospectus supplement; provided that, until the Trustee has either disclosed such information to all
Certificateholders along with the Distribution Date Statement or has properly filed such information with the Securities and Exchange Commission on behalf of the Trust under the Securities Exchange Act of 1934, the Master Servicer is
entitled to withhold such item of information from any Certificateholder or
Certificate Owner or prospective transferee of a Certificate or an interest therein; and, provided, further, that the Master Servicer is not required to make information contained in any servicing file available to any person to the extent that doing so is prohibited by applicable law or by any documents related to a Mortgage Loan.

     The Trustee, subject to the last sentence of the prior paragraph, will make available, upon reasonable advance written notice and at the expense of the requesting party, originals or copies of

                                     S-153

the items referred to in the prior paragraph that are maintained thereby, to
Certificateholders, Certificate Owners and prospective purchasers of
Certificates and interests therein; provided that the Trustee may require (a) in the case of a Certificate Owner, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee generally to the effect that such person or entity is a beneficial owner of
Offered Certificates and will keep such information confidential, and (b) in the case of a prospective purchaser, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee generally to the effect that such person or entity is a prospective purchaser of Offered
Certificates or an interest therein, is requesting the information solely for use in evaluating a possible investment in such Certificates and will otherwise keep such information confidential. Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep such information confidential.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, 98% of the voting rights for the Certificates will be allocated among the holders of the respective Classes of Sequential Pay Certificates in proportion to the
Certificate Balances of their Certificates and 2% of the voting rights will be allocated to the holders of the Class X Certificates (allocated, pro rata, between the Classes of Class X Certificates based on Notional Amount) in proportion to their Notional Amounts. No voting rights will be assigned to the
Class V Certificates, the Class FM Certificates, the Class SM Certificates, the
Class LM Certificates or the REMIC Residual Certificates. See "Description of
the Certificates--Voting Rights" in the accompanying prospectus.

TERMINATION

     The obligations created by the Pooling and Servicing Agreement will terminate following the earliest of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or related REO Property remaining in the Trust Fund or (ii) the purchase of all of the Mortgage Loans that constitute the Initial Pool Balance and REO Properties remaining in the
Trust Fund by the Master Servicer, Special Servicer or by any holder or holders
(other than the Depositor or the Mortgage Loan Sellers) of Certificates
representing a majority interest in the Controlling Class. Written notice of termination of the Pooling and Servicing Agreement will be given to each
Certificateholder, and the final distribution with respect to each Certificate will be made only upon surrender and cancellation of such Certificate at the office of the Certificate Registrar or other location specified in such notice of termination.

     Any such purchase by the Master Servicer, Special Servicer or the majority holder(s) of the Controlling Class of all the Mortgage Loans and REO Properties
remaining in the Trust Fund is required to be made at a price equal to (a) the sum of (i) the aggregate Purchase Price of all the Mortgage Loans that constitute the Initial Pool Balance then included in the Trust Fund (other than any Mortgage Loans as to which the related Mortgaged Properties have become REO
Properties) and (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an appraiser mutually agreed upon by the
Master Servicer and the Trustee, minus (b) (solely in the case of a purchase by the Master Servicer) the aggregate of all amounts payable or reimbursable to the
Master Servicer under the Pooling and Servicing Agreement. Such purchase will effect early retirement of the then outstanding Certificates, but the right of the Master Servicer, Special Servicer or the majority holder(s) of the
Controlling Class to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Pool be less than
1.0% of the Initial Pool Balance as of the Delivery Date. The purchase price paid by the Master Servicer, Special Servicer or the majority holder(s) of the
Controlling Class, exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders, will constitute part of the
Available Distribution Amount for the final Distribution Date.

     On the final Distribution Date, the aggregate amount paid by any Special
Servicer or the Master Servicer, as the case may be, for the Mortgage Loans and other assets in the Trust Fund (if the Trust Fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person

                                     S-154

other than the Certificateholders (see "Description of the Pooling and Servicing
Agreements--Certificate Account" in the prospectus), will be applied generally as described under "--Distributions" above.

     Any termination by the Special Servicer or the Master Servicer would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class XC and Class XP Certificates because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans without the receipt of any Prepayment Premiums and, as a result, investors in the Class XC and Class XP Certificates and any other Certificates purchased at a premium might not fully recoup their initial investment. See "Yield and Maturity
Considerations" in this prospectus supplement.

                                     S-155

                                   THE TRUSTEE

THE TRUSTEE

     Wells Fargo Bank, N.A., a national banking association, will act as Trustee on behalf of the certificateholders. Wells Fargo Bank, N.A. maintains an office and conducts certificate transfer services at Wells Fargo Center, Sixth and
Marquette, Minneapolis, Minnesota 55479-0113. Wells Fargo Bank, N.A. otherwise conducts trustee and securities administration services at its offices in
Columbia, Maryland. Its address there is 9062 Old Annapolis Road, Columbia,
Maryland 21045-1951. As compensation for its services, the Trustee will be entitled to receive a fee payable from funds on deposit in the Distribution
Account. In addition, the Trustee will be obligated to make any advance required to be made, but not made, by the Master Servicer under the Pooling and Servicing
Agreement (including a Servicing Advance, to the extent the Trustee has actual knowledge of the failure of the Master Servicer to make such Servicing Advance), provided that the Trustee will not be obligated to make any advance that it determines to be nonrecoverable. The Trustee will be entitled to rely conclusively on any determination by the Master Servicer or the Special Servicer that an advance, if made, would be nonrecoverable. The Trustee will be entitled to reimbursement (with interest thereon at the Reimbursement Rate) for each advance made by it in the same manner and to the same extent as, but prior to, the Master Servicer.

     The Trustee will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the Mortgage Loans or
related documents or the sufficiency of this prospectus supplement and will not be accountable for the use or application by or on behalf of the Master Servicer or the Special Servicer of any funds paid to the Master Servicer or the Special
Servicer in respect of the Certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the Certificate Account or any other account maintained by or on behalf of the Master Servicer or the Special Servicer. If no
Event of Default has occurred and is continuing, the Trustee will be required to perform only those duties specifically required under the Pooling and Servicing
Agreement. However, upon receipt of any of the various resolutions, statements, opinions, reports, documents, orders or other instruments required to be furnished to it pursuant to the Pooling and Servicing Agreement, the Trustee will be required to examine such documents and to determine whether they conform to the requirements of the Pooling and Servicing Agreement (to the extent set forth therein) without responsibility for investigating the contents thereof.

     Wells Fargo Bank, N.A. is rated "AA" by Fitch and "AA" by S&P.

     The information set forth herein concerning the Trustee has been provided by the Trustee and neither the Depositor nor any Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

     Pursuant to the Pooling and Servicing Agreement, the Trustee will be entitled to the Trustee Fee payable out of general collections on the Mortgage
Loans and any REO Properties. The Administrative Fees will be computed for the same period for which interest payments on the Mortgage Loans are computed.

     The Trustee will also have certain duties as REMIC Administrator. See
"Certain Federal Income Tax Consequences--REMICs--Reporting and Other
Administrative Matters" and "The Pooling and Servicing Agreements--Certain
Matters Regarding the Master Servicer, the Special Servicer, the REMIC
Administrator and the Depositor", "--Events of Default" and "--Rights Upon Event
of Default" in the accompanying prospectus.

INDEMNIFICATION

     The Trustee will be entitled to indemnification, from amounts held in the
Certificate Account, for any loss, liability, damages, claim or expense arising in respect of the Pooling and Servicing Agreement or the Certificates other than those resulting from the negligence, fraud, bad faith or willful misconduct of the Trustee. Any such indemnification payments will be Additional Trust Fund
Expenses that will reduce the amount available to be distributed to
Certificateholders as described under "Description of the
Certificates--Subordination; Allocation of Losses and Certain Expenses" in this prospectus supplement.

                                     S-156

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (v) the Pass-Through Rate for such Certificate, (w) the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the Mortgage Loans and the extent to which such amounts are to be applied or otherwise result in reduction of the Certificate
Balance of the Class of Certificates to which such Certificate belongs, (x) the rate, timing and severity of Realized Losses on or in respect of the Mortgage
Loans and of Additional Trust Fund Expenses and Appraisal Reductions and the
extent to which such losses, expenses and reductions are allocable to or otherwise result in the nonpayment or deferred payment of interest on, or reduction of the Certificate Balance or Notional Amount of, the Class of
Certificates to which such Certificate belongs, (y) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest payable on the Class of Certificates to which such Certificate belongs and (z)
the extent to which Prepayment Premiums are collected and, in turn, distributed on the Class of Certificates to which such Certificate belongs.

     Rate and Timing of Principal Payments. The yield to holders of any Class of
Offered Certificates that are Sequential Pay Certificates purchased at a discount or premium will be affected by the rate and timing of reductions of the
Certificate Balances of such Class of Certificates. As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the
Class A-1A Certificates have been reduced to zero, any remaining Group 2
Principal Distribution Amount) for each Distribution Date will be distributable entirely in respect of the Class A-1 Certificates, Class A-2 Certificates, Class
A-3 Certificates, Class A-4 Certificates, Class A-SB Certificates and Class A-5
Certificates until the related Certificate Balances thereof are reduced to zero, and the Group 2 Principal Distribution Amount (and after the Class A-1, Class
A-2, Class A-3, Class A-4, Class A-SB and Class A-5 Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each
Distribution Date will be generally distributable to the Class A-1A
Certificates. Following retirement of the Class A-1 Certificates, Class A-2
Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-SB
Certificates, Class A-5 Certificates and Class A-1A Certificates, the Principal
Distribution Amount for each Distribution Date will be distributable entirely in respect of the remaining Classes of Sequential Pay Certificates, sequentially in alphabetical order of Class designation, in each such case until the related
Certificate Balance is reduced to zero. With respect to the Class A-SB
Certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB Certificates to principal prepayments on the
Mortgage Loans will depend in part on the period of time during which the Class
A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates remain outstanding. In particular, once such Classes of Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Group 2
Principal Distribution Amount and/or Group 1 Principal Distribution Amount, as
applicable (in accordance with the priorities described under "Description of the Certificates--Distributions--Application of the Available Distribution
Amount"), will be distributed on the Class A-SB Certificates until the
Certificate Balance of the Class A-SB Certificates is reduced to zero. As such, the Class A-SB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans than they were when the Class A-1, Class A-2,
Class A-3, Class A-4 and Class A-1A Certificates were outstanding.

     In light of the foregoing, the rate and timing of reductions of the
Certificate Balance of each Class of Offered Certificates will depend on the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which any Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations

                                     S-157

affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the
Trust Fund). Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class
A-5 and Class A-1A Certificates will generally be based upon the particular Loan
Group that the related Mortgage Loan is deemed to be in, the yield on the Class
A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-5 Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 2. Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations of the
Mortgage Loans will result in distributions on the Sequential Pay Certificates of amounts that would otherwise be distributed over the remaining terms of the
Mortgage Loans and will tend to shorten the weighted average lives of those
Certificates. Defaults on the Mortgage Loans, particularly in the case of
Balloon Loans at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the
Sequential Pay Certificates) while workouts are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those Certificates. Failure of the borrower under an ARD Loan to repay its respective Mortgage Loan by or shortly after its Anticipated Repayment Date, for whatever reason, will also tend to lengthen the weighted average lives of the
Sequential Pay Certificates. Although the ARD Loans include incentives for the related borrower to repay the Mortgage Loan by its Anticipated Repayment Date
(e.g., an increase in the interest rate of the loan above the Mortgage Rate and the application of all excess cash (net of approved property expenses and any required reserves) from the related Mortgaged Property to pay down the Mortgage loan, in each case following the passage of such date), there can be no assurance that the related borrower will want, or be able, to repay the Mortgage
Loan in full. See "Servicing of the Mortgage Loans--Modifications, Waivers,
Amendments and Consents" in this prospectus supplement and "The Pooling and
Servicing Agreements--Realization Upon Defaulted Mortgage Loans" and "Certain
Legal Aspects of Mortgage Loans--Foreclosure" in the accompanying prospectus.

     The extent to which the yield to maturity of any Class of Offered
Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on or in respect of the Mortgage Loans (and, with respect to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB,
Class A-5 and Class A-1A Certificates, which Loan Group such Mortgage Loan is deemed to be in) are distributed or otherwise result in a reduction of the
Certificate Balance of such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on or in respect of the Mortgage Loans is distributed or otherwise results in reduction of the principal balance of any other Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments. Because the rate of principal payments on or in respect of the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular.
The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. As and to the extent described herein, Realized Losses and Additional Trust Fund Expenses will be allocated (i) with respect to Realized Losses and Additional Trust Fund Expenses

                                     S-158

attributable to the FM Pari Passu Note A-1 Mortgage Loan, to the related Classes of Class FM Certificates in reverse alphabetical order to the extent described in this prospectus supplement, (ii) with respect to Realized Losses and
Additional Trust Fund Expenses attributable to the SM Component Mortgage Loan, to the related Classes of Class SM Certificates in reverse alphabetical order to the extent described in this prospectus supplement, (iii) with respect to
Realized Losses and Additional Trust Fund Expenses attributable to the LM
Component Mortgage Loan, to the Class LM Certificates to the extent described in this prospectus supplement, (iv) with respect to Realized Losses and Additional
Trust Fund Expenses attributable to each Mortgage Loan (other than the FM Pari
Passu Note A-1 Mortgage Loan, the SM Component Mortgage Loan and the LM
Component Mortgage Loan) and with respect to the FM Pari Passu Note A-1 Mortgage
Loan, the SM Component Mortgage Loan and the LM Component Mortgage Loan after the related Subordinate Balance(s) have been reduced to zero, to the respective
Classes of Sequential Pay Certificates (which allocation will, in general, reduce the amount of interest distributable thereto in the case of Additional
Trust Fund Expenses and reduce the Certificate Balance thereof in the case of
Realized Losses) in the following order: first, to each Class of Sequential Pay
Certificates (other than the Class A Certificates), in reverse alphabetical order of Class designation, until the Certificate Balance thereof has been reduced to zero; then, to the Class A-1 Certificates, Class A-2 Certificates,
Class A-3 Certificates, Class A-4 Certificates, Class A-SB Certificates, Class
A-5 Certificates and Class A-1A Certificates, pro rata in accordance with their respective remaining Certificate Balances, until the remaining Certificate
Balance of each such Class has been reduced to zero.

     The Net Aggregate Prepayment Interest Shortfall, if any, for each
Distribution Date will be allocated to (i) with respect to Net Aggregate
Prepayment Interest Shortfalls attributable to the FM Pari Passu Note A-1
Mortgage Loan, to the Class FM Certificates in reverse alphabetical order to the extent described in this prospectus supplement, (ii) with respect to Net
Aggregate Prepayment Interest Shortfalls attributable to the SM Component
Mortgage Loan, to the Class SM Certificates in reverse alphabetical order to the extent described in this prospectus supplement, (iii) with respect to Net
Aggregate Prepayment Interest Shortfalls attributable to the LM Component
Mortgage Loan, to the Class LM Certificates in to the extent described in this prospectus supplement, and (iv) with respect to Net Aggregate Prepayment
Interest Shortfalls attributable to each Mortgage Loan (other than the FM Pari
Passu Note A-1 Mortgage Loan, the SM Component Mortgage Loan and the LM
Component Mortgage Loan) and with respect to the FM Pari Passu Note A-1 Mortgage
Loan, the SM Component Mortgage Loan and the LM Component Mortgage Loan after the related subordinate component(s)' interest otherwise distributable thereon has been reduced to zero, to all Classes of Certificates (other than the REMIC
Residual Certificates, the Class V Certificates, the Class FM Certificates, the
Class SM Certificates and the Class LM Certificates). Such allocations to the
REMIC II Certificates will be made pro rata to such Classes on the basis of
Accrued Certificate Interest otherwise distributable for each such Class for such Distribution Date and will reduce the respective amounts of Distributable
Certificate Interest for each such Class for such Distribution Date.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on or in respect of the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment
Premiums, Lock-out Periods and amortization terms that require Balloon
Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for retail shopping space, rental apartments, hotel rooms, industrial or warehouse space, health care facility beds, senior living units or office space, as the case may be, in such areas, the quality of management of the Mortgaged
Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors--Risks Related to the
Mortgage Loans", "Description of the Mortgage Pool" and "Servicing of the
Mortgage Loans" in this prospectus supplement and "The Pooling and Servicing
Agreements" and "Yield and Maturity Considerations--Yield and Prepayment
Considerations" in the accompanying prospectus.

                                     S-159

     The rate of prepayment on the Mortgage Loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the Mortgage
Rate (or, in the case of the ARD Loans, after their Anticipated Repayment Dates, the Revised Rate) at which a Mortgage Loan accrues interest, a borrower may have an increased incentive to refinance such Mortgage Loan. Conversely, to the extent prevailing market interest rates exceed the applicable Mortgage Rate for any Mortgage Loan, such Mortgage Loan may be less likely to prepay (other than, in the case of the ARD Loans, out of certain net cash flow from the related
Mortgaged Property). Accordingly, there can be no assurance that a Mortgage Loan will be prepaid prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell
Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged
Properties prior to the exhaustion of tax depreciation benefits.

     If a Mortgage Loan is not in a Lock-out Period, any Prepayment Premium in
respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the loan as part of a refinancing thereof or a sale of the related Mortgaged Property. See
"Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage
Loans" in this prospectus supplement.

     The Depositor makes no representation or warranty as to the particular factors that will affect the rate and timing of prepayments and defaults on the
Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

WEIGHTED AVERAGE LIVES

     The weighted average life of any Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the principal balance of such Certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any such Offered Certificate is determined by (i)
multiplying the amount of each principal distribution thereon by the number of years from the assumed Settlement Date (as defined in the definition of Maturity
Assumptions) to the related Distribution Date, (ii) summing the results and
(iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate. Accordingly, the weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections and/or advances of principal are in turn applied in reduction of the Certificate Balance of the
Class of Certificates to which such Offered Certificate belongs. As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been retired, any remaining Group 2
Principal Distribution Amount) for each Distribution Date will generally be distributable first, in respect of the Class A-SB Certificates until reduced to the Class A-SB Planned Principal Amount for such Distribution Date, then, to the
Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-3 Certificates until the Certificate
Balance thereof is reduced to zero, then, to the Class A-4 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-SB
Certificates until the Certificate Balance thereof is reduced to zero, and then, to the Class A-5 Certificates until the Certificate Balance thereof is reduced to zero. The Group 2 Principal Distribution Amount (and, after the Class A-5
Certificates have been retired, any remaining Group 1 Principal Distribution
Amount) for each Distribution Date will generally be distributable to the Class
A-1A Certificates. After those distributions, the remaining Principal
Distribution Amount with respect to the Mortgage Pool will generally be distributable entirely in respect of the remaining Classes of Sequential Pay
Certificates, sequentially in alphabetical order of Class designation, in each such case until the related Certificate Balance is

                                     S-160

reduced to zero. As a consequence of the foregoing, the weighted average lives of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-5 and
Class A-1A may be shorter, and the weighted average lives of the Class A-J,
Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K,
Class L, Class M, Class N, Class O and Class P Certificates may be longer, than would otherwise be the case if the Principal Distribution Amount for each
Distribution Date was being distributed on a pro rata basis among the respective
Classes of Sequential Pay Certificates.

     With respect to the Class A-SB Certificates, although based on the Maturity
Assumptions the Certificate Balance of the Class A-SB Certificates on each
Distribution Date would be reduced to the Class A-SB Planned Principal Amount for such Distribution Date, however there is no assurance that the Mortgage
Loans will perform in conformity with the Maturity Assumptions. Therefore, there can be no assurance that the balance of the Class A-SB Certificates on any
Distribution Date will be equal to the balance that is specified for such
Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1A Certificates, Class A-1, Class A-2, Class A-3 and Class A-4
Certificates have been reduced to zero, any remaining portion on any
Distribution Date of the Group 2 Principal Distribution Amount and/or Group 1
Principal Distribution Amount, as applicable (in accordance with the priorities described under "Description of the Certificates--Distributions--Application of
the Available Distribution Amount"), will be distributed on the Class A-SB
Certificates until the Certificate Balance of the Class A-SB Certificates is
reduced to zero.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the CPR model (as described in the accompanying prospectus). As used in each of the following tables, the column headed "0%" assumes that none of the Mortgage Loans is prepaid before maturity. The columns headed "25%", "50%", "75%", "100%" assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan's
Lock-out Period, if any, or during such Mortgage Loan's yield maintenance period, if any, and are otherwise made on each of the Mortgage Loans at the indicated CPRs.

     There is no assurance, however, that prepayments of the Mortgage Loans
(whether or not in a Lock-out Period or a yield maintenance period) will conform to any particular CPR, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPRs shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a Lock-out Period or a yield maintenance period will not prepay as a result of involuntary liquidations upon default or otherwise. A "yield maintenance period" is any period during which a Mortgage Loan provides that voluntary prepayments be accompanied by a Prepayment Premium calculated on the basis of a yield maintenance formula.

     The following tables indicate the percentages of the initial Certificate
Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class
A-5, Class A-1A, Class A-J, Class B, Class C and Class D Certificates that would be outstanding after each of the dates shown at various CPRs, and the corresponding weighted average lives of such Classes of Certificates, under the following assumptions (the "Maturity Assumptions"): (i) the Mortgage Loans have the characteristics set forth on Annex A to this prospectus supplement as of the
Cut-off Date, (ii) the Pass-Through Rate and the initial Certificate Balance
(such initial Certificate Balance referred to herein for purposes of the
Maturity Assumptions as the "Initial Certificate Balance"), as the case may be, of each Class of Offered Certificates are as described in this prospectus supplement, (iii) the scheduled Monthly Payments for each Mortgage Loan that accrues interest on the basis of actual number of days elapsed during the month of accrual in a 360-day year are the actual contractual Monthly Payments
(adjusted to take into account the addition or subtraction of any Withheld
Amounts as described under "Description of the Certificates--Interest Reserve
Account"), (iv) there are no delinquencies or losses in respect of the Mortgage
Loans, there are no modifications, extensions, waivers or amendments affecting the payment by borrowers of principal or interest on the Mortgage Loans, there are no Appraisal Reduction Amounts with respect to the Mortgage Loans and there are no casualties or condemnations affecting the Mortgaged Properties, (v)
scheduled Monthly Payments on the Mortgage Loans are timely received, (vi) no voluntary or involuntary prepayments are received

                                     S-161

as to any Mortgage Loan during such Mortgage Loan's Lock-out Period ("LOP"), if any, Defeasance Lock-out Period ("DLP"), if any, or yield maintenance period
("YMP"), if any, and the ARD Loans are paid in full on their Anticipated
Repayment Dates, otherwise, prepayments are made on each of the Mortgage Loans at the indicated CPRs set forth in the tables shown under the heading "Yield and
Maturity Considerations--Weighted Average Lives" (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments),
(vii) no reserve or holdbacks are applied to prepay any Mortgage Loan in whole or in part, (viii) none of the Master Servicer, the Special Servicer nor any majority holder(s) of the Controlling Class exercises its or exercise their right of termination described herein, (ix) no Mortgage Loan is required to be repurchased by any Mortgage Loan Seller, (x) no Prepayment Interest Shortfalls
are incurred, (xi) there are no Additional Trust Fund Expenses, (xii)
distributions on the Offered Certificates are made on the 10th day of each month, commencing in May 2005, and (xiii) the Offered Certificates are settled on April 12, 2005 (the "Settlement Date"). To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-5,
Class A-1A, Class A-J, Class B, Class C and Class D Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the
Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the Mortgage Loans will so prepay at the same rate. The indicated prepayment speeds were assumed for each Mortgage
Loan for any period for which a Fixed Prepayment Premium would apply or for an
Open Period. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of the Initial Certificate Balances (and weighted average lives)
shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to conform to the assumptions and be equal to any of the specified CPRs. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

                PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS A-1 CERTIFICATES UNDER THE SPECIFIED CPRS
    (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)

                                                                PREPAYMENT ASSUMPTION (CPR)
                                          ------------------------------------------------------------------------
DATE                                           0%             25%            50%            75%           100%
---------------------------------------   ------------   ------------   ------------   ------------   ------------

Initial Percentage ....................       100.00%        100.00%        100.00%        100.00%        100.00%
April 10, 2006 ........................        69.19          69.19          69.19          69.19          69.19
April 10, 2007 ........................        32.55          32.55          32.55          32.55          32.55
April 10, 2008 ........................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) .........         1.52           1.51           1.51           1.51           1.51

                PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS A-2 CERTIFICATES UNDER THE SPECIFIED CPRS
    (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)

                                                                PREPAYMENT ASSUMPTION (CPR)
                                          ------------------------------------------------------------------------
DATE                                           0%             25%            50%            75%           100%
---------------------------------------   ------------   ------------   ------------   ------------   ------------

Initial Percentage ....................       100.00%        100.00%        100.00%        100.00%        100.00%
April 10, 2006 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2007 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2008 ........................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) .........         2.74           2.74           2.72           2.70           2.50

                                     S-162

                PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS A-3 CERTIFICATES UNDER THE SPECIFIED CPRs
    (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)

                                                                PREPAYMENT ASSUMPTION (CPR)
                                          ------------------------------------------------------------------------
DATE                                           0%             25%            50%            75%           100%
---------------------------------------   ------------   ------------   ------------   ------------   ------------

Initial Percentage ....................       100.00%        100.00%        100.00%        100.00%        100.00%
April 10, 2006 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2007 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2008 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2009 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2010 ........................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) .........         4.79           4.77           4.75           4.72           4.53

                PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS A-4 CERTIFICATES UNDER THE SPECIFIED CPRs
    (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)

                                                                PREPAYMENT ASSUMPTION (CPR)
                                          ------------------------------------------------------------------------
DATE                                           0%             25%            50%            75%           100%
---------------------------------------   ------------   ------------   ------------   ------------   ------------

Initial Percentage ....................       100.00%        100.00%        100.00%        100.00%        100.00%
April 10, 2006 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2007 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2008 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2009 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2010 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2011 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2012 ........................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) .........         6.83           6.82           6.81           6.79           6.64

                PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-SB CERTIFICATES UNDER THE SPECIFIED CPRs
    (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)

                                                                PREPAYMENT ASSUMPTION (CPR)
                                          ------------------------------------------------------------------------
DATE                                           0%             25%            50%            75%           100%
---------------------------------------   ------------   ------------   ------------   ------------   ------------

Initial Percentage ....................       100.00%        100.00%        100.00%        100.00%        100.00%
April 10, 2006 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2007 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2008 ........................        96.71          96.71          96.71          96.71          96.71
April 10, 2009 ........................        82.52          82.52          82.52          82.52          82.52
April 10, 2010 ........................        75.15          75.15          75.15          75.15          75.15
April 10, 2011 ........................        59.03          59.03          59.03          59.03          59.03
April 10, 2012 ........................        47.26          47.26          47.26          47.26          47.26
April 10, 2013 ........................        21.34          21.20          21.02          20.75          19.33
April 10, 2014 ........................         5.89           5.89           5.89           5.89           5.89
April 10, 2015 ........................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) .........         6.37           6.36           6.35           6.35           6.32

                                     S-163

                PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS A-5 CERTIFICATES UNDER THE SPECIFIED CPRs
    (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)

                                                                PREPAYMENT ASSUMPTION (CPR)
                                          ------------------------------------------------------------------------
DATE                                           0%             25%            50%            75%           100%
---------------------------------------   ------------   ------------   ------------   ------------   ------------

Initial Percentage ....................       100.00%        100.00%        100.00%        100.00%        100.00%
April 10, 2006 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2007 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2008 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2009 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2010 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2011 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2012 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2013 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2014 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2015 ........................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) .........         9.62           9.60           9.57           9.52           9.29

                PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-1A CERTIFICATES UNDER THE SPECIFIED CPRs
    (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)

                                                                PREPAYMENT ASSUMPTION (CPR)
                                          ------------------------------------------------------------------------
DATE                                           0%             25%            50%            75%           100%
---------------------------------------   ------------   ------------   ------------   ------------   ------------

Initial Percentage ....................       100.00%        100.00%        100.00%        100.00%        100.00%
April 10, 2006 ........................        99.47          99.47          99.47          99.47          99.47
April 10, 2007 ........................        98.73          98.73          98.73          98.73          98.73
April 10, 2008 ........................        97.61          97.61          97.61          97.61          97.61
April 10, 2009 ........................        96.38          96.14          95.85          95.46          94.28
April 10, 2010 ........................        71.62          71.62          71.62          71.62          71.62
April 10, 2011 ........................        70.33          70.33          70.33          70.33          70.33
April 10, 2012 ........................        45.03          45.03          45.03          45.03          45.03
April 10, 2013 ........................        44.07          44.07          44.07          44.07          44.07
April 10, 2014 ........................        43.06          43.06          43.06          43.06          43.06
April 10, 2015 ........................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) .........         7.39           7.38           7.37           7.35           7.20

                                     S-164

                PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS A-J CERTIFICATES UNDER THE SPECIFIED CPRs
    (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)

                                                                PREPAYMENT ASSUMPTION (CPR)
                                          ------------------------------------------------------------------------
DATE                                           0%             25%            50%            75%           100%
---------------------------------------   ------------   ------------   ------------   ------------   ------------

Initial Percentage ....................       100.00%        100.00%        100.00%        100.00%        100.00%
April 10, 2006 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2007 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2008 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2009 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2010 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2011 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2012 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2013 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2014 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2015 ........................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) .........         9.79           9.78           9.78           9.76           9.59

                PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                THE CLASS B CERTIFICATES UNDER THE SPECIFIED CPRs
    (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)

                                                                PREPAYMENT ASSUMPTION (CPR)
                                          ------------------------------------------------------------------------
DATE                                           0%             25%            50%            75%           100%
---------------------------------------   ------------   ------------   ------------   ------------   ------------

Initial Percentage ....................       100.00%        100.00%        100.00%        100.00%        100.00%
April 10, 2006 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2007 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2008 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2009 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2010 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2011 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2012 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2013 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2014 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2015 ........................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) .........         9.87           9.86           9.84           9.83           9.66

                                     S-165

                PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                THE CLASS C CERTIFICATES UNDER THE SPECIFIED CPRs
    (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)

                                                                PREPAYMENT ASSUMPTION (CPR)
                                          ------------------------------------------------------------------------
DATE                                           0%             25%            50%            75%           100%
---------------------------------------   ------------   ------------   ------------   ------------   ------------

Initial Percentage ....................       100.00%        100.00%        100.00%        100.00%        100.00%
April 10, 2006 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2007 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2008 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2009 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2010 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2011 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2012 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2013 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2014 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2015 ........................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) .........         9.91           9.91           9.91           9.85           9.68

                PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                THE CLASS D CERTIFICATES UNDER THE SPECIFIED CPRs
    (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)

                                                                PREPAYMENT ASSUMPTION (CPR)
                                          ------------------------------------------------------------------------
DATE                                           0%             25%            50%            75%           100%
---------------------------------------   ------------   ------------   ------------   ------------   ------------

Initial Percentage ....................       100.00%        100.00%        100.00%        100.00%        100.00%
April 10, 2006 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2007 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2008 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2009 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2010 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2011 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2012 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2013 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2014 ........................       100.00         100.00         100.00         100.00         100.00
April 10, 2015 ........................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) .........         9.91           9.91           9.91           9.91           9.74

YIELD SENSITIVITY OF THE CLASS XP CERTIFICATES

     The yield to maturity of the Class XP Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, loan extensions, defaults and liquidations) and losses on or in respect of the Mortgage Loans. Investors in the Class XP Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

     The following table indicates the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Class XP Certificates for the specified
CPRs based on the Maturity Assumptions. It was further assumed (i) that the purchase price of the Class XP Certificates is as specified below, expressed as a percentage of the initial Notional Amount of such Certificates, which price does not include accrued interest and (ii) the Master Servicer, the Special
Servicer or a holder or holders of Certificates representing a majority interest in the Controlling Class purchased all of the Mortgage Loans and REO Properties as described under "Description of the Certificates--Termination" in this prospectus supplement.

                                     S-166

     The yields set forth in the following table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class XP Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price thereof plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class XP
Certificates (and, accordingly, does not purport to reflect the return on any investment in the Class XP Certificates when such reinvestment rates are considered).

     The characteristics of the Mortgage Loans may differ from those assumed in preparing the table below. In addition, there can be no assurance that the
Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the table or at any other particular rate, that the cash flows on the Class XP Certificates will correspond to the cash flows shown herein or that the aggregate purchase price of the Class XP Certificates will correspond to the cash flows shown herein or that the aggregate purchase price of the Class XP Certificates will be assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all of the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase Class XP
Certificates.

              PRE-TAX YIELD TO MATURITY (CORPORATE BOND EQUIVALENT)
                          OF THE CLASS XP CERTIFICATES
    (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)

                                         PREPAYMENT ASSUMPTION (CPR)
                           --------------------------------------------------------
ASSUMED PURCHASE PRICE         0%         25%         50%         75%        100%
------------------------   ---------   ---------   ---------   ---------   --------

[        ]% ............     [    ]%     [    ]%     [    ]%     [    ]%     [    ]%

                                USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the Offered Certificates will be used by the Depositor to purchase the Mortgage Loans as described under
"Description of the Certificates--General" in this prospectus supplement, and to pay certain expenses in connection with the issuance of the Certificates.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     For federal income tax purposes, three separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to designated portions of the Trust Fund, the resulting REMICs being herein referred to as the
"Component Mortgage Loan REMIC", "REMIC I" and "REMIC II", respectively. The assets of the Component Mortgage Loan REMIC will generally include the FM Pari
Passu Note A-1 Mortgage Loan, the SM Component Mortgage Loan, the LM Component
Mortgage Loan, the Trust's interest in any related REO Properties and amounts with respect thereto contained in the Certificate Account, the Interest Reserve
Account (as to the related senior component only) and any REO Accounts. The FM
Senior Component, the SM Senior Component, the LM Senior Component as well as each Class of Class FM Certificates, Class SM Certificates and Class LM
Certificates. will represent "regular interests" in the Component Mortgage Loan
REMIC. The assets of REMIC I generally will include the Mortgage Loans (the FM
Senior Component in the case of the FM Pari Passu Note A-1 Mortgage Loan, the SM
Senior Component in

                                     S-167

the case of the SM Component Mortgage Loan and the LM Senior Component in the
case of the LM Component Mortgage Loan), the Trust's interest in any REO
Properties acquired on behalf of the Certificateholders (other than with respect to the FM Pari Passu Note A-1 Mortgage Loan, the SM Component Mortgage Loan and
the LM Component Mortgage Loan) and amounts with respect thereto contained in the Certificate Account, the Interest Reserve Account and the REO Accounts (each as defined in the accompanying prospectus). The assets of REMIC II will consist of certain uncertificated "regular interests" in REMIC I and amounts in the
Certificate Account with respect thereto. For federal income tax purposes, (i)
the REMIC II Certificates will evidence the "regular interests" in, and generally will be treated as debt obligations of, REMIC II and (ii) the Class
R-II Certificates will represent the sole class of "residual interest" in REMIC
II and (iii) the Class R-I Certificates will represent the sole class of
"residual interests" in the Component Mortgage Loan REMIC and REMIC I. Upon
issuance of the Offered Certificates, Cadwalader, Wickersham & Taft LLP, special tax counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing
Agreement, for federal income tax purposes, the Component Mortgage Loan REMIC,
REMIC I and REMIC II each will qualify as a REMIC under the Code. In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, the portion of the Trust
Fund consisting of the Excess Interest and the Excess Interest Distribution
Account will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code, and the Class V Certificates will evidence beneficial ownership of such Excess Interest and the Excess Interest
Distribution Account. See "Certain Federal Income Tax Consequences--REMICs" in
the accompanying prospectus.

DISCOUNT AND PREMIUM; PREPAYMENT PREMIUMS

     The Offered Certificates generally will be treated as newly originated debt instruments originated on the related Startup Day for federal income tax purposes. The "Startup Day" of the Component Mortgage Loan REMIC, REMIC I and
REMIC II is the Delivery Date. Beneficial owners of the Offered Certificates will be required to report income on such regular interests in accordance with the accrual method of accounting. It is anticipated that the [ ] Certificates
will be issued at a premium, that the [   ] Certificates will be issued with a
de minimis amount of original issue discount and that the Class [ ]
Certificates will be issued with more than a de minimis amount of original issue discount for federal income tax purposes. See "Certain Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--
Original Issue Discount" and "--Premium" in the accompanying prospectus.

     Although unclear for federal income tax purposes, it is anticipated that the Class XP Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon (assuming the Weighted Average Net Mortgage Rate changes in accordance with the Prepayment Assumption (as described above)), over their issue price (including accrued interest, if any). Any "negative" amounts of original issue discount on the Class XP Certificates attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any. Finally, a holder of any Class XP Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the "noncontingent bond method" of the OID Regulations may be promulgated with respect to the
Certificates.

     For purposes of accruing original issue discount, if any, determining whether such original issue discount is de minimis and amortizing any premium on the Offered Certificates, the Prepayment Assumption will be 0% CPR (except that the ARD Loans will be assumed to be repaid in full on their Anticipated
Repayment Date). See "Yield and Maturity Considerations--Weighted Average Lives"
in this prospectus supplement. No representation is made as to the rate, if any, at which the Mortgage Loans will prepay.

     Prepayment Premiums actually collected will be distributed among the holders of the respective Classes of Certificates as described under
"Description of the Certificates--Distributions of

                                     S-168

Prepayment Premiums" in this prospectus supplement. It is not entirely clear under the Code when the amount of Prepayment Premiums so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Prepayment Premiums will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer's actual receipt of a Prepayment Premium. Prepayment
Premiums, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of an offered Certificate. Certificateholders should consult their own tax advisers concerning the treatment of Prepayment
Premiums.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Generally, except to the extent noted below, the Offered Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code for a REIT in the same proportion that the assets of the Trust would be so treated. In addition, interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code for a REIT to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. If 95% or more of the Mortgage Loans are treated as assets described in Section
856(c)(5)(B) of the Code, the Offered Certificates will be treated as such assets in their entirety. The Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code for a domestic building and loan association to the extent that the Mortgage Loans are secured by residential property. It is anticipated that as of the Cut-off Date, 10.9%
(2.0% of the Group 1 Balance and 96.1% of the Group 2 Balance) and 2.3% (2.2% of
the Group 1 Balance and 3.9% of the Group 2 Balance), of the Initial Pool
Balance will represent Mortgage Loans secured by multifamily properties and manufactured housing communities, respectively. None of the foregoing characterizations will apply to the extent of any Mortgage Loans that have been defeased. Accordingly, an investment in the Offered Certificates may not be suitable for some thrift institutions. The Offered Certificates will be treated as "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the
Code. See "Description of the Mortgage Pool" in this prospectus supplement and
"Certain Federal Income Tax Consequences--REMICs--Characterization of
Investments in REMIC Certificates" in the accompanying prospectus.

POSSIBLE TAXES ON INCOME FROM FORECLOSURE PROPERTY

     In general, the Special Servicer will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the REMIC Administrator to determine the Trust's federal income tax reporting position with respect to income it is anticipated that the
Trust would derive from such property, the Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" (generally, income not derived from renting or selling real property)
within the meaning of the REMIC provisions (an "REO Tax"). To the extent that income the Trust receives from an REO Property is subject to a tax on "net income from foreclosure property," such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%). The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. These considerations will be of particular relevance with respect to any health care facilities or hotels that become REO
Property. Any REO Tax imposed on the Trust's income from an REO Property would reduce the amount available for distribution to Certificateholders.
Certificateholders are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial
REO Properties by REMICs.

REPORTING AND OTHER ADMINISTRATIVE MATTERS

     Reporting of interest income, including any original issue discount, if any, with respect to the Offered Certificates is required annually, and may be required more frequently under Treasury

                                     S-169

regulations. These information reports generally are required to be sent to individual holders of the Offered Certificates and the IRS; holders of REMIC II
Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. Reporting regarding qualification of the REMIC's assets as set forth above under "--Characterization of Investments in Offered Certificates"
will be made as required under the Treasury regulations, generally on an annual basis.

     As applicable, the Offered Certificate information reports will include a statement of the adjusted issue price of the Offered Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC Administrator may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax
Consequences--REMICs" in the accompanying prospectus.

                          CERTAIN ERISA CONSIDERATIONS

     A fiduciary of Plan that is subject to Title I of ERISA or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Certain fiduciary and prohibited transaction issues arise only if the assets of the Trust constitute Plan Assets. Whether the assets of the Trust will constitute Plan Assets at any time will depend on a number of factors, including the portion of any Class of Certificates that are held by
"benefit plan investors" (as defined in U.S. Department of Labor Regulation
Section 2510.3-101).

     The U.S. Department of Labor issued individual prohibited transaction exemptions to NationsBank Corporation (predecessor in interest to Bank of
America Corporation), PTE 93-31, to Bear, Stearns & Co. Inc., PTE 90-30, to
Goldman, Sachs & Co., PTE 89-88 and to Greenwich Capital Markets, Inc., PTE
90-59, each as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41 and to Barclays
Capital Inc., PTE 2004-03E, which generally exempt from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of
ERISA, and the excise taxes imposed on such prohibited transactions pursuant to
Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools, such as the Mortgage
Pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by an Exemption-Favored Party, provided that certain conditions set forth in the Exemption are satisfied.

     The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an Offered
Certificate to be eligible for exemptive relief thereunder. First, the acquisition of such Offered Certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, such Offered Certificate at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Fitch, Moody's or S&P. Third, the Trustee cannot be an affiliate of any other member of the Restricted Group other than an Underwriter. Fourth, the sum of all payments made to and retained by the Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the
Offered Certificates; the sum of all payments made to and retained by the
Depositor pursuant to the assignment of the Mortgage Loans to the Trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special
Servicer and any sub-servicer must

                                     S-170

represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Commission under the Securities Act.

     A fiduciary of a Plan contemplating a purchase of any Class of Offered
Certificates in the secondary market must make its own determination that, at the time of such purchase, such Certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing any Class of Offered Certificates, whether in the initial issuance of such Certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to such Certificates as of the date of such purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of any Class of Offered Certificates.

     The Exemption also requires that the Trust meet the following requirements:
(i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools must have been rated in one of the four highest categories of Fitch, Moody's or S&P for at least one year prior to the Plan's acquisition of an Offered Certificate; and (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of such
Certificate. The Depositor has confirmed to its satisfaction that such requirements have been satisfied as of the date hereof.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a)
of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the
Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with (i) the direct or indirect sale, exchange or transfer of Offered
Certificates in the initial issuance of Offered Certificates between the
Depositor or an Exemption-Favored Party and a Plan when the Depositor, an
Exemption-Favored Party, the Trustee, the Master Servicer, the Special Servicer,
a sub-servicer, the Mortgage Loan Seller or a borrower is a party in interest
(within the meaning of Section 3(14) of ERISA) or a disqualified person (within the meaning of Section 4975(e)(2) of the Code) (a "Party in Interest") with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and
(iii) the continued holding of the Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2)
and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an Excluded Plan (as defined in the next sentence) by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan.

     Moreover, if the general conditions of the Exemption, as well as certain other specific conditions set forth in the Exemption, are satisfied, the
Exemption may also provide an exemption from the restrictions imposed by
Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections
4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of the
Offered Certificates in the initial issuance of the Offered Certificates between the Depositor or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in such Certificates is (a) a borrower with respect to
5% or less of the fair market value of the Mortgage Pool or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the continued holding of Offered Certificates by a Plan.

     Further, if the general conditions of the Exemption, as well as certain other conditions set forth in the Exemption, are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b)
and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the Mortgage Pool.

                                     S-171

     Lastly, if the general conditions of the Exemption are satisfied, the
Exemption also may provide an exemption from the restrictions imposed by
Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections
4975(a) and (b) of the Code by reason of Sections 4975(c)(1) (A) through (D) of the Code, if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Offered Certificates.

     Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that (i) the Offered Certificates constitute "securities" for purposes of the Exemption and (ii) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction class exemptions. See "Certain ERISA
Considerations" in the accompanying prospectus. There can be no assurance that any such class exemptions will apply with respect to any particular Plan investment in the Offered Certificates or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with such investment.

     A governmental plan as defined in Section 3(32) of ERISA is not subject to
Title I of ERISA or Section 4975 of the Code. However, such a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under such a similar law.

     Any Plan fiduciary considering whether to purchase an Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

     The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Certificates, is subject to significant interpretive uncertainties.

     No representations are made as to the proper characterization of the
Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the
Offered Certificates under applicable legal investment or other restrictions.
The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions.

     See "Legal Investment" in the accompanying prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreement among the Depositor and the Underwriters, the Depositor has agreed to sell to each of the Underwriters and

                                     S-172

each of the Underwriters has agreed to purchase, severally but not jointly, the respective Certificate Balances as applicable, of each Class of the Offered
Certificates as set forth below subject in each case to a variance of 5%.

                                                                                                 GREENWICH
                        BANC OF AMERICA     BEAR, STEARNS       BARCLAYS         GOLDMAN,         CAPITAL
                         SECURITIES LLC       & CO. INC.      CAPITAL INC.     SACHS & CO.     MARKETS, INC.
                       -----------------   ---------------   --------------   -------------   --------------

Class A-1 ..........   $                      $              $                 $                $
Class A-2 ..........   $                      $              $                 $                $
Class A-3 ..........   $                      $              $                 $                $
Class A-4 ..........   $                      $              $                 $                $
Class A-SB .........   $                      $              $                 $                $
Class A-5 ..........   $                      $              $                 $                $
Class A-1A .........   $                      $              $                 $                $
Class A-J ..........   $                      $              $                 $                $
Class XP ...........   $                      $              $                 $                $
Class B ............   $                      $              $                 $                $
Class C ............   $                      $              $                 $                $
Class D ............   $                      $              $                 $                $

     With respect to the Offered Certificates, Banc of America Securities LLC,
Bear, Stearns & Co. Inc. and Barclays Capital Inc. are acting as co-lead managers. Goldman, Sachs & Co. and Greenwich Capital Markets, Inc. are each acting as a co-manager. Banc of America Securities LLC and Bear, Stearns & Co.
Inc. are acting as joint bookrunners with respect to the Class A-2, Class A-4 and Class A-SB Certificates. Banc of America will be the sole bookrunner for all other Classes of Certificates. Banc of America Securities LLC, Barclays Capital
Inc. and Bear Stearns & Co. Inc. are affiliates of Bank of America, N.A.,
Barclays Capital Real Estate Inc., and Bear Stearns Commercial Mortgage, Inc.,
respectively, which are the Mortgage Loan Sellers for this offering.

     Banc of America is an affiliate of the Depositor. Proceeds to the
Depositor from the sale of the Offered Certificates, before deducting expenses
payable by the Depositor, will be an amount equal to approximately [      ]% of
the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on all of the Offered Certificates, before deducting expenses payable by the Depositor.

     Distribution of the Offered Certificates will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts. The
Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters"
within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     The Depositor also has been advised by the Underwriters that the
Underwriters presently intend to make a market in the Offered Certificates;
however, the Underwriters have no obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active public market for the Offered Certificates will develop. See "Risk Factors--Risks
Related to the Certificates--Liquidity for Certificates May Be Limited" in this prospectus supplement and "Risk Factors--Limited Liquidity of Certificates" in
the accompanying prospectus.

                                     S-173

     The Depositor and each Mortgage Loan Seller have agreed to indemnify the
Underwriters and each person, if any, who controls the Underwriters within the meaning of Section 15 of the Securities Act against, or make contributions to the Underwriters and the such controlling person with respect to, certain liabilities, including certain liabilities under the Securities Act. Each
Mortgage Loan Seller has agreed to indemnify the Depositor, its officers and directors, the Underwriters and each person, if any, who controls the Depositor or the Underwriters within the meaning of Section 15 of the Securities Act, with respect to certain liabilities, including certain liabilities under the
Securities Act, relating to those Mortgage Loans sold by such Mortgage Loan
Seller.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor by Cadwalader,
Wickersham & Taft LLP, Charlotte, North Carolina and for the Underwriters by
Thacher Proffitt & Wood LLP, New York, New York.

                                     S-174

                                    RATINGS

     It is a condition to their issuance that the Offered Certificates receive the credit ratings indicated below from Fitch and S&P:

CLASS                                                              FITCH     S&P
-----                                                             -------   ----
Class A-1 .....................................................     AAA      AAA
Class A-2 .....................................................     AAA      AAA
Class A-3 .....................................................     AAA      AAA
Class A-4 .....................................................     AAA      AAA
Class A-SB ....................................................     AAA      AAA
Class A-5 .....................................................     AAA      AAA
Class A-1A ....................................................     AAA      AAA
Class A-J .....................................................     AAA      AAA
Class XP ......................................................     AAA      AAA
Class B .......................................................      AA      AA
Class C .......................................................     AA-      AA-
Class D .......................................................      A        A

     The ratings of the Offered Certificates address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled on each Distribution Date and the ultimate receipt by holders thereof of all payments of principal to which they are entitled by the Rated Final
Distribution Date which is Distribution Date in November 2042. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments of principal and/or interest, as applicable, required under the Offered Certificates. The ratings of the Offered Certificates do not, however, represent any assessments of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the
Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Prepayment
Premiums will be collected on the Mortgage Loans in connection with such prepayments or the corresponding effect on yield to investors, (iv) whether and to what extent Default Interest will be received or Net Aggregate Prepayment
Interest Shortfalls will be realized, or (v) payments of Excess Interest.

     There is no assurance that any rating assigned to the Offered Certificates by a Rating Agency will not be lowered, qualified (if applicable) or withdrawn by such Rating Agency, if, in its judgment, circumstances so warrant. There can be no assurance as to whether any rating agency not requested to rate the
Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. In this regard, a rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the
Depositor to do so may be lower than the ratings assigned thereto by Fitch or
S&P.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Risk
Factors--Limited Nature of Ratings" in the accompanying prospectus.

                                          S-175

                       GLOSSARY OF PRINCIPAL DEFINITIONS

     "1901 Research Boulevard A Note" means the note representing the 1901
Research Boulevard Mortgage Loan.

     "1901 Research Boulevard A Noteholder" means the holder of the 1901
Research Boulevard Mortgage Loan.

     "1901 Research Boulevard B Note" means the mortgage loan subordinate in right of payment to the 1901 Research Boulevard Mortgage Loan that is also secured by the 1901 Research Boulevard Mortgaged Property.

     "1901 Research Boulevard B Noteholder" means the holder of the 1901
Research Boulevard B Note.

     "1901 Research Boulevard Intercreditor Agreement" means the intercreditor agreement between the 1901 Research Boulevard A Noteholder and the 1901 Research
Boulevard B Noteholder which sets forth the rights of such noteholders.

     "1901 Research Boulevard Mortgage Loan" means Loan No. 41699 on Annex A to this prospectus supplement that is one of two mortgage loans that are part of a split loan structure and are secured by the same mortgage instrument on the 1901
Research Boulevard Mortgaged Property.

     "1901 Research Boulevard Mortgaged Property" means the Mortgaged Property securing the 1901 Research Boulevard Mortgage Loan.

     "1901 Research Boulevard Whole Loan" means the 1901 Research Boulevard
Mortgage Loan and the 1901 Research Boulevard B Note.

     "Accrued Certificate Interest" is defined on page S-141 to this prospectus supplement.

     "Additional Debt" is defined on page S-95 to this prospectus supplement.

     "Additional Trust Fund Expenses" mean, among other things, (i) all Special
Servicing Fees, Workout Fees and Liquidation Fees paid to the Special Servicer,
(ii) any interest paid to the Master Servicer, the Special Servicer and/or the
Trustee in respect of unreimbursed Advances, (iii) the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the Trust Fund, (iv) property inspection costs incurred by the Special Servicer for Specially Serviced
Mortgage Loans to the extent paid out of general collections, (v) certain unanticipated, non-Mortgage Loan specific expenses of the Trust, including certain reimbursements and indemnifications to the Trustee as described under
"The Trustee--Indemnification" and under "The Pooling and Servicing
Agreements--Certain Matters Regarding the Trustee" in the accompanying prospectus, certain reimbursements to the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor as described under "The Pooling and
Servicing Agreements--Certain Matters Regarding the Master Servicer, the Special
Servicer, the REMIC Administrator and the Depositor" in the accompanying prospectus and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund as described under "Certain Federal
Income Tax Consequences--Possible Taxes on Income From Foreclosure Property" in
this prospectus supplement and "Certain Federal Income Tax
Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the
accompanying prospectus, (vi) if not advanced by the Master Servicer, any amounts expended on behalf of the Trust to remediate an adverse environmental condition at any Mortgaged Property securing a Defaulted Mortgage Loan (see "The
Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" in
the accompanying prospectus), and (vii) any other expense of the Trust Fund not specifically included in the calculation of a Realized Loss for which there is no corresponding collection from a borrower. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, consequently, may result in a loss on the Offered Certificates.

     "Administrative Fee Rate" means the sum of the Master Servicing Fee Rate
(including the per annum rates at which the monthly sub-servicing fee is payable to the related Sub-Servicer (the "Sub-Servicing Fee Rate")), plus the per annum rate applicable to the calculation of the Trustee Fee.

                                     S-176

     "Administrative Fees" means the Trustee Fee and the Master Servicing Fee each of which will be computed for the same period for which interest payments on the Mortgage Loans are computed.

     "Advance Interest" means interest payable to the Master Servicer and the
Trustee with respect to any Advance made thereby and the Special Servicer with respect to any Servicing Advance made thereby, accrued on the amount of such
Advance for so long as it is outstanding at the Reimbursement Rate, except that no interest will be payable with respect to any P&I Advance of a payment due on a Mortgage Loan during the applicable grace period.

     "Advances" means Servicing Advances and P&I Advances.

     "Amortization Schedule" means, for the Mortgage Loans or Serviced Whole
Loans listed below, the amount of the related scheduled monthly payments of principal and interest as set forth in related Annex to this prospectus supplement as follows:

     o    FM Pari Passu Note A-1 (Loan No. 58620 on Annex A to this prospectus supplement) -- Annex F-1

     o    Indiana Retail Portfolio Mortgage Loan (Loan No. 41674 on Annex A to
          this prospectus supplement) -- Annex F-2

     o    1901 Research Boulevard A Note (Loan No. 41699 on Annex A to this prospectus supplement) -- Annex F-3

     o    LM Component Mortgage Loan Senior Component (Loan No. 5833 on Annex A
          to this prospectus supplement) -- Annex F-4

     "Annual Debt Service" means the amount derived by multiplying the Monthly
Payment set forth for each Mortgage Loan in Annex A to this prospectus supplement by twelve.

     "Appraisal Reduction Amount" means, for any Required Appraisal Loan, in general, an amount (calculated as of the Determination Date immediately following the later of the date on which the most recent relevant appraisal was obtained by the Special Servicer pursuant to the Pooling and Servicing Agreement and the date of the most recent Appraisal Trigger Event with respect to such
Required Appraisal Loan) equal to the excess, if any, of:

          (1) the sum of :

               (a) the Stated Principal Balance of such Required Appraisal Loan as of such Determination Date,

               (b) to the extent not previously advanced by or on behalf of the
          Master Servicer, or the Trustee, all unpaid interest (net of Default
          Charges) accrued on such Required Appraisal Loan through the most recent Due Date prior to such Determination Date,

               (c) all unpaid Master Servicing Fees, Special Servicing Fees,
          Trustee Fees and Additional Trust Fund Expenses accrued with respect to such Required Appraisal Loan,

               (d) all related unreimbursed Advances made by or on behalf of the
          Master Servicer, the Special Servicer or, the Trustee with respect to such Required Appraisal Loan and reimbursable out of the Trust Fund, together with all unpaid Advance Interest accrued on such Advances,
          and

               (e) all currently due but unpaid real estate taxes and
          assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property, as applicable, for which neither the Master Servicer nor the Special
          Servicer holds any escrow payments or Reserve Funds;

          over

          (2) the sum of:

               (x) the excess, if any, of (i) 90% of the Appraisal Value of the related Mortgaged Property or REO Property, as applicable, as determined by the most recent relevant

                                     S-177

          appraisal acceptable for purposes of the Pooling and Servicing
          Agreement, over (ii) the amount of any obligation(s) secured by any liens on such Mortgaged Property or REO Property, as applicable, that are prior to the lien of such Required Appraisal Loan, and

               (y) any escrow payments reserve funds and/or letters of credit held by the Master Servicer or the Special Servicer with respect to such Required Appraisal Loan, the related Mortgaged Property or any related REO Property (exclusive of any such items that are to be applied to real estate taxes, assessments, insurance premiums and/or ground rents or that were taken into account in determining the
          Appraisal Value of the related Mortgaged Property or REO Property, as applicable, referred to in clause (2)(x)(i) above).

     "Appraisal Trigger Event" means any of the following events: (1) any
Mortgage Loan or Serviced Whole Loan becoming a Modified Mortgage Loan; (2) any
Monthly Payment with respect to any Mortgage Loan or Serviced Whole Loan remaining unpaid for 60 days past the Due Date for such payment; (3) the passage of 60 days after the Special Servicer receives notice that the mortgagor under such Mortgage Loan or Serviced Whole Loan becomes the subject of bankruptcy, insolvency or similar proceedings, which remain undischarged and undismissed;
(4) the passage of 60 days after the Special Servicer receives notice that a receiver or similar official is appointed with respect to the related Mortgaged
Property; (5) the related Mortgaged Property becoming an REO Property or (6) the passage of 60 days after the third extension of a Mortgage Loan or a Serviced
Whole Loan.

     "Appraisal Value" means, for any Mortgaged Property, the appraiser's value as stated in the appraisal available to the Depositor as of the date specified on the schedule which may be an "as is" or "as stabilized" value.

     "Approval Provisions" mean the approvals and consents necessary in connection with a Special Action or the extension of the maturity date of a
Mortgage Loan: (i) with respect to any Non-Specially Serviced Mortgage Loan, the
Master Servicer will be required to obtain the approval or consent of the
Special Servicer in connection with a Special Action; (ii) with respect to (A)
any Non-Partitioned Mortgage Loan that is a Non-Specially Serviced Mortgage Loan or Post CAP Loan that involves an extension of the maturity date of such
Mortgage Loan or (B) in connection with a Special Action for any Non-Partitioned
Mortgage Loan or any Post CAP Loan, the Master Servicer will be required to obtain the approval and consent of the Special Servicer and the Special Servicer will be required to obtain the approval and consent of the Directing
Certificateholder; (iii) with respect to any Non-Partitioned Mortgage Loan or
Post CAP Loan that is a Specially Serviced Mortgage Loan, the Special Servicer
will be required to seek the approval and consent of the Directing
Certificateholder in connection with a Special Action; (iv) with respect to the
FM Pari Passu Note A-1 Mortgage Loan during any time period that a FM Control
Appraisal Period does not exist, the Master Servicer, if the FM Pari Passu Note
A-1 Mortgage Loan is a then Non-Specially Serviced Mortgage Loan, will be required to seek the approval and consent of the Special Servicer, which consent will not be granted without the Special Servicer first obtaining the consent of the FM Controlling Holder, in connection with a Special Action; (v) with respect to the SM Component Mortgage Loan during any time period that a SM Control
Appraisal Period does not exist, the Master Servicer, if the SM Component
Mortgage Loan is a then Non-Specially Serviced Mortgage Loan, will be required to seek the approval and consent of the Special Servicer, which consent will not be granted without the Special Servicer first obtaining the consent of the SM
Controlling Holder, in connection with a Special Action; (vi) with respect to the LM Component Mortgage Loan during any time period that a LM Control
Appraisal Period does not exist, the Master Servicer, if the LM Component
Mortgage Loan is a then Non-Specially Serviced Mortgage Loan, will be required to seek the approval and consent of the Special Servicer, which consent will not be granted without the Special Servicer first obtaining the consent of the LM
Controlling Holder, in connection with a Special Action; (vii) with respect to the FM Pari Passu Note A-1 Mortgage Loan during any time period that a FM
Control Appraisal Period does not exist, the Special Servicer, if the FM Pari
Passu Note A-1 Mortgage Loan is a then Specially Serviced Mortgage Loan, will be required to seek the approval and consent of the FM Controlling Holder in connection with a Special Action; (viii) with respect to the SM Component
Mortgage Loan during any time period that a SM Control Appraisal

                                     S-178

Period does not exist, the Special Servicer, if the SM Component Mortgage Loan
is a then Specially Serviced Mortgage Loan, will be required to seek the approval and consent of the SM Controlling Holder in connection with a Special
Action; and (ix) with respect to the LM Component Mortgage Loan during any time period that a LM Control Appraisal Period does not exist, the Special Servicer, if the LM Component Mortgage Loan is a then Specially Serviced Mortgage Loan, will be required to seek the approval and consent of the LM Controlling Holder in connection with a Special Action.

     "ARD Loan" means a loan that provides for changes in payments and accrual of interest, including the capture of Excess Cash Flow from the related
Mortgaged Property and an increase in the applicable Mortgage Rate, if it is not paid in full by a specified date, the "Anticipated Repayment Date".

     "Asset Status Report" means a report to be prepared by the Special Servicer for each loan that becomes a Specially Serviced Mortgage Loan.

     "Assumed Monthly Payment" means an amount deemed due in respect of: (i) any
Mortgage Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and as to which no arrangements have been agreed to for collection of the delinquent amounts; or
(ii) any Mortgage Loan as to which the related Mortgaged Property has become an
REO Property. The Assumed Monthly Payment deemed due on any such Mortgage Loan delinquent as to its Balloon Payment, for its stated maturity date and for each successive Due Date that it remains outstanding, will equal the Monthly Payment that would have been due thereon on such date if the related Balloon Payment had not come due, but rather such Mortgage Loan had continued to amortize in accordance with its amortization schedule, if any, in effect immediately prior to maturity and had continued to accrue interest in accordance with such loan's terms in effect immediately prior to maturity. The "Assumed Monthly Payment"
deemed due on any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property, for each Due Date that such REO Property remains part of the Trust Fund, will equal the Monthly Payment (or, in the case of a
Mortgage Loan delinquent in respect of its Balloon Payment as described in the prior sentence, the Assumed Monthly Payment) due on the last Due Date Prior to the acquisition of such REO Property.

     "Available Distribution Amount" means, for any Distribution Date, in general:

          (a) all amounts on deposit in the Certificate Account as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following: (i) Monthly Payments collected but due on a Due Date subsequent to the related Collection
     Period; (ii) any payments of principal and interest, Liquidation Proceeds and Insurance and Condemnation Proceeds received after the end of the related Collection Period; (iii) Prepayment Premiums (which are separately distributable on the Certificates as hereinafter described); (iv) Excess
     Interest (which is distributable to the Class V Certificates as described in this prospectus supplement); (v) amounts that are payable or reimbursable to any person other than the Certificateholders (including amounts payable to the Master Servicer, the Special Servicer, any
     Sub-Servicers or the Trustee as compensation (including Trustee Fees,
     Master Servicing Fees, Special Servicing Fees, Workout Fees, Liquidation
     Fees and Default Charges) (to the extent Default Charges are not otherwise applied to cover interest on Advances or other expenses), assumption fees and modification fees), amounts payable in reimbursement of outstanding
     Advances, together with interest thereon, and amounts payable in respect of other Additional Trust Fund Expenses); (vi) amounts deposited in the
     Certificate Account in error; (vii) with respect to each Mortgage Loan which accrues interest on an Actual/360 Basis and any Distribution Date relating to the one month period preceding the Distribution Date in each
     February (and in any January of a year which is not a leap year), an amount equal to the related Withheld Amount; (viii) any amounts distributable to the Class FM Certificates in respect of the FM Pari Passu Note A-1 Mortgage
     Loan as described in clauses (iv) through (xv) under
     "--Distributions--Class FM Certificates and the FM Pari Passu Note A-1
     Mortgage Loan" in this prospectus supplement; (ix) any amounts distributable to the Class SM Certificates in

                                     S-179

     respect of the SM Component Mortgage Loan as described in clauses (iv)
     through (xxx) under "--Distributions--Class SM Certificates and the SM
     Component Mortgage Loan" in this prospectus supplement; and (x) any amounts distributable to the Class LM Certificates in respect of the LM Component
     Mortgage Loan as described in clauses (iv) through (vi) under
     "--Distributions--Class LM Certificates and the LM Component Mortgage Loan"
     in this prospectus supplement.

          (b) to the extent not already included in clause (a), any P&I Advances made with respect to such Distribution Date, any Compensating Interest
     Payments made by the Master Servicer to cover Prepayment Interest
     Shortfalls incurred during the related Collection Period and for the
     Distribution Date occurring in each March, the related Withheld Amounts remitted to the Trustee for distribution to the Certificateholders as described under "--Interest Reserve Account" in this prospectus supplement.

     "Average Daily Rate" or "ADR" means, with respect to a hotel Mortgaged
Property, the average rate charged at the Mortgaged Property per day.

     "Balance Per Unit" means, for each Mortgage Loan, the related balance of such Mortgage Loan divided by the number of Units, Rooms, Pads or SF (as applicable), provided that (i) with respect to the FM Pari Passu Note A-1
Mortgage Loan such calculation includes both the FM Pari Passu Note A-1 Mortgage
Loan and the FM Pari Passu Note A-2 Mortgage Loan (but excludes the FM
Subordinate Components), (ii) with respect to the SM Component Mortgage Loan such calculation includes only the SM Senior Component (and excludes the SM
Subordinate Components), (iii) with respect to the LM Component Mortgage Loan such calculation includes only the LM Senior Component (and excludes the LM
Subordinate Component)) and (iv) with respect to the 1901 Research Boulevard
Whole Loan such calculation includes only the 1901 Research Boulevard Mortgage
Loan (and excludes the 1901 Research Boulevard B Note). Accordingly such ratios would be higher if the pari passu note, subordinate component(s) and/or B notes
(as applicable) were included.

     "Balloon" or "Balloon Loan" means a Mortgage Loan that provides for monthly payments of principal based on an amortization schedule significantly longer than the related remaining term thereof, thereby leaving substantial principal amounts due and payable on their respective maturity dates, unless prepaid prior thereto.

     "Balloon or ARD Loan-to-Value Ratio", "Balloon or ARD LTV Ratio", "Balloon
or ARD LTV", "Maturity Date Loan-to-Value" or "Maturity Date LTV" means, with respect to any Mortgage Loan, the Balloon Payment of such Mortgage Loan divided by the Appraisal Value of the related Mortgage Loan; except,

          (i) with respect to the FM Pari Passu Note A-1 Mortgage Loan such calculation includes the FM Pari Passu Note A-1 Mortgage Loan and the FM
     Pari Passu Note A-2 Mortgage Loan (and excludes the FM Subordinate
     Components), (ii) with respect to the SM Component Mortgage Loan such calculation includes only the SM Senior Component (and excludes the SM
     Subordinate Components), (iii) with respect to the LM Component Mortgage
     Loan such calculation includes only the LM Senior Component (and excludes the LM Subordinate Component) and (iv) with respect to the 1901 Research
     Boulevard Whole Loan such calculation includes only the 1901 Research
     Boulevard Mortgage Loan (and excludes the 1901 Research Boulevard B Note).
     Accordingly such ratios would be higher if the pari passu note, subordinate component(s) and/or B notes (as applicable) were included; and

          (ii) with respect to three sets of Cross-Collateralized Mortgage Loans
     ((a) Loan Nos. 9415 and 9418, (b) Loan Nos. 58741 and 58742 and (c) Loan
     Nos. 20040410, 20040411 and 20040412 on Annex A to this prospectus supplement) (1) the aggregate Balloon Payment for the related
     Cross-Collateralized Mortgage Loans divided by (2) the aggregate Appraisal
     Value for the related Cross-Collateralized Mortgage Loans securing such
     Cross-Collateralized Mortgage Loans for such Cross-Collateralized Mortgage
     Loans.

     "Balloon Payment" means the principal amount due and payable, together with the corresponding interest payment, on a Balloon Loan on the related maturity date.

                                     S-180

     "Balloon Payment Interest Shortfall" means, with respect to any Balloon
Loan with a Maturity Date that occurs after, or that provides for a grace period for its Balloon Payment that runs past, the Determination Date in any calendar month, and as to which the Balloon Payment is actually received after the
Determination Date in such calendar month (but no later than its Maturity Date or, if there is an applicable grace period, beyond the end of such grace period), the amount of interest, to the extent not collected from the related
Determination Date, that would have accrued on the principal portion of such
Balloon Payment during the period from the related Maturity Date to, but not including, the first day of the calendar month following the month of maturity
(less the amount of related Master Servicing Fees that would have been payable from that uncollected interest and, if applicable, exclusive of any portion of that uncollected interest that would have been Default Interest).

     "Base Interest Fraction" means, with respect to any Principal Prepayment on any Mortgage Loan and with respect to any Class of Sequential Pay Certificates, a fraction (a) whose numerator is the amount, if any, by which (i) the
Pass-Through Rate on such Class of Certificates exceeds (ii) the Discount Rate and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the Discount Rate. However, under no circumstances will the Base Interest Fraction be greater than one. If such discount rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero.

     "Bridger" is defined on page S-76 to this prospectus supplement.

     "Cash Flow" means with respect to any Mortgaged Property, the total cash flow available for Annual Debt Service on the related Mortgage Loan, generally calculated as the excess of Revenues over Expenses, capital expenditures and tenant improvements and leasing commissions.

          (i) "Revenues" generally consist of certain revenues received in respect of a Mortgaged Property, including, for example, (A) for the
     Multifamily Mortgaged Properties, rental and other revenues; (B) for the
     Commercial Mortgaged Properties, base rent (less mark-to-market adjustments in some cases), percentage rent, expense reimbursements and other revenues;
     and (C) for hotel Mortgaged Properties, guest room rates, food and beverage charges, telephone charges and other revenues.

          (ii) "Expenses" generally consist of all expenses incurred for a
     Mortgaged Property, including for example, salaries and wages, the costs or fees of utilities, repairs and maintenance, marketing, insurance, management, landscaping, security (if provided at the Mortgaged Property)
     and the amount of real estate taxes, general and administrative expenses, ground lease payments, and other costs but without any deductions for debt service, depreciation and amortization or capital expenditures therefor. In the case of hotel Mortgaged Properties, Expenses include, for example, expenses relating to guest rooms (hotels only), food and beverage costs, telephone bills, and rental and other expenses, and such operating expenses as general and administrative, marketing and franchise fees.

In certain cases, Full Year Cash Flow, Most Recent Cash Flow and/or U/W Cash
Flow have been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Such Cash Flow does not necessarily reflect accrual of certain costs such as capital expenditures and leasing commissions and does not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures and non-recurring items may have been treated by a borrower as an expense but were deducted from Most Recent Expenses, Full
Year Expenses or U/W Expenses to reflect normalized Most Recent Cash Flow, Full
Year Cash Flow or U/W Cash Flow, as the case may be. The Depositor has not made any attempt to verify the accuracy of any information provided by each borrower or to reflect changes that may have occurred since the date of the information provided by each borrower for the related Mortgaged Property. Such Cash Flow was not necessarily determined in accordance with GAAP. Such Cash Flow is not a substitute for net income determined in accordance with GAAP as a measure of the results of a Mortgaged

                                     S-181

Property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. Moreover, in certain cases such Cash Flow may reflect partial-year annualizations.

     "Certificate Balance" means for any Class of Sequential Pay Certificates,
Class FM Certificates, Class SM Certificates or Class LM Certificates
outstanding at any time will be the then aggregate stated principal amount thereof.

     "Certificate Owner" means a beneficial owner of an Offered Certificate.

     "Certificate Registrar" means the Trustee in its capacity as registrar.

     "Class" is defined on page S-122 to this prospectus supplement.

     "Class A Certificates" is defined on page S-122 to this prospectus supplement.

     "Class A-SB Planned Principal Balance" means, for any Distribution Date, the balance shown for such Distribution Date in the table set forth in Annex D to this prospectus supplement.

     "Class FM Certificates" is defined on page S-122 to this prospectus supplement.

     "Class SM Certificates" is defined on page S-122 to this prospectus supplement.

     "Class X Certificates" is defined on page S-122 to this prospectus supplement.

     "Class XC Strip Rates" means the strip rates related the calculation of the
Class XC Pass-Through Rate as described under "Description of the
Certificates--Pass-Through Rates" in this prospectus supplement.

     "Class XP Fixed Strip Rate" means [    ]%.

     "Class XP Strip Rates" means the strip rates related the calculation of the
Class XP Pass-Through Rate as described under "Description of the
Certificates--Pass-Through Rates" in this prospectus supplement.

     "CMSA NOI Adjustment Worksheet" is defined on page S-152 to this prospectus supplement.

     "CMSA Operating Statement Analysis Report" is defined on page S-152 to this prospectus supplement.

     "Collateral Substitution Deposit" means an amount that will be sufficient to (a) purchase U.S. government obligations (or in some instances the applicable
Mortgage Loan documents may require the borrower to deliver the U.S. government obligations referenced in this clause (3)) providing for payments on or prior to, but as close as possible to, all successive scheduled payment dates from the
Release Date to the related maturity date or Anticipated Repayment Date (or, in certain cases, the commencement of the related Open Period) in amounts sufficient to pay the scheduled payments (including, if applicable, payments due on the 1901 Research Boulevard B Note and the subordinate components of each of the FM Pari Passu Note A-1 Mortgage Loan, the SM Component Mortgage Loan and the
LM Component Mortgage Loan in the case of the related Mortgage Loan) due on such dates under the Mortgage Loan or the defeased amount thereof in the case of a partial defeasance and (b) pay any costs and expenses incurred in connection with the purchase of such U.S. government obligations.

     "Collection Period" is defined on page S-11 to this prospectus supplement.

     "Commercial Loan" means a Mortgage Loan secured by a Commercial Mortgaged
Property.

     "Commercial Mortgaged Property" means a hotel, retail shopping mall or center, an office building or complex, an industrial or warehouse building, a self-storage facility or a parking garage facility.

     "Compensating Interest Payment" means a cash payment from the Master
Servicer to the Trustee in an amount equal to the sum of (i) the aggregate amount of Balloon Payment Interest Shortfalls, if any, incurred in connection with Balloon Payments received in respect of the Mortgage

                                     S-182

Loans during the most recently ended Collection Period, plus (ii) the lesser of
(A) the aggregate amount of Prepayment Interest Shortfalls, if any, incurred in connection with principal prepayments received in respect of the Mortgage Loans during the most recently ended Collection Period, and (B) the aggregate of (1)
that portion of its Master Servicing Fees for the related Collection Period that is, in the case of each and every Mortgage Loan and REO Loan for which such
Master Servicing Fees are being paid in such Collection Period, calculated at
0.02% per annum, and (2) all Prepayment Interest Excesses received in respect of the Mortgage Loans during the most recently ended Collection Period, plus (iii)
in the event that any principal prepayment was received on the last business day of the second most recently ended Collection Period, but for any reason was not included as part of the Master Servicer Remittance Amount for the preceding
Master Servicer Remittance Date (other than because of application of the subject principal prepayment for another purpose), the total of all interest and other income accrued or earned on the amount of such principal prepayment while it is on deposit with the Master Servicer.

     "Component Mortgage Loan REMIC" is defined on page S-167 to this prospectus supplement.

     "Controlling Class" means, as of any date of determination, the outstanding
Class of Sequential Pay Certificates with the lowest payment priority (the Class
A Certificates being treated as a single Class for this purpose) that has a then outstanding Certificate Balance at least equal to 25% of its initial Certificate
Balance (or, if no Class of Sequential Pay Certificates has a Certificate
Balance at least equal to 25% of its initial Certificate Balance, then the
Controlling Class will be the outstanding Class of Sequential Pay Certificates with the then largest outstanding Class principal balance). The Controlling
Class as of the Delivery Date will be the Class P Certificates.

     "Controlling Class Certificateholder" means each Holder (or Certificate
Owner, if applicable) of a Certificate of the Controlling Class as certified to the Trustee from time to time by such Holder (or Certificate Owner).

     "Controlling Holder" means the FM Controlling Class Holder, the SM
Controlling Class Holder or the LM Controlling Class Holder, as applicable.

     "Corrected Mortgage Loan" means any Mortgage Loan or Serviced Whole Loan which ceases to be a Specially Serviced Mortgage Loan (and as to which the
Master Servicer will re-assume servicing responsibilities) at such time as such of the following as are applicable occur with respect to the circumstances that caused the loan to be characterized as a Specially Serviced Mortgage Loan (and provided that no other Servicing Transfer Event then exists): (a) in the case of the circumstances described in clause (a) above, if and when the related mortgagor has made three consecutive full and timely Monthly Payments under the terms of such loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Master
Servicer or the Special Servicer pursuant to the Pooling and Servicing
Agreement); (b) in the case of the circumstances described in clauses (b), (d),
(e) and (f) above, if and when such circumstances cease to exist in the reasonable judgment of the Special Servicer; (c) in the case of the circumstances described in clause (c) above, if and when such default is cured in the reasonable judgment of the Special Servicer; and (d) in the case of the circumstances described in clause (g) above, if and when such proceedings are terminated.

     "Cross-Collateralized Mortgage Loan" means a Mortgage loan that is part of a set of cross-collateralized and cross-defaulted Mortgage Loans.

     "Cut-off Date" is defined on page S-11 to this prospectus supplement.

     "Cut-off Date Balance" means, for each Mortgage Loan, the unpaid principal balance thereof as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received.

     "Cut-off Date Loan-to-Value Ratio", "Cut-off Date LTV Ratio" or "Cut-off
Date LTV" means, with respect to any Mortgage Loan, the Cut-off Date Balance of such Mortgage Loan divided by the Appraisal Value of the related Mortgage Loan, except:

                                     S-183

          (1) with respect to two Holdback Loans (Loan No. 20050596 and 20055066
     on Annex A to this prospectus supplement), the Cut-off Date Balance of such
     Holdback Loan (net of the amount of the holdback) divided by the Appraisal
     Value of the related Mortgage Loan for such Holdback Loan; and

          (2) (i) with respect to the FM Pari Passu Note A-1 Mortgage Loan such calculation includes the FM Senior Component and the FM Pari Passu Note A-2
     Mortgage Loan (and excludes the FM Subordinate Components), (ii) with respect to the SM Component Mortgage Loan such calculation includes only the SM Senior Component (and excludes the SM Subordinate Components), (iii)
     with respect to the LM Component Mortgage Loan such calculation includes only the LM Senior Component (and excludes the LM Subordinate Component)
     and (iv) with respect to the 1901 Research Boulevard Whole Loan such calculation includes only the 1901 Research Boulevard Mortgage Loan (and excludes the 1901 Research Boulevard B Note). Accordingly such ratios would be higher if the pari passu note, subordinate component(s) and/or B notes
     (as applicable) were included; and

          (3) with respect to three sets of Cross-Collateralized Mortgage Loans
     (a) Loan Nos. 9415 and 9418, (b) Loan Nos. 58741 and 58742 and (c) Loan
     Nos. 20040410, 20040411 and 20040412 on Annex A to this prospectus supplement) (1) the aggregate Cut-off Date Balance for the related
     Cross-Collateralized Mortgage Loans divided by (2) the aggregate Appraisal
     Value for the such Cross-Collateralized Mortgage Loans.

     "Default Charges" means late payment charges and Default Interest.

     "Default Interest" means interest (other than Excess Interest) in excess of interest at the related Mortgage Rate accrued as a result of a default and/or late payment charges.

     "Defaulted Mortgage Loan" means a Mortgage Loan (i) that is delinquent 60 days or more in respect to a Monthly Payment (not including the Balloon Payment)
or (ii) is delinquent in respect of its Balloon Payment unless the Master
Servicer has, on or prior to the due date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan within 60 days after the due date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan will immediately become a Defaulted Mortgage Loan), in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note, or (iii) as to which the
Master Servicer or Special Servicer has, by written notice to the related mortgagor, accelerated the maturity of the indebtedness evidenced by the related
Mortgage Note.

     "Defeasance" means (for purposes of Annex A to this prospectus supplement), with respect to any Mortgage Loan, that such Mortgage Loan is subject to a
Defeasance Option.

     "Defeasance Lock-out Period" or "DLP" means the time after the specified period, which is at least two years from the Delivery Date, provided no event of default exists, during which the related borrower may obtain a release of a
Mortgaged Property from the lien of the related Mortgage by exercising its
Defeasance Option.

     "Defeasance Option" means the option of the related borrower to obtain a release of a Mortgaged Property from the lien of the related Mortgage during the
Defeasance Lock-out Period, which is at least two years from the Delivery Date, provided no event of default exists and other conditions are satisfied as described in this prospectus supplement.

     "Definitive Certificate" means a fully registered physical certificate.

     "Delivery Date" is defined on page S-11 to this prospectus supplement.

     "Depositor" is defined on page S-10 to this prospectus supplement.

     "Determination Date" is defined on page S-11 to this prospectus supplement.

     "Directing Certificateholder" means the Controlling Class Certificateholder
(or a representative selected by such Controlling Class Certificateholder to act on its behalf) selected by the majority

                                     S-184

Certificateholder of the Controlling Class, as certified by the Trustee from time to time; provided, however, that (i) absent such selection, or (ii) until a
Directing Certificateholder is so selected, or (iii) upon receipt of a notice from a majority of the Controlling Class, by Certificate Balance, that a
Directing Certificateholder is no longer designated, the Controlling Class
Certificateholder that owns the largest aggregate Certificate Balance of the
Controlling Class will be the Directing Certificateholder. As of the Delivery
Date the Directing Certificateholder is JER Investors Trust Inc..

     "Discount Rate" means, with respect to any prepayment premium calculation, the yield on the U.S. Treasury issue with a maturity date closest to the maturity date for the Mortgage Loan being prepaid (if applicable, converted to a monthly compounded nominal yield), or an interpolation thereof, in any case as specified and used in accordance with the related Mortgage Loan documents in calculating the Prepayment Premium with respect to the related prepayment;
provided, however, that for any Mortgage Loan subject to a Fixed Prepayment
Premium, the Discount Rate means the yield on the U.S. Treasury issue with a
Maturity Date closest to the Maturity Date for the Mortgage Loan being prepaid, or an interpolation thereof.

     "Distributable Certificate Interest" is defined on page S-141 to this prospectus supplement.

     "Distribution Date" is defined on page S-11 to this prospectus supplement.

     "Distribution Date Statement" is defined on page S-150 to this prospectus supplement.

     "DTC" means The Depository Trust Company.

     "Due Date" means the first day of each month.

     "Emergency Advance" means a Servicing Advance that must be made within five business days in order to avoid a material adverse consequence to the Trust
Fund.

     "Environmental Report" means (A) an environmental site assessment, an environmental site assessment update or a transaction screen that was performed by an independent third-party environmental consultant with respect to a
Mortgaged Property securing a Mortgage Loan in connection with the origination of such Mortgage Loan and (B) if applicable, a third-party consultant also conducted a Phase II environmental site assessment of a Mortgaged Property.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "Excess Cash Flow" means all remaining monthly cash flow, if any, after paying all debt service, required reserves, permitted operating expenses and capital expenditures from a Mortgaged Property related to an ARD Loan from and after the Anticipated Repayment Date.

     "Excess Interest" means interest accrued on an ARD Loan at the related
Excess Interest Rate.

     "Excess Interest Distribution Account" means the account (which may be a sub-account of the Distribution Account) to be established and maintained by the
Trustee in the name of the Trustee for the benefit of the Class V
Certificateholders.

     "Excess Interest Rate" means the difference in rate of an ARD Loan's
Revised Rate over the related Mortgage Rate.

     "Excluded Plan" means a Plan sponsored by any member of the Restricted
Group.

     "Exemption" means, collectively, the individual prohibited transaction exemptions granted by the U.S. Department of Labor to Bank of America
Corporation (PTE 93-31, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41),
Barclays Capital Inc. (PTE 2004-03E), Bear Stearns & Co. Inc. (PTE 90-30, as
amended by PTE 97-34, PTE 2000-58 and PTE 2002-41), Goldman, Sachs & Co. (PTE
89-88, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41) and Greenwich
Capital Markets, Inc (PTE 90-59, as amended by PTE 97-34, PTE 2000-58 and PTE
2002-41).

     "Exemption-Favored Party" means (a) Bank of America Corporation, (b) each of the Underwriters, (c) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Bank of
America Corporation (such as Banc of America Securities LLC) or any other
Underwriter, and (d) any member of the underwriting syndicate or selling group of which a person described in (a), (b) or (c) is a manager or co-manager with respect to the Offered Certificates.

                                     S-185

     "Fashion Show Mall Intercreditor Agreement" is defined on page S-85 to this prospectus supplement.

     "Fashion Show Mall Mortgaged Property" is defined on page S-85 to this prospectus supplement.

     "Fashion Show Mall Note A-1 Junior Portion" is defined on page S-85 to this prospectus supplement.

     "Fashion Show Mall Note A-1 Senior Portion" is defined on page S-85 to this prospectus supplement.

     "Fashion Show Mall Pari Passu Noteholders" is defined on page S-85 to this prospectus supplement.

     "Fashion Show Mall Pari Passu Note A-1" is defined on page S-85 to this prospectus supplement.

     "Fashion Show Mall Pari Passu Note A-2" is defined on page S-85 to this prospectus supplement.

     "Fashion Show Mall Purchase Option Holder" is defined on page S-88 to this prospectus supplement.

     "Fashion Show Mall Repurchase Price" is defined on page S-88 to this prospectus supplement.

     "Fitch" means Fitch, Inc.

     "Fixed Prepayment Premium" means, with respect to Loan No. 11200 to this prospectus supplement, the fixed one percent prepayment premium that is due in connection with any voluntary principal prepayment on such Mortgage Loan during the nine payment period after the 47th payment of the term of such Mortgage
Loan.

     "FM Accrued Component Interest" means, in respect of each of FM Components for each Distribution Date, one calendar month's interest at the applicable interest rate (net of the Administrative Fee Rate) for such FM Component, which, in the case of the FM Senior Component, is equal to approximately
[     ]% per annum and, in the case of the FM-A Component, the FM-B Component, the FM-C Component and the FM-D Component, respectively, is equal to the
Pass-Through Rate of the Class FM-A Certificates, the Class FM-B Certificates,
the Class FM-C Certificates and the Class FM-D Certificates, respectively. The
FM Senior Component and the FM Subordinate Components accrue interest on an
Actual/360 Basis.

     "FM-A Component" is defined on page S-89 to this prospectus supplement.

     "FM-B Component" is defined on page S-89 to this prospectus supplement.

     "FM-C Component" is defined on page S-89 to this prospectus supplement.

     "FM Component Distributable Interest" means, in respect of each of the FM
Components for each Distribution Date, the FM Accrued Component Interest in respect of such FM Component reduced by such component's allocable share of any
Prepayment Interest Shortfall for such Distribution Date.

     "FM Component Principal Entitlement" means, with respect to any FM
Component (a) prior to any monetary or other material events of default under the Fashion Show Mall Whole Loan, an amount equal to such FM Component's pro rata share of the FM Principal Distribution Amount and (b) after any monetary or other material event of default under the Fashion Show Mall Whole Loan, an amount equal to the lesser of (i) the outstanding principal balance of such FM
Component and (ii) the portion of the FM Principal Distribution Amount remaining after giving effect to all distributions of higher priority on such Distribution
Date.

     "FM Control Appraisal Period" means that the outstanding aggregate principal balance of all of the FM Pari Passu Note A-1 Subordinate Components of
the FM Pari Passu Note A-1 Mortgage Loan (net of any Appraisal Reduction
Amounts, principal payments, realized losses and unreimbursed additional trust fund expenses) is less than 25% of its original principal balance.

     "FM Controlling Class" means, as of any date of determination, the outstanding Class of Class FM Certificates with the lowest payment priority that has a then outstanding Certificate Balance at

                                     S-186

least equal to 25% of its initial Certificate Balance (or, if no Class of Class
FM Certificates has a Certificate Balance at least equal to 25% of its initial
Certificate Balance, then the FM Controlling Class will be the outstanding Class of Class FM Certificates with the then largest outstanding Class principal balance). The FM Controlling Class as of the Delivery Date will be the Class
FM-D Certificates.

     "FM Controlling Class Holder" means the holders of a majority percentage interest in the FM Controlling Class.

     "FM Controlling Holder" means, with respect to any date of determination,
(a) prior to the occurrence of a FM Control Appraisal Period, the FM Controlling
Class Holder, and (b) during the occurrence and the continuance of a FM Control
Appraisal Period, the Fashion Show Mall Pari Passu Noteholders; provided, however, that neither the borrower nor any affiliate of the borrower will ever be the FM Controlling Holder. Pursuant to the Pooling and Servicing Agreement,
the FM Controlling Class Holder will be permitted to exercise the rights of the
FM Controlling Holder prior to the occurrence of a FM Control Appraisal Period.
Pursuant to the Fashion Show Mall Intercreditor Agreement, the Fashion Show Mall
Pari Passu Noteholders (which includes the Trust Fund as the holder of the
Fashion Show Mall Pari Passu Note A-1) will be required to vote on any matter requiring the direction and/or consent of the FM Controlling Holder, except that under the Fashion Show Mall Intercreditor Agreement, other than during a FM
Control Appraisal Period, only the vote of the Trust Fund, as the holder of
Fashion Show Mall Pari Passu Note A-1, will be required. During such times as the Trustee, on behalf of the Trust Fund, is required to vote on any matter requiring the direction and/or consent of the FM Controlling Holder, the FM
Controlling Holder will direct the Trustee's vote as set forth in the Pooling and Servicing Agreement. During such times as the vote of both Fashion Show Mall
Pari Passu Noteholders is required, the voting rights given to each Fashion Show
Mall Pari Passu Noteholder will be weighted based on the related Fashion Show
Mall Pari Passu Note's portion of the outstanding principal balance of the
Fashion Show Mall Whole Loan. As set forth in the Fashion Show Mall
Intercreditor Agreement, any matter requiring the vote of the Fashion Show Mall
Pari Passu Noteholders as the FM Controlling Holder will generally require the holders of 50% or more of such voting rights to agree whether or not to make any such decision. If the holders of 50% or more of the voting rights do not agree, the Fashion Show Mall Pari Passu Noteholder with the largest outstanding principal balance will make any such decision.

     "FM-D Component" is defined on page S-89 to this prospectus supplement.

     "FM Pari Passu Note A-1 Mortgage Loan" is defined on page S-89 to this prospectus supplement.

     "FM Principal Distribution Amount" means, for any Distribution Date, in general, the aggregate of the following: (a) the principal portions of all
Monthly Payments (other than a Balloon Payment) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the FM Pari Passu Note A-1
Mortgage Loan for the Due Date occurring during the related Collection Period;
(b) all voluntary principal prepayments received on the FM Pari Passu Note A-1
Mortgage Loan during the related Collection Period; (c) with respect to the FM
Pari Passu Note A-1 Mortgage Loan if its stated maturity date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause (d) below)
made by or on behalf of the borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the
FM Pari Passu Note A-1 Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; (d) all Liquidation
Proceeds and Insurance and Condemnation Proceeds received on the FM Pari Passu
Note A-1 Mortgage Loan during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect

                                     S-187

of the FM Pari Passu Note A-1 Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and (e) the portion any amount described in clause (e) of the definition of Principal Distribution
Amount, as described under "--Distributions--Principal Distribution Amounts" in this prospectus supplement that is attributable to the FM Pari Passu Note A-1
Mortgage Loan.

     "FM Schedule" means the payment of principal and interest under the FM Pari
Passu Note A-1 Mortgage Loan based on an interest rate under the whole loan of
3.7935% per annum (with the accrual of interest calculated on an Actual/360
Basis), a 30-year amortization term with each respective scheduled monthly payment made by the borrower calculated on a 30/360 Basis. The portion of the FM
Schedule applicable to the Senior Component is contained in Annex F-1 to this prospectus supplement.

     "FM Senior Balance" means the deemed principal balance related to the FM
Senior Component for purposes of calculating the allocation of collections on the FM Pari Passu Note A-1 Mortgage Loan between the FM Senior Component, on the one hand, and the FM Subordinate Components on the other hand.

     "FM Senior Component" is defined on page S-89 to this prospectus supplement.

     "FM Senior Component Principal Distribution Amount" means an amount equal to the FM Component Principal Entitlement for the FM Senior Component for such
Distribution Date.

     "FM Subordinate Balance" means the deemed principal balance related to each
FM Subordinate Component for purposes of calculating the allocation of collections on the FM Pari Passu Note A-1 Mortgage Loan between the FM Senior
Component, on the one hand, and the FM Subordinate Components on the other hand.

     "FM Subordinate Components" is defined on page S-89 to this prospectus supplement.

     "Full Year Cash Flow" means, with respect to any Mortgaged Property, the
Cash Flow derived therefrom that was available for debt service, calculated as
Full Year Revenues less Full Year Expenses, Full Year capital expenditures and
Full Year tenant improvements and leasing commissions. See also "Cash Flow"
above.

          (i) "Full Year Revenues" are the Revenues received (or annualized or estimated in certain cases) in respect of a Mortgaged Property for the
     12-month period ended as of the Full Year End Date, based upon the latest available annual operating statement and other information furnished by the borrower for its most recently ended fiscal year.

          (ii) "Full Year Expenses" are the Expenses incurred (or annualized or estimated in certain cases) for a Mortgaged Property for the 12-month period ended as of the Full Year End Date, based upon the latest available annual operating statement and other information furnished by the borrower for its most recently ended fiscal year.

     "Full Year DSCR" means, with respect to any other Mortgage Loan (a) the
Full Year Cash Flow for the related Mortgage Loan divided by (b) the Annual Debt
Service for such Mortgage Loan;

          (1) with respect to the Holdback Loans (a) the Full Year Cash Flow for
     the related Mortgage Loan divided by (b) the Annual Debt Service for such
     Holdback Loan (net of the debt service in respect of the holdback);

          (2) with respect to three sets of Cross-Collateralized Mortgage Loans
     ((a) Loan Nos. 9415 and 9418, (b) Loan Nos. 58741 and 58742 and (c) Loan
     Nos. 20040410, 20040411 and 20040412 on Annex A to this prospectus supplement) (1) the aggregate Full Year Cash Flow for such
     Cross-Collateralized Mortgage Loans divided by (2) the aggregate Annual
     Debt Service for such Cross-Collateralized Mortgage Loans; and

          (3) (i) with respect to the FM Pari Passu Note A-1 Mortgage Loan such calculation includes both the FM Pari Passu Note A-1 Mortgage Loan and the
     FM Pari Passu Note A-2 Mortgage Loan (but excludes the FM Subordinate
     Components), (ii) with respect to the SM Component

                                     S-188

     Mortgage Loan such calculation includes only the SM Senior Component (and excludes the SM Subordinate Components) and (iii) with respect to the LM
     Component Mortgage Loan such calculation includes only the LM Senior
     Component (and excludes the LM Subordinate Component) and (v) with respect to the 1901 Research Boulevard Whole Loan such calculation includes only the 1901 Research Boulevard Mortgage Loan (and excludes the 1901 Research
     Boulevard B Note). Accordingly such ratios would be lower if the pari passu note, subordinate component(s) and/or B notes (as applicable) were included.

     "Full Year End Date" means, with respect to each Mortgage Loan, the date indicated on Annex A to this prospectus supplement as the "Full Year End Date"
with respect to such Mortgage Loan, which date is generally the end date with respect to the period covered by the latest available annual operating statement provided by the related borrower.

     "Fully Amortizing" means fully amortizing Mortgage Loan, except that such
Mortgage Loan may have a payment due at its maturity in excess of its scheduled
Monthly Payment.

     "GAAP" means generally accepted accounting principles.

     "Group 1 Balance" means the aggregate principal balance equal of the
Mortgage Loans in Loan Group 1 as of the Cut-off Date, $2,102,906,756.

     "Group 1 Principal Distribution Amount" means the Principal Distribution
Amount applicable to just the Loan Group 1 Mortgage Loans.

     "Group 2 Balance" means the aggregate principal balance equal of the
Mortgage Loans in Loan Group 2 as of the Cut-off Date, $219,184,186.

     "Group 2 Principal Distribution Amount" means the Principal Distribution
Amount applicable to just the Loan Group 2 Mortgage Loans.

     "Group Balance" means either the Group 1 Balance or the Group 2 Balance.

     "Group Balances" means the Group 1 Balance and the Group 2 Balance.

     "Holdback Loans" means Loan Nos. 58660, 20050596 and 20055066 on Annex A to this prospectus supplement which, for purposes of calculating the related debt service coverage ratio, excludes the holdback reserve of $1,750,000, $1,250,000 or $350,000, respectively.

     "Hyper Am" means (for purposes of Annex A to this prospectus supplement)
ARD Loans.

     "Initial Pool Balance" means the aggregate Cut-off Date balance of the
Mortgage Loans, $2,322,090,942, subject to a variance of plus or minus 5%.

     "Int Diff (MEY)" means a method of calculation of a yield maintenance premium. Under this method prepayment premiums are generally equal to an amount equal to the greater of (a) 1% of the principal amount being prepaid, or (b) the present value of a series of payments each equal to the Int Diff Payment Amount over the remaining original term of the related Mortgage Note and on the maturity date of the related Mortgage Loans, discounted at the Reinvestment
Yield for the number of months remaining as of the date of such prepayment to each such date that payment is required under the related Mortgage Loan documents and the maturity date of the related Mortgage Loans. "Int Diff Payment
Amount" means the amount of interest which would be due on the portion of the
Mortgage Loan being prepaid, assuming a per annum interest rate equal to the excess (if any) of the Mortgage Rate of the related Mortgage Loan over the
Reinvestment Yield. "Reinvestment Yield" means the yield rate for the specified
U.S. Treasury security as described in the underlying Mortgage Note converted to a monthly compounded nominal yield.

     o    Loan Nos. 58628, 58621, 58622, 58585, 58609 and 58638 have been assumed to be included in this category for purposes of Annex A to this prospectus supplement.

     o    With respect to Loan No. 58638, the Int Diff Payment Amount will be calculated as described above, but assuming a per annum interest rate equal to the excess (if any) of the Mortgage Rate of the related
          Mortgage Loan over the sum of the Reinvestment Yield and fifty (50)
          basis points.

                                     S-189

     "Interest Only" means any Mortgage Loan which requires scheduled payments of interest only until the related Maturity Date or Anticipated Repayment Date.

     "Interest Reserve Account" means the account (which may be a sub-account of the Certificate Account) to be established and maintained by the Master Servicer in the name of the Trustee for the benefit of the Certificates.

     "IO Balloon"means any Mortgage Loan which requires only scheduled payments of interest for some (but not all) of the term of the related Mortgage Loan and that has a significant outstanding balance at maturity.

     "Leasable Square Footage", "Net Rentable Area (SF)" or "NRA" means, in the case of a Mortgaged Property operated as a retail, office, parking garage, industrial or warehouse facility, the square footage of the net leasable area.

     "Liquidation Fee" means the fee generally payable to the Special Servicer in connection with the liquidation of a Specially Serviced Mortgage Loan.

     "Liquidation Fee Rate" means (i) 1.0% (100 basis points) with respect to
Mortgage Loans which have a then outstanding Stated Principal Balance of less than twenty million dollars and (ii) 0.75% (75 basis points) with respect to
Mortgage Loans which have a then outstanding Stated Principal Balance equal to or greater than twenty million dollars to, the related payment or proceeds
(other than any portion thereof that represents accrued but unpaid Excess
Interest or Default Interest).

     "LM Accrued Component Interest" means, in respect of the LM Subordinate
Component for each Distribution Date, one calendar month's interest at the applicable interest rate (net of the Administrative Fee Rate) for the LM
Subordinate Component, which, in the case of the LM Senior Component, is equal to approximately [ ]% per annum and, in the case of the LM Component, is equal to the Pass-Through Rate of the Class LM Certificates. The LM Senior Component
and the LM Subordinate Component accrue interest on an Actual/360 Basis.

     "LM Component Distributable Interest" means, in respect of the LM
Subordinate Component for each Distribution Date, the LM Accrued Component
Interest in respect of the LM Subordinate Component reduced by the component's allocable share (calculated as described in the definition of LM Accrued
Component Interest) of any Prepayment Interest Shortfall for such Distribution
Date.

     "LM Component Mortgage Loan" is defined on page S-90 to this prospectus supplement.

     "LM Component Principal Entitlement" means, with respect to any LM
Subordinate Component (a) prior to any monetary or other material event of default under the LM Component Mortgage Loan, an amount equal to such LM
Subordinate Component's pro rata share of the LM Principal Distribution Amount and (b) after any monetary or other material event of default under the LM
Component Mortgage Loan, an amount equal to the lesser of (i) the outstanding principal balance of such LM Subordinate Component and (ii) the portion of the
LM Principal Distribution Amount remaining after giving effect to all distributions of higher priority on such Distribution Date.

     "LM Control Appraisal Period" means that the outstanding principal balance of the LM Subordinate Component of the LM Component Mortgage Loan (net of any
Appraisal Reduction Amounts, principal payments, realized losses and unreimbursed additional trust fund expenses) is less than 25% of its original principal balance.

     "LM Controlling Holder" means (a) prior to the occurrence of a LM Control
Appraisal Period, holders of a majority percentage interest in the Class LM
Certificates, and (b) during the occurrence and the continuation of a LM Control
Appraisal Period, the Directing Certificateholder.

     "LM Principal Distribution Amount" means, for any Distribution Date, in general, the aggregate of the following: (a) the principal portions of all
Monthly Payments (other than a Balloon Payment) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the LM Component Mortgage
Loan for the Due Date occurring during the related Collection Period; (b) all voluntary principal prepayments received on the LM Component Mortgage Loan during the related

                                     S-190

Collection Period; (c) with respect to the LM Component Mortgage Loan, if its stated maturity date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause (d) below) made by or on behalf of the borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly
Payment deemed due, in respect of the LM Component Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;
(d) all Liquidation Proceeds and Insurance and Condemnation Proceeds received on the LM Component Mortgage Loan during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents recovery of the principal portion of any Monthly Payment (other than a Balloon
Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the LM Component Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and (e) the portion any amount described in clause (f) of the definition of Principal
Distribution Amount, as described under "--Distributions--Principal Distribution
Amounts" in this prospectus supplement that is attributable to the LM Component
Mortgage Loan.

     "LM Schedule" means the payment of principal and interest under the LM
Component Mortgage Loan based on an interest rate under the whole loan of 6.073%
per annum (with the accrual of interest calculated on an Actual/360 Basis), an
18-year amortization term with each respective scheduled monthly payment made by the borrower calculated on a 30/360 Basis. The portion of the LM Schedule applicable to the LM Senior Component is contained in Annex F-4 to this prospectus supplement.

     "LM Senior Balance" means the deemed principal balance related to the LM
Senior Component for purposes of calculating the allocation of collections on the LM Component Mortgage Loan between the LM Senior Component, on the one hand, and the LM Subordinate Component on the other hand.

     "LM Senior Component" is defined on page S-90 to this prospectus supplement.

     "LM Subordinate Balance" means the deemed principal balance related to the
LM Subordinate Component for purposes of calculating the allocation of collections on the LM Component Mortgage Loan between the LM Senior Component, on the one hand, and the LM Subordinate Component on the other hand.

     "LM Subordinate Component" is defined on page S-90 to this prospectus supplement.

     "Loan Group 1" means one of the two loan groups that make up the Mortgage
Pool. Loan Group 1 will consist of 111 Mortgage Loans with an aggregate principal balance equal to the Group 1 Balance and representing approximately
90.6% of the aggregate principal balance of the Mortgage Pool as of the Cut-off
Date. Annex A to this prospectus supplement sets forth the Loan Group designation with respect to each Mortgage Loan.

     "Loan Group 2" means one of the two loan groups that make up the Mortgage
Pool. Loan Group 2 will consist of 24 Mortgage Loans with an aggregate principal balance equal to the Group 2 Balance (or approximately 83.3% of the aggregate principal balance of the Mortgage Loans secured by multifamily properties and approximately 15.7% of the aggregate principal balance of the Mortgage Loans secured by manufactured housing properties) and representing approximately 9.4%
of the aggregate principal balance of the Mortgage Pool as of the Cut-off Date.
Annex A to this prospectus supplement sets forth the Loan Group designation with respect to each Mortgage Loan.

     "Lock-out Period" or "LOP" means a period during which voluntary principal prepayments are prohibited.

     "MAI" means a member of the Appraisal Institute.

     "Major Tenant" means any tenant at a Commercial Mortgaged Property (other than a single tenant) that rents at least 20% of the Leasable Square Footage (as defined in Annex A to this prospectus supplement) at such property.

                                     S-191

     "Master Servicer" is defined on page S-10 to this prospectus supplement.

     "Master Servicer Remittance Date" means, for any month, the business day preceding each Distribution Date.

     "Master Servicing Fee" means principal compensation to be paid to the
Master Servicer in respect of its master servicing activities.

     "Master Servicing Fee Rate" means the range of fees to be paid to the
Master Servicer in respect of the Mortgage Loans.

     "Maturity" or "Maturity Date" means, with respect to any Mortgage Loan, the date specified in the related Mortgage Note as its Maturity Date or, with respect to any ARD Loan, its Anticipated Repayment Date.

     "Maturity Assumptions" is defined on S-161 to this prospectus supplement.

     "Maturity Date Balance" means, with respect to any Mortgage Loan, the balance due at Maturity, or in the case of an ARD Loans, the related Anticipated
Repayment Date, assuming no prepayments, defaults or extensions.

     "MERS" means Mortgage Electronic Registration Systems, Inc.

     "MERS Designated Mortgage Loan" means a Mortgage Loan which shows the
Trustee on behalf of the Trust as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

     "Modified Mortgage Loan" means any Mortgage Loan or Serviced Whole Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer in a manner that: (i) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan or Serviced
Whole Loan); (ii) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value (as is) of the property to be released; or (iii) in the reasonable judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or Serviced Whole Loan or reduces the likelihood of timely payment of amounts due thereon.

     "Monthly Payment" means, with respect to any Mortgage Loan or Serviced
Whole Loan, scheduled monthly payments of principal and interest on Mortgage
Loan or Serviced Whole Loan except as follows:

          (1) with respect to Interest Only loans, the related "Monthly Payment"
     is equal to zero, however, for purposes of calculating any debt service coverage ratio, the scheduled monthly payment is equal to the interest payment amount;

          (2) with respect to any IO Balloon or any Partial Interest Only Loans,
     the related "Monthly Payment" is equal to the principal and interest beginning after the amortization commencement date;

          (3) with respect to Loan No. 41699 on Annex A to this prospectus supplement, the related "Monthly Payment" is equal to the average of the first 12 scheduled monthly payments of principal and interest after the amortization commencement date as set forth on the related Amortization
     Schedule;

          (4) with respect to Loan Nos. 5833, 41674 and 58620 on Annex A to this prospectus supplement the related "Monthly Payment" is equal to the average of the first 12 scheduled monthly payments of principal and interest as set forth on the related Amortization Schedule starting with the scheduled monthly payment of principal and interest on May 1, 2005.

     "Mortgage" means the one or more mortgages, deeds of trust or other similar security instruments that create a first mortgage lien on a fee simple and/or leasehold interest in related Mortgaged Property.

                                     S-192

     "Mortgage Loan" means one of the mortgage loans in the Mortgage Pool.

     "Mortgage Loan Purchase and Sale Agreement" means the separate mortgage loan purchase and sale agreements to be dated as of the Delivery Date by which the Depositor will acquire the Mortgage Loans from each Mortgage Loan Seller as of the Delivery Date.

     "Mortgage Loan Schedule" means the schedule of Mortgage Loans attached to the Pooling and Servicing Agreement.

     "Mortgage Loan Sellers" is defined on page S-10 to this prospectus supplement.

     "Mortgage Note" means the one or more promissory notes evidencing the related Mortgage.

     "Mortgage Pool" means the pool of Mortgage Loans consisting of 135 multifamily and commercial Mortgage Loans.

     "Mortgage Rate" means the per annum interest rate applicable each Mortgage
Loan that is fixed for the remaining term of the Mortgage Loan, except in the case of ARD Loans which will accrue interest at a higher rate after their respective Anticipated Repayment Date. With respect to one Mortgage Loan representing 1.5% of the Initial Pool Balance (1.7% of the Group 1 Balance) the
applicable per annum interest rate will increase from 5.02% to 5.30% after
January 31, 2006.

     "Mortgaged Property" means the real property subject to the lien of a
Mortgage and constituting collateral for the related Mortgage Loan.

     "Most Recent Cash Flow" means, with respect to any Mortgaged Property for the 12-month period ended on the Most Recent End Date, the Cash Flow derived therefrom that was available for debt service, calculated as Most Recent
Revenues less Most Recent Expenses, Most Recent capital expenditures and Most
Recent tenant improvements and leasing commissions. See also "Cash Flow".

          (i) "Most Recent Revenues" are the Revenues received (or annualized or estimated in certain cases) in respect of a Mortgaged Property for the
     12-month period ended on the Most Recent End Date, based upon operating statements and other information furnished by the related borrower.

          (ii) "Most Recent Expenses" are the Expenses incurred (or annualized or estimated in certain cases) for a Mortgaged Property for the 12-month period ended on the Most Recent End Date, based upon operating statements and other information furnished by the related borrower.

     "Most Recent DSCR" means, with respect to any other Mortgage Loan (a) the
Most Recent Cash Flow for the related Mortgage Loan divided by (b) the Annual
Debt Service for such Mortgage Loan, except:

          (1) with respect to the Holdback Loans (a) the Most Recent Cash Flow for the related Mortgage Loan divided by (b) the Annual Debt Service for such Holdback Loan (net of the debt service in respect of the holdback);

          (2) with respect to three sets of Cross-Collateralized Mortgage Loans
     ((a) Loan Nos. 9415 and 9418, (b) Loan Nos. 58741 and 58742 and (c) Loan
     Nos. 20040410, 20040411 and 20040412 on Annex A to this prospectus supplement) (1) the aggregate Most Recent Cash Flow for the related
     Mortgage Loans divided by (2) the aggregate Annual Debt Service for such
     Cross-Collateralized Mortgage Loans; and

          (3) (i) with respect to the FM Pari Passu Note A-1 Mortgage Loan such calculation includes both the FM Pari Passu Note A-1 Mortgage Loan and the
     FM Pari Passu Note A-2 Mortgage Loan (but excludes the FM Subordinate
     Components), (ii) with respect to the SM Component Mortgage Loan such calculation includes only the SM Senior Component (and excludes the SM
     Subordinate Components) and (iii) with respect to the LM Component Mortgage
     Loan such calculation includes only the LM Senior Component (and excludes the LM Subordinate Component) and (v) with respect to the 1901 Research
     Boulevard Whole Loan such calculation

                                     S-193

     includes only the 1901 Research Boulevard Mortgage Loan (and excludes the
     1901 Research Boulevard B Note). Accordingly such ratios would be lower if the pari passu note, subordinate component(s) and/or B notes (as applicable) were included.

     "Most Recent End Date" means, with respect to any Mortgage Loan, the date indicated on Annex A to this prospectus supplement as the "Most Recent End Date"
with respect to such Mortgage Loan, which date is generally the end date with respect to the period covered by the latest available operating statement provided by the related borrower.

     "Most Recent Statement Type" means certain financial information with respect to the Mortgaged Properties as set forth in the three categories listed in (i) through (iii) immediately below.

          (i) "Full Year" means certain financial information regarding the
     Mortgaged Properties presented as of the date which is presented in the
     Most Recent Financial End Date.

          (ii) "Annualized Most Recent" means certain financial information regarding the Mortgaged Properties which has been annualized based upon one month or more of financial data.

          (iii) "Trailing 12 Months" means certain financial information regarding a Mortgaged Properties which is presented for the previous 12 months prior to the Most Recent End Date.

     "Multifamily Loan" means a Mortgage Loan secured by a Multifamily Mortgaged
Property.

     "Multifamily Mortgaged Property" means a manufactured housing community or complex consisting of five or more rental living units or one or more apartment buildings each consisting of five or more rental living units.

     "Net Aggregate Prepayment Interest Shortfall" is defined on page S-141 to this prospectus supplement.

     "Net Mortgage Rate" means with respect to any Mortgage Loan (or, in the case of the FM Pari Passu Note A-1 Mortgage Loan, the LM Component Mortgage
Loan and the SM Component Mortgage Loan, the related senior component) is, in general, a per annum rate equal to the related Mortgage Rate minus the
Administrative Fee Rate (which is, with respect to the FM Pari Passu Note A-1
Mortgage Loan, approximately [   ]% per annum, with respect to the SM Component
Mortgage Loan, approximately [   ]% per annum, and with respect to the LM
Component Mortgage Loan, approximately [    ]% per annum); provided, however,
that for purposes of calculating the Pass-Through Rate for each Class of REMIC
II Certificates from time to time, the Net Mortgage Rate for any Mortgage Loan will be calculated without regard to any modification, waiver or amendment of the terms of such Mortgage Loan subsequent to the Delivery Date; and provided, further, however, that if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, which is the basis on which interest accrues in respect of the REMIC II Certificates, then the Net
Mortgage Rate of such Mortgage Loan or senior component for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related Mortgage Rate (net of the related
Administrative Fee Rate); provided, however, that with respect to such Mortgage
Loans or senior components, the Net Mortgage Rate for each one month period (a)
prior to the due dates in January and February in any year which is not a leap year or in February in any year which is a leap year will be the per annum rate stated in the related Mortgage Note (net of the Administrative Fee Rate) and
(b) prior to the due date in March will be determined inclusive of one day of interest retained for the one month period prior to the due dates in January and February in any year which is not a leap year or February in any year which is a leap year. As of the Cut-off Date (without regard to the adjustment described above), the Net Mortgage Rates for the Mortgage Loans ranged from
3.6998% per annum to 6.1990% per annum, with a Weighted Average Net Mortgage
Rate of 5.0020% per annum. See "Servicing of the Mortgage Loans--Servicing and
Other Compensation and Payment of Expenses" in this prospectus supplement. For purposes of the calculation of the Net Mortgage Rate

                                     S-194

in Annex A to this prospectus supplement, such values were calculated without regard to the adjustment described in the definition of Net Mortgage Rate in this prospectus supplement.

     "NOI Yield" is defined on page S-82 to this prospectus supplement.

     "Non-Specially Serviced Mortgage Loan" means a Mortgage Loan or a Serviced
Whole Loan which is not Specially Serviced Mortgage Loans.

     "Non-Partitioned Mortgage Loans" means the Mortgage Loans, other than the
FM Pari Passu Note A-1 Mortgage Loan.

     "Nonrecoverable Advances" means a Nonrecoverable P&I Advance or a
Nonrecoverable Servicing Advance, as applicable.

     "Nonrecoverable P&I Advance" means any P&I Advance that the Master Servicer or the Trustee determines in its reasonable good faith judgment would, if made, not be recoverable out of Related Proceeds.

     "Nonrecoverable Servicing Advance" means and Advances that, in the reasonable judgment of the Master Servicer, the Special Servicer or the Trustee,
as the case may be, will not be ultimately recoverable from Related Proceeds.

     "Notional Amount" means the notional amount used for purposes of calculating the amount of accrued interest on the Class XC and Class XP
Certificates.

     "NPV (BEY)" means a method of calculation of a yield maintenance premium.
Under this method, prepayment premiums are generally equal to an amount equal to the greater of (a) an amount equal to one percent (1%) of the principal balance being prepaid or (b) an amount equal to (y) the sum of the present values as of the date of prepayment of the related Mortgage Loan of all unpaid principal and interest payments required under the related Mortgage Note, calculated by discounting such payments from their respective scheduled payment dates back to the date of prepayment of the related Mortgage Loan at a discount rate based on a treasury rate as provided in the underlying Mortgage Note, minus (z) the outstanding principal balance of the Mortgage Loan as of the date of prepayment of the related Mortgage Loan.

     o    Loan Nos. 20050523, 20040552, 11200, 12564, 12610, 11045, 11526,
          11896, 12487 and 11737 have been assumed to be included in this category for purposes of Annex A to this prospectus supplement.

     "NPV (MEY)" means a method of calculation of a yield maintenance premium.
Under this method, prepayment premiums are generally equal to an amount equal to the greater of (a) an amount equal to one percent (1%) of the principal balance being prepaid or (b) an amount equal to (y) the sum of the present values as of the date of prepayment of the related Mortgage Loan of all unpaid principal and interest payments required under the related Mortgage Note, calculated by discounting such payments from their respective scheduled payment dates back to the date of prepayment of the related Mortgage Loan at a discount rate based on a treasury rate converted to a monthly compounded nominal yield as provided in the underlying Mortgage Note, minus (z) the outstanding principal balance of the
Mortgage Loan as of the date of prepayment of the related Mortgage Loan.

     o    Loan Nos. 42235, 42385, 42384, 42382, 41350, 42295 and 42062 have been assumed to be included in this category for purposes of Annex A to this prospectus supplement.

     "Occupancy %" or "Occupancy Percent" means the percentage of Leasable
Square Footage or total Units/Rooms/Pads, as the case may be, of the Mortgaged
Property that was occupied as of a specified date, as specified by the borrower or as derived from the Mortgaged Property's rent rolls, which generally are calculated by physical presence or, alternatively, collected rents as a percentage of potential rental revenues.

     "Offered Certificates" is defined on page S-122 to this prospectus supplement.

     "Open" means, with respect to any Mortgage Loan, that such Mortgage Loan may be voluntarily prepaid without a Prepayment Premium.

                                     S-195

     "Open Period" means a period during which voluntary principal prepayments may be made without an accompanying Prepayment Premium.

     "Option Price" means generally (i) the unpaid principal balance of the
Defaulted Mortgage Loan, plus accrued and unpaid interest on such balance, all related unreimbursed Advances (and interest on Advances), and all accrued Master
Servicing Fees, Special Servicing Fees, Trustee Fees and Additional Trust Fund
Expenses allocable to such Defaulted Mortgage Loan whether paid or unpaid, if the Special Servicer has not yet determined the fair value of the Defaulted
Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer, if the Special Servicer has made such fair value determination.

     "Original Balance" means the original principal balance of a Mortgage Loan and if such Mortgage Loan is a multi-property Mortgage Loan, then the "Original
Balance" applicable to each Mortgaged Property will be as allocated in the
Mortgage Loan documents. If such allocation is not provided in the Mortgage Loan documents, then the "Original Balance" will be allocated to each Mortgaged
Property in proportion to its Appraisal Value.

     "P&I Advance" means an Advance of principal and/or interest.

     "Partial Interest Only" means an Interest Only loan that pays principal and interest for an portion of its term.

     "Participants" means the participating organizations in the DTC.

     "Party in Interest" is defined on page S-171 to this prospectus supplement.

     "Payment After Determination Date Report" is defined on page S-150 to this prospectus supplement.

     "Penetration" means, with respect to a hotel Mortgaged Property, the ratio between the hotel's operating results and the corresponding data for the market.
If the penetration factor is greater than 100%, then hotel is performing better than the competitive market; conversely, if the penetration is less than 100%, the hotel is performing at a level below the competitive market.

     "Periodic Treasury Yield" means (a) the annual yield to maturity of the actively traded noncallable U.S. Treasury fixed interest rate security (other than such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the maturity date (or if two or more securities have maturity dates equally close to the maturity date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth business day preceding the prepayment date, divided by (b) twelve, if scheduled payment dates are monthly, or four, if scheduled payment dates are quarterly.

     "Permitted Encumbrances" means any or all of the following encumbrances:
(a) the lien for current real estate taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy
(or, if not yet issued, referred to in a pro forma title policy or a "marked-up"
commitment), none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use and operation of the related Mortgaged Property or the current ability of the related Mortgaged
Property to generate income sufficient to service such Mortgage Loan, (c)
exceptions and exclusions specifically referred to in such lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or "marked-up" commitment), none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use and operation of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such
Mortgage Loan, (d) other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use and operation of the related Mortgaged
Property or the current ability of the related Mortgaged Property to generate income sufficient to

                                     S-196

service the related Mortgage Loan, (e) the rights of tenants (as tenants only)
under leases (including subleases) pertaining to the related Mortgaged Property which the Mortgage Loan Seller did not require to be subordinated to the lien of such Mortgage and which do not materially interfere with the security intended to be provided by such Mortgage, and (f) if such Mortgage Loan constitutes a
Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another
Mortgage Loan contained in the set of cross-collateralized Mortgage Loans.

     "Permitted Investments" means certain government securities and other investment grade obligations specified in the Pooling and Servicing Agreement.

     "Plan" means a fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and individual retirement annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code.

     "Plan Assets" means "plan assets" for purposes of Part 4 of Title I of
ERISA and Section 4975 of the Code.

     "Pooling and Servicing Agreement" means that certain pooling and servicing agreement dated as of April 1, 2005, among the Depositor, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator.

     "Post CAP Loan" means the FM Pari Passu Note A-1 Mortgage Loan, following the occurrence of and during the continuance of a FM Control Appraisal Period.

     "Prepayment Interest Excess" means if a borrower prepaid a Mortgage Loan, in whole or in part, after the Due Date but on or before the Determination Date in any calendar month, then (to the extent actually collected) the amount of interest (net of related Master Servicing Fees and any Excess Interest) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues).

     "Prepayment Interest Shortfall" means if a borrower prepays a Mortgage
Loan, in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through the end of such calendar month, then the shortfall in a full month's interest (net of related Master
Servicing Fees and any Excess Interest) on such prepayment.

     "Prepayment Premium" means a premium, penalty, charge (including, but not limited to, yield maintenance charges) or fee due in relation to a voluntary principal prepayment.

     "Prepayment Premium Period" means a period during which any voluntary principal prepayment is to be accompanied by a Prepayment Premium.

     "Primary Collateral" means the Mortgaged Property directly securing a
Cross-Collateralized Mortgage Loan or Mortgaged Property and excluding any property as to which the related lien may only be foreclosed upon by exercise of cross-collateralization of such loans.

     "Principal Distribution Amount" means, for any Distribution Date will, in general with respect to a Loan Group or the Mortgage Pool, the aggregate of the following (excluding, except with respect to clause (f) below, any amounts received in respect of the FM Pari Passu Note A-1 Mortgage Loan, the SM
Component Mortgage Loan and the LM Component Mortgage Loan):

          (a) the principal portions of all Monthly Payments (other than Balloon
     Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the Mortgage Loans in the Mortgage Pool or in such
     Loan Group, as applicable, for their respective Due Dates occurring during the related Collection Period;

          (b) all voluntary principal prepayments received on the Mortgage Loans in the Mortgage Pool or in such Loan Group, as applicable, during the related Collection Period;

          (c) with respect to any Balloon Loan in the Mortgage Pool or in such
     Loan Group, as applicable as to which the related stated maturity date occurred during or prior to the related

                                     S-197

     Collection Period, any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause (d) below) made by or on behalf of the related borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment)
     due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related
     Collection Period and not previously recovered;

          (d) all Liquidation Proceeds and Insurance and Condemnation Proceeds
     received on the Mortgage Loans in the Mortgage Pool or in such Loan Group, as applicable, during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment)
     due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

          (e) the excess, if any, of (i) the Group 1 Principal Distribution
     Amount, the Group 2 Principal Distribution Amount and Principal
     Distribution Amount, as the case may be for the immediately preceding
     Distribution Date, over (ii) the aggregate distributions of principal made on the Sequential Pay Certificates in respect of such Group 1 Principal
     Distribution Amount, the Group 2 Principal Distribution Amount and the
     Principal Distribution Amount, as the case may be, on such immediately preceding Distribution Date; and

          (f) with respect to the FM Pari Passu Note A-1 Mortgage Loan, the FM
     Principal Distribution Amount for such Distribution Date, with respect to the SM Component Mortgage Loan, the SM Principal Distribution Amount for
     such Distribution Date, and with respect to the LM Component Mortgage Loan, the LM Principal Distribution Amount for such Distribution Date.

     For purposes of the foregoing, the Monthly Payment due on any Mortgage Loan on any related Due Date will reflect any waiver, modification or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or
Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

     "Private Certificates" is defined on page S-122 to this prospectus supplement.

     "PTE" means a Prohibited Transaction Exemption.

     "Purchase Option" means, in the event a Mortgage Loan becomes a Defaulted
Mortgage Loan, the assignable option (such option will only be assignable after such option arises) of any majority Certificateholder of the Controlling Class or the Special Servicer to purchase the related Defaulted Mortgage Loan, subject to the purchase rights of any mezzanine lender and the purchase option of the FM
Controlling Holder (in the case of the FM Pari Passu Note A-1 Mortgage Loan), the SM Controlling Holder (in the case of the SM Component Mortgage Loan), the
LM Controlling Holder (in the case of the LM Component Mortgage Loan), the
Fashion Show Mall Purchase Option Holder (in the case of the Fashion Show Mall
Whole Loan) and the 1901 Research Boulevard B Noteholder (in the case of the
1901 Research Boulevard Whole Loan), from the Trust Fund at the Option Price.

     "Purchase Price" means the price generally equal to the unpaid principal balance of the related Mortgage Loan (including any Subordinate Components thereof), plus any accrued but unpaid interest thereon (other than Excess
Interest) at the related Mortgage Rate to but not including the Due Date in the
Collection Period of repurchase, plus any related unreimbursed Master Servicing
Fees, Special Servicing Fees, Trustee Fees and Servicing Advances, any interest on any Advances and any related Additional Trust Fund Expenses (including any
Additional Trust Fund Expense previously reimbursed or paid by the Trust Fund but not so reimbursed by the related mortgagor or other party from Insurance
Proceeds, Condemnation Proceeds or otherwise), and any Liquidation Fees (if purchased outside of the time frame set forth in the Pooling and Servicing
Agreement).

     "Qualified Substitute Mortgage Loan" means, in connection with the replacement of a defective Mortgage Loan as contemplated by the Pooling and
Servicing Agreement, any other mortgage loan

                                     S-198

which, on the date of substitution, (i) has a principal balance, after deduction of the principal portion of any unpaid Monthly Payment due on or before the date of substitution, not in excess of the Stated Principal Balance of the defective
Mortgage Loan; (ii) is accruing interest at a fixed rate of interest at least equal to that of the defective Mortgage Loan; (iii) has the same Due Date as, and a grace period for delinquent Monthly Payments that is no longer than, the
Due Date and grace period, respectively, of the defective Mortgage Loan; (iv) is accruing interest on the same basis as the defective Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) has a remaining term to stated maturity not greater than, and not more than two years less than, that of the defective Mortgage Loan and, in any event, has a maturity date not later than two years prior to the Rated Final Distribution Date; (vi)
has a then current loan-to-value ratio not higher than, and a then current debt service coverage ratio not lower than, the loan-to-value ratio and debt service coverage ratio, respectively, of the defective Mortgage Loan as of the Delivery
Date; (vii) has comparable prepayment restrictions to those of the defective
Mortgage Loan, (viii) will comply (except in a manner that would not be adverse to the interests of the Certificateholders (as a collective whole) in or with respect to such mortgage loan), as of the date of substitution, with all of the representations relating to the defective Mortgage Loan set forth in or made pursuant to the Mortgage Loan Purchase and Sale Agreement; (ix) has a Phase I
environmental assessment and a property condition report relating to the related
Mortgaged Property in its Servicing File, which Phase I environmental assessment will evidence that there is no material adverse environmental condition or circumstance at the related Mortgaged Property for which further remedial action may be required under applicable law, and which property condition report will evidence that the related Mortgaged Property is in good condition with no material damage or deferred maintenance; and (x) constitutes a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code;
provided, however, that if more than one mortgage loan is to be substituted for any defective Mortgage Loan, then all such proposed replacement mortgage loans will, in the aggregate, satisfy the requirement specified in clause (i) of this definition and each such proposed replacement mortgage loan will, individually, satisfy each of the requirements specified in clauses (ii) through (x) of this definition; and provided, further, that no mortgage loan will be substituted for a defective Mortgage Loan unless (x) such prospective replacement mortgage loan will be acceptable to the Directing Certificateholder (or, if there is no
Directing Certificateholder then serving, to the Holders of Certificates representing a majority of the Voting Rights allocated to the Controlling
Class), in its (or their) sole discretion, and (y) each Rating Agency will have confirmed in writing to the Trustee that such substitution will not in and of itself result in an adverse rating event with respect to any Class of Rated
Certificates (such written confirmation to be obtained by, and at the expense of, the related Mortgage Loan Seller effecting the substitution).

     "Rated Final Distribution Date" means the Distribution Date in November
2042, which is the first Distribution Date that follows three years after the end of the amortization term for the Mortgage Loan that, as of the Cut-off Date, has the longest remaining amortization term, irrespective of its scheduled maturity.

     "Rating Agencies" means Fitch and S&P.

     "Realized Losses" means losses on or in respect of the Mortgage Loans or
Serviced Whole Loan arising from the inability of the Master Servicer and/or the
Special Servicer to collect all amounts due and owing under any such Mortgage
Loan, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at a Mortgaged Property, to the extent not covered by insurance.
The Realized Loss in respect of any REO Loan as to which a final recovery determination has been made is an amount generally equal to (i) the unpaid principal balance of such Mortgage Loan or Serviced Whole Loan (or REO Loan) as of the Due Date related to the Collection Period in which the final recovery determination was made, plus (ii) all accrued but unpaid interest (excluding
Excess Interest) on such Mortgage Loan (or REO Loan) at the related Mortgage
Rate to but not including the Due Date related to the Collection Period in which the final recovery determination was made, plus (iii) any related unreimbursed
Servicing Advances as of the commencement of the Collection Period in which the final recovery determination was made, together with any new related Servicing
Advances made during such Collection Period, minus (iv)

                                     S-199

all payments and proceeds, if any, received in respect of such Collection Period related to the Mortgage Loan, Serviced Whole Loan or REO Loan during the
Collection Period in which such final recovery determination was made (net of any related Liquidation Expenses paid therefrom). If any portion of the debt due under a Mortgage Loan or Serviced Whole Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Master
Servicer or the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.

     "Record Date" is defined on page S-11 to this prospectus supplement.

     "Reimbursement Rate" means a per annum rate equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such prime rate" may change from time to time except that no interest will be payable with respect to any P&I Advance of a payment due on a Mortgage Loan during the applicable grace period.

     "REIT" means a real estate investment trust.

     "Related Loans" means two or more Mortgage Loans with respect to which the related Mortgaged Properties are either owned by the same entity or owned by two or more entities controlled by the same key principals.

     "Related Proceeds" means future payments and other collections, including in the form of Insurance Proceeds, Condemnation Proceeds and Liquidation
Proceeds, on or in respect of the related Mortgage Loan, or Serviced Whole Loan or REO Property.

     "Release Date" means the Due Date upon which the related borrower can exercise its Defeasance Option.

     "REMIC" is defined on page S-167 to this prospectus supplement.

     "REMIC I" is defined on page S-167 to this prospectus supplement.

     "REMIC II" is defined on page S-167 to this prospectus supplement.

     "REMIC II Certificates" is defined on page S-122 to this prospectus supplement.

     "REMIC Administrator" means the Trustee with respect to its duties with respect to REMIC administration.

     "REMIC Residual Certificates" is defined on page S-122 to this prospectus supplement.

     "REO Loan" means any Defaulted Mortgage Loan, Mortgage Loan or Serviced
Whole Loan as to which the related Mortgaged Property has become an REO
Property.

     "REO Property" means each Mortgaged Property acquired on behalf of the
Certificateholders in respect of a Defaulted Mortgage Loan through foreclosure, deed-in-lieu of foreclosure or otherwise.

     "REO Tax" is defined on page S-169 to this prospectus supplement.

     "Required Appraisal Loan" means any Mortgage Loan or Serviced Whole Loan with respect to which an Appraisal Trigger Event has occurred.

     "Restricted Group" means any Exemption-Favored Party, the Trustee, the
Depositor, the Master Servicer, the Special Servicer, any sub-servicer, the
Mortgage Loan Seller, any borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Pool as of the date of initial issuance of the Certificates and any affiliate of any of the aforementioned persons.

     "Revised Rate" means the increased interest rate applicable to an ARD Loan after the Anticipated Repayment Date set forth in the related Mortgage Note that extends until final maturity.

     "RevPAR" means, with respect to a hotel Mortgaged Property, room revenue per available room which is calculated by multiplying occupancy times the
Average Daily Rate for a given period.

     "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

                                     S-200

     "Senior Certificates" is defined on page S-122 to this prospectus supplement.

     "Sequential Pay Certificates" is defined on page S-122 to this prospectus supplement.

     "Serviced Whole Loan" means each of the Fashion Show Mall Whole Loan, the
SM Component Mortgage Loan, the LM Component Mortgage Loan and the 1901 Research
Boulevard Whole Loan, as applicable.

     "Servicing Advances" means customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Master Servicer or Special Servicer in connection with the servicing of a Mortgage Loan, or a Serviced Whole Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property.

     "Servicing Standard" means to service and administer a Mortgage Loan or
Serviced Whole Loan for which it is responsible on behalf of the Trust (a) with the same care, skill, prudence and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible hereunder; (b) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans, the full collection of all Prepayment Premiums that may become payable under the Mortgage Loans and, in the case of the Special Servicer, if a Mortgage Loan comes into and continues in default and if, in the reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments (including payments of Prepayment Premiums), the maximization of the recovery on such Mortgage Loan to the Certificateholders (and, in the case of the Fashion Show Mall Whole Loan, the Fashion Show Mall Pari Passu Noteholders
and in the case of the 1901 Research Boulevard Whole Loan, the 1901 Research
Boulevard B Noteholder), as a collective whole, on a net present value basis;
and (c) without regard to: (i) any known relationship that the Master Servicer
(or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be, may have with the related mortgagor or with any other party to the Pooling and Servicing Agreement; (ii) the ownership of any Certificate
(or any security backed by the Fashion Show Mall Pari Passu Note A-2) by the
Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be; (iii) the obligation of the Master
Servicer to make Advances, (iv) the obligation of the Special Servicer to direct the Master Servicer to make Servicing Advances; (v) the right of the Master
Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction; (vi) any ownership, servicing and/or management by the
Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be, of any other mortgage loans or real property and (vii) any obligation of the Master Servicer or Special Servicer, or any affiliate thereof, to repurchase or substitute for a Mortgage Loan as a
Mortgage Loan Seller.

     "Servicing Transfer Event" means, with respect to any Mortgage Loan or
Serviced Whole Loan, any of the following events: (a) the related mortgagor has failed to make when due any Monthly Payment (including a Balloon Payment) or any other payment required under the related loan documents, which failure continues, or the Master Servicer determines, in its reasonable judgment, will continue, unremedied (i) except in the case of a delinquent Balloon Payment, for
60 days beyond the date on which the subject payment was due, and (ii) solely in the case of a delinquent Balloon Payment, for one Business Day beyond the related maturity date or, if the related Mortgagor has delivered to the Master
Servicer, on or before the related maturity date, a refinancing commitment reasonably acceptable to the Master Servicer, for such longer period, not to exceed 60 days beyond the related maturity date, during which the refinancing would occur; or (b) the Master Servicer has determined, in its reasonable judgment, that a default in the making of a Monthly Payment (including a Balloon
Payment) or any other material payment required under the related loan documents is likely to occur within 30 days and either (i) the related mortgagor has requested a material modification of the payment terms of the loan or (ii) such default is likely to remain unremedied for at least the period contemplated by clause (a) of this definition; or (c) the Master

                                     S-201

Servicer has determined, in its reasonable judgment, that a default, other than as described in clause (a) or (b) of this definition, has occurred that may materially impair the value of the related Mortgaged Property as security for the loan, which default has continued unremedied for the applicable cure period under the terms of the loan (or, if no cure period is specified, for 60 days);
or (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary action against the related mortgagor under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, will have been entered against the related mortgagor and such decree or order will have remained in force undismissed, undischarged or unstayed; or (e) the related mortgagor will have consented to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding of or relating to such mortgagor or of or relating to all or substantially all of its property; or (f) the related mortgagor will have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;
or (g) the Master Servicer will have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged
Property.

     "SM Accrued Component Interest" means, in respect of each of the SM
Subordinate Components for each Distribution Date, one calendar month's interest at the applicable interest rate (net of the Administrative Fee Rate) for such SM
Subordinate Component, which, in the case of the SM Senior Component, is equal to approximately [ ]% per annum and, in the case of the SM-A Component, the SM-B
Component, the SM-C Component, SM-D Component, the SM-E Component, the SM-F
Component, SM-G Component, the SM-H Component, and the SM-J Component,
respectively, is equal to the Pass-Through Rate of the Class SM-A Certificates,
the Class SM-B Certificates, the Class SM-C Certificates, Class SM-D
Certificates, the Class SM-E Certificates, the Class SM-F Certificates, Class
SM-G Certificates, the Class SM-H Certificates and the Class SM-J Certificates,
respectively. The SM Senior Component and the SM Subordinate Components accrue interest on an Actual/360 Basis.

     "SM Component Distributable Interest" means, in respect of each of the SM
Subordinate Components for each Distribution Date, the SM Accrued Component
Interest in respect of such SM Subordinate Component reduced by such component's allocable share (calculated as described in the definition of SM Accrued
Component Interest) of any Prepayment Interest Shortfall for such Distribution
Date.

     "SM Component Mortgage Loan" is defined on page S-89 to this prospectus supplement.

     "SM Component Principal Entitlement" means, with respect to any SM
Subordinate Component (a) prior to any monetary or other material event of default under the SM Component Mortgage Loan, an amount equal to such SM
Subordinate Component's pro rata share of the SM Principal Distribution Amount and (b) after any monetary or other material event of default under the SM
Component Mortgage Loan, an amount equal to the lesser of (i) the outstanding principal balance of such SM Subordinate Component and (ii) the portion of the
SM Principal Distribution Amount remaining after giving effect to all distributions of higher priority on such Distribution Date.

     "SM Control Appraisal Period" means that if the aggregate outstanding principal balance of the SM Subordinate Components of the SM Component Mortgage
Loan (net of any Appraisal Reduction Amounts, principal payments, realized losses and unreimbursed additional trust fund expenses) is less than 25% of its original principal balance.

     "SM Controlling Class" means, as of any date of determination, the outstanding Class of Class SM Certificates with the lowest payment priority that has a then outstanding Certificate Balance at least equal to 25% of its initial
Certificate Balance (or, if no Class of Class SM Certificates has a Certificate
Balance at least equal to 25% of its initial Certificate Balance, then the SM
Controlling

                                     S-202

Class will be the outstanding Class of Class SM Certificates with the then largest outstanding Class principal balance). The SM Controlling Class as of the
Delivery Date will be the Class SM-J Certificates.

     "SM Controlling Holder" means (a) prior to the occurrence of a SM Control
Appraisal Period, holders of a majority percentage interest in the SM
Controlling Class, and (b) during the occurrence and the continuation of a SM
Control Appraisal Period, the Directing Certificateholder.

     "SM Senior Balance" means the deemed principal balance related to the SM
Senior Component for purposes of calculating the allocation of collections on the SM Component Mortgage Loan between the SM Senior Component, on the one hand, and the SM Subordinate Components on the other hand.

     "SM Senior Component" is defined on page S-89 to this prospectus supplement.

     "SM Subordinate Balance" means the deemed principal balance related to each
SM Subordinate Component for purposes of calculating the allocation of collections on the SM Component Mortgage Loan between the SM Senior Component, on the one hand, and the SM Subordinate Components on the other hand.

     "SM Subordinate Components" is defined on page S-89 to this prospectus supplement.

     "SM-A Component" is defined on page S-89 to this prospectus supplement.

     "SM-B Component" is defined on page S-89 to this prospectus supplement.

     "SM-C Component" is defined on page S-89 to this prospectus supplement.

     "SM-D Component" is defined on page S-89 to this prospectus supplement.

     "SM-E Component" is defined on page S-89 to this prospectus supplement.

     "SM-F Component" is defined on page S-89 to this prospectus supplement.

     "SM-G Component" is defined on page S-89 to this prospectus supplement.

     "SM-H Component" is defined on page S-89 to this prospectus supplement.

     "SM-J Component" is defined on page S-89 to this prospectus supplement.

     "SM Principal Distribution Amount" means, for any Distribution Date, in general, the aggregate of the following: (a) the principal portions of all
Monthly Payments (other than a Balloon Payment) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the SM Component Mortgage
Loan for the Due Date occurring during the related Collection Period; (b) all voluntary principal prepayments received on the SM Component Mortgage Loan during the related Collection Period; (c) with respect to the SM Component
Mortgage Loan, if its stated maturity date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause (d) below) made by or on behalf of the borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any
Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the SM Component Mortgage
Loan on a Due Date during or prior to the related Collection Period and not previously recovered; (d) all Liquidation Proceeds and Insurance and
Condemnation Proceeds received on the SM Component Mortgage Loan during the related Collection Period that were identified and applied by the Master
Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents recovery of the principal portion of any Monthly
Payment (other than a Balloon Payment) due, or the principal portion of any
Assumed Monthly Payment deemed due, in respect of the SM Component Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and (e) the portion any amount described in clause (f) of the definition of Principal Distribution Amount, as described under
"--Distributions--Principal Distribution Amounts" in this prospectus supplement that is attributable to the SM Component Mortgage Loan.

                                     S-203

     "Special Actions" means (i) any foreclosure upon or comparable conversion
(which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default; (ii) any modification or waiver of a term of a Mortgage
Loan; (iii) any proposed sale of a defaulted Mortgage Loan or REO Property
(other than in connection with the termination of the Trust Fund as described under "Description of the Certificates--Termination" or pursuant to a Purchase
Option as described below under "--Defaulted Mortgage Loans; Purchase Option" in this prospectus supplement); (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property; (v) any acceptance of substitute or additional collateral for a Mortgage Loan unless required by the underlying loan documents; (vi) any waiver of a "due-on-sale" or "due-on-encumbrance"
clause (subject to certain exceptions set forth in the Pooling and Servicing
Agreement); (vii) any acceptance or approval of acceptance or consent to acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan (subject to certain exceptions set forth in the Pooling and
Servicing Agreement); (viii) any acceptance of any discounted payoffs; (ix) any release of earnout reserve funds that are not automatic based on the satisfaction of any requirements set forth in the related underlying Mortgage
Loan documentation; and (x) the release of any letters of credit that are not automatic based on the satisfaction of any requirements set forth in the related underlying Mortgage Loan documentation.

     "Specially Serviced Mortgage Loan" means any Mortgage Loan (including the
Fashion Show Mall Whole Loan, the LM Component Mortgage Loan, the SM Component
Mortgage Loan and the 1901 Research Boulevard Whole Loan) (other than a
Corrected Mortgage Loan) as to which a Servicing Transfer Event has occurred.

     "Special Servicer" is defined on page S-10 to this prospectus supplement.

     "Special Servicing Fee" means principal compensation to be paid to the
Special Servicer in respect of its special servicing activities.

     "Special Servicing Fee Rate" means a rate equal to 0.25% (25 basis points)
per annum.

     "Startup Day" is defined on page S-168 to this prospectus supplement.

     "Stated Principal Balance" means, initially, the outstanding principal balance of the Mortgage Loans as of the Cut-off Date and will be permanently reduced (to not less than zero) on each Distribution Date by (i) any payments or other collections (or advances in lieu thereof) of principal on such
Mortgage Loan that have been distributed on the Certificates on such date and
(ii) the principal portion of any Realized Loss incurred in respect of such
Mortgage Loan during the related Collection Period.

     "Sub-Servicer" means a third-party servicer to which the Master Servicer or the Special Servicer has delegated its servicing obligations with respect to one or more Mortgage Loans.

     "Sub-Servicing Agreement" means the sub-servicing agreement between the
Master Servicer or Special Servicer, as the case may be, and a Sub-Servicer.

     "Sub-Servicing Fee Rate" means the per annum rate at which the monthly sub-servicing fee is payable to the related Sub-Servicer.

     "Subordinate Certificates" means the Classes of Certificates other than the
Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class
A-4 Certificates, Class A-SB Certificates, Class A-5 Certificates, Class A-1A
Certificates, Class XC Certificates and Class XP Certificates.

     "Substitution Shortfall Amount" means, in connection with the replacement of a defective Mortgage Loan as contemplated by the Pooling and Servicing
Agreement, the shortfall amount required to be paid to the Trustee equal to the difference between the Purchase Price of the deleted Mortgage Loan calculated as of the date of substitution and the Stated Principal Balance of such Qualified
Substitute Mortgage Loan as of the date of substitution.

     "Trust" is defined on page S-122 to this prospectus supplement.

                                     S-204

     "Trustee" is defined on page S-10 to this prospectus supplement.

     "Trustee Fee" means the monthly fee payable to the Trustee pursuant to the
Pooling and Servicing Agreement.

     "Trust Fund" is defined on page S-122 to this prospectus supplement.

     "Underwriters" means, collectively, Banc of America Securities LLC, Bear,
Stearns & Co. Inc., Barclays Capital Inc., Goldman, Sachs & Co. and Greenwich
Capital Markets, Inc.

     "Underwriting Agreement" means that certain underwriting agreement among the Depositor and the Underwriters.

     "Units", "Rooms", "Pads" and "SF" respectively, mean: (i) in the case of a
Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment (referred to in
Annex A to this prospectus supplement as "Units"); (ii) in the case of a
Mortgaged Property operated as a hotel, the number of rooms (referred to in
Annex A to this prospectus supplement as "Rooms"); (iii) in the case of a
Mortgaged Property operated as a Manufactured Housing Community, the number of pads (referred to in Annex A to this prospectus supplement as "Pads"); and (iv)
in the case of a Mortgaged Property operated as an office, retail building or parking garage facility the number of square feet (referred to in Annex A to this prospectus supplement as "SF").

     "UPB" means, with respect to any Mortgage Loan, its unpaid principal balance.

     "USPAP" means the Uniform Standards of Professional Appraisal Practice.

     "U/W Cash Flow", "Underwritten Cash Flow" or "Underwriting Cash Flow"
means, with respect to any Mortgaged Property, the Cash Flow derived therefrom that was available for debt service, calculated as U/W Revenues less U/W
Expenses, U/W Reserves and U/W tenant improvements and leasing commissions. See also "Cash Flow" above.

          (i) "U/W Revenues" are the anticipated Revenues in respect of a
     Mortgaged Property, generally determined by means of an estimate made at the origination of such Mortgage Loan or, as in some instances, as have been subsequently updated. U/W Revenues have generally been calculated (a)
     assuming that the occupancy rate for the Mortgaged Property was consistent with the Mortgaged Property's current or historical rate, or the relevant market rate, if such rate was less than the occupancy rate reflected in the most recent rent roll or operating statements, as the case may be, furnished by the related borrower, and (b) in the case of retail, office, industrial and warehouse Mortgaged Properties, assuming a level of reimbursements from tenants consistent with the terms of the related leases or historical trends at the Mortgaged Property, and in certain cases, assuming that a specified percentage of rent will become defaulted or otherwise uncollectible. In addition, in the case of retail, office, industrial and warehouse Mortgaged Properties, upward adjustments may have been made with respect to such revenues to account for all or a portion of the rents provided for under any new leases scheduled to take effect later in the year. Also, in the case of certain Mortgaged Properties that are operated as a hotel property and are subject to an operating lease with a single operator, U/W Revenues were calculated based on revenues received by the operator rather than rental payments received by the related borrower under the operating lease.

          (ii) "U/W Expenses" are the anticipated Expenses in respect of a
     Mortgaged Property, generally determined by means of an estimate made at the origination of such Mortgage Loan or as in some instances as may be updated. U/W Expenses were generally assumed to be equal to historical annual expenses reflected in the operating statements and other information furnished by the borrower, except that such expenses were generally modified by (a) if there was no management fee or a below market management fee, assuming that a management fee was payable with respect to the
     Mortgaged Property in an amount approximately equal to a percentage of assumed gross revenues for the year, (b) adjusting certain historical expense items upwards or downwards to amounts that reflect industry norms for the particular type of property and/or taking into consideration material changes in the operating position of the

                                     S-205

     related Mortgaged Property (such as newly signed leases and market data)
     and (c) adjusting for non-recurring items (such as capital expenditures)
     and tenant improvement and leasing commissions, if applicable (in the case of certain retail, office, industrial and warehouse Mortgaged Properties, adjustments may have been made to account for tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions and, in other cases, operating expenses did not include such costs).

Actual conditions at the Mortgaged Properties will differ, and may differ substantially, from the assumed conditions used in calculating U/W Cash Flow. In particular, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions if and to the extent used in calculating U/W Cash Flow for a Mortgaged Property, may differ substantially from actual conditions with respect to such Mortgaged
Property. There can be no assurance that the actual costs of reletting and capital improvements will not exceed those estimated or assumed in connection with the origination or purchase of the Mortgage Loans.

In most cases, U/W Cash Flow describes the cash flow available after deductions for capital expenditures such as tenant improvements, leasing commissions and structural reserves. In those cases where such "reserves" were so included, no cash may have been actually escrowed. No representation is made as to the future net cash flow of the properties, nor is U/W Cash Flow set forth herein intended to represent such future net cash flow.

     "U/W DSCR", "Underwritten DSCR", "Underwritten Debt Service Coverage
Ratio", "Underwriting DSCR" or "Underwriting Debt Service Coverage Ratio" means with respect to any Mortgage Loan (a) the U/W Cash Flow for the related
Mortgage Loan divided by (b) the Annual Debt Service for such Mortgage Loan, except:

          (1) with respect to the Holdback Loans (a) the U/W Cash Flow for the related Mortgage Loan divided by (b) the Annual Debt Service for such
     Holdback Loan (net of the debt service in respect of the holdback);

          (2) with respect to three sets of Cross-Collateralized Mortgage Loans
     ((a) Loan Nos. 9415 and 9418, (b) Loan Nos. 58741 and 58742 and (c) Loan
     Nos. 20040410, 20040411 and 20040412 on Annex A to this prospectus supplement) (A) the aggregate U/W Cash Flow for the Cross-Collateralized
     Mortgage Loans divided by (B) the aggregate Annual Debt Service for such
     Cross-Collateralized Mortgage Loans; and

          (3) (i) with respect to the FM Pari Passu Note A-1 Mortgage Loan such calculation includes both the FM Pari Passu Note A-1 Mortgage Loan and the
     FM Pari Passu Note A-2 Mortgage Loan (but excludes the FM Subordinate
     Components), (ii) with respect to the SM Component Mortgage Loan such calculation includes only the SM Senior Component (and excludes the SM
     Subordinate Components) and (iii) with respect to the LM Component Mortgage
     Loan such calculation includes only the LM Senior Component (and excludes the LM Subordinate Component) and (iv) with respect to the 1901 Research
     Boulevard Whole Loan such calculation includes only the 1901 Research
     Boulevard Mortgage Loan (and excludes the 1901 Research Boulevard B Note).
     Accordingly such ratios would be lower if the pari passu note, subordinate component(s) and/or B notes (as applicable) were included.

     "U/W Replacement Reserves" means, with respect to any Mortgaged Property, the aggregate amount of on-going reserves (generally for capital improvements and replacements) assumed to be maintained with respect to such Mortgaged
Property. In each case, actual reserves, if any, may be less than the amount of
U/W Reserves.

     "U/W Replacement Reserves Per Unit" means, with respect to any Mortgaged
Property, (a) the related U/W Reserves, divided by (b) the number of Units,
Rooms, Leasable Square Feet or Pads, as applicable.

     "Weighted Average Net Mortgage Rate" means, for any Distribution Date, the weighted average of the Net Mortgage Rates for all the Mortgage Loans (excluding the interest rates and principal

                                     S-206

balances of the FM Subordinate Components, the SM Subordinate Component and the
LM Subordinate Components) immediately following the preceding Distribution Date
(weighted on the basis of their respective Stated Principal Balances (as defined in this prospectus supplement) (excluding the principal balances of the FM
Subordinate Components, the SM Subordinate Components and the LM Subordinate
Component immediately following the preceding Distribution Date)).

     "Withheld Amount" is defined on page S-146 to this prospectus supplement.

     "Workout Fee" means the fee generally payable to the Special Servicer in connection with the workout of a Specially Serviced Mortgage Loan.

     "Workout Fee Rate" means a rate equal to (i) 1.0% (100 basis points) with respect to Mortgage Loans which have a then outstanding Stated Principal Balance of less than $20,000,000 and (ii) 0.75% (75 basis points) with respect to
Mortgage Loans which have a then outstanding Stated Principal Balance equal to or greater than $20,000,000 to each collection of interest (other than Default
Interest (as defined below)) and principal (including scheduled payments, prepayments, Balloon Payments, Liquidation Proceeds (other than in connection with Liquidation Proceeds paid by the Master Servicer, the Special Servicer, a
Class FM Certificateholder, a Class SM Certificateholder, a Class LM
Certificateholder or the holder or holders of Certificates evidencing a majority interest in such Controlling Class) and payments at maturity) received on such
Mortgage Loan for so long as it remains a Corrected Mortgage Loan.

     "Workout-Delayed Reimbursement Amount" is defined on page S-148 to this prospectus supplement.

     "YM" means, with respect to any Mortgage Loan, a yield maintenance premium.

     "YMP" means yield maintenance period.

                                     S-207

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX A

                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

     The schedule and tables appearing in this Annex A set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. Unless
otherwise indicated, such information is presented as of the Cut-off Date. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. Such information and operating statements were generally unaudited and have not been independently verified by the Depositor or any Underwriter, or any of their respective affiliates or any other person. All numerical and statistical information presented in this prospectus supplement is calculated as described under "Glossary of Principal Definitions" in this prospectus supplement.

     For purposes of the prospectus supplement, including the schedule and tables in this Annex A, the indicated terms shall have the meanings assigned in the "Glossary of Principal Defined Terms" to this prospectus supplement and the schedules and tables in this Annex A will be qualified by such definitions.

                                     ANNEX A
                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                      LOAN        LOAN    LOAN
   SEQUENCE          NUMBER      GROUP    SELLER             PROPERTY NAME
   --------          ------      -----    ------             -------------

       1             58620          1     Bank of America    Fashion Show Mall
       2             58745          1     Bank of America    Southdale Mall
       3             58376          1     Bank of America    The Mall at Stonecrest
       4             42235          1     BSCMI              Zurich Towers
       5             58455          1     Bank of America    Indian River Mall & Commons
       6            20040414        1     Barclays           Western Asset Plaza

      7.1           20040552        1     Barclays           Embassy Suites
      7.2           20040552        1     Barclays           Renaissance Hotel Richardson
      7.3           20040552        1     Barclays           Courtyard by Marriott
      7.4           20040552        1     Barclays           Residence Inn Springfield
       7            20040552        1     Barclays           JQH HOTEL PORTFOLIO (ROLL UP)

       8            20050460        1     Barclays           United Plaza
       9             58638          1     Bank of America    Lenox Marketplace

     10.1            41146          1     BSCMI              Parkway Portfolio - Carmel Crossing
     10.2            41146          1     BSCMI              Parkway Portfolio - Lakewood II Office Building
     10.3            41146          1     BSCMI              Parkway Portfolio - Falls Pointe
      10             41146          1     BSCMI              PARKWAY PORTFOLIO (ROLL UP)

      11             58764          1     Bank of America    Bank of America Plaza - Las Vegas, NV
      12            20040229        1     Barclays           San Jacinto Tower

     13.1           20040303        1     Barclays           Metro Lithonia
     13.2           20040303        1     Barclays           Metro Wesley Chapel
     13.3           20040303        1     Barclays           Metro Seffner
     13.4           20040303        1     Barclays           Metro Belcher
     13.5           20040303        1     Barclays           Metro Fletcher
     13.6           20040303        1     Barclays           Metro Stockbridge
     13.7           20040303        1     Barclays           Metro Decatur
     13.8           20040303        1     Barclays           Metro Largo
     13.9           20040303        1     Barclays           Metro Carrollwood
     13.10          20040303        1     Barclays           Metro Batavia
     13.11          20040303        1     Barclays           Metro Stone Mountain
     13.12          20040303        1     Barclays           Metro Norcross
     13.13          20040303        1     Barclays           Metro Lithia Springs
      13            20040303        1     Barclays           METRO STORAGE PORTFOLIO (ROLL UP)

      14             58643          2     Bank of America    Crowne Apartments
      15             58478          1     Bank of America    Tri-Star Estates Manufactured Housing Community
      16            20050523        1     Barclays           2 Montgomery

     17.1            58694          1     Bank of America    Courtyard Marriott-Depot
     17.2            58694          1     Bank of America    Residence Inn-Depot
     17.3            58694          1     Bank of America    Parking Garage/Rink-Depot
      17             58694          1     Bank of America    CSM - DEPOT PROPERTIES (ROLL UP)

      18             42529          1     BSCMI              Terminal Tower
      19             58628          1     Bank of America    American Express Building - 777 American Expressway
      20             42283          1     BSCMI              Ashford Perimeter
      21            20040462        2     Barclays           The Berkshires at Brookfield
      22             58585          1     Bank of America    Davis Building and Metropolitan Garage
      23            20050596        1     Barclays           Uptown District Shopping Center
      24             58621          1     Bank of America    American Express Building - 20022 North 31st Avenue
      25             58438          1     Bank of America    Griffin Gate Resort
      26             58471          1     Bank of America    550 Broad Street
      27            20040500        1     Barclays           Hughes Airport Industrial Center
      28             42385          1     BSCMI              Gurnee Town Center

     29.1            41674          1     BSCMI              Indiana Retail Portfolio - Geist Station
     29.2            41674          1     BSCMI              Indiana Retail Portfolio - Madison & Edgewood
     29.3            41674          1     BSCMI              Indiana Retail Portfolio - Meridian Parke Shoppes
     29.4            41674          1     BSCMI              Indiana Retail Portfolio - Pine Creek Shoppes
     29.5            41674          1     BSCMI              Indiana Retail Portfolio - Kroger Plaza
     29.6            41674          1     BSCMI              Indiana Retail Portfolio - Lima Road Shoppes
     29.7            41674          1     BSCMI              Indiana Retail Portfolio - Keystone Shoppes
     29.8            41674          1     BSCMI              Indiana Retail Portfolio - 99 E. Carmel Drive
     29.9            41674          1     BSCMI              Indiana Retail Portfolio - Gardenside Shoppes
     29.10           41674          1     BSCMI              Indiana Retail Portfolio - Henderson Plaza
     29.11           41674          1     BSCMI              Indiana Retail Portfolio - Seymour Plaza
     29.12           41674          1     BSCMI              Indiana Retail Portfolio - Vincennes Plaza
      29             41674          1     BSCMI              INDIANA RETAIL PORTFOLIO (ROLL UP)

      30            20040408        1     Barclays           8 Sound Shore Drive
      31             58660          1     Bank of America    7901 Stoneridge
      32             58373          1     Bank of America    Universal Music Group Warehouse

      33            20040411        1     Barclays           Buckeye Parking Garage
      34            20040410        1     Barclays           Laurel Travel Parking Garage
      35            20040412        1     Barclays           Long Street Parking Garage
                                                             SUB-TOTAL CROSSED LOANS

      36             58646          1     Bank of America    Cottonwood Corporate Center Building 9
      37             41699          1     BSCMI              1901 Research Boulevard
      38             41743          1     BSCMI              Grant Plaza
      39             11794          2     Bridger            Highland Plantation Apartments
      40             11740          2     Bridger            Century Village Apartments-NV
      41             58700          1     Bank of America    CSM - Courtyard Marriott - Natick
      42             58565          2     Bank of America    Waterford Creek Apartments
      43             58699          1     Bank of America    CSM - Courtyard Marriott - Lloyd Center
      44             42384          1     BSCMI              Placentia Town Center

      45             58741          1     Bank of America    Chesapeake II
      46             58742          1     Bank of America    Chesapeake I
                                                             SUB-TOTAL CROSSED LOANS

     47.1            58469          1     Bank of America    Masins on Main - Retail
     47.2            58469          1     Bank of America    Masins on Main - Multifamily
      47             58469          1     Bank of America    MASINS ON MAIN (ROLL UP)

      48            20040354        1     Barclays           3701 Pender Drive
      49             58642          1     Bank of America    Bouquet Canyon Plaza II
      50            20040406        1     Barclays           Residence Inn Convention Center
      51             11855          1     Bridger            Homewood Suites Alexandria
      52             58650          2     Bank of America    Tarzana Springs
      53             58597          1     Bank of America    149 New Montgomery Office Building
      54             58635          2     Bank of America    Glenbrooke Apartments
      55             12487          1     Bridger            Guardian Storage Center
      56             12144          2     Bridger            Valley York Apartments
      57             58640          2     Bank of America    Timber Chase at Sarasota Bay
      58             58622          1     Bank of America    American Express Building - 20002 North 19th Avenue
      59            20040443        1     Barclays           3702 Pender Drive
      60             10721          1     Bridger            Westview Heights
      61             11663          1     Bridger            Flamingo Self Storage
      62            20040405        1     Barclays           Hampton Inn Orlando Airport
      63             58651          1     Bank of America    Williams Parkway Retail
      64            20055066        2     Barclays           Poplar Springs Apartments
      65             42062          1     BSCMI              Irmo Station

      66              9418          1     Bridger            Burke Center Office
      67              9415          1     Bridger            Franklin Farms Office
                                                             SUB-TOTAL CROSSED LOANS

      68            20050571        1     Barclays           Lowe's
      69             58681          1     Bank of America    Westlake Self Storage
      70             10077          1     Bridger            Thornton Park Office
      71             58511          1     Bank of America    Santa Clarita Medical
      72             42382          1     BSCMI              The Shoppes at Park West
      73             58674          1     Bank of America    State & La Cumbre Center
      74            20050512        1     Barclays           Rolling Road Plaza
      75            20040511        1     Barclays           Hampton Inn Nashville
      76             41054          1     BSCMI              3250 North Broad Street
      77             11750          2     Bridger            Country Club Apartments-Shreveport
      78             58683          1     Bank of America    Ballpark Self Storage
      79             58636          2     Bank of America    Marketplace Apartments
      80             11737          1     Bridger            Stevenson Ranch Shopping Center
      81             58662          1     Bank of America    Pleasanton Park
      82             58609          2     Bank of America    Evergreen Ridge Apartments
      83             12610          1     Bridger            Flamingo Courtyard Office
      84             12713          1     Bridger            Woodway Office
      85            20050572        1     Barclays           Holiday Inn Express
      86             58704          1     Bank of America    Sand Canyon Self Storage
      87             58708          1     Bank of America    Guardsman Self Storage
      88             58648          1     Bank of America    Village Square Shopping Center
      89            20040367        1     Barclays           Charter Business Park
      90              9385          2     Bridger            Lakeshore Pointe Apartments
      91             58568          1     Bank of America    CVS - North Attleboro
      92             11200          2     Bridger            Casa Del Sol
      93            20040448        1     Barclays           Walgreens
      94            20040378        1     Barclays           1501 Green Road
      95             12084          1     Bridger            Storage One Self Storage
      96             58590          1     Bank of America    Lake Ronkonkoma Stop & Shop
      97            20040467        1     Barclays           Lane Furniture
      98             58680          1     Bank of America    Torrance Self Storage
      99             11790          1     Bridger            Martin Self Storage Kissimmee
      100           20040380        1     Barclays           1909 -1931 NW 40th Court

     101.1            5833          1     Bridger            Corporate East Office
     101.2            5833          1     Bridger            Landmark Mall
      101             5833          1     Bridger            LANDMARK MALL-CORPORATE EAST (ROLL UP)

      102             8771          2     Bridger            Pointe West Apartments
      103            11327          2     Bridger            Park Place Apartments
      104            12159          1     Bridger            Richland Commons
      105            58595          1     Bank of America    Bonneville Building aka Harrison Medical Complex
      106             9759          1     Bridger            Snoqualmie Ridge
      107           20040347        1     Barclays           CVS
      108            58652          1     Bank of America    Eastgate Plaza
      109            12019          2     Bridger            West Ridge MHC
      110             9819          1     Bridger            Hampton Inn Collierville
      111            58541          1     Bank of America    University Mall NM2 and NM3
      112            11413          1     Bridger            Lake Forest Professional Center
      113            11526          1     Bridger            Airport Road Industrial
      114            11930          1     Bridger            High Acres MHC and Fairdale MHC
      115            58649          1     Bank of America    CVS - New Britain, CT
      116            11045          1     Bridger            Stor America Self Storage
      117            58687          1     Bank of America    Walgreens - Sturgis, MI
      118            58632          1     Bank of America    Plaza Antonio Pad J
      119            58547          1     Bank of America    675 Yellowstone Avenue
      120            12543          1     Bridger            Williamstowne Office
      121            58707          1     Bank of America    Guardian Self Storage - Vero Beach, FL
      122            12560          1     Bridger            Snoqualmie Key Bank
      123            11668          2     Bridger            Greenbriar Apartments AL
      124            12474          2     Bridger            Chastaine Park Apts - AL
      125            41350          2     BSCMI              2805 University Avenue
      126            11896          1     Bridger            Valley View Plaza
      127            11165          1     Bridger            Salem Food Lion
      128            10569          2     Bridger            Ballygar Apartments
      129            11933          1     Bridger            Stadium Center Retail
      130            42295          1     BSCMI              CVS - Sylacauga
      131           20040379        1     Barclays           1865 S. Powerline Road
      132            12040          1     Bridger            Wellington Court Apartments
      133            11670          2     Bridger            Clough Corner Apartments
      134            10851          2     Bridger            Gilbert Court Apartments
      135            12564          1     Bridger            Mykawa Business Center
----------------------------------------------------------------------------------------------------------------------
                                                             TOTALS/WEIGHTED AVERAGE
======================================================================================================================

SEQUENCE    PROPERTY ADDRESS                                                                         County
--------    ----------------                                                                         ------

    1       3200 Las Vegas Boulevard South                                                           Clark
    2       6601 France Avenue                                                                       Hennepin
    3       2929 Turner Hill Road                                                                    DeKalb
    4       1400-1450 East American Lane                                                             Cook
    5       6200 20th Street                                                                         Indian River
    6       385 East Colorado Boulevard                                                              Los Angeles

   7.1      820 Crescent Centre Drive
   7.2      900 East Lookout Drive                                                                   Dallas
   7.3      3527 West Kearney                                                                        Greene
   7.4      1303 Kingsley Street                                                                     Greene
    7       Various                                                                                  Various

    8       22 - 34 South 17th Street
    9       3535 Peachtree Road, NE                                                                  Fulton

  10.1      6701 Carmel Road & 11301/11440 Carmel Commons Boulevard
  10.2      2233 Lake Park Drive                                                                     Cobb
  10.3      600 Morgan Falls Road                                                                    Fulton
   10       Various                                                                                  Various

   11       300 S. 4th Street
   12       2121 San Jacinto Street                                                                  Dallas

  13.1      6231 Hillandale Drive
  13.2      28925 State Road 54                                                                      Pasco
  13.3      311 West Dr. Martin Luther King Jr. Boulevard                                            Hillsborough
  13.4      10501 Belcher Road South                                                                 Pinellas
  13.5      1821 East Fletcher Avenue                                                                Hillsborough
  13.6      5334 North Henry Boulevard                                                               Henry
  13.7      5951 Covington Highway                                                                   Dekalb
  13.8      1675 Starkey Road                                                                        Pinellas
  13.9      4216 Gunn Highway                                                                        Hillsborough
  13.10     500 North Kirk Road                                                                      Kane
  13.11     1491 North Hairston Road                                                                 Dekalb
  13.12     5094 Singleton Road NW                                                                   Gwinnett
  13.13     3129 Bankhead Highway                                                                    Douglas
   13       Various                                                                                  Various

   14       3900/ 3801/ 3851 Galleria Woods Drive
   15       43 East 5000 North Road                                                                  Kankakee
   16       2 Montgomery Street                                                                      Hudson

  17.1      225 South 3rd Avenue
  17.2      425 South 2nd Street                                                                     Hennepin
  17.3      225 South 3rd Avenue                                                                     Hennepin
   17       Various                                                                                  Hennepin

   18       50 Public Square
   19       777 American Express Way                                                                 Broward
   20       4151 Ashford Dunwoody Road                                                               DeKalb
   21       782 East Butler Road                                                                     Greenville
   22       1309 Main Street and 1310 Elm Street                                                     Dallas
   23       1010 & 1090 University Avenue and 1220 & 1240 Cleveland Avenue                           San Diego
   24       20022 North 31st Avenue                                                                  Maricopa
   25       1800 Newtown Pike                                                                        Fayette
   26       550 Broad Street                                                                         Essex
   27       6700 Paradise Road; 1111,1151,1181 Grier Drive; 840 & 950 Pilot Road                     Clark
   28       7105 Grand Avenue                                                                        Lake

  29.1      8150 Oaklandon Road
  29.2      5855-5905 Madison Avenue                                                                 Marion
  29.3      3115 Meridian Parke Drive                                                                Marion
  29.4      8958-8974 East 96th Street                                                               Hamilton
  29.5      1605-1623 E. Michigan Road                                                               Shelby
  29.6      6403-6423 Lima Road                                                                      Allen
  29.7      6305-6315 N. Keystone Avenue                                                             Marion
  29.8      99 East Carmel Drive                                                                     Hamilton
  29.9      151 Gardenmile Road                                                                      Henderson
  29.10     1999 US Highway 60 East                                                                  Henderson
  29.11     512 East Tipton Street                                                                   Jackson
  29.12     2017-2019 6th Street                                                                     Knox
   29       Various                                                                                  Various

   30       8 Sound Shore Drive
   31       7901 Stoneridge Drive                                                                    Alameda
   32       9999 East 121st Street                                                                   Hamilton

   33       55 E. Long Street
   34       1025 West Laurel Street                                                                  San Diego
   35       60 E. Long Street                                                                        Franklin

   36       2795 East Cottonwood Parkway
   37       1901 Research Boulevard                                                                  Montgomery
   38       1707 Grant Avenue                                                                        Philadelphia
   39       5151 Highland Road                                                                       East Baton Rouge
   40       4801 Spencer Street                                                                      Clark
   41       342 Speen Street                                                                         Middlesex
   42       10510 Waterford Creek Lane                                                               Mecklenburg
   43       435 NE Wasco Street                                                                      Multnomah
   44       SWC of Yorba Linda and Kraemer Boulevard                                                 Orange
                                 Diego
   45       9444 Farnham Street
   46       9619 Chesapeake Drive                                                                    San Diego

  47.1      10708 Main Street
  47.2      10708 Main Street                                                                        King
   47       10708 Main Street                                                                        King

   48       3701 Pender Drive
   49       26565-26625 Bouquet Canyon Road                                                          Los Angeles
   50       8800 Universal Boulevard                                                                 Orange
   51       4850 Leesburg Pike                                                                       Fairfax
   52       5825 Reseda Boulevard                                                                    Los Angeles
   53       149 New Montgomery Street                                                                San Francisco
   54       701 43rd Ave SE                                                                          Pierce
   55       2960 Main St.                                                                            Orange
   56       6903-6967 York Rd & 10383-10387 Valley Forge Dr.                                         Cuyahoga
   57       419 N. Briggs Avenue                                                                     Sarasota
   58       20002 North 19th Avenue                                                                  Maricopa
   59       3702 Pender Drive                                                                        Fairfax
   60       5532-5798 NW 183rd Avenue                                                                Washington
   61       11800 Miramar Parkway                                                                    Broward
   62       5767 T.G. Lee Boulevard                                                                  Orange
   63       92-98 Route 10 West                                                                      Morris
   64       6095 W. Lees Mill Road                                                                   Clayton
   65       7467 St. Andrews Road                                                                    Lexington

   66       6035 Burke Centre Parkway
   67       13350 Franklin Farms Road                                                                Fairfax

   68       777 West Cumberland Gap Parkway
   69       2550 Willow Lane                                                                         Ventura
   70       622 E. Washington Street                                                                 Orange
   71       23206 Lyons Avenue                                                                       Los Angeles
   72       1109-1125 Park West Boulevard                                                            Charleston
   73       3905 -3917 State Street                                                                  Santa Barbara
   74       1112 N. Rolling Road                                                                     Baltimore
   75       583 Donelson Pike                                                                        Davidson
   76       3250 North Broad Street                                                                  Philadelphia
   77       4223 Lakeshore Drive                                                                     Caddo
   78       611 Island Avenue                                                                        San Diego
   79       2900 General Anderson Rd.                                                                Clark
   80       25804, 25810-25824 and 25832-25860 Hemingway Ave                                         Los Angeles
   81       6601 Owens Drive                                                                         Alameda
   82       3451 Woburn Street                                                                       Whatcom
   83       3055-3085 East Flamingo Road                                                             Clark
   84       7660 Woodway                                                                             Harris
   85       818 Charlestown Road                                                                     Windsor
   86       28655 Oak Spring Canyon Road                                                             Los Angeles
   87       10725 South US Highway 1                                                                 St. Lucie
   88       3020 College Drive                                                                       East Baton Rouge Parish
   89       3641-3851 Charter Park Drive and 242-276 Hillsdale Avenue                                Santa Clara
   90       109 Latham Drive                                                                         Houston
   91       8 East Washington Street                                                                 Bristol
   92       2750 West Acacia Avenue                                                                  Riverside
   93       406 South Washington Street                                                              Bergen
   94       1501 Green Road                                                                          Broward
   95       4349 South Jones Blvd.                                                                   Clark
   96       449 Portion Road                                                                         Suffolk
   97       621 Mall Ring Circle                                                                     Clark
   98       2515 Maricopa Street                                                                     Los Angeles
   99       1051 Buenaventura Blvd.                                                                  Osceola
   100      1909-1931 NW 40th Court                                                                  Broward

  101.1     2203, 2205 E. Empire
  101.2     1540 E College                                                                           McClean
   101      Various                                                                                  McClean

   102      11556 SE Fuller Road
   103      243 Boardwalk Ave                                                                        Bullitt
   104      6801 Rufe Snow Drive                                                                     Tarrant
   105      1186 East 4600 South                                                                     Weber
   106      35011 SE Ridge Street, 7708-7724 Center Blvd SE, 35016-35022 SE Kinsey St.               King
   107      5001 West 135th Street                                                                   Johnson
   108      5260-5292 Eastgate Mall                                                                  San Diego
   109      9301 Volcano Road NW                                                                     Bernalillo
   110      1280 West Poplar Avenue                                                                  Shelby
   111      575 East University Parkway                                                              Utah
   112      23201 Lake Center Drive                                                                  Orange
   113      160 Airport Road                                                                         Ocean
   114      3157 Dutch Hollow Road and 369 Fairmont Avenue                                           Chautauqua
   115      177 Columbus Boulevard                                                                   Hartford
   116      14915 La Mesa Road                                                                       San Bernadino
   117      950 South Centerville Road                                                               St. Joseph
   118      22391 Antonio Parkway                                                                    Orange
   119      675 Yellowstone Avenue                                                                   Bannock
   120      375, 383, 385 & 394 Williamstowne                                                        Waukesha
   121      8485 20th Street                                                                         Indian River
   122      7811-7917 Center Blvd SE                                                                 King
   123      4604 Virginia Loop Road                                                                  Montgomery
   124      265 Chastaine Circle                                                                     Jefferson
   125      2805 University Avenue                                                                   Bronx
   126      890-928 South Valley View Boulevard                                                      Clark
   127      3960 Salem Lakes Blvd                                                                    Virginia Beach
   128      100-132 Ballygar Street                                                                  Montgomery
   129      3625 Broadway Ave                                                                        Snohomish
   130      2 North Broadway Avenue                                                                  Talladega
   131      1865 S. Powerline Road                                                                   Broward
   132      1200 - 1240 Welsh Avenue                                                                 Brazos
   133      4260 Mount Carmel Tobasco Road                                                           Clermont
   134      1521 S. Gilbert Street                                                                   Orange
   135      6060 South Loop East                                                                     Harris
---------------------------------------------------------------------------------------------------------------------------------
            135 LOANS
=================================================================================================================================

                                                ZIP                   PROPERTY
SEQUENCE  CITY                      STATE       CODE                    TYPE                            PROPERTY SUBTYPE(I)
--------  ----                      -----       ----                    ----                            -------------------

    1     Las Vegas                  NV         89109                   Retail                                Anchored
    2     Edina                      MN         55435                   Retail                                Anchored
    3     Lithonia                   GA         30038                   Retail                                Anchored
    4     Schaumburg                 IL         60173                   Office                                Suburban
    5     Vero Beach                 FL         32966                   Retail                                Anchored
    6     Pasadena                   CA         91101                   Office                                Suburban

   7.1    Franklin                   TN         37067                    Hotel                              Full Service
   7.2    Richardson                 TX         75082                    Hotel                              Full Service
   7.3    Springfield                MO         65803                    Hotel                             Limited Service
   7.4    Springfield                MO         65804                    Hotel                              Extended Stay
    7     Various                  Various     Various                   Hotel                                 Various

    8     Philadelphia               PA         19103                   Office                                   CBD
    9     Atlanta                    GA         30326                   Retail                                Anchored

  10.1    Charlotte                  NC         28226                   Office                                Suburban
  10.2    Smyrna                     GA         30080                   Office                                Suburban
  10.3    Atlanta                    GA         30350                   Office                                Suburban
   10     Various                  Various     Various                  Office                                Suburban

   11     Las Vegas                  NV         89101                   Office                                   CBD
   12     Dallas                     TX         75202                   Office                                   CBD

  13.1    Lithonia                   GA         30058                Self Storage                           Self Storage
  13.2    Wesley Chapel              FL         33543                Self Storage                           Self Storage
  13.3    Seffner                    FL         33584                Self Storage                           Self Storage
  13.4    Largo                      FL         33777                Self Storage                           Self Storage
  13.5    Tampa                      FL         33612                Self Storage                           Self Storage
  13.6    Stockbridge                GA         30281                Self Storage                           Self Storage
  13.7    Decatur                    GA         30035                Self Storage                           Self Storage
  13.8    Largo                      FL         33612                Self Storage                           Self Storage
  13.9    Tampa                      FL         33618                Self Storage                           Self Storage
  13.10   Batavia                    IL         60510                Self Storage                           Self Storage
  13.11   Stone Moutain              GA         30083                Self Storage                           Self Storage
  13.12   Norcross                   GA         30093                Self Storage                           Self Storage
  13.13   Lithia Springs             GA         30122                Self Storage                           Self Storage
   13     Various                  Various     Various               Self Storage                           Self Storage

   14     Hoover                     AL         35244                 Multifamily                           Garden Style
   15     Bourbonnais                IL         60914      Manufactured Housing Communities       Manufactured Housing Communities
   16     Jersey City                NJ         07302                   Office                                   CBD

  17.1    Minneapolis                MN         55401                    Hotel                              Full Service
  17.2    Minneapolis                MN         55401                    Hotel                             Limited Service
  17.3    Minneapolis                MN         55401           Parking Garage Facility                Parking Garage Facility
   17     Minneapolis                MN         55401                  Mixed Use                               Various

   18     Cleveland                  OH         44113                   Office                                  Urban
   19     Fort Lauderdale            FL         33324                   Office                          Single Tenant Credit
   20     Atlanta                    GA         30319                   Office                                Suburban
   21     Mauldin                    SC         29662                 Multifamily                           Garden Style
   22     Dallas                     TX         75202                 Multifamily                             Mixed Use
   23     San Diego                  CA         92103                   Retail                                Anchored
   24     Phoenix                    AZ         85027                   Office                          Single Tenant Credit
   25     Lexington                  KY         40511                    Hotel                              Full Service
   26     Newark                     NJ         07102                   Office                                   CBD
   27     Las Vegas                  NV         89119                 Industrial                                Flex
   28     Gurnee                     IL         60031                   Retail                                Anchored

  29.1    Indianapolis               IN         46236                   Retail                               Unanchored
  29.2    Indianapolis               IN         46227                   Retail                               Unanchored
  29.3    Johnson                    IN         46142                   Retail                               Unanchored
  29.4    Fishers                    IN         46038                   Retail                               Unanchored
  29.5    Shelbyville                IN         46176                   Retail                             Shadow Anchored
  29.6    Fort Wayne                 IN         46818                   Retail                               Unanchored
  29.7    Indianapolis               IN         46203                   Retail                               Unanchored
  29.8    Carmel                     IN         46032                   Retail                               Unanchored
  29.9    Henderson                  KY         42420                   Retail                               Unanchored
  29.10   Henderson                  KY         42420                   Retail                               Unanchored
  29.11   Seymour                    IN         47274                   Retail                               Unanchored
  29.12   Vincennes                  IN         47591                   Retail                               Unanchored
   29     Various                  Various     Various                  Retail                                 Various

   30     Greenwich                  CT         06830                   Office                                Suburban
   31     Pleasanton                 CA         94588                   Office                                Suburban
   32     Fishers                    IN         46038                 Industrial                              Warehouse

   33     Columbus                   OH         43215           Parking Garage Facility                Parking Garage Facility
   34     San Diego                  CA         92101           Parking Garage Facility                Parking Garage Facility
   35     Columbus                   OH         43215           Parking Garage Facility                Parking Garage Facility

   36     Salt Lake City             UT         84121                   Office                                Suburban
   37     Rockville                  MD         20850                   Office                                Suburban
   38     Philadelphia               PA         19115                   Retail                               Unanchored
   39     Baton Rouge                LA         70808                 Multifamily                          Student Housing
   40     Las Vegas                  NV         89119                 Multifamily                           Garden Style
   41     Natick                     MA         01760                    Hotel                              Full Service
   42     Charlotte                  NC         28212                 Multifamily                           Garden Style
   43     Portland                   OR         97232                    Hotel                              Full Service
   44     Placentia                  CA         92871                   Retail                                Anchored

   45     San Diego                  CA         92123                   Office                                Suburban
   46     San Diego                  CA         92123                   Office                                Suburban

  47.1    Bellevue                   WA         98004                   Retail                               Unanchored
  47.2    Bellevue                   WA         98004                 Multifamily                         Luxury Apartments
   47     Bellevue                   WA         98004                  Mixed Use                         Multifamily/Retail

   48     Fairfax                    VA         22030                   Office                                Suburban
   49     Santa Clarita              CA         91350                   Retail                                Anchored
   50     Orlando                    FL         32819                    Hotel                              Extended Stay
   51     Alexandria                 VA         22302                    Hotel                              Extended Stay
   52     Tarzana                    CA         91356                 Multifamily                           Garden Style
   53     San Francisco              CA         94105                   Office                                   CBD
   54     Puyallup                   WA         98374                 Multifamily                           Garden Style
   55     Irvine                     CA         92614                Self Storage                           Self Storage
   56     Parma Heights              OH         44130                 Multifamily                           Garden Style
   57     Sarasota                   FL         34237                 Multifamily                           Garden Style
   58     Phoenix                    AZ         85027                   Office                          Single Tenant Credit
   59     Fairfax                    VA         22030                   Office                                Suburban
   60     Portland                   OR         97229                 Multifamily                           Garden Style
   61     Miramar                    FL         33025                Self Storage                           Self Storage
   62     Orlando                    FL         32822                    Hotel                             Limited Service
   63     East Hanover               NJ         07936                   Retail                               Unanchored
   64     College Park               GA         30349                 Multifamily                           Garden Style
   65     Irmo                       SC         29063                   Retail                                Anchored

   66     Burke                      VA         22015                   Office                                Suburban
   67     Herndon                    VA         20171                   Office                                 Medical

   68     Corbin                     KY         40701                   Retail                               Unanchored
   69     Thousand Oaks              CA         91361                Self Storage                           Self Storage
   70     Orlando                    FL         32801                   Office                                Suburban
   71     Santa Clarita              CA         91321                   Office                                 Medical
   72     Mt. Pleasant               SC         29466                   Retail                                Anchored
   73     Santa Barbara              CA         93105                   Retail                               Unanchored
   74     Catonsville                MD         21228                   Retail                               Unanchored
   75     Nashville                  TN         37214                    Hotel                              Extended Stay
   76     Philadelphia               PA         19140                   Retail                               Unanchored
   77     Shreveport                 LA         71109                 Multifamily                           Garden Style
   78     San Diego                  CA         92101                Self Storage                           Self Storage
   79     Vancouver                  WA         98661                 Multifamily                           Garden Style
   80     Santa Clarita              CA         91381                   Retail                               Unanchored
   81     Pleasanton                 CA         94588                   Office                                Suburban
   82     Bellingham                 WA         98226                 Multifamily                           Garden Style
   83     Las Vegas                  NV         89121                   Office                              Office/Retail
   84     Houston                    TX         77063                   Office                                Suburban
   85     Springfield                VT         05156                    Hotel                              Full Service
   86     Santa Clarita              CA         91387                Self Storage                           Self Storage
   87     Port St. Lucie             FL         34952                Self Storage                           Self Storage
   88     Baton Rouge                LA         70808                   Retail                             Shadow Anchored
   89     San Jose                   CA         95136                 Industrial                                Flex
   90     Warner Robins              GA         31088                 Multifamily                           Garden Style
   91     North Attleboro            MA         02760                   Retail                          Single Tenant Credit
   92     Hemet                      CA         92545      Manufactured Housing Communities       Manufactured Housing Communities
   93     Bergenfield                NJ         07621                   Retail                          Single Tenant Credit
   94     Deerfield Beach            FL         33604                 Industrial                              Warehouse
   95     Las Vegas                  NV         89103                Self Storage                           Self Storage
   96     Lake Ronkonkoma            NY         11779                   Retail                        Single Tenant Non-Credit
   97     Henderson                  NV         89014                   Retail                              Free Standing
   98     Torrance                   CA         90503                Self Storage                           Self Storage
   99     Kissimmee                  FL         34743                Self Storage                           Self Storage
   100    Pompano Beach              FL         33064                 Industrial                              Warehouse

  101.1   Bloomington                IL         61704                   Office                                Suburban
  101.2   Normal                     IL         61761                   Retail                             Shadow Anchored
   101    Various                    IL        Various                 Mixed Use                               Various

   102    Milwaukie                  OR         97222                 Multifamily                            Multifamily
   103    Shepherdsville             KY         40165                 Multifamily                           Garden Style
   104    Watauga                    TX         76148                   Retail                               Unanchored
   105    Ogden                      UT         84403                   Office                                 Medical
   106    Snoqualmie                 WA         98065                   Retail                               Unanchored
   107    Leawood                    KS         66224                   Retail                          Single Tenant Credit
   108    San Diego                  CA         92121                 Industrial                              Mixed Use
   109    Albuquerque                NM         87121      Manufactured Housing Communities       Manufactured Housing Communities
   110    Collierville               TN         38017                    Hotel                             Limited Service
   111    Orem                       UT         84097                   Retail                             Shadow Anchored
   112    Lake Forest                CA         92630                   Office                                Suburban
   113    Lakewood                   NJ         08701                 Industrial                          Office/Warehouse
   114    Bemus Point and Lakewood   NY    14712 and 14750 Manufactured Housing Communities       Manufactured Housing Communities
   115    New Britain                CT         06051                   Retail                          Single Tenant Credit
   116    Victorville                CA         92392                Self Storage                           Self Storage
   117    Sturgis                    MI         49091                   Retail                          Single Tenant Credit
   118    Rancho Santa Margarita     CA         92688                   Retail                               Unanchored
   119    Pocatello                  ID         83201                   Retail                               Unanchored
   120    Delafield                  WI         53018                   Office                                Suburban
   121    Vero Beach                 FL         32966                Self Storage                           Self Storage
   122    Snoqualmie                 WA         98065                   Retail                               Unanchored
   123    Montgomery                 AL         36116                 Multifamily                           Garden Style
   124    Homewood                   AL         35209                 Multifamily                           Garden Style
   125    Bronx                      NY         10468                 Multifamily                               Urban
   126    Las Vegas                  NV         89107                   Retail                               Unanchored
   127    Virginia Beach             VA         23456                   Retail                                Anchored
   128    Clarksville                TN         37043                 Multifamily                            Multifamily
   129    Everett                    WA         98201                   Retail                               Unanchored
   130    Sylacauga                  AL         35150                   Retail                          Single Tenant Credit
   131    Deerfield Beach            FL         33442                 Industrial                              Warehouse
   132    College Station            TX         77840                 Multifamily                           Garden Style
   133    Cincinnati                 OH         45244                 Multifamily                           Garden Style
   134    Fullerton                  CA         92833                 Multifamily                           Garden Style
   135    Houston                    TX         77033                 Industrial                          Office/Warehouse
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

                                                     CUT-OFF               MATURITY
                           ORIGINAL                   DATE                   DATE                       LOAN
   SEQUENCE                BALANCE                   BALANCE                BALANCE                     TYPE
   --------                -------                   -------                -------                     ----

       1                 $195,000,000             $193,714,025           $184,093,995                  Balloon
       2                 150,000,000               150,000,000            150,000,000               Interest Only
       3                 108,500,000               108,500,000            95,457,650                 IO, Balloon
       4                  81,420,000               81,420,000             81,420,000           Interest Only, Hyper Am
       5                  75,000,000               75,000,000             69,487,038                 IO, Balloon
       6                  75,000,000               75,000,000             75,000,000                Interest Only

      7.1                 27,096,774               27,058,710             23,024,459
      7.2                 22,354,839               22,323,435             18,995,178
      7.3                 12,532,258               12,514,653             10,648,812
      7.4                 11,516,129               11,499,952              9,785,395
       7                  73,500,000               73,396,750             62,453,844                   Balloon

       8                  70,000,000               70,000,000             58,010,322                   Balloon
       9                  56,000,000               56,000,000             56,000,000                Interest Only

     10.1                 31,600,000               31,600,000             30,201,687
     10.2                 10,200,000               10,200,000              9,748,646
     10.3                 10,200,000               10,200,000              9,748,646
      10                  52,000,000               52,000,000             49,698,978                 IO, Balloon

      11                  50,000,000               50,000,000             44,357,956                 IO, Balloon
      12                  45,000,000               44,845,046             37,391,125                   Balloon

     13.1                 5,200,000                 5,200,000              4,546,360
     13.2                 4,400,000                 4,400,000              3,846,920
     13.3                 4,200,000                 4,200,000              3,672,060
     13.4                 3,900,000                 3,900,000              3,409,770
     13.5                 3,700,000                 3,700,000              3,234,910
     13.6                 3,500,000                 3,500,000              3,060,050
     13.7                 3,500,000                 3,500,000              3,060,050
     13.8                 3,000,000                 3,000,000              2,622,900
     13.9                 3,000,000                 3,000,000              2,622,900
     13.10                3,000,000                 3,000,000              2,622,900
     13.11                2,700,000                 2,700,000              2,360,610
     13.12                2,100,000                 2,100,000              1,836,030
     13.13                1,800,000                 1,800,000              1,573,740
      13                  44,000,000               44,000,000             38,469,202                 IO, Balloon

      14                  42,500,000               42,500,000             39,314,285                 IO, Balloon
      15                  42,360,000               42,360,000             40,273,142                 IO, Balloon
      16                  40,000,000               40,000,000             40,000,000                Interest Only

     17.1                 23,360,450               23,360,450             20,478,178
     17.2                 12,329,127               12,329,127             10,807,928
     17.3                 3,539,462                 3,539,462              3,102,754
      17                  39,229,039               39,229,039             34,388,860                 IO, Balloon

      18                  38,000,000               38,000,000             35,133,405                 IO, Balloon
      19                  37,170,000               37,170,000             37,170,000           Interest Only, Hyper Am
      20                  35,400,000               35,400,000             32,837,415                 IO, Balloon
      21                  34,000,000               34,000,000             34,000,000                Interest Only
      22                  32,640,000               32,640,000             32,640,000                Interest Only
      23                  32,000,000               31,967,807             26,574,817                   Balloon
      24                  31,860,000               31,860,000             31,860,000           Interest Only, Hyper Am
      25                  31,000,000               30,845,723             27,691,231                   Balloon
      26                  30,250,000               30,250,000             26,591,835                 IO, Balloon
      27                  27,112,500               27,112,500             25,569,593                 IO, Balloon
      28                  24,360,000               24,360,000             24,360,000                Interest Only

     29.1                 3,174,793                 3,165,368              2,875,610
     29.2                 2,992,997                 2,984,112              2,710,946
     29.3                 2,837,804                 2,829,380              2,570,378
     29.4                 2,660,441                 2,652,543              2,409,729
     29.5                 2,616,101                 2,608,335              2,369,567
     29.6                 2,438,738                 2,431,498              2,208,918
     29.7                 2,128,353                 2,122,035              1,927,783
     29.8                 1,507,583                 1,503,108              1,365,513
     29.9                 1,019,836                 1,016,809               923,730
     29.10                 886,814                   884,181                803,243
     29.11                 620,770                   618,927                562,270
     29.12                 620,770                   618,927                562,270
      29                  23,505,000               23,435,224             21,289,957                   Balloon

      30                  21,500,000               21,410,023             18,041,582                   Balloon
      31                  21,000,000               20,931,410             17,602,591                   Balloon
      32                  19,375,000               19,310,171             17,062,867                   Balloon

      33                  8,750,000                 8,722,565              7,382,519                   Balloon
      34                  8,150,000                 8,124,446              6,876,289                   Balloon
      35                  2,350,000                 2,342,632              1,982,734                   Balloon
                    --------------------------------------------------------------------------
                          19,250,000               19,189,643             16,241,542

      36                  18,500,000               18,500,000             16,128,511                 IO, Balloon
      37                  18,500,000               18,500,000             17,801,786                 IO, Balloon
      38                  18,000,000               18,000,000             17,222,344                 IO, Balloon
      39                  17,200,000               17,130,450             14,507,483                   Balloon
      40                  15,216,000               15,148,565             12,655,667                   Balloon
      41                  15,060,000               15,060,000             13,201,859                 IO, Balloon
      42                  14,600,000               14,600,000             13,458,620                 IO, Balloon
      43                  13,800,000               13,800,000             12,097,321                 IO, Balloon
      44                  13,695,000               13,695,000             13,695,000                Interest Only

      45                  6,832,328                 6,832,328              5,997,000                 IO, Balloon
      46                  6,742,683                 6,742,683              5,908,414                 IO, Balloon
                    --------------------------------------------------------------------------
                          13,575,011               13,575,011             11,905,415

     47.1                 7,684,680                 7,666,404              6,415,210
     47.2                 5,615,320                 5,601,966              4,687,698
      47                  13,300,000               13,268,369             11,102,909                   Balloon

      48                  12,500,000               12,500,000             11,827,949                 IO, Balloon
      49                  11,750,000               11,721,208              9,753,188                   Balloon
      50                  11,000,000               10,936,364              8,501,938                   Balloon
      51                  11,000,000               10,932,431              8,393,382                   Balloon
      52                  10,750,000               10,750,000              9,358,817                 IO, Balloon
      53                  10,075,000               10,075,000              8,826,602                 IO, Balloon
      54                  9,597,959                 9,597,959              8,185,535                 IO, Balloon
      55                  8,840,000                 8,840,000              7,560,305                 IO, Balloon
      56                  8,600,000                 8,600,000              7,688,082                 IO, Balloon
      57                  8,350,000                 8,329,236              6,911,301                   Balloon
      58                  8,260,000                 8,260,000              8,260,000           Interest Only, Hyper Am
      59                  8,250,000                 8,250,000              7,820,375                 IO, Balloon
      60                  8,100,000                 8,073,028              6,768,179                   Balloon
      61                  8,000,000                 8,000,000              6,877,900                 IO, Balloon
      62                  8,000,000                 7,953,720              6,183,227                   Balloon
      63                  7,800,000                 7,774,100              6,520,516                   Balloon
      64                  7,450,000                 7,450,000              7,450,000                Interest Only
      65                  7,085,000                 7,085,000              7,085,000                Interest Only

      66                  3,700,000                 3,687,790              3,096,200                   Balloon
      67                  3,161,800                 3,151,354              2,645,341                   Balloon
                    --------------------------------------------------------------------------
                          6,861,800                 6,839,144              5,741,542

      68                  6,800,000                 6,783,740              5,670,885                   Balloon
      69                  6,750,000                 6,750,000              5,877,039                 IO, Balloon
      70                  6,750,000                 6,727,608              5,643,622                   Balloon
      71                  6,700,000                 6,700,000              5,875,791                 IO, Balloon
      72                  6,655,000                 6,655,000              6,655,000                Interest Only
      73                  6,550,000                 6,550,000              5,593,168                 IO, Balloon
      74                  6,500,000                 6,484,710              5,437,426                   Balloon
      75                  6,500,000                 6,478,788              4,967,323                   Balloon
      76                  6,400,000                 6,400,000              6,400,000                Interest Only
      77                  6,200,000                 6,162,247              4,739,853                   Balloon
      78                  6,100,000                 6,100,000              5,354,970                 IO, Balloon
      79                  6,000,000                 6,000,000              5,117,047                 IO, Balloon
      80                  6,000,000                 5,994,529              5,044,891                   Balloon
      81                  6,000,000                 5,985,886              5,019,163                   Balloon
      82                  5,720,000                 5,705,664              4,727,219                   Balloon
      83                  5,660,000                 5,646,891              5,079,264                   Balloon
      84                  5,500,000                 5,500,000              4,942,295                 IO, Balloon
      85                  5,500,000                 5,492,925              4,269,355                   Balloon
      86                  5,400,000                 5,400,000              5,400,000                Interest Only
      87                  5,400,000                 5,400,000              4,696,795                 IO, Balloon
      88                  5,400,000                 5,387,046              4,500,560                   Balloon
      89                  5,300,000                 5,287,013              4,399,310                   Balloon
      90                  5,000,000                 4,983,943              4,202,548                   Balloon
      91                  5,000,000                 4,983,323              4,176,730                   Balloon
      92                  4,900,000                 4,878,340              4,546,614                   Balloon
      93                  4,850,000                 4,833,392              4,033,722                   Balloon
      94                  4,750,000                 4,745,216              3,944,075                   Balloon
      95                  4,655,250                 4,655,250              4,000,347                 IO, Balloon
      96                  4,600,000                 4,584,458              3,834,396                   Balloon
      97                  4,360,000                 4,360,000              4,360,000                Interest Only
      98                  4,200,000                 4,200,000              3,684,147                 IO, Balloon
      99                  4,215,000                 4,196,658              3,515,842                   Balloon
      100                 4,200,000                 4,195,770              3,487,392                   Balloon

     101.1                2,995,588                 2,563,235              1,619,257
     101.2                1,854,412                 1,586,765              1,002,397
      101                 4,850,000                 4,150,000              2,621,655                   Balloon

      102                 4,000,000                 3,987,411              3,372,855                   Balloon
      103                 4,000,000                 3,986,847              3,349,192                   Balloon
      104                 4,000,000                 3,981,468              3,063,174                   Balloon
      105                 3,800,000                 3,791,002              3,174,901                   Balloon
      106                 3,750,000                 3,741,280              3,143,784                   Balloon
      107                 3,740,000                 3,732,215              2,766,951                   Balloon
      108                 3,620,000                 3,607,833              3,020,125                   Balloon
      109                 3,600,000                 3,588,277              3,352,060                   Balloon
      110                 3,550,000                 3,534,938              3,059,360                   Balloon
      111                 3,450,000                 3,428,041              2,611,770                   Balloon
      112                 3,375,000                 3,364,561              2,853,633                   Balloon
      113                 3,360,000                 3,345,927              2,819,178                   Balloon
      114                 3,200,000                 3,192,558              2,682,614                   Balloon
      115                 3,200,000                 3,192,402              2,672,201                   Balloon
      116                 3,160,000                 3,135,653              2,412,715                   Balloon
      117                 3,020,000                 3,020,000              2,516,941                   Balloon
      118                 3,000,000                 2,989,433              2,668,245                   Balloon
      119                 2,900,000                 2,900,000              2,439,056                   Balloon
      120                 2,840,000                 2,833,437              2,383,640                   Balloon
      121                 2,775,000                 2,775,000              2,413,631                 IO, Balloon
      122                 2,650,000                 2,643,776              2,217,475                   Balloon
      123                 2,500,000                 2,491,900              2,098,288                   Balloon
      124                 2,400,000                 2,392,064              2,007,668                   Balloon
      125                 2,300,000                 2,292,193              2,134,953                   Balloon
      126                 2,200,000                 2,193,107              1,856,398                   Balloon
      127                 2,100,000                 2,093,903              1,666,801                   Balloon
      128                 2,000,000                 1,989,782              1,686,468                   Balloon
      129                 1,850,000                 1,845,743              1,553,946                   Balloon
      130                 1,685,000                 1,685,000              1,685,000                Interest Only
      131                 1,600,000                 1,598,388              1,328,530                   Balloon
      132                 1,525,000                 1,519,922              1,274,256                   Balloon
      133                 1,320,000                 1,314,607              1,111,663                   Balloon
      134                 1,310,000                 1,304,702              1,104,898                   Balloon
      135                 1,150,000                 1,147,230              1,067,394                   Balloon
------------------------------------------------------------------------------------------------------------------------
                     $2,325,942,559            $2,322,090,942         $2,125,362,191
========================================================================================================================

                                                                  SUB-              NET                       FIRST      INTEREST
                       MORTGAGE          ADMINISTRATIVE         SERVICING        MORTGAGE        NOTE        PAYMENT     ACCRUAL
   SEQUENCE              RATE            FEE RATE (II)          FEE RATE           RATE          DATE          DATE       METHOD
   --------              ----            -------------          --------           ----          ----          ----       ------

       1                3.731%               0.031%              0.010%           3.700%      11/12/2004     1/1/2005    ACT/360
       2                4.922%               0.031%              0.010%           4.891%       3/7/2005      5/1/2005    ACT/360
       3                5.603%               0.121%              0.100%           5.482%       10/1/2004    11/1/2004    ACT/360
       4                4.247%               0.031%              0.010%           4.216%      11/23/2004     1/1/2005     30/360
       5                5.214%               0.051%              0.030%           5.163%      10/20/2004    12/1/2004    ACT/360
       6                5.160%               0.041%              0.020%           5.119%      12/27/2004     2/1/2005    ACT/360

      7.1
      7.2
      7.3
      7.4
       7                5.500%               0.041%              0.020%           5.459%       2/18/2005     4/1/2005    ACT/360

       8                5.180%               0.041%              0.020%           5.139%       3/3/2005      5/1/2005    ACT/360
       9                5.010%               0.051%              0.030%           4.959%      11/23/2004     1/1/2005    ACT/360

     10.1
     10.2
     10.3
      10                4.865%               0.031%              0.010%           4.834%      12/13/2004     2/1/2005    ACT/360

      11                5.024%               0.121%              0.100%           4.903%       3/16/2005     5/1/2005    ACT/360
      12                5.270%               0.041%              0.020%           5.229%       12/8/2004     2/1/2005    ACT/360

     13.1
     13.2
     13.3
     13.4
     13.5
     13.6
     13.7
     13.8
     13.9
     13.10
     13.11
     13.12
     13.13
      13                5.340%               0.041%              0.020%           5.299%       11/2/2004     1/1/2005    ACT/360

      14                5.108%               0.071%              0.050%           5.037%       1/5/2005      3/1/2005    ACT/360
      15                5.176%               0.071%              0.050%           5.105%      12/29/2004     2/1/2005    ACT/360
      16                5.260%               0.041%              0.020%           5.219%       1/18/2005     3/1/2005    ACT/360

     17.1
     17.2
     17.3
      17                5.432%               0.121%              0.100%           5.311%       2/8/2005      4/1/2005    ACT/360

      18                5.056%               0.031%              0.010%           5.025%       3/3/2005      5/1/2005    ACT/360
      19                4.268%               0.071%              0.050%           4.197%      12/16/2004     2/1/2005     30/360
      20                5.020%               0.031%              0.010%           4.989%       1/6/2005      3/1/2005    ACT/360
      21                4.780%               0.041%              0.020%           4.739%       12/9/2004     2/1/2005    ACT/360
      22                5.225%               0.071%              0.050%           5.154%       1/28/2005     3/1/2005    ACT/360
      23                5.230%               0.121%              0.100%           5.109%       2/24/2005     4/1/2005    ACT/360
      24                4.268%               0.071%              0.050%           4.197%      12/16/2004     2/1/2005     30/360
      25                5.110%               0.071%              0.050%           5.039%      12/23/2004     2/1/2005    ACT/360
      26                5.648%               0.071%              0.050%           5.577%      12/17/2004     2/1/2005    ACT/360
      27                5.220%               0.041%              0.020%           5.179%       1/12/2005     3/1/2005    ACT/360
      28                4.597%               0.031%              0.010%           4.566%      12/20/2004     2/1/2005     30/360

     29.1
     29.2
     29.3
     29.4
     29.5
     29.6
     29.7
     29.8
     29.9
     29.10
     29.11
     29.12
      29                5.300%               0.071%              0.050%           5.229%       12/2/2004     2/1/2005    ACT/360

      30                5.581%               0.041%              0.020%           5.540%      11/29/2004     1/1/2005    ACT/360
      31                5.553%               0.071%              0.050%           5.482%      12/28/2004     2/1/2005    ACT/360
      32                5.424%               0.121%              0.100%           5.303%      12/17/2004     2/1/2005    ACT/360

      33                5.770%               0.021%                               5.749%       12/7/2004     2/1/2005    ACT/360
      34                5.770%               0.021%                               5.749%       12/7/2004     2/1/2005    ACT/360
      35                5.770%               0.021%                               5.749%       12/7/2004     2/1/2005    ACT/360

      36                5.231%               0.121%              0.100%           5.110%      12/30/2004     2/1/2005    ACT/360
      37                5.252%               0.031%              0.010%           5.221%      10/15/2004    12/1/2004    ACT/360
      38                4.956%               0.121%              0.100%           4.835%       9/22/2004    11/1/2004    ACT/360
      39                5.751%               0.051%              0.030%           5.700%      11/12/2004     1/1/2005    ACT/360
      40                5.294%               0.071%              0.050%           5.223%      11/17/2004     1/1/2005    ACT/360
      41                5.432%               0.121%              0.100%           5.311%       2/8/2005      4/1/2005    ACT/360
      42                4.871%               0.121%              0.100%           4.750%      12/20/2004     2/1/2005    ACT/360
      43                5.432%               0.121%              0.100%           5.311%       2/8/2005      4/1/2005    ACT/360
      44                4.597%               0.031%              0.010%           4.566%      12/21/2004     2/1/2005     30/360

      45                5.485%               0.121%              0.100%           5.364%       2/4/2005      4/1/2005    ACT/360
      46                5.415%               0.121%              0.100%           5.294%       2/4/2005      4/1/2005    ACT/360

     47.1
     47.2
      47                5.423%               0.121%              0.100%           5.302%       1/21/2005     3/1/2005    ACT/360

      48                5.520%               0.041%              0.020%           5.479%       1/27/2005     3/1/2005    ACT/360
      49                5.240%               0.121%              0.100%           5.119%       1/5/2005      3/1/2005    ACT/360
      50                5.850%               0.041%              0.020%           5.809%      11/30/2004     1/1/2005    ACT/360
      51                5.475%               0.071%              0.050%           5.404%      11/22/2004     1/1/2005    ACT/360
      52                5.176%               0.121%              0.100%           5.055%       1/11/2005     3/1/2005    ACT/360
      53                5.437%               0.121%              0.100%           5.316%       1/18/2005     3/1/2005    ACT/360
      54                5.267%               0.121%              0.100%           5.146%       2/9/2005      4/1/2005    ACT/360
      55                5.336%               0.071%              0.050%           5.265%       2/18/2005     4/1/2005    ACT/360
      56                5.382%               0.081%              0.060%           5.301%       12/9/2004     2/1/2005    ACT/360
      57                5.150%               0.071%              0.050%           5.079%       1/27/2005     3/1/2005    ACT/360
      58                4.268%               0.121%              0.100%           4.147%      12/16/2004     2/1/2005     30/360
      59                5.570%               0.041%              0.020%           5.529%       1/7/2005      3/1/2005    ACT/360
      60                5.450%               0.071%              0.050%           5.379%      12/29/2004     2/1/2005    ACT/360
      61                5.587%               0.071%              0.050%           5.516%      12/29/2004     2/1/2005    ACT/360
      62                5.850%               0.041%              0.020%           5.809%      11/30/2004     1/1/2005    ACT/360
      63                5.465%               0.121%              0.100%           5.344%      12/15/2004     2/1/2005    ACT/360
      64                4.980%               0.041%              0.020%           4.939%       2/1/2005      3/1/2005    ACT/360
      65                5.124%               0.031%              0.010%           5.093%       1/31/2005     3/1/2005     30/360

      66                5.498%               0.101%              0.080%           5.397%      12/28/2004     2/1/2005    ACT/360
      67                5.492%               0.101%              0.080%           5.391%      12/28/2004     2/1/2005    ACT/360

      68                5.390%               0.041%              0.020%           5.349%       1/26/2005     3/1/2005    ACT/360
      69                5.152%               0.121%              0.100%           5.031%       2/9/2005      4/1/2005    ACT/360
      70                5.470%               0.071%              0.050%           5.399%      12/22/2004     2/1/2005    ACT/360
      71                5.480%               0.121%              0.100%           5.359%       1/12/2005     3/1/2005    ACT/360
      72                4.597%               0.031%              0.010%           4.566%      12/20/2004     2/1/2005     30/360
      73                5.340%               0.121%              0.100%           5.219%       1/10/2005     3/1/2005    ACT/360
      74                5.490%               0.041%              0.020%           5.449%       1/28/2005     3/1/2005    ACT/360
      75                5.530%               0.041%              0.020%           5.489%       1/26/2005     3/1/2005    ACT/360
      76                5.448%               0.031%              0.010%           5.417%       9/29/2004    11/1/2004    ACT/360
      77                5.530%               0.071%              0.050%           5.459%      11/29/2004     1/1/2005    ACT/360
      78                5.513%               0.121%              0.100%           5.392%       3/9/2005      5/1/2005    ACT/360
      79                5.267%               0.121%              0.100%           5.146%       2/9/2005      4/1/2005    ACT/360
      80                5.629%               0.071%              0.050%           5.558%       2/7/2005      4/1/2005    ACT/360
      81                5.490%               0.121%              0.100%           5.369%       1/14/2005     3/1/2005    ACT/360
      82                5.102%               0.121%              0.100%           4.981%       2/1/2005      3/1/2005    ACT/360
      83                5.585%               0.081%              0.060%           5.504%       1/27/2005     3/1/2005    ACT/360
      84                5.637%               0.071%              0.050%           5.566%      12/29/2004     2/1/2005    ACT/360
      85                5.960%               0.041%              0.020%           5.919%       2/4/2005      4/1/2005    ACT/360
      86                5.250%               0.121%              0.100%           5.129%       2/2/2005      4/1/2005    ACT/360
      87                5.577%               0.121%              0.100%           5.456%       1/26/2005     3/1/2005    ACT/360
      88                5.370%               0.121%              0.100%           5.249%       1/10/2005     3/1/2005    ACT/360
      89                5.240%               0.041%              0.020%           5.199%       1/3/2005      3/1/2005    ACT/360
      90                5.643%               0.071%              0.050%           5.572%      12/29/2004     2/1/2005    ACT/360
      91                5.441%               0.121%              0.100%           5.320%       12/2/2004     2/1/2005    ACT/360
      92                5.307%               0.071%              0.050%           5.236%      11/22/2004     1/1/2005    ACT/360
      93                5.300%               0.041%              0.020%           5.259%      12/30/2004     2/1/2005    ACT/360
      94                5.225%               0.071%              0.050%           5.154%       2/11/2005     4/1/2005    ACT/360
      95                5.544%               0.071%              0.050%           5.473%      11/24/2004     1/1/2005    ACT/360
      96                5.372%               0.121%              0.100%           5.251%      12/22/2004     2/1/2005    ACT/360
      97                5.330%               0.041%              0.020%           5.289%      12/16/2004     2/1/2005    ACT/360
      98                5.480%               0.121%              0.100%           5.359%       3/3/2005      5/1/2005    ACT/360
      99                5.386%               0.101%              0.080%           5.285%      11/23/2004     1/1/2005    ACT/360
      100               5.225%               0.071%              0.050%           5.154%       2/11/2005     4/1/2005    ACT/360

     101.1
     101.2
      101               5.500%               0.071%              0.050%           5.429%       4/2/2003      6/1/2003    ACT/360

      102               5.750%               0.071%              0.050%           5.679%      12/14/2004     2/1/2005    ACT/360
      103               5.517%               0.071%              0.050%           5.446%       12/4/2004     2/1/2005    ACT/360
      104               5.587%               0.071%              0.050%           5.516%      12/27/2004     2/1/2005    ACT/360
      105               5.450%               0.121%              0.100%           5.329%       1/7/2005      3/1/2005    ACT/360
      106               5.561%               0.071%              0.050%           5.490%       1/11/2005     3/1/2005    ACT/360
      107               6.240%               0.041%              0.020%           6.199%       1/20/2005     3/1/2005    ACT/360
      108               5.400%               0.121%              0.100%           5.279%      12/27/2004     2/1/2005    ACT/360
      109               5.569%               0.091%              0.070%           5.478%      12/29/2004     2/1/2005    ACT/360
      110               6.164%               0.071%              0.050%           6.093%      12/10/2004     2/1/2005    ACT/360
      111               5.250%               0.121%              0.100%           5.129%      11/30/2004     1/1/2005    ACT/360
      112               5.842%               0.071%              0.050%           5.771%       12/2/2004     2/1/2005    ACT/360
      113               5.577%               0.071%              0.050%           5.506%      11/23/2004     1/1/2005    ACT/360
      114               5.560%               0.091%              0.070%           5.469%       1/31/2005     3/1/2005    ACT/360
      115               5.433%               0.121%              0.100%           5.312%       1/18/2005     3/1/2005    ACT/360
      116               5.500%               0.071%              0.050%           5.429%      10/28/2004    12/1/2004    ACT/360
      117               5.360%               0.121%              0.100%           5.239%       3/3/2005      5/1/2005    ACT/360
      118               5.148%               0.121%              0.100%           5.027%      12/21/2004     2/1/2005    ACT/360
      119               5.657%               0.121%              0.100%           5.536%       3/10/2005     5/1/2005    ACT/360
      120               5.599%               0.101%              0.080%           5.498%       1/7/2005      3/1/2005    ACT/360
      121               5.577%               0.121%              0.100%           5.456%       1/26/2005     3/1/2005    ACT/360
      122               5.500%               0.071%              0.050%           5.429%       1/20/2005     3/1/2005    ACT/360
      123               5.596%               0.061%              0.040%           5.535%       12/3/2004     2/1/2005    ACT/360
      124               5.487%               0.101%              0.080%           5.386%      12/30/2004     2/1/2005    ACT/360
      125               5.347%               0.031%              0.010%           5.316%       12/2/2004     2/1/2005    ACT/360
      126               5.774%               0.101%              0.080%           5.673%      12/30/2004     2/1/2005    ACT/360
      127               5.390%               0.101%              0.080%           5.289%       1/5/2005      3/1/2005    ACT/360
      128               5.750%               0.071%              0.050%           5.679%      10/11/2004    12/1/2004    ACT/360
      129               5.625%               0.071%              0.050%           5.554%       1/6/2005      3/1/2005    ACT/360
      130               5.060%               0.031%              0.010%           5.029%      12/17/2004     2/1/2005     30/360
      131               5.225%               0.071%              0.050%           5.154%       2/11/2005     4/1/2005    ACT/360
      132               5.450%               0.071%              0.050%           5.379%      12/20/2004     2/1/2005    ACT/360
      133               5.700%               0.071%              0.050%           5.629%       11/2/2004     1/1/2005    ACT/360
      134               5.750%               0.071%              0.050%           5.679%       11/3/2004     1/1/2005    ACT/360
      135               5.344%               0.071%              0.050%           5.273%       1/21/2005     3/1/2005    ACT/360
-----------------------------------------------------------------------------------------------------------------------------------
                        5.065%               0.063%              0.042%           5.002%
===================================================================================================================================

                                         ORIGINAL         ORIGINAL
                                         TERM TO        AMORTIZATION     INTEREST                     REMAINING
                         MONTHLY         MATURITY           TERM           ONLY        SEASONING   TERM TO MATURITY   MATURITY
   SEQUENCE              PAYMENT         (MONTHS)      (MONTHS) (III)     PERIOD       (MONTHS)        (MONTHS)         DATE
   --------              -------         --------      --------------     ------       --------        --------         ----

       1                 $897,081           37              360                            4              33          1/1/2008
       2                                    60                              60                            60          4/1/2010
       3                 623,081           120              360             24             6              114        10/1/2014
       4                                    60                              60             4              56         12/1/2009
       5                 412,482           120              360             60             5              115        11/1/2014
       6                                    60                              60             3              57          1/1/2010

      7.1
      7.2
      7.3
      7.4
       7                 451,354            84              300                            1              83          3/1/2012

       8                 383,513           120              360                                           120         4/1/2015
       9                                   120                              120            4              116        12/1/2014

     10.1
     10.2
     10.3
      10                 274,873            84              360             48             3              81          1/1/2012

      11                 269,145           120              360             36                            120         4/1/2015
      12                 249,049           120              360                            3              117         1/1/2015

     13.1
     13.2
     13.3
     13.4
     13.5
     13.6
     13.7
     13.8
     13.9
     13.10
     13.11
     13.12
     13.13
      13                 245,428           120              360             24             4              116        12/1/2014

      14                 230,963            84              360             24             2              82          2/1/2012
      15                 231,976            84              360             42             3              81          1/1/2012
      16                                    84                              84             2              82          2/1/2012

     17.1
     17.2
     17.3
      17                 221,055           120              360             24             1              119         3/1/2015

      18                 205,295            84              360             24                            84          4/1/2012
      19                                    60                              60             3              57          1/1/2010
      20                 196,578            84              360             24             2              82          2/1/2012
      21                                    60                              60             3              57          1/1/2010
      22                                    60                              60             2              58          2/1/2010
      23                 176,309           120              360                            1              119         3/1/2015
      24                                    60                              60             3              57          1/1/2010
      25                 183,215            60              300                            3              57          1/1/2010
      26                 174,566           120              360             23             3              117         1/1/2015
      27                 149,213            84              360             36             2              82          2/1/2012
      28                                    60                              60             3              57          1/1/2010

     29.1
     29.2
     29.3
     29.4
     29.5
     29.6
     29.7
     29.8
     29.9
     29.10
     29.11
     29.12
      29                 126,862            84              360                            3              81          1/1/2012

      30                 123,170           120              360                            4              116        12/1/2014
      31                 119,935           120              360                            3              117         1/1/2015
      32                 109,087            93              360                            3              90         10/1/2012

      33                  51,174           120              360                            3              117         1/1/2015
      34                  47,665           120              360                            3              117         1/1/2015
      35                  13,744           120              360                            3              117         1/1/2015

      36                 101,940           120              360             24             3              117         1/1/2015
      37                 100,468            60              348             24             5              55         11/1/2009
      38                  96,144            60              360             24             6              54         10/1/2009
      39                 100,385           120              360                            4              116        12/1/2014
      40                  84,438           120              360                            4              116        12/1/2014
      41                  84,863           120              360             24             1              119         3/1/2015
      42                  77,229            84              360             24             3              81          1/1/2012
      43                  77,763           120              360             24             1              119         3/1/2015
      44                                    60                              60             3              57          1/1/2010

      45                  38,729           120              360             24             1              119         3/1/2015
      46                  37,925           120              360             24             1              119         3/1/2015

     47.1
     47.2
      47                  74,875           120              360                            2              118         2/1/2015

      48                  71,131            84              360             36             2              82          2/1/2012
      49                  64,811           120              360                            2              118         2/1/2015
      50                  69,868           120              300                            4              116        12/1/2014
      51                  67,385           120              300                            4              116        12/1/2014
      52                  58,870           120              360             24             2              118         2/1/2015
      53                  56,807           120              360             24             2              118         2/1/2015
      54                  53,101           120              360             12             1              119         3/1/2015
      55                  50,734           120              336             24             1              119         3/1/2015
      56                  48,195           120              360             36             3              117         1/1/2015
      57                  45,593           120              360                            2              118         2/1/2015
      58                                    60                              60             3              57          1/1/2010
      59                  47,206            83              360             36             2              81          1/1/2012
      60                  45,737           120              360                            3              117         1/1/2015
      61                  45,861           120              360             12             3              117         1/1/2015
      62                  50,813           120              300                            4              116        12/1/2014
      63                  44,116           120              360                            3              117         1/1/2015
      64                                    61                              61             2              59          3/1/2010
      65                                    60                              60             2              58          2/1/2010

      66                  21,004           120              360                            3              117         1/1/2015
      67                  17,936           120              360                            3              117         1/1/2015

      68                  38,142           120              360                            2              118         2/1/2015
      69                  36,865           120              360             24             1              119         3/1/2015
      70                  38,199           120              360                            3              117         1/1/2015
      71                  37,958           120              360             24             2              118         2/1/2015
      72                                    60                              60             3              57          1/1/2010
      73                  36,535           120              360             12             2              118         2/1/2015
      74                  36,866           120              360                            2              118         2/1/2015
      75                  40,032           120              300                            2              118         2/1/2015
      76                                    60                              60             6              54         10/1/2009
      77                  38,185           120              300                            4              116        12/1/2014
      78                  34,685           120              360             24                            120         4/1/2015
      79                  33,195           120              360             12             1              119         3/1/2015
      80                  34,555           120              360                            1              119         3/1/2015
      81                  34,030           120              360                            2              118         2/1/2015
      82                  31,064           120              360                            2              118         2/1/2015
      83                  32,439            84              360                            2              82          2/1/2012
      84                  31,703           120              360             36             3              117         1/1/2015
      85                  35,302           120              300                            1              119         3/1/2015
      86                                   120                              120            1              119         3/1/2015
      87                  31,338           120              348             24             2              118         2/1/2015
      88                  30,222           120              360                            2              118         2/1/2015
      89                  29,234           120              360                            2              118         2/1/2015
      90                  28,840           120              360                            3              117         1/1/2015
      91                  28,205           120              360                            3              117         1/1/2015
      92                  27,231            60              360                            4              56         12/1/2009
      93                  26,932           120              360                            3              117         1/1/2015
      94                  26,156           120              360                            1              119         3/1/2015
      95                  27,311           120              336             24             4              116        12/1/2014
      96                  25,750           120              360                            3              117         1/1/2015
      97                                    60                              60             3              57          1/1/2010
      98                  23,794           120              360             24                            120         4/1/2015
      99                  23,632           120              360                            4              116        12/1/2014
      100                 23,128           120              360                            1              119         3/1/2015

     101.1
     101.2
      101                 31,692           120              216                           23              97          5/1/2013

      102                 23,343           120              360                            3              117         1/1/2015
      103                 22,754           120              360                            3              117         1/1/2015
      104                 24,772           120              300                            3              117         1/1/2015
      105                 21,457           120              360                            2              118         2/1/2015
      106                 21,436           120              360                            2              118         2/1/2015
      107                 23,004           180              360                            2              178         2/1/2020
      108                 20,327           120              360                            3              117         1/1/2015
      109                 20,597            60              360                            3              57          1/1/2010
      110                 23,230            84              300                            3              81          1/1/2012
      111                 20,674           120              300                            4              116        12/1/2014
      112                 19,893           120              360                            3              117         1/1/2015
      113                 19,240           120              360                            4              116        12/1/2014
      114                 18,290           120              360                            2              118         2/1/2015
      115                 18,035           120              360                            2              118         2/1/2015
      116                 19,405           120              300                            5              115        11/1/2014
      117                 16,883           120              360                                           120         4/1/2015
      118                 16,377            84              360                            3              81          1/1/2012
      119                 16,753           120              360                                           120         4/1/2015
      120                 16,302           120              360                            2              118         2/1/2015
      121                 16,104           120              348             24             2              118         2/1/2015
      122                 15,046           120              360                            2              118         2/1/2015
      123                 14,346           120              360                            3              117         1/1/2015
      124                 13,607           120              360                            3              117         1/1/2015
      125                 12,839            60              360                            3              57          1/1/2010
      126                 12,872           120              360                            3              117         1/1/2015
      127                 12,315           120              324                            2              118         2/1/2015
      128                 11,671           120              360                            5              115        11/1/2014
      129                 10,650           120              360                            2              118         2/1/2015
      130                                   60                              60             3              57          1/1/2010
      131                 8,811            120              360                            1              119         3/1/2015
      132                 8,611            120              360                            3              117         1/1/2015
      133                 7,661            120              360                            4              116        12/1/2014
      134                 7,645            120              360                            4              116        12/1/2014
      135                 6,417             60              360                            2              58          2/1/2010
---------------------------------------------------------------------------------------------------------------------------------
                                            91              258                            3              88
=================================================================================================================================

                        CROSS-COLLATERALIZED            RELATED
   SEQUENCE                     LOANS                    LOANS                       PREPAYMENT PENALTY DESCRIPTION (PAYMENTS)
   --------                     -----                    -----                       -----------------------------------------

       1                                                                                     LO(33)/OPEN(4)/DEFEASANCE
       2                                                                                     LO(53)/OPEN(7)/DEFEASANCE
       3                                                                                     LO(114)/OPEN(6)/DEFEASANCE
       4                                           Yes(BACM 05-1-A)                      LO(35)/GRTR1%PPMTorYM(23)/OPEN(2)
       5                                                                                     LO(113)/OPEN(7)/DEFEASANCE
       6                                                                                     LO(56)/OPEN(4)/DEFEASANCE

      7.1
      7.2
      7.3
      7.4
       7                                                                                 LO(25)/GRTR1%PPMTorYM(57)/OPEN(2)

       8                                           Yes(BACM 05-1-I)                          LO(116)/OPEN(4)/DEFEASANCE
       9                                                                            LO(24)/GRTR1%PPMTorYM(92)/OPEN(4)/DEFEASANCE

     10.1
     10.2
     10.3
      10                                                                                     LO(83)/OPEN(1)/DEFEASANCE

      11                                                                                     LO(117)/OPEN(3)/DEFEASANCE
      12                                           Yes(BACM 05-1-I)                          LO(116)/OPEN(4)/DEFEASANCE

     13.1
     13.2
     13.3
     13.4
     13.5
     13.6
     13.7
     13.8
     13.9
     13.10
     13.11
     13.12
     13.13
      13                                                                                     LO(117)/OPEN(3)/DEFEASANCE

      14                                                                                     LO(81)/OPEN(3)/DEFEASANCE
      15                                                                                     LO(78)/OPEN(6)/DEFEASANCE
      16                                                                                 LO(24)/GRTR1%PPMTorYM(55)/OPEN(5)

     17.1                                          Yes(BACM 05-1-C)
     17.2                                          Yes(BACM 05-1-C)
     17.3                                          Yes(BACM 05-1-C)
      17                                           Yes(BACM 05-1-C)                          LO(118)/OPEN(2)/DEFEASANCE

      18                                                                                     LO(80)/OPEN(4)/DEFEASANCE
      19                                           Yes(BACM 05-1-A)                      LO(23)/GRTR1%PPMTorYM(34)/OPEN(3)
      20                                                                                     LO(80)/OPEN(4)/DEFEASANCE
      21                                           Yes(BACM 05-1-J)                          LO(58)/OPEN(2)/DEFEASANCE
      22                                                                                 LO(24)/GRTR1%PPMTorYM(29)/OPEN(7)
      23                                                                                     LO(116)/OPEN(4)/DEFEASANCE
      24                                           Yes(BACM 05-1-A)                      LO(23)/GRTR1%PPMTorYM(34)/OPEN(3)
      25                                                                                     LO(56)/OPEN(4)/DEFEASANCE
      26                                                                                     LO(118)/OPEN(2)/DEFEASANCE
      27                                                                                     LO(80)/OPEN(4)/DEFEASANCE
      28                                           Yes(BACM 05-1-A)                      LO(35)/GRTR1%PPMTorYM(23)/OPEN(2)

     29.1
     29.2
     29.3
     29.4
     29.5
     29.6
     29.7
     29.8
     29.9
     29.10
     29.11
     29.12
      29                                                                                     LO(83)/OPEN(1)/DEFEASANCE

      30                                                                                     LO(118)/OPEN(2)/DEFEASANCE
      31                                           Yes(BACM 05-1-D)                          LO(116)/OPEN(4)/DEFEASANCE
      32                                                                                     LO(89)/OPEN(4)/DEFEASANCE

      33                  Yes(BACM 05-1-B)         Yes(BACM 05-1-K)                          LO(116)/OPEN(4)/DEFEASANCE
      34                  Yes(BACM 05-1-B)         Yes(BACM 05-1-K)                          LO(116)/OPEN(4)/DEFEASANCE
      35                  Yes(BACM 05-1-B)         Yes(BACM 05-1-K)                          LO(116)/OPEN(4)/DEFEASANCE

      36                                                                                     LO(117)/OPEN(3)/DEFEASANCE
      37                                                                                     LO(56)/OPEN(4)/DEFEASANCE
      38                                                                                     LO(59)/OPEN(1)/DEFEASANCE
      39                                                                                     LO(116)/OPEN(4)/DEFEASANCE
      40                                                                                     LO(116)/OPEN(4)/DEFEASANCE
      41                                           Yes(BACM 05-1-C)                          LO(118)/OPEN(2)/DEFEASANCE
      42                                                                                     LO(80)/OPEN(4)/DEFEASANCE
      43                                           Yes(BACM 05-1-C)                          LO(118)/OPEN(2)/DEFEASANCE
      44                                           Yes(BACM 05-1-A)                      LO(35)/GRTR1%PPMTorYM(23)/OPEN(2)

      45                  Yes(BACM 05-1-A)         Yes(BACM 05-1-E)                          LO(116)/OPEN(4)/DEFEASANCE
      46                  Yes(BACM 05-1-A)         Yes(BACM 05-1-E)                          LO(116)/OPEN(4)/DEFEASANCE

     47.1
     47.2
      47                                                                                     LO(116)/OPEN(4)/DEFEASANCE

      48                                           Yes(BACM 05-1-L)                          LO(81)/OPEN(3)/DEFEASANCE
      49                                                                                     LO(116)/OPEN(4)/DEFEASANCE
      50                                           Yes(BACM 05-1-M)                          LO(116)/OPEN(4)/DEFEASANCE
      51                                                                                     LO(116)/OPEN(4)/DEFEASANCE
      52                                                                                     LO(115)/OPEN(5)/DEFEASANCE
      53                                                                                     LO(117)/OPEN(3)/DEFEASANCE
      54                                           Yes(BACM 05-1-F)                          LO(117)/OPEN(3)/DEFEASANCE
      55                                           Yes(BACM 05-1-Q)                      LO(47)/GRTR1%PPMTorYM(68)/OPEN(5)
      56                                                                                     LO(116)/OPEN(4)/DEFEASANCE
      57                                                                                     LO(117)/OPEN(3)/DEFEASANCE
      58                                           Yes(BACM 05-1-A)                      LO(23)/GRTR1%PPMTorYM(34)/OPEN(3)
      59                                           Yes(BACM 05-1-L)                          LO(80)/OPEN(3)/DEFEASANCE
      60                                                                                     LO(116)/OPEN(4)/DEFEASANCE
      61                                                                                     LO(116)/OPEN(4)/DEFEASANCE
      62                                           Yes(BACM 05-1-M)                          LO(116)/OPEN(4)/DEFEASANCE
      63                                                                                     LO(117)/OPEN(3)/DEFEASANCE
      64                                           Yes(BACM 05-1-J)                          LO(59)/OPEN(2)/DEFEASANCE
      65                                           Yes(BACM 05-1-A)                      LO(35)/GRTR1%PPMTorYM(23)/OPEN(2)

      66                  Yes(BACM 05-1-C)         Yes(BACM 05-1-P)                          LO(116)/OPEN(4)/DEFEASANCE
      67                  Yes(BACM 05-1-C)         Yes(BACM 05-1-P)                          LO(116)/OPEN(4)/DEFEASANCE

      68                                                                                     LO(118)/OPEN(2)/DEFEASANCE
      69                                           Yes(BACM 05-1-B)                          LO(117)/OPEN(3)/DEFEASANCE
      70                                                                                     LO(116)/OPEN(4)/DEFEASANCE
      71                                           Yes(BACM 05-1-H)                          LO(116)/OPEN(4)/DEFEASANCE
      72                                           Yes(BACM 05-1-A)                      LO(35)/GRTR1%PPMTorYM(23)/OPEN(2)
      73                                                                                     LO(116)/OPEN(4)/DEFEASANCE
      74                                                                                     LO(118)/OPEN(2)/DEFEASANCE
      75                                                                                     LO(118)/OPEN(2)/DEFEASANCE
      76                                                                                     LO(58)/OPEN(2)/DEFEASANCE
      77                                                                                     LO(116)/OPEN(4)/DEFEASANCE
      78                                                                                     LO(117)/OPEN(3)/DEFEASANCE
      79                                           Yes(BACM 05-1-F)                          LO(117)/OPEN(3)/DEFEASANCE
      80                                                                                 LO(0)/GRTR1%PPMTorYM(116)/OPEN(4)
      81                                           Yes(BACM 05-1-D)                          LO(116)/OPEN(4)/DEFEASANCE
      82                                           Yes(BACM 05-1-F)                      LO(48)/GRTR1%PPMTorYM(69)/OPEN(3)
      83                                                                                 LO(59)/GRTR1%PPMTorYM(21)/OPEN(4)
      84                                                                                     LO(116)/OPEN(4)/DEFEASANCE
      85                                                                                     LO(118)/OPEN(2)/DEFEASANCE
      86                                                                                     LO(116)/OPEN(4)/DEFEASANCE
      87                                           Yes(BACM 05-1-G)                          LO(116)/OPEN(4)/DEFEASANCE
      88                                                                                     LO(116)/OPEN(4)/DEFEASANCE
      89                                                                                     LO(116)/OPEN(4)/DEFEASANCE
      90                                                                                     LO(116)/OPEN(4)/DEFEASANCE
      91                                                                                     LO(113)/OPEN(7)/DEFEASANCE
      92                                                                             LO(0)/GRTR1%PPMTorYM(47)/1%PPMT(9)/OPEN(4)
      93                                                                                     LO(116)/OPEN(4)/DEFEASANCE
      94                                           Yes(BACM 05-1-N)                          LO(116)/OPEN(4)/DEFEASANCE
      95                                                                                     LO(116)/OPEN(4)/DEFEASANCE
      96                                                                                     LO(117)/OPEN(3)/DEFEASANCE
      97                                                                                     LO(58)/OPEN(2)/DEFEASANCE
      98                                           Yes(BACM 05-1-B)                          LO(117)/OPEN(3)/DEFEASANCE
      99                                                                                     LO(116)/OPEN(4)/DEFEASANCE
      100                                          Yes(BACM 05-1-N)                          LO(116)/OPEN(4)/DEFEASANCE

     101.1
     101.2
      101                                                                                    LO(116)/OPEN(4)/DEFEASANCE

      102                                                                                    LO(116)/OPEN(4)/DEFEASANCE
      103                                                                                    LO(116)/OPEN(4)/DEFEASANCE
      104                                                                                    LO(116)/OPEN(4)/DEFEASANCE
      105                                                                                    LO(116)/OPEN(4)/DEFEASANCE
      106                                          Yes(BACM 05-1-O)                          LO(116)/OPEN(4)/DEFEASANCE
      107                                                                                    LO(178)/OPEN(2)/DEFEASANCE
      108                                          Yes(BACM 05-1-H)                          LO(116)/OPEN(4)/DEFEASANCE
      109                                                                                    LO(56)/OPEN(4)/DEFEASANCE
      110                                                                                    LO(80)/OPEN(4)/DEFEASANCE
      111                                                                                    LO(116)/OPEN(4)/DEFEASANCE
      112                                                                                    LO(116)/OPEN(4)/DEFEASANCE
      113                                                                                LO(47)/GRTR1%PPMTorYM(69)/OPEN(4)
      114                                                                                    LO(116)/OPEN(4)/DEFEASANCE
      115                                                                                    LO(117)/OPEN(3)/DEFEASANCE
      116                                          Yes(BACM 05-1-Q)                      LO(35)/GRTR1%PPMTorYM(80)/OPEN(5)
      117                                                                                    LO(117)/OPEN(3)/DEFEASANCE
      118                                                                                    LO(81)/OPEN(3)/DEFEASANCE
      119                                                                                    LO(117)/OPEN(3)/DEFEASANCE
      120                                                                                    LO(116)/OPEN(4)/DEFEASANCE
      121                                          Yes(BACM 05-1-G)                          LO(116)/OPEN(4)/DEFEASANCE
      122                                          Yes(BACM 05-1-O)                          LO(116)/OPEN(4)/DEFEASANCE
      123                                                                                    LO(116)/OPEN(4)/DEFEASANCE
      124                                                                                    LO(116)/OPEN(4)/DEFEASANCE
      125                                                                                LO(35)/GRTR1%PPMTorYM(24)/OPEN(1)
      126                                                                                LO(35)/GRTR1%PPMTorYM(81)/OPEN(4)
      127                                          Yes(BACM 05-1-P)                          LO(116)/OPEN(4)/DEFEASANCE
      128                                                                                    LO(116)/OPEN(4)/DEFEASANCE
      129                                                                                    LO(116)/OPEN(4)/DEFEASANCE
      130                                          Yes(BACM 05-1-A)                      LO(35)/GRTR1%PPMTorYM(23)/OPEN(2)
      131                                          Yes(BACM 05-1-N)                          LO(116)/OPEN(4)/DEFEASANCE
      132                                                                                    LO(116)/OPEN(4)/DEFEASANCE
      133                                                                                    LO(116)/OPEN(4)/DEFEASANCE
      134                                                                                    LO(116)/OPEN(4)/DEFEASANCE
      135                                                                                LO(23)/GRTR1%PPMTorYM(33)/OPEN(4)
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

                                                  APPRAISAL      APPRAISAL      CUT-OFF DATE LTV       BALLOON LTV      YEAR BUILT/
SEQUENCE            YIELD MAINTENANCE TYPE          VALUE          DATE              RATIO                RATIO          RENOVATED
--------            ----------------------          -----          ----              -----                -----          ---------

    1                                            $650,000,000   10/28/2004            52.0%               49.4%          1979/2002
    2                                            287,500,000    12/24/2004            52.2%               52.2%            1956
    3                                            144,500,000     8/10/2004            75.1%               66.1%            2001
    4                      NPV (MEY)             139,000,000     11/1/2004            58.6%               58.6%          1986/2004
    5                                             94,700,000     9/24/2004            79.2%               73.4%            1996
    6                                            112,000,000    10/22/2004            67.0%               67.0%            2003

   7.1                                            40,000,000     1/1/2005                                                  2001
   7.2                                            33,000,000     1/1/2005                                                  2001
   7.3                                            18,500,000     1/1/2005                                                  2000
   7.4                                            17,000,000     1/1/2005                                                  2001
    7                      NPV (BEY)             108,500,000     1/1/2005             67.6%               57.6%

    8                                             96,500,000     12/1/2004            72.5%               60.1%          1975/2001
    9              Int Diff (MEY); T+50 BPS       82,600,000     1/1/2005             67.8%               67.8%            1999

  10.1                                            42,300,000    11/11/2004                                               1990/2001
  10.2                                            13,550,000     6/3/2004                                                  1986
  10.3                                            14,150,000     11/1/2004                                                 1990
   10                                             70,000,000      Various             74.3%               71.0%

   11                                             72,000,000     2/4/2005             69.4%               61.6%          1975/2004
   12                                             63,000,000    10/27/2004            71.2%               59.4%          1982/2002

  13.1                                            7,350,000      10/6/2004                                               1999/2000
  13.2                                            7,540,000      10/2/2004                                                 2000
  13.3                                            6,140,000      10/2/2004                                                 2000
  13.4                                            6,820,000      10/3/2004                                                 2001
  13.5                                            7,190,000      10/2/2004                                                 2001
  13.6                                            6,300,000      10/6/2004                                               1999/2004
  13.7                                            4,770,000      10/6/2004                                               2000/2002
  13.8                                            5,800,000      10/3/2004                                               1978/2000
  13.9                                            5,470,000      10/2/2004                                                 2001
  13.10                                           4,670,000     10/12/2004                                               1987/2001
  13.11                                           4,980,000      10/6/2004                                               2001/2003
  13.12                                           3,190,000      10/7/2004                                                 1994
  13.13                                           3,230,000      10/7/2004                                               1997/2002
   13                                             73,450,000      Various             59.9%               52.4%

   14                                             53,500,000     11/8/2004            79.4%               73.5%            1995
   15                                             52,950,000     3/1/2005             80.0%               76.1%            1965
   16                      NPV (BEY)              54,000,000     1/7/2005             74.1%               74.1%          1976/1999

  17.1                                            39,600,000     1/7/2005                                                  2001
  17.2                                            20,900,000     1/7/2005                                                  2002
  17.3                                            6,000,000      1/14/2005                                                 2001
   17                                             66,500,000      Various             59.0%               51.7%

   18                                             51,000,000     1/1/2005             74.5%               68.9%          1923/1990
   19                   Int Diff (MEY)            63,000,000     11/1/2004            59.0%               59.0%          1975/2004
   20                                             47,350,000     12/2/2004            74.8%               69.4%          1982/2001
   21                                             41,500,000    10/12/2004            81.9%               81.9%            1989
   22                   Int Diff (MEY)            40,880,000    10/18/2004            79.8%               79.8%          1926/2004
   23                                             45,300,000     1/13/2005            67.8%               58.7%            1989
   24                   Int Diff (MEY)            54,000,000     11/1/2004            59.0%               59.0%            1985
   25                                             51,000,000     9/1/2004             60.5%               54.3%          1981/2004
   26                                             44,200,000     8/25/2004            68.4%               60.2%          1965/2000
   27                                             38,000,000    11/24/2004            71.3%               67.3%          1987/1991
   28                      NPV (MEY)              44,300,000     9/22/2004            55.0%               55.0%            2002

  29.1                                            4,100,000      9/7/2004                                                1989/1996
  29.2                                            3,955,000      9/7/2004                                                  2002
  29.3                                            4,000,000      9/7/2004                                                  1989
  29.4                                            3,500,000      9/9/2004                                                  1999
  29.5                                            3,375,000      9/8/2004                                                  1999
  29.6                                            3,200,000      9/9/2004                                                  2003
  29.7                                            2,800,000      9/9/2004                                                  1986
  29.8                                            2,250,000      9/9/2004                                                  1990
  29.9                                            1,350,000      9/3/2004                                                  1997
  29.10                                           1,250,000      9/3/2004                                                  1998
  29.11                                            805,000       9/8/2004                                                  2001
  29.12                                            825,000       9/8/2004                                                  2000
   29                                             31,410,000      Various             74.6%               67.8%

   30                                             33,100,000     12/1/2004            64.7%               54.5%            1982
   31                                             28,000,000     10/6/2004            74.8%               62.9%            1985
   32                                             26,250,000     9/9/2004             73.6%               65.0%          1993/2000

   33                                             12,500,000    10/11/2004            67.6%               57.2%            1976
   34                                             11,900,000    10/11/2004            67.6%               57.2%            1986
   35                                             4,000,000     10/11/2004            67.6%               57.2%            1954
                                                ---------------
                                                  28,400,000

   36                                             23,400,000    11/22/2004            79.1%               68.9%            1999
   37                                             26,300,000     8/10/2004            70.3%               67.7%            1989
   38                                             22,600,000     8/4/2004             79.6%               76.2%            1984
   39                                             21,500,000     9/28/2004            79.7%               67.5%          1965/2004
   40                                             19,020,000    10/26/2004            79.6%               66.5%          1978/2004
   41                                             25,300,000     1/12/2005            59.5%               52.2%            2001
   42                                             19,400,000     9/29/2004            75.3%               69.4%            1997
   43                                             23,000,000     1/13/2005            60.0%               52.6%            1999
   44                      NPV (MEY)              26,000,000    10/20/2004            52.7%               52.7%          1973/2000

   45                                             8,550,000     11/24/2004            79.5%               69.7%            1985
   46                                             8,520,000     11/24/2004            79.5%               69.7%            1983
                                                ---------------
                                                  17,070,000

  47.1                                            10,723,884     8/30/2004                                                 2004
  47.2                                            7,836,116      8/30/2004                                                 2004
   47                                             18,560,000     8/30/2004            71.5%               59.8%

   48                                             17,200,000     9/2/2004             72.7%               68.8%            1985
   49                                             18,100,000     11/8/2004            64.8%               53.9%            1996
   50                                             16,900,000     10/1/2004            64.7%               50.3%            1999
   51                                             17,500,000    10/19/2004            62.5%               48.0%          1996/2004
   52                                             16,960,000    11/23/2004            63.4%               55.2%          1972/1997
   53                                             15,000,000     11/4/2004            67.2%               58.8%          1907/1999
   54                                             13,200,000     12/1/2004            72.7%               62.0%            1998
   55                      NPV (BEY)              11,050,000    12/14/2004            80.0%               68.4%            2000
   56                                             10,800,000     11/5/2004            79.6%               71.2%          1963/2004
   57                                             11,600,000     11/5/2004            71.8%               59.6%            1989
   58                   Int Diff (MEY)            14,000,000     11/1/2004            59.0%               59.0%            1983
   59                                             11,300,000     9/2/2004             73.0%               69.2%            1986
   60                                             11,900,000     9/8/2004             67.8%               56.9%            2003
   61                                             12,030,000     12/8/2004            66.5%               57.2%            2000
   62                                             11,500,000     10/1/2004            69.2%               53.8%          1995/2004
   63                                             11,000,000     1/1/2005             70.7%               59.3%            2004
   64                                             10,000,000    12/15/2004            71.0%               74.5%            1987
   65                      NPV (MEY)              13,400,000    10/27/2004            52.9%               52.9%          1980/1999

   66                                             4,700,000     10/28/2004            76.8%               64.5%            1988
   67                                             4,200,000     10/28/2004            76.8%               64.5%            1988
                                                ---------------
                                                  8,900,000

   68                                             10,000,000    12/17/2004            67.8%               56.7%            1996
   69                                             9,000,000     12/16/2004            75.0%               65.3%            1989
   70                                             8,900,000     10/25/2004            75.6%               63.4%            2001
   71                                             8,950,000      9/10/2004            74.9%               65.7%            1988
   72                      NPV (MEY)              11,950,000    10/27/2004            55.7%               55.7%            2004
   73                                             9,800,000      12/3/2004            66.8%               57.1%            1998
   74                                             9,700,000     12/10/2004            66.9%               56.1%          1971/1994
   75                                             8,975,000      12/9/2004            72.2%               55.3%            1995
   76                                             8,100,000      7/21/2004            79.0%               79.0%            2004
   77                                             7,900,000      10/5/2004            78.0%               60.0%          1969/2004
   78                                             8,220,000     12/15/2004            74.2%               65.1%          1929/2004
   79                                             9,850,000     11/16/2004            60.9%               51.9%            1998
   80                      NPV (BEY)              9,000,000      11/9/2004            66.6%               56.1%            2000
   81                                             7,560,000      12/1/2004            79.2%               66.4%            1986
   82                   Int Diff (MEY)            8,800,000     11/23/2004            64.8%               53.7%            1995
   83                      NPV (BEY)              7,560,000     12/13/2004            74.7%               67.2%            1985
   84                                             7,450,000     12/10/2004            73.8%               66.3%            1981
   85                                             7,400,000      1/1/2005             74.2%               57.7%          1962/2004
   86                                             8,300,000     12/20/2004            65.1%               65.1%            2002
   87                                             7,200,000     12/16/2004            75.0%               65.2%            2002
   88                                             7,250,000      11/8/2004            74.3%               62.1%          1976/2004
   89                                             12,750,000    10/25/2004            41.5%               34.5%            1986
   90                                             6,450,000     11/11/2004            77.3%               65.2%            2002
   91                                             6,550,000     10/12/2004            76.1%               63.8%          1986/2003
   92                      NPV (BEY)              7,000,000     10/22/2004            69.7%               65.0%            1975
   93                                             6,200,000     11/13/2004            78.0%               65.1%            2004
   94                                             6,000,000     12/13/2004            79.1%               65.7%            2002
   95                                             7,200,000     10/25/2004            64.7%               55.6%            1996
   96                                             6,600,000      11/2/2004            69.5%               58.1%            2004
   97                                             5,500,000     11/15/2004            79.3%               79.3%          1996/2004
   98                                             5,600,000     12/16/2004            75.0%               65.8%          1989/1998
   99                                             5,620,000      10/5/2004            74.7%               62.6%            2000
   100                                            5,450,000     12/13/2004            77.0%               64.0%          1997/2003

  101.1                                           4,200,000      1/1/2005                                                  1989
  101.2                                           2,600,000      1/1/2005                                                1975/2003
   101                                            6,800,000      1/1/2005             61.0%               38.6%

   102                                            5,000,000      6/5/2004             79.7%               67.5%            1989
   103                                            5,000,000     10/18/2004            79.7%               67.0%            1998
   104                                            6,650,000      2/1/2005             59.9%               46.1%            2004
   105                                            4,750,000      12/1/2004            79.8%               66.8%            2001
   106                                            5,100,000      11/8/2004            73.4%               61.6%            2004
   107                                            4,700,000     11/12/2004            79.4%               58.9%            2004
   108                                            5,200,000     11/23/2004            69.4%               58.1%            1990
   109                                            4,700,000     11/10/2004            76.3%               71.3%            1999
   110                                            5,100,000      11/1/2004            69.3%               60.0%            1997
   111                                            4,800,000      1/1/2005             71.4%               54.4%          1976/2005
   112                                            4,500,000     11/11/2004            74.8%               63.4%          1988/2004
   113                     NPV (BEY)              4,200,000      10/8/2004            79.7%               67.1%            2001
   114                                            4,000,000     11/30/2004            79.8%               67.1%            1968
   115                                            4,000,000     11/17/2004            79.8%               66.8%            2002
   116                     NPV (BEY)              3,950,000      5/12/2004            79.4%               61.1%            1989
   117                                            4,450,000     12/16/2004            67.9%               56.6%            2004
   118                                            4,900,000      11/5/2004            61.0%               54.5%            2004
   119                                            3,700,000      10/1/2004            78.4%               65.9%          1984/2004
   120                                            3,550,000      12/8/2004            79.8%               67.1%            1985
   121                                            4,100,000     12/16/2004            67.7%               58.9%            1999
   122                                            3,670,000     12/10/2004            72.0%               60.4%            2002
   123                                            3,250,000      11/8/2004            76.7%               64.6%          1979/2002
   124                                            4,250,000     11/15/2004            56.3%               47.2%          1965/1998
   125                     NPV (MEY)              3,100,000      11/4/2004            73.9%               68.9%            1926
   126                     NPV (BEY)              3,200,000     11/12/2004            68.5%               58.0%          1980/2004
   127                                            2,800,000     10/29/2004            74.8%               59.5%          1989/2002
   128                                            2,600,000      8/17/2004            76.5%               64.9%          1994/2004
   129                                            2,540,000     11/20/2004            72.7%               61.2%            2004
   130                     NPV (MEY)              3,300,000      9/10/2004            51.1%               51.1%            2004
   131                                            2,000,000     12/13/2004            79.9%               66.4%            1997
   132                                            1,950,000      11/5/2004            77.9%               65.3%            2003
   133                                            1,650,000      9/22/2004            79.7%               67.4%          1972/2003
   134                                            2,500,000      8/18/2004            52.2%               44.2%            1977
   135                     NPV (BEY)              1,555,000      12/3/2004            73.8%               68.6%            1981
------------------------------------------------------------------------------------------------------------------------------------
                                                                                      67.6%               61.7%
====================================================================================================================================

                TOTAL                                         LOAN
                UNITS/     UNITS/                         BALANCE PER
                 SF/        SF/                             UNIT/SF/                            OCCUPANCY
                PADS/      PADS/       NET RENTABLE           PAD/           OCCUPANCY            AS OF                    U/W
SEQUENCE        ROOMS      ROOMS        AREA (SF)             ROOM            PERCENT              DATE                 REVENUES
--------        -----      -----        ---------             ----            -------              ----                 --------

    1          656,717       SF          656,717              $514             74.7%            1/31/2005              $59,192,528
    2          740,326       SF          740,326              203              67.0%             3/6/2005              30,005,674
    3          396,840       SF          396,840              273              89.2%            11/16/2004             17,579,916
    4          807,624       SF          807,624              101             100.0%            2/28/2005               8,883,864
    5          434,577       SF          434,577              173              87.4%            1/10/2005              11,409,470
    6          256,703       SF          256,703              292              91.2%            10/31/2004              9,863,959

   7.1           250       Rooms         250,000                               70.7%            12/31/2004             11,322,031
   7.2           336       Rooms         325,881                               64.0%            12/31/2004             13,966,386
   7.3           142       Rooms          27,540                               68.5%            12/31/2004              3,716,978
   7.4           136       Rooms         116,920                               82.8%            12/31/2004              3,858,685
    7            864       Rooms         720,341             84,950            70.2%            12/31/2004             32,864,080

    8          613,513       SF          613,513              114              99.2%            2/28/2005              13,312,446
    9          429,545       SF          429,545              130             100.0%            1/12/2005               7,467,472

  10.1         324,185       SF          324,185                               82.4%             2/1/2005
  10.2         119,150       SF          119,150                              100.0%            9/30/2004
  10.3         106,678       SF          106,678                              100.0%            9/30/2004
   10          550,013       SF          550,013               95              89.6%                                    9,354,875

   11          255,165       SF          255,165              196              95.0%             2/1/2005               8,259,533
   12          849,203       SF          849,203               53              64.3%            12/1/2004              11,640,478

  13.1           769       Units          87,675                               94.8%            8/31/2004                831,384
  13.2           662       Units          76,095                               88.2%            8/31/2004                803,280
  13.3           509       Units          59,145                               91.0%            8/31/2004                680,924
  13.4           674       Units          70,880                               90.4%            8/31/2004                740,752
  13.5           695       Units          72,400                               86.5%            8/31/2004                799,628
  13.6           867       Units         105,910                               57.7%            8/31/2004                565,324
  13.7           621       Units          71,161                               84.1%            8/31/2004                534,156
  13.8           899       Units          75,391                               84.7%            8/31/2004                698,156
  13.9           695       Units          71,950                               80.7%            8/31/2004                680,328
  13.10          743       Units          87,050                               68.8%            8/31/2004                631,760
  13.11          744       Units          75,575                               74.5%            8/31/2004                626,092
  13.12          409       Units          49,195                               91.9%            8/31/2004                400,564
  13.13          499       Units          60,610                               76.6%            8/31/2004                384,200
   13           8,786      Units         963,037             5,008             81.4%            8/31/2004               8,376,548

   14            696       Units         741,372             61,063            92.0%            1/26/2005               6,472,066
   15            902        Pads                             46,962            96.3%            12/6/2004               4,152,635
   16          164,000       SF          164,000              244             100.0%            1/18/2005               5,992,603

  17.1           227       Rooms         212,797            102,909            75.2%            11/30/2004
  17.2           130       Rooms          91,600             94,839            78.9%            11/30/2004
  17.3           641       Spaces        225,120             5,522
   17          Various    Various        529,517                               76.5%            11/30/2004             19,183,361

   18          576,620       SF          576,620               66              86.7%            2/15/2005              11,825,536
   19          376,348       SF          376,348               99             100.0%            12/16/2004              3,987,786
   20          288,175       SF          288,175              123              84.5%             1/1/2005               5,966,946
   21            702       Units           702               48,433            92.0%            10/11/2004              5,116,320
   22            183       Units         503,267            178,361            94.5%            12/28/2004              3,575,878
   23          142,643       SF          142,643              224              93.1%             2/1/2005               3,847,819
   24          337,439       SF          337,439               94             100.0%            12/16/2004              3,418,092
   25            409       Rooms         350,000             75,417            64.6%            12/3/2004              22,492,481
   26          291,172       SF          291,172              104              84.1%            12/31/2004              6,068,095
   27          420,811       SF          420,811               64              86.9%             1/2/2005               3,272,378
   28          179,602       SF          179,602              136              95.9%            2/23/2005               3,731,859

  29.1          35,357       SF           35,357                               88.1%            1/20/2005
  29.2          28,069       SF           28,069                              100.0%            1/20/2005
  29.3          31,673       SF           31,673                              100.0%            1/20/2005
  29.4          15,800       SF           15,800                               65.8%            1/20/2005
  29.5          22,490       SF           22,490                              100.0%            1/20/2005
  29.6          15,340       SF           15,340                               90.9%            1/20/2005
  29.7          16,272       SF           16,272                              100.0%            1/20/2005
  29.8          14,429       SF           14,429                               79.8%            1/20/2005
  29.9          10,800       SF           10,800                              100.0%            1/20/2005
  29.10         9,940        SF           9,940                               100.0%            1/20/2005
  29.11         6,240        SF           6,240                               100.0%            1/20/2005
  29.12         5,250        SF           5,250                               100.0%            1/20/2005
   29          211,660       SF          211,660              111              93.4%            1/20/2005               3,315,391

   30           71,212       SF           71,212              301              99.4%             3/1/2005               2,692,823
   31          171,153       SF          171,153              122              84.7%            11/1/2004               3,457,418
   32          637,531       SF          637,531               30             100.0%             2/1/2005               2,690,714

   33          275,244       SF          275,244               32             100.0%            10/18/2004              1,070,261
   34          150,400       SF          150,400               54              90.0%             3/1/2005               1,609,364
   35          180,645       SF          180,645               13              80.0%             1/1/2005                486,769

   36          130,780       SF          130,780              141              96.5%            11/1/2004               2,705,532
   37          106,823       SF          106,823              173              87.1%             2/4/2005               2,782,718
   38          134,107       SF          134,107              134              97.7%             7/1/2004               2,353,353
   39            422       Units         388,919             40,593            91.5%            11/1/2004               3,078,922
   40            258       Units         215,656             58,715            91.5%            10/31/2004              1,958,517
   41            181       Rooms         108,487             83,204            67.3%            11/30/2004              5,779,491
   42            264       Units         272,304             55,303            93.6%            12/8/2004               2,040,196
   43            202       Rooms         147,250             68,317            69.5%            11/30/2004              5,395,318
   44          113,866       SF          113,866              120              97.1%             3/7/2005               2,292,032

   45           45,070       SF           45,070              152             100.0%             1/4/2005                984,836
   46           43,190       SF           43,190              156              93.7%             1/4/2005                977,171

  47.1          29,973       SF           29,973              256              95.9%             4/1/2005
  47.2            48       Units          32,283            116,708            79.2%             1/5/2005
   47          Various    Various         62,153                                                                        1,534,991

   48           99,162       SF           99,162              126              92.0%            11/30/2004              2,057,563
   49           89,323       SF           89,323              131             100.0%            1/15/2005               1,524,348
   50            124       Rooms          93,600             88,196            85.8%            10/30/2004              3,618,510
   51            105       Rooms          55,992            104,118            83.9%            9/30/2004               4,261,718
   52            137       Units         103,876             78,467            94.9%             1/1/2005               1,522,624
   53           67,807       SF           67,807              149             100.0%            1/13/2005               1,488,130
   54            225       Units         185,824             42,658            85.3%            11/1/2004               1,686,020
   55            781       Units          89,964             11,319            86.6%            1/19/2005               1,379,344
   56            278       Units         200,630             30,935            96.8%            11/24/2004              1,675,656
   57            165       Units         158,107             50,480           100.0%             1/1/2005               1,531,943
   58          117,556       SF          117,556               70             100.0%            12/16/2004               886,172
   59           78,419       SF           78,419              105              88.9%            11/30/2004              1,363,906
   60             66       Units         103,660            122,319            93.9%            12/20/2004               987,971
   61            874       Units          90,248             9,153             85.9%            1/31/2005               1,241,159
   62            123       Rooms          65,498             64,664            82.3%            8/31/2004               2,899,178
   63           52,467       SF           52,467              148             100.0%             2/1/2005               1,058,665
   64            321       Units         189,696             23,209            92.2%            1/13/2005               1,644,388
   65           99,619       SF           99,619               71              91.3%            1/19/2005               1,187,935

   66           26,934       SF           26,934              137             100.0%            1/31/2005                634,345
   67           23,262       SF           23,262              135              88.6%            1/31/2005                566,350

   68          114,734       SF          114,734               59             100.0%            12/8/2004                723,547
   69            517       Units          51,262             13,056            94.6%             2/2/2005                978,857
   70           36,426       SF           36,426              185              93.7%            12/20/2004               965,303
   71           31,293       SF           31,293              214              90.9%            12/31/2004               887,428
   72           63,916       SF           63,916              104              94.7%            1/14/2005                973,100
   73           14,346       SF           14,346              457              91.6%             1/7/2005                752,816
   74           63,729       SF           63,729              102             100.0%            1/11/2005                919,270
   75            111       Rooms          72,070             58,367            77.2%            11/30/2004              2,968,643
   76           26,340       SF           26,340              243              93.1%            12/31/2004               713,566
   77            247       Units         240,022             24,948            93.9%            11/30/2004              1,308,547
   78           1,031      Units          54,386             5,917             83.1%            2/15/2005                866,537
   79            173       Units         141,592             34,682            83.8%            11/30/2004              1,086,082
   80           29,817       SF           29,817              201             100.0%            12/3/2004                825,827
   81           44,952       SF           44,952              133              96.5%            12/1/2004                941,438
   82            145       Units         115,306             39,349            75.9%            12/31/2004              1,024,312
   83           48,803       SF           48,803              116              86.3%            12/14/2004               761,457
   84          109,818       SF          109,818               50              87.2%             1/1/2005               1,414,099
   85             88       Rooms          51,888             62,420            67.8%            12/31/2004              2,031,652
   86            642       Units          84,075             8,411             86.9%            1/11/2005                824,478
   87            609       Units          85,125             8,867             99.8%            1/20/2005                832,185
   88           47,680       SF           47,680              113             100.0%            12/22/2004               704,259
   89          133,782       SF          133,782               40              96.2%            11/30/2004              1,476,021
   90            102       Units         109,902             48,862            85.3%            2/13/2005                705,322
   91           15,900       SF           15,900              313             100.0%            10/20/2004               528,429
   92            358        Pads                             13,627            77.4%            10/31/2004              1,127,472
   93           13,021       SF           13,021              371             100.0%            12/1/2004                520,336
   94           76,004       SF           76,004               62             100.0%             2/7/2005                668,913
   95           1,045      Units          90,340             4,455             88.0%            11/4/2004                813,103
   96           74,161       SF           74,161               62             100.0%            12/21/2004               390,450
   97           20,250       SF           20,250              215             100.0%            11/17/2004               457,777
   98            480       Units          43,005             8,750             90.7%             3/2/2005                706,722
   99            615       Units          68,115             6,824             91.7%            1/11/2005                637,475
   100          76,600       SF           76,600               55             100.0%             2/7/2005                656,984

  101.1         51,453       SF           51,453                               85.4%            2/15/2005                556,978
  101.2         43,115       SF           43,115                              100.0%            2/15/2005                370,464
   101          94,568       SF           94,568               44              92.1%            2/15/2005                927,442

   102            93       Units          82,926             42,875            94.6%            12/2/2004                681,244
   103            82       Units          91,400             48,620           100.0%            12/1/2004                572,098
   104          32,545       SF           32,545              122              97.3%            12/22/2004               564,422
   105          40,008       SF           40,008               95              87.8%            12/27/2004               582,792
   106          16,583       SF           16,583              226              93.3%            1/11/2005                456,636
   107          13,824       SF           13,824              270             100.0%             1/1/2005                342,281
   108          43,900       SF           43,900               82              93.7%            12/13/2004               471,001
   109           177        Pads                             20,273            85.9%            10/31/2004               557,377
   110            91       Rooms          45,135             38,845            73.2%            10/31/2004              1,656,220
   111          20,821       SF           20,821              165             100.0%            11/24/2004               443,158
   112          26,297       SF           26,297              128              91.2%            11/3/2004                569,816
   113          39,130       SF           39,130               86             100.0%            11/16/2004               469,701
   114           187        Pads                             17,073            93.0%            12/23/2004               629,926
   115          10,880       SF           10,880              293             100.0%            12/6/2004                276,556
   116           411       Units          55,493             7,629             98.1%            10/24/2004               469,614
   117          14,820       SF           14,820              204             100.0%            2/18/2005                296,940
   118          7,050        SF           7,050               424              78.0%            12/1/2004                370,710
   119          50,993       SF           50,993               57             100.0%             3/1/2005                476,713
   120          30,676       SF           30,676               92              98.4%            11/20/2004               473,300
   121           649       Units          72,113             4,276             98.5%            1/20/2005                570,898
   122          11,112       SF           11,112              238              89.3%            12/2/2004                323,696
   123            96       Units          90,536             25,957            95.8%            11/16/2004               532,400
   124           123       Units          94,458             19,448            89.4%            12/1/2004                527,781
   125            47       Units          45,000             48,770           100.0%            11/15/2004               393,392
   126          21,825       SF           21,825              100              95.9%            12/1/2004                256,953
   127          42,087       SF           42,087               50             100.0%            12/6/2004                297,463
   128            83       Units          65,262             23,973            86.8%            12/1/2004                452,692
   129          6,224        SF           6,224               297             100.0%            10/14/2004               216,272
   130          10,055       SF           10,055              168             100.0%            12/31/2004               231,164
   131          22,750       SF           22,750               70             100.0%             2/7/2005                231,490
   132            21       Units          28,194             72,377           100.0%            12/31/2004               224,747
   133            46       Units          41,860             28,578           100.0%            9/30/2004                261,354
   134            18       Units          16,680             72,483           100.0%            10/22/2004               209,225
   135          62,100       SF           62,100               18             100.0%             1/6/2005                233,749
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

                                                                                                                    U/W
                                                                                                                REPLACEMENT
                                                                                             U/W                  RESERVES
                              U/W                   U/W                 U/W              REPLACEMENT             PER UNIT/
   SEQUENCE                EXPENSES              CASH FLOW             DSCR               RESERVES              SF/ PAD/ROOM
   --------                --------              ---------             ----               --------              ------------

       1                  $14,342,231           $43,622,642            2.32x              $134,442                 $0.20
       2                  12,604,836             16,736,419            2.24                185,082                  0.25
       3                   6,317,382             10,797,997            1.44                99,210                   0.25
       4                    177,677              8,706,187             2.52
       5                   4,641,257             6,440,566             1.30                63,014                   0.15
       6                   3,558,137             6,013,977             1.53                51,341                   0.20

      7.1                  8,183,911             2,685,238                                 452,881               1181.52
      7.2                 10,996,386             2,411,344                                 558,655               1662.66
      7.3                  2,220,478             1,347,821                                 148,679               1047.04
      7.4                  2,365,459             1,338,879                                 154,347               1134.90
       7                  23,766,234             7,783,282             1.44               1,314,562              1521.48

       8                   6,216,151             6,408,425             1.39                122,703                  0.20
       9                   2,421,854             4,823,198             1.70                53,247                   0.12

     10.1
     10.2
     10.3
      10                   3,737,982             5,021,789             1.52                110,003                  0.20

      11                   2,576,934             5,296,679             1.64                40,826                   0.16
      12                   6,677,692             4,159,901             1.39                169,028                  0.20

     13.1                   255,575               565,655                                  10,154                  13.20
     13.2                   266,031               529,639                                   7,609                  11.49
     13.3                   224,220               450,548                                   6,156                  12.09
     13.4                   263,668               469,996                                   7,088                  10.52
     13.5                   297,838               494,061                                   7,729                  11.12
     13.6                   237,871               316,456                                  10,997                  12.68
     13.7                   185,605               341,271                                   7,280                  11.72
     13.8                   279,290               410,957                                   7,909                   8.80
     13.9                   251,285               421,837                                   7,206                  10.37
     13.10                  251,624               371,431                                   8,705                  11.72
     13.11                  258,275               360,548                                   7,269                   9.77
     13.12                  160,559               235,047                                   4,958                  12.12
     13.13                  160,972               217,167                                   6,061                  12.15
      13                   3,092,813             5,184,613             1.76                99,121                  11.28

      14                   2,738,846             3,559,220             1.28                174,000                250.00
      15                    772,779              3,343,776             1.20                36,080                  40.00
      16                   1,949,939             3,819,296             1.79                32,800                   0.20

     17.1
     17.2
     17.3
      17                  13,632,385             4,783,641             1.80                767,334

      18                   7,019,843             3,989,633             1.62                172,986                  0.30
      19                    39,878               3,872,638             2.44                75,270                   0.20
      20                   2,418,501             3,142,908             1.33                57,635                   0.20
      21                   2,175,473             2,765,348             1.68                175,500                250.00
      22                    949,650              2,594,203             1.50                32,025                 175.00
      23                   1,106,372             2,613,668             1.29                30,069                   0.21
      24                    34,181               3,239,294             2.38                144,617                  0.43
      25                  18,099,130             3,177,977             1.45               1,124,624              2749.69
      26                   2,931,034             2,673,866             1.28                43,676                   0.15
      27                    747,449              2,279,975             1.27                100,994                  0.24
      28                    793,977              2,831,984             2.53                26,940                   0.15

     29.1
     29.2
     29.3
     29.4
     29.5
     29.6
     29.7
     29.8
     29.9
     29.10
     29.11
     29.12
      29                    892,459              2,318,428             1.52                33,866                   0.16

      30                    769,320              1,711,184             1.16                28,423                   0.40
      31                   1,580,315             1,651,553             1.25                34,231                   0.20
      32                    793,476              1,706,328             1.30                63,753                   0.10

      33                    177,071               865,665              1.35                27,524                   0.10
      34                    843,539               750,785              1.35                15,040                   0.10
      35                    255,611               210,377              1.35                20,781                   0.12

      36                    876,119              1,612,168             1.32                19,616                   0.15
      37                   1,039,692             1,594,757             1.32                21,365                   0.20
      38                    613,678              1,652,490             1.43                15,058                   0.11
      39                   1,489,719             1,479,483             1.23                109,720                260.00
      40                    677,240              1,216,777             1.20                64,500                 250.00
      41                   3,505,236             2,043,076             2.01                231,180               1277.24
      42                    831,346              1,149,450             1.24                59,400                 225.00
      43                   3,478,893             1,700,612             1.82                215,813               1068.38
      44                    649,219              1,595,569             2.53                16,644                   0.15

      45                    355,482               580,934              1.25                10,184                   0.23
      46                    356,625               568,881              1.25                10,798                   0.25

     47.1
     47.2
      47                    398,025              1,112,546             1.24                24,421

      48                    793,449              1,068,362             1.25                29,749                   0.30
      49                    287,474              1,145,417             1.47                14,619                   0.16
      50                   2,124,958             1,348,811             1.61                144,740               1167.26
      51                   1,913,880             1,275,838             1.58
      52                    572,131               916,243              1.30                34,250                 250.00
      53                    509,800               858,269              1.26                 6,781                   0.10
      54                    877,131               763,889              1.20                45,000                 200.00
      55                    584,359               781,490              1.28                13,495                  17.28
      56                    823,711               782,444              1.35                69,500                 250.00
      57                    664,881               821,687              1.50                45,375                 275.00
      58                     8,862                813,662              2.31                63,648                   0.54
      59                    561,140               699,556              1.23                11,755                   0.15
      60                    311,954               659,516              1.20                16,500                 250.00
      61                    524,854               708,560              1.29                 7,746                   8.86
      62                   1,863,851              919,360              1.51                115,967                942.82
      63                    269,165               766,227              1.45                 5,250                   0.10
      64                    925,555               638,583              1.78                80,250                 250.00
      65                    293,698               854,804              2.35                14,943                   0.15

      66                    255,692               335,964              1.36                 6,734                   0.25
      67                    238,483               298,294              1.36                 6,048                   0.26

      68                    21,706                684,631              1.50                17,210                   0.15
      69                    355,467               610,982              1.38                12,408                  24.00
      70                    342,178               584,185              1.27                 7,275                   0.20
      71                    226,356               603,640              1.33                 4,564                   0.15
      72                    201,709               746,886              2.44                 9,587                   0.15
      73                    183,036               538,208              1.23                 2,080                   0.15
      74                    174,318               692,050              1.56                10,197                   0.16
      75                   2,030,175              819,723              1.71                118,746               1069.78
      76                    104,279               598,106              1.69                 3,951                   0.15
      77                    680,626               557,279              1.22                70,642                 286.00
      78                    355,677               500,241              1.20                10,619                  10.30
      79                    572,759               478,723              1.20                34,600                 200.00
      80                    204,865               590,962              1.43                 4,473                   0.15
      81                    365,775               514,840              1.26                15,733                   0.35
      82                    486,103               509,209              1.37                29,000                 200.00
      83                    179,098               504,176              1.30                13,177                   0.27
      84                    753,485               506,475              1.33                32,945                   0.30
      85                   1,327,937              622,449              1.47                81,266                 923.48
      86                    330,158               485,912              1.69                 8,408                  13.10
      87                    351,121               472,552              1.26                 8,513                  13.98
      88                    172,781               495,641              1.37                 7,629                   0.16
      89                    432,663               919,273              2.62                33,446                   0.25
      90                    272,491               418,754              1.21                14,076                 138.00
      91                    94,155                431,094              1.27                 3,180                   0.20
      92                    690,681               418,891              1.28                17,900                  50.00
      93                    116,808               401,575              1.24                 1,953                   0.15
      94                    203,175               426,634              1.36                11,401                   0.15
      95                    278,391               521,159              1.59                13,554                  12.97
      96                     5,388                385,062              1.25
      97                    60,350                372,064              1.58                 3,038                   0.15
      98                    318,278               379,647              1.33                 8,797                  18.33
      99                    213,389               415,476              1.47                 8,610                  14.00
      100                   218,264               392,070              1.41                12,256                   0.16

     101.1                  228,570               302,912                                   7,718                   0.15
     101.2                  135,079               219,107                                   6,467                   0.15
      101                   363,649               522,019              1.37                14,185                   0.15

      102                   278,931               369,949              1.32                32,364                 348.00
      103                   181,972               369,626              1.35                20,500                 250.00
      104                   141,870               390,106              1.31                 4,882                   0.15
      105                   204,588               328,898              1.28                 6,168                   0.15
      106                   108,452               327,473              1.27                 2,487                   0.15
      107                    8,557                331,650              1.20                 2,074                   0.15
      108                   90,238                348,356              1.43                 9,000                   0.21
      109                   236,905               311,623              1.26                 8,850                  50.00
      110                   735,047               459,573              1.65
      111                   68,566                357,008              1.44                 3,753                   0.18
      112                   241,709               296,758              1.24                 5,259                   0.20
      113                   150,528               288,108              1.25                 5,087                   0.13
      114                   345,137               275,439              1.25                 9,350                  50.00
      115                    6,619                268,849              1.24                 1,088                   0.10
      116                   175,411               288,655              1.24                 5,549                  13.50
      117                    6,680                288,778              1.43                 1,482                   0.10
      118                   95,419                266,397              1.36                  705                    0.10
      119                   192,646               256,022              1.27                 5,864                   0.12
      120                   185,786               250,906              1.28                 4,908                   0.16
      121                   309,351               254,335              1.32                 7,211                  11.11
      122                   73,858                239,802              1.33                 1,667                   0.15
      123                   267,935               236,241              1.37                28,224                 294.00
      124                   286,688               205,053              1.26                36,039                 293.00
      125                   190,623               202,769              1.32                11,750                 250.00
      126                   49,179                194,071              1.26                 3,274                   0.15
      127                   85,525                191,052              1.29                 7,997                   0.19
      128                   211,466               218,318              1.56                22,908                 276.00
      129                   44,294                167,077              1.31                  934                    0.15
      130                    6,935                222,721              2.61                 1,508                   0.15
      131                   69,144                141,632              1.34                 6,598                   0.29
      132                   80,001                139,497              1.35                 5,250                 250.00
      133                   136,273               111,419              1.21                13,662                 297.00
      134                   91,865                112,151              1.22                 5,210                 289.43
      135                   104,864               107,714              1.40                 9,936                   0.16
---------------------------------------------------------------------------------------------------------------------------------
                                                                       1.66
=================================================================================================================================

                                MOST                  MOST             MOST              FULL                 FULL
                               RECENT                RECENT           RECENT             YEAR                 YEAR
   SEQUENCE                STATEMENT TYPE           END DATE            NOI            END DATE               NOI
   --------                --------------           --------            ---            --------               ---

       1                     Full Year             12/31/2004       $32,898,087       12/31/2003          $20,747,321
       2                     Full Year             12/31/2004       16,627,700        12/31/2003           16,151,800
       3               Annualized Most Recent      11/30/2004        9,228,093        12/31/2003           10,118,553
       4
       5               Annualized Most Recent      11/30/2004        6,383,263        12/31/2003           7,000,235
       6

      7.1                    Full Year             12/31/2004        3,344,150        12/31/2003           2,323,626
      7.2                    Full Year             12/31/2004        3,057,567        12/31/2003           2,386,212
      7.3                    Full Year             12/31/2004        1,505,108        12/31/2003           1,448,311
      7.4                    Full Year             12/31/2004        1,520,032        12/31/2003           1,253,851
       7                     Full Year             12/31/2004        9,426,857        12/31/2003           7,412,000

       8
       9                                                                              12/31/2003           4,280,230

     10.1
     10.2
     10.3
      10               Annualized Most Recent      8/31/2004         5,465,726        12/31/2003           6,460,409

      11                     Full Year             12/31/2004        4,477,417        12/31/2003           4,929,887
      12                     Full Year             12/31/2004        4,347,561        12/31/2003           4,323,522

     13.1              Annualized Most Recent      12/31/2004         553,365         12/31/2004            547,113
     13.2              Annualized Most Recent      12/31/2004         482,077         12/31/2004            491,049
     13.3              Annualized Most Recent      12/31/2004         443,524         12/31/2004            440,133
     13.4              Annualized Most Recent      12/31/2004         441,644         12/31/2004            444,414
     13.5              Annualized Most Recent      12/31/2004         363,426         12/31/2004            382,855
     13.6              Annualized Most Recent      12/31/2004         308,857         12/31/2004            346,510
     13.7              Annualized Most Recent      12/31/2004         324,651         12/31/2004            340,026
     13.8              Annualized Most Recent      12/31/2004         375,952         12/31/2004            354,695
     13.9              Annualized Most Recent      12/31/2004         390,912         12/31/2004            338,257
     13.10             Annualized Most Recent      12/31/2004         385,672         12/31/2004            340,101
     13.11             Annualized Most Recent      12/31/2004         351,229         12/31/2004            311,983
     13.12             Annualized Most Recent      12/31/2004         237,218         12/31/2004            219,471
     13.13             Annualized Most Recent      12/31/2004         206,698         12/31/2004            208,428
      13               Annualized Most Recent      12/31/2004        4,865,225        12/31/2004           4,765,035

      14               Annualized Most Recent      10/31/2004        3,441,308        12/31/2003           3,373,956
      15               Annualized Most Recent      9/30/2004         3,333,425        12/31/2003           2,818,458
      16                 Trailing 12 Months        10/31/2004        4,234,515        12/31/2003           4,128,882

     17.1
     17.2
     17.3
      17               Annualized Most Recent      11/30/2004        5,580,554        12/31/2003           4,707,484

      18                     Full Year             12/31/2004        4,423,700        12/31/2003           5,522,333
      19
      20                 Trailing 12 Months        11/30/2004        3,605,008
      21                 Trailing 12 Months        9/30/2004         2,874,877        12/31/2003           2,843,191
      22               Annualized Most Recent      11/30/2004        1,555,308        12/31/2003            603,097
      23                     Full Year             12/31/2004        2,704,106        12/31/2003           2,653,993
      24
      25                 Trailing 12 Months        12/3/2004         5,619,433        12/31/2003           5,235,884
      26                     Full Year             12/31/2004        3,090,339        12/31/2003           2,834,056
      27
      28                     Full Year             12/31/2003        2,826,185        12/31/2002           3,196,438

     29.1
     29.2
     29.3
     29.4
     29.5
     29.6
     29.7
     29.8
     29.9
     29.10
     29.11
     29.12
      29                     Full Year             12/31/2003        2,192,716

      30
      31               Annualized Most Recent      10/31/2004        2,154,853        12/31/2003           3,062,877
      32               Annualized Most Recent      8/31/2004         2,021,078        12/31/2003           1,898,201

      33                 Trailing 12 Months        10/31/2004         929,704         12/31/2003            931,072
      34                 Trailing 12 Months        8/31/2004          832,512         12/31/2003            783,584
      35                 Trailing 12 Months        8/31/2004          230,023

      36               Annualized Most Recent      10/31/2004        2,284,241        12/31/2003           2,301,388
      37                     Full Year             12/31/2004        1,785,036        12/31/2003           2,251,786
      38               Annualized Most Recent      12/31/2004        1,799,570        12/31/2003           1,654,126
      39               Annualized Most Recent      11/30/2004         987,269         12/31/2003            990,843
      40               Annualized Most Recent      10/30/2004        1,394,987        12/31/2003           1,227,520
      41               Annualized Most Recent      11/30/2004        2,420,595        12/31/2003           2,088,738
      42               Annualized Most Recent      8/31/2004         1,321,109        12/31/2003           1,262,675
      43               Annualized Most Recent      11/30/2004        2,065,965        12/31/2003           1,671,677
      44                     Full Year             12/31/2004        1,565,372        12/31/2003           1,489,247

      45               Annualized Most Recent      11/30/2004         433,057         12/31/2003            367,472
      46               Annualized Most Recent      11/30/2004         508,872         12/31/2003            321,404

     47.1
     47.2
      47               Annualized Most Recent      11/30/2004        1,143,101

      48                 Trailing 12 Months        11/30/2004        1,300,032
      49               Annualized Most Recent      10/31/2004        1,295,618        12/31/2003           1,272,577
      50                 Trailing 12 Months        10/31/2004        1,551,969        12/31/2003           1,193,099
      51                 Trailing 12 Months        9/30/2004         1,844,670        12/31/2003           1,452,858
      52                     Full Year             12/31/2004         858,201         12/31/2003            905,716
      53               Annualized Most Recent      10/31/2004         564,509         12/31/2003           2,234,701
      54               Annualized Most Recent      10/31/2004         711,642         12/31/2003            657,139
      55                     Full Year             12/31/2004         886,201         12/31/2003            631,053
      56               Annualized Most Recent      10/31/2004        1,006,207        12/31/2003            686,229
      57               Annualized Most Recent      9/30/2004         1,067,231        12/31/2003            862,243
      58
      59               Annualized Most Recent      10/31/2004         866,916         12/31/2003            788,331
      60                 Trailing 12 Months        12/31/2004         538,265
      61                     Full Year             12/31/2004         586,690         12/31/2003            297,421
      62                 Trailing 12 Months        8/31/2004         1,050,774        12/31/2003            862,089
      63
      64                     Full Year             12/31/2004         715,467         12/31/2003            870,737
      65                     Full Year             12/31/2003         894,312         12/31/2002            917,665

      66                     Full Year             12/31/2004         487,420         12/31/2003            482,015
      67                     Full Year             12/31/2004         388,916         12/31/2003            364,866

      68
      69                 Trailing 12 Months        12/31/2004         666,190         12/31/2003            604,988
      70               Annualized Most Recent      11/30/2004         775,254         12/31/2003            669,289
      71               Annualized Most Recent      7/31/2004          342,636         12/31/2003            299,242
      72
      73               Annualized Most Recent      9/30/2004          537,895         12/31/2003            466,343
      74               Annualized Most Recent      11/30/2004         819,205
      75               Annualized Most Recent      11/30/2004         945,488         12/31/2002            876,079
      76                     Full Year             12/31/2004         187,597
      77               Annualized Most Recent      10/31/2004         749,331         12/31/2003            733,951
      78                     Full Year             12/31/2004         374,523         12/31/2003            416,711
      79               Annualized Most Recent      8/31/2004          477,218         12/31/2003            595,769
      80                     Full Year             12/31/2004         593,207         12/31/2003            607,529
      81               Annualized Most Recent      11/30/2004         386,093
      82               Annualized Most Recent      10/31/2004         471,952         12/31/2003            582,035
      83               Annualized Most Recent      7/31/2004          547,190         12/31/2003            470,461
      84               Annualized Most Recent      10/31/2004         526,652         12/31/2003            422,508
      85                     Full Year             12/31/2004         739,025         12/31/2003            759,109
      86               Annualized Most Recent      11/30/2004         291,528         12/31/2003            302,875
      87               Annualized Most Recent      10/31/2004         389,243         12/31/2003            111,146
      88               Annualized Most Recent      11/30/2004         524,977
      89               Annualized Most Recent      6/30/2004         1,166,674        12/31/2003           1,345,798
      90                     Full Year             12/31/2004         384,682         12/31/2003            283,802
      91               Annualized Most Recent      10/31/2004         455,141         12/31/2003            572,433
      92               Annualized Most Recent      8/31/2004          575,472         12/31/2003            540,791
      93
      94                     Full Year             12/31/2004         458,732
      95               Annualized Most Recent      10/31/2004         480,364         12/31/2003            450,586
      96
      97
      98                     Full Year             12/31/2004         408,437         12/31/2003            412,095
      99                     Full Year             12/31/2004         403,030         12/31/2002            172,527
      100                    Full Year             12/31/2004         416,067         12/31/2003            315,647

     101.1                   Full Year             12/31/2004         317,798         12/31/2003            378,737
     101.2                   Full Year             12/31/2004         239,614         12/31/2003            227,337
      101                    Full Year             12/31/2004         557,412         12/31/2003            606,074

      102                    Full Year             11/30/2004         425,498         12/31/2003            304,263
      103              Annualized Most Recent      9/30/2004          482,966         12/31/2003            421,591
      104
      105              Annualized Most Recent      9/30/2004          333,283         12/31/2003            -31,335
      106
      107
      108              Annualized Most Recent      10/31/2004         372,491         12/31/2003            418,102
      109              Annualized Most Recent      11/30/2004         321,261         12/31/2003            285,504
      110                Trailing 12 Months        10/31/2004         521,218         12/31/2003            415,289
      111
      112                    Full Year             9/30/2004          210,426         12/31/2003            229,274
      113              Annualized Most Recent      9/30/2004          318,154         12/31/2003            296,987
      114              Annualized Most Recent      11/30/2004         274,674         12/31/2003            191,772
      115
      116              Annualized Most Recent      9/30/2004          315,608         12/31/2003            269,380
      117
      118
      119
      120              Annualized Most Recent      11/30/2004         322,638         12/30/2003            317,593
      121              Annualized Most Recent      10/31/2004         250,187         12/31/2003            115,119
      122              Annualized Most Recent      10/31/2004         297,103         12/31/2003            259,221
      123              Annualized Most Recent      10/31/2004         286,033         12/31/2003            296,196
      124              Annualized Most Recent      11/30/2004         206,114         12/31/2003            209,869
      125              Annualized Most Recent      9/30/2004          220,070         12/31/2003            206,764
      126              Annualized Most Recent      9/30/2004          191,848         12/31/2003            180,785
      127              Annualized Most Recent      10/14/2004         197,091         12/31/2003            208,347
      128              Annualized Most Recent      11/30/2004         248,379         12/31/2003             95,573
      129
      130
      131                    Full Year             12/31/2004         178,855         12/31/2003            163,225
      132
      133              Annualized Most Recent      9/30/2004          148,113         12/31/2003            131,750
      134              Annualized Most Recent      9/30/2004          127,643         11/30/2003            112,993
      135              Annualized Most Recent      11/30/2004         84,419          12/31/2003             20,722
----------------------------------------------------------------------------------------------------------------------------

============================================================================================================================

                                                                                          LARGEST
                                                                              LARGEST     TENANT       LARGEST
                                                                               TENANT      % OF        TENANT
                                                                               LEASED      TOTAL        LEASE
   SEQUENCE          LARGEST TENANT                                              SF         SF       EXPIRATION
   --------          --------------                                              --         --       ----------

       1             Maggianos                                                 16,678       3%       10/31/2014
       2             American Multi Cinema                                     80,000       11%      12/31/2021
       3             AMC Multi-Cinema                                          64,677       16%       4/30/2022
       4             Zurich American Insurance Company                        807,624      100%      11/30/2016
       5             AMC Theatres                                              71,665       16%       3/31/2017
       6             Western Asset Management                                 172,775       67%       4/27/2014

      7.1
      7.2
      7.3
      7.4
       7

       8             Duane Morris, LLP                                        228,899       37%       8/31/2019
       9             Target                                                   163,312       38%       7/1/2019

     10.1            The Travelers Indemnity Co.                               79,376       24%       6/30/2008
     10.2            The Facility Group                                        82,444       69%      12/31/2016
     10.3            Lynk Systems                                             105,664       99%      12/31/2009
      10

      11             Bank of America                                           58,865       23%      10/31/2015
      12             Ernst & Young                                            244,810       29%       7/31/2009

     13.1
     13.2
     13.3
     13.4
     13.5
     13.6
     13.7
     13.8
     13.9
     13.10
     13.11
     13.12
     13.13
      13

      14
      15
      16             Metropolitan Life Insurance Company                      164,000      100%       4/30/2011

     17.1
     17.2
     17.3
      17

      18             Forest City Enterprises                                  224,499       39%       7/28/2008
      19             American Express                                         376,348      100%      11/30/2014
      20             Verizon Wireless                                          89,470       31%       5/31/2009
      21
      22
      23             Ralph's Grocery Company                                   43,364       30%       1/1/2010
      24             American Express                                         337,439      100%      11/30/2014
      25
      26             Mayflower Estates                                         47,849       16%       11/1/2005
      27             Iron Mountain                                             87,674       21%       7/31/2007
      28             Linens N Things                                           34,000       19%       1/31/2011

     29.1            Liquors at Geist                                          3,200        9%        8/31/2005
     29.2            Hallmark                                                  4,800        17%       2/28/2006
     29.3            Dollar General                                            7,663        24%      10/27/2005
     29.4            Plato's Closet                                            3,000        19%      11/30/2005
     29.5            Shoe Sensation                                            8,050        36%       3/31/2005
     29.6            Teriyaki Express                                          2,800        18%      12/31/2009
     29.7            Bridgestone Firestone, Inc.                               6,622        41%       8/31/2009
     29.8            Fifth Third Bank of Indiana                               3,720        26%      11/30/2012
     29.9            Blockbuster Video                                         5,180        48%      12/31/2009
     29.10           Blockbuster Video                                         6,080        61%      12/31/2009
     29.11           Blockbuster Video                                         3,640        58%      12/31/2009
     29.12           Blockbuster Video                                         3,500        67%      12/31/2009
      29

      30             Stolt Nielson Transportation Group                        35,339       50%       8/31/2005
      31             University of Phoenix                                     20,903       12%       1/19/2009
      32             Universal Music Group                                    637,531      100%      10/31/2012

      33             Columbus Garage C/O Central Parking Corp.                275,244      100%       2/28/2013
      34             Parking - Monthly                                        150,400      100%
      35             Red Zone, Ltd.                                            3,645        2%       12/31/2007

      36             Sonic Innovations                                         39,815       30%       8/31/2009
      37             Citizens Bank of PA                                       10,950       10%       1/31/2009
      38             United Artists Theatre Circuit, Inc.                      34,012       25%      12/31/2015
      39
      40
      41
      42
      43
      44             Ross Dress For Less                                       26,400       23%       1/31/2006

      45             CA Bank & Trust                                           11,815       26%       1/31/2006
      46             ScrippsHealth                                             15,139       35%       1/31/2006

     47.1            Masins Furniture                                          23,587       79%       4/30/2016
     47.2
      47

      48             PEC Solutions, Inc.                                       40,826       41%       1/31/2007
      49             Orchard Supply Hardware                                   46,038       52%       9/27/2016
      50
      51
      52
      53             RedEnvelopes                                              28,000       41%       8/31/2009
      54
      55
      56
      57
      58             American Express                                         117,556      100%      11/30/2014
      59             SFA, Inc.                                                 10,889       14%      11/30/2008
      60
      61
      62
      63             Babies R Us                                               37,500       71%       10/1/2024
      64
      65             Kroger                                                    56,942       57%       9/30/2019

      66             Enelow & Henochowicz                                      4,586        17%       6/30/2008
      67             Commonwealth Orthopedics                                  19,417       83%      12/31/2013

      68             Lowe's Home Improvement                                  114,734      100%       1/23/2017
      69
      70             Morris Architects                                         19,561       54%       6/30/2011
      71             Saheb                                                     4,127        13%       6/30/2005
      72             Publix Supermarket                                        44,840       70%       4/30/2024
      73             Tremblay Financial Svcs                                   2,997        21%       7/31/2009
      74             Cort Furniture Rental                                     14,856       23%       3/31/2012
      75
      76             Rite-Aid                                                  11,447       43%       8/31/2019
      77
      78
      79
      80             TT Stevenson dba Tutor Time of Stevenson Ranch            10,200       34%       8/31/2017
      81             Crown Castle                                              8,792        20%       7/14/2007
      82
      83             State of Nevada, Department of Human Resources            12,638       26%       7/31/2006
      84             CHP and Associates                                        16,058       15%       11/7/2009
      85
      86
      87
      88             Office Depot                                              25,680       54%       8/31/2009
      89             Wafer Process                                             7,886        6%       12/31/2005
      90
      91             CVS                                                       15,900      100%       1/31/2024
      92
      93             Walgreens                                                 13,021      100%      10/31/2079
      94             Audrey Morris Cosmetics                                   15,254       20%       2/28/2011
      95
      96             Stop and Shop                                             74,161      100%       4/30/2028
      97             Lane Furniture                                            20,250      100%       1/31/2014
      98
      99
      100            Tape & Disk Services                                      13,500       18%      10/31/2007

     101.1           1st Advantage Mortgage, LLC                               9,928        19%       1/14/2010
     101.2           Prosound and Music Shop                                   13,280       31%       6/30/2005
      101

      102
      103
      104            Fitness 2000 Gym (Huge by Choice)                         8,975        28%      12/31/2009
      105            Bonneville Billing                                        9,639        24%      12/31/2008
      106            Valley View Medical                                       3,820        23%       7/31/2009
      107            CVS                                                       13,824      100%      11/30/2024
      108            Abacus America                                            12,550       29%       8/31/2005
      109
      110
      111            Trading Zone, Inc.                                        7,185        35%       9/30/2014
      112            Trinity Property Consultants                              4,740        18%       9/30/2006
      113            Entenmanns                                                22,680       58%      11/25/2011
      114
      115            CVS                                                       10,880      100%       9/30/2022
      116
      117            Walgreens                                                 14,820      100%       1/5/2030
      118            Washington Mutual                                         5,500        78%       5/31/2012
      119            Dollar Tree Stores, Inc                                   18,588       36%       4/30/2009
      120            The Tribute Companies                                     5,334        17%      10/31/2005
      121
      122            Key Bank                                                  3,056        28%       8/31/2012
      123
      124
      125
      126            Designs by Jacqueline                                     5,200        24%       5/31/2006
      127            Food Lion                                                 39,687       94%       2/28/2021
      128
      129            Starbucks Corporation                                     1,520        24%      10/31/2014
      130            CVS                                                       10,055      100%       1/31/2030
      131            Contour Auto Body                                         9,550        42%       2/28/2007
      132
      133
      134
      135            Tile Outlet                                               29,900       48%       2/28/2013
------------------------------------------------------------------------------------------------------------------

==================================================================================================================

                                                                                                                          SECOND
                                                                                                              SECOND     LARGEST
                                                                                                              LARGEST     TENANT
                                                                                                              TENANT       % OF
                                                                                                              LEASED      TOTAL
   SEQUENCE          SECOND LARGEST TENANT                                                                      SF          SF
   --------          ---------------------                                                                      --          --

       1             Express and The Limited                                                                  15,632        2%
       2             Marshall's                                                                               43,533        6%
       3             Borders Books & Music                                                                    19,921        5%
       4
       5             Ross Dress for Less                                                                      30,187      #REF!
       6             Alexandria Real Estate Equities                                                          25,606       10%

      7.1
      7.2
      7.3
      7.4
       7

       8             Int'l Business Machines Corp                                                             121,138      20%
       9             Galyan's                                                                                 112,828      26%

     10.1            United Mortgage & Loan Investment, LLC                                                   39,807       12%
     10.2            Colgate-Palmolive                                                                        29,521       25%
     10.3            Ms Miheui & Mr Yoonho Kang                                                                 754         1%
      10

      11             Lionel, Sawyer & Collins                                                                 46,500       18%
      12             Clark Bardes Consulting                                                                  59,372        7%

     13.1
     13.2
     13.3
     13.4
     13.5
     13.6
     13.7
     13.8
     13.9
     13.10
     13.11
     13.12
     13.13
      13

      14
      15
      16

     17.1
     17.2
     17.3
      17

      18             Greater Cleveland Part.                                                                  45,111        8%
      19
      20             Noble Systems Corp.                                                                      35,165       12%
      21
      22
      23             Trader Joe's                                                                              9,012        6%
      24
      25
      26             SBLI                                                                                     41,409       14%
      27             Get Fresh Sales, Inc.                                                                    62,930       15%
      28             Old Navy                                                                                 25,090       14%

     29.1            Genesis Hair Design                                                                       3,000        8%
     29.2            Posie Patch                                                                               4,800       17%
     29.3            Auto Tire Car Care Center                                                                 5,000       16%
     29.4            Starbucks                                                                                 2,400       15%
     29.5            Hallmark                                                                                  4,600       20%
     29.6            U.S. Cellular                                                                             1,400        9%
     29.7            Blockbuster                                                                               6,200       38%
     29.8            Mark Beckerman, MD & Thomas Moore, MD                                                     3,600       25%
     29.9            Premier Wireless                                                                          1,620       15%
     29.10           Interstate Brands Corporation                                                             2,240       23%
     29.11           China Garden                                                                              1,597       26%
     29.12           Logan's Wet Pet & More                                                                    1,750       33%
      29

      30             Royce & Associates                                                                        7,639       11%
      31             ReloAction, Inc.                                                                         18,273       11%
      32

      33
      34             Golba Architechture, Inc.                                                                 2,841        2%
      35

      36             United Healthcare Services                                                               35,179       27%
      37             Samek, McMillian, and Metro, PC                                                           8,848        8%
      38             Eckerd Drug Store                                                                        10,000        7%
      39
      40
      41
      42
      43
      44             Office Max                                                                               24,768       22%

      45             Kelly Staff Leasing                                                                      11,320       25%
      46             Health Care Group                                                                         8,435       20%

     47.1            The Tan Company                                                                           3,853       13%
     47.2
      47

      48             Lockheed Martin                                                                          20,778       21%
      49             OfficeMax                                                                                23,885       27%
      50
      51
      52
      53             Nimblefish                                                                               11,335       17%
      54
      55
      56
      57
      58
      59             Tickets.com                                                                              10,713       14%
      60
      61
      62
      63             Thomasville Furniture                                                                    15,000       29%
      64
      65             Dollar Tree Store                                                                         6,892        7%

      66             Dynamic Animation Systems                                                                 4,256       16%
      67             Dr. Scott Berman                                                                          1,200        5%

      68
      69
      70             Colliers Arnold Orlando                                                                   6,201       17%
      71             Tran                                                                                      2,330        7%
      72             Home Flix                                                                                 3,756        6%
      73             Sushi Teri                                                                                2,505       17%
      74             Cokesbury Books                                                                           6,623       10%
      75
      76             Wine & Spirits                                                                            4,165       16%
      77
      78
      79
      80             Nguyen and Canteloupe dba LA Living                                                       2,330        8%
      81             Coca-Cola                                                                                 6,266       14%
      82
      83             William Rosado d.b.a. Managed Business Services, Inc. (Sute 120 & Suite 114B)             4,924       10%
      84             Pinnacle Engineering                                                                     14,791       13%
      85
      86
      87
      88             Great Wall                                                                               10,000       21%
      89             Atlas Security                                                                            7,014        5%
      90
      91
      92
      93
      94             GMPCS Personal Communications                                                            15,254       20%
      95
      96
      97
      98
      99
      100            Ora International Grafix                                                                  8,500       11%

     101.1           Skyward                                                                                   5,929       12%
     101.2           Moriah Foundation                                                                         6,560       15%
      101

      102
      103
      104            Texas HealthQuest                                                                         3,200       10%
      105            Workers Compensation Fund                                                                 5,142       13%
      106            DMW Martial Arts & Fitness, LLC                                                           2,418       15%
      107
      108            Allstate Cellular                                                                         8,250       19%
      109
      110
      111            Goodwood Barbeque                                                                         6,858       33%
      112            First Horizon Home Loan Corp.                                                             3,560       14%
      113            Electronic Connections                                                                    7,450       19%
      114
      115
      116
      117
      118
      119            Hancock Fabrics                                                                          13,200       26%
      120            Enterprise Service                                                                        2,613        9%
      121
      122            Bibo Espresso                                                                             1,362       12%
      123
      124
      125
      126            Stained Glass Overlay                                                                     2,225       10%
      127            Long Feng Chen d/b/a Chen's Garden                                                        1,200        3%
      128
      129            Tim Cunningham & Violaine P.Cunningham  D/B/A TV Q1, Inc. (Quizno's)                      1,400       22%
      130
      131            Akzo Nobel Coatings                                                                       4,800       21%
      132
      133
      134
      135            Triple -D                                                                                14,334       23%
-----------------------------------------------------------------------------------------------------------------------------------

===================================================================================================================================

                        SECOND                                                                THIRD
                        LARGEST                                                              LARGEST
                        TENANT                                                                TENANT
                         LEASE                                                                LEASED
   SEQUENCE           EXPIRATION   THIRD LARGEST TENANT                                         SF
   --------           ----------   --------------------                                         --

       1               1/31/2014   Zara International                                         12,205
       2               1/31/2009   Limited                                                    17,093
       3               1/31/2017   The Gap                                                    9,576
       4
       5               1/31/2012   Best Buy                                                   29,175
       6              11/30/2012   Saiful Bouquet, Inc.                                       14,829

      7.1
      7.2
      7.3
      7.4
       7

       8               1/31/2008   eResearch Technology, Inc.                                 39,754
       9               12/1/2019   Filene's Basement                                          49,341

     10.1              3/31/2006   US Government - ATF                                        21,384
     10.2              5/31/2014   H&M Title/Michael Law Firm                                 5,308
     10.3              5/31/2005   Parkway Realty Services                                     260
      10

      11              12/31/2009   Schreck Brignone                                           31,000
      12               4/30/2009   Merrill Lynch, Pierce, Fenner & Smith, Inc.                47,262

     13.1
     13.2
     13.3
     13.4
     13.5
     13.6
     13.7
     13.8
     13.9
     13.10
     13.11
     13.12
     13.13
      13

      14
      15
      16

     17.1
     17.2
     17.3
      17

      18              10/31/2005   Weston Hurd                                                38,358
      19
      20              10/31/2011   Coalition America                                          23,270
      21
      22
      23               7/25/2011   Wells Fargo Bank                                           4,341
      24
      25
      26               4/18/2011   Bank of Nova Scotia                                        23,975
      27               4/30/2005   MCC-Uniflex                                                41,288
      28               1/31/2006   Borders, Inc.                                              24,878

     29.1             11/30/2008   Integra Health Center                                      2,858
     29.2              1/31/2007   Blockbuster                                                4,069
     29.3             12/31/2008   Kid's Kloset                                               3,240
     29.4              3/31/2010   Cookie Cutters Haircuts for Kids                           2,200
     29.5              2/28/2006   Blockbuster                                                3,200
     29.6             12/31/2008   Big League Barbers                                         1,400
     29.7             10/31/2009   A1 Vacuum                                                  1,950
     29.8              7/31/2007   Pointe 99 Salon                                            1,895
     29.9              4/30/2007   Check into Cash                                            1,600
     29.10            11/30/2007   Check N Go                                                 1,620
     29.11             6/30/2014   Cash 2 Go                                                  1,003
     29.12             7/31/2011
      29

      30               8/31/2007   Brynwood Partners IV LP                                    4,718
      31               5/31/2009   Five9, Inc.                                                16,983
      32

      33
      34              12/31/2009   Kent Holdings                                               967
      35

      36               6/30/2005   Extra Space Storage                                        18,501
      37               7/31/2014   Greater Wash Sleep Disorder                                8,152
      38               9/30/2011   Pennsylvania Liquor Store                                  8,116
      39
      40
      41
      42
      43
      44              12/31/2011   Bank of America                                            11,162

      45              12/31/2009   MWH                                                        8,939
      46              11/30/2008   Predicate Logic                                            4,126

     47.1              7/30/2014
     47.2
      47

      48               2/28/2009   Richmond American Homes                                    19,803
      49               7/31/2011   El Presidente Restaurant                                   7,000
      50
      51
      52
      53               9/30/2009   Perpetual Entertainment                                    11,335
      54
      55
      56
      57
      58
      59              11/30/2005   Falmouth Institute, Inc.                                   7,772
      60
      61
      62
      63               10/1/2014
      64
      65               1/31/2006   Hemingway's Saloon                                         5,550

      66               6/30/2008   Riggs Bank                                                 3,300
      67               9/21/2008

      68
      69
      70               8/31/2006   Hoar Construction , LLC                                    4,710
      71               8/1/2007    Wasserstein                                                2,312
      72               6/30/2009   The Salon at Parkwest                                      1,875
      73              10/31/2005   Relax the Back                                             1,904
      74               5/31/2010   Firestone Tire                                             6,555
      75
      76               6/30/2014   PNC Bank                                                   2,609
      77
      78
      79
      80               1/2/2010    Stevenson Ranch Veterinary                                 2,330
      81              12/31/2006   Metro City Mortgage                                        6,252
      82
      83               6/30/2005   In House Home Health (Suite 116)                           4,800
      84               12/1/2009   Utility Choice Electricity                                 14,112
      85
      86
      87
      88              12/31/2008   Coffee Call                                                3,600
      89               5/31/2005   Dynatech                                                   5,077
      90
      91
      92
      93
      94               9/30/2012   Cafferty Building Products                                 15,161
      95
      96
      97
      98
      99
      100              6/30/2007   AIG Technologies                                           7,500

     101.1            11/30/2005   Central Illinois Risk PO                                   5,195
     101.2            12/31/2006   Sherwin Williams                                           6,100
      101

      102
      103
      104              6/30/2011   Trinity Express Family Medical                             3,200
      105             10/31/2008   New York Life                                              5,000
      106              8/31/2007   Snoqualmie Ridge Veterinary Hospital                       1,720
      107
      108              8/31/2007   Premiere Bathrooms Cal.                                    5,400
      109
      110
      111              9/30/2024   Washington Mutual Bank                                     5,308
      112              3/31/2008   Law Offices of Robert Haugan                               2,325
      113              5/3/2007    21 Plus                                                    4,500
      114
      115
      116
      117
      118
      119              5/31/2014   Tuesday Morning, Inc.                                      7,584
      120             12/31/2007   Sun Gro Horticulture                                       2,432
      121
      122              9/30/2007   Andre's Dry Cleaning                                       1,275
      123
      124
      125
      126             12/31/2006   Guys & Dolls                                               1,800
      127              9/30/2014   Myle Thi Le d/b/a Lucky Nails                              1,200
      128
      129             10/31/2014   Joe's Cigarland Corp D/B/A Wasabi Teriyaki                 1,156
      130
      131              5/31/2008   Best Car Care                                              4,200
      132
      133
      134
      135             12/31/2009   Bill Eakes Painting                                        6,600
-------------------------------------------------------------------------------------------------------

=======================================================================================================

                       THIRD
                      LARGEST       THIRD
                       TENANT      LARGEST
                        % OF        TENANT
                       TOTAL        LEASE       % OF      % OF         % OF
   SEQUENCE              SF       EXPIRATION    POOL     GROUP 1      GROUP 2
   --------              --       ----------    ----     -------      -------

       1                 2%       11/30/2018    8.3%      9.2%
       2                 2%       1/31/2011     6.5%      7.1%
       3                 2%       10/31/2011    4.7%      5.2%
       4                                        3.5%      3.9%
       5                 7%       1/31/2014     3.2%      3.6%
       6                 6%       6/30/2009     3.2%      3.6%

      7.1                                       1.2%      1.3%
      7.2                                       1.0%      1.1%
      7.3                                       0.5%      0.6%
      7.4                                       0.5%      0.5%
       7                                        3.2%      3.5%

       8                 6%       8/30/2008     3.0%      3.3%
       9                11%        6/1/2018     2.4%      2.7%

     10.1                7%       5/17/2010     1.4%      1.5%
     10.2                4%       12/31/2009    0.4%      0.5%
     10.3                0%       10/31/2007    0.4%      0.5%
      10                                        2.2%      2.5%

      11                12%       12/31/2008    2.2%      2.4%
      12                 6%       2/29/2012     1.9%      2.1%

     13.1                                       0.2%      0.2%
     13.2                                       0.2%      0.2%
     13.3                                       0.2%      0.2%
     13.4                                       0.2%      0.2%
     13.5                                       0.2%      0.2%
     13.6                                       0.2%      0.2%
     13.7                                       0.2%      0.2%
     13.8                                       0.1%      0.1%
     13.9                                       0.1%      0.1%
     13.10                                      0.1%      0.1%
     13.11                                      0.1%      0.1%
     13.12                                      0.1%      0.1%
     13.13                                      0.1%      0.1%
      13                                        1.9%      2.1%

      14                                        1.8%                   19.4%
      15                                        1.8%      2.0%
      16                                        1.7%      1.9%

     17.1                                       1.0%      1.1%
     17.2                                       0.5%      0.6%
     17.3                                       0.2%      0.2%
      17                                        1.7%      1.9%

      18                 7%       12/31/2005    1.6%      1.8%
      19                                        1.6%      1.8%
      20                 8%       10/31/2006    1.5%      1.7%
      21                                        1.5%                   15.5%
      22                                        1.4%      1.6%
      23                 3%       4/30/2015     1.4%      1.5%
      24                                        1.4%      1.5%
      25                                        1.3%      1.5%
      26                 8%       10/31/2012    1.3%      1.4%
      27                10%       4/30/2006     1.2%      1.3%
      28                14%       1/31/2021     1.0%      1.2%

     29.1                8%       4/30/2006     0.1%      0.2%
     29.2               15%       5/31/2006     0.1%      0.1%
     29.3               10%       10/31/2008    0.1%      0.1%
     29.4               14%       8/31/2007     0.1%      0.1%
     29.5               14%       5/31/2010     0.1%      0.1%
     29.6                9%       1/31/2009     0.1%      0.1%
     29.7               12%       9/30/2006     0.1%      0.1%
     29.8               13%       1/31/2006     0.1%      0.1%
     29.9               15%       7/31/2006     0.0%      0.0%
     29.10              16%       9/30/2005     0.0%      0.0%
     29.11              16%       6/30/2007     0.0%      0.0%
     29.12                                      0.0%      0.0%
      29                                        1.0%      1.1%

      30                 7%       5/31/2008     0.9%      1.0%
      31                10%       8/31/2007     0.9%      1.0%
      32                                        0.8%      0.9%

      33                                        0.4%      0.4%
      34                 1%          MTM        0.3%      0.4%
      35                                        0.1%      0.1%

      36                14%       7/31/2006     0.8%      0.9%
      37                 8%       9/30/2013     0.8%      0.9%
      38                 6%       3/31/2012     0.8%      0.9%
      39                                        0.7%                    7.8%
      40                                        0.7%                    6.9%
      41                                        0.6%      0.7%
      42                                        0.6%                    6.7%
      43                                        0.6%      0.7%
      44                10%       5/31/2014     0.6%      0.7%

      45                20%       6/30/2010     0.3%      0.3%
      46                10%       1/31/2008     0.3%      0.3%

     47.1                                       0.3%      0.4%
     47.2                                       0.2%      0.3%
      47                                        0.6%      0.6%

      48                20%       6/30/2005     0.5%      0.6%
      49                 8%       9/30/2006     0.5%      0.6%
      50                                        0.5%      0.5%
      51                                        0.5%      0.5%
      52                                        0.5%                    4.9%
      53                17%       8/31/2006     0.4%      0.5%
      54                                        0.4%                    4.4%
      55                                        0.4%      0.4%
      56                                        0.4%                    3.9%
      57                                        0.4%                    3.8%
      58                                        0.4%      0.4%
      59                10%       1/31/2007     0.4%      0.4%
      60                                        0.3%      0.4%
      61                                        0.3%      0.4%
      62                                        0.3%      0.4%
      63                                        0.3%      0.4%
      64                                        0.3%                    3.4%
      65                 6%       4/30/2005     0.3%      0.3%

      66                12%       9/30/2005     0.2%      0.2%
      67                                        0.1%      0.1%

      68                                        0.3%      0.3%
      69                                        0.3%      0.3%
      70                13%       9/30/2011     0.3%      0.3%
      71                 7%        3/1/2009     0.3%      0.3%
      72                 3%       11/30/2009    0.3%      0.3%
      73                13%       8/31/2008     0.3%      0.3%
      74                10%       4/30/2007     0.3%      0.3%
      75                                        0.3%      0.3%
      76                10%       8/31/2019     0.3%      0.3%
      77                                        0.3%                    2.8%
      78                                        0.3%      0.3%
      79                                        0.3%                    2.7%
      80                 8%        4/6/2007     0.3%      0.3%
      81                14%       11/30/2007    0.3%      0.3%
      82                                        0.2%                    2.6%
      83                10%       6/30/2005     0.2%      0.3%
      84                13%       12/31/2016    0.2%      0.3%
      85                                        0.2%      0.3%
      86                                        0.2%      0.3%
      87                                        0.2%      0.3%
      88                 8%       12/31/2008    0.2%      0.3%
      89                 4%       4/30/2005     0.2%      0.3%
      90                                        0.2%                    2.3%
      91                                        0.2%      0.2%
      92                                        0.2%                    2.2%
      93                                        0.2%      0.2%
      94                20%       5/31/2009     0.2%      0.2%
      95                                        0.2%      0.2%
      96                                        0.2%      0.2%
      97                                        0.2%      0.2%
      98                                        0.2%      0.2%
      99                                        0.2%      0.2%
      100               10%       7/31/2009     0.2%      0.2%

     101.1              10%       9/30/2007     0.1%      0.1%
     101.2              14%       4/30/2007     0.1%      0.1%
      101                                       0.2%      0.2%

      102                                       0.2%                    1.8%
      103                                       0.2%                    1.8%
      104               10%       9/30/2009     0.2%      0.2%
      105               12%       1/31/2009     0.2%      0.2%
      106               10%       8/31/2009     0.2%      0.2%
      107                                       0.2%      0.2%
      108               12%       10/31/2007    0.2%      0.2%
      109                                       0.2%                    1.6%
      110                                       0.2%      0.2%
      111               25%       12/31/2010    0.1%      0.2%
      112                9%       11/30/2007    0.1%      0.2%
      113               12%       9/26/2007     0.1%      0.2%
      114                                       0.1%      0.2%
      115                                       0.1%      0.2%
      116                                       0.1%      0.1%
      117                                       0.1%      0.1%
      118                                       0.1%      0.1%
      119               15%       7/15/2009     0.1%      0.1%
      120                8%       5/31/2006     0.1%      0.1%
      121                                       0.1%      0.1%
      122               11%       7/31/2007     0.1%      0.1%
      123                                       0.1%                    1.1%
      124                                       0.1%                    1.1%
      125                                       0.1%                    1.0%
      126                8%       5/31/2008     0.1%      0.1%
      127                3%       10/31/2011    0.1%      0.1%
      128                                       0.1%                    0.9%
      129               19%       2/28/2015     0.1%      0.1%
      130                                       0.1%      0.1%
      131               18%       7/31/2007     0.1%      0.1%
      132                                       0.1%      0.1%
      133                                       0.1%                    0.6%
      134                                       0.1%                    0.6%
      135               11%       10/31/2006    0.0%      0.1%
-----------------------------------------------------------------------------------

===================================================================================

(i)    For purposes of retail subtype tables the following loans were reclassified as "anchored": Loan Nos. 58568, 58649, 58687, 20040448, and
       42295. Additionally, the following loans were reclassified as
       "unanchored": Loans Nos. 58590 and 20040467.

(ii)   Administrative Fee Rate includes the Sub-Servicing Fee Rate.

(iii)  For Mortgage Loans which accrue interest on the basis of actual days elapsed each calendar month and a 360-day yr. or a 365-day yr., the amortization term is the term over which the Mortgage Loans would amortize if interest accrued and was paid on the basis of a 360-day yr.
       consisting of twelve 30-day months. The actual amortization would be longer.

                    PREPAYMENT LOCK-OUT/PREPAYMENT ANALYSIS
                  BASED ON OUTSTANDING PRINCIPAL BALANCE(1)(2)
                               ALL MORTGAGE LOANS

                           APR-05          APR-06          APR-07          APR-08

Locked Out ..........        99.53%          99.54%          90.51%          79.46%
Yield
 Maintenance(3) .....         0.47%           0.46%           9.49%          20.54%
Fixed Prepayment
 Premium ............         0.00%           0.00%           0.00%           0.00%
Open ................         0.00%           0.00%           0.00%           0.00%
Total ...............       100.00%         100.00%         100.00%         100.00%
                         ---------       ---------       ---------       ---------
Total Balance(4)
 (in millions) ......   $ 2,322.09      $ 2,308.66      $ 2,292.47      $ 2,087.61
Percent of
 Mortgage Pool
 Balance(5) .........       100.00%          99.42%          98.72%          89.90%
                        ----------      ----------      ----------      ----------

                           APR-09          APR-10          APR-11          APR-12         APR-13        APR-14       APR-15

Locked Out ..........        78.52%          86.58%          86.52%          91.86%        91.35%        91.48%       100.00%
Yield
 Maintenance(3) .....        21.26%          13.42%          13.48%           8.14%         8.38%         8.52%         0.00%
Fixed Prepayment
 Premium ............         0.22%           0.00%           0.00%           0.00%         0.00%         0.00%         0.00%
Open ................         0.00%           0.00%           0.00%           0.00%         0.27%         0.00%         0.00%
Total ...............       100.00%         100.00%         100.00%         100.00%       100.00%       100.00%       100.00%
                         ---------       ---------       ---------       ---------       -------       -------        ------
Total Balance(4)
 (in millions) ......   $ 2,066.15      $ 1,447.15      $ 1,423.03      $ 1,008.99      $ 972.63      $ 950.00     $   3.18
Percent of
 Mortgage Pool
 Balance(5) .........        88.98%          62.32%          61.28%          43.45%        41.89%        40.91%         0.14%
                        ----------      ----------      ----------      ----------      --------      --------     ---------

                         APR-16       APR-17       APR-18       APR-19

Locked Out ..........     100.00%      100.00%      100.00%      100.00%
Yield
 Maintenance(3) .....       0.00%        0.00%        0.00%        0.00%
Fixed Prepayment
 Premium ............       0.00%        0.00%        0.00%        0.00%
Open ................       0.00%        0.00%        0.00%        0.00%
Total ...............     100.00%      100.00%      100.00%      100.00%
                          ------       ------       ------       ------
Total Balance(4)
 (in millions) ......  $   3.10     $   3.02     $   2.93     $   2.84
Percent of
 Mortgage Pool
 Balance(5) .........       0.13%        0.13%        0.13%        0.12%
                       ---------    ---------    ---------    ---------

-------
(1)   Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
      Loans (except that an ARD Loan will be repaid on its Anticipated
      Repayment Date), if any.

(2)   Numbers may not total to 100% due to rounding.

(3)   As of the Cut-off Date, one Mortgage Loan, representing 0.3% of the
      Initial Pool Balance (0.3% of the Group 1 Balance), is not subject to a
      Lock-out Period but is subject to prepayment premiums or yield maintenance charges. Another Mortgage Loan, representing 0.2% of the
      Initial Pool Balance (2.2% of the Group 2 Balance), is not subject to a
      Lock-out Period but is subject to prepayment premiums or yield maintenance charges for an initial period and to a fixed 1% Fixed
      Prepayment Premium during a subsequent period. In addition, as of the
      Cut-off Date, 20 Mortgage Loans, representing 16.8% of the Initial Pool
      Balance (18.2% of the Group 1 Balance and 3.6% of the Group 2 Balance),
      are subject to prepayment premiums or yield maintenance charges after the lock-out period. In addition, one Mortgage Loan, representing 2.4% of the
      Initial Pool Balance (2.7% of the Group 1 Balance), is subject to a
      Lock-out Period, followed by a period during which any prepayment is subject to prepayment premiums or yield maintenance charges and thereafter a period during which the related borrower has the option of either yield maintenance or defeasance; however, such Mortgage Loan was modeled as yield maintenance. The remaining Mortgage Loans, representing
      80.3% of the Initial Pool Balance (78.9% of the Group 1 Balance and 94.1%
      of the Group 2 Balance), are subject to defeasance after an initial restriction period. All of the above-described Mortgage Loans also have an open period on or prior to maturity during which prepayment may be made without any required prepayment premiums or yield maintenance charges.

(4)   Assumes Cut-off Date Balance for initial balance and no prepayments thereafter other than permitted voluntary prepayments.

(5)   As of the Cut-off Date.

                                      A-2

                          MORTGAGE POOL PROPERTY TYPE

                                                             % OF
                            NUMBER OF      AGGREGATE        INITIAL
                            MORTGAGED     CUT-OFF DATE       POOL
      PROPERTY TYPE        PROPERTIES       BALANCE       BALANCE(1)
------------------------- ------------ ----------------- ------------

Retail ..................       50      $  830,968,100        35.8%
 Anchored ...............       18         702,238,275        30.2
 Unanchored .............       28         115,719,638         5.0
 Shadow Anchored ........        4          13,010,187         0.6
Office ..................       35         767,898,254        33.1
Multifamily .............       26         258,552,485        11.1
Hotel ...................       15         214,121,216         9.2
Self Storage ............       24         103,452,561         4.5
Industrial ..............        9          70,350,047         3.0
Manufactured Housing.....        4          54,019,175         2.3
Parking Garage ..........        4          22,729,105         1.0
                                --      --------------       -----
Total/Wtd Avg ...........      167      $2,322,090,942       100.0%
                               ===      ==============       =====

                             WEIGHTED                       WEIGHTED                      WEIGHTED
                              AVERAGE        MIN/MAX         AVERAGE        MIN/MAX       AVERAGE
                           UNDERWRITTEN    UNDERWRITTEN   CUT-OFF DATE    CUT-OFF DATE    MORTGAGE
      PROPERTY TYPE            DSCR            DSCR         LTV RATIO      LTV RATIO        RATE
------------------------- -------------- --------------- -------------- --------------- -----------

Retail ..................       1.85x    1.20x / 2.61x         63.3%    51.1% / 79.8%       4.849%
 Anchored ...............       1.93x    1.20x / 2.61x         61.6%    51.1% / 79.8%       4.757%
 Unanchored .............       1.42x    1.23x / 1.69x         72.4%    59.9% / 79.6%       5.355%
 Shadow Anchored ........       1.42x    1.37x / 1.52x         72.0%    61.0% / 74.6%       5.340%
Office ..................       1.65x    1.16x / 2.52x         69.3%    58.6% / 79.8%       5.036%
Multifamily .............       1.37x    1.20x / 1.78x         76.4%    52.2% / 81.9%       5.216%
Hotel ...................       1.60x    1.44x / 2.01x         64.1%    59.0% / 74.2%       5.476%
Self Storage ............       1.53x    1.20x / 1.76x         67.2%    59.9% / 80.0%       5.392%
Industrial ..............       1.41x    1.25x / 2.62x         71.1%    41.5% / 79.9%       5.306%
Manufactured Housing.....       1.22x    1.20x / 1.28x         78.8%    69.7% / 80.0%       5.237%
Parking Garage ..........       1.42x    1.35x / 1.80x         66.2%    59.0% / 67.6%       5.717%
Total/Wtd Avg ...........       1.66x    1.16x / 2.62x         67.6%    41.5% / 81.9%       5.065%

----------
(1)   Because this table represents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts (generally allocating the Mortgage Loan principal amount to each of those Mortgaged Properties by appraised values of the Mortgaged
      Properties if not otherwise specified in the related Mortgage Note or
      Mortgage Loan documents). Those amounts are set forth in Annex A to this prospectus supplement.

                           LOAN GROUP 1 PROPERTY TYPE

                            NUMBER OF      AGGREGATE         % OF
                            MORTGAGED     CUT-OFF DATE      GROUP 1
      PROPERTY TYPE        PROPERTIES       BALANCE       BALANCE(1)
------------------------- ------------ ----------------- ------------

Retail ..................       50      $  830,968,100        39.5%
 Anchored ...............       18         702,238,275        33.4
 Unanchored .............       28         115,719,638         5.5
 Shadow Anchored ........        4          13,010,187         0.6
Office ..................       35         767,898,254        36.5
Hotel ...................       15         214,121,216        10.2
Self Storage ............       24         103,452,561         4.9
Industrial ..............        9          70,350,047         3.3
Multifamily .............        4          47,834,916         2.3
Manufactured Housing.....        2          45,552,558         2.2
Parking Garage ..........        4          22,729,105         1.1
                                --      --------------       -----
Total/Wtd Avg ...........      143      $2,102,906,756       100.0%
                               ===      ==============       =====

                             WEIGHTED                       WEIGHTED                      WEIGHTED
                              AVERAGE        MIN/MAX         AVERAGE        MIN/MAX       AVERAGE
                           UNDERWRITTEN    UNDERWRITTEN   CUT-OFF DATE    CUT-OFF DATE    MORTGAGE
      PROPERTY TYPE            DSCR            DSCR         LTV RATIO      LTV RATIO        RATE
------------------------- -------------- --------------- -------------- --------------- -----------

Retail ..................       1.85x    1.20x / 2.61x         63.3%    51.1% / 79.8%       4.849%
 Anchored ...............       1.93x    1.20x / 2.61x         61.6%    51.1% / 79.8%       4.757%
 Unanchored .............       1.42x    1.23x / 1.69x         72.4%    59.9% / 79.6%       5.355%
 Shadow Anchored ........       1.42x    1.37x / 1.52x         72.0%    61.0% / 74.6%       5.340%
Office ..................       1.65x    1.16x / 2.52x         69.3%    58.6% / 79.8%       5.036%
Hotel ...................       1.60x    1.44x / 2.01x         64.1%    59.0% / 74.2%       5.476%
Self Storage ............       1.53x    1.20x / 1.76x         67.2%    59.9% / 80.0%       5.392%
Industrial ..............       1.41x    1.25x / 2.62x         71.1%    41.5% / 79.9%       5.306%
Multifamily .............       1.41x    1.20x / 1.50x         76.8%    67.8% / 79.8%       5.293%
Manufactured Housing.....       1.20x    1.20x / 1.25x         80.0%    79.8% / 80.0%       5.203%
Parking Garage ..........       1.42x    1.35x / 1.80x         66.2%    59.0% / 67.6%       5.717%
Total/Wtd Avg ...........       1.69x    1.16x / 2.62x         66.7%    41.5% / 80.0%       5.050%

----------
(1)   Because this table represents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts (generally allocating the Mortgage Loan principal amount to each of those Mortgaged Properties by appraised values of the Mortgaged
      Properties if not otherwise specified in the related Mortgage Note or
      Mortgage Loan documents). Those amounts are set forth in Annex A to this prospectus supplement.

                           LOAN GROUP 2 PROPERTY TYPE

                                                                      WEIGHTED
                            NUMBER OF     AGGREGATE       % OF         AVERAGE
                            MORTGAGED   CUT-OFF DATE     GROUP 2    UNDERWRITTEN
      PROPERTY TYPE        PROPERTIES      BALANCE     BALANCE(1)       DSCR
------------------------- ------------ -------------- ------------ --------------

Multifamily .............      22       $210,717,569       96.1%         1.36x
Manufactured Housing.....       2          8,466,617        3.9          1.27x
                               --       ------------      -----
Total/Wtd Avg ...........      24       $219,184,186      100.0%         1.36x
                               ==       ============      =====

                                             WEIGHTED                      WEIGHTED
                              MIN/MAX         AVERAGE        MIN/MAX       AVERAGE
                            UNDERWRITTEN   CUT-OFF DATE    CUT-OFF DATE    MORTGAGE
      PROPERTY TYPE             DSCR         LTV RATIO      LTV RATIO        RATE
------------------------- --------------- -------------- --------------- -----------

Multifamily ............. 1.20x / 1.78x         76.3%    52.2% / 81.9%       5.199%
Manufactured Housing..... 1.26x / 1.28x         72.5%    69.7% / 76.3%       5.418%
Total/Wtd Avg ........... 1.20x / 1.78x         76.2%    52.2% / 81.9%       5.207%

----------
(1)   Because this table represents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts (generally allocating the Mortgage Loan principal amount to each of those Mortgaged Properties by appraised values of the Mortgaged
      Properties if not otherwise specified in the related Mortgage Note or
      Mortgage Loan documents). Those amounts are set forth in Annex A to this prospectus supplement.

                                      A-3

                      MORTGAGE POOL CUT-OFF DATE BALANCES

                                                                      % OF      WEIGHTED       WEIGHTED      WEIGHTED
              RANGE OF                NUMBER OF      AGGREGATE      INITIAL      AVERAGE        AVERAGE      AVERAGE
            CUT-OFF DATE               MORTGAGE     CUT-OFF DATE      POOL    UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
              BALANCES                  LOANS         BALANCE       BALANCE       DSCR         LTV RATIO       RATE
------------------------------------ ----------- ----------------- --------- -------------- -------------- -----------

$1,147,230 - $1,999,999.............       8      $   12,405,374       0.5%        1.52x          70.6%        5.490%
$2,000,000 - $2,999,999.............      11          27,947,446       1.2         1.31x          70.6%        5.527%
$3,000,000 - $3,999,999.............      18          63,469,558       2.7         1.33x          75.1%        5.603%
$4,000,000 - 4,999,999..............      12          54,766,350       2.4         1.36x          73.5%        5.397%
$5,000,000 - $7,499,999.............      26         161,702,056       7.0         1.52x          70.1%        5.377%
$7,500,000 - $9,999,999.............      12         100,525,054       4.3         1.42x          70.6%        5.402%
$10,000,000 - $14,999,999...........      10         122,278,372       5.3         1.54x          65.5%        5.280%
$15,000,000 - $19,999,999...........       7         121,649,186       5.2         1.39x          74.7%        5.330%
$20,000,000 - $29,999,999...........       5         117,249,157       5.0         1.56x          68.0%        5.232%
$30,000,000 - $49,999,999...........      15         555,067,614      23.9         1.61x          70.1%        5.088%
$50,000,000 - $99,999,999...........       8         532,816,750      22.9         1.65x          69.3%        5.020%
$100,000,000 - $193,714,025.........       3         452,214,025      19.5         2.08x          57.6%        4.575%
                                          --      --------------     -----
Total/Wtd Avg ......................     135      $2,322,090,942     100.0%        1.66x          67.6%        5.065%
                                         ===      ==============     =====

                       LOAN GROUP 1 CUT-OFF DATE BALANCES

                                                                                WEIGHTED       WEIGHTED      WEIGHTED
              RANGE OF                NUMBER OF      AGGREGATE        % OF       AVERAGE        AVERAGE      AVERAGE
            CUT-OFF DATE               MORTGAGE     CUT-OFF DATE    GROUP 1   UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
              BALANCES                  LOANS         BALANCE       BALANCE       DSCR         LTV RATIO       RATE
------------------------------------ ----------- ----------------- --------- -------------- -------------- -----------

$1,147,230 - $1,999,999.............       5      $    7,796,283       0.4%        1.62x          70.7%        5.345%
$2,000,000 - $2,999,999.............       8          20,771,289       1.0         1.31x          71.2%        5.543%
$3,000,000 - $3,999,999.............      15          51,907,024       2.5         1.33x          74.3%        5.600%
$4,000,000 - $4,999,999.............      10          44,904,067       2.1         1.38x          73.5%        5.380%
$5,000,000 - $7,499,999.............      22         136,384,145       6.5         1.54x          70.3%        5.408%
$7,500,000 - $9,999,999.............       9          73,997,859       3.5         1.44x          69.1%        5.450%
$10,000,000 - $14,999,999...........       8          96,928,372       4.6         1.62x          64.3%        5.353%
$15,000,000 - $19,999,999...........       5          89,370,171       4.2         1.45x          72.9%        5.256%
$20,000,000 - 29,999,999............       5         117,249,157       5.6         1.56x          68.0%        5.232%
$30,000,000 - $49,999,999...........      13         478,567,614      22.8         1.63x          68.4%        5.108%
$50,000,000 - $99,999,999...........       8         532,816,750      25.3         1.65x          69.3%        5.020%
$100,000,000 - $193,714,025.........       3         452,214,025      21.5         2.08x          57.6%        4.575%
                                          --      --------------     -----
Total/Wtd Avg ......................     111      $2,102,906,756     100.0%        1.69x          66.7%        5.050%
                                         ===      ==============     =====

                       LOAN GROUP 2 CUT-OFF DATE BALANCES

                                                                                    WEIGHTED         WEIGHTED        WEIGHTED
              RANGE OF                 NUMBER OF       AGGREGATE        % OF         AVERAGE          AVERAGE        AVERAGE
            CUT-OFF DATE                MORTGAGE     CUT-OFF DATE     GROUP 2     UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
              BALANCES                   LOANS          BALANCE       BALANCE         DSCR           LTV RATIO         RATE
-----------------------------------   -----------   --------------   ---------   --------------   --------------   -----------

$1,304,702 - $1,999,999............         3        $  4,609,091        2.1%          1.36x            70.5%          5.736%
$2,000,000 - $2,999,999............         3           7,176,156        3.3           1.32x            69.0%          5.480%
$3,000,000 - $3,999,999............         3          11,562,535        5.3           1.31x            78.7%          5.613%
$4,000,000 - $4,999,999............         2           9,862,283        4.5           1.25x            73.5%          5.477%
$5,000,000 - $7,499,999............         4          25,317,911       11.6           1.41x            68.9%          5.209%
$7,500,000 - $9,999,999............         3          26,527,195       12.1           1.34x            74.7%          5.268%
$10,000,000 - $14,999,999..........         2          25,350,000       11.6           1.26x            70.2%          5.000%
$15,000,000 - $29,999,999..........         2          32,279,015       14.7           1.22x            79.7%          5.537%
$30,000,000 - $42,500,000 .........         2          76,500,000       34.9           1.46x            80.5%          4.962%
                                            -        ------------      -----
Total/Wtd Avg .....................        24        $219,184,186      100.0%          1.36x            76.2%          5.207%
                                           ==        ============      =====

                                      A-4

                     MORTGAGE POOL GEOGRAPHIC DISTRIBUTION

                                                                    % OF        WEIGHTED       WEIGHTED      WEIGHTED
                                   NUMBER OF      AGGREGATE        INITIAL       AVERAGE        AVERAGE      AVERAGE
                                   MORTGAGED     CUT-OFF DATE       POOL      UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
   MORTGAGED PROPERTY LOCATION    PROPERTIES       BALANCE       BALANCE(1)       DSCR         LTV RATIO       RATE
-------------------------------- ------------ ----------------- ------------ -------------- -------------- -----------

Nevada .........................        8      $  302,830,338        13.0%        2.01x          59.1%        4.256%
California .....................       26         276,927,830        11.9         1.46x          68.3%        5.287%
Georgia ........................       13         251,533,943        10.8         1.52x          72.1%        5.292%
Florida ........................       19         199,227,960         8.6         1.60x          70.7%        5.152%
Minnesota ......................        4         189,229,039         8.1         2.15x          53.6%        5.028%
Illinois .......................        6         155,290,000         6.7         2.12x          64.0%        4.610%
Texas ..........................        7         111,957,101         4.8         1.43x          72.8%        5.335%
Pennsylvania ...................        3          94,400,000         4.1         1.42x          74.3%        5.155%
New Jersey .....................        5          86,203,420         3.7         1.53x          72.2%        5.429%
Ohio ...........................        5          58,979,804         2.5         1.52x          74.1%        5.252%
Alabama ........................        4          49,068,964         2.1         1.33x          77.2%        5.150%
South Carolina .................        3          47,740,000         2.1         1.88x          74.0%        4.805%
North Carolina .................        2          46,200,000         2.0         1.43x          74.6%        4.867%
Kentucky .......................        5          43,517,299         1.9         1.45x          64.0%        5.199%
Washington .....................        8          42,802,792         1.8         1.25x          69.6%        5.349%
Indiana ........................       11          40,844,405         1.8         1.42x          74.1%        5.358%
Virginia .......................        6          40,615,478         1.7         1.36x          70.8%        5.507%
Arizona ........................        2          40,120,000         1.7         2.37x          59.0%        4.268%
Tennessee ......................        4          39,062,219         1.7         1.51x          69.0%        5.578%
Louisiana ......................        3          28,679,743         1.2         1.25x          78.3%        5.632%
Oregon .........................        3          25,860,439         1.1         1.55x          65.5%        5.486%
Utah ...........................        3          25,719,044         1.1         1.33x          78.2%        5.266%
Maryland .......................        2          24,984,710         1.1         1.38x          69.4%        5.314%
Connecticut ....................        2          24,602,425         1.1         1.17x          66.6%        5.562%
Missouri .......................        2          24,014,605         1.0         1.44x          67.6%        5.500%
Massachusetts ..................        2          20,043,323         0.9         1.82x          63.6%        5.434%
New York .......................        3          10,069,209         0.4         1.27x          73.8%        5.426%
Vermont ........................        1           5,492,925         0.2         1.47x          74.2%        5.960%
Kansas .........................        1           3,732,215         0.2         1.20x          79.4%        6.240%
New Mexico .....................        1           3,588,277         0.2         1.26x          76.3%        5.569%
Michigan .......................        1           3,020,000         0.1         1.43x          67.9%        5.360%
Idaho ..........................        1           2,900,000         0.1         1.27x          78.4%        5.657%
Wisconsin ......................        1           2,833,437         0.1         1.28x          79.8%        5.599%
                                       --      --------------       -----
TOTAL / WEIGHTED AVERAGE .......      167      $2,322,090,942       100.0%        1.66X          67.6%        5.065%
                                      ===      ==============       =====

----------
(1)   Because this table represents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts (generally allocating the Mortgage Loan principal amount to each of those Mortgaged Properties by appraised values of the Mortgaged
      Properties if not otherwise specified in the related Mortgage Note or
      Mortgage Loan documents). Those amounts are set forth in Annex A to this prospectus supplement.

     [X] The Mortgaged Properties are located throughout 33 states.

                                      A-5

                      LOAN GROUP 1 GEOGRAPHIC DISTRIBUTION

                                                                                     WEIGHTED         WEIGHTED        WEIGHTED
                                  NUMBER OF        AGGREGATE           % OF           AVERAGE          AVERAGE        AVERAGE
                                  MORTGAGED       CUT-OFF DATE        GROUP 1      UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
 MORTGAGED PROPERTY LOCATION     PROPERTIES         BALANCE         BALANCE(1)         DSCR           LTV RATIO         RATE
-----------------------------   ------------   -----------------   ------------   --------------   --------------   -----------

Nevada ......................          7        $  287,681,773          13.7%           2.05x            58.0%          4.201%
California ..................         23           259,994,789          12.4            1.47x            68.6%          5.289%
Georgia .....................         11           239,100,000          11.4            1.52x            72.1%          5.294%
Florida .....................         18           190,898,724           9.1            1.61x            70.7%          5.152%
Minnesota ...................          4           189,229,039           9.0            2.15x            53.6%          5.028%
Illinois ....................          6           155,290,000           7.4            2.12x            64.0%          4.610%
Texas .......................          7           111,957,101           5.3            1.43x            72.8%          5.335%
Pennsylvania ................          3            94,400,000           4.5            1.42x            74.3%          5.155%
New Jersey ..................          5            86,203,420           4.1            1.53x            72.2%          5.429%
Ohio ........................          3            49,065,197           2.3            1.56x            72.9%          5.217%
Indiana .....................         11            40,844,405           1.9            1.42x            74.1%          5.358%
Virginia ....................          6            40,615,478           1.9            1.36x            70.8%          5.507%
Arizona .....................          2            40,120,000           1.9            2.37x            59.0%          4.268%
Kentucky ....................          4            39,530,453           1.9            1.46x            62.4%          5.167%
Tennessee ...................          3            37,072,436           1.8            1.50x            68.6%          5.569%
North Carolina ..............          1            31,600,000           1.5            1.52x            74.3%          4.865%
Utah ........................          3            25,719,044           1.2            1.33x            78.2%          5.266%
Maryland ....................          2            24,984,710           1.2            1.38x            69.4%          5.314%
Connecticut .................          2            24,602,425           1.2            1.17x            66.6%          5.562%
Missouri ....................          2            24,014,605           1.1            1.44x            67.6%          5.500%
Oregon ......................          2            21,873,028           1.0            1.59x            62.9%          5.438%
Washington ..................          5            21,499,169           1.0            1.26x            72.0%          5.474%
Massachusetts ...............          2            20,043,323           1.0            1.82x            63.6%          5.434%
South Carolina ..............          2            13,740,000           0.7            2.39x            54.3%          4.869%
New York ....................          2             7,777,016           0.4            1.25x            73.7%          5.449%
Vermont .....................          1             5,492,925           0.3            1.47x            74.2%          5.960%
Louisiana ...................          1             5,387,046           0.3            1.37x            74.3%          5.370%
Kansas ......................          1             3,732,215           0.2            1.20x            79.4%          6.240%
Michigan ....................          1             3,020,000           0.1            1.43x            67.9%          5.360%
Idaho .......................          1             2,900,000           0.1            1.27x            78.4%          5.657%
Wisconsin ...................          1             2,833,437           0.1            1.28x            79.8%          5.599%
Alabama .....................          1             1,685,000           0.1            2.61x            51.1%          5.060%
                                      --        --------------         -----
Total/Wtd Avg ...............        143        $2,102,906,756         100.0%           1.69x            66.7%          5.050%
                                     ===        ==============         =====

----------
(1)   Because this table represents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts (generally allocating the Mortgage Loan principal amount to each of those Mortgaged Properties by appraised values of the Mortgaged
      Properties if not otherwise specified in the related Mortgage Note or
      Mortgage Loan documents). Those amounts are set forth in Annex A to this prospectus supplement.

     [X] The Mortgaged Properties are located throughout 32 states.

                                      A-6

                      LOAN GROUP 2 GEOGRAPHIC DISTRIBUTION

                                                                                  WEIGHTED         WEIGHTED        WEIGHTED
                                  NUMBER OF       AGGREGATE         % OF           AVERAGE          AVERAGE        AVERAGE
                                  MORTGAGED     CUT-OFF DATE       GROUP 2      UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
 MORTGAGED PROPERTY LOCATION     PROPERTIES        BALANCE       BALANCE(1)         DSCR           LTV RATIO         RATE
-----------------------------   ------------   --------------   ------------   --------------   --------------   -----------

Alabama .....................         3         $ 47,383,964         21.6%           1.29x            78.1%          5.153%
South Carolina ..............         1           34,000,000         15.5            1.68x            81.9%          4.780%
Louisiana ...................         2           23,292,697         10.6            1.23x            79.2%          5.693%
Washington ..................         3           21,303,623          9.7            1.24x            67.3%          5.223%
California ..................         3           16,933,042          7.7            1.29x            64.3%          5.258%
Nevada ......................         1           15,148,565          6.9            1.20x            79.6%          5.294%
North Carolina ..............         1           14,600,000          6.7            1.24x            75.3%          4.871%
Georgia .....................         2           12,433,943          5.7            1.55x            73.5%          5.246%
Ohio ........................         2            9,914,607          4.5            1.33x            79.6%          5.424%
Florida .....................         1            8,329,236          3.8            1.50x            71.8%          5.150%
Oregon ......................         1            3,987,411          1.8            1.32x            79.7%          5.750%
Kentucky ....................         1            3,986,847          1.8            1.35x            79.7%          5.517%
New Mexico ..................         1            3,588,277          1.6            1.26x            76.3%          5.569%
New York ....................         1            2,292,193          1.0            1.32x            73.9%          5.347%
Tennessee ...................         1            1,989,782          0.9            1.56x            76.5%          5.750%
                                      -         ------------        -----
Total/Wtd Avg ...............        24         $219,184,186        100.0%           1.36x            76.2%          5.207%
                                     ==         ============        =====

----------
(1)   Because this table represents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts (generally allocating the Mortgage Loan principal amount to each of those Mortgaged Properties by appraised values of the Mortgaged
      Properties if not otherwise specified in the related Mortgage Note or
      Mortgage Loan documents). Those amounts are set forth in Annex A to this prospectus supplement.

     [X] The Mortgaged Properties are located throughout 15 states.

                                      A-7

             MORTGAGE POOL UNDERWRITTEN DEBT SERVICE COVERAGE RATIO

                                                                % OF        WEIGHTED         WEIGHTED        WEIGHTED
                            NUMBER OF        AGGREGATE        INITIAL        AVERAGE          AVERAGE        AVERAGE
        RANGE OF             MORTGAGE       CUT-OFF DATE        POOL      UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
  UNDERWRITTEN DSCR(S)        LOANS           BALANCE         BALANCE         DSCR           LTV RATIO         RATE
------------------------   -----------   -----------------   ---------   --------------   --------------   -----------

1.16x - 1.19x .........         2        $   31,007,982         1.3%          1.17x            67.2%          5.484%
1.20x - 1.24x .........        21           177,434,520         7.6           1.22x            75.9%          5.381%
1.25x - 1.29x .........        27           276,849,403        11.9           1.27x            73.1%          5.386%
1.30x - 1.34x .........        16           203,754,072         8.8           1.31x            76.0%          5.264%
1.35x - 1.39x .........        17           186,827,168         8.0           1.38x            72.0%          5.307%
1.40x - 1.49x .........        14           286,957,276        12.4           1.44x            70.8%          5.449%
1.50x - 1.59x .........        11           227,780,353         9.8           1.53x            71.6%          5.181%
1.60x - 1.69x .........         8           204,271,303         8.8           1.66x            71.9%          5.069%
1.70x - 1.79x .........         4            97,928,788         4.2           1.77x            67.3%          5.293%
1.80x - 1.89x .........         2            53,029,039         2.3           1.81x            59.3%          5.432%
1.90x - 2.62x .........        13           576,251,038        24.8           2.35x            54.2%          4.332%
                                --        --------------       -----
Total/Wtd Avg ..........       135        $2,322,090,942       100.0%          1.66x            67.6%          5.065%
                               ===        ==============       =====

             LOAN GROUP 1 UNDERWRITTEN DEBT SERVICE COVERAGE RATIO

                                                                            WEIGHTED         WEIGHTED        WEIGHTED
                            NUMBER OF        AGGREGATE          % OF         AVERAGE          AVERAGE        AVERAGE
        RANGE OF             MORTGAGE       CUT-OFF DATE      GROUP 1     UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
  UNDERWRITTEN DSCR(S)        LOANS           BALANCE         BALANCE         DSCR           LTV RATIO         RATE
------------------------   -----------   -----------------   ---------   --------------   --------------   -----------

1.16x - 1.19x .........         1        $   21,410,023         1.0%          1.16x            64.7%          5.581%
1.20x - 1.24x .........        13           110,790,006         5.3           1.22x            75.7%          5.381%
1.25x - 1.29x .........        22           212,740,723        10.1           1.27x            72.5%          5.449%
1.30x - 1.34x .........        14           197,474,468         9.4           1.31x            75.9%          5.254%
1.35x - 1.39x .........        13           166,042,757         7.9           1.38x            71.6%          5.300%
1.40x - 1.49x .........        14           286,957,276        13.6           1.44x            70.8%          5.449%
1.50x - 1.59x .........         9           217,461,334        10.3           1.53x            71.5%          5.177%
1.60x - 1.69x .........         7           170,271,303         8.1           1.66x            69.9%          5.126%
1.70x - 1.79x .........         3            90,478,788         4.3           1.77x            67.0%          5.318%
1.80x - 1.89x .........         2            53,029,039         2.5           1.81x            59.3%          5.432%
1.90x - 2.62x .........        13           576,251,038        27.4           2.35x            54.2%          4.332%
                                --        --------------       -----
Total/Wtd Avg ..........       111        $2,102,906,756       100.0%          1.69x            66.7%          5.050%
                               ===        ==============       =====

             LOAN GROUP 2 UNDERWRITTEN DEBT SERVICE COVERAGE RATIO

                                                                              WEIGHTED         WEIGHTED        WEIGHTED
                                 NUMBER OF       AGGREGATE        % OF         AVERAGE          AVERAGE        AVERAGE
           RANGE OF               MORTGAGE     CUT-OFF DATE     GROUP 2     UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
     UNDERWRITTEN DSCR(S)          LOANS          BALANCE       BALANCE         DSCR           LTV RATIO         RATE
-----------------------------   -----------   --------------   ---------   --------------   --------------   -----------

(less than)  1.20x  .........         1        $  9,597,959        4.4%          1.20x            72.7%          5.267%
1.20x - 1.24x ..............         8          66,644,514       30.4           1.22x            76.1%          5.381%
1.25x - 1.29x ..............         5          64,108,680       29.2           1.28x            75.0%          5.174%
1.30x - 1.34x ..............         2           6,279,604        2.9           1.32x            77.6%          5.603%
1.35x - 1.39x ..............         4          20,784,411        9.5           1.36x            75.2%          5.357%
1.40x - 1.59x ..............         2          10,319,018        4.7           1.51x            72.7%          5.266%
1.60x - 1.69x ..............         1          34,000,000       15.5           1.68x            81.9%          4.780%
1.70x - 1.78x ..............         1           7,450,000        3.4           1.78x            71.0%          4.980%
                                      -        ------------      -----
Total/Wtd Avg ...............        24        $219,184,186      100.0%          1.36x            76.2%          5.207%
                                     ==        ============      =====

                                      A-8

                 MORTGAGE POOL CUT-OFF DATE LOAN-TO-VALUE RATIO

                                                                % OF        WEIGHTED         WEIGHTED        WEIGHTED
        RANGE OF            NUMBER OF        AGGREGATE        INITIAL        AVERAGE          AVERAGE        AVERAGE
      CUT-OFF DATE           MORTGAGE       CUT-OFF DATE        POOL      UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
      LTV RATIO(S)            LOANS           BALANCE         BALANCE         DSCR           LTV RATIO         RATE
------------------------   -----------   -----------------   ---------   --------------   --------------   -----------

41.5% - 49.9% .........         1        $    5,287,013         0.2%          2.62x            41.5%          5.240%
50.0% - 59.9% .........        17           661,871,298        28.5           2.26x            55.0%          4.472%
60.0% - 64.9% .........        12           133,896,096         5.8           1.44x            62.6%          5.360%
65.0% - 69.9% .........        25           425,712,602        18.3           1.47x            67.8%          5.324%
70.0% - 74.9% .........        34           522,763,050        22.5           1.43x            73.2%          5.245%
75.0% - 79.9% .........        43           487,360,883        21.0           1.35x            77.9%          5.374%
80.0% - 81.9% .........         3            85,200,000         3.7           1.40x            80.8%          5.035%
                                --        --------------       -----
Total/Wtd Avg ..........       135        $2,322,090,942       100.0%          1.66x            67.6%          5.065%
                               ===        ==============       =====

                 LOAN GROUP 1 CUT-OFF DATE LOAN-TO-VALUE RATIO

                                                                            WEIGHTED         WEIGHTED        WEIGHTED
        RANGE OF            NUMBER OF        AGGREGATE          % OF         AVERAGE          AVERAGE        AVERAGE
      CUT-OFF DATE           MORTGAGE       CUT-OFF DATE      GROUP 1     UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
      LTV RATIO(S)            LOANS           BALANCE         BALANCE         DSCR           LTV RATIO         RATE
------------------------   -----------   -----------------   ---------   --------------   --------------   -----------

41.5% - 49.9% .........         1        $    5,287,013         0.3%          2.62x            41.5%          5.240%
50.0% - 59.9% .........        15           658,174,533        31.3           2.27x            55.0%          4.465%
60.0% - 64.9% .........         9           111,440,432         5.3           1.47x            62.5%          5.396%
65.0% - 69.9% .........        24           420,834,263        20.0           1.48x            67.8%          5.324%
70.0% - 74.9% .........        30           495,093,662        23.5           1.43x            73.2%          5.250%
75.0% - 79.9% .........        30           360,876,854        17.2           1.38x            77.7%          5.393%
80.0% ..................         2            51,200,000         2.4           1.22x            80.0%          5.204%
                                --        --------------       -----
Total/Wtd Avg ..........       111        $2,102,906,756       100.0%          1.69x            66.7%          5.050%
                               ===        ==============       =====

                 LOAN GROUP 2 CUT-OFF DATE LOAN-TO-VALUE RATIO

                                                                         WEIGHTED         WEIGHTED        WEIGHTED
        RANGE OF            NUMBER OF       AGGREGATE        % OF         AVERAGE          AVERAGE        AVERAGE
      CUT-OFF DATE           MORTGAGE     CUT-OFF DATE     GROUP 1     UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
      LTV RATIO(S)            LOANS          BALANCE       BALANCE         DSCR           LTV RATIO         RATE
------------------------   -----------   --------------   ---------   --------------   --------------   -----------

52.2% - 59.9% .........         2        $  3,696,765        1.7%          1.24x            54.8%          5.580%
60.0% - 64.9% .........         3          22,455,664       10.2           1.29x            63.1%          5.182%
65.0% - 69.9% .........         1           4,878,340        2.2           1.28x            69.7%          5.307%
70.0% - 74.9% .........         4          27,669,388       12.6           1.46x            72.1%          5.161%
75.0% - 79.9% .........        13         126,484,029       57.7           1.27x            78.7%          5.322%
80.0% - 81.9% .........         1          34,000,000       15.5           1.68x            81.9%          4.780%
                                --        ------------      -----
Total/Wtd Avg ..........        24        $219,184,186      100.0%          1.36x            76.2%          5.207%
                                ==        ============      =====

                MORTGAGE POOL MATURITY DATE LOAN-TO-VALUE RATIO

                                                               % OF        WEIGHTED          WEIGHTED        WEIGHTED
        RANGE OF           NUMBER OF        AGGREGATE        INITIAL        AVERAGE          AVERAGE         AVERAGE
     MATURITY DATE          MORTGAGE       CUT-OFF DATE        POOL      UNDERWRITTEN     MATURITY DATE      MORTGAGE
      LTV RATIO(S)           LOANS           BALANCE         BALANCE         DSCR           LTV RATIO          RATE
-----------------------   -----------   -----------------   ---------   --------------   ---------------   -----------

34.5% - 49.9% .........         7        $  221,761,703         9.6%          2.24x            48.6%           3.950%
50.0% - 59.9% .........        52           885,081,837        38.1           1.84x            55.7%           5.085%
60.0% - 64.9% .........        20           237,199,953        10.2           1.40x            61.5%           5.313%
65.0% - 69.9% .........        43           611,149,172        26.3           1.41x            67.3%           5.318%
70.0% - 74.9% .........         7           229,138,277         9.9           1.45x            72.9%           5.127%
75.0% - 81.9% .........         6           137,760,000         5.9           1.45x            78.7%           5.079%
                               --        --------------       -----
Total/Wtd Avg .........       135        $2,322,090,942       100.0%          1.66x            61.7%           5.065%
                              ===        ==============       =====

                                      A-9

                 LOAN GROUP 1 MATURITY DATE LOAN-TO-VALUE RATIO

                                                                               WEIGHTED          WEIGHTED        WEIGHTED
        RANGE OF           NUMBER OF        AGGREGATE            % OF           AVERAGE          AVERAGE         AVERAGE
     MATURITY DATE          MORTGAGE       CUT-OFF DATE        GROUP 1       UNDERWRITTEN     MATURITY DATE      MORTGAGE
      LTV RATIO(S)           LOANS           BALANCE           BALANCE           DSCR           LTV RATIO          RATE
-----------------------   -----------   -----------------   -------------   --------------   ---------------   -----------

34.5% - 49.9% .........         5        $  218,064,937         10.4%            2.26x            48.7%           3.922%
50.0% - 59.9% .........        47           848,134,690         40.3             1.87x            55.7%           5.079%
60.0% - 64.9% .........        16           218,241,972         10.4             1.41x            61.3%           5.308%
65.0% - 69.9% .........        35           547,705,157         26.0             1.43x            67.3%           5.309%
70.0% - 74.9% .........         3           167,000,000          7.9             1.49x            72.8%           5.116%
75.0% - 79.8% .........         5           103,760,000          4.9             1.38x            77.6%           5.176%
                               --        --------------      -------
Total/Wtd Avg .........       111        $2,102,906,756        100.0%            1.69x            61.0%           5.050%
                              ===        ==============      =======

                 LOAN GROUP 2 MATURITY DATE LOAN-TO-VALUE RATIO

                                                                            WEIGHTED          WEIGHTED        WEIGHTED
        RANGE OF            NUMBER OF       AGGREGATE         % OF           AVERAGE          AVERAGE         AVERAGE
      MATURITY DATE          MORTGAGE     CUT-OFF DATE       GROUP 2      UNDERWRITTEN     MATURITY DATE      MORTGAGE
      LTV RATIO(S)            LOANS          BALANCE         BALANCE          DSCR           LTV RATIO          RATE
------------------------   -----------   --------------   ------------   --------------   ---------------   -----------

44.2% - 49.9% ..........         2        $  3,696,765           1.7%          1.24x            46.2%           5.580%
50.0% - 59.9% ..........         5          36,947,147          16.9           1.32x            56.2%           5.233%
60.0% - 64.9% ..........         4          18,957,981           8.6           1.28x            63.4%           5.371%
65.0% - 69.9% ..........         8          63,444,015          28.9           1.24x            67.5%           5.400%
70.0% - 74.9% ..........         4          62,138,277          28.3           1.35x            73.2%           5.157%
75.0% - 81.9% ..........         1          34,000,000          15.5           1.68x            81.9%           4.780%
                                 -        ------------        ------
Total/ Wtd Avg .........        24        $219,184,186         100.0%          1.36x            68.7%           5.207%
                                ==        ============        ======

                          MORTGAGE POOL MORTGAGE RATES

                                                                 % OF        WEIGHTED         WEIGHTED        WEIGHTED
         RANGE OF            NUMBER OF        AGGREGATE        INITIAL        AVERAGE          AVERAGE        AVERAGE
         MORTGAGE             MORTGAGE       CUT-OFF DATE        POOL      UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
          RATES                LOANS           BALANCE         BALANCE         DSCR           LTV RATIO         RATE
-------------------------   -----------   -----------------   ---------   --------------   --------------   -----------

3.731% - 4.499% .........         5        $  352,424,025        15.2%          2.39x            55.0%          3.968%
4.500% - 4.749% .........         3            44,710,000         1.9           2.52x            54.4%          4.597%
4.750% - 4.999% .........         6           276,050,000        11.9           1.91x            63.5%          4.895%
5.000% - 5.249% .........        26           696,167,957        30.0           1.45x            72.1%          5.141%
5.250% - 5.499% .........        49           491,842,837        21.2           1.50x            69.8%          5.365%
5.500% - 5.749% .........        32           380,086,304        16.4           1.36x            71.8%          5.571%
5.750% - 5.999% .........        12            73,542,666         3.2           1.38x            71.6%          5.802%
6.000% - 6.240% .........         2             7,267,153         0.3           1.42x            74.5%          6.203%
                                ---        --------------       -----
Total/Wtd Avg ...........       135        $2,322,090,942       100.0%          1.66x            67.6%          5.065%
                                ===        ==============       =====

                                      A-10

                          LOAN GROUP 1 MORTGAGE RATES

                                                                             WEIGHTED         WEIGHTED        WEIGHTED
         RANGE OF            NUMBER OF        AGGREGATE          % OF         AVERAGE          AVERAGE        AVERAGE
         MORTGAGE             MORTGAGE       CUT-OFF DATE      GROUP 1     UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
          RATES                LOANS           BALANCE         BALANCE         DSCR           LTV RATIO         RATE
-------------------------   -----------   -----------------   ---------   --------------   --------------   -----------

3.731% - 4.499% .........         5        $  352,424,025        16.8%          2.39x            55.0%          3.968%
4.500% - 4.749% .........         3            44,710,000         2.1           2.52x            54.4%          4.597%
4.750% - 4.999% .........         3           220,000,000        10.5           2.00x            59.6%          4.911%
5.000% - 5.249% .........        22           628,883,057        29.9           1.46x            71.8%          5.143%
5.250% - 5.499% .........        42           442,933,717        21.1           1.52x            69.4%          5.370%
5.500% - 5.749% .........        26           357,558,484        17.0           1.37x            71.4%          5.570%
5.750% - 5.999% .........         8            49,130,320         2.3           1.44x            68.5%          5.827%
6.000% - 6.240% .........         2             7,267,153         0.3           1.42x            74.5%          6.203%
                                ---        --------------       -----
Total/Wtd Avg ...........       111        $2,102,906,756       100.0%          1.69x            66.7%          5.050%
                                ===        ==============       =====

                          LOAN GROUP 2 MORTGAGE RATES

                                                                          WEIGHTED         WEIGHTED        WEIGHTED
         RANGE OF            NUMBER OF       AGGREGATE        % OF         AVERAGE          AVERAGE        AVERAGE
         MORTGAGE             MORTGAGE     CUT-OFF DATE     GROUP 2     UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
          RATES                LOANS          BALANCE       BALANCE         DSCR           LTV RATIO         RATE
-------------------------   -----------   --------------   ---------   --------------   --------------   -----------

4.780% - 4.999% .........         3        $ 56,050,000       25.6%          1.58x            78.7%          4.830%
5.000% - 5.249% .........         4          67,284,900       30.7           1.32x            74.7%          5.124%
5.250% - 5.499% .........         7          48,909,120       22.3           1.24x            73.6%          5.314%
5.500% - 5.749% .........         6          22,527,821       10.3           1.26x            77.8%          5.576%
5.750% - 5.751% .........         4          24,412,345       11.1           1.27x            78.0%          5.751%
                                ---        ------------      -----
Total/Wtd Avg ...........        24        $219,184,186      100.0%          1.36x            76.2%          5.207%
                                ===        ============      =====

                    MORTGAGE POOL ORIGINAL TERM TO MATURITY

                                                              % OF        WEIGHTED         WEIGHTED        WEIGHTED
     ORIGINAL TERM         NUMBER OF        AGGREGATE       INITIAL        AVERAGE          AVERAGE        AVERAGE
      TO MATURITY           MORTGAGE      CUT-OFF DATE        POOL      UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
        (MONTHS)             LOANS           BALANCE        BALANCE         DSCR           LTV RATIO         RATE
-----------------------   -----------   ----------------   ---------   --------------   --------------   -----------

 37 -  83 .............        25        $  803,255,787       34.6%          2.09x            59.7%          4.552%
 84 -  99 .............        15           432,785,907       18.6           1.42x            73.9%          5.205%
100 - 179 .............        94         1,082,317,034       46.6           1.43x            70.9%          5.386%
180 ...................         1             3,732,215        0.2           1.20x            79.4%          6.240%
                               --        --------------      -----
Total/Wtd Avg .........       135        $2,322,090,942      100.0%          1.66x            67.6%          5.065%
                              ===        ==============      =====

                     LOAN GROUP 1 ORIGINAL TERM TO MATURITY

                                                                           WEIGHTED         WEIGHTED        WEIGHTED
     ORIGINAL TERM         NUMBER OF        AGGREGATE          % OF         AVERAGE          AVERAGE        AVERAGE
      TO MATURITY           MORTGAGE       CUT-OFF DATE      GROUP 1     UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
        (MONTHS)             LOANS           BALANCE         BALANCE         DSCR           LTV RATIO         RATE
-----------------------   -----------   -----------------   ---------   --------------   --------------   -----------

 37 -  83 .............        20        $  751,046,977        35.7%          2.13x            58.4%          4.525%
 84 -  99 .............        13           375,685,907        17.9           1.45x            73.3%          5.229%
100 - 179 .............        77           972,441,657        46.2           1.45x            70.6%          5.382%
180 ...................         1             3,732,215         0.2           1.20x            79.4%          6.240%
                               --        --------------       -----
Total/Wtd Avg .........       111        $2,102,906,756       100.0%          1.69x            66.7%          5.050%
                              ===        ==============       =====

                                      A-11

                     LOAN GROUP 2 ORIGINAL TERM TO MATURITY

                                                                        WEIGHTED         WEIGHTED        WEIGHTED
     ORIGINAL TERM         NUMBER OF       AGGREGATE        % OF         AVERAGE          AVERAGE        AVERAGE
      TO MATURITY           MORTGAGE     CUT-OFF DATE     GROUP 2     UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
        (MONTHS)             LOANS          BALANCE       BALANCE         DSCR           LTV RATIO         RATE
-----------------------   -----------   --------------   ---------   --------------   --------------   -----------

 60 -  83 .............         5        $ 52,208,809       23.8%          1.61x            78.5%          4.937%
 84 -  99 .............         2          57,100,000       26.1           1.27x            78.4%          5.047%
100 - 120 .............        17         109,875,377       50.1           1.28x            73.9%          5.419%
                               --        ------------      -----
Total/Wtd Avg .........        24        $219,184,186      100.0%          1.36x            76.2%          5.207%
                               ==        ============      =====

                  MORTGAGE POOL ORIGINAL AMORTIZATION TERM (1)

        ORIGINAL                                              % OF        WEIGHTED         WEIGHTED        WEIGHTED
      AMORTIZATION         NUMBER OF        AGGREGATE       INITIAL        AVERAGE          AVERAGE        AVERAGE
          TERM              MORTGAGE      CUT-OFF DATE        POOL      UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
        (MONTHS)             LOANS           BALANCE        BALANCE         DSCR           LTV RATIO         RATE
-----------------------   -----------   ----------------   ---------   --------------   --------------   -----------

Interest Only .........        19        $  623,440,000       26.8%          2.07x            62.5%          4.810%
180 - 239 .............         1             4,150,000        0.2           1.37x            61.0%          5.500%
240 - 359 .............        18           208,543,202        9.0           1.44x            67.9%          5.469%
360 ...................        97         1,485,957,740       64.0           1.52x            69.7%          5.114%
                               --        --------------      -----
Total/Wtd Avg .........       135        $2,322,090,942      100.0%          1.66x            67.6%          5.065%
                              ===        ==============      =====

------------
(1)   For Mortgage Loans which accrue interest on the basis of actual days elapsed during each calendar month and a 360-day year, the amortization term is the term in which the loan would amortize if interest is paid on the basis of a 30-day month and a 360-day year. The actual amortization term would be longer.

                  LOAN GROUP 1 ORIGINAL AMORTIZATION TERM (1)

        ORIGINAL                                                          WEIGHTED         WEIGHTED        WEIGHTED
      AMORTIZATION         NUMBER OF        AGGREGATE         % OF         AVERAGE          AVERAGE        AVERAGE
          TERM              MORTGAGE      CUT-OFF DATE      GROUP 1     UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
        (MONTHS)             LOANS           BALANCE        BALANCE         DSCR           LTV RATIO         RATE
-----------------------   -----------   ----------------   ---------   --------------   --------------   -----------

Interest Only .........        17        $  581,990,000       27.7%          2.09x            61.2%          4.810%
180 - 239 .............         1             4,150,000        0.2           1.37x            61.0%          5.500%
240 - 359 .............        17           202,380,955        9.6           1.44x            67.6%          5.468%
360 ...................        76         1,314,385,801       62.5           1.55x            69.0%          5.091%
                               --        --------------      -----
Total/Wtd Avg .........       111        $2,102,906,756      100.0%          1.69x            66.7%          5.050%
                              ===        ==============      =====

------------
(1)   For Mortgage Loans which accrue interest on the basis of actual days elapsed during each calendar month and a 360-day year, the amortization term is the term in which the loan would amortize if interest is paid on the basis of a 30-day month and a 360-day year. The actual amortization term would be longer.

                  LOAN GROUP 2 ORIGINAL AMORTIZATION TERM (1)

        ORIGINAL                                                        WEIGHTED         WEIGHTED        WEIGHTED
      AMORTIZATION         NUMBER OF       AGGREGATE        % OF         AVERAGE          AVERAGE        AVERAGE
          TERM              MORTGAGE     CUT-OFF DATE     GROUP 2     UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
        (MONTHS)             LOANS          BALANCE       BALANCE         DSCR           LTV RATIO         RATE
-----------------------   -----------   --------------   ---------   --------------   --------------   -----------

Interest Only .........         2        $ 41,450,000       18.9%          1.70x            80.0%          4.816%
275 - 349 .............         1           6,162,247        2.8           1.22x            78.0%          5.530%
350 - 360 .............        21         171,571,939       78.3           1.28x            75.2%          5.290%
                               --        ------------      -----
Total/Wtd Avg .........        24        $219,184,186      100.0%          1.36x            76.2%          5.207%
                               ==        ============      =====

------------
(1)   For Mortgage Loans which accrue interest on the basis of actual days elapsed during each calendar month and a 360-day year, the amortization term is the term in which the loan would amortize if interest is paid on the basis of a 30-day month and a 360-day year. The actual amortization term would be longer.

                                      A-12

                    MORTGAGE POOL REMAINING TERM TO MATURITY

        RANGE OF
       REMAINING                                               % OF        WEIGHTED         WEIGHTED        WEIGHTED
        TERMS TO           NUMBER OF        AGGREGATE        INITIAL        AVERAGE          AVERAGE        AVERAGE
        MATURITY            MORTGAGE       CUT-OFF DATE        POOL      UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
        (MONTHS)             LOANS           BALANCE         BALANCE         DSCR           LTV RATIO         RATE
-----------------------   -----------   -----------------   ---------   --------------   --------------   -----------

 33 -  39 .............         1        $  193,714,025         8.3%          2.32x            52.0%          3.731%
 40 -  59 .............        22           451,291,761        19.4           1.96x            65.3%          4.763%
 60 -  79 .............         1           150,000,000         6.5           2.24x            52.2%          4.922%
 80 - 109 .............        17           445,185,907        19.2           1.42x            73.8%          5.214%
110 - 119 .............        87           941,947,034        40.6           1.43x            70.8%          5.418%
120 - 159 .............         6           136,220,000         5.9           1.47x            71.6%          5.161%
160 - 178 .............         1             3,732,215         0.2           1.20x            79.4%          6.240%
                               --        --------------       -----
Total/Wtd Avg .........       135        $2,322,090,942       100.0%          1.66x            67.6%          5.065%
                              ===        ==============       =====

                    LOAN GROUP 1 REMAINING TERM TO MATURITY

        RANGE OF
       REMAINING                                                           WEIGHTED         WEIGHTED        WEIGHTED
        TERMS TO           NUMBER OF        AGGREGATE          % OF         AVERAGE          AVERAGE        AVERAGE
        MATURITY            MORTGAGE       CUT-OFF DATE      GROUP 1     UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
        (MONTHS)             LOANS           BALANCE         BALANCE         DSCR           LTV RATIO         RATE
-----------------------   -----------   -----------------   ---------   --------------   --------------   -----------

 33 -  39 .............         1        $  193,714,025         9.2%          2.32x            52.0%          3.731%
 40 -  59 .............        17           399,082,952        19.0           2.01x            63.6%          4.740%
 60 -  79 .............         1           150,000,000         7.1           2.24x            52.2%          4.922%
 80 - 109 .............        15           388,085,907        18.5           1.44x            73.1%          5.239%
110 - 119 .............        70           832,071,657        39.6           1.45x            70.4%          5.418%
120 - 159 .............         6           136,220,000         6.5           1.47x            71.6%          5.161%
160 - 178 .............         1             3,732,215         0.2           1.20x            79.4%          6.240%
                               --        --------------       -----
Total/Wtd Avg .........       111        $2,102,906,756       100.0%          1.69x            66.7%          5.050%
                              ===        ==============       =====

                    LOAN GROUP 2 REMAINING TERM TO MATURITY

        RANGE OF
       REMAINING                                                        WEIGHTED         WEIGHTED        WEIGHTED
        TERMS TO           NUMBER OF       AGGREGATE        % OF         AVERAGE          AVERAGE        AVERAGE
        MATURITY            MORTGAGE     CUT-OFF DATE     GROUP 2     UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
        (MONTHS)             LOANS          BALANCE       BALANCE         DSCR           LTV RATIO         RATE
-----------------------   -----------   --------------   ---------   --------------   --------------   -----------

 56 -  79 .............         5        $ 52,208,809       23.8%          1.61x            78.5%          4.937%
 80 - 109 .............         2          57,100,000       26.1           1.27x            78.4%          5.047%
110 - 119 .............        17         109,875,377       50.1           1.28x            73.9%          5.419%
                               --        ------------      -----
Total/Wtd Avg .........        24        $219,184,186      100.0%          1.36x            76.2%          5.207%
                               ==        ============      =====

               MORTGAGE POOL REMAINING STATED AMORTIZATION TERMS

       REMAINING                                              % OF        WEIGHTED         WEIGHTED        WEIGHTED
         STATED            NUMBER OF        AGGREGATE       INITIAL        AVERAGE          AVERAGE        AVERAGE
      AMORTIZATION          MORTGAGE      CUT-OFF DATE        POOL      UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
     TERMS (MONTHS)          LOANS           BALANCE        BALANCE         DSCR           LTV RATIO         RATE
-----------------------   -----------   ----------------   ---------   --------------   --------------   -----------

Interest Only .........        19        $  623,440,000       26.8%          2.07x            62.5%          4.810%
175 - 224 .............         1             4,150,000        0.2           1.37x            61.0%          5.500%
225 - 299 .............        12           166,279,048        7.2           1.46x            66.8%          5.494%
300 - 324 .............         1             2,093,903        0.1           1.29x            74.8%          5.390%
325 - 349 .............         5            40,170,250        1.7           1.33x            72.2%          5.371%
350 - 360 .............        97         1,485,957,740       64.0           1.52x            69.7%          5.114%
                               --        --------------      -----
Total/Wtd Avg .........       135        $2,322,090,942      100.0%          1.66x            67.6%          5.065%
                              ===        ==============      =====

                                      A-13

                LOAN GROUP 1 REMAINING STATED AMORTIZATION TERMS

       REMAINING                                                          WEIGHTED         WEIGHTED        WEIGHTED
         STATED            NUMBER OF        AGGREGATE         % OF         AVERAGE          AVERAGE        AVERAGE
      AMORTIZATION          MORTGAGE      CUT-OFF DATE      GROUP 1     UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
     TERMS (MONTHS)          LOANS           BALANCE        BALANCE         DSCR           LTV RATIO         RATE
-----------------------   -----------   ----------------   ---------   --------------   --------------   -----------

Interest Only .........        17        $  581,990,000       27.7%          2.09x            61.2%          4.810%
175 - 224 .............         1             4,150,000        0.2           1.37x            61.0%          5.500%
225 - 299 .............        11           160,116,801        7.6           1.47x            66.4%          5.493%
300 - 324 .............         1             2,093,903        0.1           1.29x            74.8%          5.390%
325 - 349 .............         5            40,170,250        1.9           1.33x            72.2%          5.371%
350 - 360 .............        76         1,314,385,801       62.5           1.55x            69.0%          5.091%
                               --        --------------      -----
Total/Wtd Avg .........       111        $2,102,906,756      100.0%          1.69x            66.7%          5.050%
                              ===        ==============      =====

                LOAN GROUP 2 REMAINING STATED AMORTIZATION TERMS

       REMAINING                                                        WEIGHTED         WEIGHTED        WEIGHTED
         STATED            NUMBER OF       AGGREGATE        % OF         AVERAGE          AVERAGE        AVERAGE
      AMORTIZATION          MORTGAGE     CUT-OFF DATE     GROUP 2     UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
     TERMS (MONTHS)          LOANS          BALANCE       BALANCE         DSCR           LTV RATIO         RATE
-----------------------   -----------   --------------   ---------   --------------   --------------   -----------

Interest Only .........         2        $ 41,450,000       18.9%          1.70x            80.0%          4.816%
296 - 359 .............        16          85,686,277       39.1           1.29x            75.6%          5.479%
360 ...................         6          92,047,959       42.0           1.27x            75.0%          5.131%
                               --        ------------      -----
Total/Wtd Avg .........        24        $219,184,186      100.0%          1.36x            76.2%          5.207%
                               ==        ============      =====

                            MORTGAGE POOL SEASONING

                                                               % OF        WEIGHTED         WEIGHTED        WEIGHTED
                           NUMBER OF        AGGREGATE        INITIAL        AVERAGE          AVERAGE        AVERAGE
       SEASONING            MORTGAGE       CUT-OFF DATE        POOL      UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
        (MONTHS)             LOANS           BALANCE         BALANCE         DSCR           LTV RATIO         RATE
-----------------------   -----------   -----------------   ---------   --------------   --------------   -----------

 0 -  4 ...............       127        $2,086,415,507        89.9%          1.69x            66.6%          5.028%
 5 - 12 ...............         7           231,525,435        10.0           1.39x            76.6%          5.394%
13 - 23 ...............         1             4,150,000         0.2           1.37x            61.0%          5.500%
                              ---        --------------       -----
Total/Wtd Avg .........       135        $2,322,090,942       100.0%          1.66x            67.6%          5.065%
                              ===        ==============       =====

                             LOAN GROUP 1 SEASONING

                                                                           WEIGHTED         WEIGHTED        WEIGHTED
                           NUMBER OF        AGGREGATE          % OF         AVERAGE          AVERAGE        AVERAGE
       SEASONING            MORTGAGE       CUT-OFF DATE      GROUP 1     UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
        (MONTHS)             LOANS           BALANCE         BALANCE         DSCR           LTV RATIO         RATE
-----------------------   -----------   -----------------   ---------   --------------   --------------   -----------

 0 -  4 ...............       104        $1,869,221,103        88.9%          1.73x            65.5%          5.008%
 5 - 12 ...............         6           229,535,653        10.9           1.39x            76.6%          5.391%
13 - 23 ...............         1             4,150,000         0.2           1.37x            61.0%          5.500%
                              ---        --------------       -----
Total/Wtd Avg .........       111        $2,102,906,756       100.0%          1.69x            66.7%          5.050%
                              ===        ==============       =====

                             LOAN GROUP 2 SEASONING

                                                                        WEIGHTED         WEIGHTED        WEIGHTED
                           NUMBER OF       AGGREGATE        % OF         AVERAGE          AVERAGE        AVERAGE
       SEASONING            MORTGAGE     CUT-OFF DATE     GROUP 2     UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
        (MONTHS)             LOANS          BALANCE       BALANCE         DSCR           LTV RATIO         RATE
-----------------------   -----------   --------------   ---------   --------------   --------------   -----------

0 - 4 .................        23        $217,194,404       99.1%          1.36x            76.2%          5.202%
5 .....................         1           1,989,782        0.9           1.56x            76.5%          5.750%
                               --        ------------      -----
Total/Wtd Avg .........        24        $219,184,186      100.0%          1.36x            76.2%          5.207%
                               ==        ============      =====

                                      A-14

                   MORTGAGE POOL YEAR OF MORTGAGE ORIGINATION

                                                              % OF        WEIGHTED         WEIGHTED        WEIGHTED
                           NUMBER OF        AGGREGATE       INITIAL        AVERAGE          AVERAGE        AVERAGE
        YEAR OF             MORTGAGE      CUT-OFF-DATE        POOL      UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
      ORIGINATION            LOANS           BALANCE        BALANCE         DSCR           LTV RATIO         RATE
-----------------------   -----------   ----------------   ---------   --------------   --------------   -----------

2003 ..................         1        $    4,150,000        0.2%          1.37x            61.0%          5.500%
2004 ..................        73         1,383,597,952       59.6           1.71x            67.4%          4.952%
2005 ..................        61           934,342,990       40.2           1.60x            67.9%          5.231%
                               --        --------------      -----
Total/Wtd Avg .........       135        $2,322,090,942      100.0%          1.66x            67.6%          5.065%
                              ===        ==============      =====

                   LOAN GROUP 1 YEAR OF MORTGAGE ORIGINATION

                                                                          WEIGHTED         WEIGHTED        WEIGHTED
                           NUMBER OF        AGGREGATE         % OF         AVERAGE          AVERAGE        AVERAGE
        YEAR OF             MORTGAGE      CUT-OFF-DATE      GROUP 1     UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
      ORIGINATION            LOANS           BALANCE        BALANCE         DSCR           LTV RATIO         RATE
-----------------------   -----------   ----------------   ---------   --------------   --------------   -----------

2003 ..................         1        $    4,150,000        0.2%          1.37x            61.0%          5.500%
2004 ..................        56         1,254,746,625       59.7           1.74x            66.3%          4.920%
2005 ..................        54           844,010,131       40.1           1.62x            67.4%          5.242%
                               --        --------------      -----
Total/Wtd Avg .........       111        $2,102,906,756      100.0%          1.69x            66.7%          5.050%
                              ===        ==============      =====

                   LOAN GROUP 2 YEAR OF MORTGAGE ORIGINATION

                                                                        WEIGHTED         WEIGHTED        WEIGHTED
                           NUMBER OF       AGGREGATE        % OF         AVERAGE          AVERAGE        AVERAGE
        YEAR OF             MORTGAGE     CUT-OFF-DATE     GROUP 2     UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
      ORIGINATION            LOANS          BALANCE       BALANCE         DSCR           LTV RATIO         RATE
-----------------------   -----------   --------------   ---------   --------------   --------------   -----------

2004 ..................        17        $128,851,327       58.8%          1.37x            78.2%          5.257%
2005 ..................         7          90,332,859       41.2           1.34x            73.3%          5.136%
                               --        ------------      -----
Total/Wtd Avg .........        24        $219,184,186      100.0%          1.36x            76.2%          5.207%
                               ==        ============      =====

                                      A-15

                    MORTGAGE POOL YEAR OF MORTGAGE MATURITY

                                                                % OF         WEIGHTED         WEIGHTED        WEIGHTED
                           NUMBER OF        AGGREGATE         INITIAL         AVERAGE          AVERAGE        AVERAGE
        YEAR OF             MORTGAGE       CUT-OFF DATE         POOL       UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
        MATURITY             LOANS           BALANCE          BALANCE          DSCR           LTV RATIO         RATE
-----------------------   -----------   -----------------   -----------   --------------   --------------   -----------

2008 ..................         1       $  193,714,025            8.3%          2.32x            52.0%          3.731%
2009 ..................         5          129,198,340            5.6           2.11x            64.6%          4.589%
2010 ..................        18          472,093,422           20.3           2.01x            61.3%          4.861%
2012 ..................        16          441,035,907           19.0           1.42x            73.9%          5.212%
2013 ..................         1            4,150,000            0.2           1.37x            61.0%          5.500%
2014 ..................        19          396,544,421           17.1           1.46x            72.1%          5.411%
2015 ..................        74          681,622,613           29.4           1.42x            70.2%          5.371%
2020 ..................         1            3,732,215            0.2           1.20x            79.4%          6.240%
                               --       --------------          -----
Total/Wtd Avg .........       135       $2,322,090,942          100.0%          1.66x            67.6%          5.065%
                              ===       ==============          =====

                     LOAN GROUP 1 YEAR OF MORTGAGE MATURITY

                                                                           WEIGHTED         WEIGHTED        WEIGHTED
                           NUMBER OF        AGGREGATE          % OF         AVERAGE          AVERAGE        AVERAGE
        YEAR OF             MORTGAGE       CUT-OFF DATE      GROUP 1     UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
        MATURITY             LOANS           BALANCE         BALANCE         DSCR           LTV RATIO         RATE
-----------------------   -----------   -----------------   ---------   --------------   --------------   -----------

2008 ..................         1       $  193,714,025          9.2%          2.32x            52.0%          3.731%
2009 ..................         4          124,320,000          5.9           2.14x            64.4%          4.561%
2010 ..................        14          424,762,952         20.2           2.05x            59.3%          4.857%
2012 ..................        14          383,935,907         18.3           1.44x            73.2%          5.236%
2013 ..................         1            4,150,000          0.2           1.37x            61.0%          5.500%
2014 ..................        13          353,494,068         16.8           1.48x            71.3%          5.394%
2015 ..................        63          614,797,590         29.2           1.43x            70.2%          5.375%
2020 ..................         1            3,732,215          0.2           1.20x            79.4%          6.240%
                               --       --------------        -----
Total/Wtd Avg .........       111       $2,102,906,756        100.0%          1.69x            66.7%          5.050%
                              ===       ==============        =====

                     LOAN GROUP 2 YEAR OF MORTGAGE MATURITY

                                                                          WEIGHTED         WEIGHTED        WEIGHTED
                           NUMBER OF       AGGREGATE         % OF          AVERAGE          AVERAGE        AVERAGE
        YEAR OF             MORTGAGE     CUT-OFF DATE      GROUP 2      UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
        MATURITY             LOANS          BALANCE        BALANCE          DSCR           LTV RATIO         RATE
-----------------------   -----------   --------------   -----------   --------------   --------------   -----------

2009 ..................         1       $  4,878,340           2.2%          1.28x            69.7%          5.307%
2010 ..................         4         47,330,470          21.6           1.65x            79.4%          4.899%
2012 ..................         2         57,100,000          26.1           1.27x            78.4%          5.047%
2014 ..................         6         43,050,353          19.6           1.23x            78.4%          5.557%
2015 ..................        11         66,825,023          30.5           1.31x            71.0%          5.330%
                               --       ------------         -----
Total/Wtd Avg .........        24       $219,184,186         100.0%          1.36x            76.2%          5.207%
                               ==       ============         =====

                                      A-16

                                     Annex B

          Capital Improvement, Replacement Reserve and Escrow Accounts*

                                                                                                Initial Deposit       Initial
                                                                                                   to Capital       Deposit to
             Loan     Loan                                                                         Improvement      Replacement
Sequence    Number    Group Property Name                           Property Type                    Reserves         Reserves
------------------------------------------------------------------------------------------------------------------------------------

  1           58620     1     Fashion Show Mall                        Retail
  2           58745     1     Southdale Mall                           Retail
  3           58376     1     The Mall at Stonecrest                   Retail
  4           42235     1     Zurich Towers                            Office
  5           58455     1     Indian River Mall & Commons              Retail
  6         20040414    1     Western Asset Plaza                      Office
  7         20040552    1     JQH Hotel Portfolio                      Hotel
  8         20050460    1     United Plaza                             Office                    $503,688
  9           58638     1     Lenox Marketplace                        Retail
  10          41146     1     Parkway Portfolio                        Office                      20,438           $9,156
  11          58764     1     Bank of America Plaza - Las              Office
                              Vegas, NV
  12        20040229    1     San Jacinto Tower                        Office                     560,125
  13        20040303    1     Metro Storage Portfolio                Self Storage
  14          58643     2     Crowne Apartments                      Multifamily                  453,125
  15          58478     1     Tri-Star Estates Manufactured  Manufactured Housing Communities
                              Housing Community
  16        20050523    1     2 Montgomery                             Office
  17          58694     1     CSM - Depot Properties                  Mixed Use
  18          42529     1     Terminal Tower                           Office                      62,500           14,525
  19          58628     1     American Express Building -              Office
                              777 American Expressway
  20          42283     1     Ashford Perimeter                        Office                                        4,803
  21        20040462    2     The Berkshires at Brookfield           Multifamily                   22,500
  22          58585     1     Davis Building and                     Multifamily                   10,625           16,013
                              Metropolitan Garage
  23        20050596    1     Uptown District Shopping Center          Retail                      12,688
  24          58621     1     American Express Building -              Office
                              20022 North 31st Avenue
  25          58438     1     Griffin Gate Resort                      Hotel
  26          58471     1     550 Broad Street                         Office
  27        20040500    1     Hughes Airport Industrial              Industrial
                              Center
  28          42385     1     Gurnee Town Center                       Retail
  29          41674     1     Indiana Retail Portfolio                 Retail                                        2,822
  30        20040408    1     8 Sound Shore Drive                      Office
  31          58660     1     7901 Stoneridge                          Office                                      227,000
  32          58373     1     Universal Music Group Warehouse        Industrial
  33        20040411    1     Buckeye Parking Garage            Parking Garage Facility             2,500
  34        20040410    1     Laurel Travel Parking Garage      Parking Garage Facility
  35        20040412    1     Long Street Parking Garage        Parking Garage Facility             6,603
  36          58646     1     Cottonwood Corporate Center              Office
                              Building 9
  37          41699     1     1901 Research Boulevard                  Office                      12,769            1,786
  38          41743     1     Grant Plaza                              Retail                                        1,229
  39          11794     2     Highland Plantation Apartments         Multifamily                   12,334          350,000
  40          11740     2     Century Village Apartments-NV          Multifamily                  254,375
  41          58700     1     CSM - Courtyard Marriott -               Hotel
                              Natick
  42          58565     2     Waterford Creek Apartments             Multifamily                  139,375
  43          58699     1     CSM - Courtyard Marriott -               Hotel
                              Lloyd Center
  44          42384     1     Placentia Town Center                    Retail
  45          58741     1     Chesapeake II                            Office
  46          58742     1     Chesapeake I                             Office                                       44,000
  47          58469     1     Masins on Main                          Mixed Use                     5,000
  48        20040354    1     3701 Pender Drive                        Office
  49          58642     1     Bouquet Canyon Plaza II                  Retail                       6,250
  50        20040406    1     Residence Inn Convention Center          Hotel
  51          11855     1     Homewood Suites Alexandria               Hotel                        5,000
  52          58650     2     Tarzana Springs                        Multifamily
  53          58597     1     149 New Montgomery Office                Office
                              Building
  54          58635     2     Glenbrooke Apartments                  Multifamily
  55          12487     1     Guardian Storage Center                Self Storage
  56          12144     2     Valley York Apartments                 Multifamily
  57          58640     2     Timber Chase at Sarasota Bay           Multifamily                                    65,000
  58          58622     1     American Express Building -              Office
                              20002 North 19th Avenue
  59        20040443    1     3702 Pender Drive                        Office                                      120,000
  60          10721     1     Westview Heights                       Multifamily
  61          11663     1     Flamingo Self Storage                  Self Storage
  62        20040405    1     Hampton Inn Orlando Airport              Hotel
  63          58651     1     Williams Parkway Retail                  Retail
  64        20055066    2     Poplar Springs Apartments              Multifamily                  224,938
  65          42062     1     Irmo Station                             Retail

               Annual Deposit               Initial
                     to         Tax and    Deposit to   Annual Deposit
                Replacement    Insurance     TI/LC            to
Sequence         Reserves       Escrow      Escrow       TI/LC Escrow
-----------------------------------------------------------------------

  1                                  No
  2                                  No
  3                  $59,371      Tax Only                   $225,000
  4                                  No
  5                                  No
  6                                  Yes     $3,893,300
  7                1,303,116         Yes
  8                  122,704         Yes                      920,283
  9                                  No
  10                 109,872         Yes
  11                  40,826         No

  12                 169,032         Yes        500,000       633,852
  13                 112,476      Tax Only
  14                 174,000         Yes
  15                  12,628         Yes

  16                  29,520         Yes
  17                                 Yes
  18                 174,297         No          54,167       650,000
  19                                 No

  20                  57,635         Yes
  21                 175,500         Yes
  22                                 Yes        227,000

  23                  32,856         Yes
  24                                 No

  25                                 No
  26                  43,676         Yes      1,000,000
  27                 100,992         Yes         15,633       187,596

  28                                 No
  29                  33,866         Yes        634,499
  30                              Tax Only
  31                  34,231         Yes                      128,364
  32                                 No
  33                                 No
  34                  15,036         Yes
  35                  20,784         Yes
  36                   7,848         Yes        300,000       100,000

  37                  21,429         Yes        500,000
  38                  14,752         Yes          4,167        50,000
  39                 105,500         Yes
  40                  64,500         Yes
  41                                 Yes

  42                  59,400         Yes
  43                                 Yes

  44                                 No
  45                  10,184         Yes                       45,063
  46                  10,798         Yes         50,000        86,380
  47                  24,421         Yes                       37,800
  48                  29,580         Yes                      113,976
  49                  15,185      Tax Only
  50                 200,004      Tax Only
  51                                 Yes
  52                  34,250      Tax Only
  53                   4,752         Yes                      100,008

  54                  45,000         Yes
  55                  13,495         Yes
  56                  69,504         Yes
  57                  45,375         Yes
  58                                 No

  59                  10,800         Yes                       91,452
  60                   8,844         Yes
  61                   8,520         Yes
  62                 116,004      Tax Only
  63                   5,256         Yes
  64                  64,200         Yes
  65                                 No

                                     Annex B

          Capital Improvement, Replacement Reserve and Escrow Accounts*

                                                                                                  Initial Deposit       Initial
                                                                                                     to Capital       Deposit to
             Loan     Loan                                                                           Improvement      Replacement
Sequence    Number    Group Property Name                                  Property Type               Reserves         Reserves
------------------------------------------------------------------------------------------------------------------------------------

  66          9418      1     Burke Center Office                             Office                  136,191
  67          9415      1     Franklin Farms Office                           Office                    7,500
  68        20050571    1     Lowe's                                          Retail
  69          58681     1     Westlake Self Storage                        Self Storage
  70          10077     1     Thornton Park Office                            Office                                     15,000
  71          58511     1     Santa Clarita Medical                           Office
  72          42382     1     The Shoppes at Park West                        Retail
  73          58674     1     State & La Cumbre Center                        Retail
  74        20050512    1     Rolling Road Plaza                              Retail
  75        20040511    1     Hampton Inn Nashville                           Hotel                    81,400
  76          41054     1     3250 North Broad Street                         Retail                                        327
  77          11750     2     Country Club Apartments-Shreveport            Multifamily                 2,813             9,000
  78          58683     1     Ballpark Self Storage                        Self Storage
  79          58636     2     Marketplace Apartments                        Multifamily
  80          11737     1     Stevenson Ranch Shopping Center                 Retail                   11,313
  81          58662     1     Pleasanton Park                                 Office                   48,500          120,000
  82          58609     2     Evergreen Ridge Apartments                    Multifamily
  83          12610     1     Flamingo Courtyard Office                       Office
  84          12713     1     Woodway Office                                  Office                  121,250
  85        20050572    1     Holiday Inn Express                             Hotel                   580,000             7,084
  86          58704     1     Sand Canyon Self Storage                     Self Storage
  87          58708     1     Guardsman Self Storage                       Self Storage
  88          58648     1     Village Square Shopping Center                  Retail
  89        20040367    1     Charter Business Park                         Industrial
  90          9385      2     Lakeshore Pointe Apartments                   Multifamily                22,500
  91          58568     1     CVS - North Attleboro                           Retail
  92          11200     2     Casa Del Sol                       Manufactured Housing Communities
  93        20040448    1     Walgreens                                       Retail
  94        20040378    1     1501 Green Road                               Industrial
  95          12084     1     Storage One Self Storage                     Self Storage                35,425
  96          58590     1     Lake Ronkonkoma Stop & Shop                     Retail
  97        20040467    1     Lane Furniture                                  Retail
  98          58680     1     Torrance Self Storage                        Self Storage                 2,500
  99          11790     1     Martin Self Storage Kissimmee                Self Storage
  100       20040380    1     1909 -1931 NW 40th Court                      Industrial
  101         5833      1     Landmark Mall-Corporate East                   Mixed Use                 19,125
  102         8771      2     Pointe West Apartments                        Multifamily
  103         11327     2     Park Place Apartments                         Multifamily                                  20,277
  104         12159     1     Richland Commons                                Retail
  105         58595     1     Bonneville Building aka Harrison                Office
                              Medical Complex
  106         9759      1     Snoqualmie Ridge                                Retail
  107       20040347    1     CVS                                             Retail
  108         58652     1     Eastgate Plaza                                Industrial                  3,750
  109         12019     2     West Ridge MHC                      Manufactured Housing Communities
  110         9819      1     Hampton Inn Collierville                        Hotel
  111         58541     1     University Mall NM2 and NM3                     Retail
  112         11413     1     Lake Forest Professional Center                 Office                    3,750            67,000
  113         11526     1     Airport Road Industrial                       Industrial                  1,500
  114         11930     1     High Acres MHC and Fairdale MHC     Manufactured Housing Communities     50,719
  115         58649     1     CVS - New Britain, CT                           Retail
  116         11045     1     Stor America Self Storage                     Self Storage
  117         58687     1     Walgreens - Sturgis, MI                         Retail
  118         58632     1     Plaza Antonio Pad J                             Retail
  119         58547     1     675 Yellowstone Avenue                          Retail                                     51,239
  120         12543     1     Williamstowne Office                            Office
  121         58707     1     Guardian Self Storage - Vero Beach,           Self Storage
                              FL
  122         12560     1     Snoqualmie Key Bank                             Retail
  123         11668     2     Greenbriar Apartments AL                      Multifamily                28,094
  124         12474     2     Chastaine Park Apts - AL                      Multifamily                 8,750             4,100
  125         41350     2     2805 University Avenue                        Multifamily                19,875               979
  126         11896     1     Valley View Plaza                               Retail
  127         11165     1     Salem Food Lion                                 Retail                    3,500
  128         10569     2     Ballygar Apartments                           Multifamily                14,088
  129         11933     1     Stadium Center Retail                           Retail
  130         42295     1     CVS - Sylacauga                                 Retail

              Annual Deposit               Initial
                    to         Tax and    Deposit to   Annual Deposit
               Replacement    Insurance     TI/LC            to
Sequence        Reserves       Escrow      Escrow       TI/LC Escrow
-----------------------------------------------------------------------

  66            8,080           Yes         30,000          38,220
  67           17,447           Yes                         24,883
  68                             No
  69           12,408           Yes
  70                            Yes         92,000
  71            4,564           Yes
  72                             No
  73            2,726         Tax Only      37,399
  74           12,384         Tax Only                      42,708
  75          118,464           Yes
  76            3,920           Yes            667           8,000
  77           71,630           Yes
  78            8,764           Yes
  79           34,600           Yes
  80                             No                         23,576
  81           15,733           Yes         50,000          45,000
  82           29,000           Yes
  83           13,176           Yes        100,000          57,816
  84           32,945           Yes         55,000         121,200
  85           85,008           Yes
  86            8,408            No
  87            8,513           Yes
  88                          Tax Only      89,240          18,750
  89                            Yes
  90           14,076           Yes
  91                             No
  92           17,900           Yes
  93                             No
  94            7,596           Yes                         27,708
  95           13,548           Yes
  96                             No
  97                             No
  98           25,068           Yes
  99            8,624           Yes
  100          15,324           Yes                         34,224
  101          16,839           Yes         24,000          80,928
  102          32,364           Yes
  103          20,500           Yes
  104           4,882           Yes                         19,200
  105           9,202           Yes                         37,500

  106           2,487           Yes                         19,458
  107                            No
  108                           Yes
  109                           Yes
  110          84,795           Yes
  111           3,753           Yes                          5,213
  112           5,259           Yes         25,000          26,664
  113           5,170           Yes          6,500          25,978
  114           9,350           Yes
  115           1,088           Yes
  116           3,955           Yes
  117                            No
  118             705           Yes
  119          12,748           Yes                         22,188
  120           4,908           Yes         68,000          31,734
  121           3,606           Yes

  122           1,667           Yes         10,000           9,300
  123          28,224           Yes
  124          36,039           Yes
  125          11,750           Yes
  126           3,276           Yes                         10,648
  127          17,103           Yes                         15,000
  128          22,908           Yes
  129             934           Yes                          3,968
  130                            No

                                     Annex B

          Capital Improvement, Replacement Reserve and Escrow Accounts*

                                                                                                  Initial Deposit       Initial
                                                                                                     to Capital       Deposit to
             Loan     Loan                                                                           Improvement      Replacement
Sequence    Number    Group  Property Name                                 Property Type               Reserves         Reserves
------------------------------------------------------------------------------------------------------------------------------------

  131      20040379     1     1865 S. Powerline Road                        Industrial
  132        12040      1     Wellington Court Apartments                   Multifamily
  133        11670      2     Clough Corner Apartments                      Multifamily                      2,588
  134        10851      2     Gilbert Court Apartments                      Multifamily                     19,000
  135        12564      1     Mykawa Business Center                        Industrial                      88,750
------------------------------------------------------------------------------------------------------------------------------------
                              Totals                                                                    $3,627,713        $1,151,339

              Annual Deposit               Initial
                    to         Tax and    Deposit to   Annual Deposit
               Replacement    Insurance     TI/LC            to
Sequence        Reserves       Escrow      Escrow       TI/LC Escrow
-----------------------------------------------------------------------

  131              8,196          Yes                        14,160
  132              5,250          Yes
  133             13,662          Yes
  134              5,210          Yes
  135             11,796          Yes                        12,144
-----------------------------------------------------------------------
              $4,789,550                 $7,766,571      $4,145,942

           *Certain monthly reserves may be subject to caps.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                         ANNEX C

                        CLASS XP REFERENCE RATE SCHEDULE

 INTEREST                       CLASS XP     INTEREST                      CLASS XP
  ACCRUAL     DISTRIBUTION     REFERENCE      ACCRUAL     DISTRIBUTION     REFERENCE
  PERIOD          DATE            RATE        PERIOD          DATE           RATE
----------   --------------   -----------   ----------   --------------   ----------

     1%             43%
     2%             44%
     3%             45%
     4%             46%
     5%             47%
     6%             48%
     7%             49%
     8%             50%
     9%             51%
    10%             52%
    11%             53%
    12%             54%
    13%             55%
    14%             56%
    15%             57%
    16%             58%
    17%             59%
    18%             60%
    19%             61%
    20%             62%
    21%             63%
    22%             64%
    23%             65%
    24%             66%
    25%             67%
    26%             68%
    27%             69%
    28%             70%
    29%             71%
    30%             72%
    31%             73%
    32%             74%
    33%             75%
    34%             76%
    35%             77%
    36%             78%
    37%             79%
    38%             80%
    39%             81%
    40%             82%
    41%             83%
    42%             84%

                                      C-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                         ANNEX D

                      CLASS A-SB PLANNED PRINCIPAL BALANCE

 DISTRIBUTION DATE                     PRINCIPAL BALANCE
-------------------                   -------------------

                                      D-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     ANNEX E

--------------------------------------------------------------------------------
                                FASHION SHOW MALL
--------------------------------------------------------------------------------

FASHION SHOW MALL
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 LOAN SELLER:                       Bank of America

 ORIGINAL NOTE A-1 SENIOR           $195,000,000
      COMPONENT PRINCIPAL
      BALANCE:

 LOAN GROUP:                        1

 FIRST PAYMENT DATE:                January 1, 2005

 TERM/AMORTIZATION:                 37/360

 MATURITY DATE:                     January 1, 2008

 NOTE A-1 SENIOR COMPONENT          $184,093,995
   EXPECTED MATURITY BALANCE:

 BORROWING ENTITY:                  Fashion Show Mall LLC

 INTEREST CALCULATION:              Actual/360

 CALL PROTECTION:                   Lockout/defeasance:

                                    33 payments

                                    Open: 4 payments

 LOCKBOX:                           Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 WHOLE LOAN CUT-OFF DATE BALANCE:                            $377,757,787

 WHOLE LOAN CUT-OFF DATE BALANCE
 (EXCLUDING SUBORDINATE COMPONENT):                          $337,757,787

 NOTE A-1 CUT-OFF DATE BALANCE:                              $233,714,025

 NOTE A-1 SENIOR COMPONENT                                   $193,714,025
   CUT-OFF DATE BALANCE:

 SUBORDINATE COMPONENTS CUT-OFF DATE
   BALANCE:                                                  $40,000,000

 NOTE A-2 CUT-OFF DATE BALANCE:                              $144,043,762

 SENIOR COMPONENT SHADOW RATING
 (FITCH/S&P):                                                AA/AAA

                                          WHOLE LOAN            WHOLE LOAN
                                          (EXCLUDING            (INCLUDING
                                        SUBORDINATE)(1)       SUBORDINATE)(1)
                                        ---------------       ---------------
 CUT-OFF DATE LTV:                           52.0%                 58.1%

 MATURITY DATE LTV:                          49.4%                 55.2%

 UNDERWRITTEN DSCR (2):                      2.32x                 2.05x

 MORTGAGE RATE(3):                          3.7308%               3.7935%
--------------------------------------------------------------------------------
(1)  The subordinate component is subordinate to note A-1 senior component and note A-2 (which is not part of the trust fund).

(2)  DSCR figures based on net cash flow unless otherwise noted.

(3)  The interest rate was rounded to four decimal places and is subject to change (prior to pricing).

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:                   Retail

 PROPERTY SUB TYPE:               Anchored

 LOCATION:                        Las Vegas, NV

 YEAR BUILT/RENOVATED:            1979/2002

 NET RENTABLE SQUARE FEET:        656,717

 CUT-OFF BALANCE PER SF(1):       $514

 OCCUPANCY AS OF 11/12/04(2):     93.8%

 OWNERSHIP INTEREST:              Fee

 PROPERTY MANAGEMENT:             Self-Managed

 U/W NET CASH FLOW:               $43,622,642

 APPRAISED VALUE:                 $650,000,000
--------------------------------------------------------------------------------
(1)  Based on aggregate cut-off date principal balance of $337,757,787.

(2)  Based on Underwritten Rent Roll. Occupancy percentage is based on total square footage, excluding 125,000 sf of vacant anchor space. Including such space, occupancy is 76.1%.

                                      E-1

--------------------------------------------------------------------------------
                                FASHION SHOW MALL
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                                 FINANCIAL INFORMATION
----------------------------------------------------------------------------------------
                                                           FULL YEAR        FULL YEAR
                                        UNDERWRITTEN      (12/31/04)       (12/31/03)
                                      ---------------- ---------------- ----------------

 Effective Gross Income .............    $59,192,528      $46,754,889      $33,972,378
 Total Expenses. ....................    $14,342,231      $13,856,802      $13,225,057
 Net Operating Income (NOI) .........    $44,850,294      $32,898,087      $20,747,321
 Cash Flow (CF). ....................    $43,622,642      $32,898,087      $20,747,321
 DSCR on NOI(1) .....................           2.39x            1.75x            1.11x
 DSCR on CF(1) ......................           2.32x            1.75x            1.11x
----------------------------------------------------------------------------------------

(1)  Based on aggregate principal balance of $340,000,000 (the original whole loan, excluding the subordinate portion of note A-1).

---------------------------------------------------------------------------------------------------------------------------
                                               TENANT INFORMATION(1)
---------------------------------------------------------------------------------------------------------------------------
                                 RATINGS        TOTAL       % OF                 POTENTIAL    % OF POTENTIAL      LEASE
TOP TENANTS                     FITCH/S&P     TENANT SF   TOTAL SF   RENT PSF       RENT           RENT         EXPIRATION
-----------                  --------------- ----------- ---------- ---------- ------------- ---------------- -------------

 Maggiano's ................     BBB+/BBB    16,678          2.5%   $ 30.70     $  512,015          1.3%       10/31/2014
 Express and The Limited ...  Not Rated/BBB  15,632          2.4%   $ 52.00        812,864          2.0%       01/31/2014
 Zara International ........    Not Rated    12,205          1.8%   $ 56.00        683,480          1.7%       11/30/2018
                                             ------          ---                ----------          ---
                                             44,515          6.7%               $2,008,359          5.0%
---------------------------------------------------------------------------------------------------------------------------

(1)  Information obtained from Underwritten Rent Roll except for Ratings
     (Fitch/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance expense and reimbursement.

------------------------------------------------------------------------------------------------------------------
                                           LEASE ROLLOVER SCHEDULE(1)
------------------------------------------------------------------------------------------------------------------
                        # OF LEASES                       % OF       CUMULATIVE       CUMULATIVE       BASE RENT
YEAR OF EXPIRATION      EXPIRING(2)     EXPIRING SF     TOTAL SF      TOTAL SF      % OF TOTAL SF       EXPIRING
--------------------   -------------   -------------   ----------   ------------   ---------------   -------------

 2005 ..............         20            43,259           6.5%        43,259            6.5%        $ 2,451,518
 2006 ..............          7            18,287           2.8         61,546            9.3%        $ 1,268,846
 2007 ..............          9            14,305           2.2         75,851           11.4%        $ 1,014,252
 2008 ..............          5            10,387           1.6         86,238           13.0%        $   737,820
 2009 ..............          8             9,560           1.4         95,798           14.5%        $ 1,075,210
 2010 ..............          8            17,898           2.7        113,696           17.2%        $ 1,322,060
 2011 ..............          7            15,356           2.3        129,052           19.5%        $ 1,032,887
 2012 ..............         44            88,382          13.3        217,434           32.8%        $ 7,875,779
 2013 ..............         65           143,245          21.6        360,679           54.4%        $11,438,891
 2014 ..............         29           112,737          17.0        473,416           71.4%        $ 6,039,127
 2015 ..............          2             6,903           1.0        480,319           72.5%        $   454,009
 2018 ..............          1            12,205           1.8        492,524           74.3%        $   683,480
 Vacant(3) .........                      170,245          25.7        662,769          100.0%        $ 4,208,004
                             --           -------         -----
 TOTAL .............        205           662,769         100.0%
------------------------------------------------------------------------------------------------------------------

(1)  Information obtained from Underwritten Rent Roll.

(2)  For purposes of this column, each leased tenant space was considered a separate lease even if multiple tenant spaces were covered under the same lease.

(3)  Includes 125,000 square feet of vacant anchor space.

                                      E-2

--------------------------------------------------------------------------------
                                FASHION SHOW MALL
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                        SUMMARY OF SIGNIFICANT TENANTS(1)
--------------------------------------------------------------------------------

The Fashion Show Mall Mortgaged Property is approximately 93.8% occupied, based on total square footage, excluding a vacant anchor that is 125,000 square feet
(including such space, occupancy is 76.1%). The collateral consists of the two-story in-line portion of the mall (leased to more than 200 in-line tenants), a two-story vacant anchor space building and courtyard section. Additional improvements include two five-story parking garages and a one-level subterranean parking area. The improvements contain a total of approximately 656,717 gross leasable square feet and approximately 4,503 surface and garage parking spaces.
The Fashion Show Mall is also anchored by Robinsons-May (202,000 square feet),
Dillard's (200,000 square feet), Macy's (199,000 square feet), Nordstrom
(200,000 square feet), Neiman Marcus (167,000 square feet), Saks Fifth Avenue
(166,000 square feet) and Bloomingdale's Home (100,000 square feet), which are tenant-owned and not part of the collateral. The three largest tenants of the
Fashion Show Mortgaged Property, representing approximately 6.7% of the gross leasable area, are:

o    Maggiano's (NYSE; "EAT") (Rated "BBB+" by Fitch and Rated "BBB" by S&P)
     occupies approximately 16,678 square feet (2.5%) under a ten-year lease expiring on October 31, 2014. The lease is guaranteed by the parent company, Brinker International. Brinker International is principally engaged in the ownership, operation, development and franchising restaurant concepts. Brinker International's restaurants include Chili's Grill & Bar,
     Romano's Macaroni Grill, Maggiano's, On The Border Mexican Grill & Cantina,
     Corner Bakery Cafe, Big Bowl Asian Kitchen and Rockfish Seafood Grill. As
     of the fiscal year ended June 30, 2004, Brinker International reported revenue of approximately $3.7 billion, net income of approximately $150.9 million, liquidity of approximately $226.8 million and stockholder equity of approximately $1.0 billion.

o    Express and The Limited (NYSE "LTD") (Not Rated by Fitch and Rated "BBB" by
     S&P) together occupy approximately 15,632 square feet (2.4%) under a ten-year lease expiring on January 31, 2014. Express and The Limited are owned by Limited Brands. Limited Brands operates more than 3,800 stores under six retail brand names - Express, The Limited, Victoria's Secret,
     Bath & Body Works, The White Barn Candle Company and Henri Bendel. Express
     operates 956 stores selling wear-to-work and casual wear for young men and women. The Limited operates approximately 341 stores selling clothes for women. As of the fiscal year ended January 31, 2004, Limited Brands reported revenue of approximately $8.9 billion, net income of approximately
     $717.0 million, liquidity of approximately $3.1 billion and stockholder equity of approximately $5.3 billion.

o    Zara International (Not Rated) occupies approximately 12,205 square feet
     (1.8%) under a 15-year lease expiring on November 30, 2018. Zara
     International (owned by Inditex) operates approximately 729 women's clothing stores located in 54 countries selling the latest trends in international fashion. Inditex operates approximately 2,265 stores located in 56 countries under the brand names of Zara, Zara Home, Kiddy's Class,
     Pull and Bear, Massimo Dutti, Bershka, Stradivarius and Oysho. The Inditex
     Group is privately held and comprised of over one hundred companies associated with the business of textile design, manufacturing and distribution.

--------------------------------------------------------------------------------

(1)  See footnote to preceding Tenant Information table regarding ratings.

                                      E-3

--------------------------------------------------------------------------------
                                FASHION SHOW MALL
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------
THE LOAN:

o    The Fashion Show Mall Mortgage Loan is secured by a first mortgage on a regional mall located in Las Vegas, Clark County, Nevada.

THE BORROWER:

o    The Fashion Show Mall Borrower is Fashion Show Mall LLC, a Delaware limited liability company and a single purpose bankruptcy remote entity with at least two independent directors for which the Fashion Show Mall Borrower's legal counsel has delivered a non-consolidation opinion. Equity ownership is held 100% by Rouse F.S., LLC, a Maryland limited liability company, as the sole member of the Fashion Show Mall Borrower. Equity ownership of
     Rouse F.S., LLC is held 69.75% by Howard Hughes Properties, Limited
     Partnership, a Delaware limited partnership, 30.18% by The Rouse Company
     Operating Limited Partnership, LP, a Delaware limited partnership, and
     0.07% by Howard Research & Development Holdings Corporation, a Maryland
     corporation. Through a series of intermediate ownership levels, equity ownership is eventually held 80% by General Growth Properties, Inc., a
     Delaware corporation, the sponsor of the loan.

o    Founded in 1954, General Growth Properties, Inc. ("GGP"), a publicly traded real estate investment trust, is primarily engaged in the ownership, operation, management, leasing, acquisition, development and expansion of regional malls and community shopping centers located in the United States.
     GGP is the second largest owner/operator of regional malls in the country.
     GGP, either directly or indirectly through limited partnerships and subsidiaries, owns and/or manages approximately 200 retail properties located in 44 states containing approximately 200 million square feet and housing 16,000 tenants. The real estate portfolio also includes interests in office and industrial buildings containing approximately 1.3 million square feet. As of the fiscal year ended December 31, 2003, GGP reported revenue of approximately $1.3 billion, net income of approximately $263.4 million, liquidity of approximately $10.7 million and stockholder equity of approximately $1.7 billion.

THE PROPERTY:

o    The Fashion Show Mall Mortgaged Property is an enclosed regional mall built in 1979 and most recently renovated in 2002. The collateral consists of the two-story in-line portion of the mall, a two-story vacant anchor space building and courtyard section. Additional improvements include two five-story parking garages and a one-level subterranean parking area. There are more than 5,000 surface and garage parking spaces. The improvements contain a total of approximately 656,717 gross leasable square feet and are situated on approximately 48.9 acres. The Fashion Show Mall Mortgaged
     Property is currently leased to more than 200 in-line tenants. The mall is anchored by Robinsons-May (202,000 square feet), Dillard's (200,000 square feet), Macy's (199,000 square feet), Nordstrom (200,000 square feet),
     Neiman Marcus (167,000 square feet), Saks Fifth Avenue (166,000 square feet) and Bloomingdale's Home (100,000 square feet), all of which are separately owned, non-collateral anchor tenants.

o    The Fashion Show Mall Borrower is generally required at its sole cost and expense to keep the Fashion Show Mall Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o    General Growth Management, Inc. ("GGM") manages the subject property. GGM, a Fashion Show Mall Borrower related entity founded in 1954 and headquartered in Chicago, currently manages approximately 200 retail properties located in 44 states containing approximately 200 million square feet and housing approximately 16,000 tenants.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    Future mezzanine debt is permitted, subject to, among other things (i)
     rating agency confirmation, (ii) reasonable approval of mortgagee, (iii)
     the loan to value ratio will not exceed 75% in the aggregate for the
     Fashion Show Mall Whole Loan and any mezzanine loan, (iv) the debt service coverage ratio of the Fashion Show Mall Mortgaged Property (not defined to specifically include such mezzanine debt) immediately following the closing of such mezzanine loan will not be less than 1.10x to 1.00x (based upon an assumed 9.25% loan constant payment rate) and (v) receipt of an intercreditor agreement acceptable to the mortgagee and the mezzanine lender.

--------------------------------------------------------------------------------

                                      E-4

--------------------------------------------------------------------------------
                                FASHION SHOW MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SUBORDINATE COMPONENTS

o    As will be set forth in more detail in this prospectus supplement, the holder of designated classes of certificates that are entitled to payments solely from the FM Pari Passu Note A-1 Mortgage Loan will be entitled in certain instances to exercise rights analogous to the rights of the
     Directing Certificateholder solely with respect to the FM Pari Passu Note
     A-1 Mortgage Loan. Such rights may include the review and/or approval of certain actions taken by the Master Servicer or the Special Servicer in connection with the FM Pari Passu Note A-1 Mortgage Loan. In addition, such holder may (but is not obliged to) purchase the FM Pari Passu Note A-1
     Mortgage Loan, if the FM Pari Passu Note A-1 Mortgage Loan is then considered a "Defaulted Mortgage Loan" as more particularly described in this prospectus supplement, at a price generally equal to its (a) fair value as determined by the Special Servicer (or the Master Servicer or
     Trustee if the Special Servicer and the option holder are the same person or affiliated) or (b) unpaid principal balance, plus accrued and unpaid interest on such balance, all related unreimbursed advances (with interest if any), and all accrued special servicing fees and additional trust fund expenses, if the Special Servicer has not determined its fair value.

AMORTIZATION SCHEDULE:

o    The amortization schedule for the Fashion Show Mall Whole Loan is set forth in Annex F-1 to the prospectus supplement.

--------------------------------------------------------------------------------

                                      E-5

--------------------------------------------------------------------------------
                                 SOUTHDALE MALL
--------------------------------------------------------------------------------

SOUTHDALE MALL
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 LOAN SELLER:                   Bank of America

 ORIGINAL SENIOR COMPONENT      $150,000,000
   PRINCIPAL BALANCE:

 LOAN GROUP:                    1

 FIRST PAYMENT DATE:            May 1, 2005

 TERM/AMORTIZATION:             60/0

 INTEREST ONLY PERIOD:          60

 MATURITY DATE:                 April 1, 2010

 EXPECTED MATURITY BALANCE:     $150,000,000

 BORROWING ENTITY:              Southdale Limited
                                Partnership

 INTEREST CALCULATION:          Actual/360

 CALL PROTECTION:               Lockout/defeasance:
                                53 payments
                                Open: 7 payments

 ONGOING RESERVES:
   REPLACEMENT RESERVE(1):      Springing

 LOCKBOX:                       Hard
--------------------------------------------------------------------------------
(1)  During a Trigger Period, as defined in the Loan Agreement, there is a monthly deposit of $15,424, with a cap at $100,000.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 WHOLE LOAN CUT-OFF DATE BALANCE:              $186,550,000

 SENIOR COMPONENT CUT-OFF DATE BALANCE:        $150,000,000

 SUBORDINATE COMPONENT CUT-OFF DATE BALANCE:   $36,550,000

 SENIOR COMPONENT SHADOW RATING                BBB-/A-
 (FITCH/S&P):

                                       WHOLE LOAN       WHOLE LOAN
                                      (EXCLUDING        (INCLUDING
                                      SUBORDINATE)     SUBORDINATE)
                                      ------------     ------------
 CUT-OFF DATE LTV:                       52.2%             64.9%

 MATURITY DATE LTV:                      52.2%             64.9%

 UNDERWRITTEN                            2.24x             1.71x
   DSCR(1):

 MORTGAGE RATE(2):                      4.922%            5.184%
--------------------------------------------------------------------------------
(1)  DSCR figures based on net cash flow unless otherwise noted.

(2)  The interest rate was rounded to three decimal places and is subject to change (prior to pricing).

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:                           Retail

 PROPERTY SUB TYPE:                       Anchored

 LOCATION:                                Edina, MN

 YEAR BUILT/RENOVATED(1):                 1956

 NET RENTABLE SQUARE FEET:                740,326

 CUT-OFF BALANCE PER SF(2):               $203

 OCCUPANCY AS OF 3/7/05(3):               84.0%

 OWNERSHIP INTEREST:                      Fee

 PROPERTY MANAGEMENT:                     Management
                                          Associates Limited
                                          Partnership

 U/W NET CASH FLOW:                       $16,736,419

 APPRAISED VALUE:                         $287,500,000
--------------------------------------------------------------------------------
(1)  Built in 1956, expanded in 1972, 1990 and 2000.

(2)  Based on aggregate cut-off date principal balance of $150,000,000, excluding the subordinate component.

(3)  Based on Underwritten Rent Roll. Occupancy percentage is based on total square footage, excluding 179,090 sf of vacant anchor space. Including vacant anchor space, occupancy is 63.7%.

                                      E-6

--------------------------------------------------------------------------------
                                 SOUTHDALE MALL
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                                FINANCIAL INFORMATION(1)
-----------------------------------------------------------------------------------------
                                                            FULL YEAR        FULL YEAR
                                         UNDERWRITTEN      (12/31/04)       (12/31/03)
                                       ---------------- ---------------- ----------------

 Effective Gross Income ..............    $30,005,674      $29,177,900      $27,642,800
 Total Expenses ......................    $12,604,836      $12,550,200      $11,491,000
 Net Operating Income (NOI) ..........    $17,400,838      $16,627,700      $16,151,800
 Cash Flow (CF) ......................    $16,736,419      $11,926,300      $15,805,200
 DSCR on NOI .........................           2.32x            2.22x            2.16x
 DSCR on CF ..........................           2.24x            1.59x            2.11x
-----------------------------------------------------------------------------------------

(1)  Based on aggregate principal balance of $150,000,000 (the original whole loan excluding the subordinate component).

-------------------------------------------------------------------------------------------------------------------------------
                                                    TENANT INFORMATION(1)
-------------------------------------------------------------------------------------------------------------------------------
                                     RATINGS        TOTAL       % OF                 POTENTIAL    % OF POTENTIAL      LEASE
TOP TENANTS(1)                      FITCH/S&P     TENANT SF   TOTAL SF   RENT PSF       RENT           RENT         EXPIRATION
-------------------------------- --------------- ----------- ---------- ---------- ------------- ---------------- -------------

 American Multi-Cinema .........   Not Rated/B      80,000       10.8%  $ 25.09     $2,007,000          10.6%      12/31/2021
 Marshall's ....................   Not Rated/A      43,533        5.9   $ 10.45        454,920           2.4       01/31/2009
 Limited .......................  Not Rated/BBB     17,093        2.3   $ 20.00        341,860           1.8
  Structure ....................                    11,887        1.6   $ 20.00        237,740           1.3       01/31/2011
  Limited Too ..................                     5,206        0.7   $ 20.00        104,120           0.5       01/31/2007
 Maggiano's ....................     BBB+/BBB       13,313        1.8   $ 24.41        325,000           1.7       10/31/2012
                                                   -------       ----               ----------          ----
                                                   153,939       20.8%              $3,128,780          16.5%
-------------------------------------------------------------------------------------------------------------------------------

(1)  Information obtained from Underwritten Rent Roll except for Ratings
     (Fitch/S&P), as supplemented by lease amendment for Limited (Structure and
     Limited Too), and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance expense and reimbursement.

---------------------------------------------------------------------------------------------------------------------
                                           LEASE ROLLOVER SCHEDULE(1)
---------------------------------------------------------------------------------------------------------------------
                        # OF LEASES        EXPIRING          % OF       CUMULATIVE       CUMULATIVE       BASE RENT
YEAR OF EXPIRATION      EXPIRING(2)           SF           TOTAL SF      TOTAL SF      % OF TOTAL SF       EXPIRING
--------------------   -------------   ----------------   ----------   ------------   ---------------   -------------

 2005 ..............         11              10,002            1.4%        10,002             1.4%       $  400,928
 2006 ..............          9              37,655            5.1         47,657             6.4%       $1,267,858
 2007 ..............         12              19,431            2.6         67,088             9.1%       $  956,458
 2008 ..............          9              35,077            4.7        102,165            13.8%       $1,372,651
 2009 ..............         11              60,162            8.1        162,327            21.9%       $1,099,874
 2010 ..............         11              23,485            3.2        185,812            25.1%       $1,024,529
 2011 ..............         16              66,639            9.0        252,451            34.1%       $2,138,873
 2012 ..............         13              56,025            7.6        308,476            41.7%       $1,972,804
 2013 ..............         15              35,254            4.8        343,730            46.4%       $1,849,368
 2014 ..............          6              13,793            1.9        357,523            48.3%       $  564,933
 2015 ..............          7              15,299            2.1        372,822            50.4%       $  496,704
 2016 ..............          1               7,309            1.0        380,131            51.3%       $  182,725
 2021 ..............          1              80,000           10.8        460,131            62.2%       $2,007,000
 2023 ..............          1              11,001            1.5        471,132            63.6%       $  268,754
 Vacant ............                        269,194(3)        36.4        740,326          100.00%       $3,415,501
                            ---            --------          -----
 TOTAL .............        123             740,326          100.0%
---------------------------------------------------------------------------------------------------------------------

(1)  Information obtained from Underwritten Rent Roll.

(2)  For purposes of this column, each leased tenant space was considered a separate lease even if multiple tenant spaces were coverered under the same lease.

(3)  Includes 179,090 sf of vacant anchor space.

                                      E-7

--------------------------------------------------------------------------------
                                 SOUTHDALE MALL
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SUMMARY OF SIGNIFICANT TENANTS(1)
--------------------------------------------------------------------------------
The Southdale Mall Mortgaged Property is approximately 84.0% occupied, based on total square footage, excluding 179,090 square feet of vacant anchor space
(including such space, occupancy is 63.7%). The collateral consists of three anchor spaces (American Multi-Cinema, Marshall's and a vacant space previously occupied by Mervyn's) plus the main mall building (leased to more than 100 in-line tenants). The improvements contain a total of approximately 740,326 gross leasable square feet. The Southdale Mall is also anchored by Marshall
Field's (346,795 square feet) and JC Penney (247,902 square feet), which are tenant-owned and not part of the collateral. The four largest tenants of the
Southdale Mall Mortgaged Property representing 20.8% of the gross leasable area are:

o    American Multi-Cinema (AMEX: "AEN") (Not Rated by Fitch and Rated "B" by
     S&P) occupies approximately 80,000 square feet (16 screens, 10.8%) under a
     20-year lease expiring on December 31, 2021. There are four 5-year options to renew the lease. American Multi-Cinema are modern, megaplex-style, stadium seating theater complexes, with locations in most major markets in the United States and seven other countries. American Multi-Cinema operates more than 3,500 screens in 230 locations worldwide. American Multi-Cinema was recently purchased by Marquee Holding, a partnership controlled by affiliates of JP Morgan Chase and Apollo Management.

o    Marshall's (Not Rated by Fitch and Rated "A" by S&P) occupies approximately
     43,533 square feet (5.9%) under a five-year lease renewal option period expiring on January 31, 2009. Marshall's, one of the largest off-price family apparel and home fashions retailers in the United States, operates approximately 670 stores located in 42 states and Puerto Rico. Marshall's is an operating division of TJX Companies (NYSE: "TJX"). TJX Companies is an off-price retailer of apparel and home fashions through the Marshall's,
     TJ Maxx, AJ Wright and HomeGoods chains in the United States, the Winners and HomeSense chains in Canada, and the TK Maxx chain in the United Kingdom and Ireland. As of the fiscal year ended January 31, 2004, TJX Companies reported revenue of approximately $13.3 billion, net income of approximately $658.4 million, liquidity of approximately $246.4 million and stockholder equity of approximately $1.6 billion.

o    Limited (NYSE: "LTD") (Not Rated by Fitch and Rated "BBB" by S&P) occupies approximately 17,093 square feet (2.3%) under a 20-year lease expiring on
     January 31, 2011. The Limited Structure brand occupies 11,887 square feet and the Limited Too brand occupies 5,206 square feet (expiring January 31,
     2007). There are no options to renew the lease. The Limited operates approximately 341 stores selling clothes for women. The Limited is owned by
     Limited Brands. Limited Brands operates more than 3,800 stores under six retail brand names - The Limited, Express, Victoria's Secret, Bath & Body
     Works, The White Barn Candle Company and Henri Bendel. As of the fiscal year ended January 31, 2004, Limited Brands reported revenue of approximately $8.9 billion, net income of approximately $717.0 million, liquidity of approximately $3.1 billion and stockholder equity of approximately $5.3 billion.

o    Maggiano's (NYSE: "EAT") (Rated "BBB+" by Fitch and Rated "BBB" by S&P)
     occupies approximately 13,313 square feet (1.8%) under a ten-year lease expiring on October 31, 2012. There are 4 lease renewal options for 5 years each. The lease is guaranteed by the parent company, Brinker International.
     Brinker International is principally engaged in the ownership, operation, development and franchising restaurant concepts. Brinker International's restaurants include Chili's Grill & Bar, Romano's Macaroni Grill,
     Maggiano's, On The Border Mexican Grill & Cantina, Corner Bakery Cafe, Big
     Bowl Asian Kitchen and Rockfish Seafood Grill. As of the fiscal year ended
     June 30, 2004, Brinker International reported revenue of approximately approximately $3.7 billion, net income of approximately $150.9 million, liquidity of approximately $226.8 million and stockholder equity of approximately $1.0 billion.
--------------------------------------------------------------------------------
(1)  See footnote to preceding Tenant Information table regarding ratings.

                                      E-8

--------------------------------------------------------------------------------
                                 SOUTHDALE MALL
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

THE LOAN:

o    The Southdale Mall Mortgage Loan is secured by a first mortgage on a regional mall located in Edina, Hennepin County, Minnesota.

THE BORROWER:

o    The Southdale Mall Borrower is Southdale Limited Partnership, a Delaware
     limited partnership and a single purpose bankruptcy remote entity with at least two independent managers for which the Southdale Mall Borrower's legal counsel has delivered a non-consolidation opinion. Equity ownership is held 1% by Southdale, L.L.C., a Delaware limited liability company, as the general partner of the Southdale Mall Borrower and 99% by The Mills
     Limited Partnership, a Delaware limited partnership, as the limited partner of the Southdale Mall Borrower and the borrower principal.

o    The Mills Limited Partnership, the sponsor, is a fully integrated, self-managed real estate investment trust that develops, redevelops, acquires, operates and manages retail and entertainment-oriented properties. Mills Corporation owns 100% of the entities that provide leasing, management, development and financing services for both wholly owned properties and joint ventures. Mills Corporation owns or has an interest in 26 properties comprised of 15 Mills Landmark Centers, 10 21st
     Century Retail and Entertainment Centers and one International Retail and
     Entertainment Center. Of these, 5 Mills Landmark Centers, 7 21st Century
     Retail and Entertainment Centers and the International Retail and
     Entertainment Center are wholly owned. Mills Corporation also owns three community shopping centers and 19 single tenant properties. As of the fiscal year ended December 31, 2003, Mills Corporation reported revenue of approximately $371.1 million, net income of approximately $122.3 million, liquidity of approximately $53.3 million and stockholder equity of approximately $854.8 million.

THE PROPERTY:

o    The Southdale Mall Mortgaged Property is a three-story, plus basement enclosed regional mall built in 1956. The collateral consists of three anchor spaces (American Multi-Cinema, Marshall's and a vacant space previously occupied by Mervyn's) plus the main mall building. The improvements contain a total of 740,326 gross leasable square feet and are situated on approximately 76.0 acres. The mall is further anchored by
     Marshall Field's and JC Penney, both of which are separately owned. The
     Southdale Mall Mortgaged Property was expanded in 1972 (JC Penney and mall space added), 1990 (Marshall Field's and mall space added) and 2000
     (American Multi-Cinema, Cheesecake Factory, Maggiano's, Louis XIII, PF
     Chang's and mall space added). American Multi-Cinema and Marshall's together occupy approximately 16.7% of the square feet and contribute approximately 12.9% of the gross potential rental income. The Southdale
     Mall Mortgaged Property is currently occupied by more than 100 in-line tenants, a substantial number of well-known national companies. The in-line tenants together occupy approximately 47.0% of gross leaseable area and contribute approximately 69.3% of the gross potential rental income.
     Additional improvements include three elevated parking decks.

o    The Southdale Mall Borrower is generally required at its sole cost and expense to keep the Southdale Mall Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o    Management Associates Limited Partnership manages the related mortgaged property. Management Associates Limited Partnership, a third party independent company founded in 1975 and headquartered in Chicago, currently manages approximately 62 properties totaling approximately 40 million square feet of regional malls, community centers, mixed-use and office buildings located in 20 states. Management Associates Limited Partnership is involved in the leasing, marketing, management and development of properties in the Chicago area, Century City in Los Angeles and Copley
     Place in Boston.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

FUTURE PARI PASSU, MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    The Southdale Mall Borrower will have the one-time right to obtain secured mortgage indebtedness ("Additional Debt") that shall be of a pari passu position with the Southdale Mall Mortgage Loan or the direct and/or indirect owners of the borrowing entity(ies) under any mezzanine debt will have the one-time right to obtain other mezzanine indebtedness that will be structurally subordinate to the Southdale Mall Mortgage Loan. Additional
     Debt is permitted, so long as no future mezzanine debt will have been obtained, subject to, among other things (i) rating agency confirmation,
     (ii) reasonable approval of mortgagee, (iii) the amount of the Additional
     Debt will not exceed the excess of the product of the loan to value ratio as of the closing date of the Southdale Mall Mortgage Loan and the amount of increase, if any, in the appraised value of the Southdale Mall Mortgaged
     Property, (iv) the "Additional Debt DSCR"
--------------------------------------------------------------------------------
                                      E-9

--------------------------------------------------------------------------------
                                 SOUTHDALE MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     (as defined in the related loan documents) is equal to or greater than the debt service coverage ratio as of the closing date of the Southdale Mall
     Mortgage Loan, and (v) receipt of an intercreditor agreement acceptable to the mortgagee and the mezzanine lender. Future mezzanine debt is permitted, so long as no Additional Debt will have been obtained, subject to, among other things (i) rating agency confirmation, (ii) reasonable approval of mortgagee, (iii) the loan to value ratio not in excess of the product of the loan to value ratio as of the closing date of the Southdale Mall
     Mortgage Loan and the amount of increase, if any, in the appraised value of the Southdale Mall Mortgaged Property, (iv) the debt service coverage ratio of the Southdale Mall Mortgaged Property immediately following the closing of such mezzanine loan will not be less than 1.25x to 1.00x, and (v)
     receipt of an intercreditor agreement acceptable to the mortgagee and the mezzanine lender.

SUBORDINATE COMPONENTS:

o    As will be set forth in more detail in this prospectus supplement, the holder of designated classes of certificates that are entitled to payments solely from the SM Component Mortgage Loan will be entitled in certain instances to exercise rights analogous to the rights of the Directing
     Certificateholder solely with respect to the SM Component Mortgage Loan.
     Such rights may include the review and/or approval of certain actions taken by the Master Servicer or the Special Servicer in connection with the SM
     Component Mortgage Loan. In addition, such holder may (but is not obliged
     to) purchase the SM Component Mortgage Loan, if the SM Component Mortgage
     Loan is then considered a "Defaulted Mortgage Loan" as more particularly described in this prospectus supplement, at a price generally equal to its
     (a) fair value as determined by the Special Servicer (or the Master
     Servicer or Trustee if the Special Servicer and the option holder are the same person or affiliated) or (b) unpaid principal balance, plus accrued and unpaid interest on such balance, all related unreimbursed advances
     (with interest if any), and all accrued special servicing fees and additional trust fund expenses, if the Special Servicer has not determined its fair value.

AMORTIZATION SCHEDULE:

o    The amortization schedule for the SM Component Mortgage Loan is set forth in Annex F-2 to the prospectus supplement.

--------------------------------------------------------------------------------

                                      E-10

--------------------------------------------------------------------------------
                             THE MALL AT STONECREST
--------------------------------------------------------------------------------

THE MALL AT STONECREST
--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 LOAN SELLER:                        Bank of America

 ORIGINAL PRINCIPAL BALANCE:         $108,500,000

 LOAN GROUP:                         1

 FIRST PAYMENT DATE:                 November 1, 2004

 TERM/AMORTIZATION:                  120/360

 INTEREST ONLY PERIOD:               24

 MATURITY DATE:                      October 1, 2014

 EXPECTED MATURITY BALANCE:          $95,457,650

 BORROWING ENTITY:                   Stonecrest Mall SPE, LLC

 INTEREST CALCULATION:               Actual/360

 CALL PROTECTION:                    Lockout/defeasance:
                                     114 payments
                                     Open: 6 payments

 UP-FRONT RESERVES:
   SPECIFIED TENANT RESERVE:         $848,691(1)

 ONGOING RESERVES:

   TI/LC(2):                         Yes

   REPLACEMENT RESERVE:              $4,948

 LOCKBOX:                            Hard
--------------------------------------------------------------------------------
(1)  TI/LC reserve for specific tenants at the property.

(2)  Reserve amount is $18,750 per month to accumulate $1,800,000 by year 8.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:               $108,500,000

 CUT-OFF DATE LTV:                   75.1%

 MATURITY DATE LTV:                  66.1%

 UNDERWRITTEN DSCR(1):               1.44x

 MORTGAGE RATE(2):                   5.603%
--------------------------------------------------------------------------------
(1)  DSCR figures based on net cash flow unless otherwise noted.

(2)  The interest rate was rounded to three decimal places.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:                      Retail

 PROPERTY SUB TYPE:                  Anchored

 LOCATION:                           Lithonia, GA

 YEAR BUILT/RENOVATED:               2001

 NET RENTABLE SQUARE FEET:           396,840

 CUT-OFF BALANCE PER SF:             $273

 OCCUPANCY AS OF 11/16/04:           89.2%

 OWNERSHIP INTEREST:                 Leasehold

 PROPERTY MANAGEMENT:                Forrest City Commercial Management,Inc.

 U/W NET CASH FLOW:                  $10,797,997

 APPRAISED VALUE:                    $144,500,000
--------------------------------------------------------------------------------

                                      E-11

--------------------------------------------------------------------------------
                             THE MALL AT STONECREST
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                                   FINANCIAL INFORMATION
----------------------------------------------------------------------------------------------
                                                              ANNUALIZED
                                                              MOST RECENT         FULL YEAR
                                          UNDERWRITTEN        (11/30/04)         (12/31/03)
                                        ----------------   ----------------   ----------------

 Effective Gross Income .............      $17,579,916        $15,097,083        $15,961,856
 Total Expenses .....................      $ 6,317,382        $ 5,868,991        $ 5,843,303
 Net Operating Income (NOI) .........      $11,262,534        $ 9,228,093        $10,118,553
 Cash Flow (CF) .....................      $10,797,997        $ 9,228,093        $10,118,553
 DSCR on NOI ........................             1.51x              1.23x              1.35x
 DSCR on CF .........................             1.44x              1.23x              1.35x
----------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                                                TENANT INFORMATION(1)
---------------------------------------------------------------------------------------------------------------------------
                                    RATINGS       TOTAL       % OF                 POTENTIAL    % OF POTENTIAL     LEASE
TOP TENANTS                        FITCH/S&P    TENANT SF   TOTAL SF   RENT PSF       RENT           RENT        EXPIRATION
-------------------------------- ------------- ----------- ---------- ---------- ------------- ---------------- -----------

 American Multi-Cinema .........  Not Rated/B    64,677    16.3%       $ 17.50    $1,131,848         9.5%        04/30/2022
 Borders Books & Music .........   Not Rated     19,921     5.0%       $ 11.92    $  237,458         2.0%        01/31/2017
 The Gap .......................   BBB-/BBB-      9,576     2.4%       $ 30.00    $  287,280         2.4%        10/31/2011
                                                 ------    ----                   ----------        ----
                                                 94,174    23.7%                   1,656,586        13.9%
---------------------------------------------------------------------------------------------------------------------------

(1)  Information obtained from Underwritten Rent Roll except for Ratings
     (Fitch/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance expense and reimbursement.

----------------------------------------------------------------------------------------------------------------
                                           LEASE ROLLOVER SCHEDULE(1)
----------------------------------------------------------------------------------------------------------------
                        # OF LEASES     EXPIRING       % OF       CUMMULATIVE       CUMULATIVE       BASE RENT
YEAR OF EXPIRATION      EXPIRING(2)        SF        TOTAL SF       TOTAL SF      % OF TOTAL SF       EXPIRING
--------------------   -------------   ----------   ----------   -------------   ---------------   -------------

 2005 ..............          3           6,441          1.6%         6,441             1.6%        $  158,194
 2006 ..............          8           6,463          1.6         12,904             3.3%        $  414,354
 2007 ..............          2           5,101          1.3         18,005             4.5%        $  131,838
 2008 ..............          5          11,040          2.8         29,045             7.3%        $  290,414
 2009 ..............          2           6,853          1.7         35,898             9.0%        $  146,900
 2010 ..............          3           9,802          2.5         45,700            11.5%        $  319,963
 2011 ..............         45         100,467         25.3        146,167            36.8%        $4,057,265
 2012 ..............         34         105,407         26.6        251,574            63.4%        $3,185,540
 2013 ..............          4           7,664          1.9        259,238            65.3%        $  223,412
 2014 ..............          5          19,349          4.9        278,587            70.2%        $  465,190
 2017 ..............          2          19,921          5.0        298,508            75.2%        $  237,458
 2022 ..............          1          64,677         16.3        363,185            91.5%        $1,131,848
 Vacant ............                     33,655          8.5        396,840           100.0%        $1,163,816
                            ---         -------        -----
 TOTAL .............        114         396,840        100.0%
----------------------------------------------------------------------------------------------------------------

(1)  Information obtained from Underwritten Rent Roll.

(2)  For purposes of this column, each leased tenant space was considered a separate lease even if multiple tenant spaces were covered under the same lease.

                                      E-12

--------------------------------------------------------------------------------
                             THE MALL AT STONECREST
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        SUMMARY OF SIGNIFICANT TENANTS(1)
--------------------------------------------------------------------------------
The Mall at Stonecrest Mortgaged Property is 89.2% occupied. The collateral consists of American Multi-Cinema, approximately 140 in-line tenants, a food court, kiosk space and strip space. The collateral improvements contain a gross leasable area of approximately 396,840. The Mall at Stonecrest is also anchored by Dillard's (199,124 square feet), Rich's (160,000 square feet), Parisian
(145,974 square feet), Sears (144,663 square feet) and JC Penney (124,672 square feet, which are tenant-owned and not part of the collateral. The three largest tenants of the Mall at Stonecrest Mortgaged Property, representing 23.7% of the gross leaseable area are:

o    American Multi-Cinema (AMEX: "AEN") (Not Rated by Fitch and Rated "B" by
     S&P) occupies approximately 64,677 square feet (16 screens, 16.3%) under a
     20-year lease expiring on April 30, 2022, with four five-year options to renew. American Multi-Cinema operates modern, megaplex-style, stadium seating theater complexes with locations in most major markets in the
     United States and seven other countries. American Multi-Cinema operates approximately 3,500 screens in 230 locations worldwide. American
     Multi-Cinema was recently purchased by Marquee Holding, a partnership controlled by JP Morgan Chase and Apollo Management. Since American
     Multi-Cinema is a private company, no financial information is available.

o    Borders Group, Inc., (NYSE: "BGP") (Not Rated) operating under the name
     Borders Books & Music, occupies approximately 19,921 square feet (5.0%), under a 15-year lease expiring on January 31, 2017 with five five-year options to renew. Borders Group, Inc. operates book, music and movie superstores, including mall-based bookstores. Borders Group, Inc. operates approximately 482 superstores under the Borders Books & Music name in the
     United States and around the world. Borders Group, Inc. also operates approximately 716 bookstores under the Waldenbooks name in the United
     States and approximately 36 bookstores under the Books etc. name in the
     United Kingdom. As of the fiscal year ended January 25, 2004, Borders
     Group, Inc. reported revenue of approximately $3.7 billion.

o    The Gap (NYSE: "GPS") (Rated "BBB-" by Fitch and S&P) occupies approximately 9,576 square feet (2.4%) under a ten-year lease expiring on
     October 31, 2011 with a five-year option to renew. The Gap, Inc. is global specialty retailer selling casual apparel, accessories and personal care products for men, women and children under a variety of brand names, including The Gap, Banana Republic and Old Navy. The Gap, Inc. operates approximately 3,022 stores located in the United States, Canada, Europe and
     Japan. As of the fiscal year ended January 31, 2004, The Gap, Inc. reported revenue of approximately $15.9 billion.
-------------------------------------------------------------------------------

(1)  See footnote to preceding Tenant Information table regarding ratings.

                                      E-13

--------------------------------------------------------------------------------
                             THE MALL AT STONECREST
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

THE LOAN:

o    The Mall at Stonecrest Mortgage Loan is secured by a first mortgage on The
     Mall at Stonecrest Borrower's ground leasehold interest in a regional mall located in Lithonia, Dekalb County, Georgia.

THE BORROWER:

o    The Mall at Stonecrest Borrower is Stonecrest Mall SPE, LLC, a Delaware
     limited liability company and a single purpose bankruptcy remote entity with at least two independent directors for which The Mall at Stonecrest
     Borrower's legal counsel has delivered a non-consolidation opinion. Equity ownership is held 100% by Stonecrest Mall, LLC, a Georgia limited liability company. Through a series of intermediate ownership levels, equity ownership of Stonecrest Mall, LLC is eventually held 66.67% by Forest City
     Enterprises, Inc. and 33.33% by The Cadillac Fairview Corporation, both as sponsors of the Mall at Stonecrest Mortgage Loan.

o    Forest City Enterprises, Inc. (NYSE: "FCY") (Not Rated by Fitch and Rated
     "BB+" by S&P) is an owner, developer and manager of a portfolio of real estate properties totaling approximately 18.7 million square feet located in 19 states with total assets of approximately $7.2 billion as of October
     31, 2004. The commercial group unit contains 81 commercial real estate properties, of which 13 are regional malls containing approximately 4.4 million square feet, 29 are retail centers containing approximately 5.5 million square feet, 31 are office buildings containing approximately 8.8 million square feet and eight are hotels containing nearly 3,000 rooms. As of the fiscal year ended January 31, 2004, Forest City Enterprises, Inc.
     reported revenue of approximately $1.0 billion.

o    The Cadillac Fairview Corporation is one of North America's largest investors, owners and managers of commercial real estate. The Cadillac
     Fairview Corporation focuses on retail and office properties located in the
     United States and Canada, and oversees equity investments in real estate companies and international investment funds. With a portfolio valued at approximately $11 billion, The Cadillac Fairview Corporation and its affiliates currently own and manage over 100 retail and office properties.
     The Cadillac Fairview Corporation is wholly owned by the Ontario Teachers'
     Pension Plan Board.

THE PROPERTY:

o    The Mall at Stonecrest Mortgaged Property consists of the two-story in-line portion of the regional mall, plus one anchor building and an in-line building, all built in 2001. The collateral improvements contain a gross leasable area of approximately 396,840 square feet. The mall is anchored by
     Dillard's (199,124 square feet), Rich's (160,000 square feet), Parisian
     (145,974 square feet), Sears (144,663 square feet) and JC Penney (124,672 square feet), all of which are separately owned, non-collateral shadow anchor tenants. The mall contains a total of approximately 1,171,273 square feet and is situated on a total of approximately 28.8 acres of leasehold land. Of the approximately 396,840 square feet of collateral space, there is approximately 64,677 square feet of anchor space occupied by American
     Multi-Cinema, approximately 299,646 square feet of in-line mall space, approximately 7,921 square feet of food court space, approximately 654 square feet of kiosk space and approximately 23,942 square feet of strip space. In-line tenants include Borders Books & Music, The Gap, Forever 21,
     Casual Corner, Victoria's Secret, Charlotte Russe, Sam Goody, American
     Eagle Outfitters, Express and Ann Taylor Loft among others. There are 6,100 surface parking spaces for the entire mall.

o    The Mall at Stonecrest Borrower is generally required at its sole cost and expense to keep The Mall at Stonecrest Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.
--------------------------------------------------------------------------------

                                      E-14

--------------------------------------------------------------------------------
                             THE MALL AT STONECREST
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

GROUND LEASE

o    The Mall at Stonecrest Mortgaged Property (land and buildings) is subject to a lease between the fee owner, DeKalb County, Georgia (lessor/landlord), and the borrower, Stonecrest Mall, SPE, LLC (lessee/tenant). The lease dated January 1, 2001 expires on the earliest of: (i) December 14, 2032,
     (ii) the date of payment in full of the improvement bonds is made by borrower or (iii) the exercise of borrower of its option to terminate the term of the lease (which option may be exercised at any time provided that borrower pays to the trustee under an indenture of trust the full outstanding balance of all improvement bonds); with no renewal options.

PROPERTY MANAGEMENT:

o    Forrest City Commercial Management, Inc. manages the subject property.
     Forrest City Commercial Management, Inc., a borrower related entity founded in 1920 and headquartered in Cleveland, Ohio, currently manages 81 commercial real estate properties totaling approximately 18.7 million square feet located in 19 states. The portfolio includes 13 regional malls containing approximately 4.4 million square feet, 29 retail centers containing approximately 5.5 million square feet, 31 office buildings containing approximately 8.8 million square feet and eight hotels containing nearly 3,000 rooms.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    Not Allowed.

-------------------------------------------------------------------------------

                                      E-15

--------------------------------------------------------------------------------
                                  ZURICH TOWERS
--------------------------------------------------------------------------------

ZURICH TOWERS
--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 LOAN SELLER:                    Bear Stearns

 ORIGINAL PRINCIPAL BALANCE:     $81,420,000

 LOAN GROUP:                     1

 FIRST PAYMENT DATE:             January 1, 2005

 TERM/AMORTIZATION:              60/0

 INTEREST ONLY PERIOD:           60

 ANTICIPATED REPAYMENT DATE:     December 1, 2009(1)

 EXPECTED ARD BALANCE:           $81,420,000

 BORROWING ENTITY:               Inland Western
                                 Schaumburg American
                                 Lane, L.L.C.

 INTEREST CALCULATION:           30/360

 CALL PROTECTION:                Lockout: 35 payments
                                 GRTR 1% PPMT or Yield
                                 Maintenance: 23 payments
                                 Open: 2 payments

 UP-FRONT RESERVES:

   TAX/INSURANCE RESERVE:        No/No

 ONGOING RESERVES:

   TAX/INSURANCE RESERVE:        Springing(2)

   REPLACEMENT RESERVE:          Springing(3)

 LOCKBOX:                        Springing Hard(4)
--------------------------------------------------------------------------------
(1)  The final maturity date is December 1, 2034.

(2)  Tax/Insurance reserves spring in the event that the borrower fails to provide evidence of payment.

(3)  Replacement reserves spring (i) upon event of default, (ii) if the borrower fails to maintain property to lender's satisfaction, (iii) if the anchor tenant fails to maintain the property as pursuant to the anchor tenant lease, or (iv) if the borrower fails to make immediate required repairs within 6 months of the loan closing.

(4)  Lockbox springs hard in case of (i) an event of default, (ii) bankruptcy of the borrower, manager, or anchor tenant, (iii) the DSCR less than 1.25x based on the preceding six months annualized, or (iv) failure to repay the loan on or before the anticipated repayment date.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:            $81,420,000

 CUT-OFF DATE LTV:                58.6%

 ARD LTV:                         58.6%

 UNDERWRITTEN DSCR(1):            2.52x

 MORTGAGE RATE:                   4.247%
--------------------------------------------------------------------------------
(1)  DSCR figures based on net cash flow unless otherwise noted.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:                   Office

 PROPERTY SUB TYPE:               Suburban

 LOCATION:                        Schaumburg, IL

 YEAR BUILT/RENOVATED:            1986/2004

 NET RENTABLE SQUARE FEET:        807,624

 CUT-OFF BALANCE PER SF:          $101

 OCCUPANCY AS OF 02/28/05:        100.0%

 OWNERSHIP INTEREST:              Fee

 PROPERTY MANAGEMENT:             Inland US Management LLC

 U/W NET CASH FLOW:               $8,706,187

 APPRAISED VALUE:                 $139,000,000
--------------------------------------------------------------------------------

                                      E-16

--------------------------------------------------------------------------------
                                  ZURICH TOWERS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                                                                   UNDERWRITTEN
                                                                 ---------------
 Effective Gross Income ........................................    $8,883,864
 Total Expenses. ...............................................    $  177,677
 Net Operating Income (NOI) ....................................    $8,706,187
 Cash Flow (CF) ................................................    $8,706,187
 DSCR on NOI ...................................................          2.52x
 DSCR on CF ....................................................          2.52x
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                                                   TENANT INFORMATION(1)
---------------------------------------------------------------------------------------------------------------------------
                             RATINGS      TOTAL       % OF                 POTENTIAL    % OF POTENTIAL         LEASE
TOP TENANTS                 FITCH/S&P   TENANT SF   TOTAL SF   RENT PSF       RENT           RENT            EXPIRATION
-------------------------- ----------- ----------- ---------- ---------- ------------- ---------------- -------------------

 Zurich American Insurance
   Company ...............     A/A+    807,624        100.0%   $ 11.00    $8,883,864         100.0%          11/30/2016(2)
---------------------------------------------------------------------------------------------------------------------------

(1)  Information obtained from Underwritten Rent Roll except for Ratings
     (Fitch/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance expense and reimbursement.

(2)  The lease expiration date is after the anticipated repayment date but prior to the final maturity date. There are five 5-year renewal options.

---------------------------------------------------------------------------------------------------------------
                                          LEASE ROLLOVER SCHEDULE(1)
---------------------------------------------------------------------------------------------------------------
                        # OF LEASES     EXPIRING       % OF       CUMULATIVE       CUMULATIVE       BASE RENT
YEAR OF EXPIRATION      EXPIRING(2)        SF        TOTAL SF      TOTAL SF      % OF TOTAL SF       EXPIRING
--------------------   -------------   ----------   ----------   ------------   ---------------   -------------

 2016 ..............         1          807,624        100.0%      807,624           100.0%        $8,883,864
                             -          -------        ------      -------           ------        ----------

 TOTAL .............         1          807,624        100.0%
---------------------------------------------------------------------------------------------------------------

(1)  Information obtained from Underwritten Rent Roll.

(2)  For purposes of this column, each leased tenant space was considered a separate lease even if multiple tenant spaces were covered under the same lease.

                                      E-17

--------------------------------------------------------------------------------
                                  ZURICH TOWERS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------
The Zurich Towers Mortgaged Property is 100% leased to Zurich American Insurance
Company.

o    Zurich American Insurance Company (Rated "A" by Fitch and "A+" by S&P)
     occupies the property under a 12-year, bondable lease expiring on November
     30, 2016, with five 5-year renewal options. Zurich Financial Services is an insurance-based financial services provider with a global network that is headquartered in Zurich, Switzerland. Founded in 1872, through its offices in more than 50 countries, and 62,000 employees, Zurich serves clients in more than 120 countries. In North America, Zurich is a leading commercial property-casualty insurance provider serving the global corporate, large corporate, middle market, small business, specialties and programs sectors.
     Based on 2002 gross written premiums, Zurich Financial Services is the 2nd largest general insurer in the United States, the 5th largest general and life insurer in Continental Europe, and the 2nd largest in general corporate business in Continental Europe. Gross underwritten premiums and fees for Zurich in 2004 were $49.3 billion, while net income in 2004 increased by 29% to $2.587 billion.
--------------------------------------------------------------------------------

                                      E-18

--------------------------------------------------------------------------------
                                  ZURICH TOWERS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------
THE LOAN:

o    The Zurich Towers Mortgage Loan is secured by a first mortgage on a two,
     20-story, Class A office buildings located in Schaumburg, Illinois, a suburb of Chicago.

o    The loan is structured as an interest-only loan with hyper-amortization if the loan is not repaid by the anticipated repayment date, December 1, 2009.
     The final maturity date of the loan is December 1, 2034.

THE BORROWER:

o    The Zurich Towers Borrower, Inland Western Schaumburg American Lane,
     L.L.C., a Delaware limited liability company, is a single purpose entity with one independent director. A non-consolidation opinion was delivered at closing. The Zurich Towers Borrower is controlled by Inland Western Retail
     Real Estate Trust, Inc. ("IWRRETI"), a real estate investment trust controlled by The Inland Group. As of December 31, 2004, IWRRETI owns a portfolio of 111 properties, containing an aggregate of approximately
     20,231,000 square feet of gross leasable area. As of December 31, 2004,
     IWRRETI had total stockholder's equity of approximately $1.89 billion. The
     Inland Group is a real estate company providing property management, leasing, marketing, acquisition, disposition, development, redevelopment, syndication, renovation, construction finance and other related services.
     Currently, The Inland Group employs more than 1,000 people, manages over
     $10 billion in assets, and owns more than 85 million square feet of commercial property.

THE PROPERTY:

o    The Zurich Towers Mortgaged Property consists of the fee simple interest in two, 20-story, Class A office buildings with 807,624 square feet. The
     Zurich Towers Mortgaged Property was built in 1986 and most recently renovated in 2004. The towers currently serve as the headquarters for
     Zurich American Insurance Company, the sole lessee of the Zurich Towers
     Mortgaged Property. The towers offer unobstructed views of the downtown
     Chicago skyline, a nearby 3,700 acre nature preserve and the greater
     Schaumburg area.

o    Built in 1986, the Zurich Towers Mortgaged Property was originally designed as a multi-tenant office building. Currently, approximately 14,984 square feet of space is being sublet and used as retail space and 105,683 square feet of space is being sublet as office space. The Zurich Towers Mortgaged
     Property contains a fitness center, cafeteria, conference/training rooms, and two, 5-level parking structures. In November 2004, the Zurich Towers
     Mortgaged Property was acquired from Zurich American Insurance Company by a subsidiary of Inland Western Retail Real Estate Trust, Inc. The seller then executed a 12-year, bondable lease for the entire Zurich Towers Mortgaged
     Property.

o    The Zurich Towers Mortgaged Property is located directly opposite the
     2.25-million-SF Woodfield Mall, which is a regional mall in northwest suburban Chicago, anchored by JC Penney, Lord & Taylor and Nordstrom.
     Zurich Towers has good access to nearby I-90, I-355 toll road and the I-290 expressway and is one of the tallest, most visible structures in the submarket. Downtown Chicago, which is approximately 25 miles away, is visible from the Zurich Towers Mortgaged Property. Chicago O'Hare is approximately 10 miles away.

PROPERTY MANAGEMENT:

o    The Zurich Towers Mortgaged Property is managed by Inland US Management
     LLC, an affiliate of The Inland Group.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    Not Allowed.

--------------------------------------------------------------------------------

                                      E-19

--------------------------------------------------------------------------------
                           INDIAN RIVER MALL & COMMONS
--------------------------------------------------------------------------------

INDIAN RIVER MALL & COMMONS
--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 LOAN SELLER:                    Bank of America

 ORIGINAL PRINCIPAL BALANCE:     $75,000,000

 LOAN GROUP:                     1

 FIRST PAYMENT DATE:             December 1, 2004

 TERM/AMORTIZATION:              120/360

 INTEREST ONLY PERIOD:           60

 MATURITY DATE:                  November 1, 2014

 EXPECTED MATURITY BALANCE:      $69,487,038

 BORROWING ENTITY:               Indian River Mall, LLC

 INTEREST CALCULATION:           Actual/360

 CALL PROTECTION:                Lockout/defeasance:
                                 113 payments
                                 Open: 7 payments

 ONGOING RESERVES:

   REPLACEMENT RESERVE:          Springing(1)

   TAX/INSURANCE:                Springing(2)

 LOCKBOX:                        Hard
--------------------------------------------------------------------------------
(1)  After the occurence of an NOI Trigger Event, $5,251 per month will be collected up to total deposits of $31,506. Borrower will not be required to make deposits unless the amount in the reserve is less than $31,506.

(2)  Tax/Insurance reserve springs based on an NOI Trigger Event as defined in the loan documents.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:           $75,000,000

 CUT-OFF DATE LTV:               79.2%

 MATURITY DATE LTV:              73.4%

 UNDERWRITTEN DSCR(1):           1.30x

 MORTGAGE RATE:                  5.214%
--------------------------------------------------------------------------------
(1)  DSCR figures based on net cash flow unless otherwise noted.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:                   Retail

 PROPERTY SUB TYPE:               Anchored

 LOCATION:                        Vero Beach, FL

 YEAR BUILT/RENOVATED:            1996

 NET RENTABLE SQUARE FEET:        434,577

 CUT-OFF BALANCE PER SF:          $173

 OCCUPANCY AS OF 01/10/05:        87.4%

 OWNERSHIP INTEREST:              Fee/Leasehold

 PROPERTY MANAGEMENT:             Simon Management Associates, LLC

 U/W NET CASH FLOW:               $ 6,440,566

 APPRAISED VALUE:                 $94,700,000
--------------------------------------------------------------------------------

                                      E-20

--------------------------------------------------------------------------------
                           INDIAN RIVER MALL & COMMONS
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                                    FINANCIAL INFORMATION
---------------------------------------------------------------------------------------------
                                                             ANNUALIZED
                                                             MOST RECENT         FULL YEAR
                                         UNDERWRITTEN        (11/30/04)         (12/31/03)
                                       ----------------   ----------------   ----------------

 Effective Gross Income ............      $11,409,470        $11,249,786        $11,580,306
 Total Expenses ....................      $ 4,641,257        $ 4,866,523        $ 4,580,071
 Net Operating Income (NOI .........      $ 6,768,213        $ 6,383,263        $ 7,000,235
 Cash Flow (CF) ....................      $ 6,440,566        $ 6,383,263        $ 7,000,235
 DSCR on NOI .......................             1.37x              1.29x              1.41x
 DSCR on CF ........................             1.30x              1.29x              1.41x
---------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                                   TENANT INFORMATION(1)
-----------------------------------------------------------------------------------------------------------------------------
                                     RATINGS        TOTAL       % OF                 POTENTIAL    % OF POTENTIAL     LEASE
TOP TENANTS                         FITCH/S&P     TENANT SF   TOTAL SF   RENT PSF       RENT           RENT        EXPIRATION
-------------------------------- --------------- ----------- ---------- ---------- ------------- ---------------- -----------

 American Multi-Cinema .........   Not Rated/B      71,665       16.5%   $ 16.00    $1,146,640          14.5%     03/31/2017
 Ross Dress for Less ...........  Not Rated/BBB     30,187        6.9    $  6.25       188,669           2.4%     01/31/2012
 Best Buy ......................     BBB/BBB        29,175        6.7    $  6.50       189,638           2.4%     01/31/2014
 Michael's .....................  Not Rated/BB+     23,406        5.4%   $  9.50       222,357           2.8%     02/28/2013
                                                   -------       ----               ----------          ----
                                                   154,433       35.5%              $1,747,304          22.1%
-----------------------------------------------------------------------------------------------------------------------------

(1)  Information obtained from Underwritten Rent Roll except for Ratings
     (Fitch/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance expense and reimbursement.

------------------------------------------------------------------------------------------------------------
                                       LEASE ROLLOVER SCHEDULE(1)
------------------------------------------------------------------------------------------------------------
                      NUMBER OF LEASES                 % OF TOTAL   CUMULATIVE   CUMULATIVE %    BASE RENT
YEAR OF EXPIRATION       EXPIRING(2)     EXPIRING SF       SF        TOTAL SF     OF TOTAL SF     EXPIRING
-------------------- ------------------ ------------- ------------ ------------ -------------- -------------

 2005 ..............          5              4,628          1.1%        4,628          1.1%     $  193,794
 2006 ..............         31             66,006         15.2        70,634         16.3%     $1,723,502
 2007 ..............         11             44,851         10.3       115,485         26.6%     $  775,198
 2008 ..............          6             12,142          2.8       127,627         29.4%     $  255,396
 2009 ..............         14             26,681          6.1       154,308         35.5%     $  657,085
 2010 ..............          2                900          0.2       155,208         35.7%     $   72,000
 2011 ..............          2              1,850          0.4       157,058         36.1%     $  125,200
 2012 ..............          4             53,814         12.4       210,872         48.5%     $  635,841
 2013 ..............          5             58,129         13.4       269,001         61.9%     $  629,877
 2014 ..............          3             38,529          8.9       307,530         70.8%     $  330,613
 2017 ..............          3             72,415         16.7       379,945         87.4%     $1,251,640
 Vacant ............                        54,632         12.6       434,577        100.0%     $1,248,202
                             --             ------        -----
 Total .............         86            434,577        100.0%
------------------------------------------------------------------------------------------------------------

(1)  Information obtained from Underwritten Rent Roll.

(2)  For purposes of this column, each leased tenant space was considered a separate lease even if multiple tenant spaces were covered under the same lease.

                                      E-21

--------------------------------------------------------------------------------
                           INDIAN RIVER MALL & COMMONS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        SUMMARY OF SIGNIFICANT TENANTS(1)

The Indian River Mall & Commons Mortgaged Property is approximately 87.4%
occupied. The collateral consists of an approximately 302,456 gross leasable square foot portion of the single story approximately 748,008 gross leasable square foot enclosed regional mall and an approximately 132,121 gross leasable square foot portion of the adjacent approximately 260,868 gross leasable square feet power center. The Indian River Mall & Commons Mortgaged Property is
anchored by American Multi-Cinema, Ross Dress for Less, Best Buy, Michael's and
Bed Bath & Beyond. Collateral in-line tenants occupy approximately 203,669 gross leasable square feet of approximately 258,301 gross leasable square feet of available space with the remainder currently vacant. The Indian River Mall &
Commons is also anchored by Sears (130,151 square feet), Dillard's (129,601 square feet), Lowe's (128,747 square feet), Burdines-Macy's (104,715 square feet) and JC Penny (81,085 square feet), which are tenant owned and not part of the collateral. The four largest tenants of the Indian River Mall & Commons
Mortgaged Property, representing 35.5% of the gross leasable area, are:

o    American Multi-Cinema (AMEX: "AEN") (Not Rated by Fitch and Rated "B" by
     S&P) occupies approximately 71,665 square feet (24, screens, 16.5%) under a lease expiring on March 31, 2017. American Multi-Cinema are modern, megaplex-style, stadium seating theater complexes, with locations in most major markets in the United States and seven other countries. American
     Multi-Cinema operates more than 3,500 screens in 230 locations worldwide.
     American Multi-Cinema was recently purchased by Marquee Holding, a partnership controlled by affiliates of JP Morgan Chase and Apollo
     Management.

o    Ross Dress for Less (NASDAQ: "ROST") (Not Rated by Fitch and Rated "BBB" by
     S&P) occupies approximately 30,187 square feet (6.9%) on a lease expiring on January 31, 2012. Ross Dress for Less offers name brand apparel and apparel-related merchandise for the entire family. As of January 29, 2005, there were 639 Ross stores, compared with 568 Ross locations at the end of the same period last year. For the fiscal year ending January 29, 2005, net earnings totaled $168.5 million on sales of $4.24 billion.

o    Best Buy (NYSE: "BBY") (Rated "BBB" by Fitch and S&P) occupies approximately 29,175 square feet (6.7%) on a lease expiring on January 31,
     2014. Best Buy, Inc. sells consumer electronics, home-office products, entertainment software, appliances and related services. Best Buy Co., Inc.
     operates more than 830 retail stores across the United States and Canada, compared with 757 retail stores for the same period last year. For the fiscal year ending February 26, 2005, revenue rose 10% to $9.2 billion, compared with $8.4 billion for the previous period.

o    Michael's Stores, Inc. (NYSE: "MIK") (Not Rated by Fitch and Rated "BB+" by
     S&P) occupies approximately 23,406 square feet (5.4%) on a ten-year lease expiring on February 28, 2013. As of March 2, 2005, Michael's Stores, Inc.
     owns and operates 845 Michael's stores in 48 states and Canada. Net income for the fiscal year 2004 was, $209.8 million, an 18% increase compared to last year's net income of $177.8 million. Total sales for 2004 were $3.39 billion, a 10% increase over last year's $3.09 billion.
--------------------------------------------------------------------------------

(1)  See footnote to preceding tenant information table regarding ratings.

                                      E-22

--------------------------------------------------------------------------------
                           INDIAN RIVER MALL & COMMONS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------
THE LOAN:

o    The Indian River Mall & Commons Mortgage Loan is secured by a first fee and leasehold mortgage on a 302,456 square foot portion of the single story
     748,008 square foot enclosed regional mall and a 132,121 square foot portion of the adjacent 260,868 square foot power center located in Vero
     Beach, Florida.

THE BORROWER:

o    The Indian River Mall & Commons Borrower, the owner of a leasehold interest in the Indian River Mall & Commons, is Indian River Mall, LLC, a Delaware
     limited liability company and single purpose, bankruptcy-remote entity with at least two independent managers for which a non-consolidation opinion has been provided. Equity interest in the Indian River Mall & Commons Borrower is held 100% by its sole member and fee owner of the Indian River Mall &
     Commons, IR Mall Associates, Ltd., a Florida limited partnership and a joint venture between Simon Property Group, L.P. and The Western and
     Southwestern Life Insurance Groups. Simon Property Group, Inc. is the
     sponsor.

o    Simon Property Group, Inc. ("SPG") (Rated "BBB" by Fitch and "BBB+" by S&P)
     is the largest publicly traded retail real estate company in North America with a total market capitalization of approximately $35 billion as of
     October 31, 2004. The real estate investment trust is engaged in the ownership, development and management of primarily regional malls, Premium
     Outlet centers and community shopping centers. SPG owns 52 regional malls in the United States. Through its subsidiary partnerships, SPG owns or has an interest in 299 properties in North America containing an aggregate of approximately 204 million square feet of gross leasable area in 39 states plus Canada and Puerto Rico. SPG also holds interests in 49 European shopping centers in France, Italy, Poland and Portugal and four outlet centers in Japan. As of September 30, 2004, SPG had total assets of approximately $16.2 billion and shareholders equity of approximately $3.2 billion.

THE PROPERTY:

o    The Indian River Mall & Commons Mortgaged Property consists of the fee simple and leasehold interest in a 302,456 square foot portion of the single story 748,008 square foot enclosed regional mall and a 132,121 square foot portion of the adjacent 260,868 square foot power center. Built in 1996 on approximately 118.38 acres, there are approximately 4,796 surface parking spaces.

o    The Indian River Mall & Commons Borrower, at its sole cost and expense, is required to keep the Indian River Mall & Commons Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy. The Indian River Mall & Commons
     Borrower is also required to maintain a comprehensive all risk insurance policy without an exclusion for terrorist acts.

GROUND LEASE

o    The Indian River Mall & Commons Mortgaged Property (land and buildings) is subject to a 46-year lease between related parties: the fee owner, IR Mall
     Associates, Ltd. (lessor/landlord), and the Borrower, Indian River Mall,
     LLC (lessee/tenant). The triple-net lease commenced on October 20, 2004 and expires December 31, 2050 with no renewal options. The fee owner and landlord, IR Mall Associates, Ltd., executed the mortgage on a non-recourse basis for the purpose of submitting its interest to the lien of the mortgage.

PROPERTY MANAGEMENT:

o    The property manager is Simon Management Associates, LLC, an affiliate of the sponsor. Simon Management Associates, LLC has experience in managing and leasing with 72 properties in North America.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    Not Allowed.
--------------------------------------------------------------------------------

                                      E-23

--------------------------------------------------------------------------------
                           INDIAN RIVER MALL & COMMONS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
RELEASE OR SUBSTITUTION OF PROPERTY:

o    The Indian River Mall & Commons Borrower is permitted on a one-time basis to substitute another retail property for the Indian River Mall & Commons
     Mortgaged Property provided certain conditions are satisfied, including that the substitute property has an appraised value not less than 110% of the fair market value of the released property (as of the related closing date or immediately before the substitution, whichever is greater), that net operating income for the substitute property is greater than 115% of the net operating income of the released property (for the four immediately preceding calendar quarters), and delivery of rating agency confirmations.
     The Indian River Mall & Commons Borrower is also permitted to release non-income generating portions of the Indian River Mall & Commons Mortgaged
     Property without the mortgagee's consent to governmental agencies and third parties or to grant easements to such non-income producing property.
--------------------------------------------------------------------------------

                                      E-24

--------------------------------------------------------------------------------
                               WESTERN ASSET PLAZA
--------------------------------------------------------------------------------

WESTERN ASSET PLAZA
--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 LOAN SELLER                         Barclays

 ORIGINAL PRINCIPAL BALANCE:         $75,000,000

 LOAN GROUP:                         1

 FIRST PAYMENT DATE:                 February 1, 2005

 TERM/AMORTIZATION:                  60/0

 INTEREST ONLY PERIOD:               60

 MATURITY DATE:                      January 1, 2010

 EXPECTED MATURITY BALANCE:          $75,000,000

 BORROWING ENTITY:                   Maguire Partners - WAP, LLC

 INTEREST CALCULATION:               Actual/360

 CALL PROTECTION:                    Lockout/defeasance:
                                     56 payments
                                     Open: 4 payments

 UP-FRONT RESERVES:

   TAX/INSURANCE RESERVE:            No/Yes

   IMMEDIATE REPAIR RESERVE:         Springing(1)

   RENT SUBSIDY RESERVE:             $1,558,264(2)

   TI/LC RESERVE:                    $3,893,300

 ONGOING RESERVES:

   TAX/INSURANCE RESERVE:            Yes/Yes

 LOCKBOX:                            Hard(3)
--------------------------------------------------------------------------------
(1)  If all of the immediate repairs have not been completed within six months of the loan closing date, (i) the borrower will be required to deposit with lender an amount equal to 125% of the cost to complete the repairs as determined by the lender, or (ii) the guarantor will be required to guarantee completion of the immediate repairs within one year of the loan closing date. The property condition report identified immediate repairs totaling $75,000.

(2)  A $1,558,264 rent subsidy reserve account was established on the loan closing date, which amounts are available to cover rent payments due during the rent abatement periods for the following tenants: Western Asset
     Management, which is in occupancy, and paying rent on 75.4% of its NRA and will begin to pay rent on its remaining space in August 2005, Alexandria
     Real Estate Equities, which has a rent commencement date of September 2005 and Wachovia, which is in occupancy, has a rent commencement date of April
     2005.

(3)  Excess cash flow from the Western Asset Plaza property is released to the mezzanine lender unless a "trigger event" occurs and a cash trap is triggered. A "trigger event" occurs if the cash flow for available debt service for the prior 6 months is less than $5,500,000.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:                    $75,000,000

 CUT-OFF DATE LTV:                        67.0%

 MATURITY DATE LTV:                       67.0%

 UNDERWRITTEN DSCR(1):                    1.53x

 MORTGAGE RATE:                           5.160%
--------------------------------------------------------------------------------
(1)  DSCR figures based on net cash flow unless otherwise noted.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:                           Office

 PROPERTY SUB TYPE:                       Suburban

 LOCATION:                                Pasadena, CA

 YEAR BUILT/RENOVATED:                    2003

 NET RENTABLE SQUARE FEET:                256,703

 CUT-OFF BALANCE PER SF:                  $292

 OCCUPANCY AS OF 10/31/04:                91.2%

 OWNERSHIP INTEREST:                      Fee

 PROPERTY MANAGEMENT:                     Maguire Properties, LP

 U/W NET CASH FLOW:                       $6,013,977

 APPRAISED VALUE:                         $112,000,000
--------------------------------------------------------------------------------

                                      E-25

--------------------------------------------------------------------------------
                               WESTERN ASSET PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                                                                   UNDERWRITTEN
                                                                  --------------

 Effective Gross Income .........................................   $9,863,959
 Total Expenses .................................................   $3,558,137
 Net Operating Income (NOI) .....................................   $6,305,822
 Cash Flow (CF) .................................................   $6,013,977
 DSCR on NOI ....................................................         1.61x
 DSCR on CF .....................................................         1.53x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                                    TENANT INFORMATION(1)
--------------------------------------------------------------------------------------------------------------------------------
                                        RATINGS        TOTAL       % OF                 POTENTIAL    % OF POTENTIAL     LEASE
TOP TENANTS(2)                         FITCH/S&P     TENANT SF   TOTAL SF   RENT PSF       RENT           RENT        EXPIRATION
---------------------------------- ---------------- ----------- ---------- ---------- ------------- ---------------- -----------

 Western Asset Management ........  Not Rated/BBB+    172,775       67.3%  $ 25.75     $4,448,533          67.9%     04/27/2014
 Alexandria Real Estate Equities..     Not Rated       25,606       10.0%  $ 21.50        550,529           8.4%     11/30/2012
 Saiful Bouquet, Inc. ............     Not Rated       14,829        5.8%  $ 21.54        319,417           4.9%     06/30/2009
                                                      -------       ----               ----------          ----
                                                      213,210       83.1%              $5,318,479          81.2%
--------------------------------------------------------------------------------------------------------------------------------

(1)  Information obtained from the AUP except for Ratings (Fitch/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF,
     Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance expense and reimbursement.

(2)  See Footnote 2 in Mortgage Loan Information above.

------------------------------------------------------------------------------------------------------------------
                                              LEASE ROLLOVER SCHEDULE
------------------------------------------------------------------------------------------------------------------
                           # OF LEASES     EXPIRING       % OF       CUMULATIVE       CUMULATIVE       BASE RENT
YEAR OF EXPIRATION(1)      EXPIRING(2)        SF        TOTAL SF      TOTAL SF      % OF TOTAL SF       EXPIRING
------------------------------------------------------------------------------------------------------------------

 2009 .................          1          14,829          5.8         14,829            5.8%        $  319,441
 2010 .................          3          14,595          5.7         29,424           11.5%        $  321,530
 2012 .................          1          25,606         10.0         55,030           21.4%        $  550,529
 2013 .................          1           5,537          2.2         60,567           23.6%        $  193,795
 2014 .................          5         172,775         67.3        233,342           90.9%        $4,448,533
 Management ...........                        842          0.3        234,184           91.2%
 Vacant ...............          1          22,519          8.8%       256,703          100.0%        $  781,366
                                --         -------        -----
 TOTAL ................         12         256,703        100.0%
------------------------------------------------------------------------------------------------------------------

(1)  Information obtained from the AUP.

(2)  For purposes of this column, each leased tenant space was considered a separate lease even if multiple tenant spaces were covered under the same lease.

                                      E-26

--------------------------------------------------------------------------------
                               WESTERN ASSET PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        SUMMARY OF SIGNIFICANT TENANTS(1)
--------------------------------------------------------------------------------
The Western Asset Plaza Mortgaged Property was 91.2% leased by eight tenants as of October 31, 2004, with investment grade tenants occupying 70.8% of the space.
The three largest tenants of the Western Asset Plaza Mortgaged Property, representing 83.1% of total net rentable area, are:

o    Western Asset Management ("WAM") (Not Rated by Fitch and Rated "BBB+" by
     S&P) occupies 172,775 square feet (67.3%) with a lease expiring on April
     27, 2014. WAM is an institutional fixed income manager with $163 billion in assets under management and over 400 employees worldwide. WAM is an autonomous subsidiary of Legg Mason (NYSE: "LM") (Rated "BBB+" by S&P), a
     Baltimore-based holding company that is principally engaged in providing asset management, securities brokerage, investment banking and other related financial services to individuals, institutions, corporations, governments, and government agencies. With aggregate assets under management of approximately $360 billion as of December 30, 2004, Legg
     Mason is one of the largest asset management companies in the world.
     Revenue for the quarter ended September 30, 2004 was $585.5 million, up from $472.7 million for the quarter ended September 2003. As of March 18,
     2005, Legg Mason had a market capitalization of $8.91 billion.

o    Alexandria Real Estate Equities (NYSE: "ARE") (Not Rated) occupies 25,606 square feet (10.0%) with a lease expiring on November 30, 2012. ARE is a real estate investment trust that owns and manages approximately 90 office and laboratory properties occupied by biotech and pharmaceutical companies, research institutions, government agencies, and other businesses. ARE owns approximately 6 million square feet of rentable space in North Carolina,
     San Diego, San Francisco, Seattle, suburban Washington, DC, and in metropolitan areas of Massachusetts, New Jersey, Pennsylvania, and other states. ARE's revenue for the quarter ended June 2004 was $43.5 million, up from $40.1 million for the quarter ended June 2003. As of the quarter ended
     June 2004, total assets were $1,379.7 million. As of March 18, 2005, ARE had a market capitalization of $1.3 billion.

o    Saiful Bouquet Inc. (Not Rated) occupies 14,829 square feet (5.8%) with a lease expiring on June 30, 2009. Saiful Bouquet Inc. is a structural engineering firm, founded in 1997 by Saiful Islam, S.E., Ph.D. and Tom
     Bouquet, S.E. With a staff of over 40, Saiful Bouquet Inc. has 25 engineers, including four Ph.D.'s in Structural Engineering. Saiful Bouquet
     Inc. has been awarded multiple design excellence awards, including the
     Structural Engineers Association of Southern California's Most Outstanding
     Design Award.

-------------------------------------------------------------------------------
(1)  See footnote to preceding Tenant Information table regarding ratings.

                                      E-27

--------------------------------------------------------------------------------
                               WESTERN ASSET PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------
THE LOAN:

o    The Western Asset Plaza Mortgage Loan is secured by a first mortgage on a five-story, 256,703 square foot office building located in downtown
     Pasadena, California.

THE BORROWER:

o    The Western Asset Plaza Borrower, Maguire Partners-WAP, LLC, a Delaware
     limited liability company, is a single-purpose, bankruptcy-remote entity with two independent directors, with respect to which a non-consolidation opinion has been provided. Robert F. Maguire III, the borrower principal, is an experienced borrower, real estate developer and operator. Maguire owns and controls numerous office and mixed use developments in Southern
     California, and has been involved in real estate investment and development in the area for over 40 years.

THE PROPERTY:

o    The Western Asset Plaza Mortgaged Property consists of a five-story central business district office building totaling 256,703 square feet. The property was built in 2003 and is situated on approximately 2.36 acres. The
     Western Asset Plaza Mortgaged Property is comprised of office and retail
     (90.5% office/9.5% retail) which includes ground level retail, a branch bank space, four floors of office space, and a subterranean 3-level parking garage that includes 773 underground parking spaces (3 spaces per 1,000 square feet).

o    The Western Asset Plaza Mortgaged Property was 91.2% leased as of October
     31, 2004, with investment grade tenants occupying 70.8% of the space. The three largest tenants, representing 83.1% of the total net rentable area, are Western Asset Management, Alexandria Real Estate Equities, and Saiful
     Bouquet, Inc. Other tenants include Wachovia, Norton Simon, Vantis Capital, and Bank of America.

o    The Western Asset Plaza Mortgaged Property serves as the headquarters for
     Western Asset Management Company, a wholly owned subsidiary of Legg Mason.
     WAM occupies 67.3% of the total net rentable area and is on a long term lease through 2014. Legg Mason (NYSE: "LM") (Not Rated by Fitch and Rated
     "BBB+" by S&P), the parent company of Western Asset Management, guarantees the lease.

o    The Western Asset Plaza Borrower is generally required at its sole cost and expense to keep the Western Asset Plaza Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o    The Western Asset Plaza Mortgaged Property is managed by Maguire
     Properties, L.P., which is a related entity to Maguire Properties, Inc., an
     L.A.-based nationally traded real estate investment trust. Maguire
     Properties, Inc. is the largest owner and operator of Class A office properties in the Los Angeles central business district and is primarily focused on owning and operating high quality office properties in Southern
     California.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    The Western Asset Plaza Borrower's 100% owner, Maguire Partners-WAP Equity,
     LLC, a Delaware limited liability company (the "Mezzanine Borrower"), is a single-purpose, bankruptcy-remote entity. The Mezzanine Borrower's ownership interest in the Western Asset Plaza Borrower secures a
     $14,500,000 mezzanine loan (the "Mezzanine Loan"), comprised of an
     $11,500,000 Note and a $3,000,000 Note, both governed by one mezzanine loan agreement and each held outside the trust. The relationship between the
     Western Asset Plaza Mortgage Loan and the Mezzanine Loan is governed by an intercreditor agreement. The indebtedness evidenced by the $11,500,000 Note has been advanced to the Mezzanine Borrower.

o    Under the mezzanine loan agreement, the indebtedness evidenced by the
     $3,000,000 will be advanced to the Mezzanine Borrower and used to reimburse the Western Asset Plaza Borrower for tenant improvements and leasing commissions required under new leases for space that as of the loan closing date were vacant. Permitted additional debt is subject to (i) no event of default, (ii) the amount requested shall not exceed $100 per square foot for retail space and $60 per square foot for office space, and (iii) the related lease shall have an effective annual rental rate of at least $37.50 per square foot for retail space and $24 per square foot for office space.

--------------------------------------------------------------------------------

                                      E-28

--------------------------------------------------------------------------------
                               JQH HOTEL PORTFOLIO
--------------------------------------------------------------------------------

JQH HOTEL PORTFOLIO
--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 LOAN SELLER:                    Barclays

 ORIGINAL PRINCIPAL BALANCE:     $73,500,000

 LOAN GROUP:                     1

 FIRST PAYMENT DATE:             April 1, 2005

 TERM/AMORTIZATION:              84/300

 INTEREST ONLY PERIOD:           0

 MATURITY DATE:                  March 1, 2012

 EXPECTED MATURITY BALANCE:      $62,453,843

 BORROWING ENTITY:               Richardson Hammons, LP

 INTEREST CALCULATION:           Actual/360

 CALL PROTECTION:                Lockout: 25 payments
                                 GRTR 1% PPMT or Yield
                                 Maintenance: 57
                                 payments
                                 Open: 2 payments

 UP-FRONT RESERVES:

   TAX/INSURANCE RESERVE:        Yes/Yes

   DEBT SERVICE RESERVE:         $ 451,354

   PIP RESERVE:                  Springing(1)

 ONGOING RESERVES:

   TAX/INSURANCE RESERVE:        Yes/Springing(2)

   REPLACEMENT RESERVE:          $ 108,593(3)

 LOCKBOX:                        Hard
--------------------------------------------------------------------------------
(1)  If the franchisor of a property in the JQH Hotel Portfolio notifies the borrower and property manager that a property improvement program is required at such property, then the borrower will be required to deposit into the PIP Reserve an amount determined by lender to be sufficient to comply with such program.

(2)  The loan documents require the borrower to make monthly deposits into the insurance reserve account (i) upon an Event of Default (as defined in the loan documents), (ii) if the DSCR falls below the DSCR as of loan closing date, (iii) if borrower fails to present evidence that all insurance requirements have been met and all premiums have been paid or (iv) if borrower fails to maintain a balance in the insurance escrow account equal to three months of insurance premiums.

(3)  The loan documents require the borrower to deposit monthly replacement reserves in an amount equal to 4% of the operating income for the prior calendar year. The monthly reserve amount for the first 12 months of the loan term is $108,593.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:              $73,396,750

 CUT-OFF DATE LTV:                  67.6%

 MATURITY DATE LTV:                 57.6%

 UNDERWRITTEN DSCR(1):              1.44x

 MORTGAGE RATE:                     5.500%
--------------------------------------------------------------------------------
(1)  DSCR figures based on net cash flow unless otherwise noted.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:                     Hotel

 PROPERTY SUB TYPE:                 Various

 LOCATION:                          Various

 YEAR BUILT/RENOVATED:              Various

 SIZE (ROOMS):                      864

 CUT-OFF BALANCE PER ROOM:          $84,950

 OCCUPANCY AS OF 12/31/04:          70.2%

 OWNERSHIP INTEREST:                Fee

 PROPERTY MANAGEMENT:               John Q. Hammons Hotels, L.P.

 U/W NET CASH FLOW:                 $7,783,282

 APPRAISED VALUE:                   $108,500,000
--------------------------------------------------------------------------------

                                      E-29

--------------------------------------------------------------------------------
                              JQH HOTEL PORTFOLIO
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                         OPERATIONAL STATISTICS -- EMBASSY SUITES(1)
------------------------------------------------------------------------------------------------
                                           2002           2003           2004            U/W
                                       ------------   ------------   ------------   ------------

 Average Daily Rate (ADR) ..........      $104.65        $107.09       $111.67        $111.67
 Occupancy .........................         64.7%          66.4%         70.7%          70.7%
 RevPAR ............................      $ 67.74        $ 71.14       $ 78.90        $ 78.89
 Penetration Rate ..................                       131.4%        133.3%
------------------------------------------------------------------------------------------------

(1)  Based on the AUP and the appraisal.

------------------------------------------------------------------------------------------------
                    OPERATIONAL STATISTICS -- RENAISSANCE HOTEL RICHARDSON(1)
------------------------------------------------------------------------------------------------
                                           2002           2003           2004            U/W
                                       ------------   ------------   ------------   ------------

 Average Daily Rate (ADR) ..........      $103.31        $102.73        $105.33        $105.33
 Occupancy .........................         55.4%          60.9%          64.0%          64.0%
 RevPAR ............................      $ 57.18        $ 62.53        $ 67.43        $ 67.43
 Penetration Rate ..................                       139.9%         145.5%
------------------------------------------------------------------------------------------------

(1)  Based on the AUP and the appraisal.

--------------------------------------------------------------------------------------------
                   OPERATIONAL STATISTICS -- COURTYARD BY MARRIOTT(1)
--------------------------------------------------------------------------------------------
                                           2002          2003          2004          U/W
                                       -----------   -----------   -----------   -----------

 Average Daily Rate (ADR) ..........      $87.15        $91.52        $95.07       $95.07
 Occupancy .........................        69.0%         68.6%         69.5%        69.5%
 RevPAR ............................      $60.12        $62.74        $66.11       $66.07
 Penetration Rate ..................                     122.3%        120.5%
--------------------------------------------------------------------------------------------

(1)  Based on the AUP and the appraisal.

--------------------------------------------------------------------------------------------
                  OPERATIONAL STATISTICS -- RESIDENCE INN SPRINGFIELD(1)
--------------------------------------------------------------------------------------------
                                           2002          2003          2004          U/W
                                       -----------   -----------   -----------   -----------

 Average Daily Rate (ADR) ..........      $86.71        $88.55        $90.03       $90.03
 Occupancy .........................        68.4%         76.6%        82.8%         82.8%
 RevPAR ............................      $59.30        $67.83       $74.53        $74.50
 Penetration Rate ..................                     146.7%       148.4%
--------------------------------------------------------------------------------------------

(1)  Based on the AUP and the appraisal.

--------------------------------------------------------------------------------------------------------------------------------
                                                    PORTFOLIO PROPERTIES
--------------------------------------------------------------------------------------------------------------------------------
                                                                           CUT-OFF DATE
                                                                            ALLOCATED      YEAR BUILT/
PROPERTY NAME                             PROPERTY LOCATION     ROOMS        BALANCE        RENOVATED            BORROWER
---------------------------------------   -------------------   -------   -------------   ------------   -----------------------

 Embassy Suites .......................   Franklin, TN          250        $27,058,710       2001/NA     Richardson Hammons, LP
 Renaissance Hotel Richardson .........   Richardson, TX        336        $22,323,435       2001/NA     Richardson Hammons, LP
 Courtyard by Marriott ................   Springfield, MO       142        $12,514,653       2000/NA     Richardson Hammons, LP
 Residence Inn Springfield ............   Springfield, MO       136        $11,499,952       2001/NA     Richardson Hammons, LP
--------------------------------------------------------------------------------------------------------------------------------

                                      E-30

--------------------------------------------------------------------------------
                               JQH HOTEL PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------
THE LOAN:

o    The JQH Hotel Portfolio Mortgage Loan is secured by a first mortgage on the following hotel properties: (i) the Embassy Suites located in Franklin,
     Tennessee, (ii) the Renaissance Hotel Richardson located in Richardson,
     Texas, (iii) the Courtyard by Marriott located in Springfield, Missouri, and (iv) the Residence Inn Springfield located in Springfield, Missouri
     (collectively, the "JQH Hotel Portfolio Mortgaged Properties").

THE BORROWER:

o    The JQH Hotel Portfolio Borrower is Richardson Hammons, LP, a Delaware
     limited partnership and single purpose, bankruptcy remote entity, with respect to which a non-consolidation opinion has been provided. Equity ownership in the JQH Hotel Portfolio Borrower is held by Hammons of
     Richardson, LLC (0.5%), a Delaware limited liability company and Hammons of
     Franklin, LLC (99.5%), which is owned (100%) by the John Q. Hammons
     Revocable Trust dated December 28, 1989 as Amended and Restated, which holds ultimate ownership.

THE PROPERTY:

o    The Embassy Suites property is a full-service lodging facility located in the city of Franklin, Tennessee, a southern suburb of Nashville, Tennessee.
     The hotel has 250 suites contained in two nine-story buildings that were built in 2001. Hotel amenities include approximately 15,000 square feet of banquet and meeting space, a staffed business center with wireless high speed internet access, indoor heated pool and whirlpool, sauna, game room, and gift shop. In addition, the Embassy Suites property includes the
     Athletic Club Bar and Grill and the Atrium Lounge. The Athletic Club serves as the restaurant for the hotel and seats 125 people.

o    The Renaissance Hotel Richardson property is located in Richardson, Texas, a northern suburb of Dallas. The full service hotel has 336 guestrooms
     (including 42 suites) and opened in May 2001. The hotel is designed with a garden atrium style setting in a 12-story, 325,881 square foot building located on a 3.0 acre parcel of land. Hotel amenities include an indoor pool, a whirlpool, a fitness center, and a gift shop. The Renaissance Hotel
     Richardson has one full service restaurant (Maestro's Restaurant) and one coffee bar (Take Five Lounge). Meeting and banquet facilities include three different ballrooms and three meeting rooms that total 19,420 square feet.

o    The Courtyard by Marriott property contains 142 guestrooms in a 3-story
     27,540 square foot building that opened in April 2000. Situated on a 7.0 acre parcel of land, the hotel is located just 2.7 miles from
     Springfield/Branson Regional Airport. Hotel amenities include a Courtyard
     Cafe and lobby bar, an indoor pool and whirlpool, an exercise room, a business center, complimentary airport/hotel shuttle service, 317 outdoor parking spaces, and 2,242 square feet of meeting space contained in five separate meeting rooms.

o    The Residence Inn Springfield property, located in southern Springfield,
     Missouri, contains 136 suites in two 3-story buildings containing 116,920 square feet. Constructed in 2001, the Renaissance Inn Springfield property features two central buildings, two elevators, 174 parking spaces, and is situated on 3.54 acres of land. Hotel amenities include an outdoor pool, indoor and outdoor whirlpools, an exercise room, and outdoor sport courts.
     Meeting space is provided in five rooms located off the lobby totaling
     2,220 square feet.

o    The JQH Hotel Portfolio Borrower is generally required at its sole cost and expense to keep the JQH Hotel Portfolio Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o    John Q. Hammons Hotels, L.P., an affiliate of the JQH Hotel Portfolio
     Borrower, manages each of the four hotel properties. Headquartered in
     Springfield, Missouri, John Q. Hammons Hotels, L.P. manages 60 hotels in 22 states with a total of approximately 1.8 million square feet of meeting and convention space. John Q. Hammons Hotels, L.P. provides day-to-day hotel management functions including management and development services to the four hotel properties.
--------------------------------------------------------------------------------

                                      E-31

--------------------------------------------------------------------------------
                               JQH HOTEL PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    A $9,500,000 mezzanine loan from Madison Capital Company, LLC to Hammons of
     Franklin, LLC, the holder of direct and indirect interests in the JQH Hotel
     Portfolio Borrower, is secured by its interest in Hammons of Richardson,
     LLC, the general partner of the JQH Hotel Portfolio Borrower, as well as its limited partnership interests in the JQH Hotel Portfolio Borrower. The relationship between the JQH Hotel Portfolio Mortgage Loan and the mezzanine loan is governed by an intercreditor agreement.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    Not allowed.

--------------------------------------------------------------------------------

                                      E-32

--------------------------------------------------------------------------------
                                  UNITED PLAZA
--------------------------------------------------------------------------------

UNITED PLAZA
--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 LOAN SELLER:                           Barclays

 ORIGINAL PRINCIPAL BALANCE:            $70,000,000

 LOAN GROUP:                            1

 FIRST PAYMENT DATE:                    May 1, 2005

 TERM/AMORTIZATION:                     120/360

 INTEREST ONLY PERIOD:                  0

 MATURITY DATE:                         April 1, 2015

 EXPECTED MATURITY BALANCE:             $58,010,322

 BORROWING ENTITY:                      IPC United Plaza Lease, LP

 INTEREST CALCULATION:                  Actual/360

 CALL PROTECTION:                       Lockout/defeasance:
                                        116 payments
                                        Open: 4 payments

 UP-FRONT RESERVES:

   TAX/INSURANCE RESERVE:               No/Yes

   IMMEDIATE REPAIR RESERVE:            $503,688

   RENT RESERVE HOLDBACK RESERVE:       $415,475(1)

 ONGOING RESERVES:

   TAX/INSURANCE RESERVE:               Yes/Yes

   REPLACEMENT RESERVE:                 $10,225(2)

   TI/LC RESERVE:                       $76,690(3)

 LOCKBOX:                               Hard
--------------------------------------------------------------------------------
(1)  A $415,475 rent reserve holdback was established on the loan closing date to cover rent payments due during the rent abatement period for Resolute
     Management. The lease has a rent commencement date of November 2005.

(2)  The amount deposited into the replacement reserve is subject to a cap in the amount of $372,809.

(3)  The monthly TI/LC Reserve deposit shall be $76,690 for the first twelve payments and $51,127 for all payments thereafter. The amount deposited into the TI/LC reserve is subject to a cap in the amount of $2,500,000.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:          $70,000,000

 CUT-OFF DATE LTV:              72.5%

 MATURITY DATE LTV:             60.1%

 UNDERWRITTEN DSCR:(1)          1.39x

 MORTGAGE RATE:                 5.180%
--------------------------------------------------------------------------------
(1)  DSCR figures based on net cash flow unless otherwise noted.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:                 Office

 PROPERTY SUB TYPE:             CBD

 LOCATION:                      Philadelphia, PA

 YEAR BUILT/RENOVATED:          1975/2001

 NET RENTABLE SQUARE FEET:      613,513

 CUT-OFF BALANCE PER SF:        $114

 OCCUPANCY AS OF 2/28/05:       99.2%

 OWNERSHIP INTEREST:            Fee

 PROPERTY MANAGEMENT:           IPC Real Estate Management LLC

 U/W NET CASH FLOW:             $ 6,408,425

 APPRAISED VALUE:               $96,500,000
--------------------------------------------------------------------------------

                                      E-33

--------------------------------------------------------------------------------
                                  UNITED PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                                                                  UNDERWRITTEN
                                                                ----------------

 Effective Gross Income .....................................      $13,312,446
 Total Expenses .............................................      $ 6,216,151
 Net Operating Income (NOI) .................................      $ 7,096,295
 Cash Flow (CF) .............................................      $ 6,408,425
 DSCR on NOI ................................................             1.54x
 DSCR on CF .................................................             1.39x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                        TENANT INFORMATION(1)
------------------------------------------------------------------------------------------------------------------------------------
                                           RATINGS      TOTAL       % OF                 POTENTIAL   % OF POTENTIAL      LEASE
TOP TENANTS                               FITCH/S&P   TENANT SF   TOTAL SF   RENT PSF       RENT          RENT         EXPIRATION
---------------------------------------- ----------- ----------- ---------- ---------- ------------ ---------------- ---------------

 Duane Morris, LLP .....................  Not Rated    228,899       37.3%  $ 13.00     $2,975,687         25.9%       08/31/2019(2)
 Int'l Business Machines Corp. (IBM)....   AA--/A+     121,138       19.7   $ 22.72      2,751,714         24.0        01/31/2008(3)
 eResearch Technology, Inc. ............  Not Rated     39,754        6.5   $ 17.97        714,210          6.2        08/30/2008
 Resolute Management ...................  Not Rated     35,230        5.7   $ 20.22        712,242          6.2        03/31/2012(4)
                                                       -------       ----               ----------         ----
                                                       424,841       69.2%              $7,153,853         62.3%
------------------------------------------------------------------------------------------------------------------------------------

(1)  Information obtained from Underwritten Rent Roll except for Ratings
     (Fitch/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance expense and reimbursement.

(2)  2,510 square feet of the Duane Morris, LLP space (0.41% of the net rentable area) expires on July 31, 2005.

(3)  IBM currently occupies one entire floor totaling 29,078 square feet. 31,491 square feet of its space have been subleased to PricewaterhouseCoopers.
     58,156 square feet of its space (9.5% of the net rentable area) expires on
     August 30, 2005. IBM is current on all of its rent payments.

(4)  See Footnote 1 in Mortgage Loan Information above.

---------------------------------------------------------------------------------------------------------------
                                            LEASE ROLLOVER SCHEDULE(1)
---------------------------------------------------------------------------------------------------------------
                        # OF LEASES     EXPIRING       % OF       CUMULATIVE       CUMULATIVE       BASE RENT
YEAR OF EXPIRATION      EXPIRING(2)        SF        TOTAL SF      TOTAL SF      % OF TOTAL SF       EXPIRING
--------------------   -------------   ----------   ----------   ------------   ---------------   -------------

 2005 ..............            4        89,744         14.6%        89,744           14.6%        $1,708,977
 2007 ..............            2         4,842          0.8         94,586           15.4%        $  126,849
 2008 ..............            6       108,216         17.6        202,802           33.1%        $2,449,031
 2009 ..............            3        36,572          6.0        239,374           39.0%        $  837,296
 2010 ..............            1        13,415          2.2        252,789           41.2%        $  308,546
 2011 ..............            2        52,893          8.6        305,682           49.8%        $1,348,772
 2012 ..............            5        53,992          8.8        359,674           58.6%        $1,178,222
 2014 ..............            1        22,522          3.7        382,196           62.3%        $  460,115
 2019 ..............            7       226,389         36.9        608,585           99.2%        $2,943,057
 Vacant ............                      4,937          0.8        613,522          100.0%        $  111,083
                               --       -------        -----                                       ----------
 TOTAL .............           34       613,522        100.0%
---------------------------------------------------------------------------------------------------------------

(1)  Information obtained from Underwritten Rent Roll.

(2)  For purposes of this column, each leased tenant space was considered a separate lease even if multiple tenant spaces were covered under the same lease.

                                      E-34

--------------------------------------------------------------------------------
                                  UNITED PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        SUMMARY OF SIGNIFICANT TENANTS(1)
--------------------------------------------------------------------------------

The United Plaza Mortgaged Property is 99.2% leased by 16 office tenants at an average lease rate of $18.67 per square foot. The four largest tenants of the
United Plaza Mortgaged Property, representing 69.2% of the total net rentable area, are:

o    Duane Morris, LLP (Not Rated) occupies 228,899 square feet (37.3%), with leases expiring on August 31, 2019 (226,389 square feet) and July 31, 2005
     (2,510 square feet). Founded in 1904, Duane Morris, LLP is among the 100 largest law firms in the United States. In addition to being a full-service law firm of approximately 550 lawyers, Duane Morris affiliates have approximately 50 professionals engaged in a number of non-legal service businesses. The firm represents clients across the nation and around the world through a combination of 18 offices and a relationship with an international network of independent law firms. Duane Morris reported revenues of $229 million at year-end 2003, representing a growth of 13.9%
     from the previous year.

o    International Business Machines Corp. (NYSE: "IBM") (Rated "AA--" by Fitch
     and "A+" by S&P) leases 121,138 square feet (19.7%), with 62,982 square feet expiring on January 31, 2008 and 58,156 square feet expiring on August
     30, 2005. IBM is an information technology company. The majority of the company's enterprise business, which excludes the company's original equipment manufacturer technology business, occurs in industries that are broadly grouped into six sectors: financial services, public, industrial, distribution, communications, and small and medium business (mainly companies with less than 1,000 employees). IBM had 2004 revenues of $96.3 billion and 2004 net income of $8.43 billion.

o    eResearch Technology, Inc. (NASDAQ: "ERES") (Not Rated) occupies 39,754 square feet (6.5%) with a lease expiring on August 30, 2008. eResearch
     Technology, Inc. is a business-to-business provider of integrated software applications and technology consulting services. The company serves the pharmaceutical, biotechnology, and medical device industries. eResearch offers internet and other solutions designed to streamline the clinical trials process by enabling its customers to automate many parts of a clinical trial. As of year-end 2004, the company had 353 employees with total net revenues of $109.4 million and a net income of $29.7 million.

o    Resolute Management, Inc. (Not Rated) occupies 35,230 square feet (5.7%) at the property with a lease expiring on March 31, 2012. Resolute Management,
     Inc. is responsible for managing asbestos claims in settlement litigations, including processing asbestos claims and payments.

--------------------------------------------------------------------------------

(1)  See foonote to preceding Tenant Information table regarding ratings.

                                      E-35

--------------------------------------------------------------------------------
                                  UNITED PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

THE LOAN:

o    The United Plaza Mortgage Loan is secured by a first mortgage on a
     20-story, 613,513 square foot office building located in the Financial
     District of Center City Philadelphia, Pennsylvania.

THE BORROWER:

o    The United Plaza Borrower, IPC United Plaza Lease, LP, a Delaware limited partnership, is a newly-formed, single-purpose, bankruptcy-remote entity that holds a lessee's interest in the United Plaza Property pursuant to a master lease with the fee owner, 17th Ludlow Property LLC. The general partner of the borrower, IPC United Plaza Management Inc., a Delaware corporation, is a newly-formed single-purpose corporation, which has two independent directors on its board of directors. A non-consolidation opinion has been provided with respect to the United Plaza Borrower and its general partner. The limited partner of the borrower and fee owner of the
     United Plaza Property is 17th Ludlow Property, L.L.C., a Delaware limited liability company. The fee owner has joined the mortgage and subordinated its fee interest to the lien of the mortgage.

o    Pursuant to the master lease, the fee owner transferred to the borrower all of the fee owner's right, title and interest in and to all existing leases affecting any portion of the United Plaza Mortgaged Property. The United
     Plaza Borrower's interest in the master lease is assignable to the lender upon notice to, but without consent of, the fee owner and is further assignable by lender, its successors and assigns without the consent of fee owner. The lender is permitted the opportunity to cure any default by the
     United Plaza Borrower under the master lease. The master lease, including lessor's interest therein, is subject and subordinate to the lien of the mortgage.

o    The holder of an 11% non-managing member interest in the 17th Ludlow
     Property, L.L.C., the fee owner of the United Plaza Mortgaged Property has incurred mezzanine debt in the amount of $884,458 owed to Finance Co. I,
     LLC, ("Finco"), an entity wholly owned by IPC United Plaza, L.P. the holder of an 88.9% non-managing member interest in the fee owner and the owner of
     100% of the 0.1% managing member interest in the fee owner. Such mezzanine debt is secured by a pledge of such 11% member interest in the fee owner.

o    Finco also made an unsecured loan in the amount of $26,370,936 to the fee owner of the United Plaza Mortgaged Property.

o    The sponsor of the borrower is IPC (US) Inc., a Delaware corporation, which indirectly owns and controls a portfolio of 26 office and 6 retail properties throughout the United States containing 7.56 million square feet with over 500 tenants. The sponsor is liable under an indemnity and guaranty agreement for losses and damages arising from certain "bad acts"
     and for the full amount of the loan due to certain other springing recourse events until the first anniversary date of the loan closing date and thereafter up to 10% of the outstanding principal of the loan. IPC (US)
     Inc. is a publicly-traded real estate investment trust listed on the
     Canadian Stock Exchange since December 2001. The United Plaza Borrower is affliated with the borrower under the San Jacinto Tower Loan.

THE PROPERTY:

o    The United Plaza Mortgaged Property consists of a fee simple interest in a
     20-story, 613,513 rentable square foot office building located in the
     Financial District of Center City Philadelphia, Pennsylvania. The United
     Plaza Mortgaged Property was built in 1975 and was most recently renovated in 2001.

o    The United Plaza Mortgaged Property is located on a 1.3 acre parcel and is currently 99.2% leased. The 613,513 square foot building includes ground-floor retail, an underground parking garage containing 90 spaces and a 15,000 square foot landscaped plaza in front of the building's main entrance off Market Street.

o    The United Plaza Mortgaged Property is located in Philadelphia's Center
     City Business District, two blocks from both City Hall and suburban station's SEPTA Regional Rail Lines and within walking distance of the 15th
     Street and 19th Street Rapid Transit line stations.

o    The United Plaza Mortgaged Property serves as the headquarters for Duane
     Morris, LLP. Duane Morris, LLP leases 37.3% of the total net rentable area and is on a long term lease through 2019.

o    The United Plaza Borrower is generally required at its sole cost and expense to keep the United Plaza Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

-------------------------------------------------------------------------------

                                      E-36

--------------------------------------------------------------------------------
                                  UNITED PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

PROPERTY MANAGEMENT:

o    The United Plaza Mortgaged Property is managed by IPC Real Estate
     Management LLC, an affiliate of the United Plaza Borrower. IPC Real Estate
     Management LLC is a subsidiary of IPC (US) Inc., a publicly-traded real estate investment trust listed on the Canadian Stock Exchange since
     December 2001.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    See preceding page under "The Borrower".

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    Not Allowed.

--------------------------------------------------------------------------------

                                      E-37

--------------------------------------------------------------------------------
                                LENOX MARKETPLACE
--------------------------------------------------------------------------------

LENOX MARKETPLACE
--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 LOAN SELLER:                       Bank of America

 ORIGINAL PRINCIPAL BALANCE:        $56,000,000

 LOAN GROUP:                        1

 FIRST PAYMENT DATE:                January 1, 2005

 TERM/AMORTIZATION:                 120/0

 INTEREST ONLY PERIOD:              120

 MATURITY DATE:                     December 1, 2014

 EXPECTED MATURITY BALANCE:         $56,000,000

 BORROWING ENTITY:                  E&A/I&G Lenox
                                    Marketplace Limited
                                    Partnership

 INTEREST CALCULATION:              Actual/360

 CALL PROTECTION:                   Lockout: 24 payments
                                    GRTR 1% PPMT or Yield
                                    Maintenance: 4 payments
                                    Yield Maintenance or
                                    Defeasance: 88 payments
                                    Open: 4 payments

 UP-FRONT RESERVES:
   AMERICAN SIGNATURE               $ 418,638(1)
     RESERVE:

 ONGOING RESERVES:

   TAX/INSURANCE RESERVE:           Springing(2)

 LOCKBOX:                           Hard
--------------------------------------------------------------------------------
(1)  Reimbursement of tenant improvement obligations pursuant to the American
     Signature tenant lease.

(2)  Tax/Insurance and replacement reserve or reserve funds not required unless there is an event of default or DSCR is less than 1.25x to 1.00x for the immediately trailing 12-month period.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:              $56,000,000

 CUT-OFF DATE LTV:                  67.8%

 MATURITY DATE LTV:                 67.8%

 UNDERWRITTEN DSCR(1):              1.70x

 MORTGAGE RATE:                     5.010%
--------------------------------------------------------------------------------
(1)  DSCR figures based on net cash flow unless otherwise noted.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:                     Retail

 PROPERTY SUB TYPE:                 Anchored

 LOCATION:                          Atlanta, GA

 YEAR BUILT/RENOVATED:              1999

 NET RENTABLE SQUARE FEET(1):       266,233

 CUT-OFF BALANCE PER SF:            $210

 OCCUPANCY AS OF 01/12/05:          100.0%

 OWNERSHIP INTEREST:                Fee/Leasehold

 PROPERTY MANAGEMENT:               Edens & Avant Realty, Inc.

 U/W NET CASH FLOW:                 $4,823,198

 APPRAISED VALUE:                   $82,600,000
--------------------------------------------------------------------------------
(1)  Square footage excludes Target store space. Target is a ground lease tenant
     (the building is not part of the mortgaged property although the related land is); such space were included, square footage would total 429,545.

                                      E-38

--------------------------------------------------------------------------------
                                LENOX MARKETPLACE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                                                                     FULL YEAR
                                                  UNDERWRITTEN       (12/31/03)
                                                 --------------   --------------

 Effective Gross Income ......................     $7,467,472        $6,276,236
 Total Expenses ..............................     $2,421,854        $2,001,006
 Net Operating Income (NOI) ..................     $5,045,618        $4,280,230
 Cash Flow (CF) ..............................     $4,823,198        $4,280,230
 DSCR on NOI .................................           1.77x             1.50x
 DSCR on CF ..................................           1.70x             1.50x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                                    TENANT INFORMATION(1)
------------------------------------------------------------------------------------------------------------------------------
                                    RATINGS       TOTAL         % OF                  POTENTIAL    % OF POTENTIAL     LEASE
TOP TENANTS                        FITCH/S&P    TENANT SF   TOTAL SF(2)   RENT PSF       RENT           RENT        EXPIRATION
------------------------------- -------------- ----------- ------------- ---------- ------------- ---------------- -----------

 Gaylan's .....................  Not Rated/B+    112,828        42.4%    $ 10.41     $1,174,539          20.8%     12/01/2019
 Filene's Basement ............    Not Rated      49,341        18.5     $ 20.31      1,002,116          17.7      06/01/2018
 American Signature Home ......    Not Rated      37,102        13.9     $ 13.50        500,877           8.9      12/01/2014
 Publix .......................    Not Rated      27,887        10.5     $ 12.50        348,588           6.2      12/01/2019
 Staples ......................     BBB/BBB       22,680         8.5     $ 25.22        571,990          10.1      12/01/2014
 Target (Ground Lease)(2) .....      A+/A+       163,312         N/A        N/A         565,060          10.0      07/01/2019
                                                 -------        ----                 ----------          ----
                                                 413,150        93.8%                $4,163,170          73.7%
------------------------------------------------------------------------------------------------------------------------------

(1)  Information obtained from Underwritten Rent Roll except for Ratings
     (Fitch/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance expense and reimbursement.

(2)  Target is a ground lease tenant (the building is not part of the mortgaged property although the related land is)..

-------------------------------------------------------------------------------------------------------------------------
                                               LEASE ROLLOVER SCHEDULE(1)
-------------------------------------------------------------------------------------------------------------------------
                               # OF            EXPIRING     % OF TOTAL     CUMMULATIVE       CUMULATIVE       BASE RENT
YEAR OF EXPIRATION      LEASES EXPIRING(2)      SF (3)          SF           TOTAL SF      % OF TOTAL SF       EXPIRING
--------------------   --------------------   ----------   ------------   -------------   ---------------   -------------

 2005 ..............             2               2,780           1.0%          2,780             1.0%        $   92,280
 2008 ..............             1               1,200          0.5            3,980             1.5%        $   39,600
 2009 ..............             3               7,159          2.7           11,139             4.2%        $  206,975
 2011 ..............             1               5,256          2.0           16,395             6.2%        $  147,168
 2014 ..............             2              59,782         22.5           76,177            28.6%        $1,072,867
 2018 ..............             1              49,341         18.5          125,518            47.2%        $1,002,116
 2019 ..............             2             140,715         52.9          266,233           100.0%        $1,523,127
                                 -             -------        ------
 TOTAL .............            14             266,233        100.00%
-------------------------------------------------------------------------------------------------------------------------

(1)  Information obtained from Underwritten Rent Roll.

(2)  For purposes of this column, each leased tenant space was considered a separate lease even if multiple tenant spaces were covered under the same lease.

(3)  Excludes the 163,312 square foot ground lease for Target.

                                      E-39

--------------------------------------------------------------------------------
                                LENOX MARKETPLACE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        SUMMARY OF SIGNIFICANT TENANTS(1)
--------------------------------------------------------------------------------

The Lenox Marketplace Mortgaged Property is 100.0% occupied by 13 tenants. A parcel containing a 163,312 square foot building is ground leased to Target
Corporation. The Lenox Marketplace Mortgaged Property is also anchored by
Galyans (Dick's Sporting Goods), Filene's Basement, American Signature Home,
Publix Supermarkets and Staples. The five largest tenants of the Lenox
Marketplace Mortgaged Property, representing 93.8% of the total net rentable area, are:

o    Galyans (NYSE: "DKS") (Not Rated by Fitch and Rated "B+" by S&P) occupies
     112,828 square feet (42.4%) under a lease expiring in December 2019.
     Galyans is also on a ground lease; however, the ground lease has been subleased back to the Borrower. Galyans operates over 45 sporting goods stores in 21 states, offering outdoor and athletic equipment, apparel and accessories under brand names and private labels. The company was purchased by rival Dick's Sporting Goods in July 2004, giving the combined entity over 200 locations in 32 states. The conversion of Galyans to Dick's
     Sporting Goods is planned to occur during the first half of 2005.

o    Filene's Basement (OTC: BSMTQ.PK) (Not Rated) occupies approximately 49,341 square feet (18.5%) under a 15-years lease expiring in June 2018. Filene's
     Basement was founded in Boston in 1908. The company is based in Woburn, MA, and has an approximately 470,000 square foot distribution center in central
     Massachusetts. The company targets downtown/CBD shopping areas within walking distance of office concentrations. All 24 locations are in shopping districts in Georgia, Illinois, Maryland, Massachusetts, New Jersey, New
     York, Ohio, Pennsylvania and Washington, D.C. The closest stores to Atlanta are in Washington, D.C. Filene's Basement is owned by Retail Ventures
     (NYSE: "RVI"), the operator of Value City Department Stores, Filene's
     Basement stores, DSW Shoe Warehouse stores, 26% of American Eagle
     Outfitters and retail liquidator Schottenstein Bernstein Capital Group, as well as 50 shopping centers. For the fiscal year ending January 31, 2004,
     Retail Ventures did business in 29 states and generated revenues of approximately $2.6 billion.

o    American Signature Home (Not Rated) occupies approximately 37,102 square feet (13.9%) under a 10-year lease expiring in December 2014. American
     Signature Home designs and manufactures home furnishings. Based in
     Columbus, Ohio, American Signature employs more than 4,900 associates to operate 84 Value City Furniture stores and 16 American Signature Home furniture stores. American Signature Home was founded in 2002 by
     Schottenstein Stores Corporation, which also owns Filene's Basement.

o    Publix (OTC: "PUSH.OB") (Not Rated) occupies approximately 27,887 square feet (10.5%) under a 20-year lease expiring in December 2019 with five five-year options to renew. Publix is an employee-owned retail grocery chain which operates 850 supermarkets in Florida, Georgia, South Carolina,
     Alabama and Tennessee. Publix total revenue for the first three quarters ending September 25, 2004 was approximately $13.9 billion with net income of approximately $586.5 million.

o    Staples (NASDAQ: "SPLS") (Rated "BBB" by Fitch and S&P) occupies approximately 22,680 square feet (8.5%) under a 15-year lease that expires in December 2014. Staples opened its first store in Boston, Massachusetts, in 1986 and has grown into an approximately $13 billion retailer of office supplies, business services, furniture and technology. Staples employs more than 60,000 people and operates nearly 1,600 stores in 21 countries, including France, Italy and Germany. Sales grew to $14.5 billion in 2004, an 11% increase from 2003.

o    Target Corporation (NYSE: "TGT") (Rated "A+" by Fitch and S&P) is leasing a parcel with an approximately 163,312 square foot building on a 20-year ground lease expiring in July 2019 with one 10-year and five 5-year extension options. Target Corporation is the nation's second largest discount chain and operates approximately 1,275 Target and SuperTarget stores in 47 states. Target Corporation also owns apparel supplier The
     Associated Merchandising Corp. Other ventures include Archer Farms brand groceries, Target Greatland (approximately 70% larger than regular Target stores) and target.com. Target has 32 stores in the Atlanta metropolitan statistical area.

--------------------------------------------------------------------------------

(1)  See footnote to preceding Tenant Information table regarding ratings.

                                      E-40

--------------------------------------------------------------------------------
                                LENOX MARKETPLACE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

THE LOAN:

o    The Lenox Marketplace Mortgage Loan is secured by a first mortgage on an approximately 266,233 square foot anchored, urban retail center in Atlanta,
     Georgia.

THE BORROWER:

o    The Lenox Marketplace Borrower is E&A/I&G Lenox Marketplace Limited
     Partnership, a Delaware limited partnership and single purpose, bankruptcy-remote entity with at least two independent managers for which a non-consolidation opinion has been provided. Equity interest in the borrower is held in the amount of 1.0% by its general partner, E&A Lenox
     Marketplace GP LLC, 24.0% by Edens & Avant Investments Limited Partnership,
     and 25.0% each by I&G Cayman Sub Corp JV 9, Inc., JPM I&G Domestic JV 9,
     LLC and JPM I&G Direct JV 9, LLC.

o    Edens & Avant, owner and manager of Lenox Marketplace Mortgaged Property through related entities, focuses on the operation, development, redevelopment and acquisition of retail centers. With over $2.5 billion in assets, founded in 1967, Edens & Avant current retail real estate portfolio comprises more than 220 owned and operated shopping centers in 20 states.
     Edens & Avant is headquartered in Columbia, South Carolina and has Regional
     Headquarters in Boston Massachusetts, and Washington, D.C.

THE PROPERTY:

o    The Lenox Marketplace Mortgaged Property consists of the leased fee interest in an approximately 266,233 square foot portion of an anchored urban retail center and a parcel with an approximately 163,312 square foot building that is ground leased to Target Corporation. The Lenox Marketplace
     Mortgaged Property consists of four 4-story, retail buildings, built in
     1999. Situated on approximately 9.42 acres, the Lenox Marketplace Mortgaged
     Property has approximately 1,200 deck parking spaces located under or between the main stores.

o    The Lenox Marketplace Borrower, at its sole cost and expense, is required to keep the Lenox Marketplace Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy. The Lenox Marketplace is also required to maintain a comprehensive all risk insurance policy without an exclusion for terrorist acts.

PROPERTY MANAGEMENT:

o    Edens & Avant Realty, Inc., a borrower-related company, manages the Lenox
     Marketplace Mortgaged Property. Headquartered in Columbia, South Carolina,
     Edens & Avant Realty, Inc., has been in business for 37 years and manages approximately 220 properties with approximately 21.5 million square feet under management. Edens & Avant Realty, Inc., manages 11 properties in the
     Lenox Marketplace Mortgaged Property's area having a total of 978,000 square feet.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    Future mezzanine debt is permitted, subject to, among other things (i)
     rating agency confirmation, (ii) reasonable approval of mortgagee, (iii)
     the loan to value ratio shall not exceed 75% in the aggregate for the Lenox
     Marketplace Mortgage Loan and any mezzanine loan, (iv) the debt service coverage ratio of the Fashion Show Mall Mortgaged Property (not defined to specifically include such mezzanine debt) immediately following the closing of such mezzanine loan will not be less than 1.05x to 1.00x, and (v)
     receipt of a subordination and intercreditor agreement acceptable to the mortgagee and the mezzanine lender.

--------------------------------------------------------------------------------

                                      E-41

--------------------------------------------------------------------------------
                                LENOX MARKETPLACE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

RELEASE OR SUBSTITUTION OF PROPERTY:

The Galyan's Parcel (as described in the related Mortgage Loan documents) can be released from the lien of the related Mortgage subject to the satisfaction of the following conditions: (1) the Lenox Marketplace Borrower is required to pay mortgagee $23,100,000 (the "Release Amount"), which will be used to either effectuate a partial defeasance in accordance with Section 5(h) of the related note, or partially prepay the outstanding principal balance of the Lenox
Marketplace Mortgage Loan subject to payment of any applicable yield maintenance premiums and the interest that would have accrued on the Release Amount; (2) the
Lenox Marketplace Borrower has delivered forty five (45) days prior written notice including a metes and bound description of the Galyan's Parcel; (3) no event of default (as defined in the Lenox Marketplace Mortgage Loan documents)
has occurred and is continuing; (4) the Lenox Marketplace Borrower has delivered satisfactory evidence that (i) the Galyans Parcel has been legally subdivided from the Lenox Marketplace Mortgage Property or will be contemporaneously subdivided with such release, and (ii) the remaining Lenox Marketplace Mortgaged
Property shall constitute one or more separate legal tax lots, or the Galyan's
Parcel has been ground leased pursuant to a ground lease on terms reasonably acceptable to mortgagee, which will have substantially the same effect as the subdivision of the Galyan's Parcel; (5) the Lenox Marketplace Borrower shall pay all third party costs, taxes and expenses relating to the release including mortgagee's reasonable attorney fees and the cost of any new appraisal obtained;
(6) the Lenox Marketplace Borrower shall deliver a redated endorsement to mortgagee's title insurance policy insuring that Galyan's Parcel has been legally subdivided from the Lenox Marketplace Mortgaged Property or ground leased and that the security title granted by the security instrument remains a valid first priority security title on the Lenox Marketplace Mortgaged Property subject only to the Permitted Encumbrances (as defined in the Lenox Marketplace
Mortgage Loan documents); and (7) the Lenox Marketplace Borrower has complied with any requirements applicable to the release in the leases, REA documents, operating agreements, parking agreements, the related loan agreement or other similar agreements affecting the Lenox Marketplace Mortgaged Property.

--------------------------------------------------------------------------------

                                      E-42

--------------------------------------------------------------------------------
                                PARKWAY PORTFOLIO
--------------------------------------------------------------------------------

PARKWAY PORTFOLIO
--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 LOAN SELLER:                    Bear Stearns

 ORIGINAL PRINCIPAL BALANCE:     $ 52,000,000

 LOAN GROUP:                     1

 FIRST PAYMENT DATE:             February 1, 2005

 TERM/AMORTIZATION:              84/360 months

 INTEREST ONLY (MONTHS):         48 months

 MATURITY DATE:                  January 1, 2012

 EXPECTED MATURITY BALANCE:      $ 49,698,978

 BORROWING ENTITY:               Rubiconpark I, LLC

 INTEREST CALCULATION:           Actual/360

 CALL PROTECTION
                                 Lockout/defeasance:
                                 83 payments
                                 Open: 1 payment

 UP-FRONT RESERVES:

   TAX/INSURANCE RESERVE:        Yes/Yes

   IMMEDIATE REPAIR RESERVE:     $20,438

   REPLACEMENT RESERVE:          $9,156

   TI/LC:                        $5,000,000(1)

 ONGOING RESERVES:

   TAX/INSURANCE RESERVE:        Yes/Yes

   REPLACEMENT RESERVE:          $9,156/month

 LOCKBOX:                        Hard
--------------------------------------------------------------------------------
(1)  If at any time during the loan term, the balance drops below $2 million, the borrower is required to deposit additional funds into the account until such balance is at least $2 million.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:              $52,000,000

 CUT-OFF DATE LTV:                  74.3%

 MATURITY DATE LTV:                 71.0%

 UNDERWRITTEN DSCR(1):              1.52x

 MORTGAGE RATE:                     4.865%
--------------------------------------------------------------------------------
(1)  DSCR figures based on net cash flow unless otherwise noted.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:                     Office

 PROPERTY SUB TYPE:                 Suburban

 LOCATION:

   CARMEL CROSSING:                 Charlotte, NC

   LAKEWOOD II OFFICE BUILDING:     Smyrna, GA

   FALLS POINTE:                    Atlanta, GA

 YEAR BUILT/RENOVATED:

   CARMEL CROSSING:                 1990/2001

   LAKEWOOD II OFFICE BUILDING:     1986

   FALLS POINTE:                    1990

 NET RENTABLE SQUARE FEET:          550,013

 CUT-OFF BALANCE PER SF:            $95

 OCCUPANCY:

   CARMEL CROSSING AS OF
      02/01/05:                     82.4%

   LAKEWOOD II OFFICE

      BUILDING AS OF 09/30/04:      100.0%

   FALLS POINTE AS OF 09/30/04:     100.0%

 OWNERSHIP INTEREST:                Fee

 PROPERTY MANAGEMENT:               Parkway Realty Services LLC

 U/W NET CASH FLOW:                 $5,021,789

 APPRAISED VALUE:                   $70,000,000
--------------------------------------------------------------------------------

                                      E-43

--------------------------------------------------------------------------------
                                PARKWAY PORTFOLIO
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
                                           FINANCIAL INFORMATION
-----------------------------------------------------------------------------------------------------------
                                                           ANNUALIZED        FULL YEAR         FULL YEAR
                                         UNDERWRITTEN     (8/31/04)(1)       (12/31/03)        (12/31/02)
                                        --------------   --------------   ---------------   ---------------

 Effective Gross Income .............     $9,354,875       $9,145,020        $9,939,612        $8,901,698
 Total Expenses .....................     $3,737,982       $3,679,294        $3,479,203        $3,301,759
 Net Operating Income (NOI) .........     $5,616,893       $5,465,726        $6,460,409        $5,599,939
 Cash Flow (CF) .....................     $5,021,789       $5,465,726        $6,460,409        $5,599,939
 DSCR on NOI ........................           1.70x            1.66x             1.96x             1.70x
 DSCR on CF .........................           1.52x            1.66x             1.96x             1.70x
-----------------------------------------------------------------------------------------------------------

(1)  Includes actual performance through August 2004 and budgeted numbers for rest of year.

---------------------------------------------------------------------------------------------------------------------------------
                                            TENANT INFORMATION -- CARMEL CROSSING(1)
---------------------------------------------------------------------------------------------------------------------------------
                                         RATINGS       TOTAL       % OF                 POTENTIAL    % POTENTIAL       LEASE
TOP TENANTS                             FITCH/S&P    TENANT SF   TOTAL SF   RENT PSF       RENT          RENT        EXPIRATION
------------------------------------- ------------- ----------- ---------- ---------- ------------- ------------- ---------------

 The Travelers Indemnity Co .........    A-/BBB+       79,376       24.5%  $ 17.10     $1,357,701        22.1%    06/30/2008
 United Mortgage & Loan
  Investment, LLC ...................   Not Rated      39,807       12.3   $ 18.66        742,792        12.1     09/18/2009 (2)
 US Government -- ATF ...............  Implied AAA     21,384        6.6   $ 19.67        420,564         6.8     05/17/2010
 US Government -- OHA ...............  Implied AAA     20,618        6.4   $ 21.73        448,029         7.3     09/30/2012
 Wells Fargo Home Mortgage ..........     AA/AA-       15,942        4.9   $ 21.22        338,289         5.5     03/31/2006
                                                                                       ----------
 TOTAL ..............................                 177,127       54.7%              $3,307,375        53.7%
---------------------------------------------------------------------------------------------------------------------------------

(1)  Information obtained from Underwritten Rent Roll except for Ratings
     (Fitch/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance expense and reimbursement.

(2)  1,569 square feet of the total tenant square footage expires on March 31,
     2006.

-------------------------------------------------------------------------------------------------------------------
                               TENANT INFORMATION -- LAKEWOOD II OFFICE BUILDING(1)
-------------------------------------------------------------------------------------------------------------------
                                RATINGS      TOTAL       % OF                 POTENTIAL    % POTENTIAL     LEASE
         TOP TENANTS           FITCH/S&P   TENANT SF   TOTAL SF   RENT PSF       RENT          RENT      EXPIRATION
----------------------------- ----------- ----------- ---------- ---------- ------------- ------------- -----------

 The Facility Group .........  Not Rated     82,444       69.2%  $ 17.49     $1,441,946        73.2%    12/31/2016
 Colgate-Palmolive ..........   AA-/AA-      29,521       24.8   $ 14.03        414,218        21.0%    05/31/2014
                                                                             ----------
 TOTAL ......................               111,965       94.0%              $1,856,164        94.2%
-------------------------------------------------------------------------------------------------------------------

(1)  Information obtained from Underwritten Rent Roll except for Ratings
     (Fitch/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent, and % of Potential Rent include base rent only and exclude common area maintenance expense and reimbursement.

---------------------------------------------------------------------------------------------------------------------------
                                           TENANT INFORMATION -- FALLS POINTE(1)
---------------------------------------------------------------------------------------------------------------------------
                            RATINGS        TOTAL         % OF                     POTENTIAL      % POTENTIAL       LEASE
       TOP TENANT          FITCH/S&P     TENANT SF     TOTAL SF     RENT PSF         RENT            RENT        EXPIRATION
-----------------------   -----------   -----------   ----------   ----------   -------------   -------------   -----------

 Lynk Systems .........      AA/AA-       105,664         99.0%      $18.25       $1,928,377          99.6%      12/31/2009
 TOTAL ................                   105,664         99.0%                   $1,928,377          99.6%
---------------------------------------------------------------------------------------------------------------------------

(1)  Information obtained from Underwritten Rent Roll except for Ratings
     (Fitch/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent, and % of Potential Rent include base rent only and exclude common area maintenance expense and reimbursement.

                                      E-44

--------------------------------------------------------------------------------
                                PARKWAY PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                                   LEASE ROLLOVER SCHEDULE -- CARMEL CROSSING(1)
--------------------------------------------------------------------------------------------------------------------
                        # OF LEASES                       % OF       CUMULATIVE     CUMULATIVE % OF       EXPIRING
 YEAR OF EXPIRATION     EXPIRING(2)     EXPIRING SF     TOTAL SF      TOTAL SF          TOTAL SF            RENT
--------------------   -------------   -------------   ----------   ------------   -----------------   -------------

 M-T-M .............          1               323           0.1%           323             0.1%         $        0
 2005 ..............          7            17,612           5.4         17,935             5.5%         $  356,546
 2006 ..............          8            35,813          11.0         53,748            16.6%         $  780,293
 2007 ..............          5            10,313           3.2         64,061            19.8%         $  200,188
 2008 ..............          6            93,088          28.7        157,149            48.5%         $1,622,132
 2009 ..............          5            65,537          20.2        222,686            68.7%         $1,228,102
 2010 ..............          2            23,743           7.3        246,429            76.0%         $  462,436
 2012 ..............          1            20,618           6.4        267,047            82.4%         $  448,029
 Vacant ............                       57,138          17.6        324,185           100.0%         $1,056,303
 Total..............         35           324,185         100.0%       324,185           100.0%
--------------------------------------------------------------------------------------------------------------------

(1)  Information obtained from Underwritten Rent Roll.

(2)  For purposes of this column, each leased tenant space was considered a separate lease even if multiple tenant spaces were covered under the same lease.

--------------------------------------------------------------------------------------------------------------------
                             LEASE ROLLOVER SCHEDULE -- LAKEWOOD II OFFICE BUILDING(1)
--------------------------------------------------------------------------------------------------------------------
                        # OF LEASES                       % OF       CUMULATIVE     CUMULATIVE % OF       EXPIRING
 YEAR OF EXPIRATION     EXPIRING(2)     EXPIRING SF     TOTAL SF      TOTAL SF          TOTAL SF            RENT
--------------------   -------------   -------------   ----------   ------------   -----------------   -------------

 2005 ..............           1                            0.0%                           0.0%         $    4,200
 2006 ..............           1            1,350           1.1          1,350             1.1%         $    5,400
 2007 ..............           1              527           0.4          1,877             1.6%         $    9,486
 2009 ..............           1            5,308           4.5          7,185             6.0%         $   95,544
 2014 ..............           1           29,521          24.8         36,706            30.8%         $  414,218
 2016 ..............           1           82,444          69.2        119,150           100.0%         $1,441,946
 Total..............           6          119,150         100.0%       119,150           100.0%
--------------------------------------------------------------------------------------------------------------------

(1)  Information obtained from Underwritten Rent Roll.

(2)  For purposes of this column, each leased tenant space was considered a separate lease even if multiple tenant spaces were covered under the same lease.

--------------------------------------------------------------------------------------------------------------------
                                     LEASE ROLLOVER SCHEDULE -- FALLS POINTE(1)
--------------------------------------------------------------------------------------------------------------------
                        # OF LEASES                       % OF       CUMULATIVE     CUMULATIVE % OF       EXPIRING
 YEAR OF EXPIRATION     EXPIRING(2)     EXPIRING SF     TOTAL SF      TOTAL SF          TOTAL SF            RENT
--------------------   -------------   -------------   ----------   ------------   -----------------   -------------

 2005 ..............           1              754           0.7%           754             0.7%         $    4,200
 2007 ..............           1              260           0.2          1,014             1.0          $    4,290
 2009 ..............           1          105,664          99.0        106,678           100.0          $1,928,377
 Total..............           3          106,678         100.0%       106,678           100.0%
--------------------------------------------------------------------------------------------------------------------

(1)  Information obtained from Underwritten Rent Roll.

(2)  For purposes of this column, each leased tenant space was considered a separate lease even if multiple tenant spaces were covered under the same lease.

                                      E-45

--------------------------------------------------------------------------------
                                PARKWAY PORTFOLIO
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SUMMARY OF SIGNIFICANT TENANTS(1)
--------------------------------------------------------------------------------

CARMEL CROSSING

o    The Traveler's Indemnity Co. (Rated "A-" by Fitch and "BBB+" by S&P)
     occupies 79,376 square feet (24.5%) under a lease expiring June 30, 2008.
     Founded in 1864, in 2004, Travelers became part of St. Paul Travelers, creating the nation's second largest property-casualty insurer based on policies written and one of the largest financial services firms based on asset under management. The combined company, St Paul Travelers Companies
     Inc. (NYSE: STA), currently has a market capitalization of approximately
     $25 billion. St Paul Travelers Companies Inc. reported 2003 revenue from continuing operations of $24 billion and total assets of $107 billion.

o    United Mortgage & Loan Investment, LLC (Not Rated) occupies 39,807 square feet (12.3%) under a lease expiring September 18, 2009 (with 1,569 square feet expiring March 31, 2006). United Mortgage Loan Investment buys distressed debt and structures work outs. United Mortgage Loan Investment also service loans, including their own portfolios. United Mortgage Loan
     Investment is privately owned by two principles and has been at the location since 2002.

o    US Government -- ATF (Implied "AAA" rating) occupies 21,384 square feet
     (6.6%) under a lease expiring May 17, 2010. The Bureau of Alcohol, Tobacco,
     Firearms and Explosives ("ATF") is a Federal law enforcement agency. The
     ATF's responsibilities include enforcing certain federal laws, administering certain federal crime prevention programs, protecting the public and reducing violent crime. The ATF enforces the Federal laws and regulations relating to alcohol, tobacco products, firearms, explosives, and arson.

o    US Government -- OHA (Implied "AAA" rating) occupies 20,618 square feet
     (6.4%) under a lease expiring September 30, 2012. The Office of Hearings and Appeals ("OHA") is responsible for holding hearings and issuing decisions as part of the Social Security Administration's process for determinations involving retirement, survivors, disability, and supplemental security income.

o    Wells Fargo Home Mortgage ("WFHM") (Rated "AA" by Fitch and "AA-" by S&P)
     occupies 15,942 square feet (4.9%) under a lease expiring March 31, 2006.
     Wells Fargo Home Mortgage is the nation's #2 originator (for 2004) and #2 servicer of home mortgages based on volume. WFHM serves all 50 states through more than 2,000 mortgage and Wells Fargo banking stores, and the internet. Wells Fargo (NYSE: WFC) is a diversified financial services company that provides banking, insurance, investments, mortgage and consumer finance for more than 23 million customers through 6,046 stores, the internet and other distribution channels across North America and elsewhere internationally. Wells Fargo has $428 billion in assets and approximately 150,000 employees.

LAKEWOOD II OFFICE BUILDING

o    The Facility Group (Not Rated) occupies 82,444 square feet (69.2%) under a lease expiring December 31, 2016. The Facility Group provides professional
     Program Management, Engineering, Architecture and Construction Management
     services. The Facility Group has since developed into a full-service international firm of more than 300 professionals and has had annual average revenues that exceed $250 million. The Facility Group currently manages more than $700 million in projects. The Facility Group has been ranked among Engineering News Records (ENR) national list of "Top 100
     Design Build Firms," "Top 500 Design Firms," and "Top 400 Contractors."

o    Colgate-Palmolive (NYSE: "CL") (Rated "AA-" by Fitch and "AA-" by S&P)
     occupies 29,521 square feet (24.8%) under a lease expiring May 31, 2014.
     Colgate-Palmolive is a consumer products company that serves people around the world and had sales of $106 billion in 2004. Colgate operates in over
     200 countries and employs over 36,000 employees. On January 27, 2005,
     Colgate-Palmolive announced worldwide sales and unit volume growth for fourth quarter 2004, with every operating division reporting increases.
     Global sales and global unit volume grew 10.5% and 9.0%, respectively, excluding divestments. Colgate-Palmolive currently has a market capitalization of over $27 billion.

FALLS POINTE

o    Lynk Systems, Inc. (Not Rated) occupies 105,664 square feet (99.0%) under a lease expiring December 31, 2009. Lynk Systems, Inc. is a national provider of electronic payment, cash dispensing, and e-commerce services and products. Lynk Systems, Inc. employs over 500 people at its headquarters in
     Atlanta and also has a national network of over 350 sales employees.
     Founded in 1991, Lynk Systems, Inc. was purchased by Royal Bank of Scotland
     (Rated "AA" by Fitch and "AA-" by S&P) in September 2004 for a reported price of $525 million. The Royal Bank of Scotland Group plc had a total shareholders equity of over (pounds sterling)28.8 billion in 2004.

-------------------------------------------------------------------------------
(1)  See footnote to preceding Tenant Information table regarding ratings.

                                      E-46

--------------------------------------------------------------------------------
                                PARKWAY PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

THE LOAN:

o    The Parkway Portfolio Mortgage Loan is secured by a first mortgage on three
     Class A office properties (5 buildings) located in suburban Atlanta,
     Georgia and Charlotte, North Carolina.

THE BORROWER:

o    The Parkway Portfolio Borrower, Rubiconpark I, LLC, a Delaware limited liability company, is a single purpose entity. A non-consolidation opinion was delivered at closing. The sponsors of the Parkway Portfolio Mortgage
     Loan are Parkway Properties, Inc. and Rubicon Asset Management. Parkway
     Properties, Inc. (NYSE: "PKY") is a self-administered real estate investment trust specializing in operations, acquisition, ownership, management, and leasing of office properties. As of February 7, 2005,
     Parkway owns or has an interest in 62 office properties located in 11 states with an aggregate of approximately 11,563,000 square feet of leasable space. As of December 31, 2004, Parkway Properties has assets of over $931 million and stockholders equity of over $426 million. Rubicon
     Asset Management is an independent Australian fund manager. Rubicon currently manages over AU$200 million in five separate funds.

THE PROPERTY:

o    The Parkway Portfolio Mortgaged Property consists of three Class A office properties located in suburban Atlanta, Georgia and Charlotte, North
     Carolina.

o    Carmel Crossing is a 324,185 square foot, Class A office park located in
     Charlotte, North Carolina. The Carmel Crossing property consists of three office buildings and is located at the intersection of Carmel Road and
     Route 51. The Carmel Crossing office park was constructed between 1990 and
     1998 and then renovated in 2001. As of February 1, 2005, the Carmel
     Crossing property was 82.4% occupied by over 30 tenants and approximately
     51% of the net rentable area was leased to investment grade rated tenants.

o    Lakewood II Office Building is a 119,150 square foot, Class A office building located in Smyrna, Georgia, approximately 15 miles northwest of the Atlanta downtown central business district. The Lakewood II Office
     Building property consists of one office building that was constructed in
     1986. As of September 30, 2004, the Lakewood II Office Building property was 100% occupied by over 5 tenants and approximately 24.8% of the net rentable area was leased to an investment grade rated tenant.

o    Falls Pointe is a 106,678 square foot, Class A office building located in
     Atlanta, Georgia, approximately 20 miles north of the downtown central business district. The Falls Point property consists of one office building that was constructed in 1990. As of September 30, 2004, the Falls Point
     property was 100% occupied by 3 tenants and approximately 99.0% of the net rentable area was leased to an investment grade rated tenant.

PROPERTY MANAGEMENT:

o    The Parkway Portfolio Mortgaged Property is managed by Parkway Realty
     Services LLC, an affiliate of Parkway Properties, Inc.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    Not Allowed.

RELEASE OR SUBSTITUTION OF PROPERTY:

o    The release of one or more of the Parkway Portfolio Mortgaged Properties will be permitted upon delivery of defeasance collateral in an amount equal to 125% of the release amount (as specified in the related loan documents).
     Release of any Parkway Portfolio Mortgaged Property shall also be subject to other conditions, including but not limited to (1) no event of default has occurred; (2) a debt service coverage ratio with respect to the remaining Parkway Portfolio Mortgaged Properties following the release equal to the greater of (a) the debt service coverage ratio for the 12 months preceding the origination date, and (b) the debt service coverage ratio of the Parkway Portfolio Mortgaged Properties immediately prior to the release based on the 12 months preceding the release, as reasonably determined by the mortgagee, (3) a loan to value percentage with respect to the remaining Parkway Portfolio Mortgaged Properties of not greater than the lesser of (a) the loan to value percentage at origination or (b) the loan to value percentage immediately prior to the release, as reasonably determined by the mortgagee on the basis of a full narrative appraisal of the Parkway Portfolio Mortgaged Properties commissioned by the mortgagee at borrower's expense by an appraiser selected by the mortgagee.

--------------------------------------------------------------------------------

                                      E-47

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                       ANNEX F-1

                              AMORTIZATION SCHEDULE
                          OF THE FM PARI PASSU NOTE A-1

 PERIOD        DATE         ENDING BALANCE          PRINCIPAL
--------   -----------   --------------------   ----------------
    0      12/1/2004        $195,000,000.00                 --
    1       1/1/2005        $194,697,225.43        $302,774.57
    2       2/1/2005        $194,393,461.81        $303,763.62
    3       3/1/2005        $194,020,000.99        $373,460.82
    4       4/1/2005        $193,714,025.12        $305,975.87
    5       5/1/2005        $193,419,142.13        $294,882.99
    6       6/1/2005        $193,143,708.48        $275,433.65
    7       7/1/2005        $192,847,022.57        $296,685.91
    8       8/1/2005        $192,569,720.02        $277,302.55
    9       9/1/2005        $192,291,511.63        $278,208.39
   10      10/1/2005        $191,992,131.72        $299,379.91
   11      11/1/2005        $191,712,036.56        $280,095.16
   12      12/1/2005        $191,410,824.78        $301,211.78
   13       1/1/2006        $191,128,830.71        $281,994.07
   14       2/1/2006        $190,845,915.47        $282,915.24
   15       3/1/2006        $190,501,744.89        $344,170.58
   16       4/1/2006        $190,216,781.20        $284,963.69
   17       5/1/2006        $189,910,842.54        $305,938.66
   18       6/1/2006        $189,623,948.59        $286,893.95
   19       7/1/2006        $189,316,135.84        $307,812.75
   20       8/1/2006        $189,027,299.21        $288,836.63
   21       9/1/2006        $188,737,519.06        $289,780.15
   22      10/1/2006        $188,426,904.09        $310,614.97
   23      11/1/2006        $188,135,162.67        $291,741.42
   24      12/1/2006        $187,822,643.50        $312,519.17
   25       1/1/2007        $187,528,928.19        $293,715.31
   26       2/1/2007        $187,234,253.42        $294,674.77
   27       3/1/2007        $186,879,426.63        $354,826.79
   28       4/1/2007        $186,582,630.19        $296,796.44
   29       5/1/2007        $186,265,203.08        $317,427.11
   30       6/1/2007        $185,966,400.19        $298,802.89
   31       7/1/2007        $185,647,025.02        $319,375.17
   32       8/1/2007        $185,346,202.78        $300,822.24
   33       9/1/2007        $185,044,397.87        $301,804.91
   34      10/1/2007        $184,722,108.02        $322,289.85
   35      11/1/2007        $184,418,264.42        $303,843.60
   36      12/1/2007        $184,093,995.21        $324,269.21
   37       1/1/2008        $183,788,099.80        $305,895.41

                                     F-1-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                      ANNEX F-2

                             AMORTIZATION SCHEDULE
                 OF THE INDIANA RETAIL PORTFOLIO MORTGAGE LOAN

 PERIOD        DATE       ENDING BALANCE       PRINCIPAL
--------   -----------   ----------------   --------------

    0       1/1/2005        $23,505,000               --
    1       2/1/2005        $23,485,814      $    19,186
    2       3/1/2005        $23,454,672      $    31,142
    3       4/1/2005        $23,435,224      $    19,448
    4       5/1/2005        $23,411,731      $    23,493
    5       6/1/2005        $23,392,059      $    19,672
    6       7/1/2005        $23,368,348      $    23,711
    7       8/1/2005        $23,348,449      $    19,898
    8       9/1/2005        $23,328,447      $    20,002
    9      10/1/2005        $23,304,415      $    24,032
   10      11/1/2005        $23,284,183      $    20,232
   11      12/1/2005        $23,259,927      $    24,256
   12       1/1/2006        $23,239,463      $    20,464
   13       2/1/2006        $23,218,892      $    20,571
   14       3/1/2006        $23,186,492      $    32,400
   15       4/1/2006        $23,165,645      $    20,847
   16       5/1/2006        $23,140,791      $    24,854
   17       6/1/2006        $23,119,706      $    21,086
   18       7/1/2006        $23,094,620      $    25,086
   19       8/1/2006        $23,073,293      $    21,326
   20       9/1/2006        $23,051,856      $    21,438
   21      10/1/2006        $23,026,427      $    25,429
   22      11/1/2006        $23,004,745      $    21,682
   23      12/1/2006        $22,979,079      $    25,666
   24       1/1/2007        $22,957,149      $    21,929
   25       2/1/2007        $22,935,106      $    22,044
   26       3/1/2007        $22,901,369      $    33,737
   27       4/1/2007        $22,879,034      $    22,334
   28       5/1/2007        $22,852,733      $    26,301
   29       6/1/2007        $22,830,145      $    22,588
   30       7/1/2007        $22,803,597      $    26,548
   31       8/1/2007        $22,780,753      $    22,845
   32       9/1/2007        $22,757,789      $    22,964
   33      10/1/2007        $22,730,876      $    26,913
   34      11/1/2007        $22,707,652      $    23,224
   35      12/1/2007        $22,680,486      $    27,166
   36       1/1/2008        $22,656,999      $    23,487
   37       2/1/2008        $22,633,390      $    23,609
   38       3/1/2008        $22,602,040      $    31,350
   39       4/1/2008        $22,578,144      $    23,896
   40       5/1/2008        $22,550,324      $    27,820
   41       6/1/2008        $22,526,158      $    24,166
   42       7/1/2008        $22,498,076      $    28,082
   43       8/1/2008        $22,473,637      $    24,438
   44       9/1/2008        $22,449,072      $    24,566

                                      F-2-1

                             AMORTIZATION SCHEDULE
                 OF THE INDIANA RETAIL PORTFOLIO MORTGAGE LOAN

 PERIOD        DATE       ENDING BALANCE       PRINCIPAL
--------   -----------   ----------------   --------------

   45      10/1/2008        $22,420,600      $    28,472
   46      11/1/2008        $22,395,758      $    24,842
   47      12/1/2008        $22,367,017      $    28,741
   48       1/1/2009        $22,341,895      $    25,122
   49       2/1/2009        $22,316,642      $    25,253
   50       3/1/2009        $22,279,991      $    36,651
   51       4/1/2009        $22,254,415      $    25,576
   52       5/1/2009        $22,224,960      $    29,454
   53       6/1/2009        $22,199,097      $    25,863
   54       7/1/2009        $22,169,364      $    29,734
   55       8/1/2009        $22,143,211      $    26,153
   56       9/1/2009        $22,116,921      $    26,290
   57      10/1/2009        $22,086,773      $    30,148
   58      11/1/2009        $22,060,189      $    26,584
   59      12/1/2009        $22,029,754      $    30,435
   60       1/1/2010        $22,002,873      $    26,881
   61       2/1/2010        $21,975,851      $    27,022
   62       3/1/2010        $21,937,594      $    38,257
   63       4/1/2010        $21,910,232      $    27,362
   64       5/1/2010        $21,879,040      $    31,192
   65       6/1/2010        $21,851,373      $    27,668
   66       7/1/2010        $21,819,884      $    31,489
   67       8/1/2010        $21,791,907      $    27,976
   68       9/1/2010        $21,763,785      $    28,122
   69      10/1/2010        $21,731,854      $    31,931
   70      11/1/2010        $21,703,419      $    28,435
   71      12/1/2010        $21,671,183      $    32,236
   72       1/1/2011        $21,642,431      $    28,752
   73       2/1/2011        $21,613,529      $    28,902
   74       3/1/2011        $21,573,565      $    39,964
   75       4/1/2011        $21,544,304      $    29,261
   76       5/1/2011        $21,511,265      $    33,039
   77       6/1/2011        $21,481,679      $    29,586
   78       7/1/2011        $21,448,323      $    33,355
   79       8/1/2011        $21,418,409      $    29,914
   80       9/1/2011        $21,388,338      $    30,071
   81      10/1/2011        $21,354,512      $    33,827
   82      11/1/2011        $21,324,108      $    30,404
   83      12/1/2011        $21,289,957      $    34,151
   84       1/1/2012                 --      $21,289,957

                                     F-2-2

                                                                      ANNEX F-3

                             AMORTIZATION SCHEDULE
                     OF THE 1901 RESEARCH BOULEVARD A NOTE

 PERIOD        DATE        ENDING BALANCE     PRINCIPAL
--------   ------------   ----------------   ----------

    0      11/1/2004         $18,500,000           --
    1      12/1/2004         $18,500,000           --
    2       1/1/2005         $18,500,000           --
    3       2/1/2005         $18,500,000           --
    4       3/1/2005         $18,500,000           --
    5       4/1/2005         $18,500,000           --
    6       5/1/2005         $18,500,000           --
    7       6/1/2005         $18,500,000           --
    8       7/1/2005         $18,500,000           --
    9       8/1/2005         $18,500,000           --
   10       9/1/2005         $18,500,000           --
   11      10/1/2005         $18,500,000           --
   12      11/1/2005         $18,500,000           --
   13      12/1/2005         $18,500,000           --
   14       1/1/2006         $18,500,000           --
   15       2/1/2006         $18,500,000           --
   16       3/1/2006         $18,500,000           --
   17       4/1/2006         $18,500,000           --
   18       5/1/2006         $18,500,000           --
   19       6/1/2006         $18,500,000           --
   20       7/1/2006         $18,500,000           --
   21       8/1/2006         $18,500,000           --
   22       9/1/2006         $18,500,000           --
   23      10/1/2006         $18,500,000           --
   24      11/1/2006         $18,500,000           --
   25      12/1/2006         $18,480,406      $19,594
   26       1/1/2007         $18,463,822      $16,584
   27       2/1/2007         $18,447,151      $16,671
   28       3/1/2007         $18,421,084      $26,067
   29       4/1/2007         $18,404,190      $16,894
   30       5/1/2007         $18,384,112      $20,078
   31       6/1/2007         $18,367,026      $17,086
   32       7/1/2007         $18,346,761      $20,265
   33       8/1/2007         $18,329,479      $17,281
   34       9/1/2007         $18,312,108      $17,371
   35      10/1/2007         $18,291,566      $20,542
   36      11/1/2007         $18,273,997      $17,569
   37      12/1/2007         $18,253,262      $20,735
   38       1/1/2008         $18,235,493      $17,769
   39       2/1/2008         $18,217,632      $17,861
   40       3/1/2008         $18,193,548      $24,084
   41       4/1/2008         $18,175,468      $18,080
   42       5/1/2008         $18,154,236      $21,232
   43       6/1/2008         $18,135,951      $18,285
   44       7/1/2008         $18,114,519      $21,431

                                      F-3-1

                             AMORTIZATION SCHEDULE
                     OF THE 1901 RESEARCH BOULEVARD A NOTE

 PERIOD        DATE       ENDING BALANCE       PRINCIPAL
--------   -----------   ----------------   --------------

   45       8/1/2008        $18,096,027      $    18,492
   46       9/1/2008        $18,077,438      $    18,589
   47      10/1/2008        $18,055,712      $    21,727
   48      11/1/2008        $18,036,913      $    18,799
   49      12/1/2008        $18,014,982      $    21,931
   50       1/1/2009        $17,995,970      $    19,011
   51       2/1/2009        $17,976,860      $    19,111
   52       3/1/2009        $17,948,578      $    28,282
   53       4/1/2009        $17,929,220      $    19,358
   54       5/1/2009        $17,906,746      $    22,475
   55       6/1/2009        $17,887,170      $    19,576
   56       7/1/2009        $17,864,483      $    22,687
   57       8/1/2009        $17,844,687      $    19,796
   58       9/1/2009        $17,824,787      $    19,899
   59      10/1/2009        $17,801,786      $    23,002
   60      11/1/2009                 --      $17,801,786

                                     F-3-2

                                                                      ANNEX F-4

                             AMORTIZATION SCHEDULE
              OF THE LM COMPONENT MORTGAGE LOAN SENIOR COMPONENT

 PERIOD        DATE        ENDING BALANCE        PRINCIPAL
--------   -----------   ------------------   ---------------

   23       4/1/2005       $ 4,150,000.00                --
   24       5/1/2005       $ 4,137,334.85       $ 12,665.15
   25       6/1/2005       $ 4,125,303.55       $ 12,031.30
   26       7/1/2005       $ 4,112,513.42       $ 12,790.13
   27       8/1/2005       $ 4,100,352.31       $ 12,161.11
   28       9/1/2005       $ 4,088,127.61       $ 12,224.70
   29      10/1/2005       $ 4,075,149.33       $ 12,978.28
   30      11/1/2005       $ 4,062,792.83       $ 12,356.50
   31      12/1/2005       $ 4,049,686.34       $ 13,106.49
   32       1/1/2006       $ 4,037,196.68       $ 12,489.66
   33       2/1/2006       $ 4,024,641.70       $ 12,554.98
   34       3/1/2006       $ 4,009,984.26       $ 14,657.44
   35       4/1/2006       $ 3,997,286.98       $ 12,697.28
   36       5/1/2006       $ 3,983,848.97       $ 13,438.01
   37       6/1/2006       $ 3,971,015.01       $ 12,833.96
   38       7/1/2006       $ 3,957,444.04       $ 13,570.97
   39       8/1/2006       $ 3,944,471.99       $ 12,972.05
   40       9/1/2006       $ 3,931,432.11       $ 13,039.88
   41      10/1/2006       $ 3,917,660.83       $ 13,771.28
   42      11/1/2006       $ 3,904,480.74       $ 13,180.09
   43      12/1/2006       $ 3,890,573.06       $ 13,907.68
   44       1/1/2007       $ 3,877,251.31       $ 13,321.75
   45       2/1/2007       $ 3,863,859.89       $ 13,391.42
   46       3/1/2007       $ 3,848,443.00       $ 15,416.89
   47       4/1/2007       $ 3,834,900.93       $ 13,542.07
   48       5/1/2007       $ 3,820,641.12       $ 14,259.81
   49       6/1/2007       $ 3,806,953.66       $ 13,687.46
   50       7/1/2007       $ 3,792,552.41       $ 14,401.25
   51       8/1/2007       $ 3,778,718.06       $ 13,834.35
   52       9/1/2007       $ 3,764,811.36       $ 13,906.70
   53      10/1/2007       $ 3,750,196.84       $ 14,614.52
   54      11/1/2007       $ 3,736,140.99       $ 14,055.85
   55      12/1/2007       $ 3,721,381.37       $ 14,759.62
   56       1/1/2008       $ 3,707,174.83       $ 14,206.54
   57       2/1/2008       $ 3,692,893.99       $ 14,280.84
   58       3/1/2008       $ 3,677,292.53       $ 15,601.46
   59       4/1/2008       $ 3,662,855.42       $ 14,437.11
   60       5/1/2008       $ 3,647,724.91       $ 15,130.51
   61       6/1/2008       $ 3,633,133.18       $ 14,591.73
   62       7/1/2008       $ 3,617,852.26       $ 15,280.92
   63       8/1/2008       $ 3,603,104.31       $ 14,747.95
   64       9/1/2008       $ 3,588,279.24       $ 14,825.07
   65      10/1/2008       $ 3,572,771.32       $ 15,507.92
   66      11/1/2008       $ 3,557,787.62       $ 14,983.70
   67      12/1/2008       $ 3,542,125.38       $ 15,662.24

                                      F-4-1

                             AMORTIZATION SCHEDULE
               OF THE LM COMPONENT MORTGAGE LOAN SENIOR COMPONENT

 PERIOD        DATE        ENDING BALANCE        PRINCIPAL
--------   -----------   ------------------   ---------------

   68       1/1/2009       $ 3,526,981.41       $ 15,143.97
   69       2/1/2009       $ 3,511,758.25       $ 15,223.16
   70       3/1/2009       $ 3,494,678.23       $ 17,080.02
   71       4/1/2009       $ 3,479,286.14       $ 15,392.09
   72       5/1/2009       $ 3,463,226.62       $ 16,059.52
   73       6/1/2009       $ 3,447,670.05       $ 15,556.57
   74       7/1/2009       $ 3,431,450.52       $ 16,219.53
   75       8/1/2009       $ 3,415,727.78       $ 15,722.74
   76       9/1/2009       $ 3,399,922.81       $ 15,804.97
   77      10/1/2009       $ 3,383,461.65       $ 16,461.16
   78      11/1/2009       $ 3,367,487.95       $ 15,973.70
   79      12/1/2009       $ 3,350,862.64       $ 16,625.31
   80       1/1/2010       $ 3,334,718.46       $ 16,144.18
   81       2/1/2010       $ 3,318,489.85       $ 16,228.61
   82       3/1/2010       $ 3,300,496.95       $ 17,992.90
   83       4/1/2010       $ 3,284,089.38       $ 16,407.57
   84       5/1/2010       $ 3,267,042.00       $ 17,047.38
   85       6/1/2010       $ 3,250,459.48       $ 16,582.52
   86       7/1/2010       $ 3,233,241.91       $ 17,217.57
   87       8/1/2010       $ 3,216,482.63       $ 16,759.28
   88       9/1/2010       $ 3,199,635.71       $ 16,846.92
   89      10/1/2010       $ 3,182,160.92       $ 17,474.79
   90      11/1/2010       $ 3,165,134.51       $ 17,026.41
   91      12/1/2010       $ 3,147,485.12       $ 17,649.39
   92       1/1/2011       $ 3,130,277.37       $ 17,207.75
   93       2/1/2011       $ 3,112,979.63       $ 17,297.74
   94       3/1/2011       $ 3,094,016.01       $ 18,963.62
   95       4/1/2011       $ 3,076,528.64       $ 17,487.37
   96       5/1/2011       $ 3,058,430.83       $ 18,097.81
   97       6/1/2011       $ 3,040,757.37       $ 17,673.46
   98       7/1/2011       $ 3,022,478.53       $ 18,278.84
   99       8/1/2011       $ 3,004,617.05       $ 17,861.48
   100      9/1/2011       $ 2,986,662.17       $ 17,954.88
   101     10/1/2011       $ 2,968,109.56       $ 18,552.61
   102     11/1/2011       $ 2,949,963.76       $ 18,145.80
   103     12/1/2011       $ 2,931,225.43       $ 18,738.33
   104      1/1/2012       $ 2,912,886.75       $ 18,338.68
   105      2/1/2012       $ 2,894,452.16       $ 18,434.59
   106      3/1/2012       $ 2,874,944.62       $ 19,507.54
   107      4/1/2012       $ 2,856,311.62       $ 18,633.00
   108      5/1/2012       $ 2,837,099.32       $ 19,212.30
   109      6/1/2012       $ 2,818,268.40       $ 18,830.92
   110      7/1/2012       $ 2,798,863.58       $ 19,404.82
   111      8/1/2012       $ 2,779,832.71       $ 19,030.87
   112      9/1/2012       $ 2,760,702.31       $ 19,130.40
   113     10/1/2012       $ 2,741,006.16       $ 19,696.15
   114     11/1/2012       $ 2,721,672.72       $ 19,333.44

                                      F-4-2

                             AMORTIZATION SCHEDULE
               OF THE LM COMPONENT MORTGAGE LOAN SENIOR COMPONENT

 PERIOD        DATE        ENDING BALANCE        PRINCIPAL
--------   -----------   ------------------   ---------------

   115     12/1/2012       $ 2,701,779.05       $ 19,893.67
   116      1/1/2013       $ 2,682,240.47       $ 19,538.58
   117      2/1/2013       $ 2,662,599.71       $ 19,640.76
   118      3/1/2013       $ 2,641,508.75       $ 21,090.96
   119      4/1/2013       $ 2,621,654.98       $ 19,853.77
   120      5/1/2013       $ 2,601,255.13       $ 20,399.85

                                     F-4-3

                      [THIS PAGE INTENTIONALLY LEFT BLANK.

                                   Prospectus

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                                    DEPOSITOR

                       MORTGAGE PASS-THROUGH CERTIFICATES

                                   THE TRUST --

-------------------------------    o  may periodically issue mortgage
CONSIDER CAREFULLY THE RISK           pass-through certificates in one or more
FACTORS BEGINNING ON PAGE             series with one or more classes; and
11 IN THIS PROSPECTUS.             o  will own --
                                   o  multifamily and commercial mortgage loans;
Neither the certificates nor       o  mortgage-backed securities; and
the underlying mortgage            o  other property described in the
loans are insured by any              accompanying prospectus supplement.
governmental agency.
                                   THE CERTIFICATES --
The certificates will
represent interests only in        o  will represent interests in the trust and
the related trust and will not        will be paid only from the trust assets;
represent interests in or          o  provide for the accrual of interest based
obligations of Banc of                on a fixed, variable or adjustable
America Commercial                    interest rate;
Mortgage Inc. or any of its        o  may be offered through underwriters, which
affiliates, including Bank of         may include Banc of America Securities
America Corporation.                  LLC, an affiliate of Banc of America
                                      Commercial Mortgage Inc.; and
This prospectus may be used        o  will not be listed on any securities
to offer and sell any series of       exchange.
certificates only if
accompanied by the                 THE CERTIFICATEHOLDERS --
prospectus supplement for
that series.                       o  will receive interest and principal
-------------------------------       payments based on the rate of payment of
                                      principal and the timing of receipt of
                                      payments on mortgage loans.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE
CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 March 22, 2005

                     (This Page Intentionally Left Blank)

                                       2

--------------------------------------------------------------------------------
                              FOR MORE INFORMATION

Banc of America Commercial Mortgage Inc. has filed with the SEC additional registration materials relating to the certificates. You may read and copy any of these materials at the SEC's Public Reference Room at the following location:

o  SEC Public Reference Section
   450 Fifth Street, N.W.
   Room 1204
   Washington, D.C. 20549

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC. The Internet address is
http://www.sec.gov.

You may also contact Banc of America Commercial Mortgage Inc. in writing at Bank of America Corporate Center, 214 North Tryon Street, Charlotte, North Carolina
28255, or by telephone at (704) 386-8509.

See also the sections captioned "Available Information" and "Incorporation of
Certain Information by Reference" appearing at the end of this prospectus.
--------------------------------------------------------------------------------

                                                                            PAGE
                                                                            ----
SUMMARY OF PROSPECTUS ......................................................   6

RISK FACTORS ...............................................................  11
  The Limited Liquidity of Your Certificates May Have an Adverse Impact on
     Your Ability to Sell Your Certificates ................................  11
  The Limited Assets of Each Trust May Adversely Impact Your Ability To
     Recover Your Investment in the Event of Loss on the Underlying
     Mortgage Assets .......................................................  11
  Credit Support is Limited and May Not Be Sufficient to Prevent Loss on
     Your Certificates .....................................................  12
  Prepayments on the Underlying Mortgage Loans Will Affect the Average Life
     of Your Certificates, and the Rate and Timing of those Prepayments
     May Be Highly Unpredictable ...........................................  12
  Certificates Purchased at a Premium or a Discount Will Be Sensitive to the
     Rate of Principal Payment .............................................  13
  The Nature of Ratings Are Limited and Will Not Guarantee that You Will
     Receive Any Projected Return on Your Certificates .....................  14
  Certain Factors Affecting Delinquency, Foreclosure and Loss of the

                                       3

                                                                            PAGE
                                                                            ----

    Distributions on the Certificates Concerning

    Certain Matters Regarding the Master Servicer, the Special Servicer, the

                                       4

                                                                            PAGE
                                                                            ----

                                       5

                              SUMMARY OF PROSPECTUS

     This summary highlights selected information from this prospectus. It does not contain all the information you need to consider in making your investment decision. You should carefully review this prospectus and the related prospectus supplement in their entirety before making any investment in the certificates of any series. As used in this prospectus, "you" refers to a prospective investor in certificates, and "we" refers to the depositor, Banc of America Commercial
Mortgage Inc. A "Glossary" appears at the end of this prospectus.

SECURITIES OFFERED

Mortgage pass-through certificates.

DEPOSITOR

Banc of America Commercial Mortgage Inc., a Delaware corporation and a subsidiary of Bank of America, N.A., has its principal executive offices at 214
North Tryon Street, Charlotte, North Carolina 28255, and its telephone number is
(704) 386-8509.

TRUSTEE

The trustee for each series of certificates will be named in the related prospectus supplement.

MASTER SERVICER

If the trust includes mortgage loans, the master servicer for the corresponding series of certificates will be named in the prospectus supplement.

SPECIAL SERVICER

If the trust includes mortgage loans, the special servicer for the corresponding series of certificates will be named, or the circumstances under which a special servicer may be appointed, will be described in the prospectus supplement.

MBS ADMINISTRATOR

If the trust includes mortgage-backed securities, the entity responsible for administering the mortgage-backed securities will be named in the prospectus supplement.

REMIC ADMINISTRATOR

The person responsible for the various tax-related administration duties for a series of certificates concerning real estate mortgage investment conduits will be named in the prospectus supplement.

THE MORTGAGE LOANS

Each series of certificates will, in general, consist of a pool of mortgage loans referred to as a mortgage asset pool secured by first or junior liens on--

     o    residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

     o    office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land.

                                       6

However, no one of the following types of properties will be overly-represented in the trust at the time the trust is formed:

(1) restaurants; (2) entertainment or sports arenas; (3) marinas; or (4) nursing homes, hospitals or other health care-related facilities.

The mortgage loans will not be guaranteed or insured by Banc of America
Commercial Mortgage Inc. or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or by any other person.

If specified in the prospectus supplement, some mortgage loans may be delinquent as of the date the trust is formed.

As described in the prospectus supplement, a mortgage loan may--

     o    provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate;

     o    provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may permit negative amortization;

     o    be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date;

     o    may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments; and

     o    provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at any other interval as specified in the prospectus supplement.

Each mortgage loan will have had an original term to maturity of not more than
40 years. No mortgage loan will have been originated by Banc of America
Commercial Mortgage Inc., although one of its affiliates may have originated some of the mortgage loans.

If any mortgage loan, or group of related mortgage loans, involves unusual credit risk, financial statements or other financial information concerning the related mortgaged property will be included in the related prospectus supplement.

As described in the prospectus supplement, the trust may also consist of mortgage participations, mortgage pass-through certificates and/or other mortgage-backed securities that evidence an interest in, or are secured by a pledge of, one or more mortgage loans similar to the other mortgage loans in the trust and which may or may not be issued, insured or guaranteed by the United
States or any governmental agency.

THE CERTIFICATES

Each series of certificates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the prospectus supplement and will represent in total the entire beneficial ownership interest in the trust.

As described in the prospectus supplement, the certificates of each series may consist of one or more classes that--

     o    are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;

     o    are "stripped principal certificates" entitled to distributions of principal, with disproportionate, nominal or no distributions of interest;

     o    are "stripped interest certificates" entitled to distributions of interest, with disproportionate, nominal or no distributions of principal;

                                       7

     o    provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

     o    provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the trust;

     o    provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     o    provide for distribution based on collections on the mortgage assets in the trust attributable to prepayment premiums, yield maintenance payments or equity participations.

If specified in the prospectus supplement, a series of certificates may include one or more "controlled amortization classes," which will entitle the holders to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the trust remains relatively constant at the rate of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more other classes of the same series.

Each class of certificates, other than certain classes of stripped interest certificates and certain classes of REMIC residual certificates will have an initial stated principal amount. Each class of certificates, other than certain classes of stripped principal certificates and certain classes of REMIC residual certificates, will accrue interest on its certificate balance or, in the case of certain classes of stripped interest certificates, on a notional amount, based on a pass-through rate which may be fixed, variable or adjustable. The prospectus supplement will specify the certificate balance, notional amount and/or pass-through rate for each class of certificates.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

Interest on each class of certificates (other than certain classes of stripped principal certificates and certain classes of REMIC residual certificates) of each series will accrue at the applicable pass-through rate on the certificate balance and will be paid on a distribution date. However, in the case of certain classes of stripped interest certificates, the notional amount outstanding from time to time will be paid to certificateholders as provided in the prospectus supplement on a specified distribution date.

Distributions of interest concerning one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates. Interest accrued concerning a class of accrual certificates prior to the occurrence of such an event will either be added to the certificate balance or otherwise deferred as described in the prospectus supplement. Distributions of interest concerning one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the prospectus supplement.

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

Each class of certificates of each series (other than certain classes of stripped interest certificates and certain classes of REMIC residual certificates) will have a certificate balance. The certificate balance of a class of certificates outstanding from time to time will represent the maximum amount that the holders are then entitled to receive in respect of principal from future cash flow on the assets in the trust. The initial total certificate balance of all classes of a series of certificates will not be greater

                                       8

than the outstanding principal balance of the related mortgage assets as of a specified cut-off date, after application of scheduled payments due on or before that date, whether or not received. As described in the prospectus supplement, distributions of principal with respect to the related series of certificates will be made on each distribution date to the holders of the class certificates of the series then entitled until the certificate balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates--

     o    may be made at a rate that is faster (and, in some cases,
          substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the assets in the trust;

     o    may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series;

     o    may be made, subject to certain limitations, based on a specified principal payment schedule; or

     o    may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the trust are received. Unless otherwise specified in the prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates of that class.

CREDIT SUPPORT AND CASH FLOW AGREEMENTS

If specified in the prospectus supplement, partial or full protection against certain defaults and losses on the assets in the trust may be provided to one or more classes of certificates by (1) subordination of one or more other classes of certificates to classes in the same series, or by (2) one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund, cash collateral account, overcollateralization or other credit support. If so provided in the prospectus supplement, the trust may include--

     o    guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate; or

     o    certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets or on one or more classes of certificates.

Certain relevant information regarding any applicable credit support or cash flow agreement will be set forth in the prospectus supplement for a series of certificates.

ADVANCES

As specified in the prospectus supplement, if the trust includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of credit support, and/or another specified person may be obligated to make, or have the option of making, certain advances concerning delinquent scheduled payments of principal and/or interest on mortgage loans. Any advances made concerning a particular mortgage loan will be reimbursable from subsequent recoveries relating to the particular mortgage loan and as described in the prospectus supplement. If specified in the prospectus supplement, any entity making advances may be entitled to receive interest for a specified period during which those advances are outstanding, payable from amounts in the trust. If the trust includes mortgaged-backed securities, any comparable advancing obligation of a party to the related pooling and servicing agreement, or of a party to the related mortgage-backed securities agreement, will be described in the prospectus supplement.

OPTIONAL TERMINATION

If specified in the prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the trust. If provided in the related

                                       9

prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a specified party may be authorized or required to solicit bids for the purchase of all of the assets of the trust, or of a sufficient portion of those assets to retire that class or classes.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The certificates of each series will constitute or evidence ownership of either--

     o    "regular interests" and "residual interests" in the trust, or a designated portion of the trust, treated as a REMIC under Sections
          860A through 860G of the Code; or

     o    certificates in a trust treated as a grantor trust under applicable provisions of the Code.

Investors are advised to consult their tax advisors and to review "Certain
Federal Income Tax Consequences" in this prospectus and in the prospectus supplement.

CERTAIN ERISA CONSIDERATIONS

Fiduciaries of retirement plans and certain other employee benefit plans and arrangements, including individual retirement accounts, individual retirement annuities, Keogh plans, and collective investment funds and separate individual retirement accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of
1974, as amended, Section 4975 of the Internal Revenue Code of 1986, or any
materially similar provisions of federal, state or local law should review with their legal advisors whether the purchase or holding of certificates could give rise to a transaction that is prohibited.

LEGAL INVESTMENT

If so specified in the prospectus supplement, certain classes of certificates will constitute "mortgage related securities" for purposes of the Secondary
Mortgage Market Enhancement Act of 1984, as amended. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors for assistance in determining whether and to what extent the certificates constitute legal investments for them.

See "Legal Investment" in this prospectus.

RATING

At their respective dates of issuance, each class of certificates will be rated as of investment grade by one or more nationally recognized statistical rating agencies.

                                       10

                                  RISK FACTORS

     In considering an investment in the certificates of any series, you should consider carefully the following risk factors and the risk factors in the prospectus supplement.

THE LIMITED LIQUIDITY OF YOUR CERTIFICATES MAY HAVE AN ADVERSE IMPACT ON YOUR
ABILITY TO SELL YOUR CERTIFICATES.

     The certificates of any series may have limited or no liquidity. You may be forced to bear the risk of investing in the certificates for an indefinite period of time. In addition, you may have no redemption rights, and the certificates are subject to early retirement only under certain circumstances.

     Lack of a Secondary Market May Limit the Liquidity of Your Certificate. We
cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide certificateholders with liquidity of investment or that it will continue for as long as the certificates remain outstanding.

     The prospectus supplement may indicate that an underwriter intends to establish a secondary market in the certificates, although no underwriter will be obligated to do so. Any secondary market may provide less liquidity to investors than any comparable market for securities relating to single-family mortgage loans. Unless specified in the prospectus supplement, the certificates will not be listed on any securities exchange.

     The Limited Nature of Ongoing Information Regarding Your Certificate May
Adversely Affect Liquidity. The primary source of ongoing information regarding the certificates, including information regarding the status of the related mortgage assets and any credit support for the certificates, will be the periodic reports to certificateholders to be delivered pursuant to the related pooling and servicing agreement.

     We cannot assure you that any additional ongoing information regarding the certificates will be available through any other source. The limited nature of the information concerning a series of certificates may adversely affect liquidity, even if a secondary market for the certificates does develop.

     The Liquidity of Your Certificate May Be Affected by External Sources
Including Interest Rate Movement. If a secondary market does develop for the certificates, the market value of the certificates will be affected by several factors, including--

     o    perceived liquidity;

     o    the anticipated cash flow (which may vary widely depending upon the prepayment and default assumptions concerning the underlying mortgage loans); and

     o    prevailing interest rates.

     The price payable at any given time for certain classes of certificates may be extremely sensitive to small fluctuations in prevailing interest rates. The relative change in price for a certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for the certificate in response to an equal but opposite movement in those rates. Therefore, the sale of certificates by a holder in any secondary market that may develop may be at a discount from the price paid by the holder. We are not aware of any source through which price information about the certificates will be generally available on an ongoing basis.

THE LIMITED ASSETS OF EACH TRUST MAY ADVERSELY IMPACT YOUR ABILITY TO RECOVER
YOUR INVESTMENT IN THE EVENT OF LOSS ON THE UNDERLYING MORTGAGE ASSETS.

     Unless specified in the prospectus supplement, neither the certificates nor the mortgage assets in the trust will be guaranteed or insured by Banc of
America Commercial Mortgage Inc. or any of its affiliates, by any governmental agency or by any other person or entity. No certificate will

                                       11

represent a claim against or security interest in the trust funds for any other series. Therefore, if the related trust fund has insufficient assets to make payments, no other assets will be available for payment of the deficiency, and the holders of one or more classes of the certificates will be required to bear the consequent loss.

     Amounts on deposit from time to time in certain accounts constituting part of the trust, including the certificate account and any accounts maintained as credit support, may be withdrawn for purposes other than the payment of principal of or interest on the related series of certificates under certain conditions. On any distribution occurring after losses or shortfalls in collections on the mortgage assets have been incurred, all or a portion of those losses or shortfalls will be borne on a disproportionate basis among classes of certificates.

CREDIT SUPPORT IS LIMITED AND MAY NOT BE SUFFICIENT TO PREVENT LOSS ON YOUR
CERTIFICATES.

     The prospectus supplement for a series of certificates will describe any credit support. The credit support may not cover all potential losses. For example, credit support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any losses not covered by credit support may, at least in part, be allocated to one or more classes of certificates.

     A series of certificates may include one or more classes of subordinate certificates, if provided in the prospectus supplement. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of senior certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any related credit support may be exhausted before the principal of the later-paid classes of certificates of that series have been repaid in full.

     The impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those classes of certificates having a later right of payment.

     If a form of credit support covers the certificates of more than one series and losses on the related mortgage assets exceed the amount of the credit support, it is possible that the holders of certificates of one (or more) series will disproportionately benefit from that credit support, to the detriment of the holders of certificates of one (or more) other series.

     The amount of any applicable credit support supporting one or more classes of certificates will be determined on the basis of criteria established by each rating agency rating such classes of certificates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the loss experience on the related mortgage assets will not exceed such assumed levels. If the losses on the related mortgage assets do exceed such assumed levels, the holders of one or more classes of certificates will be required to bear such additional losses.

PREPAYMENTS ON THE UNDERLYING MORTGAGE LOANS WILL AFFECT THE AVERAGE LIFE OF
YOUR CERTIFICATES, AND THE RATE AND TIMING OF THOSE PREPAYMENTS MAY BE HIGHLY
UNPREDICTABLE.

     As a result of prepayments on the mortgage loans in the trust, the amount and timing of distributions of principal and/or interest on the certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in the trust will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Therefore, the prepayment experience on the mortgage loans in the trust may affect the average life of one or more classes of certificates of the related series.

     The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall significantly below the mortgage rates borne by the mortgage loans included in the trust, principal prepayments on those mortgage loans are likely

                                       12

to be higher than if prevailing interest rates remain at or above the rates borne by those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage rates borne by the mortgage loans included in the trust, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the mortgage rates borne by those mortgage loans.

     We cannot assure you what as to the actual rate of prepayment on the mortgage loans in the trust will be, or that the rate of prepayment will conform to any model in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in the trust, the retirement of any class of certificates of the related series could occur significantly earlier or later, and its average life could be significantly shorter or longer, than expected.

     The extent to which prepayments on the mortgage loans in trust ultimately affect the average life of any class of certificates of the related series will depend on the terms and provisions of the certificates. A class of certificates may provide that on any distribution date the holders of the certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the trust fund that are distributable on that date.

     A class of certificates that entitles the holders to a disproportionately large share of the prepayments on the mortgage loans in the trust increases the likelihood of early retirement of that class if the rate of prepayment is relatively fast. This type of early retirement risk is sometimes referred to as
"call risk."

     A class of certificates that entitles its holders to a disproportionately small share of the prepayments on the mortgage loans in the trust increases the likelihood of an extended average life of that class if the rate of prepayment is relatively slow. This type of prolonged retirement risk is sometimes referred to as "extension risk."

     As described in the prospectus supplement, the respective entitlements of the various classes of certificate-holders of any series to receive payments
(and, in particular, prepayments) of principal of the mortgage loans in the trust may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of certificates of that series) or subject to certain contingencies (e.g., prepayment and default rates with respect to those mortgage loans).

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the trust remains relatively constant at the rate of prepayment used to establish the specific principal payment schedule for the certificates. Prepayment risk concerning a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series.

     As described in the prospectus supplement, a companion class may entitle the holders to a disproportionately large share of prepayments on the mortgage loans in the trust when the rate of prepayment is relatively fast, and/or may entitle the holders to a disproportionately small share of prepayments on the mortgage loans in the trust when the rate of prepayment is relatively slow. A companion class absorbs some (but not all) of the call risk and/or extension risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the trust were allocated on a pro rata basis.

CERTIFICATES PURCHASED AT A PREMIUM OR A DISCOUNT WILL BE SENSITIVE TO THE RATE
OF PRINCIPAL PAYMENT.

     A series of certificates may include one or more classes offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the trust fund. If the amount of interest payable with respect to a class is disproportionately large as compared to the amount of principal, as with certain classes

                                       13

of stripped interest certificates, a holder might fail to recover its original investment under some prepayment scenarios. The yield to maturity of any class of certificates may vary from the anticipated yield due to the degree to which the certificates are purchased at a discount or premium and the amount and timing of distributions.

     You should consider, in the case of any certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield. In the case of any certificate purchased at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

THE NATURE OF RATINGS ARE LIMITED AND WILL NOT GUARANTEE THAT YOU WILL RECEIVE
ANY PROJECTED RETURN ON YOUR CERTIFICATES.

     Any rating assigned by a rating agency to a class of certificates will reflect only its assessment of the likelihood that holders of the certificates will receive payments to which the certificateholders are entitled under the related pooling and servicing agreement. Such rating will not constitute an assessment of the likelihood that--

     o    principal prepayments on the related mortgage loans will be made;

     o    the degree to which the rate of such prepayments might differ from that originally anticipated; or

     o    the likelihood of early optional termination of the trust.

     Any rating will not address the possibility that prepayment of the mortgage loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a certificate at a significant premium might fail to recover its initial investment under certain prepayment scenarios. Therefore, a rating assigned by a rating agency does not guarantee or ensure the realization of any anticipated yield on a class of certificates.

     The amount, type and nature of credit support given a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, such criteria may be based upon determinations of the values of the properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of the certificates of any series may be insufficient to fully protect the holders of such certificates from losses on the related mortgage asset pool.

CERTAIN FACTORS AFFECTING DELINQUENCY, FORECLOSURE AND LOSS OF THE MORTGAGE
LOANS.

     Mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss than loans made on the security of an owner-occupied single-family property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. Therefore, the value of an income-producing property is directly related to the net operating income derived from such property.

     If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the mortgage loans may be secured by liens on owner-occupied properties or on properties leased to a single tenant or in which only a few tenants

                                       14

produce a material amount of the rental income. As the primary component of the net operating income of a property, rental income (and maintenance payments from tenant stockholders of a Cooperative) and the value of any property are subject to the vagaries of the applicable real estate market and/or business climate.
Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as (typically) warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be secured by owner-occupied properties or properties leased to a single tenant. Therefore, a decline in the financial condition of the borrower or a single tenant may have a disproportionately greater effect on the net operating income from such properties than would be the case with respect to properties with multiple tenants.

     Changes in the expense components of the net operating income of a property due to the general economic climate or economic conditions in a locality or industry segment, such as (1) increases in interest rates, real estate and personal property tax rates and other operating expenses including energy costs,
(2) changes in governmental rules, regulations and fiscal policies, including environmental legislation, and (3) acts of God may also affect the net operating income and the value of the property and the risk of default on the related mortgage loan. In some cases leases of properties may provide that the lessee, rather than the mortgagor, is responsible for payment of certain of these expenses. However, because leases are subject to default risks as well as when a tenant's income is insufficient to cover its rent and operating expenses, the existence of such "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan.

     Additional considerations may be presented by the type and use of a particular property. For instance, properties that operate as hospitals and nursing homes are subject to significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.
Hotel, motel and restaurant properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. The transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or the restaurant, whether through purchase or foreclosure, is subject to local law requirements.

     In addition, the concentration of default, foreclosure and loss risks in mortgage loans in the trust will generally be greater than for pools of single-family loans because mortgage loans in the trust generally will consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

     Limited Recourse Nature of the Mortgage Loans May Make Recovery Difficult
in the Event that a Mortgage Loan Defaults. We anticipate that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. In this type of mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets that were pledged to secure the mortgage loan.
However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets, we cannot assure you that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery concerning a defaulted mortgage loan in excess of the liquidation value of the related property.

     Cross-Collateralization Provisions May Have Limitations on Their
Enforceability. A mortgage pool may include groups of mortgage loans which are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective mortgage loans in a cross-collateralized group. Cash flows generated on these type of mortgage loans are available to support debt service on, and ultimate repayment of, the total indebtedness. These arrangements seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such group of mortgage loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

                                       15

     If the properties securing a group of mortgage loans which are cross-collateralized are not all owned by the same entity, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Under federal and state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and was then insolvent, was rendered insolvent by such obligation or transfer or had unreasonably small capital for its business. A creditor seeking to enforce remedies against a property subject to such cross-collateralization to repay such creditor's claim against the related borrower could assert that--

     o    such borrower was insolvent at the time the cross-collateralized mortgage loans were made; and

     o    such borrower did not, when it allowed its property to be encumbered by a lien securing the indebtedness represented by the other mortgage loans in the group of cross-collateralized mortgage loans, receive fair consideration or reasonably equivalent value for, in effect,
          "guaranteeing" the performance of the other borrowers.

     Although the borrower making such "guarantee" will be receiving
"guarantees" from each of the other borrowers in return, we cannot assure you that such exchanged "guarantees" would be found to constitute fair consideration or be of reasonably equivalent value.

     The cross-collateralized mortgage loans may be secured by mortgage liens on properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because foreclosure actions are usually brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.

     Increased Risk of Default Associated With Balloon Payments. Some of the
mortgage loans included in the trust may be nonamortizing or only partially amortizing over their terms to maturity. These types of mortgage loans will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. These loans involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related property. The ability of a borrower to accomplish either of these goals will be affected by--

     o    the value of the related property;

     o    the level of available mortgage rates at the time of sale or refinancing;

     o    the borrower's equity in the related property;

     o    the financial condition and operating history of the borrower and the related property;

     o    tax laws;

     o    rent control laws (pertaining to certain residential properties);

     o    Medicaid and Medicare reimbursement rates (pertaining to hospitals and nursing homes);

     o    prevailing general economic conditions; and

     o    the availability of credit for loans secured by multifamily or commercial property.

     Neither Banc of America Commercial Mortgage Inc. nor any of its affiliates will be required to refinance any mortgage loan.

     As specified in the prospectus supplement, the master servicer or the special servicer will be permitted (within prescribed limits) to extend and modify mortgage loans that are in default or as to which a payment default is imminent. Although the master servicer or the special servicer generally will be required to determine that any such extension or modification is reasonably likely

                                       16

to produce a greater recovery than liquidation, taking into account the time value of money, we cannot assure you that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

     The Lender Under a Mortgage Loan May Have Difficulty Collecting Rents Upon
the Default and/or Bankruptcy of the Related Borrower. Each mortgage loan included in the trust secured by property that is subject to leases typically will be secured by an assignment of leases and rents. Under such an assignment, the mortgagor assigns to the mortgagee its right, title and interest as lessor under the leases of the related property, and the income derived, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.

     The Enforceability of Due-on-Sale and Debt-Acceleration Clauses May Be
Limited in Certain Situations. Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related property or its interest in the property. Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or nonmonetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions.
The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

     Adverse Environmental Conditions May Subject a Mortgage Loan to Additional
Risk. Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal
Comprehensive Environmental Response, Compensation and Liability Act of 1980, as
amended, a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage.

     Certain Special Hazard Losses May Subject Your Certificates to an Increased
Risk of Loss. Unless otherwise specified in a prospectus supplement, the master servicer and special servicer for the trust will be required to cause the borrower on each mortgage loan in the trust to maintain such insurance coverage in respect of the property as is required under the related mortgage, including hazard insurance. As described in the prospectus supplement, the master servicer and the special servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any property through acquisition of a blanket policy.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies covering the properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water- related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the mortgage specifically requires the mortgagor to insure against physical damage arising from such causes, then, to the extent any consequent losses are not covered by credit support, such losses may be borne, at least in part, by the holders of one or more classes of certificates of the related series.

                                       17

     The Recording of the Mortgages in the Name of MERS May Affect the Yield on
the Certificates. The mortgages or assignments of mortgage for some of the mortgage loans have been or may be recorded in the name of Mortgage Electronic
Registration Systems, Inc. or MERS, solely as nominee for the mortgage loan seller and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system. However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the trustee, then any related expenses will be paid by the trust and will reduce the amount available to pay principal of and interest on the certificates.

     The recording of mortgages in the name of MERS is a new practice in the commercial mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the loans.

INCLUSION OF DELINQUENT MORTGAGE LOANS IN A MORTGAGE ASSET POOL.

     If provided in the prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due. As specified in the related prospectus supplement, the servicing of such mortgage loans will be performed by the special servicer. The same entity may act as both master servicer and special servicer. Credit support provided with respect to a particular series of certificates may not cover all losses related to such delinquent mortgage loans, and investors should consider the risk that the inclusion of such mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments concerning the subject mortgage asset pool and the yield on the certificates of such series.

                              PROSPECTUS SUPPLEMENT

     To the extent appropriate, the prospectus supplement relating to each series of offered certificates will contain--

     o    a description of the class or classes of such offered certificates, including the payment provisions with respect to each such class, the aggregate principal amount (if any) of each such class, the rate at which interest accrues from time to time (if at all), with respect to each such class or the method of determining such rate, and whether interest with respect to each such class will accrue from time to time on its aggregate principal amount (if any) or on a specified notional amount (if at all);

     o    information with respect to any other classes of certificates of the same series;

     o    the respective dates on which distributions are to be made;

     o    information as to the assets, including the mortgage assets, constituting the related trust fund;

     o    the circumstances, if any, under which the related trust fund may be subject to early termination;

     o    additional information with respect to the method of distribution of such offered certificates;

     o    whether one or more REMIC elections will be made and the designation of the "regular interests" and "residual interests" in each REMIC to be created and the identity of the person responsible for the various tax-related duties in respect of each REMIC to be created;

     o    the initial percentage ownership interest in the related trust fund to be evidenced by each class of certificates of such series;

     o    information concerning the trustee of the related trust fund;

                                       18

     o    if the related trust fund includes mortgage loans, information concerning the master servicer and any special servicer of such mortgage loans and the circumstances under which all or a portion, as specified, of the servicing of a mortgage loan would transfer from the master servicer to the special servicer;

     o    information as to the nature and extent of subordination of any class of certificates of such series, including a class of offered certificates; and

     o    whether such offered certificates will be initially issued in definitive or book-entry form.

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary"
attached to this prospectus.

                                       19

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of mortgage assets which will include--

     o    various types of multifamily or commercial mortgage loans;

     o    mortgage participations, pass-through certificates or other mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans; or

     o    a combination of such mortgage loans and mortgage backed securities.

     We will establish each trust fund and select each mortgage asset. We will purchase mortgage assets to be included in the trust fund and select each mortgage asset from the Mortgage Asset Seller who may not have originated the mortgage asset or issued the MBS and may be our affiliate.

     We will not insure or guaranty the mortgage assets nor will any of its affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "-- Mortgage Loans", unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes (referred to in this prospectus as mortgage notes) notes secured by mortgages, deeds of trust or similar security instruments (referred to in this prospectus as mortgages) that create first or junior liens on fee or leasehold estates in properties consisting of--

     o    residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

     o    office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land.

     These multifamily properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations. However, no one of the following types of commercial properties will represent security for a material concentration of the mortgage loans in any trust fund, based on principal balance at the time such trust fund is formed: (1) restaurants; (2) entertainment or sports arenas; (3) marinas; or (4)
nursing homes, hospitals or other health care-related facilities. Unless otherwise specified in the related prospectus supplement, each mortgage will create a first priority mortgage lien on a borrower's fee estate in a mortgaged property. If a mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of any such leasehold will exceed the term of the mortgage note by at least ten years. Unless otherwise specified in the related prospectus supplement, each mortgage loan will have been originated by a person other than us; however, such person may be or may have been our affiliate.

     If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection

                                       20

with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior liens. In order for the debt related to such mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of such mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and any senior liens or purchase the mortgaged property subject to such senior liens. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the certificates of the related series bear--

     o    the risk of delay in distributions while a deficiency judgment against the borrower is obtained; and

     o    the risk of loss if the deficiency judgment is not obtained and satisfied. Moreover, deficiency judgments may not be available in certain jurisdictions, or the particular mortgage loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure repayment of the mortgage loan.

     If so specified in the related prospectus supplement, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent as of the date such certificates are issued. In that case, the related prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage Loans.
Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes.
The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted above, some or all of the mortgage loans included in a particular trust fund may be nonrecourse loans.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. The Net Operating Income of a mortgaged property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a nonowner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on
Multifamily Properties or on multi-tenant Commercial Properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and

                                       21

fiscal policies, may also affect the likelihood of default on a mortgage loan.
As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of such "net of expense" provisions will result in stable Net
Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property, and thus (a) the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect such equity) and (b) the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

     o    the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method
          (the cost of replacing the property at such date);

     o    the income capitalization method (a projection of value based upon the property's projected net cash flow); and

     o    or upon a selection from or interpolation of the values derived from such methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     Although there may be multiple methods for determining the value of a mortgaged property, value will in all cases be affected by property performance.
As a result, if a mortgage loan defaults because the income generated by the related mortgaged property is insufficient to cover operating costs and expenses and pay debt service, then the value of the mortgaged property will reflect that and a liquidation loss may occur.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Certain Factors Affecting Delinquency,
Foreclosure and Loss of the Mortgage Loans--General" and "--Certain Factors
Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Increased
Risk of Default Associated With Balloon Payments".

     Payment Provisions of the Mortgage Loans. All of the mortgage loans will
(1) have had original terms to maturity of not more than 40 years and (2)
provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly, quarterly, semi-annually or annually. A mortgage loan may--

     o    provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable
          Mortgage Rate;

                                       22

     o    provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in its interest rate or to reflect the occurrence of certain events, and may permit negative amortization;

     o    may be fully amortizing or may be partially amortizing or
          nonamortizing, with a balloon payment due on its stated maturity date;
          and

     o    may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of such mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan, as described in the related prospectus supplement. See "Certain Legal Aspects of the Mortgage
Loans--Default Interest and Limitations on Prepayments" in the prospectus regarding the enforceability of prepayment premiums and yield maintenance charges.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which, to the extent then applicable, will generally include the following:

     o    the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     o    the type or types of property that provide security for repayment of the mortgage loans;

     o    the earliest and latest origination date and maturity date of the mortgage loans;

     o    the original and remaining terms to maturity of the mortgage loans, or the respective ranges of such terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     o    the Loan-to-Value Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the
          Loan-to-Value-Ratios, and the weighted average of such Loan-to-Value
          Ratios;

     o    the Mortgage Rates borne by the mortgage loans, or the range of the
          Mortgage Rate, and the weighted average Mortgage Rate borne by the mortgage loans;

     o    with respect to mortgage loans with adjustable Mortgage Rates, the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of such mortgage loan;

     o    information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums;

     o    the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range Debt Service
          Coverage Ratios, and the weighted average of such Debt Service
          Coverage Ratios, and

     o    the geographic distribution of the mortgaged properties on a state-by-state basis. In appropriate cases, the related prospectus supplement will also contain certain information available us that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If we are unable to provide the specific information described above at the time any offered certificates of a series are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of those certificates at or before their initial issuance and will be filed as part of a Current Report on Form
          8-K with the Securities and Exchange Commission within fifteen days following their issuance.

                                       23

     If any mortgage loan, or group of related mortgage loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related mortgaged property or mortgaged properties will be included in the related prospectus supplement.

     If and to the extent available and relevant to an investment decision in the offered certificates of the related series, information regarding the prepayment experience of a master servicer's multifamily and/or commercial mortgage loan servicing portfolio will be included in the related prospectus supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a master servicer's servicing portfolio may be so materially different from those of the related mortgage asset pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the master servicer's prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a special servicer, no comparable prepayment information will be presented with respect to the special servicer's multifamily and/or commercial mortgage loan servicing portfolio.

MBS

     MBS may include (1) private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality of the United
States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or (2) certificates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation, the Federal National
Mortgage Association, the Governmental National Mortgage Association or the
Federal Agricultural Mortgage Corporation, provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Except in the case of a pro rata mortgage participation in a single mortgage loan or a pool of mortgage loans, each MBS included in a mortgage asset pool: (a) either will (1) have been previously registered under the Securities
Act of 1933, as amended, (2) be exempt from such registration requirements or
(3) have been held for at least the holding period specified in Rule 144(k)
under the Securities Act of 1933, as amended; and (b) will have been acquired
(other than from us or any of our affiliates) in bona fide secondary market transactions.

     Any MBS will have been issued pursuant to a MBS agreement which is a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement. The issuer of the MBS and/or the servicer of the underlying mortgage loans will be parties to the MBS agreement, generally together with a trustee or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of the offered certificates described in this prospectus.
Distributions in respect of the MBS will be made by the issuer of the MBS, the servicer of the MBS, or the trustee of the MBS agreement or the MBS trustee on the dates specified in the related prospectus supplement. The issuer of the MBS or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the offered certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

                                       24

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available--

     o    the aggregate approximate initial and outstanding principal amount(s)
          and type of the MBS to be included in the trust fund;

     o    the original and remaining term(s) to stated maturity of the MBS, if applicable;

     o    the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s);

     o    the payment characteristics of the MBS;

     o    the issuer of the MBS, servicer of the MBS and trustee of the MBS, as applicable, of each of the MBS;

     o    a description of the related credit support, if any;

     o    the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity;

     o    the terms on which mortgage loans may be substituted for those originally underlying the MBS;

     o    the type of mortgage loans underlying the MBS and, to the extent available and appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus
          Supplements"; and

     o    the characteristics of any cash flow agreements that relate to the
          MBS.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described in this prospectus and in the related prospectus supplement. See "The Pooling and
Servicing Agreements--Certificate Account".

CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of such series in the form of subordination of one or more other classes of certificates of such series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee or reserve fund, among others, or a combination of subordination and credit support. The amount and types of credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support Limitations" and "Description
of Credit Support".

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. The related trust fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any such cash flow agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to the termination of the cash flow agreement, will be described in the related prospectus supplement. The related prospectus supplement will also identify the obligor under any such cash flow agreement.

                                       25

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the Certificate. See "Risk Factors--Effect of
Prepayments on Average Life of Certificates". The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund.

     The prospectus supplement with respect to any series of certificates will specify the pass-through rate for each class of offered certificates of such series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate;
the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the Distribution Date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on any Distribution Date will generally correspond to interest accrued on the mortgage loans to their respective Due
Dates during the related Due Period. If a prepayment on any mortgage loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest to the Due Date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any such shortfall is allocated to a class of offered certificates, the yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any such shortfalls will be allocated among the classes of such certificates. The related prospectus supplement will also describe any amounts available to offset such shortfalls.

YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation the principal payments to reduce the

                                       26

principal balance (or notional amount, if applicable) of such certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of mortgage loans, may change periodically to accommodate adjustments to the corresponding Mortgage Rates), the dates on which any balloon payments are due, and the rate of principal prepayments (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the related mortgaged properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of
Stripped Interest Certificates, result in the reduction of the notional amount of the Stripped Interest Certificates). An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of such investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, any consequent adverse effects on such investor's yield would not be fully offset by a subsequent increase (or decrease) in the rate of principal payments.

     In general, the notional amount of a class of Stripped Interest
Certificates will either--

     o    be based on the principal balances of some or all of the mortgage assets in the related trust fund; or

     o    equal the Certificate Balances of one or more of the other classes of certificates of the same series.

     Accordingly, the yield on such Stripped Interest Certificates will be inversely related to the rate at which payments and other collections of principal are received on such mortgage assets or distributions are made in reduction of the Certificate Balances of such classes of certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a
lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in Stripped
Principal Certificates, and a higher than anticipated rate of principal prepayments on such mortgage loans will negatively affect the yield to investors in Stripped Interest Certificates. If the offered certificates of a series include any such certificates, the related prospectus supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such certificates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     The extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation--

     o    the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located;

     o    the quality of management of the mortgaged properties;

                                       27

     o    the servicing of the mortgage loans; and

     o    possible changes in tax laws and other opportunities for investment.

     In general, those factors which increase the attractiveness of selling a mortgaged property or refinancing a mortgage loan or which enhance a borrower's ability to do so, as well as those factors which increase the likelihood of default under a mortgage loan, would be expected to cause the rate of prepayment in respect of any mortgage asset pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any mortgage asset pool to slow.

     The rate of principal payments on the mortgage loans in any trust fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, and without regard to whether the Mortgage Rates on such adjustable rate mortgage loans decline in a manner consistent with the prevailing market interest rates, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" such rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.
Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. We make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of such mortgage loans that will be paid as of any date or as to the overall rate of prepayment on such mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of such series. Unless otherwise specified in the related prospectus supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to default, casualties or condemnations affecting the related mortgaged properties and purchases of mortgage loans out of the related trust fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model.
CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage)
relative to the then outstanding

                                       28

principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of
6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans.
Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of such series with a Certificate Balance, and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates, based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such prospectus supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a possibility that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or the special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of such certificates and, if such certificates were purchased at a discount, reduce the yield.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur
(that is, mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues, with the unpaid portion of such interest being added to the related principal balance).
Negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the offered certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series.
The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable, which deferred interest may be added to the Certificate Balance of the certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series.
Accordingly, the weighted average lives

                                       29

of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such mortgage loans)
may increase as a result of such feature.

     Negative amortization may occur in respect of an adjustable rate mortgage loan that--

     o    limits the amount by which its scheduled payment may adjust in response to a change in its Mortgage Rate;

     o    provides that its scheduled payment will adjust less frequently than its Mortgage Rate; or

     o    provides for constant scheduled payments notwithstanding adjustments to its Mortgage Rate.

     Accordingly, during a period of declining interest rates, the scheduled payment on such a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate, thereby resulting in the accelerated amortization of such mortgage loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on such mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether such offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of such mortgage loans delay or accelerate the distributions of principal on such certificate (or, in the case of a Stripped Interest
Certificate, delay or accelerate the reduction of the notional amount of a
Stripped Interest Certificate). See "--Yield and Prepayment Considerations"
above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of such loss or shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by (1) a reduction in the entitlements to interest and/or the
Certificate Balances of one or more such classes of certificates and/or (2)
establishing a priority of payments among such classes of certificates.

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     Additional Certificate Amortization. In addition to entitling the holders to a specified portion (which may during specified periods range from none to all) of the principal payments received on

                                       30

the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of such series, may provide for distributions of principal from--

     o    amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates;

     o    Excess Funds; or

     o    any other amounts described in the related prospectus supplement.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such certificates and, if such certificates were purchased at a premium, reduce the yield. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of such sources is likely to have any material effect on the rate at which such certificates are amortized and the consequent yield with respect thereto.

                                  THE DEPOSITOR

     We are Banc of America Commercial Mortgage Inc., a Delaware corporation and were organized on December 13, 1995 for the limited purpose of acquiring, owning and transferring mortgage assets and selling interests in the mortgage assets or bonds secured by the mortgage assets. We are a subsidiary of Bank of America,
N.A. We maintain our principal office at 214 North Tryon Street, Charlotte,
North Carolina 28255. Our telephone number is (704) 386-8509.

     Unless otherwise noted in the related prospectus supplement, neither we nor any of our affiliates will insure or guarantee distributions on the certificates of any series.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. As described in the related prospectus supplement, the certificates of each series, including the certificates of such series being offered for sale, may consist of one or more classes of certificates that, among other things:

     o    provide for the accrual of interest on the Certificate Balance or
          Notional Amount at a fixed, variable or adjustable rate;

     o    constitute Senior Certificates or Subordinate Certificates;

     o    constitute Stripped Interest Certificates or Stripped Principal
          Certificates;

     o    provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series;

     o    provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

     o    provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     o    provide for distributions based on collections on the mortgage assets in the related trust fund attributable to Prepayment Premiums and
          Equity Participations.

     If so specified in the related prospectus supplement, a class of certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as

                                       31

being attributable to separate and distinct classes. For example, a class of certificates may have a Certificate Balance on which it accrues interest at a fixed, variable or adjustable rate. Such class of certificates may also have certain characteristics attributable to Stripped Interest Certificates insofar as it may also entitle the holders of Stripped Interest Certificates to distributions of interest accrued on a Notional Amount at a different fixed, variable or adjustable rate. In addition, a class of certificates may accrue interest on one portion of its Certificate Balance at one fixed, variable or adjustable rate and on another portion of its Certificate Balance at a different fixed, variable or adjustable rate.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of Stripped Interest Certificates or REMIC Residual Certificates,
notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of
DTC. The offered certificates of each series (if issued in fully registered definitive form) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection with that transfer or exchange. Interests in a class of certificates offered in book-entry format will be transferred on the book-entry records of
DTC and its participating organizations. If so specified in the related prospectus supplement, arrangements may be made for clearance and settlement through Clearstream Banking, societe anonyme, or Euroclear Bank S.A./N.V., as operator of the Euroclear System, if they are participants in DTC.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made on each
Distribution Date from the Available Distribution Amount for such series and such Distribution Date. The particular components of the Available Distribution
Amount for any series and Distribution Date will be more specifically described in the related prospectus supplement. Except as otherwise specified in the related prospectus supplement, the Distribution Date for a series of certificates will be the 11th day of each month (or, if any such 11th day is not a business day, the next succeeding business day), commencing in the month immediately following the month in which such series of certificates is issued.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any such certificate) will be made to the persons in whose names such certificates are registered at the close of business on the
Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement.
All distributions with respect to each class of certificates on each
Distribution Date will be allocated pro rata among the outstanding certificates in such class in proportion to the respective percentage interests evidenced by those certificates unless otherwise specified in the related prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, such certificate-holder holds certificates in the requisite amount or denomination specified in the prospectus supplement), or by check mailed to the address of such certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of certificates
(whether issued in fully registered definitive form or in book-entry format)
will be made only upon presentation and surrender of such certificates at the location specified in the notice to certificateholders of such final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of
Stripped Principal Certificates and certain classes of REMIC Residual
Certificates that have no pass-through rate) may

                                       32

have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class of offered certificates.
Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates (other than a class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date or under the circumstances specified in the related prospectus supplement, and other than any class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution
Date based on the Accrued Certificate Interest for such class and such
Distribution Date, subject to the sufficiency of that portion, if any, of the
Available Distribution Amount allocable to such class on such Distribution Date.
Prior to the time interest is distributable on any class of Accrual
Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance of such Accrual
Certificates on each Distribution Date or otherwise deferred as described in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each Distribution
Date on a class of Stripped Interest Certificates will be similarly calculated except that it will accrue on a Notional Amount. Reference to a Notional Amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the certificates of a series may be reduced to the extent that any Prepayment
Interest Shortfalls, as described under "Yield and Maturity
Considerations--Certain Shortfalls in Collections of Interest", exceed the amount of any sums that are applied to offset the amount of such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the Certificate
Balance of such class. See "Risk Factors--Effect of Prepayments on Average Life
of Certificates" and "--Effect of Prepayments on Yield of Certificates" and
"Yield and Maturity Considerations--Certain Shortfalls in Collections of
Interest".

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of
Stripped Interest Certificates and certain classes of REMIC Residual
Certificates) will have a Certificate Balance, which, at any time, will equal the then maximum amount that the holders of certificates of such class will be entitled to receive as principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding
Certificate Balance of a class of certificates will be reduced by distributions of principal made from time to time and, if and to the extent so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest are required to commence, by the amount of any Accrued
Certificate Interest in respect of

                                       33

such Accrual Certificate (reduced as described above). The initial aggregate
Certificate Balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of a specified date, after application of scheduled payments due on or before such date, whether or not received. The initial Certificate Balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each Distribution Date to the holders of the class or classes of certificates of such series entitled thereto until the Certificate Balances of such certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund.
Distributions of principal with respect to Controlled Amortization Classes may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to Companion Classes may be contingent on the specified principal payment schedule for a Controlled
Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of such class.

DISTRIBUTIONS ON THE CERTIFICATES CONCERNING PREPAYMENT PREMIUMS OR CONCERNING
EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each Distribution
Date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement. Alternatively, we or any of our affiliates may retain such items or by any other specified person and/or may be excluded as trust assets.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by (1) a reduction in the entitlements to interest and/or the
Certificate Balances of one or more such classes of certificates and/or (2)
establishing a priority of payments among such classes of certificates. See
"Description of Credit Support".

ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each
Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution
Amount for the related series of certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such mortgage loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure

                                       34

against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans
(including amounts drawn under any fund or instrument constituting credit support) respecting which such advances were made and such other specific sources as may be identified in the related prospectus supplement, including, in the case of a series that includes one or more classes of Subordinate
Certificates, if so identified, collections on other mortgage assets in the related trust fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the judgment of the master servicer, special servicer or trustee, as the case may be, such advance would not be recoverable from recoveries on the mortgage loans or another specifically identified source; and, if previously made by a master servicer, special servicer or trustee, such an advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

     If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a Certificate Account, such master servicer, special servicer, trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on or prior to any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to the related series of Certificateholders on such date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such prospectus supplement, and such entity will be entitled to payment of such interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of Certificateholders or as otherwise provided in the related pooling and servicing agreement and described in such prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the agreement pursuant to which the MBS was issued.

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer, manager or trustee, as provided in the related prospectus supplement, will forward to each such holder, a Distribution Date Statement that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

     o    the amount of such distribution to holders of such class of offered certificates that was applied to reduce the Certificate Balance of such class;

     o    the amount of such distribution to holders of such class of offered certificates that was applied to pay Accrued Certificate Interest;

     o    the amount, if any, of such distribution to holders of such class of offered certificates that was allocable to (A) Prepayment Premiums and
          (B) payments on account of Equity Participations;

     o    the amount, if any, by which such distribution is less than the amounts to which holders of such class of offered certificates are entitled;

     o    if the related trust fund includes mortgage loans, the aggregate amount of advances included in such distribution;

                                       35

     o    if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and, if the related trust fund includes
          MBS, the amount of administrative compensation received by the MBS
          Administrator;

     o    information regarding the aggregate principal balance of the related mortgage assets on or about such Distribution Date;

     o    if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of such mortgage loans that are delinquent;

     o    if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such mortgage loans during the specified period, generally corresponding in length to the period between Distribution Dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular
          Distribution Date);

     o    the Certificate Balance or Notional Amount, as the case may be, of such class of certificates at the close of business on such
          Distribution Date, separately identifying any reduction in such
          Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related mortgage assets, any increase in such
          Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the Certificate Balance of a class of Accrual
          Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

     o    if such class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for such Distribution Date and, if determinable, for the next succeeding Distribution Date;

     o    the amount deposited in or withdrawn from any reserve fund on such
          Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

     o    if the related trust fund includes one or more instruments of credit support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date; and

     o    the amount of credit support being afforded by any classes of
          Subordinate Certificates.

     In the case of information furnished pursuant to the first 3 bulleted items above, the amounts will be expressed as a dollar amount per specified denomination of the relevant class of offered certificates or as a percentage.
The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of such series.

     Within a reasonable period of time after the end of each calendar year, the master servicer, manager or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of such series a statement containing the information set forth in the first 3 bulleted items above, aggregated for such calendar year or the applicable portion during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended, are from time to time in force. See, however, "--Book-Entry Registration and
Definitive Certificates" below.

     If the trust fund for a series of certificates includes MBS, the ability of the related master servicer, manager or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such
MBS. In such cases, the related prospectus supplement will describe the

                                       36

loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of such series in the manner described in the related prospectus supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related pooling and servicing agreement and as otherwise specified in the related prospectus supplement. See "The Pooling and Servicing Agreements--Amendment". The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an Event of Default on the part of the related master servicer, special servicer or REMIC administrator.
See "The Pooling and Servicing Agreements--Events of Default", "--Rights Upon
Event of Default" and "--Resignation and Removal of the Trustee".

TERMINATION

     The obligations created by the pooling and servicing agreement for each series of certificates will terminate following (1) the final payment or other liquidation of the last mortgage asset subject thereto or the disposition of all property acquired upon foreclosure of any mortgage loan subject thereto and (2)
the payment (or provision for payment) to the Certificateholders of that series of all amounts required to be paid to them pursuant to such pooling and servicing agreement. Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party designated in the prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking
Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency"
registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between its participating organizations through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the
National Association of Securities Dealers, Inc. The rules applicable to DTC and its participating organizations are on file with the Securities and Exchange
Commission.

                                       37

     Purchases of book-entry certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the book-entry certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate is in turn to be recorded on the Direct and Indirect
Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interests in the book-entry certificates are to be accomplished by entries made on the books of DTC's participating organizations acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the book-entry certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such certificates are credited, which may or may not be the
Certificate Owners. DTC's participating organizations will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct
Participants, by Direct Participants to Indirect Participants, and by Direct
Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related Distribution
Date in accordance with their respective holdings shown on DTC's records unless
DTC has reason to believe that it will not receive payment on such date.
Disbursement of such distributions by DTC's participating organizations to
Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each such participating organization (and not of DTC, the depositor or any trustee, master servicer, special servicer or Manager), subject to any statutory or regulatory requirements as may be in effect from time to time. Accordingly, under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

     Unless otherwise provided in the related prospectus supplement, the only
Certificateholder of book-entry certificates will be the nominee of DTC, and the
Certificate Owners will not be recognized as certificateholders under the pooling and servicing agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related pooling and servicing agreement only indirectly through DTC's participating organization who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more Direct Participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of Direct Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued in fully registered definitive form to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (1) the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such certificates and the depositor is unable to locate a qualified successor or (2) the depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the Participants holding beneficial interests in the
Certificates agree to initiate such termination. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all Direct Participants of the availability

                                       38

through DTC of Certificates in fully registered form. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Certificates in fully registered definitive form to which they are entitled, and thereafter the holders of such Definitive
Certificates will be recognized as "certificateholders" under and within the meaning of the related pooling and servicing agreement.

                      THE POOLING AND SERVICING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a Pooling and
Servicing Agreement. In general, the parties to a Pooling and Servicing
Agreement will include the depositor, the trustee, the master servicer, the special servicer and, if one or more REMIC elections have been made with respect to the trust fund, the REMIC administrator. However, a Pooling and Servicing
Agreement that relates to a trust fund that includes MBS may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. All parties to each Pooling and Servicing Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the depositor, or the mortgage asset seller may perform the functions of master servicer, special servicer, manager or REMIC administrator.
If so specified in the related prospectus supplement, the master servicer may also perform the duties of special servicer, and the master servicer, the special servicer or the trustee may also perform the duties of REMIC administrator. Any party to a Pooling and Servicing Agreement or any affiliate of any party may own certificates issued under the Pooling and Servicing
Agreement; however, unless other specified in the related prospectus supplement, except with respect to required consents to certain amendments to a Pooling and
Servicing Agreement, certificates issued under the Pooling and Servicing
Agreement that are held by the master servicer or special servicer for the related Series will not be allocated Voting Rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. However, the provisions of each Pooling and Servicing Agreement will vary depending upon the nature of the certificates to be issued under the Pooling and Servicing
Agreement and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling and Servicing Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling and Servicing Agreement that materially differs from the description of the Pooling and Servicing Agreement contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related agreement that provided for the issuance of the MBS. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement for each series of certificates and the description of such provisions in the related prospectus supplement. We will provide a copy of the Pooling and Servicing Agreement
(without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of such series addressed to it at its principal executive offices specified in this prospectus under "The
Depositor".

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, unless otherwise specified in the related prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at our direction in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement.
Such schedule generally

                                       39

will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related mortgaged property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the amortization term; and the original and outstanding principal balance.

     In addition, unless otherwise specified in the related prospectus supplement, we will, as to each mortgage loan to be included in a trust fund, deliver, or cause to be delivered, to the related trustee (or to a custodian appointed by the trustee as described below) the mortgage note endorsed, without recourse, either in blank or to the order of such trustee (or its nominee), the mortgage with evidence of recording indicated (except for any mortgage not returned from the public recording office), an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form, together with any intervening assignments of the mortgage with evidence of recording (except for any such assignment not returned from the public recording office), and, if applicable, any riders or modifications to such mortgage note and mortgage, together with certain other documents at such times as set forth in the related
Pooling and Servicing Agreement. Such assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if we deliver or cause to be delivered, to the related trustee (or such custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original mortgage note has been lost or destroyed.
In addition, if we cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording concurrently with the execution and delivery of the related Pooling and Servicing Agreement because of a delay caused by the public recording office, we will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment as submitted for recording. We will deliver, or cause to be delivered, to the related trustee (or such custodian) such mortgage or assignment with evidence of recording indicated
after receipt of such mortgage from the public recording office. If we cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording concurrently with the execution and delivery of the related Pooling and Servicing Agreement because such mortgage or assignment has been lost, we will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment with evidence of recording. Unless otherwise specified in the related prospectus supplement, assignments of mortgage to the trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of us or the originator of such mortgage loan. Notwithstanding the foregoing, with respect to any mortgage for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements has been recorded in the name of Mortgage Electronic
Registration Systems, Inc. ("MERS") or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the trustee will be required to be prepared or delivered and instead, the mortgage loan seller shall take all actions as are necessary to cause the Trust to be shown as, and the trustee shall take all actions necessary to confirm that it is shown as, the owner of the related Mortgage Loan on the records of MERS for purposes of the system or recording transfers of beneficial ownership of mortgages maintained by MERS.

     The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or such custodian) will hold such documents in trust for the benefit of the certificateholders of such series. Unless otherwise specified in the related prospectus supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or such custodian) will be required to notify the

                                       40

master servicer, the special servicer and the depositor, and one of such persons will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price generally equal to the Purchase Price, or at such other price as will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective mortgage loan documentation, and neither we nor, unless it is the mortgage asset seller, the master servicer or the special servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.

     The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans in any trust fund and to maintain possession of and, if applicable, to review the documents relating to such mortgage loans, in any case as the agent of the trustee. The identity of any such custodian to be appointed on the date of initial issuance of the certificates will be set forth in the related prospectus supplement. Any such custodian may be one of our affiliates.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, the depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties covering, by way of example--

     o    the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related
          Pooling and Servicing Agreement;

     o    the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

     o    the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

     o    the payment status of the mortgage loan.

     It is expected that in most cases the Warranting Party will be the mortgage asset seller; however, the Warranting Party may also be an affiliate of the mortgage asset seller, the depositor or an affiliate of the depositor, the master servicer, the special servicer or another person acceptable to the depositor. The Warranting Party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each
Pooling and Servicing Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the Certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee at the applicable
Purchase Price. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other

                                       41

mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a
Warranting Party, and neither the depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     Unless otherwise specified in the related prospectus supplement, the master servicer and the special servicer for any mortgage pool, directly or through sub-servicers, will each be obligated under the related Pooling and Servicing
Agreement to service and administer the mortgage loans in such mortgage pool for the benefit of the related certificateholders, in accordance with applicable law and further in accordance with the terms of such Pooling and Servicing
Agreement, such mortgage loans and any instrument of credit support included in the related trust fund. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided (1) such procedures are consistent with the terms of the related Pooling and Servicing Agreement and (2) do not impair recovery under any instrument of credit support included in the related trust fund. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, unless otherwise specified in the related prospectus supplement, to waive any Prepayment Premium, late payment charge or other charge in connection with any mortgage loan.

     The master servicer and the special servicer for any trust fund, either separately or jointly, directly or through sub-servicers, will also be required to perform as to the mortgage loans in such trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling and Servicing Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications;
conducting property inspections on a periodic or other basis; managing (or overseeing the management of) mortgaged properties acquired on behalf of such trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise; and
maintaining servicing records relating to such mortgage loans. The related prospectus supplement will specify when and the extent to which servicing of a mortgage loan is to be transferred from the master servicer to the special servicer. In general, and subject to the discussion in the related prospectus supplement, a special servicer will be responsible for the servicing and administration of--

     o    mortgage loans that are delinquent in respect of a specified number of scheduled payments;

     o    mortgage loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

                                       42

          the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and

     o    REO Properties.

     If so specified in the related prospectus supplement, a Pooling and
Servicing Agreement also may provide that if a default on a mortgage loan has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of the mortgage loan, in whole or in part, to the related special servicer. Unless otherwise provided in the related prospectus supplement, when the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and such borrower), the master servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling and
Servicing Agreement and described in the related prospectus supplement, a special servicer may perform certain limited duties in respect of mortgage loans for which the master servicer is primarily responsible (including, if so specified, performing property inspections and evaluating financial statements);
and a master servicer may perform certain limited duties in respect of any mortgage loan for which the special servicer is primarily responsible
(including, if so specified, continuing to receive payments on such mortgage loan (including amounts collected by the special servicer)), making certain calculations with respect to such mortgage loan and making remittances and preparing certain reports to the trustee and/or certificateholders with respect to such mortgage loan. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support".

     A mortgagor's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. In general, the related special servicer will be required to monitor any mortgage loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the related mortgaged property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders of the related series may vary considerably depending on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the mortgage loan or to foreclose on the related mortgaged property for a considerable period of time. See
"Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. In general, the master servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectibility of, the related mortgage loan. Any fee collected by the master servicer for processing such request will be retained by the master servicer as additional servicing compensation.

                                       43

     In the case of mortgage loans secured by junior liens on the related mortgaged properties, unless otherwise provided in the related prospectus supplement, the master servicer will be required to file (or cause to be filed)
of record a request for notice of any action by a superior lienholder under a senior lien for the protection of the related trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. Unless otherwise specified in the related prospectus supplement, the master servicer also will be required to notify any superior lienholder in writing of the existence of the mortgage loan and request notification of any action (as described below) to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related senior lien, or has declared or intends to declare a default under the mortgage or the promissory note secured by that senior lien, or has filed or intends to file an election to have the related mortgaged property sold or foreclosed, then, unless otherwise specified in the related prospectus supplement, the master servicer and the special servicer will each be required to take, on behalf of the related trust fund, whatever actions are necessary to protect the interests of the related certificateholders and/or to preserve the security of the related mortgage loan, subject to the application of the REMIC
Provisions. Unless otherwise specified in the related prospectus supplement, the master servicer or special servicer, as applicable, will be required to advance the necessary funds to cure the default or reinstate the senior lien, if such advance is in the best interests of the related certificateholders and the master servicer or special servicer, as applicable, determines such advances are recoverable out of payments on or proceeds of the related mortgage loan.

SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations in respect of the mortgage loans to one or more third-party sub-servicers; provided that, unless otherwise specified in the related prospectus supplement, such master servicer or special servicer will remain obligated under the related Pooling and Servicing Agreement. A sub-servicer for any series of certificates may be an affiliate of the depositor. Unless otherwise provided in the related prospectus supplement, each subservicing agreement between a master servicer and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Pooling and Servicing Agreement. Unless otherwise provided in the related prospectus supplement, the master servicer and special servicer in respect of any mortgage asset pool will each be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers such removal to be in the best interests of certificateholders.

     Unless otherwise provided in the related prospectus supplement, a master servicer or special servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's or special servicer's compensation pursuant to the related Pooling and Servicing Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the master servicer or special servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such master servicer or special servicer would be reimbursed under a Pooling and Servicing
Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment
of Expenses".

CERTIFICATE ACCOUNT

     General. The master servicer, the trustee and/or the special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained the corresponding Certificate Account, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a noninterest-bearing account and the funds held in the Certificate Account may be invested pending each succeeding Distribution Date in United States government securities and other obligations that are acceptable to each rating

                                       44

agency that has rated any one or more classes of certificates of the related series. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a Certificate Account will be paid to the related master servicer, trustee or special servicer as additional compensation. A Certificate Account may be maintained with the related master servicer, special servicer, trustee or mortgage asset seller or with a depository institution that is an affiliate of any of the foregoing or of the depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or special servicer or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling and Servicing
Agreement and described in the related prospectus supplement, the following payments and collections received or made by the master servicer, the trustee or the special servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certificate Account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling and Servicing Agreement--

     o    all payments on account of principal, including principal prepayments, on the mortgage loans;

     o    all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion of such default interest retained by the master servicer or the special servicer as its servicing compensation or as compensation to the trustee;

     o    all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property (other than proceeds applied to the restoration of the property or released to the related borrower)
          and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect of such defaulted mortgage loans, by foreclosure or otherwise, together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

     o    any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates;

     o    any advances made with respect to delinquent scheduled payments of principal and interest on the mortgage loans;

     o    any amounts paid under any cash flow agreement;

     o    all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the depositor, any mortgage asset seller or any other specified person as described under
          "--Assignment of Mortgage Loans; Repurchases" and "--Representations
          and Warranties; Repurchases", all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon
          Defaulted Mortgage Loans", and all proceeds of any mortgage asset purchased as described under "Description of the Certificates--
          Termination";

     o    to the extent that any such item does not constitute additional servicing compensation to the master servicer or the special servicer and is not otherwise retained by the depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the mortgage loans;

                                       45

     o    all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy as described under "--Hazard Insurance Policies";

     o    any amount required to be deposited by the master servicer, the special servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer, the special servicer or the trustee, as the case may be, of funds held in the
          Certificate Account; and

     o    any other amounts required to be deposited in the Certificate Account as provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement.

     Withdrawals. Unless otherwise provided in the related Pooling and Servicing
Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the Certificate Account for each trust fund that includes mortgage loans for any of the following purposes--

     o    to make distributions to the certificateholders on each Distribution
          Date;

     o    to pay the master servicer or the special servicer any servicing fees not previously retained by the master servicer or special servicer, such payment to be made out of payments and other collections of interest on the particular mortgage loans as to which such fees were earned;

     o    to reimburse the master servicer, the special servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to particular mortgage loans in the trust fund and particular properties acquired in respect of the trust fund. Reimbursement for advances made or expenses incurred that are related to particular mortgage loans or properties will normally only be made out of amounts that represent late payments collected on those mortgage loans, Liquidation Proceeds,
          Insurance and Condemnation Proceeds collected on those mortgage loans and properties, any form of credit support related to those mortgage loans and net income collected on those properties. However, if in the judgment of the master servicer, the special servicer or such other person, as applicable, the advances and/or expenses will not be recoverable from the above amounts, the reimbursement will be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related Pooling and
          Servicing Agreement and described in the related prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

     o    if and to the extent described in the related prospectus supplement, to pay the master servicer, the special servicer or any other specified person interest accrued on the advances and servicing expenses described in the bulleted clause immediately listed above incurred by it while such remain outstanding and unreimbursed;

     o    to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under
          "--Realization Upon Defaulted Mortgage Loans";

     o    to reimburse the master servicer, the special servicer, the REMIC administrator, the depositor, the trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Master
          Servicer, the Special Servicer, the REMIC Administrator and the
          Depositor" and "--Certain Matters Regarding the Trustee";

                                       46

     o    if and to the extent described in the related prospectus supplement, to pay the fees of the trustee, the REMIC administrator and any provider of credit support;

     o    if and to the extent described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

     o    to pay the master servicer, the special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

     o    to pay any servicing expenses not otherwise required to be advanced by the master servicer, the special servicer or any other specified person;

     o    if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Certain Federal
          Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other
          Taxes";

     o    to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling and Servicing Agreement for the benefit of certificateholders;

     o    to make any other withdrawals permitted by the related Pooling and
          Servicing Agreement and described in the related prospectus supplement; and

     o    to clear and terminate the Certificate Account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     The master servicer and the special servicer may each agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable "Servicing Standard" as defined in the related prospectus supplement; provided that, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment will--

     o    not affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan;

     o    will not, in the judgment of the master servicer or the special servicer, as the case may be, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due; and

     o    will not adversely affect the coverage under any applicable instrument of credit support.

     Unless otherwise provided in the related prospectus supplement, the special servicer also may agree to any other modification, waiver or amendment if, in its judgment,--

     o    a material default on the mortgage loan has occurred or a payment default is reasonably foreseeable or imminent;

     o    such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation; and

     o    unless inconsistent with the applicable "servicing standard", such modification, waiver or amendment will not materially adversely affect the coverage under any applicable instrument of credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on a mortgage loan has occurred, the special servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise comparably convert ownership of, or acquire title to the related mortgaged property, by operation of law or otherwise. In connection with

                                       47

such foreclosure or other conversion of ownership, the special servicer shall follow the servicing standard. A Pooling and Servicing Agreement may grant the special servicer the right to direct the master servicer to advance costs and expenses to be incurred in any such proceedings, and such advances may be subject to reimbursement requirements. A Pooling and Servicing Agreement may require the special servicer to consult with independent counsel regarding the order and manner should foreclose upon or comparably proceed against such properties if a mortgage loan or group of cross-collateralized mortgage loans are secured by real properties in multiple states including certain states with a statute, rule or regulation comparable to California's "one action" rule.
Unless otherwise provided in the related prospectus supplement, when applicable state law permits the special servicer to select between judicial and non-judicial foreclosure in respect of any mortgaged property, a special servicer may make such selection so long as the selection is made in a manner consistent with the servicing standard. Unless otherwise specified in the related prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of
Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator"
of such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund) and either:

          (1) such report indicates that (a) the mortgaged property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

          (2) the special servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (1)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See "Certain Legal Aspects of Mortgage
     Loans--Environmental Considerations".

     A Pooling and Servicing Agreement may grant to the master servicer, the special servicer, a provider of credit support and/or the holder or holders of certain classes of the related series of certificates a right of first refusal to purchase from the trust fund, at a predetermined price (which, if less than the Purchase Price, will be specified in the related prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related prospectus supplement, the special servicer may offer to sell any defaulted mortgage loan if and when the special servicer determines, consistent with its normal servicing procedures, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. In the absence of any such sale, the special servicer will generally be required to proceed against the related mortgaged property, subject to the discussion above.

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property before the close of the third calendar year following the year of acquisition, unless (1) the IRS grants an extension of time to sell such property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for longer than such period will not result in the imposition of a tax on the trust fund or cause the trust fund (or any designated portion of the trust fund) to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the special servicer will generally be required to attempt to sell any mortgaged property so acquired on the same terms and conditions it would if it were the owner. Unless otherwise provided in the related prospectus supplement, if title

                                       48

to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer will also be required to ensure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B), and that the trust fund does not derive any "net income from foreclosure property"
within the meaning of Code Section 860G(c)(2), with respect to such property unless the method of operation that produces such income would produce a greater after-tax return than a different method of operation of such property. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may be required to retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property as required under the related Pooling and Servicing
Agreement.

     If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued plus the aggregate amount of reimbursable expenses incurred by the special servicer and/or the master servicer in connection with such mortgage loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting credit support, the trust fund will realize a loss in the amount of such shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of such
Liquidation Proceeds to certificateholders, any and all amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. In addition, if and to the extent set forth in the related prospectus supplement, amounts otherwise distributable on the certificates may be further reduced by interest payable to the master servicer and/or special servicer on such servicing expenses and advances.

     Except as otherwise provided in the prospectus supplement, if any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, neither the special servicer nor the master servicer will be required to expend its own funds to effect such restoration.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each
Pooling and Servicing Agreement will require the master servicer (or the special servicer with respect to mortgage loans serviced by the special servicer) to use reasonable efforts to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the master servicer's (or special servicer's) normal servicing procedures. Unless otherwise specified in the related prospectus supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the related mortgaged property. The ability of a master servicer (or special servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer (or special servicer) under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's (or special servicer's) normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related Certificate Account. The Pooling and Servicing Agreement may provide that the master servicer (or special servicer) may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on

                                       49

the mortgage loans in a trust fund, which may contain a deductible clause (not in excess of a customary amount). If such blanket policy contains a deductible clause, the master servicer (or special servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related
Certificate Account all additional sums that would have been deposited in the
Certificate Account under an individual policy but were not because of such deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage specifically requires, or permits the holder to require, such coverage.

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property.
Unless otherwise provided in the related prospectus supplement, the master servicer (or special servicer) will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the master servicer's (or special servicer's) normal servicing procedures. Unless otherwise specified in the related prospectus supplement, the master servicer or special servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale
and Due-on-Encumbrance Provisions".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund, including mortgage loans serviced by the related special servicer. If and to the extent described in the related prospectus supplement, a special servicer's primary compensation with respect to a series of certificates may consist of any or all of the following components--

     o    a specified portion of the interest payments on each mortgage loan in the related trust fund, whether or not serviced by it;

     o    an additional specified portion of the interest payments on each mortgage loan then currently serviced by it; and

     o    subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to each mortgage loan which was at any time serviced by it, including mortgage loans for which servicing was returned to the master servicer.

                                       50

     Insofar as any portion of the master servicer's or special servicer's compensation consists of a specified portion of the interest payments on a mortgage loan, such compensation will generally be based on a percentage of the principal balance of such mortgage loan outstanding from time to time and, accordingly, will decrease with the amortization of the mortgage loan. As additional compensation, a master servicer or special servicer may be entitled to retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certificate
Account. A more detailed description of each master servicer's and special servicer's compensation will be provided in the related prospectus supplement.
Any sub-servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the master servicer or special servicer that retained such sub-servicer.

     In addition to amounts payable to any sub-servicer, a master servicer or special servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the trustee and any custodians appointed by the trustee and payment of expenses incurred in connection with distributions and reports to certificateholders.
Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on such expenses at the rate specified in the prospectus supplement, may be required to be borne by the trust fund.

EVIDENCE AS TO COMPLIANCE

     Unless otherwise specified in the related prospectus supplement, each
Pooling and Servicing Agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, there will be furnished to the related trustee a report of a firm of independent certified public accountants stating that (1)
it has obtained a letter of representation regarding certain matters from the management of the master servicer which includes an assertion that the master servicer has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the master servicer's servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (2) on the basis of an examination conducted by such firm in accordance with standards established by the American
Institute of Certified Public Accountants, such representation is fairly stated
in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such standards require it to report. In rendering its report such firm may rely, as to the matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent public accountants rendered on the basis of examinations conducted in accordance with the same standards
(rendered within one year of such report) with respect to those sub-servicers.
The prospectus supplement may provide that additional reports of independent certified public accountants relating to the servicing of mortgage loans may be required to be delivered to the trustee.

     Each Pooling and Servicing Agreement will also provide that, on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, the master servicer and special servicer shall each deliver to the related trustee an annual statement signed by one or more officers of the master servicer or the special servicer, as the case may be, to the effect that, to the best knowledge of each such officer, the master servicer or the special servicer, as the case may be, has fulfilled in all material respects its obligations under the Pooling and
Servicing Agreement throughout the preceding year or, if there has been a material default in the fulfillment of any such obligation, such statement shall specify each such known default and the nature and status of such default. Such statement may be provided as a single form making the required statements as to more than one Pooling and Servicing Agreement.

                                       51

     Unless otherwise specified in the related prospectus supplement, copies of the annual accountants' statement and the annual statement of officers of a master servicer or special servicer may be obtained by certificateholders upon written request to the trustee.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE REMIC
ADMINISTRATOR AND THE DEPOSITOR

     Any entity serving as master servicer, special servicer or REMIC administrator under a Pooling and Servicing Agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. Unless otherwise specified in the prospectus supplement for a series of certificates, the related Pooling and Servicing
Agreement will permit the master servicer, the special servicer and any REMIC administrator to resign from its obligations under the Pooling and Servicing
Agreement only upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or
REMIC administrator, as the case may be, under the Pooling and Servicing
Agreement. The master servicer and special servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling and Servicing Agreement.

     Unless otherwise specified in the related prospectus supplement, each
Pooling and Servicing Agreement will further provide that none of the master servicer, the special servicer, the REMIC administrator, the depositor, any extension adviser or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and
Servicing Agreement or for errors in judgment; provided, however, that none of the master servicer, the special servicer, the REMIC administrator, the depositor, any extension adviser or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement will further provide that the master servicer, the special servicer, the REMIC administrator, the depositor, any extension adviser and any director, officer, employee or agent of any of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling and Servicing Agreement or the related series of certificates; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under such
Pooling and Servicing Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling and Servicing Agreement will provide that none of the master servicer, the special servicer, the REMIC administrator, any extension adviser or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing
Agreement and that in its opinion may involve it in any expense or liability.
However, each of the master servicer, the special servicer, the REMIC administrator, any extension adviser and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the related series of certificateholders under the Pooling and
Servicing Agreement. In such event, the legal expenses and costs of such action, and any liability resulting from such action, will be expenses, costs and liabilities of the related series of certificateholders, and the master servicer, the special servicer, the REMIC administrator, any extension adviser or the depositor, as the case may be, will be entitled to charge the related
Certificate Account for this expense.

                                       52

     Any person into which the master servicer, the special servicer, the REMIC administrator or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the REMIC administrator or the depositor is a party, or any person succeeding to the business of the master servicer, the special servicer, the REMIC administrator or the depositor, will be the successor of the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, under the related Pooling and Servicing Agreement.

     Unless otherwise specified in the related prospectus supplement, a REMIC administrator will be entitled to perform any of its duties under the related
Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the REMIC administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

EVENTS OF DEFAULT

     Unless otherwise provided in the prospectus supplement for a series of certificates, Events of Default under the related Pooling and Servicing
Agreement will include, without limitation--

     o    any failure by the master servicer to distribute or cause to be distributed to the certificateholders of such series, or to remit to the trustee for distribution to such certificateholders, any amount required to be so distributed or remitted, pursuant to, and at the time specified by, the terms of the Pooling and Servicing Agreement;

     o    any failure by the special servicer to remit to the master servicer or the trustee, as applicable, any amount required to be so remitted, pursuant to, and at the time specified by, the terms of the Pooling and Servicing Agreement;

     o    any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling and Servicing Agreement, which failure continues unremedied for thirty days after written notice of such failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the related Pooling and Servicing Agreement, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by
          certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the
          Voting Rights for such series;

     o    any failure by a REMIC administrator (if other than the trustee) duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling and Servicing Agreement, which failure continues unremedied for thirty days after written notice of such notice has been given to the REMIC administrator by any other party to the related Pooling and Servicing Agreement, or to the REMIC administrator, with a copy to each other party to the related Pooling and Servicing Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

     o    certain events involving a determination by a rating agency that the master servicer or the special servicer is no longer approved by such rating agency to serve in such capacity; and

     o    certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings in respect of or relating to the master servicer, the special servicer or the REMIC administrator (if other than the trustee), and certain actions by or on behalf of the master servicer, the special servicer or the REMIC administrator (if other than the trustee) indicating its insolvency or inability to pay its obligations.

                                       53

     Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, when a single entity acts as master servicer, special servicer and REMIC administrator, or in any two of the foregoing capacities, for any trust fund, an Event of Default in one capacity will (except where related only to a Rating Agency's evaluation of the acceptability of such entity to act in a particular capacity) constitute an event of default in each capacity.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the master servicer, the special servicer or a REMIC administrator under a Pooling and Servicing
Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting
Rights for such series, the trustee will be required, to terminate all of the rights and obligations of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling and Servicing
Agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling and Servicing
Agreement (except that if the defaulting party is required to make advances under the Pooling and Servicing Agreement regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to make such advances, or if the related prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, it will be required to)
appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that (unless otherwise provided in the related prospectus supplement) is acceptable to each applicable rating agency to act as successor to the master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling and Servicing Agreement.
Pending such appointment, the trustee will be obligated to act in such capacity.

     If the same entity is acting as both trustee and REMIC administrator, it may be removed in both such capacities as described under "--Resignation and
Removal of the Trustee" below.

     No certificateholder will have any right under a Pooling and Servicing
Agreement to institute any proceeding with respect to such Pooling and Servicing
Agreement unless such holder previously has given to the trustee written notice of default and the continuance of such default and unless the holders of certificates of any class evidencing not less than 25% of the aggregate
Percentage Interests constituting such class have made written request upon the trustee to institute such proceeding in its own name as trustee under the
Pooling and Servicing Agreement and have offered to the trustee reasonable indemnity and the trustee for sixty days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation thereto at the request, order or direction of any of the holders of certificates covered by such Pooling and Servicing Agreement, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in connection with such litigation.

AMENDMENT

     Except as otherwise specified in the related prospectus supplement, each
Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by such Pooling and
Servicing Agreement, (1) to cure any ambiguity, (2) to

                                       54

correct or supplement any provision in the Pooling and Servicing Agreement which may be inconsistent with any other provision in the Pooling and Servicing
Agreement or to correct any error, (3) to change the timing and/or nature of deposits in the Certificate Account, provided that (A) such change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel, and (B) such change would not result in the withdrawal, downgrade or qualification of any of the then-current ratings on the certificates, as evidenced by a letter from each applicable rating agency,
(4) if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the trust fund (or any designated portion of the trust fund) as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of certificates covered by the Pooling and Servicing
Agreement, or (B) to restrict the transfer of the REMIC Residual Certificates, provided that the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be withdrawn, downgraded or qualified, as evidenced by a letter from each applicable rating agency, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee
(See "Certain Federal Income Tax Consequences--REMICs--Tax and Restrictions on
Transfers of REMIC Residual Certificates to Certain Organizations" in this prospectus supplement), (5) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any certificateholder, or (6) to amend specified provisions that are not material to holders of any class of certificates offered by this prospectus.

     The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of certificates of each class affected by an amendment evidencing, in each case, not less than 66 2/3% (or such other percentage specified in the related prospectus supplement) of the aggregate
Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of certificates covered by such Pooling and Servicing Agreement, except that no such amendment may (1) reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of such certificate or (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all certificates of such class covered by such Pooling and Servicing Agreement then outstanding.

     Notwithstanding the foregoing, if one or more REMIC elections have been made with respect to the related trust fund, the trustee will not be required to consent to any amendment to a Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related trust fund or cause such trust fund (or any designated portion of the trust fund) to fail to qualify as a REMIC.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling and Servicing Agreement, the trustee or other specified person will afford such certificateholders access during normal business hours to the most recent list of certificateholders of that series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such certificateholders'

                                       55

request, then such person, if not the registrar for such series of certificates, will be required to request from such registrar a current list and to afford such requesting certificateholders access thereto promptly upon receipt.

THE TRUSTEE

     The trustee under each Pooling and Servicing Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer, special servicer or REMIC administrator and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling and Servicing Agreement, such certificates or any underlying mortgage asset or related document and will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the certificates or the underlying mortgage assets. If no
Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling and Servicing Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling and Servicing Agreement, a trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related Pooling and
Servicing Agreement; provided, however, that such indemnification will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling and Servicing
Agreement, or by reason of its reckless disregard of such obligations or duties.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling and Servicing Agreement or perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the trustee will not be responsible for any willful misconduct or negligence on the part of any such agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the
Pooling and Servicing Agreement or if the trustee becomes insolvent. Upon becoming aware of such circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates of the applicable series evidencing not less than 331/3% (or such other percentage specified in the related prospectus supplement) of the
Voting Rights for such series. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Notwithstanding anything in this prospectus to the contrary, if any entity is acting as both trustee and REMIC administrator, then any resignation or removal of such entity as the trustee will also constitute the resignation or removal of such entity as REMIC administrator, and the successor trustee will serve as successor to the REMIC administrator as well.

                                       56

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series or with respect to the related mortgage assets.
Credit support may be in the form of a letter of credit, the subordination of one or more classes of certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds and/or cash collateral accounts, overcollateralization, or another method of credit support described in the related prospectus supplement, or any combination of the foregoing. If and to the extent so provided in the related prospectus supplement, any of the foregoing forms of credit support may provide credit enhancement for more than one series of certificates.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling and Servicing
Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are of a type not covered by such credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers the offered certificates of more than one series and losses on the related mortgage assets exceed the amount of such credit support, it is possible that the holders of offered certificates of one (or more) such series will be disproportionately benefited by such credit support to the detriment of the holders of offered certificates of one (or more) other such series.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of--

     o    the nature and amount of coverage under such credit support;

     o    any conditions to payment under the credit support not otherwise described in this prospectus;

     o    the conditions (if any) under which the amount of coverage under such credit support may be reduced and under which such credit support may be terminated or replaced; and

     o    the material provisions relating to such credit support.

     Additionally, the related prospectus supplement will set forth certain information with respect to the obligor, if any, under any instrument of credit support. See "Risk Factors--Credit Support Limitations".

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of
Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which such subordination will be available.

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

                                       57

INSURANCE OR GUARANTEES CONCERNING THE MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. The related prospectus supplement will describe the nature of such default risks and the extent of such coverage.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes of certificates will be covered by one or more letters of credit, issued by a bank or other financial institution (which may be an affiliate of the depositor) specified in such prospectus supplement. Under a letter of credit, the providing institution will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of some or all of the related mortgage assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the providing institution under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes of certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any such instrument.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination will be deposited, in the amounts specified in such prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of certain collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained in such reserve funds may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to

                                       58

such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

CASH COLLATERAL ACCOUNT

     If so specified in the related prospectus supplement, all or any portion of credit enhancement for a series of certificates may be provided by the establishment of a cash collateral account. A cash collateral account will be similar to a reserve fund except that generally a cash collateral account is funded initially by a loan from a cash collateral lender, the proceeds of which are invested with the cash collateral lender or other eligible institution. The loan from the cash collateral lender will be repaid from such amounts as are specified in the related prospectus supplement. Amounts on deposit in the cash collateral account will be available in generally the same manner described above with respect to a reserve fund. As specified in the related prospectus supplement, a cash collateral account may be deemed to be part of the assets of the related Trust, may be deemed to be part of the assets of a separate cash collateral trust or may be deemed to be property of the party specified in the related prospectus supplement and pledged for the benefit of the holders of one or more classes of certificates of a series.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each such form of credit support, the information indicated above with respect thereto, to the extent such information is material and available.

                                       59

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law
(which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See
"Description of the Trust Funds--Mortgage Loans". For purposes of the following discussion, "mortgage loan" includes a mortgage loan underlying an MBS.

GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered by that mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary
(the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower.
At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.
The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from such leases and rents, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

                                       60

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotels or motels may be included in a trust fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates (in light of certain revisions to the Bankruptcy
Code which are effective for all bankruptcy cases commenced on or after October
22, 1994) constitute "cash collateral" and therefore cannot be used by the bankruptcy debtor without lender's consent or a hearing at which the lender's interest in the room rates is given adequate protection (e.g., the lender receives cash payments from otherwise unencumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See
"--Bankruptcy Laws".

     In the case of office and retail properties, the bankruptcy or insolvency of a major tenant or a number of smaller tenants may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under bankruptcy law, a tenant has the option of assuming
(continuing), or rejecting (terminating) or, subject to certain conditions, assigning to a third party any unexpired lease. If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim. The amount of the claim would be limited to the amount owed for unpaid pre-petition lease payments unrelated to the rejection, plus the greater of one year's lease payments or 15% of the remaining lease payments payable under the lease (but not to exceed three years' lease payments). If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease.

PERSONALTY

     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the mortgage loan, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, mortgage loans secured in part by personal property may be included in a trust fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

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     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming.
Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

     Equitable and Other Limitations on Enforceability of Certain Provisions.
United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers.
The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation.
In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other

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things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. (The mortgage loans, however, may be nonrecourse. See "Risk Factors--Certain Factors Affecting Delinquency,
Foreclosure and Loss of the Mortgage Loans--Limited Recourse Nature of the
Mortgage Loans".) Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency

                                       63

judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security.
Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Considerations. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee could lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, requires the lessor to grant the mortgagee a new lease if the existing lease is rejected in a bankruptcy proceeding, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.
Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

     Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences caused by such automatic stay can be significant. Also, under the

                                       64

Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan.
Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity.
Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under the Bankruptcy
Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. Recent amendments to the
Bankruptcy Code, however, may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of "cash collateral" as noted
previously in the Section entitled "--Leases and Rents", the amendments provide that a pre-petition security interest in rents or hotel revenues extends (unless the bankruptcy court orders otherwise based on the equities of the case) to such post-petition rents or revenues and is intended to overrule those cases that held that a security interest in rents is unperfected under the laws of certain states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (1)
assume the lease and retain it or assign it to a third party or (2) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

     Pursuant to the federal doctrine of "substantive consolidation" or to the
(predominantly state law) doctrine of "piercing the corporate veil", a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity extended to the first and the rights of creditors of the first entity impaired in the fashion set forth above in the discussion of ordinary bankruptcy principles.

                                       65

Depending on facts and circumstances not wholly in existence at the time a loan is originated or transferred to the trust fund, the application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the Certificateholders.

     For each mortgagor that is described as a "special purpose entity", "single purpose entity" or "bankruptcy remote entity" in the related prospectus supplement, the activities that may be conducted by such mortgagor and its ability to incur debt are restricted by the applicable mortgage or the organizational documents of such mortgagor in such manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against such mortgagor remote, and such mortgagor has been organized and is designed to operate in a manner such that its separate existence should be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of such mortgagor. However, the depositor makes no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien".

     CERCLA. CERCLA, imposes strict liability on present and past "owners" and
"operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have become sufficiently involved in the management of such mortgaged property or the operations of the borrower.
Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether or not the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or
"operator", however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest". This is the so-called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996,
amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers substantial protection of lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Asset Conservation, Lender Liability and Deposit
Insurance Act of 1996 provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of operational functions of the

                                       66

mortgaged property. The Asset Conservation, Lender Liability and Deposit
Insurance Act of 1996 also provides that a lender will continue to have the benefit of the secured-creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Certain Other Federal and State Laws. Many states have statutes similar to
CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and
Recovery Act.

     In addition, the definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Subtitle I of the Resource
Conservation and Recovery Act governs underground petroleum storage tanks. Under the Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, the
protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection of secured creditors.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders of the related series.

     To reduce the likelihood of such a loss, unless otherwise specified in the related prospectus supplement, the Pooling and Servicing Agreement will provide that neither the master servicer nor the special servicer, acting on behalf of the trustee, may acquire title to a mortgaged property or take over its operation unless the special servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage
Loans".

     If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations.
Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

     Environmental Site Assessments. In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time prior to the issuance of the related certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to

                                       67

good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain "due-on-sale" and
"due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn Act generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated under the Garn Act.
Accordingly, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, without regard to the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. In addition to the risks faced by the holder of a first lien, holders of mortgage loans secured by junior liens also face the risk that adequate funds will not be received in connection with a foreclosure on the related mortgaged property to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the certificates of the related series bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions or the mortgage loan may be nonrecourse.

     The rights of the trust fund (and therefore the certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the master servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

     The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order

                                       68

as the mortgage or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed to the extent the junior mortgage or deed of trust so provides. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust.
While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a
"future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit"
amount stated in the recorded mortgage.

SUBORDINATE FINANCING

     The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened.
Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Forms of notes and mortgages used by lenders may contain provisions obligating the mortgagor to pay a late charge or additional interest if payments are not timely made, and in some

                                       69

circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a mortgagor as an additional charge if the loan is prepaid. The enforceability under the laws of a number of states and the Bankruptcy Code of provisions providing for prepayment fees of penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V of the Depository Institutions
Deregulation and Monetary Control Act of 1980 authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V of the Depository Institutions Deregulation and Monetary
Control Act of 1980 is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V of the Depository Institutions Deregulation and Monetary
Control Act of 1980. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No mortgage loan originated in any state in which application of Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 has
been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

CERTAIN LAWS AND REGULATIONS

     The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property
(i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

AMERICANS WITH DISABILITIES ACT

     Under the ADA, in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the
ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as

                                       70

owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Relief Act, a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower's active duty status. Unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National
Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor of California, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California
Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the
Relief Act or the California Military and Veterans Code. Application of the
Relief Act or the California Military and Veterans Code would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans.
Any shortfalls in interest collections resulting from the application of the
Relief Act or the California Military and Veterans Code would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with such certificates. In addition, application of the
Relief Act or the California Military and Veterans Code imposes limitations that would impair the ability of the master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

FORFEITURE FOR DRUG AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

FEDERAL DEPOSIT INSURANCE ACT; COMMERCIAL MORTGAGE LOAN SERVICING

     Under the Federal Deposit Insurance Act, federal bank regulatory authorities, including the Office of the Comptroller of the Currency (OCC), have the power to determine if any activity or contractual obligation of a bank constitutes an unsafe or unsound practice or violates a law, rule or

                                       71

regulation applicable to such bank. If Bank of America, N.A. or another bank is a servicer and/or a mortgage loan seller for a series and the OCC, which has primary regulatory authority over Bank of America, N.A. and other banks, were to find that any obligation of Bank of America, N.A. or such other bank under the related pooling and servicing agreement or other agreement or any activity of
Bank of America, N.A. or such other bank constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to it, the OCC could order Bank of America, N.A. or such other bank among other things to rescind such contractual obligation or terminate such activity.

     In March 2003, the OCC issued a temporary cease and desist order against a national bank (as to which no conservator or receiver had been appointed)
asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation in connection with several credit card securitizations sponsored by its affiliates because of the size and subordination of the contractual servicing fee, and ordered the bank, among other things, to immediately resign as servicer, to cease all servicing activity within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate if for its actual costs and expenses of servicing
(notwithstanding the priority of payments in the related securitization agreements).

     While the depositor does not believe that the OCC would consider, with respect to any series, (i) provisions relating to Bank of America, N.A. or another bank acting as a servicer under the related pooling and servicing agreement, (ii) the payment or amount of the servicing compensation payable to
Bank of America, N.A. or another bank or (iii) any other obligation of Bank of
America, N.A. or another bank under the related pooling and servicing agreement or other contractual agreement under which the depositor may purchase mortgage loans from Bank of America, N.A. or another bank, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that the OCC in the future would not conclude otherwise. If the OCC did reach such a conclusion, and ordered Bank of America, N.A. or another bank to rescind or amend any such agreement, payments on certificates could be delayed or reduced.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates of any series thereof, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the depositor with respect to that series on the material matters associated with such consequences, subject to any qualifications set forth in this prospectus. Counsel to the depositor for each series will be Cadwalader,
Wickersham & Taft LLP, and a copy of the legal opinion of such counsel rendered in connection with any series of certificates will be filed by the depositor with the Securities and Exchange Commission on a Current Report on Form 8-K
within 15 days after the Closing Date for such series of certificates. This discussion is directed primarily to certificateholders that hold the certificates as "capital assets" within the meaning of Section 1221 of the Code
(although portions thereof may also apply to certificateholders who do not hold certificates as capital assets) and it does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special treatment under the Code. The authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. In addition to the federal income tax consequences described in this prospectus, potential investors are advised to consider the state and local tax consequences, if any, of the purchase, ownership and disposition of offered certificates. See "State and Other Tax Consequences".
Prospective investors are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of offered certificates.

                                       72

     The following discussion addresses securities of two general types: (1)
REMIC Certificates representing interests in a trust fund, or a portion thereof, that the REMIC administrator will elect to have treated as a REMIC under the
REMIC Provisions of the Code, and (2) Grantor Trust Certificates representing interests in a Grantor Trust Fund as to which no such election will be made. The prospectus supplement for each series of certificates will indicate whether a
REMIC election (or elections) will be made for the related trust fund and, if such an election is to be made, will identify all "regular interests" and
"residual interests" in the REMIC. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a certificate.

     The following discussion is limited in applicability to offered certificates. Moreover, this discussion applies only to the extent that mortgage assets held by a trust fund consist solely of mortgage loans. To the extent that other mortgage assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a trust fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related prospectus supplement. In addition, if cash flow agreements other than guaranteed investment contracts are included in a trust fund, the anticipated material tax consequences associated with such cash flow agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Funds--Cash
Flow Agreements".

     Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and
1275 of the Code and in the OID Regulations, and in part upon the REMIC
Provisions and the REMIC Regulations. The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the certificates.

REMICs

     Classification of REMICs. Upon the issuance of each series of REMIC
Certificates, counsel to the depositor will give its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and
Servicing Agreement and any other governing documents, the related trust fund
(or each applicable portion thereof) will qualify as one or more REMICs and the
REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in a
REMIC within the meaning of the REMIC Provisions. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of REMIC Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the depositor for the applicable series as specified in the related prospectus supplement, subject to any qualifications set forth in this prospectus. In addition, counsel to the depositor have prepared or reviewed the statements in this prospectus under the heading "Certain Federal Income Tax
Consequences -- REMICs," and are of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any trust fund (or applicable portion thereof) as one or more REMICs for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in REMIC Certificates.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the
Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust

                                       73

fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC will include provisions designed to maintain the trust fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust fund as a REMIC will be inadvertently terminated.

     Characterization of Investments in REMIC Certificates. In general, unless otherwise provided in the related prospectus supplement, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the
Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the
REMIC Certificates will not be treated as assets qualifying under Section
7701(a)(19)(C). Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the
REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the
REMIC Regular Certificates and income allocated to the REMIC Residual
Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. In addition, except as otherwise provided in the applicable prospectus supplement, the REMIC Regular Certificates will be "qualified mortgages" for a REMIC within the meaning of Section
860G(a)(3) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC Administrator will report those determinations to
Certificateholders in the manner and at the times required by applicable
Treasury regulations.

     Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. As to each such series of
REMIC Certificates, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, will be considered to evidence ownership of REMIC Regular
Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Certificates will be
"real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and
"loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such certificates is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, REMIC Regular
Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets.
Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the
Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described below, in advance of the receipt of the cash attributable to such income. In addition,
Section 1272(a)(6) of the Code provides special rules applicable to REMIC
Regular Certificates and certain other debt instruments issued with original issue discount. Final regulations have not been issued under that section.

     The Code requires that a reasonable prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular

                                       74

Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Committee Report indicates that the regulations will provide that the prepayment assumption used with respect to a
REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters).
If less than a substantial amount of a particular class of REMIC Regular
Certificates is sold for cash on or prior to the Closing Date, the issue price for such class will be the fair market value of such class on the Closing Date.
Under the OID Regulations, the stated redemption price of a REMIC Regular
Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest". "Qualified stated interest" is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or, as discussed below under "Variable Rate
REMIC Regular Certificates," at a qualified variable rate.

     If the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the
Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular
Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first
Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a
Certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC
Regular Certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying
(i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated
principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated
principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue

                                       75

discount into income currently based on a constant yield method. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" below for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period", that is, unless otherwise stated in the related prospectus supplement, each period that begins on a date that corresponds to a Distribution Date (or in the case of the first such period, begins on the Closing Date) and ends on the day preceding the immediately following Distribution Date, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC
Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of such REMIC
Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, (2) using a discount rate equal to the original yield to maturity of the Certificate and (3) taking into account events
(including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the
Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption.
The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such
Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such
Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price", in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (2) the daily portions of original issue discount for all days during such accrual period prior to such day.

     The IRS proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on REMIC Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the certificateholder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date.
The proposed regulations are limited to REMIC Regular Certificates with delayed payment for

                                       76

periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register.

     Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may
provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (1) the issue price does not exceed the original principal balance by more than a specified amount and (2) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates", (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate", or (d)
a single fixed rate and a single objective rate that is a "qualified inverse floating rate". A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or
(2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of REMIC Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID
Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly
"front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to REMIC Regular Certificates. However, if final regulations dealing with contingent interest with respect to REMIC Regular Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID Regulations.
Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest REMIC Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any REMIC Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a REMIC Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate
(plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, REMIC Regular Certificates that qualify as regular interests under this rule will be treated in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a REMIC Regular
Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that REMIC Regular Certificate generally to be determined by assuming that interest will be payable for the life of the REMIC Regular
Certificate based on the initial rate for the relevant class. Unless otherwise specified in the applicable prospectus supplement, variable interest will be treated as qualified stated interest, other than variable interest on an interest-only class, which will be treated as non-qualified stated interest

                                       77

includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, REMIC Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans having fixed or adjustable rates, will be treated as having qualified stated
interest, except to the extent that initial "teaser" rates cause sufficiently
"back-loaded" interest to create more than de minimis original issue discount.
The yield on those REMIC Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans for the initial interest accrual period will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the REMIC
Regular Certificates.

     Market Discount. A Certificateholder that purchases a REMIC Regular
Certificate at a market discount, that is, in the case of a REMIC Regular
Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular
Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the
Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the
OID Regulations permit a Certificateholder to elect to accrue all interest and discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, including de minimis market discount discussed in the following paragraph. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular
Certificates--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

                                       78

     Section 1276(b)(3) of the Code specifically authorizes the Treasury
Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (1) on the basis of a constant yield method, (2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular
Certificate as of the beginning of the accrual period, or (3) in the case of a
REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular
Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code a holder of a REMIC Regular
Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount.
For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under
Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular
Certificates-- Market Discount" above. Although final Treasury regulations issued under Section 171 of the Code do not by their terms apply to prepayable obligations such as REMIC Regular Certificates, the Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have original issue discount) will also apply in amortizing bond premium.

                                       79

     Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular
Certificates that acquire such certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans.
However, it appears that a noncorporate holder that does not acquire a REMIC
Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its Certificate Balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the Underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a
REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular
Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates.

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See
"--Prohibited Transactions Tax and Other Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates
will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

     A REMIC Residual Certificateholder generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the
REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC"
and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC until the REMIC's termination. Ordinary income derived from REMIC Residual Certificates will be
"portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses".

     A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual
Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual
Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the

                                       80

adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

     Any payments received by a holder of a REMIC Residual Certificate from the seller of such Certificate in connection with the acquisition of such REMIC
Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it is possible that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual
Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period.
Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and
"noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual
Certificateholders may exceed the cash distributions received by such REMIC
Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return. Such disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual
Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans (including interest, market discount and, if applicable, original issue discount and less premium) and other assets of the
REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of
REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, such Class's fair market value). Such aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC
Certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount". The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of such interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     The method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption), but without regard to the de minimis rule applicable to REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method

                                       81

for accruing such discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A mortgage loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis in that mortgage loan, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such mortgage loan.

     A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC
Certificates constituting "regular interests" in the REMIC not offered hereby)
equal to the deductions that would be allowed if the REMIC Regular Certificates
(including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC.
Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount", except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described in that section will not apply.

     If a class of REMIC Regular Certificates is issued with an Issue Premium, the REMIC will have additional income in each taxable year in an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue
Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under
"--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below.
Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of
Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized
Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC
Residual Certificate will be equal to the amount paid for such REMIC Residual
Certificate, increased by amounts included in the income of the REMIC Residual
Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC
Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same

                                       82

limitation, may be used only to offset income from the REMIC Residual
Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which
REMIC Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain
REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC
Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC
Residual Certificates will initially equal the amount paid for such REMIC
Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual
Certificateholders. To the extent such REMIC Residual Certificateholders'
initial bases are less than the distributions to such REMIC Residual
Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual
Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the
REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC
Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual
Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual
Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder see "--Taxation of Owners of REMIC
Residual Certificates--General" above.

     Regulations have been issued addressing the federal income tax treatment of
"inducement fees" received by transferees of non-economic residual interests.
These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the
REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee is required to be taken into account at the time of the sale of disposition.
Prospective purchasers of the REMIC Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

     Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual
Certificate will be subject to federal income tax in all events. In general, the
"excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (1) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (2) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual
Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual
Certificate at the beginning of the calendar quarter and 120% of the "long-term
Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning

                                       83

of any calendar quarter will be equal to the issue price of the REMIC Residual
Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the
REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC Residual Certificateholders, an excess inclusion (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (2) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30%
United States withholding tax imposed on distributions to REMIC Residual
Certificateholders that are foreign investors. See, however, "--Foreign
Investors in REMIC Certificates" below.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC
Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the
Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the
REMIC Regulations currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the REMIC Regulations,
transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC
Residual Certificate. The REMIC Regulations provide that a REMIC Residual
Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual
Certificate, which rate is computed and published monthly by the IRS) on the
REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC
Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The
REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC
Regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (3) the transferee represents to the transferor that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related

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Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require the transferee to provide an affidavit to certify to the matters in the preceding sentence. The transferor must have no actual knowledge or reason to know that those statements are false.

     In addition to the three conditions set forth above, the REMIC Regulations contain a fourth requirement that must be satisfied in one of two alternative ways for the transferor to have a "safe harbor" against ignoring the transfer:

     (1) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

          (i) the present value of any consideration given to the transferee to acquire the interest;

          (ii) the present value of the expected future distributions on the interest; and

          (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this "minimum transfer price"
alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances, the minimum tax rate specified in Section 55 of the Code.
Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee; or

     (2) (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net asset tests
(generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

          (ii) the transferee must agree in writing that it will transfer the
     REMIC Residual Certificate only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer;
     and

          (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the REMIC Residual Certificate will not be paid by the transferee.

     The related prospectus supplement will disclose whether offered REMIC
Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC
Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the depositor will make no representation that a REMIC
Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual
Certificates to foreign persons.

     Mark-to-Market Rules. The IRS has issued regulations, relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The mark-to-market regulations provide that for purposes of this requirement, a REMIC Residual Certificate will not be treated as a security and thus generally may not be marked to market.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and
expenses of a REMIC generally will be allocated to certain types of holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to such types of holders of the related REMIC Regular Certificates. Unless otherwise stated in the related prospectus supplement, such fees and expenses will be allocated to the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

                                       85

     With respect to REMIC Residual Certificates or REMIC Regular Certificates
the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (1) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (2) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over such amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the
REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such
REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should consult with their tax advisors prior to making an investment in such certificates.

     Under tax legislation enacted in 2001, the limitations on deductions under
Section 68 will be phased out beginning in 2006 and will be eliminated after
2009.

     Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling
Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate.
The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular
Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described above under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net
Losses and Distributions". Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC
Certificate is held as a capital asset (generally, property held for investment)
within the meaning of Section 1221 of the Code. The Code as of the date of this prospectus provides for tax rates for individuals on ordinary income that are higher than the tax rates for long-term capital gains of individuals for property held for more than one year. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be a capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on treasury securities having a maturity comparable to that of the certificate based on the application of the Prepayment Assumption to such certificate), determined as of the date of purchase of such REMIC Regular Certificate, over (2) the amount of ordinary income actually includible in the seller's income prior to such sale.
In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income

                                       86

under the rules described above under "--Taxation of Owners of REMIC Regular
Certificates-- Market Discount" and "--Premium".

     REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such Section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury Department regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC
Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC
Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on
REMICs equal to 100% of the net income derived from "prohibited transactions".
In general, subject to certain specified exceptions a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. Each Pooling and Servicing Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.
As provided in each Pooling and Servicing Agreement, a REMIC may recognize "net income from foreclosure property" subject to federal income tax to the extent that the REMIC Administrator determines that such method of operation will result in a greater after-tax return to the trust fund than any other method of operation.

     Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

                                       87

     Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax or contributions tax will be borne by the related REMIC administrator, master servicer, special servicer, manager or trustee, in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the related Pooling and Servicing Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a REMIC administrator, a master servicer, special servicer, manager or trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain
Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount
(determined under the REMIC Regulations) equal to the product of (1) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the
Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (1) residual interests in such entity are not held by disqualified organizations and (2) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each Pooling and Servicing Agreement, and will be discussed in any prospectus supplement relating to the offering of any REMIC Residual
Certificate.

     In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and
(2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (1) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization.

     If an "electing large partnership" holds a REMIC Residual Certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by
Section 860E(c) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

     For these purposes, a "disqualified organization" means (1) the United
States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing
(but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (2) any organization
(other than a cooperative described in Section 521 of the Code) that is exempt from federal income

                                       88

tax, unless it is subject to the tax imposed by Section 511 of the Code or (3)
any organization described in Section 1381(a)(2)(C) of the Code. In addition, a
"pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in
Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity. For these purposes, an "electing large partnership" means a partnership (other than a service partnership or certain commodity pools) having more than 100 members that has elected to apply certain simplified reporting provisions under the Code.

     Termination. A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular
Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC
Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such Certificate, such REMIC Residual Certificateholder should
(but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners.
Unless otherwise stated in the related prospectus supplement, the holder of the largest percentage interest in a class of REMIC Residual Certificates will be the "tax matters person" with respect to the related REMIC, and the REMIC administrator will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as agent of, and attorney-in-fact for, the tax matters person with respect to the REMIC in all respects.

     As the tax matters person, the REMIC administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual
Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a
REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual
Certificateholder's return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury Department regulations, the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury Department regulations. These information reports generally are required to be sent to individual holders of REMIC Regular
Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other nonindividuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. Reporting with respect to REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the
REMIC's assets will be made as required under the Treasury Department regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the

                                       89

accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular
Certificates--Market Discount".

     Unless otherwise specified in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the REMIC administrator.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC
Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 28% (which rate will be increased to 31% after 2010) if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner. Certificateholders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

     Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder
that is not a U.S. Person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the
Certificateholder under penalties of perjury, certifying that such
Certificateholder is not a U.S. Person and providing the name and address of such Certificateholder). It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular
Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United
States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to
United States estate taxes. However, Certificateholders who are nonresident alien individuals should consult their tax advisors concerning this question.

     Treasury regulations provide new methods of satisfying the beneficial ownership certification requirement described above, including a new series of forms. These regulations require, in the case of REMIC Regular Certificates held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule applies in the case of tiered partnerships. Non-U.S.
Persons should consult their own tax advisors concerning the application of the certification requirements in the regulations.

     Unless otherwise stated in the related prospectus supplement, transfers of
REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related Pooling and Servicing Agreement.

GRANTOR TRUST FUNDS

     Classification of Grantor Trust Funds. With respect to each series of
Grantor Trust Certificates, in the opinion of counsel to the depositor for such series, assuming compliance with all provisions of

                                       90

the related Pooling and Servicing Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the
Code and not as a partnership or an association taxable as a corporation. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of Grantor Trust Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the depositor for the applicable series as specified in the related prospectus supplement, subject to any qualifications set forth in this prospectus. In addition, counsel to the depositor has prepared or reviewed the statements in this prospectus under the heading "Certain Federal
Income Tax Consequences--Grantor Trust Funds," and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any
Grantor Trust Fund as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in
Grantor Trust Certificates.

Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. In the case of Grantor
Trust Fractional Interest Certificates, unless otherwise disclosed in the related prospectus supplement, counsel to the depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) "obligation[s]
(including any participation or certificate of beneficial ownership therein)
which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code; and (3) "real estate assets"
within the meaning of Section 856(c)(5)(B) of the Code. In addition, counsel to the depositor will deliver an opinion that interest on Grantor Trust Fractional
Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates
evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code and "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and the interest on which is
"interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor
Trust Strip Certificates, and the income therefrom, will be so characterized.
However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust
Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

     The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . . [are]
principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     General. Holders of a particular series of Grantor Trust Fractional
Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans
(including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor
Trust Fractional Interest Certificate may differ

                                       91

significantly from the amount distributable thereon representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over such amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial.
Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Under tax legislation enacted in
2001, this limitation on deductions under Section 68 will be phased out beginning in 2006 and will be eliminated after 2009. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor
Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust
Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

     The federal income tax treatment of Grantor Trust Fractional Interest
Certificates of any series will depend on whether they are subject to the
"stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional
Interest Certificates may be subject to those rules if (1) a class of Grantor
Trust Strip Certificates is issued as part of the same series of certificates or
(2) the depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. The related prospectus supplement will include information regarding servicing fees paid to a master servicer, a special servicer, any sub-servicer or their respective affiliates.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each
Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional
Interest Certificates --Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its
Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a Grantor Trust Fractional Interest
Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest
Certificate as to any purchaser will be equal to the price paid by such purchaser of the Grantor Trust Fractional Interest Certificate. The stated
redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated
interest", if any, as well as such certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional
Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of
"qualified stated interest". In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such
Grantor Trust Fractional Interest Certificate at the beginning of such month

                                       92

(see "--Sales of Grantor Trust Certificates" below) and the yield of such
Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed as the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the depositor, the master servicer, the special servicer, any sub-servicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

     Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be adopted applying those provisions to the Grantor Trust
Fractional Interest Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional
Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder.
Certificateholders are advised to consult their tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

     In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to such
Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income.
In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment.
Instead, a prepayment should be treated as a partial payment of the stated
redemption price of the Grantor Trust Fractional Interest Certificate and
accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation
of Owners of REMIC Regular Certificates--Original Issue Discount" above. It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and
Certificateholders in transactions subject to the stripped bond rules on a
Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

     In light of the application of Section 1286 of the Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly

                                       93

taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS.
Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

     Under Treasury regulations Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount)
or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact.
If the original issue discount or market discount on a Grantor Trust Fractional
Interest Certificate determined under the stripped bond rules is less than 0.25%
of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "--Taxation of Owners of Grantor
Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and
"--Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor
Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply, even if the stripped bond rules do not apply, to a
Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of such mortgage loans and their issue price. For a definition of "stated redemption price," see "--Taxation of
Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any "points"
paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial
"teaser," or below-market interest rate. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--Taxation of Owners of
REMIC Regular Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which such rules will be applied with respect to those mortgage loans by the trustee or master servicer, as applicable, in preparing information returns to the
Certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID
Regulations suggest that no prepayment assumption is appropriate in

                                       94

computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and
Certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional
Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in such series.

     A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such certificate's allocable portion of the aggregate remaining stated
redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income such certificate's daily portions of any original issue discount with respect to such mortgage loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional
Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the mortgage loans held in the related trust fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such mortgage loan at the beginning of the accrual period that includes such day and (2) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of such mortgage loan, increased by the aggregate amount of original issue discount with respect to such mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     Unless otherwise provided in the related prospectus supplement, the trustee or master servicer, as applicable, will provide to any holder of a Grantor Trust
Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on
Grantor Trust Fractional Interest Certificates. See "--Grantor Trust Reporting"
below.

     Market Discount. If the stripped bond rules do not apply to a Grantor Trust
Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a "market discount", that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price
(as defined above), or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any mortgage loan, to the payment of stated redemption price on such mortgage loan that is received by (or, in the case of accrual basis
Certificateholders, due to) the trust fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder)
rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--Taxation of Owners of REMIC Regular
Interests--Market Discount" above.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment.
Until such time as regulations are issued by the Treasury

                                       95

Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the holder's option: (1) on the basis of a constant yield method, (2)
in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or (3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

     Because the mortgage loans will provide for periodic payments of stated
redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above within the exception that it is less likely that a prepayment assumption will be used for purposes of such rules with respect to the mortgage loans.

     Further, under the rules described above in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount", any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

     Premium. If a Certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

     It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the Certificate and the portion of the adjusted basis of the
Certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust
Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular
Certificates. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above. It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption and the actual rate of prepayments.

                                       96

     Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip
Certificates. Except as described above in "--Taxation of Owners of Grantor
Trust Fractional Interest Certificates--If Stripped Bond Rules Apply", no
regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust
Strip Certificates should consult their tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

     The OID Regulations do not apply to "stripped coupons", although they provide general guidance as to how the original issue discount sections of the
Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Proposed Contingent Payment Rules"
below and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip
Certificates based on a constant yield method. In effect, each holder of Grantor
Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor
Trust Strip Certificate at the beginning of such month and the yield of such
Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "--Taxation of Owners of Grantor Trust Fractional
Interest Certificates--If Stripped Bond Rules Apply" above.

     As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the
Grantor Trust Strip Certificate by that holder.

     The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment
Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial
Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their tax advisors regarding the use of the Prepayment Assumption.

     It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip
Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such
Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust

                                       97

Strip Certificate is treated as an interest in discrete mortgage loans, or if the Prepayment Assumption is not used, then when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip
Certificate that is allocable to such mortgage loan.

     Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Treasury
Department regulations have been promulgated regarding contingent payment debt instruments, but it appears that Grantor Trust Strip Certificates, due to their similarity to other mortgage-backed securities (such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of such Regulations, may also be excepted from such regulations. Like the OID Regulations, the contingent payment regulations do not specifically address securities, such as the Grantor Trust
Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

     If the contingent payment rules similar to those under the OID Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply a "noncontingent bond method." Under the "noncontingent bond method,"
the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the comparable yield (as described below) of the Grantor Trust Strip
Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holders of a Grantor Trust Strip Certificate. The comparable yield referred to above is a rate that, as of the issue date, reflects the yield at which the issuer would issue a fixed rate debt instrument with terms and conditions similar to the contingent payment debt instrument, including general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip
Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the comparable yield.

     Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip
Certificates.

     Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor
Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust
Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions)
except as provided under Section 582(c) of the Code. The adjusted basis of a
Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust
Certificate. The Code as of the date of this prospectus generally provides for tax rates of noncorporate taxpayers on ordinary income that are higher than the rates on long-term capital gains (generally, property held for more than one year). No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market

                                       98

discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code.
Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the trustee or master servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the trustee or master servicer, as applicable, will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the master servicer, the special servicer or any sub-servicer, and such other customary factual information as the depositor or the reporting party deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the trustee's or master servicer's, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their certificates at the representative initial offering price used in preparing such reports.

     Backup Withholding. In general, the rules described above in
"--REMICs--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

     Foreign Investors. In general, the discussion with respect to REMIC Regular
Certificates in "--REMICs--Foreign Investors in REMIC Certificates" above applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a
Certificateholder's trade or business in the United States, such Grantor Trust
Certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

     On June 20, 2002, the IRS published proposed regulations which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held investment trust is defined as an entity classified as a "trust"
under Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker

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holding an interest for a customer in "street name." These regulations were proposed to be effective beginning January 1, 2004, but such date passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

REPORTABLE TRANSACTIONS

     Any holder of an offered certificate that reports any item or itmes of income, gain, expense or loss in respect of that certificate for tax purposes in an amount that differs from the amount reported for book purposes by more than
$10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the offered certificates.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Certain
Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                          CERTAIN ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, and the
Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code ("Plans"), and
on persons who are fiduciaries with respect to such Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section
3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal and state law materially similar to ERISA or the Code. Moreover, any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the
Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the
Code prohibit a broad range of transactions involving assets of a Plan and persons who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code or a penalty imposed pursuant to Section
502(i) of ERISA, unless a statutory or administrative exemption is available.
These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets included in a related trust fund to be deemed assets of such Plan. The Plan Asset Regulations provide that when a Plan acquires an equity interest in an entity, the Plan's assets include both such

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equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans and certain employee benefit plans not subject to ERISA) is not "significant", both as defined in the Plan Asset Regulations. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25%
or more of the value of any class of equity interests in the entity is held by benefit plan investors. Equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any Certificate,
25% or more of any class of certificates is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing
Plan. If the mortgage assets and other assets included in a trust fund constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, any special servicer, any sub-servicer, the trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof may be deemed to be a Plan
"fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the mortgage assets and other assets included in a trust fund constitute Plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

     The Plan Asset Regulations provide that where a Plan acquires a "guaranteed governmental mortgage pool certificate", the Plan's assets include such certificate but do not solely by reason of the Plan's holdings of such certificate include any of the mortgages underlying such certificate. The Plan
Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" Ginnie Mae, Freddie Mac, Farmer Mac and Fannie Mae
Certificates. Accordingly, even if such MBS included in a trust fund were deemed to be assets of Plan investors, the mortgages underlying such MBS would not be treated as assets of such Plans. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not
"guaranteed governmental mortgage pool certificates" within the meaning of the
Plan Asset Regulations; potential Plan investors should consult their counsel and review the ERISA discussion in the related prospectus supplement before purchasing certificates if such MBS are included in the trust fund.

     The DOL has granted to certain underwriters administrative exemptions, each an "Exemption", for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by the underwriters. An Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a
Plan of certain certificates, such as the offered certificates, underwritten by the underwriters, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the
Exemptions include mortgage loans such as the mortgage assets. However, it should be noted that in issuing the Exemptions, the DOL may not have considered interests in pools of the exact nature as some of the offered certificates. If all of the conditions of an Exemption are met, whether or not a Plan's assets would be deemed to include an ownership interest in the mortgage assets, the acquisition, holding and resale of the offered certificates by Plans would be exempt from certain of the prohibited transaction provisions of ERISA and the
Code.

INSURANCE COMPANY GENERAL ACCOUNTS

     Sections I and III of PTCE 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust (such as the Trust) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain classes of certificates which do not meet the requirements of any of the Exemptions solely because they (1) are

                                      101

subordinated to other classes of certificates in the trust and/or (2) have not received a rating at the time of the acquisition in one of the four highest rating categories from a nationally recognized statistical rating agency. All other conditions of one of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing such class of certificates, an insurance company general account seeking to rely on Sections I and III of PTCE
95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to
ERISA, which provides certain exemptive relief from the provisions of Part 4 of
Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account.
Pursuant to Section 401(c) of ERISA, the DOL has issued final regulations providing guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to
Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA.

CONSULTATION WITH COUNSEL

     Any Plan fiduciary which proposes to purchase offered certificates on behalf of or with assets of a Plan should consider its general fiduciary obligations under ERISA and should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of any prohibited transaction exemption in connection with any planned purchase.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of
Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC
Residual Certificate held by a Plan will be considered unrelated business taxable income and thus will be subject to federal income tax. See "Certain
Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual
Certificates--Excess Inclusions".

                                LEGAL INVESTMENT

     If so specified in the related prospectus supplement, certain classes of the offered certificates will constitute "mortgage related securities" for purposes of SMMEA. Generally, the only classes of the offered certificates which will qualify as "mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as
"mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates")
under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

                                      102

     Those Classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or before the
October 3, 1991 cutoff for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September
23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.
Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the
OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in
12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m)
to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part,
"mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors,"
no representation is made as to whether any of the offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union
Administration ("NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities", other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the
NCUA's "investment pilot program" under 12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions"
may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The OTS has issued Thrift Bulletin
13a

                                      103

(December 1, 1998), "Management of Interest Rate Risk, Investment Securities,
and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001),
"Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" of the Federal Financial
Institutions Examination Council, which has been adopted by the Board of
Governors of the Federal Reserve System, the Federal Deposit Insurance
Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain series or classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as
"mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class or series constitute legal investments or are subject to investment, capital, or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates of any series will be applied by the depositor to the purchase of trust assets or will be used by the depositor to cover expenses related thereto. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                             METHOD OF DISTRIBUTION

     The certificates offered hereby and by the related prospectus supplements will be offered in series through one or more of the methods described below.
The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from such sale.

     The depositor intends that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these

                                      104

methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

     1.   By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters, which may include Banc of America
          Securities LLC, an affiliate of the depositor;

     2.   By placements by the depositor with institutional investors through dealers; and

     3.   By direct placements by the depositor with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust fund for such certificates.

     If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), such certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be set forth on the cover of the prospectus supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such prospectus supplement.

     In connection with the sale of offered certificates, underwriters may receive compensation from the depositor or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with such certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of
1933, as amended, or will contribute to payments required to be made in respect to such liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of offered certificates of such series.

     The depositor anticipates that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities
Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

     If and to the extent required by applicable law or regulation, this prospectus will be used by Banc of America Securities LLC in connection with offers and sales related to market-making transactions in offered certificates previously offered hereunder in transactions with respect to which Banc of
America Securities LLC acts as principal. Banc of America Securities LLC may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sale.

                                      105

                                  LEGAL MATTERS

     Certain legal matters relating to the certificates will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP. Certain legal matters relating to the certificates will be passed upon for the underwriter by the counsel described in the related prospectus supplement under "Legal Matters".
Certain federal income tax matters and other matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement. The depositor has determined that its financial statements will not be material to the offering of any offered certificates.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any.
Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates might, in extreme cases fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of such certificates or the suitability of such certificates to the investor.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                              AVAILABLE INFORMATION

     The depositor has filed with the Securities and Exchange Commission a
Registration Statement (of which this prospectus forms a part) under the
Securities Act of 1933, as amended, with respect to the offered certificates.
This prospectus and the prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to in this prospectus or in such prospectus supplement, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration
Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference
Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Midwest
Regional Offices located as follows: Citicorp Center, 500 West Madison Street,
Suite 1400, Chicago, Illinois 60661-2511. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The
SEC also maintains an internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the
SEC. The Internet address is http://www.sec.gov.

     No dealer, salesman, or other person has been authorized to give any information, or to make any representations, other than those contained in this prospectus or any related prospectus supplement, and, if given or made, such information or representations must not be relied upon as

                                      106

having been authorized by the depositor or any other person. Neither the delivery of this prospectus or any related prospectus supplement nor any sale made under this prospectus or any related prospectus supplement shall under any circumstances create an implication that there has been no change in the information in this prospectus since the date of this prospectus or in such prospectus supplement since the date of the prospectus supplement. This prospectus and any related prospectus supplement are not an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.

     The master servicer, the trustee or another specified person will cause to be provided to registered holders of the offered certificates of each series periodic unaudited reports concerning the related trust fund. If beneficial interests in a class or series of offered certificates are being held and transferred in book-entry format through the facilities of The DTC as described in this prospectus, then unless otherwise provided in the related prospectus supplement, such reports will be sent on behalf of the related trust fund to a nominee of DTC as the registered holder of the offered certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the applicable offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. See "Description of the
Certificates--Reports to Certificateholders" and "--Book-Entry Registration and
Definitive Certificates".

     The depositor will file or cause to be filed with the Securities and
Exchange Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission. The depositor intends to make a written request to the staff of the Securities and Exchange Commission that the staff either (1) issue an order pursuant to Section 12(h) of the Securities
Exchange Act of 1934, as amended, exempting the depositor from certain reporting requirements under the Securities Exchange Act of 1934, as amended, with respect to each trust fund or (2) state that the staff will not recommend that the
Commission take enforcement action if the depositor fulfills its reporting obligations as described in its written request. If such request is granted, the depositor will file or cause to be filed with the Securities and Exchange
Commission as to each trust fund the periodic unaudited reports to holders of the offered certificates referenced in the preceding paragraph; however, because of the nature of the trust funds, it is unlikely that any significant additional information will be filed. In addition, because of the limited number of certificateholders expected for each series, the depositor anticipates that a significant portion of such reporting requirements will be permanently suspended following the first fiscal year for the related trust fund.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The depositor hereby incorporates by reference all documents and reports filed or caused to be filed by the depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of
1934, as amended, prior to the termination of an offering of offered certificates evidencing interests in that trust fund. The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent such documents or reports relate to one or more of such classes of such offered certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents).
Such requests to the depositor should be directed in writing to its principal executive offices at 214 North Tryon Street, Charlotte, North Carolina 28255, or
by telephone at (704) 386-8509.

                                      107

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

     "401(c) Regulations" means those regulations issued by the DOL which provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets.

     "Accrued Certificate Interest" means for each Distribution Date an amount equal to interest at the applicable pass-through rate accrued for a specified period (generally the most recently ended calendar month) on the outstanding
Certificate Balance of such class of certificates immediately prior to such
Distribution Date.

     "Accrual Certificates" means one or more classes of certificates that may not be entitled to distributions of interest until the occurrence of certain events, such as the retirement of one or more other classes of certificates.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "Available Distribution Amount" means unless otherwise provided in the related prospectus supplement for any series of certificates and any
Distribution Date the total of all payments or other collections (or advances in lieu of such collections and advances) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of such series on such date.

     "Bankruptcy Code" means the U.S. Bankruptcy Code.

     "CERCLA" means the federal Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended.

     "Certificate Account" means for the trust fund one or more established and maintained on behalf of the certificateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described this prospectus and the related prospectus supplement.

     "Certificate Balance" means the initial stated principal amount of each individual class of certificates for a given series other than real estate mortgage investment conduit residual certificates or certain classes of stripped interest certificates.

     "Certificate Owner" means the actual purchaser of a book-entry certificate.

     "Closing Date" means date of the initial issuance of the certificates of a given series.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commercial Property" means office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land comprising some or all of the mortgaged properties included in the trust fund.

     "Committee Report" means the Conference Committee Report accompanying the
Tax Reform Act of 1986.

     "Companion Class" means one or more classes of certificate where distributions of principal with respect to one or more other classes of certificates may be contingent on the specified principal payment schedule for a
Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.

     "Controlled Amortization Class" means one or more classes of certificates where distributions of principal may be made, subject to available funds, based on a specified principal payment schedule.

                                       108

     "CPR" means the constant prepayment rate model representing an assumed constant rate of prepayment each month (expressed as an annual percentage)
relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

     "Cut-off Date" means the specified date initial aggregate outstanding principal balance of the related mortgage assets as of a specified date.

     "Debt Service Coverage Ratio" means at any given time for a mortgage loan the ratio of--

     o    the Net Operating Income derived from the related mortgaged property for a twelve-month period to

     o    the annualized scheduled payments of principal and/or interest on the mortgage loan and any other loans senior to it that are secured by the related mortgaged property.

     "Determination Date" means the date upon which that all scheduled payments on the mortgage loans in the trust fund are received or advanced by the master servicer, special servicer or other specified person will be distributed to certificateholders of the related series on the next succeeding Distribution
Date.

     "Direct Participant" means the securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations that maintain accounts with DTC.

     "Distribution Date" means the date as described in the prospectus supplement upon which distributions on or with respect to the certificates will be made.

     "DOL" means the United States Department of Labor.

     "DTC" means The Depository Trust Company.

     "Due Date" means a specified date upon which scheduled payments of interest, principal or both are to be made under a mortgage loan and may occur monthly, quarterly, semi-annually or annually.

     "Due Period" means a specified time period (generally corresponding in length to the period between Distribution Dates).

     "Equity Participation" means a provision under a mortgage loan that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of such mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "Excess Funds" means in general that portion of the amounts distributable in respect of the certificates of any series on any Distribution Date that represent--

     o    interest received or advanced on the mortgage assets in the trust fund that is in excess of the interest currently accrued on the certificates of such series; or

     o    Prepayment Premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the trust fund that do not constitute payments of interest or principal.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fannie Mae" means Federal National Mortgage Association.

     "Freddie Mac" means Federal Home Loan Mortgage Corporation.

     "Garn Act" means the Garn-St Germain Depository Institutions Act of 1982.

     "Ginnie Mae" means Governmental National Mortgage Association.

     "Grantor Trust Certificates" means certificates in a trust treated as a grantor trust under applicable provisions of the Code.

                                      109

     "Grantor Trust Fractional Interest Certificate" means a Grantor Trust
Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest at a pass-through rate.

     "Grantor Trust Fund" means that portion of the trust fund as to which no
REMIC election has been made.

     "Grantor Trust Strip Certificate" means a Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees) and interest paid to the holders of Grantor Trust
Fractional Interest Certificates issued with respect to such Grantor Trust Fund.

     "Indirect Participant" means those banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct
Participant, either directly or indirectly.

     "Insurance and Condemnation Proceeds" means proceeds applied to the restoration of a mortgaged property or released to the related borrower in connection with the full or partial condemnation of such mortgaged property.

     "IRS" means the Internal Revenue Service.

     "Issue Premium" means, in the case of a class of REMIC Regular Certificates issued at a price in excess of the stated redemption price of that class, the amount of such excess.

     "Liquidation Proceeds" means all proceeds received under any hazard, title or other insurance policy (other than Insurance and Condemnation Proceeds) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect of such defaulted mortgage loans, by foreclosure or otherwise.

     "Loan-to-Value Ratio" means for a mortgage loan the ratio (expressed as a percentage) of--

     o    the then outstanding principal balance of the mortgage loan and any other loans senior that are secured by the related mortgaged property to

     o    its fair market value as determined by an appraisal of such property conducted by or on behalf of the originator in connection with the origination of the mortgage loan.

     "Lock-out Period" means the period in which prepayments are prohibited under a mortgage loan.

     "MBS" means mortgage participations, pass-through certificates or other mortgage-backed securities that may comprise the assets of the trust fund.

     "MERS" means Mortgage Electronic Registration Systems, Inc.

     "Mortgage Asset Seller" means the entity from whom the depositor purchased a mortgage asset either directly or indirectly, included in the trust fund. The
Mortgage Asset Seller may or may not be the originator of the related mortgage loan or the issuer of the MBS and may be an affiliate of the depositor.

     "Mortgage Rate" means the rate at which a mortgage loan accrues interest which may be fixed over its term or that adjusts from time to time, converted at the borrower's election from an adjustable to a fixed rate, or from a fixed to an adjustable rate.

     "Multifamily Properties" means residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures comprising some or all of the mortgaged properties included in the trust fund.

     "Net Operating Income" means for any given period, the total operating revenues derived from a mortgaged property during such period, minus the total operating expenses incurred in respect of such mortgaged property during such period other than--

     o    noncash items such as depreciation and amortization;

     o    capital expenditures; and

                                      110

     o    debt service on the related mortgage loan or on any other loans that are secured by such mortgaged property.

     "NCUA" means the National Credit Union Administration.

     "Notional Amount" means the amount upon which a Stripped Interest
Certificate is calculated to accrue interest which is either--

     o    based on the principal balances of some or all of the mortgage assets in the related trust fund; or

     o    equal to the Certificate Balances of one or more other classes of certificates of the same series.

     "OCC" means the Office of the Comptroller of the Currency.

     "OID Regulations" means the Treasury Department regulations issued under
Sections 1271-1273 and 1275 of the Code.

     "OTS" means the Office of Thrift Supervision.

     "Parties in Interest" means "parties in interest" as defined in ERISA and
"disqualified person" as defined in Section 4975 of the Code.

     "Percentage Interest" means the undivided percentage interest represented by an offered certificate of a particular class which will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such certificate by the initial Certificate Balance or Notional Amount of such class.

     "Permitted Investments" means government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series into which funds from the Certificate
Account may be invested.

     "Plan" means retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts, individual retirement annuities, Keogh plans and collective investment funds and separate accounts (and as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code.

     "Plan Asset Regulations" means Section 2510.3-101 of the regulations issued by the DOL, concerning what constitutes assets of a Plan.

     "Pooling and Servicing Agreement" means pooling and servicing agreement or other agreement specified in the related prospectus supplement pursuant to which certificates of each series will be issued.

     "Prepayment Assumption" means the prepayment assumption used in reporting original issue discount for each series of REMIC Regular Certificates or, if applicable, Grantor Trust Certificates, as disclosed in the related prospectus supplement.

     "Prepayment Interest Shortfall" means the result when a prepayment on any mortgage loan is distributable to certificateholders on a particular
Distribution Date, but such prepayment is not accompanied by interest thereon to the Due Date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series.

     "Prepayment Premium" means the payment of any premium or yield maintenance charge in connection with certain prepayments under a mortgage loan.

     "PTCE 95-60" means Prohibited Transaction Class Exemption 95-60.

     "Purchase Price" means the price as specified in the prospectus supplement at which a Mortgage Asset Seller will be required to repurchase a mortgage loan under the conditions set forth in the prospectus supplement.

                                      111

     "Record Date" means last business day of the month preceding the month in which the applicable Distribution Date occurs.

     "Relief Act" means the Servicemembers Relief Act.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the REMIC Provisions of the Code.

     "REMIC Certificates" means certificates representing interests in a trust fund, or a portion of the trust fund, that the REMIC administrator will elect to have treated as REMIC.

     "REMIC Provisions" means Sections 860A through 860G of the Code.

     "REMIC Regular Certificates" means certificates evidencing or constituting ownership of "regular interests" in the trust fund or a designated portion of the trust under the REMIC Provisions.

     "REMIC Regulations" means the Treasury Department regulations issued under the REMIC Provisions.

     "REMIC Residual Certificateholder" means the holder of a REMIC Residual
Certificate.

     "REMIC Residual Certificates" means certificates evidencing or constituting ownership of "residual interests" in the trust or a designated portion of the trust under the REMIC Provisions.

     "REO Properties" means mortgaged properties acquired on behalf of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise.

     "RICO" means the Racketeer Influenced and Corrupt Organizations statute.

     "Senior Certificates" means certificates in a given series that are senior to one or more other classes of certificates in entitlement to certain distributions;

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

     "SPA" means the standard prepayment assumption representing an assumed variable rate of prepayment each month (expressed as an annual percentage)
relative to the then outstanding principal balance of a pool of mortgage loans.

     "Stripped Interest Certificate" means those certificates entitled to distributions of interest, with disproportionate, nominal or no distributions of principal.

     "Stripped Principal Certificate" means entitled to distributions of principal, with disproportionate, nominal or no distributions of interest;

     "Subordinate Certificates" means certificates in a given series that are subordinate to one or more other classes of certificates in entitlement to certain distributions;

     "Tiered REMIC" means designated portions of the trust fund treated as two or more REMICs.

     "Treasury Department" means the United States Treasury Department.

     "UCC" means for any jurisdiction the Uniform Commercial Code as in effect in that jurisdiction.

     "U.S. Person" means--

     o    a citizen or resident of the United States;

     o    a corporation or partnership created or organized in, or under the laws of, the United States, any state or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes;

     o    an estate whose income is subject to United States federal income tax purposes regardless of the source of its income; or

     o    a trust as to which--

          1.   a court in the United States is able to exercise primary
               supervision over the administration of the trust, and

                                      112

          2.   one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Department regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

     "Voting Rights" means the voting rights evidenced by each series of certificates.

     "Warranting Party" means a party that makes certain representations and warranties regarding the mortgage loans.

                                      113

                     (This Page Intentionally Left Blank)

                          NOTES CONCERNING INFORMATION
                            PRESENTED IN THE ATTACHED
                                COMPUTER DISKETTE

This diskette contains a spreadsheet file that can be put on a user-specified hard drive or network drive. The file is "BACM 2005_1.xls". The file "BACM
2005_1.xls" is a Microsoft Excel(1) spreadsheet. The file provides, in electronic format, certain loan level information shown in ANNEXES A and B of the Prospectus Supplement.

Open the file as you would normally open any spreadsheet in Microsoft Excel.
After the file is opened, a securities law legend will be displayed. READ THE
LEGEND CAREFULLY. To view data in ANNEXES A and B, "click" on the worksheet labeled "ANNEX A" or "ANNEX B", as applicable.

----------
(1)  Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

YOU SHOULD RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN
THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT
AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

     WE ARE NOT OFFERING THE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT
PERMITTED.

     WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AS OF ANY DATE OTHER THAN THE DATES
STATED ON THEIR RESPECTIVE COVERS.

DEALERS WILL DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROS-PECTUS
WHEN ACTING AS UNDERWRITERS OF THE CERTIFICATES AND WITH RESPECT TO THEIR
UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THE
CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING
PROSPECTUS UNTIL JULY [  ], 2005.

                               -----------------

                                                                           PAGE
                                                                           ----

                              PROSPECTUS SUPPLEMENT

Table of Contents .......................................................   S-3
Important Notice About Information Presented in this Prospectus

ANNEX F-1 ...............................................................  F-1-1
ANNEX F-2 ...............................................................  F-2-1
ANNEX F-3 ...............................................................  F-3-1
ANNEX F-4 ...............................................................  F-4-1

                                  PROSPECTUS

                                 $2,150,836,000

                                  (APPROXIMATE)

                                 BANC OF AMERICA
                            COMMERCIAL MORTGAGE INC.
                                    DEPOSITOR

                  CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4,
                 CLASS A-SB, CLASS A-5, CLASS A-1A, CLASS A-J,
                     CLASS XP, CLASS B, CLASS C AND CLASS D

                                 BANC OF AMERICA
                            COMMERCIAL MORTGAGE INC.
                               COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES,
                                  SERIES 2005-1

                              ---------------------
                              PROSPECTUS SUPPLEMENT
                              ---------------------

                         BANC OF AMERICA SECURITIES LLC
                            BEAR, STEARNS & CO. INC.
                                BARCLAYS CAPITAL
                              GOLDMAN, SACHS & CO.
                              RBS GREENWICH CAPITAL

                                 APRIL [ ], 2005

================================================================================